                                                Filed Pursuant to Rule 424(b)(3)
     Registration No. 333-104005, 333-104001, 333-104003, 333-104002, 333-104004


                         MORGAN STANLEY SPECTRUM SERIES



                                                                                      NET
                                                                   MAXIMUM           ASSET
                                                                  AVAILABLE          VALUE
                                                                    UNITS          PER UNIT
                                                              ------------------   ---------
                                                                                       $
MORGAN STANLEY SPECTRUM SELECT L.P. ........................       8,813,629.314     28.95
MORGAN STANLEY SPECTRUM TECHNICAL L.P. .....................      11,380,540.519     20.76
MORGAN STANLEY SPECTRUM STRATEGIC L.P. .....................      11,756,112.773     13.13
MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P. ...............       9,999,514.608     14.62
MORGAN STANLEY SPECTRUM CURRENCY L.P. ......................      17,715,374.936     14.63


Each partnership trades futures, forwards, and options contracts pursuant to trading programs employed by the trading advisors for that partnership. You may purchase units as of the last day of each month. The price you pay for each unit will equal 100% of the net asset value per unit on the date of purchase. The actual net asset value per unit on the date of your purchase may differ significantly from the net asset value per unit set forth above, which we provided for referral purposes only.

    The net asset value per unit for each partnership as of January 31, 2003 and the maximum available units as of the date of this prospectus are set forth above.

Minimum Initial Purchase......................  $5,000 or $2,000 (for IRAs only)
                                                  in one or more partnerships
Minimum Per Partnership.......................  $1,000
Minimum Purchase for Existing Investors.......  $500

Before you invest you will be required to represent and warrant that you meet applicable state minimum financial suitability standards. You are encouraged to discuss your investment with financial, legal and tax advisors before you invest.

Your subscription funds will be held in escrow at JPMorgan Chase Bank, New York, New York until they are transferred to the partnership whose units you have purchased.

Morgan Stanley DW Inc. is the selling agent for each partnership and is offering units on a 'best efforts' basis without any agreement by Morgan Stanley DW to purchase units.


THESE ARE SPECULATIVE SECURITIES. YOU COULD LOSE ALL OR SUBSTANTIALLY ALL OF YOUR INVESTMENT IN THE PARTNERSHIPS. READ THIS PROSPECTUS CAREFULLY AND CONSIDER THE "RISK FACTORS" SECTION BEGINNING ON PAGE 10. IN PARTICULAR, YOU SHOULD BE AWARE THAT:


  - Each partnership's futures, forwards, and options trading is speculative and trading performance has been, and is expected to be, volatile.
  - Each partnership's trading is highly leveraged, which accentuates the trading profit or trading loss on a trade.
  - Past performance is not necessarily indicative of future results.
  - You may not redeem your units until you have been an investor for at least six months.
  - If you redeem units within 24 months after they are purchased, you will pay a redemption charge, except in defined circumstances.
  - Units will not be listed on an exchange and no other secondary market will exist for the units.
  - The fixed expenses of each partnership will require the partnership to earn annual net trading profits, after taking into account estimated interest income, of the following percentages of average annual net assets:

                                                 Without a           With a 2%
                                             Redemption Charge   Redemption Charge
                                             -----------------   -----------------
                                                     %                   %
Spectrum Select............................         9.25               11.29
Spectrum Technical.........................         8.80               10.84
Spectrum Strategic.........................         9.25               11.29
Spectrum Global Balanced...................         4.60                6.64
Spectrum Currency..........................         5.60                7.64

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN ANY ONE OF THESE POOLS NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

                             [MORGAN STANLEY LOGO]


                  Services Provided by Morgan Stanley DW Inc.
                                 April 28, 2003

                      COMMODITY FUTURES TRADING COMMISSION
                           RISK DISCLOSURE STATEMENT

    YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.


    FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO EACH POOL BEGINNING AT PAGE 19 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 8.



    THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THESE COMMODITY POOLS. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN ANY OF THESE COMMODITY POOLS, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING AT PAGE 10.


    YOU SHOULD ALSO BE AWARE THAT EACH OF THESE COMMODITY POOLS MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR EACH POOL MAY BE EFFECTED.

                              -------------------

                               TABLE OF CONTENTS

                                    PART ONE
                              DISCLOSURE DOCUMENT


                                                     PAGE
                                                   --------
Summary..........................................       1
Risk Factors.....................................      10
  Trading and Performance Risks..................      10
    The partnerships' trading is speculative and
      volatile...................................      10
    The partnerships' trading is highly
      leveraged..................................      10
    Options trading can be more volatile than
      futures trading............................      10
    You should not rely on the past performance
      of a partnership in deciding to purchase
      units......................................      11
    Market illiquidity may cause less favorable
      trade prices...............................      11
    Trading on foreign exchanges presents greater
      risks to each partnership than trading on
      U.S. exchanges.............................      11
    The unregulated nature of the forwards
      markets creates counterparty risks that do
      not exist in futures trading on
      exchanges..................................      11
    The partnerships are subject to speculative
      position limits............................      12
    The partnerships could lose assets and have
      their trading disrupted if a commodity
      broker or others become bankrupt...........      12
  Partnership and Offering Risks.................      12
    Each partnership incurs substantial
      charges....................................      12
    Incentive fees may be paid by a partnership
      even though the partnership sustains
      trading losses.............................      13
    Restricted investment liquidity in the
      units......................................      13
    Each partnership's structure has conflicts of
      interest...................................      13
    An investment in units may not diversify an
      overall portfolio..........................      13
    The partnerships are not registered
      investment companies.......................      14
  Trading Advisor Risks..........................      14
    Reliance on the trading advisor(s) to trade
      successfully...............................      14
    Market factors may adversely influence the
      trading programs...........................      14
    Possible consequences of using multiple
      trading advisors for Spectrum Select,
      Spectrum Technical, Spectrum Strategic, and
      Spectrum Currency..........................      14
    Spectrum Global Balanced is a single-advisor
      fund and lacks the diversity of a multi-
      advisor fund...............................      14
    Increasing the assets managed by a trading
      advisor may adversely affect performance...      14
    Limited partners will not be aware of changes
      to trading programs........................      14
    Limited term of management agreements may
      limit access to a trading advisor..........      14
  Taxation Risks.................................      14



                                                     PAGE
                                                   --------
    Even though the partnerships do not intend to
      make distributions, you will be liable for
      taxes on your share of any trading profits
      and any other income of the partnerships in
      which you have invested....................      14
    The partnerships' tax returns could be
      audited....................................      15
    The profits on each partnership's trading
      activities will cause you to recognize
      short-term capital gain....................      15
Conflicts of Interest............................      15
Fiduciary Responsibility and Liability...........      17
Description of Charges...........................      19
Use of Proceeds..................................      26
The Spectrum Series..............................      28
Selected Financial Data and Selected Quarterly
  Financial Data.................................      38
Management's Discussion and Analysis of Financial
  Condition and Results of Operations............      43
Quantitative and Qualitative Disclosures About
  Market Risk....................................      55
The General Partner..............................      64
The Trading Advisors.............................      70
Exchange Right...................................     117
Redemptions......................................     117
The Commodity Brokers............................     119
Litigation.......................................     120
The Limited Partnership Agreements...............     121
Plan of Distribution.............................     124
Subscription Procedure...........................     126
Purchases by Employee Benefit Plans--ERISA
  Considerations.................................     127
Material Federal Income Tax Considerations.......     128
State and Local Income Tax Aspects...............     133
Legal Matters....................................     134
Experts..........................................     134
Where You Can Find More Information..............     134

                PART TWO
              STATEMENT OF
       ADDITIONAL INFORMATION

The Futures, Options, and Forwards Markets.......     136
Potential Advantages.............................     140
Supplemental Performance Information.............     155
Glossary of Terms................................     185
Financial Statements.............................     F-1
  Exhibit A - Form of Amended and
    Restated Limited Partnership
    Agreements...................................     A-1
    Annex A - Specimen Form of Request for
      Redemption.................................    A-24
  Exhibit B - Specimen Form of
    Subscription and Exchange Agreement
    and Power of Attorney........................     B-1
  Exhibit C - Specimen Form of
    Subscription Agreement
    Update Form..................................     C-1


                                      (i)

                 THE DATE OF THIS PROSPECTUS IS APRIL 28, 2003.


                                    SUMMARY

    Because this is a summary, it does not contain all of the information that may be important to you. You should read this entire prospectus and its exhibits before you decide to invest.

                         MORGAN STANLEY SPECTRUM SERIES

    The Morgan Stanley Spectrum Series currently consists of five continuously offered limited partnerships, each organized in the State of Delaware:

PARTNERSHIPS                                    DATE ORGANIZED
------------                                 --------------------
Spectrum Select                                  March 21, 1991
Spectrum Technical                               April 29, 1994
Spectrum Strategic                               April 29, 1994
Spectrum Global Balanced                         April 29, 1994
Spectrum Currency                              October 20, 1999


    The office of each partnership is located at 825 Third Avenue, 9th Floor, New York, New York 10022, telephone (212) 310-6444.


    Each partnership provides the opportunity to invest in futures, forwards, and options contracts managed by an experienced, professional trading advisor(s). Since each partnership's assets are traded by different trading advisors, each employing a different trading program, you should review the specific information relating to each partnership and its trading advisor(s) to better understand how a partnership may fit into your overall investment plan. If you decide to invest in more than one partnership, you may allocate your investment among any one or more of the partnerships and, after an initial six month holding period, you may shift your investment among one or more of the other Spectrum Series partnerships.


    A futures contract is an agreement to buy or sell a fixed amount of a commodity or other underlying product, instrument or index at a predetermined price at a specified time in the future. In order to secure its obligation to make or take delivery under a futures contract, the trader must deposit funds, referred to as margin, with the commodity broker through which it trades. An option on a futures contract gives the buyer of the option, in exchange for a one-time payment known as premium, the right, but not the obligation, to buy or sell a futures contract at a specified price within a specified period of time. The seller of an option on a futures contract receives the premium payment and has the obligation to buy or sell the futures contract at the specified price within the specified period of time. Futures contracts and options on futures contracts are traded on U.S. and foreign exchanges. A forward contract is an agreement directly between two parties to buy or sell a fixed amount of an underlying product at an agreed price at an agreed date in the future. Forward contracts are not traded on exchanges, but rather are traded in the dealer markets. A partnership may take long positions in futures, forwards, and options contracts in which the partnership is obligated to take delivery of the underlying commodity, product, instrument, or index. A partnership also may take short positions in those contracts in which the partnership has an obligation to deliver the underlying commodity, product, instrument, or index. Futures, forwards, and options contracts are traded in a number of commodities, products, instruments, and indices, including foreign currencies, financial instruments, precious and industrial metals, energy products, agricultural commodities, stock indices, and "soft" commodities like cotton and cocoa. For additional information on the futures, options, and forwards markets, see "Statement of Additional Information" beginning on page 136.


    The investment objective of each partnership is to achieve capital appreciation and, to a lesser extent in the case of Spectrum Global Balanced, to provide investors with the opportunity to diversify a portfolio of traditional investments consisting of stocks and bonds. While the partnerships have the same overall investment objective, and many of their trading advisors trade in the same futures, forwards, and options contracts, each trading advisor and its trading programs trades differently. Each partnership has a different mix of trading advisors and trading programs. You should review and compare the specifics of each partnership, its terms, and its trading advisor(s) before selecting one or more partnerships in which to invest.

MORGAN STANLEY SPECTRUM SELECT L.P.


    This partnership currently allocates its assets among four trading advisors:
EMC Capital Management, Inc., Northfield Trading L.P., Rabar Market Research, Inc., and Sunrise Capital Management, Inc. The trading advisors employ proprietary trading programs that seek to profit through the analysis of technical market information, such as analyzing actual daily, weekly, and monthly price fluctuations, volume variations, and changes in open interest. The trading advisors collectively trade futures, forwards, and options in a portfolio of agricultural commodities, energy products, foreign currencies, interest rates, precious and base metals, soft commodities, and stock indices. The average leverage employed by the partnership from February 2002 through January 2003 was 12.2 times net assets. The actual leverage used in each market may change over time due to liquidity, price action and risk considerations.


MORGAN STANLEY SPECTRUM TECHNICAL L.P.


    This partnership currently allocates its assets among three trading advisors: Campbell & Company, Inc., Chesapeake Capital Corporation, and John W. Henry & Company, Inc. The trading advisors employ proprietary trading programs that seek to identify and follow short- to long-term trends through the analysis of technical market information. The trading advisors collectively trade futures, forwards, and options in a portfolio of agricultural commodities, energy products, foreign currencies, interest rates, precious and base metals, soft commodities, and stock indices. The average leverage employed by the partnership from February 2002 through January 2003 was 10.1 times net assets. The actual leverage used in each market may change over time due to liquidity, price action and risk considerations.


MORGAN STANLEY SPECTRUM STRATEGIC L.P.


    This partnership currently allocates its assets among three trading advisors: Allied Irish Capital Management, Ltd., Blenheim Capital Management, L.L.C., and Eclipse Capital Management, Inc. The trading advisors collectively employ discretionary and systematic trading approaches that seek to profit through the analysis of fundamental and technical market information. The trading advisors collectively trade futures, forwards, and options in a portfolio of agricultural commodities, energy products, foreign currencies, interest rates, precious and base metals, soft commodities, and stock indices. The average leverage employed by the partnership from February 2002 through January 2003 was 6.9 times net assets. The actual leverage used in each market may change over time due to liquidity, price action and risk considerations.


MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.


    This partnership currently allocates its assets to a single trading advisor, SSARIS Advisors, LLC. SSARIS offers a balanced portfolio trading approach using futures, forwards, and options to gain long biased exposure to global stock markets and global bond markets, as well as long and short exposure to a component of managed futures contracts in agricultural commodities, energy products, foreign currencies, precious and base metals, and soft commodities. The average leverage employed by the partnership from February 2002 through January 2003 was 7.1 times net assets. The actual leverage used in each market may change over time due to liquidity, price action and risk considerations.

MORGAN STANLEY SPECTRUM CURRENCY L.P.


    This partnership currently allocates its assets between two trading advisors: John W. Henry & Company, Inc. and Sunrise Capital Partners, LLC. The trading advisors employ proprietary trading programs that seek to identify favorable price relationships between and among various global currency markets through the analysis of technical market information. The trading advisors collectively trade world currencies primarily in the forward dealer markets, but also in the futures and options markets. The average leverage employed by the partnership from February 2002 through January 2003 was 3.8 times net assets. The actual leverage used in each market may change over time due to liquidity, price action and risk considerations.


                               WHO MAY SUBSCRIBE

INVESTMENT CONSIDERATIONS

    You must have a brokerage account with Morgan Stanley DW in order to purchase units in a partnership. You should purchase units in a partnership only if you understand the risks involved in the investment and only if your financial condition permits you to bear those risks, including the risk of losing all or substantially all of your investment in the partnership. You should invest in the units only with the risk capital portion of your investment portfolio.

MINIMUM INVESTMENT

    If you are a new investor in the Spectrum Series of partnerships, you must invest at least $5,000, unless you are investing through an IRA, in which case your minimum investment is $2,000. You may allocate your investment among any one or more of the partnerships in the Spectrum Series, but you must invest at least $1,000 in a partnership. Once you become an investor in any Spectrum Series partnership, you may increase that investment with an additional contribution of at least $500.

    If you are an investor in another limited partnership for which Demeter Management Corporation serves as the general partner and commodity pool operator, you may redeem your interest in that other partnership and use the proceeds to invest in any one or more of the Spectrum Series of partnerships.

    The general partner may, in its sole discretion, reject any subscription in whole or in part.

FINANCIAL SUITABILITY

    Unless otherwise specified in the subscription agreement under "State Suitability Requirements," you must have either: a net worth of at least $75,000, exclusive of home, furnishings, and automobiles; or both a net worth of at least $30,000, exclusive of home, furnishings, and automobiles, and an annual income of at least $30,000. You should be aware, however, that certain states impose more restrictive suitability and/ or higher minimum investment requirements. Before you invest you will be required to represent and warrant that you meet the applicable state minimum financial suitability standard set forth in the subscription agreement, which may also require a greater minimum investment.

LIMITED REVOCATION RIGHT

    After you subscribe for units in any Spectrum Series partnership, you will have limited rights to revoke your subscription. You may only revoke a subscription and receive a full refund of the subscription amount, plus any accrued interest, within five business days after execution of the subscription agreement or no later than 3:00 P.M., New York City time, on the date of the applicable monthly closing, whichever comes first, by delivering written notice to your Morgan Stanley financial advisor.

                             THE OFFERING OF UNITS

THE SPECTRUM SERIES CONTINUOUS OFFERING

    Each partnership is continuously offering units of limited partnership interest for sale at monthly closings held as of the last day of each month. Since you must subscribe for units prior to the month-end closing date, you will not know the actual per unit purchase price until after the monthly closing has occurred. The purchase price of each unit in a partnership will be equal to 100% of the partnership's net asset value per unit as of the month-end closing date. The general partner calculates each partnership's net asset value per unit on a monthly basis by dividing the partnership's month-end net assets by the number of its month-end outstanding units. A partnership's net assets is its assets minus its liabilities.

ESCROW TERMS

    During each partnership's continuous offering, your subscription will be transferred to, and held in escrow by, JPMorgan Chase Bank, New York, New York. Subscription funds held in escrow will be invested in the escrow agent's money market account and will earn interest at the rate then paid by the bank on that money market account. If the general partner accepts your subscription, the escrow agent will pay the subscription amount to the appropriate partnerships and pay any interest earned on those funds to Morgan Stanley DW Inc., the non-clearing commodity broker for each partnership. In turn, Morgan Stanley DW will credit your customer account with the interest. If the general partner rejects a subscription, your account will be credited in an amount equal to the rejected subscription amount, together with any interest earned on those funds while held in escrow.

                  SUMMARY OF RISK FACTORS YOU SHOULD CONSIDER

    - These are speculative securities.

    - You could lose all or substantially all of your investment in the partnerships.

    - Past performance is not necessarily indicative of future results.

    - Each partnership's futures, forwards, and options trading is speculative and trading performance has been, and is expected to be, volatile.

    - Each partnership's trading is highly leveraged, which accentuates the trading profit or loss on a trade.

    - You may not redeem your units until you have been an investor for at least six months.

    - If you redeem units within 24 months after they are purchased, you will pay a redemption charge, except in defined circumstances.

    - Units will not be listed on an exchange and no other secondary market will exist for the units.

    - Each partnership pays substantial charges and fees and must earn substantial trading profits in order to pay these expenses.

    - Profits earned by a partnership will be taxable to an investor even though the general partner does not intend to make any distributions.

                          MAJOR CONFLICTS OF INTEREST


    - Because the general partner, Morgan Stanley DW, Morgan Stanley & Co. and Morgan Stanley International are affiliates, the fees and other compensation received by those parties and the other terms relating to the operation of the partnerships and the sale of units were not negotiated by an independent party.


    - Because your Morgan Stanley financial advisor receives a portion of the brokerage fees paid by the partnerships, your financial advisor has a conflict of interest in advising you in the purchase or redemption of units.

    - The trading advisors, commodity brokers, and general partner may trade futures, forwards, and options for their own accounts and, thus, they may compete with a partnership for positions. Also, the other commodity pools managed by the general partner and the trading advisors compete with the partnerships for positions. These conflicts can result in less favorable prices on the partnerships' transactions.

                              THE GENERAL PARTNER


    The general partner for each partnership is Demeter Management Corporation, a Delaware corporation. The general partner is or has been the general partner of 34 other commodity pools and currently operates 22 other commodity pools. As of January 31, 2003, the general partner managed approximately $1.9 billion of client assets. The general partner's main business office is located at 825 Third Avenue, 9th Floor, New York, New York 10022, telephone (212) 310-6444.


                             THE COMMODITY BROKERS

    The commodity brokers for the partnerships are responsible for holding the partnerships' funds deposited with them as margin for trades. If the commodity broker is also a clearing broker, it will also be responsible for assuring that the partnerships' trades are properly processed and recorded or "cleared" by the clearinghouse affiliated with the exchange on which the trade took place.

    Morgan Stanley DW Inc., an affiliate of the general partner, is the non-clearing commodity broker for each partnership. As non-clearing commodity broker, Morgan Stanley DW Inc. holds each partnership's funds and provides margin funds to the clearing commodity brokers for the partnership's futures, forwards, and options positions.

    Morgan Stanley & Co. Incorporated, an affiliate of the general partner, serves as the clearing commodity broker for each partnership, with the exception of trades on the London Metal Exchange, which are cleared by Morgan Stanley & Co. International Limited, also an affiliate of the general partner. In addition, Morgan Stanley & Co. Incorporated acts as the counterparty on all of the foreign currency forward trades for the partnerships.

                              ORGANIZATIONAL CHART

    Following is an organizational chart that shows the relationships among the various parties involved with each offering. All of the parties are affiliates of Morgan Stanley, except the trading advisors.

                               [GRAPHIC OMMITTED]

---------

* Demeter presently serves as general partner for 22 other commodity pools. Morgan Stanley DW acts as the non-clearing commodity broker for all of the commodity pools. Morgan Stanley & Co. acts as clearing commodity broker for all but one of the other commodity pools, and Morgan Stanley International serves as the clearing commodity broker for trades of such pools that take place on the London Metal Exchange. Morgan Stanley DW also serves as selling agent for all of the commodity pools managed by the general partner. All of the commodity pools, including the partnerships, are managed and traded independently of one another.

                      FEES TO BE PAID BY THE PARTNERSHIPS

    Each partnership currently pays the following fees:

                                                MANAGEMENT FEE                        BROKERAGE FEE
                                                 (ANNUAL RATE)     INCENTIVE FEE(1)   (ANNUAL RATE)
                                                --------------     ----------------   -------------
                                                       %                  %                %
Spectrum Select                                        3                 15               7.25
Spectrum Technical                                 2 or 3(2)         19 or 20(3)          7.25
Spectrum Strategic                                     3                 15               7.25
Spectrum Global Balanced                             1.25                15               4.60
Spectrum Currency                                      2                 20               4.60

---------

(1) Each partnership pays its trading advisor(s) a monthly incentive fee.

(2) JWH receives a monthly management fee at a 2% annual rate. Campbell and Chesapeake each receive a monthly management fee at a 3% annual rate.

(3) Chesapeake receives a monthly incentive fee equal to 19% of any trading profits. Campbell and JWH each receive a monthly incentive fee equal to 20% of any trading profits.

    The management fee payable to each trading advisor and the brokerage fee payable to Morgan Stanley DW are based on a percentage of net assets and will be paid monthly regardless of a partnership's performance. Each partnership pays its trading advisor(s) an incentive fee only if trading profits are earned on the portion of net assets managed by the trading advisor. Trading profits represent the amount by which profits from futures, fowards, and options trading exceed losses after brokerage, management, and incentive fees have been paid. You should understand that, except in the case of Spectrum Global Balanced, which has only one trading advisor, a trading advisor may receive an incentive fee even though the partnership as a whole is not profitable.

    Neither you nor the partnerships will pay any selling commissions or continuing offering expenses in connection with the offering of units by the partnerships. Morgan Stanley DW will pay all costs incurred in connection with the continuing offering of units of each partnership and will pay the ordinary administrative expenses of each partnership. Each partnership will pay any extraordinary expenses it may incur.

                              BREAK EVEN ANALYSIS

    Following is a table that sets forth the fees and expenses that you would incur on an initial investment of $5,000 in each partnership and the amount that your investment must earn, after taking into account estimated interest income, in order to break even after one year and after more than two years. The fees and expenses applicable to each partnership are described above.

                                                                      $5,000 INVESTMENT
                                                   --------------------------------------------------------
                                                                                      SPECTRUM
                                                   SPECTRUM   SPECTRUM    SPECTRUM     GLOBAL     SPECTRUM
                                                    SELECT    TECHNICAL   STRATEGIC   BALANCED    CURRENCY
                                                   --------   ---------   ---------   --------    --------
                                                      $          $           $           $          $
Management Fee...................................   150.00     127.50(1)   150.00       62.50      100.00
Brokerage Fee....................................   362.50     362.50      362.50      230.00      230.00
Less: Interest Income (2)........................   (50.00)    (50.00)     (50.00)     (62.50)     (50.00)
Incentive Fee (3)................................    --         --          --          --          --
Redemption Charge (4)............................   102.04     102.04      102.04      102.04      102.04
Amount of trading profits a partnership must earn
  for you to recoup your initial investment at
  the end of one year after paying a redemption
  charge.........................................   564.54     542.04      564.54      332.04      382.04
Trading profits as percentage of net assets that
  a partnership must earn for you to recoup your
  initial investment at the end of one year after
  paying a redemption charge.....................    11.29%     10.84%      11.29%       6.64%       7.64%
Amount of trading profits a partnership must earn
  each year for you to recoup your initial
  investment after two years with no redemption
  charge.........................................   462.50     440.00      462.50      230.00      280.00
Trading profits as percentage of net assets that
  a partnership must earn each year for you to
  recoup your initial investment after two years
  with no redemption charge......................     9.25%      8.80%       9.25%       4.60%       5.60%

---------


(1) Because the management fee payable to each trading advisor for Spectrum Technical is different, a blended rate of 2.55% was used for this calculation.



(2) The partnerships do not directly invest in interest-bearing instruments. Instead, each partnership is paid interest by Morgan Stanley DW at the blended rate Morgan Stanley DW earns on its U.S. Treasury bill investments with all customer segregated funds, as if 80% (100% in the case of Spectrum Global Balanced) of the partnership's average daily net assets for the month were invested at that rate. The rate used in each calculation was estimated based upon current Treasury bill rates of approximately 1.25% per annum. Investors should be aware that the break even analysis will fluctuate as interest rates fluctuate, with the break even percentage declining as interest rates increase or increasing as interest rates decline.


(3) Incentive fees are paid to a trading advisor only on trading profits earned on the assets of the partnership managed by that trading advisor. Trading profits are determined after deducting all partnership expenses attributable to the partnership assets managed by the trading advisor, other than any extraordinary expenses, and do not include interest income. Therefore, incentive fees will be zero at the partnership's break even point on the assets managed by the trading advisor. Note, however, that because one trading advisor to a partnership could be profitable and earn an incentive fee while the other trading advisors are unprofitable such that the partnership has an overall trading loss, it is possible for a partnership to pay an incentive fee at a time when it has incurred overall losses.

(4) Units redeemed at the end of 12 months from the date of purchase are generally subject to a 2% redemption charge; after 24 months there is no redemption charge.

                       REDEMPTION CHARGES INCURRED BY YOU

    You will pay a redemption charge equal to 2% of the net asset value of the units redeemed if you redeem within the first 12 months after the units were purchased, and 1% if you redeem units within the 13th through the 24th month after the units were purchased. Units are not subject to a redemption charge after you have owned them for more than 24 months.


    You will not incur a redemption charge if you redeem units during the first 24 months after they were issued in the following circumstances:


    - If you redeem units immediately following notice of an increase in brokerage, management, or incentive fees.

    - If you redeem units in connection with an exchange for units in another Spectrum Series partnership.

    - If you acquire units with the proceeds from the redemption of interests in a non-Spectrum Series partnership for which Demeter serves as the general partner, you will not be subject to a redemption charge on those units when they are redeemed.

    - If you previously redeemed units and paid a redemption charge or held those units for at least 24 months, you will not have to pay a redemption charge on subsequently purchased units provided they are purchased within 12 months of the redemption of the old units and the purchase price of the new units does not exceed the net proceeds received from the prior redemption.

                                  REDEMPTIONS

    Once you have been an investor in any Spectrum Series partnership for more than six months, you are permitted to redeem any part of your investment, even if subsequent purchases have been held for less than six months. However, you will pay a redemption charge of 2% of the net asset value redeemed if your redeemed units were purchased within 12 months of the date of redemption, and 1% if purchased within 13 to 24 months of the date of redemption. You will not be subject to a redemption charge after you have owned your units for more than 24 months. Unless you are redeeming your entire interest in a partnership, redemptions may only be made in whole units, with a minimum of 50 units required for each redemption.

                                 EXCHANGE RIGHT

    You may redeem units in any partnership after you have been an investor for six months and use the proceeds to purchase units in one or more of the other partnerships in the Spectrum Series at a price equal to 100% of the net asset value per unit, without incurring any redemption or other charge on the transaction.

                                 DISTRIBUTIONS

    The general partner currently does not intend to make any distribution of partnership profits.

                               TAX CONSIDERATIONS

    Even though the general partner currently does not intend to make distributions, your allocable share of the trading profits and other income of the partnerships in which you invest will be taxable to you.

    The trading activities of each partnership, in general, generate capital gains and losses and ordinary income. 40% of any trading profits on U.S. exchange-traded contracts are taxed as short-term capital gains at your ordinary income tax rate, while 60% of such gains are taxed at your long-term capital gains tax rate. We expect that each partnership's trading gains from other contracts will be primarily short-term capital gains. This tax treatment applies regardless of how long you hold your units.

    You may deduct losses on units against capital gains income. You may deduct losses in excess of capital gains against ordinary income only to the extent of $3,000 per year. Consequently, you could pay tax on a partnership's interest income even though you have lost money on your units.

                                  RISK FACTORS

    This section includes all of the principal risks that you will face with an investment in the partnerships. Each risk factor applies equally to each partnership, except where specifically noted.

TRADING AND PERFORMANCE RISKS


    THE PARTNERSHIPS' TRADING IS SPECULATIVE AND VOLATILE. The rapid fluctuations in the market prices of futures, forwards, and options makes an investment in the partnerships volatile. Volatility is caused by changes in supply and demand relationships; weather; agricultural, trade, fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; and changes in interest rates. If a trading advisor incorrectly predicts the direction of prices, large losses may occur. As can be seen from the information in the performance capsules for the partnerships on pages 32 to 36, each partnership has experienced volatility in its performance on both a monthly and an annual basis.



    THE PARTNERSHIPS' TRADING IS HIGHLY LEVERAGED. The trading advisors for each partnership use substantial leverage when trading, which could result in immediate and substantial losses. For example, if 10% of the face value of a contract is deposited as margin for that contract, a 10% decrease in the value of the contract would cause a total loss of the margin deposit. A decrease of more than 10% in the value of the contract would cause a loss greater than the amount of the margin deposit.



    The leverage employed by the partnerships in their trading can vary substantially from month to month and can be significantly higher or lower than the averages set forth below. As an example of the leverage employed by the partnerships, set forth below is the average of the underlying value of each partnership's month-end positions for the period February 2002 through January 2003 compared to the average month-end net assets of the partnership during such periods. While the leverage employed on a trade will accentuate the trading profit or loss on that trade, one partnership's overall leverage as compared to another partnership's overall leverage does not necessarily mean that it will be more volatile than the other partnership. This can be seen by a review of the monthly rates of return for the partnerships on pages 32 to 36.



Spectrum Select                       12.2 times net assets

Spectrum Technical                    10.1 times net assets

Spectrum Strategic                    6.9 times net assets

Spectrum Global Balanced              7.1 times net assets

Spectrum Currency                     3.8 times net assets



    OPTIONS TRADING CAN BE MORE VOLATILE THAN FUTURES TRADING. Each partnership may trade options on futures. Although successful options trading requires many of the same skills as successful futures trading, the risks are different. Successful options trading requires a trader to accurately assess near-term market volatility because that volatility is immediately reflected in the price of outstanding options. Correct assessment of market volatility can therefore be of much greater significance in trading options than it is in many long-term futures strategies where volatility does not have as great an effect on the price of a futures contract.


    During the period February 2002 through January 2003, only Spectrum Strategic and Spectrum Global Balanced engaged in any significant options trading. Solely for the purpose of quantifying Spectrum Strategic's and Spectrum Global Balanced's options trading as compared to their overall trading, the general partner has calculated a margin level for such partnerships' month-end options positions on a futures equivalent basis. During the period February 2002 through January 2003, Spectrum Strategic's average month-end margin level for its options positions was 11.9% of its total average month-end margin requirements for the period and Spectrum Global Balanced's average month-end margin level for its options positions was 22.1% of its total average month-end margin requirements for the period. You should be aware, however, that in the future the other partnerships may engage in significant options trading and the level of Spectrum Strategic's and Spectrum Global Balanced's options trading could vary significantly.

    YOU SHOULD NOT RELY ON THE PAST PERFORMANCE OF A PARTNERSHIP IN DECIDING TO PURCHASE UNITS. Since the future performance of a partnership is unpredictable, each partnership's past performance is not necessarily indicative of future results.

    MARKET ILLIQUIDITY MAY CAUSE LESS FAVORABLE TRADE PRICES. Although the trading advisors for each partnership generally will purchase and sell actively traded contracts where last trade price information and quoted prices are readily available, the prices at which a sale or purchase occur may differ from the prices expected because there may be a delay between receiving a quote and executing a trade, particularly in circumstances where a market has limited trading volume and prices are often quoted for relatively limited quantities. In addition, most U.S. futures exchanges have established "daily price fluctuation limits" which preclude the execution of trades at prices outside of the limit, and, from time to time, the CFTC or the exchanges may suspend trading in market disruption circumstances. In these cases it is possible that a partnership could be required to maintain a losing position that it otherwise would execute and incur significant losses or be unable to establish a position and miss a profit opportunity.

    TRADING ON FOREIGN EXCHANGES PRESENTS GREATER RISKS TO EACH PARTNERSHIP THAN TRADING ON U.S. EXCHANGES.

    - Each partnership trades on exchanges located outside the U.S. Trading on U.S. exchanges is subject to CFTC regulation and oversight, including for example minimum capital requirements for commodity brokers, regulation of trading practices on the exchanges, prohibitions against trading ahead of customer orders, prohibitions against filling orders off exchanges, prescribed risk disclosure statements, testing and licensing of industry sales personnel and other industry professionals, and record keeping requirements. Trading on foreign exchanges is not regulated by the CFTC or any other U.S. governmental agency or instrumentality and may be subject to regulations that are different from those to which U.S. exchange trading is subject, provide less protection to investors than trading on U.S. exchanges, and may be less vigorously enforced than regulations in the U.S.

    - Positions on foreign exchanges also are subject to the risk of exchange controls, expropriation, excessive taxation or government disruptions.

    - A partnership could incur losses when determining the value of its foreign positions in U.S. dollars because of fluctuations in exchange rates.

    Each partnership must deposit margin with respect to the partnership's futures and options contracts on both U.S. exchanges and on foreign exchanges and must deposit margin with respect to its foreign currency forward contracts to assure the partnership's performance on those contracts. Set forth below for each partnership is the average percentage of month-end margin requirements for the period February 2002 through January 2003 that relate to futures and options contracts on foreign exchanges as compared to the partnership's total average month-end margin requirements. This information will provide you with a sense of the magnitude of each partnership's trading on foreign exchanges, and, therefore, the relevance of the risks described in the prior paragraph to each partnership. You should be aware, however, that the percentage of each partnership's margin requirements that relate to positions on foreign exchanges varies from month to month and can be significantly higher or lower than the percentages set forth below.


                                                        %
                                                    ---------
Spectrum Select                                       32.1

Spectrum Technical                                    32.6

Spectrum Strategic                                    34.6

Spectrum Global Balanced                              47.3

Spectrum Currency                                      0.0



    THE UNREGULATED NATURE OF THE FORWARDS MARKETS CREATES COUNTERPARTY RISKS THAT DO NOT EXIST IN FUTURES TRADING ON EXCHANGES. Unlike futures contracts, forwards contracts are entered into between private parties off an exchange and are not regulated by the CFTC or by any other U.S. government agency. Because forwards contracts are not traded on an exchange, the performance of those contracts is not guaranteed by an exchange or its clearinghouse and the partnership is at risk to the ability of the counterparty to the trade to perform on the forwards contract. Because trading in the forwards markets is not regulated, there are no specific standards or regulatory supervision of trade pricing and other trading activities that occur in those markets. Because the partnerships trade forwards contracts in foreign currency with Morgan Stanley, they are at risk to the creditworthiness and trading practices of Morgan Stanley as the counterparty to the trades.


    As the counterparty to all of the partnerships' foreign currency forwards contracts, Morgan Stanley requires the partnerships to make margin deposits to assure the partnerships' performance on those contracts, just as Morgan Stanley requires the partnerships to deposit margin on their futures contracts. Set forth below for each partnership is the average percentage of month-end total margin requirements for the period February 2002 through January 2003 that relate to forwards contracts. This information will provide you with a sense of the magnitude of each partnership's trading in the forwards contracts markets as compared to its trading of futures and options contracts on regulated exchanges, and, therefore, the relevance of the risks described in the prior paragraphs to each partnership. You should be aware that the percentage of each partnership's margin requirements that relate to forwards contracts varies from month to month and can be significantly higher or lower than the percentages set forth below.

                                                        %
                                                        -
Spectrum Select                                      17.1

Spectrum Technical                                   28.5

Spectrum Strategic                                    1.2

Spectrum Global Balanced                              2.3

Spectrum Currency                                    100.0

    THE PARTNERSHIPS ARE SUBJECT TO SPECULATIVE POSITION LIMITS. The CFTC and U.S. futures exchanges have established speculative position limits on the maximum number of futures and options positions that may be held or controlled by any one person or group. Therefore, a trading advisor may have to reduce the size of its futures position in order to avoid exceeding position limits, which could adversely affect the profitability of a partnership.

    THE PARTNERSHIPS COULD LOSE ASSETS AND HAVE THEIR TRADING DISRUPTED IF A COMMODITY BROKER OR OTHERS BECOME BANKRUPT. The partnerships' assets could be lost or impounded and trading suspended if a commodity broker, an exchange or a clearinghouse becomes insolvent or involved in lengthy bankruptcy proceedings.

PARTNERSHIP AND OFFERING RISKS

    EACH PARTNERSHIP INCURS SUBSTANTIAL CHARGES. Each partnership must pay substantial charges and must earn significant trading profits just to pay those expenses. The general partner estimates the percentage of partnership net assets that must be earned each year in order for each partnership to break even without accounting for a redemption charge to be:

                                        %                                                   %
                                       ----                                                ----
Spectrum Select......................  9.25         Spectrum Global Balanced.............  4.60

Spectrum Technical...................  8.80         Spectrum Currency....................  5.60

Spectrum Strategic...................  9.25


    For actual past performance results relating to each partnership, including when a partnership did not break even, see each partnership's performance capsule on pages 32 to 36.

    INCENTIVE FEES MAY BE PAID BY A PARTNERSHIP EVEN THOUGH THE PARTNERSHIP SUSTAINS TRADING LOSSES. Each partnership pays each of its trading advisors an incentive fee based upon partnership trading profits earned by that trading advisor. These trading profits include unrealized appreciation on open positions. Accordingly, it is possible that a partnership will pay an incentive fee on trading profits that do not become realized. Also, each trading advisor will retain all incentive fees paid to it, even if the assets of a partnership managed by the trading advisor incur a subsequent loss after payment of an incentive fee. Because incentive fees are paid monthly by all of the partnerships it is possible that an incentive fee may be paid by such partnerships to a trading advisor during a year in which the assets allocated to the trading advisor suffer a loss for the year. Because each trading advisor for a partnership receives an incentive fee based on the trading profits earned by it for the partnership, the trading advisor may have an incentive to make investments that are riskier than would be the case in the absence of such an incentive fee.


    For all of the partnerships, except Spectrum Global Balanced, which has only one trading advisor, it is possible that one trading advisor for a partnership may generate trading profits on which it has earned an incentive fee, while the other trading advisors simultaneously incur losses such that the partnership is paying an incentive fee when it has sustained an overall trading loss.



    RESTRICTED INVESTMENT LIQUIDITY IN THE UNITS. There is no secondary market for units and you are not permitted to redeem your units until you have been an investor in the Spectrum Series of partnerships for at least six months. After the initial six-month period, you may redeem your units at any month-end, but you may have to pay a redemption charge if you redeem units during the first 24 months after they were purchased. Your right to receive payment on a redemption is not absolute and is dependent upon the partnership having sufficient assets to pay its liabilities on the redemption date, and the general partner receiving your request for redemption at least five business days before the redemption date.


    The general partner will not permit a transfer or assignment of units unless it is satisfied that the transfer or assignment would not be in violation of Delaware law or applicable federal, state, or foreign securities laws and notwithstanding any transfer or assignment, the partnership will continue to be classified as a partnership rather than as an association taxable as a corporation under the Internal Revenue Code of 1986, as amended. No transfer or assignment of units will be effective or recognized by a partnership if the transfer or assignment would result in the termination of that partnership for federal income tax purposes. Any attempt to transfer or assign units in violation of the limited partnership agreement will be ineffective.

    EACH PARTNERSHIP'S STRUCTURE HAS CONFLICTS OF INTEREST.

    - The general partner and each commodity broker are affiliates. As a result, the fees and other compensation received by these parties and other terms relating to the operation of the partnerships and the sale of the units have not been independently negotiated.

    - Employees of Morgan Stanley DW receive a portion of the brokerage fees paid by the partnerships. Therefore, those employees have a conflict of interest in advising you in the purchase or redemption of units.

    - The trading advisors, commodity brokers, and general partner may trade futures, forwards, and options for their own accounts, and thus they may compete with a partnership for positions. Also, the other commodity pools managed by the general partner and the trading advisors compete with the partnerships for positions. These conflicts can result in less favorable prices on the partnerships' transactions.


    AN INVESTMENT IN UNITS MAY NOT DIVERSIFY AN OVERALL PORTFOLIO. Because futures, forwards, and options have historically performed independently of traditional investments, the general partner believes that managed futures funds like the partnerships can diversify a portfolio of stocks and bonds. However, the general partner cannot assure you that any of the partnerships will perform with a significant degree of non-correlation to your other investments in the future. Spectrum Global Balanced, in particular, is expected to have a greater correlation to the performance of stocks and bonds. Information showing the monthly correlation comparison of each partnership, to the S&P 500 Index and to the Citigroup Corporate Bond Index (formerly, Salomon Corporate Bond Index) is provided on pages 144 to 147.

    THE PARTNERSHIPS ARE NOT REGISTERED INVESTMENT COMPANIES. The partnerships are not required to register as investment companies under the Investment Company Act of 1940, as amended. Accordingly, you will not have the protections afforded by the Investment Company Act of 1940 (which, among other matters, requires investment companies to have a majority of disinterested directors and regulates the relationship between the advisor and the investment company).

TRADING ADVISOR RISKS

    RELIANCE ON THE TRADING ADVISOR(S) TO TRADE SUCCESSFULLY. The trading advisors are responsible for making all trading decisions for the partnerships. The general partner cannot assure you that the trading programs employed by the trading advisors will be successful.

    MARKET FACTORS MAY ADVERSELY INFLUENCE THE TRADING PROGRAMS. Often, the most unprofitable market conditions for the partnerships are those in which prices "whipsaw," moving quickly upward, then reversing, then moving upward again, then reversing again. In these conditions, the trading advisors may establish positions based on incorrectly identifying both the brief upward or downward price movements as trends when in fact no trends sufficient to generate profits develop.

    POSSIBLE CONSEQUENCES OF USING MULTIPLE TRADING ADVISORS FOR SPECTRUM SELECT, SPECTRUM TECHNICAL, SPECTRUM STRATEGIC, AND SPECTRUM CURRENCY. Each of Spectrum Select, Spectrum Technical, Spectrum Strategic, and Spectrum Currency has more than one trading advisor, and each trading advisor will make trading decisions independent of the other trading advisors. As a result, it is possible that the trading advisors for a partnership could hold opposite positions in the same or similar futures, forwards, or options, thereby offsetting any potential for profit from these positions for the partnership. It is also possible that the trading advisors for a partnership may hold similar positions in the same or similar futures, forwards, or options, thereby compounding a potential losing position.

    SPECTRUM GLOBAL BALANCED IS A SINGLE-ADVISOR FUND AND LACKS THE DIVERSITY OF A MULTI-ADVISOR FUND. Spectrum Global Balanced is managed by a single trading advisor. Therefore, the partnership lacks the potential benefit of trading advisor diversification employed by each of the other partnerships.

    INCREASING THE ASSETS MANAGED BY A TRADING ADVISOR MAY ADVERSELY AFFECT PERFORMANCE. The rates of return achieved by trading advisors may diminish as the assets under their management increase. This can occur for many reasons, including the inability of the trading advisor to execute larger position sizes at desired prices and because of the need to adjust the advisor's trading program to avoid exceeding speculative position limits. These are limits established by the CFTC and the exchanges on the number of speculative futures and option contracts in a commodity that one trader may own or control. You should know that the trading advisors have not agreed to limit the amount of additional assets that they will manage.

    LIMITED PARTNERS WILL NOT BE AWARE OF CHANGES TO TRADING PROGRAMS. Because of the proprietary nature of each trading advisor's trading programs, limited partners generally will not be advised if adjustments are made to a trading advisor's trading program in order to accommodate additional assets under management or for any other reason.

    LIMITED TERM OF MANAGEMENT AGREEMENTS MAY LIMIT ACCESS TO A TRADING ADVISOR. When the management agreement with a trading advisor expires, the general partner may not be able to enter into arrangements with that trading advisor or another trading advisor on terms substantially similar to the management agreements described in this prospectus. Currently, most of the management agreements with each partnership have one-year terms, which renew annually unless terminated by the general partner or the trading advisor.

TAXATION RISKS

    EVEN THOUGH THE PARTNERSHIPS DO NOT INTEND TO MAKE DISTRIBUTIONS, YOU WILL BE LIABLE FOR TAXES ON YOUR SHARE OF ANY TRADING PROFITS AND ANY OTHER INCOME OF THE PARTNERSHIPS IN WHICH YOU HAVE INVESTED. For U.S. federal income tax purposes, if a partnership in which you own units has taxable income for a year, that income will be taxable to you in accordance with your allocable share of income from the partnership, whether or not any amounts have been distributed to you. The general partner presently does not intend to make distributions from the partnerships. Accordingly, it is anticipated that you will incur tax liabilities as a result of being allocated taxable income from a partnership even though you will not receive current cash distributions with which to pay the taxes.

    THE PARTNERSHIPS' TAX RETURNS COULD BE AUDITED. The IRS could audit a partnership's tax return. If an audit results in an adjustment to a partnership's tax return, you could be required to file an amended tax return.


    THE PROFITS ON EACH PARTNERSHIP'S TRADING ACTIVITIES WILL CAUSE YOU TO RECOGNIZE SHORT-TERM CAPITAL GAIN. Profits on futures contracts traded on regulated U.S. and some foreign exchanges, foreign currency contracts traded in the interbank market, and U.S. and some foreign exchange-traded options on commodities are generally treated as short-term capital gain to the extent of 40% of the gain and currently taxed at a maximum tax rate of 38.6%.


                             CONFLICTS OF INTEREST

    While the general partner, each commodity broker and their affiliates will seek to avoid conflicts of interest to the extent feasible and to resolve all conflicts that may arise equitably and in a manner consistent with their responsibilities to the partnerships, no specific policies regarding conflicts of interest have been or are intended to be adopted by the general partner or the partnerships. The following are actual and potential conflicts of interest that do and may continue to exist with respect to the partnerships.

THE BROKERAGE ARRANGEMENTS WITH AFFILIATES OF THE GENERAL PARTNER WERE NOT NEGOTIATED AT ARM'S-LENGTH OR REVIEWED BY ANY INDEPENDENT PARTY FOR FAIRNESS.


    The general partner and each commodity broker are wholly-owned subsidiaries of Morgan Stanley. The non-clearing commodity broker for each partnership receives a monthly brokerage fee for effecting transactions for each partnership. The clearing commodity broker receives a portion of the monthly brokerage fee payable to the non-clearing commodity broker for effecting transactions for the partnerships. Morgan Stanley International will serve as the clearing commodity broker for each partnership's trades on the London Metal Exchange; however, Morgan Stanley International's fees will be paid by Morgan Stanley & Co. and not by the partnerships. Because the general partner is an affiliate of each commodity broker, the flat-rate brokerage fees charged to each partnership have not been negotiated at arm's-length. Moreover, the general partner has a conflict of interest in managing the partnerships for your benefit, obtaining favorable brokerage fees for the non-clearing commodity broker, and retaining the non-clearing commodity broker and each clearing commodity broker. In addition, the brokerage fees generated by the partnerships are used by the non-clearing commodity broker as a factor in determining the salaries and bonuses of its employees who are also officers and directors of the general partner. Other customers of the non-clearing commodity broker who maintain commodity trading accounts of over $1,000,000 pay commissions at negotiated rates that may be less than the rate paid by each partnership.


THE GENERAL PARTNER HAS A DISINCENTIVE TO REPLACE THE COMMODITY BROKERS.

    The general partner has a disincentive to replace the commodity brokers because they are affiliates of the general partner and receive compensation for serving as the partnerships' commodity brokers. In connection with this conflict of interest, you should understand that the non-clearing commodity broker receives a monthly flat-rate brokerage fee from each partnership for serving as the partnership's non-clearing commodity broker. From its brokerage fee, the non-clearing commodity broker pays or reimburses each partnership for the transaction fees and costs charged by the partnership's clearing commodity brokers. Also, Morgan Stanley & Co., as the counterparty on each partnership's foreign currency forward trades, will attempt to earn a mark-up, spread, or other profit on each foreign currency forward contract trade which is separate from the flat-rate brokerage fees paid by the partnership to the non-clearing commodity broker.

    While each partnership has the right to seek lower commission rates from other commodity brokers at any time, the general partner believes that the customer agreements and other arrangements between each partnership and the commodity brokers are fair, reasonable, and competitive, and represent the best price and services available, considering the following factors: the non-clearing commodity broker pays the expenses of organizing the partnerships, offering the units, and the partnerships' ordinary administrative expenses. None of these expenses would ordinarily be paid by an independent commodity broker, and these expenses would otherwise have to be borne by the partnerships. Further, the general partner provides ongoing services to the partnerships, including administering the redemption and exchanges of units, and the general partner has financial obligations as the general partner of the partnerships. The general partner is not reimbursed or otherwise compensated by the partnerships for these services or obligations.

    The general partner reviews the brokerage and foreign currency forward counterparty arrangements annually to ensure that they are fair, reasonable, and competitive, and that they represent the best price and services available, taking into consideration the size and trading activity of each partnership and the services provided, and the costs, expenses, and risk borne, by the commodity brokers and the general partner.

THE TERMS OF THIS OFFERING WERE NOT SUBJECT TO INDEPENDENT DUE DILIGENCE.


    The partnerships, the commodity brokers, and the general partner are represented by a single counsel. Therefore, the terms of this offering relating to those parties were not negotiated at arm's-length. In addition, no independent due diligence has been conducted with respect to this offering.


EMPLOYEES OF MORGAN STANLEY DW ARE COMPENSATED BASED UPON YOUR INVESTMENT AND REDEMPTION DECISIONS.

    The non-clearing commodity broker pays a significant portion of the brokerage fees it receives from each partnership to its employees for providing continuing assistance to limited partners. Therefore, because the non-clearing commodity broker's employees are directly compensated based on your decision to purchase and retain units in a partnership, they have a conflict of interest when advising you to purchase or redeem units in a partnership.

THE SELECTION OF A TRADING ADVISOR MAY BENEFIT THE NON-CLEARING COMMODITY
BROKER.

    The general partner is responsible for selecting and replacing, if necessary, each trading advisor. However, since selecting trading advisors who engage in a high volume of trades will increase the non-clearing commodity broker's costs, without necessarily increasing revenue, the general partner has an incentive to select trading advisors who trade less frequently.

AFFILIATES OF THE GENERAL PARTNER, THE TRADING ADVISORS, AND THE COMMODITY BROKERS MAY TRADE FOR THEIR
OWN ACCOUNTS IN COMPETITION WITH THE PARTNERSHIPS.

    The general partner does not trade futures, forwards, or options for its own account, but officers, directors, and employees of the general partner, the commodity brokers, and the trading advisors and their affiliates, principals, officers, directors, and employees, may trade futures, forwards, and options for their own proprietary accounts. Their trading records will not be available to you. As a result, you will not be able to compare the performance of their trading to the performance of the partnerships.

    The clearing commodity brokers are large futures commission merchants, handling substantial customer business in physical commodities and futures, forwards, and options. Thus, the clearing commodity brokers may effect transactions for the account of a partnership in which the other parties to such transactions are employees or affiliates of the general partner, a trading advisor, the clearing commodity brokers, or customers or correspondents of the clearing commodity brokers. These persons might also compete with a partnership in bidding on purchases or sales of futures, forwards, and options without knowing that the partnership is also bidding. It is possible that transactions for these other persons might be effected when similar trades for one or more partnerships are not executed or are executed at less favorable prices.

THE TRADING ADVISORS MANAGE OTHER ACCOUNTS THAT WILL COMPETE WITH THE
  PARTNERSHIPS.


    - Each trading advisor manages other accounts trading futures, forwards, and options, in addition to the partnership's accounts. Each trading advisor must aggregate futures and options positions in other accounts managed by it with futures and options positions in the applicable partnership's account for speculative position limit purposes. This may require a trading advisor to liquidate or modify positions for all of its accounts, which could adversely affect the partnership's performance.


    - Each trading advisor currently manages accounts that pay fees higher than the fees paid by the partnerships. A trading advisor will have a conflict of interest in rendering advice to a partnership because the compensation it receives for managing another account exceeds the compensation it receives for managing the partnership's account.

    - If a trading advisor makes trading decisions for other accounts and a partnership's account at or about the same time, the partnership may be competing with those other accounts for the same or similar positions.

    - The trading advisors' records for these other accounts will not be made available to you. As a result, you will not be able to compare the performance of these accounts to the performance of the partnerships.

THE LACK OF DISTRIBUTIONS INCREASES THE FEES PAID TO AFFILIATES OF THE GENERAL
  PARTNER.

    The general partner is responsible for determining whether and when to distribute trading profits earned by a partnership. Since the general partner currently does not intend to distribute trading profits, the non-clearing commodity broker will receive increased brokerage fees, because these fees are based upon the net asset value of a partnership, and net asset value will increase by retaining a partnership's trading profits.

CUSTOMER AGREEMENTS WITH THE COMMODITY BROKERS PERMIT ACTIONS WHICH COULD RESULT IN LOSSES OR LOST PROFIT OPPORTUNITY.

    Under each customer agreement for a partnership, all funds, futures, forwards, options, and securities positions, and credits carried for the partnership, are held as security for its obligations to the commodity broker; the margins necessary to initiate or maintain open positions will be established by the commodity broker from time to time; and the commodity broker may close out positions, purchase futures, forwards and options, or cancel orders at any time it deems necessary for its protection, without the consent of the partnership. For example, a commodity broker may determine to take any of these actions if prices in the futures markets are moving rapidly against a partnership's positions and the commodity broker is concerned that potential losses could exceed the partnership's assets such that the commodity broker would be left to incur the loss. While not a likely occurrence, it is possible for the trading advisors to believe that market conditions will change and that existing positions or trades they wish to make would be profitable, such that the actions of the commodity broker preclude the partnership from engaging in profitable transactions or avoiding losses.

    Each commodity broker or the general partner, or the investors in each partnership by majority vote, may terminate the brokerage relationship upon prior written notice.

                     FIDUCIARY RESPONSIBILITY AND LIABILITY

    You should be aware that the general partner has a fiduciary duty under the limited partnership agreements and the Delaware Revised Uniform Limited Partnership Act to exercise good faith and fairness in all dealings affecting the partnerships. The limited partnership agreements do not permit the general partner to limit, by any means, the fiduciary duty it owes to investors. In the event that you believe the general partner has violated its responsibilities, you may seek legal relief under the Partnership Act, the Commodity Exchange Act, as amended, applicable federal and state securities laws, and other applicable laws. Each trading advisor also has a fiduciary duty under applicable law to each partnership it advises.


    The limited partnership agreements, the customer agreements, and the selling agreement provide that the general partner, the commodity brokers, Morgan Stanley DW (as selling agent), any other firm selling units, and their affiliates shall not be liable to a partnership or its investors for any act or omission by or on behalf of the partnership which the general partner, the commodity brokers, Morgan Stanley DW (as selling agent), any additional seller, or their affiliates, as applicable, determines in good faith to be in the best interests of the partnership, unless the act or omission constituted misconduct or negligence.

    Under the limited partnership agreements, the customer agreements, and the selling agreement, each partnership has agreed to indemnify and defend the general partner, the commodity brokers, Morgan Stanley DW (as selling agent), any additional seller, and their affiliates, against any loss, liability, damage, cost, or expense (including attorneys' and accountants' fees and expenses) they incur which arise from acts or omissions undertaken by or on behalf of the partnership, including claims by investors. These indemnities apply where the general partner, the commodity brokers, Morgan Stanley DW (as selling agent), any additional seller, or their affiliates, as applicable, has determined, in good faith, that the act or omission was in the best interests of the partnership, and the act or omission was not the result of misconduct or negligence. Payment of any indemnity by a partnership would reduce the net assets of that partnership. The partnerships do not carry liability insurance covering such potential losses or indemnification exposure.

    No indemnification of the general partner, the commodity brokers, Morgan Stanley DW (as selling agent), any additional selling agent, or their affiliates by a partnership is permitted for losses, liabilities, or expenses arising out of alleged violations of federal or state securities laws unless a court has found in favor of the indemnitee on the merits of the claim, or a court has dismissed the claim with prejudice on the merits, or a court has approved a settlement on the claim and found that the indemnification should be made by the partnership. Where court approval for indemnification is sought, the person claiming indemnification must advise the court of the views on indemnification of the SEC and the relevant state securities administrators. It is the opinion of the SEC that indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons of a partnership or the general partner is against public policy and is therefore unenforceable. The CFTC has issued a statement of policy relating to indemnification of officers and directors of a futures commission merchant, such as the commodity brokers, and its controlling persons under which the CFTC has taken the position that whether such an indemnification is consistent with the policies expressed in the Commodity Exchange Act will be determined by the CFTC on a case-by-case basis.

    Each management agreement generally provides that the trading advisor and its affiliates will not be liable to the partnership or the general partner or their partners, officers, shareholders, directors, or controlling persons. The trading advisor is, however, liable for acts or omissions of the trading advisor or its affiliates if the act or omission constitutes a breach of the management agreement or a representation, warranty or covenant in the management agreement, constitutes misconduct or negligence, or is the result of such persons not having acted in good faith and in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the partnership. Each partnership has agreed to indemnify and defend its trading advisor(s) and their affiliates against any loss, claim, damage, liability, cost, and expense resulting from a demand, claim, lawsuit, action, or proceeding (other than those incurred as a result of claims brought by or in the right of the indemnified party), relating to the trading activities of the partnership, if a court finds, or independent counsel renders an opinion, that the action or inaction giving rise to the claim did not constitute negligence, misconduct or a breach of the management agreement or a representation, warranty or covenant of the trading advisor in that agreement, and was done in good faith and in a manner the indemnified party reasonably believed to be in, or not opposed to, the best interests of the partnership.

    Each partnership will also indemnify its trading advisors and their affiliates against any loss, claim, damage, liability, cost, and expense, arising under the federal securities laws, the Commodity Exchange Act, or the securities or Blue Sky law of any jurisdiction, in respect of the offer or sale of units. This indemnification will be made for liabilities resulting from a breach of any representation, warranty or agreement in the management agreement relating to the offering, or an actual or alleged misleading or untrue statement of a material fact, or an actual or alleged omission of a material fact, made in the registration statement, prospectus, or related selling material, so long as the statement or omission does not relate to the trading advisor or its principals, was not made in reliance upon, and in conformity with, information or instructions furnished by the trading advisor, or does not result from a breach by the trading advisor of any representation, warranty or agreement relating to the offering.

    The foregoing involves a rapidly developing and changing area of the law and if you have questions concerning the duties of the partnerships, the general partner, the commodity brokers, the selling agent, any additional seller, or the trading advisors, you should consult with your attorney.

                             DESCRIPTION OF CHARGES

CHARGES TO EACH PARTNERSHIP


    Each partnership is subject to substantial charges, all of which are described below. The charges described below represent all of the fees and compensation payable by the partnerships to the trading advisors and Morgan Stanley DW. The charges actually incurred by each partnership are set forth in their statements of operations which can be found on pages F-8 to F-12 of the prospectus, for periods covered by those statements.


                                SPECTRUM SELECT

                           ENTITY                                                 FORM OF COMPENSATION
------------------------------------------------------------  ------------------------------------------------------------
The trading advisors........................................  Monthly management fee.

                                                              Monthly incentive fee.

The commodity brokers.......................................  Monthly brokerage fee to Morgan Stanley DW.

                                                              Financial benefit to Morgan Stanley DW from interest earned on the partnership's assets in excess of the interest paid to the partnership and from compensating balance treatment in connection with its designation of a bank or banks in
                                                              which the partnership's assets are deposited.

                                                              Morgan Stanley & Co. generally will earn a spread, markup, or other profit on the foreign currency forward contract
                                                              trades it executes with the partnership.

                           ENTITY                                      AMOUNT OF COMPENSATION
------------------------------------------------------------  ----------------------------------------
The trading advisors........................................  1/12 of 3% of the net assets allocated to each trading advisor.
                                                              15% of the trading profits experienced
                                                              with respect to the net assets allocated
                                                              to each trading advisor.
The commodity brokers.......................................  1/12 of 7.25% of the partnership's net assets.
                                                              The compensating balance and excess net
                                                              interest benefit to Morgan Stanley DW is
                                                              estimated at less than 2% of the
                                                              partnership's annual average month-end
                                                              net assets. The aggregate of the
                                                              brokerage fee payable by the partnership
                                                              and net excess interest and compensating
                                                              balance benefits to Morgan Stanley DW
                                                              (after crediting the partnership with
                                                              interest) will not exceed 14% annually
                                                              of the partnership's average month-end
                                                              net assets during a calendar year.
                                                              Bid/ask spreads to Morgan Stanley & Co.
                                                              on foreign currency forward trades.

                               SPECTRUM TECHNICAL

                           ENTITY                                                 FORM OF COMPENSATION
------------------------------------------------------------  ------------------------------------------------------------
The trading advisors........................................  Monthly management fee.

                                                              Monthly incentive fee.

The commodity brokers.......................................  Monthly brokerage fee to Morgan Stanley DW.

                                                              Financial benefit to Morgan Stanley DW from interest earned on the partnership's assets in excess of the interest paid to the partnership and from compensating balance treatment in connection with its designation of a bank or banks in
                                                              which the partnership's assets are deposited.

                                                              Morgan Stanley & Co. generally will earn a spread, markup, or other profit on the foreign currency forward contract
                                                              trades it executes with the partnership.

                           ENTITY                                      AMOUNT OF COMPENSATION
------------------------------------------------------------  ----------------------------------------
The trading advisors........................................  1/12 of 2% of the net assets allocated to JWH, 1/12 of 3% of the net assets
                                                              allocated to each of Campbell and
                                                              Chesapeake.
                                                              19% of the trading profits experienced
                                                              with respect to the net assets allocated
                                                              to Chesapeake and 20% of the trading
                                                              profits experienced with respect to the
                                                              net assets allocated to each of Campbell
                                                              and JWH.
The commodity brokers.......................................  1/12 of 7.25% of the partnership's net assets.
                                                              The compensating balance and excess net
                                                              interest benefit to Morgan Stanley DW is
                                                              estimated at less than 2% of the
                                                              partnership's annual average month-end
                                                              net assets. The aggregate of the
                                                              brokerage fee payable by the partnership
                                                              and net excess interest and compensating
                                                              balance benefits to Morgan Stanley DW
                                                              (after crediting the partnership with
                                                              interest) will not exceed 14% annually
                                                              of the partnership's average month-end
                                                              net assets during a calendar year.
                                                              Bid/ask spreads to Morgan Stanley & Co.
                                                              on foreign currency forward trades.

                               SPECTRUM STRATEGIC

                           ENTITY                                                 FORM OF COMPENSATION
------------------------------------------------------------  ------------------------------------------------------------
The trading advisors........................................  Monthly management fee.

                                                              Monthly incentive fee.

The commodity brokers.......................................  Monthly brokerage fee to Morgan Stanley DW.

                                                              Financial benefit to Morgan Stanley DW from interest earned on the partnership's assets in excess of the interest paid to the partnership and from compensating balance treatment in connection with its designation of a bank or banks in
                                                              which the partnership's assets are deposited.

                                                              Morgan Stanley & Co. generally will earn a spread, markup, or other profit on the foreign currency forward contract
                                                              trades it executes with the partnership.

                           ENTITY                                      AMOUNT OF COMPENSATION
------------------------------------------------------------  ----------------------------------------
The trading advisors........................................  1/12 of 3% of the net assets allocated to each trading advisor.
                                                              15% of the trading profits experienced
                                                              with respect to the net asset allocated
                                                              to each trading advisor.
The commodity brokers.......................................  1/12 of 7.25% of the partnership's net assets.
                                                              The compensating balance and excess net
                                                              interest benefit to Morgan Stanley DW is
                                                              estimated at less than 2% of the
                                                              partnership's annual average month-end
                                                              net assets. The aggregate of the
                                                              brokerage fee payable by the partnership
                                                              and net excess interest and compensating
                                                              balance benefits to Morgan Stanley DW
                                                              (after crediting the partnership with
                                                              interest) will not exceed 14% annually
                                                              of the partnership's average month-end
                                                              net assets during a calendar year.
                                                              Bid/ask spreads to Morgan Stanley & Co.
                                                              on foreign currency forward trades.

                            SPECTRUM GLOBAL BALANCED

                           ENTITY                                                 FORM OF COMPENSATION
------------------------------------------------------------  ------------------------------------------------------------
The trading advisor.........................................  Monthly management fee.

                                                              Monthly incentive fee.

The commodity brokers.......................................  Monthly brokerage fee to Morgan Stanley DW.

                                                              Financial benefit to Morgan Stanley DW from interest earned on the partnership's assets in excess of the interest paid to the partnership and from compensating balance treatment in connection with its designation of a bank or banks in
                                                              which the partnership's assets are deposited.

                                                              Morgan Stanley & Co. generally will earn a spread, markup, or other profit on the foreign currency forward contract
                                                              trades it executes with the partnership.

                           ENTITY                                      AMOUNT OF COMPENSATION
------------------------------------------------------------  ----------------------------------------
The trading advisor.........................................  1/12 of 1.25% of the partnership's net assets.
                                                              15% of the trading profits.
The commodity brokers.......................................  1/12 of 4.60% of the partnership's net assets.
                                                              The compensating balance and excess net
                                                              interest benefit to Morgan Stanley DW is
                                                              estimated at less than 2% of the
                                                              partnership's annual average month-end
                                                              net assets. The aggregate of the
                                                              brokerage fee payable by the partnership
                                                              and net excess interest and compensating
                                                              balance benefits to Morgan Stanley DW
                                                              (after crediting the partnership with
                                                              interest) will not exceed 14% annually
                                                              of the partnership's average month-end
                                                              net assets during a calendar year.
                                                              Bid/ask spreads to Morgan Stanley & Co.
                                                              on foreign currency forward trades.

                               SPECTRUM CURRENCY

                           ENTITY                                                 FORM OF COMPENSATION
------------------------------------------------------------  ------------------------------------------------------------
The trading advisors........................................  Monthly management fee.

                                                              Monthly incentive fee.

The commodity brokers.......................................  Monthly brokerage fee to Morgan Stanley DW.

                                                              Financial benefit to Morgan Stanley DW from interest earned on the partnership's assets in excess of the interest paid to the partnership and from compensating balance treatment in connection with its designation of a bank or banks in
                                                              which the partnership's assets are deposited.

                                                              Morgan Stanley & Co. generally will earn a spread, markup, or other profit on the foreign currency forward contract
                                                              trades it executes with the partnership.

                           ENTITY                                      AMOUNT OF COMPENSATION
------------------------------------------------------------  ----------------------------------------
The trading advisors........................................  1/12 of 2% of the net assets allocated to each trading advisor.
                                                              20% of the trading profits experienced
                                                              with respect to the net assets allocated
                                                              to each trading advisor.
The commodity brokers.......................................  1/12 of 4.60% of the partnership's net assets.
                                                              The compensating balance and excess net
                                                              interest benefit to Morgan Stanley DW is
                                                              estimated at less than 2% of the
                                                              partnership's annual average month-end
                                                              net assets. The aggregate of the
                                                              brokerage fee payable by the partnership
                                                              and net excess interest and compensating
                                                              balance benefits to Morgan Stanley DW
                                                              (after crediting the partnership with
                                                              interest) will not exceed 14% annually
                                                              of the partnership's average month-end
                                                              net assets during a calendar year.
                                                              Bid/ask spreads to Morgan Stanley & Co.
                                                              on foreign currency forward trades.

TRADING ADVISORS

    Each partnership pays each of its trading advisors a monthly management fee, whether or not the assets of the partnership as a whole or the assets allocated to such trading advisor are profitable. In addition, each partnership pays each of its trading advisors an incentive fee if trading profits are earned on the net assets allocated to such trading advisor.

    MONTHLY MANAGEMENT FEE. Each partnership pays each of its trading advisors a monthly management fee based on the net assets under management as of the first day of each month, at the rate set forth in the above chart. The monthly management fee compensates the trading advisor for the services performed in connection with the net assets under management.


    Following is an example of the management fee payable by a partnership. If the net assets of Spectrum Select equaled $300,000,000 as of the first day of each month during the fiscal year, the trading advisors would receive an aggregate monthly management fee for the year of $9,000,000 ( 1/12 of 3% of $300,000,000 per month, or $750,000 times 12). The management fee payable to the trading advisors in the foregoing example would be divided among them based on the portion of the $300,000,000 in net assets allocated to each such trading advisor at the beginning of each month.


    INCENTIVE FEE. Each partnership pays an incentive fee to each of its trading advisors if trading profits are experienced with respect to allocated net assets, at the rate set forth in the above chart. Trading profits means the net futures, forwards, and options profits (realized and unrealized) earned on the trading advisor's allocated net assets, decreased by monthly management fees and brokerage fees that are chargeable to the trading advisor's allocated net assets, with such trading profits and items of decrease determined from the end of the last period in which an incentive fee was earned by the trading advisor. Extraordinary expenses of the partnership, if any, are not deducted in determining trading profits. An extraordinary expense would result from an event that is both unusual in nature and infrequent in occurrence, such as litigation. No incentive fee is paid on interest earned by any partnership.

    If incentive fees are paid to a trading advisor and the partnership fails to earn trading profits for any subsequent period, the trading advisor will retain the incentive fees previously paid. However, no subsequent incentive fees will be paid to the trading advisor until the trading advisor has again earned trading profits. If a trading advisor's allocated net assets are reduced or increased because of redemptions, additions, or reallocations that occur at the end of or subsequent to an incentive period in which the trading advisor experiences a trading loss, the trading loss which must be recovered will be adjusted pro rata.

    Following is an example of the incentive fee payable by a partnership. If a trading advisor for Spectrum Select earns trading profits of $1,000,000 for the period ended January 31, 2003, the trading advisor will receive an incentive fee of $150,000 for that period (15% of $1,000,000). If, however, the trading advisor experiences realized and/or unrealized trading losses, or fees offset trading profits, so as to result in a $250,000 loss for the period ended February 28, 2003, an incentive fee will not be paid to the trading advisor for that period. In order for the trading advisor to earn an incentive fee in the following period ending March 31, 2003, the trading advisor will have to earn trading profits exceeding $250,000 for that period, since the incentive fee is payable based upon trading profits measured from the last period for which an incentive fee was paid (I.E., January 31), and not from the immediately preceding period. The foregoing example assumes no redemptions or reallocations or additional purchases of units during the periods in question, which would require adjustments as described above.

COMMODITY BROKERS

    BROKERAGE FEES. Commodity brokerage fees for futures, forwards, and options trades are typically paid on the completion or liquidation of a trade and are referred to as "roundturn commissions," which cover both the initial purchase (or sale) of a futures interest and the subsequent offsetting sale (or purchase). However, pursuant to the customer agreements with the commodity brokers, the partnerships pay a monthly flat-rate brokerage fee based on their net assets as of the first day of each month, at the rate set forth in the above chart, irrespective of the number of trades executed on a partnership's behalf.


    Following is an example of the brokerage fee payable by a partnership. If the net assets of Spectrum Select equaled $300,000,000 as of the first day of each month during the fiscal year, Morgan Stanley DW would receive an aggregate monthly brokerage fee for the year of $21,750,000 ( 1/12 of 7.25% of $300,000,000 per month, or $1,812,500, times 12).

    From the flat-rate brokerage fees received from the partnerships, Morgan Stanley DW pays or reimburses the partnerships for all fees and costs charged or incurred by the clearing commodity broker(s) for executing trades on behalf of the partnerships, including floor brokerage fees, exchange fees, clearinghouse fees, National Futures Association fees, "give up" fees, any taxes (other than income taxes), any third party clearing costs incurred by the clearing commodity broker(s), and costs associated with taking delivery of futures, forwards, and options contracts.

    Morgan Stanley DW also pays, from the brokerage fees it receives, the ordinary administrative and continuing offering expenses of each partnership. Ordinary administrative expenses include legal, accounting and auditing expenses, printing and mailing expenses, and filing fees incurred in preparing reports, notices and tax information to limited partners and regulatory bodies. The continuing offering expenses of each partnership include legal, accounting and auditing fees, printing costs, filing fees, escrow fees, marketing costs (which include costs relating to sales seminars and the preparation of customer sales kits and brochures), and other related fees and expenses.

    While each partnership pays a flat-rate brokerage fee, rather than "roundturn commissions" on each trade, it is estimated, based upon the trading advisors' historical trading, that such flat-rate brokerage fee would approximate roundturn commissions ranging from approximately:

    $45-55 for Spectrum Select

    $55-65 for Spectrum Technical

    $25-35 for Spectrum Strategic

    $60-70 for Spectrum Global Balanced

    $85-95 for Spectrum Currency

    You should note that the approximate roundturn commissions set forth above include administrative, offering, and other expenses, for which the non-clearing commodity broker is responsible, but are typically paid separately from roundturn commissions. The foregoing estimates are based on past results and may vary in the future.

    FINANCIAL BENEFITS. Each partnership deposits all of its assets with the commodity brokers in connection with the partnership's futures, forwards, and options trading. The non-clearing commodity broker then pays each partnership the rate that the non-clearing commodity broker earns on its U.S. Treasury bill investments with all customer segregated funds, as if 80% (100% in the case of Spectrum Global Balanced) of the partnership's average net assets for the month were invested at that rate.


    The commodity brokers, as they are permitted under CFTC regulations, invest a portion of the partnerships' funds in CFTC specified securities and other instruments and retain any interest earned on those investments. Instead of investing a partnership's funds, the non-clearing commodity broker may in the future choose to deposit the funds in non-interest-bearing bank accounts at various banks, in exchange for which the banks offer the non-clearing commodity broker's affiliates advantageous interest rates on loans up to the amount of the deposits. This is known as compensating balance treatment. The benefit to the non-clearing commodity broker and its affiliates from this compensating balance treatment is the difference between the lending rate they would have received without the deposits and the rate they receive by reason of the deposits. The benefit to the non-clearing commodity broker from this compensating balance arrangement and the investment of the partnerships' funds will vary depending upon market conditions. The approximate benefit to the non-clearing commodity broker currently for each partnership is set forth in the "--Charges To Each Partnership" table beginning on page 19. For more information regarding the non-clearing commodity broker's interest crediting arrangements with the partnerships and the investment of customer funds by the commodity brokers, see "Use of Proceeds--Interest Credits" beginning on page 27.



    Morgan Stanley & Co. is a dealer and market maker in the over-the-counter foreign exchange market. In the ordinary course of its business as a dealer, Morgan Stanley & Co. prices currency transactions, including those that may be executed with each partnership, in the form of a bid-ask spread, which is intended to cover a dealer's market making costs and generate a profit. Morgan Stanley & Co. calculates the bid-ask spread that it earns on foreign currency forward trades executed with each partnership in the same general manner as for other foreign currency forward trades executed in its capacity as a dealer and market maker in the over-the-counter foreign exchange market, subject to prevailing market conditions.

The amount earned by Morgan Stanley & Co. on this bid-ask spread differential is separate from the flat-rate brokerage fees paid by the partnerships to the non-clearing commodity broker. See "Conflicts of Interest" beginning on page 15.


EXTRAORDINARY EXPENSES

    Each partnership is obligated to pay any extraordinary expenses it may incur. Extraordinary expenses will be determined in accordance with accounting principles generally accepted in the United States of America, which generally include events that are both unusual in nature and occur infrequently, such as litigation.

EXPENSE LIMITATIONS

    The general partner may permit an increase, subject to state limits described below, in the management, incentive, and brokerage fees payable by a partnership only on the first business day following a redemption date. Limited partners do not have any right to vote with respect to the approval of any increase in the fees payable by a partnership. However, prior to any such increase, the following conditions must be satisfied:

    - notice of the increase must be mailed to investors at least five business days prior to the last date on which a "request for redemption" must be received by the general partner;

    - the notice must describe investors' redemption and voting rights; and

    - investors must not be subject to any redemption charges if they redeem units at the first redemption date following the notice.

    Each partnership's fees and expenses are subject to limits imposed under guidelines applied by state securities regulators, as set forth in Section 7(e) of the limited partnership agreement, including the limitation that the aggregate of the brokerage fees payable by the partnership to any commodity broker and the net excess interest and compensating balance benefits to any commodity broker, after crediting the partnership with interest, shall not exceed 14% annually of the partnership's average month-end net assets during the calendar year. The general partner will pay any fees and expenses in excess of any such limits.

REDEMPTION CHARGES

    You may redeem all or part of your investment in any partnership at any month-end once you have been an investor in that partnership for at least six months, regardless of when your units were actually purchased.

    Units redeemed on or before the last day of the twelfth month after they were purchased, are subject to a redemption charge equal to 2% of the net asset value of a unit on the redemption date. Units redeemed after the last day of the 12th month and on or before the last day of the 24th month after they were purchased are subject to a redemption charge equal to 1% of the net asset value of the units on the redemption date. If you redeem units after the last day of the 24th month after they were purchased, you will not be subject to a redemption charge. All redemption charges will be paid to the non-clearing commodity broker and will not be shared with the financial advisor or additional selling agent who sold the units.


    The following is an example of a redemption charge that may be payable by you to the non-clearing commodity broker. If you redeem $5,000 worth of units in Spectrum Select after the sixth month and on or before the last day of the 12th month after the units were purchased, you will be subject to the full 2% redemption charge. In that case, an aggregate redemption charge equal to $100 (2% of $5,000) will be deducted from the proceeds of your redemption.

                                USE OF PROCEEDS

    Each partnership engages in the speculative trading of futures, forwards, and options contracts. The proceeds received by each partnership from the sale of its units and the continuing capital contributions made by the general partner to each partnership will be deposited in separate commodity trading accounts established by the commodity brokers for each of the trading advisors. All of the funds in a partnership's trading accounts will be used to engage in trading futures, forwards, and options contracts.

    The partnerships' assets held by the commodity brokers will be segregated or secured in accordance with the Commodity Exchange Act and CFTC regulations. The partnerships' trading on various U.S. futures exchanges is subject to CFTC regulation and the rules of the exchanges. The partnerships' trading on foreign futures exchanges is subject to regulation by foreign regulatory authorities and the rules of the exchanges.

    Each partnership's margin commitments with respect to its U.S. commodity futures and forwards positions have ranged, and are anticipated to range, between 10% and 40% of net assets (except Spectrum Select, which has ranged, and is anticipated to range, between 20% and 40%). However, a partnership's margin levels could deviate substantially from that range in the future.

    The partnerships may trade on one or more of the following foreign futures exchanges and, from time to time, may trade on other foreign exchanges:

    - Deutsche Terminborse/Eurex

    - Hong Kong Futures Exchange Ltd.

    - International Petroleum Exchange of London Ltd.

    - Italian Derivatives Market

    - London International Financial Futures Exchange Ltd.

    - London Commodity Exchange

    - London Metal Exchange

    - London Securities and Derivatives Exchange

    - Marche a Terme International de France

    - MEFF Renta Fija

    - MEFF Renta Variable

    - Montreal Exchange

    - New Zealand Futures and Options Exchange

    - Osaka Securities Exchange

    - Singapore International Monetary Exchange

    - Swiss Options and Financial Futures Exchange AG

    - Sydney Futures Exchange

    - Tokyo Commodity Exchange

    - Tokyo Grain Exchange

    - Tokyo International Financial Futures Exchange

    - Tokyo Stock Exchange

    - Winnipeg Commodity Exchange

    In connection with foreign futures and options contracts, the partnerships' assets may be deposited by the commodity brokers in accounts with non-U.S. banks and foreign brokers that are segregated on the books of those banks or brokers for the benefit of their customers. All non-U.S. banks and foreign brokers will be qualified depositories pursuant to relevant CFTC Advisories. All non-U.S. banks will be subject to the local bank regulatory authorities, and the foreign brokers will be members of the exchanges on which the futures and option trades are to be executed and will be subject to the regulatory authorities in the jurisdictions in which they operate.

    At each monthly closing, the trading advisors for each partnership are currently allocated the net proceeds from additional investments received by that partnership, and redemptions from that partnership are allocated to them, in the following proportions:


                                                                     PERCENTAGE OF NET
                                                                    ASSETS ALLOCATED TO
                                                                       EACH TRADING
                                                                       ADVISOR AS OF
SPECTRUM SELECT                           ADDITIONS   REDEMPTIONS    JANUARY 31, 2003
---------------                           ---------   -----------   -------------------
                                              %            %                 %
  EMC Capital Management, Inc...........       0            0              13.30
  Northfield Trading L.P................  33 1/3       33 1/3              11.86
  Rabar Market Research, Inc............  33 1/3       33 1/3              36.23
  Sunrise Capital Management, Inc.......  33 1/3       33 1/3              38.61

SPECTRUM TECHNICAL
----------------------------------------
  Campbell & Company, Inc...............      25           25              29.58
  Chesapeake Capital Corporation........      50           25              26.38
  John W. Henry & Company, Inc.
    Original Investment Program.........       0            0              17.17
    Financial and Metals Portfolio......      25           50              26.87

SPECTRUM STRATEGIC
----------------------------------------
  Allied Irish Capital Management,
    Ltd.................................      25           25              24.52
  Blenheim Capital Management, L.L.C. ..       0           50              40.08
  Eclipse Capital Management, Inc.......      75           25              35.40

SPECTRUM GLOBAL BALANCED
----------------------------------------
  SSARIS Advisors, LLC..................     100          100                100

SPECTRUM CURRENCY
----------------------------------------
  John W. Henry & Company, Inc..........      50           50              55.10
  Sunrise Capital Partners, LLC.........      50           50              44.90


    In the future, the proceeds from each monthly closing and redemptions may be allocated in different proportions. Further, the general partner may adjust the portion of a partnership's assets traded by a trading advisor through reallocations of assets among the partnership's trading advisors.

    The assets of the partnerships are not commingled with the assets of one another or any other entity. Margin deposits and deposits of assets with a commodity broker do not constitute commingling.

INTEREST CREDITS

    The partnerships' funds held by the commodity brokers will either be held and invested together with other customer segregated or secured funds of the commodity brokers, or will be held in non-interest-bearing bank accounts. In either case, the non-clearing commodity broker will credit each partnership with interest income at each month-end at the rate earned by the non-clearing commodity broker on its U.S. Treasury bill investments with customer segregated funds as if 80% (100% in the case of Spectrum Global Balanced) of each partnership's average daily net assets for the month were invested in U.S. Treasury bills at such rate. For purposes of these interest credits, daily funds do not include monies due a partnership on or with respect to futures, forwards, or options contracts which have not been received. The non-clearing commodity broker retains any interest earned in excess of the interest credited by the non-clearing commodity broker to the partnerships.

    To the extent the partnerships' funds are held by the commodity brokers in customer segregated accounts relating to trading in U.S. exchange-traded futures and options, those funds, along with segregated funds of other customers in the accounts, may be invested by the commodity brokers, under applicable CFTC regulations, in obligations of, or fully guaranteed by, the U.S., general obligations of any state or any political subdivision thereof, general obligations issued by any agency sponsored by the U.S., certificates of deposit issued by a bank as defined in the Exchange Act or a domestic branch of a foreign bank insured by the FDIC, commercial paper, corporate notes, general obligations of a sovereign nation, and interests in money market mutual funds, subject to conditions and restrictions regarding marketability, investment quality, and investment concentration. In addition, such investments may be bought and sold pursuant to designated repurchase and reverse repurchase agreements. To the extent the partnerships' funds are held by the commodity brokers in secured accounts relating to trading in futures or options contracts on non-U.S. exchanges or in forward contracts, such funds may be invested by the commodity brokers, under applicable CFTC regulations, in the instruments described above for customer segregated funds, in equity and debt securities traded on established securities markets in the U.S., and in commercial paper and other debt instruments that are rated in one of the top two rating categories by Moody's Investor Service, Inc. or Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. A significant portion of the partnerships' funds held by the non-clearing commodity broker will be held in secured accounts and will be invested in short-term or medium-term commercial paper rated AAA or the equivalent or in other permitted debt instruments rated AAA or the equivalent.

    To the extent that the partnerships' funds are held in non-interest-bearing bank accounts, the non-clearing commodity broker or its affiliates will benefit from compensating balance treatment in connection with the non-clearing commodity broker's designation of a bank or banks in which the partnership's assets are deposited, meaning that the non-clearing commodity broker or its affiliates will receive favorable loan rates from such bank or banks by reason of such deposits. To the extent that any excess interest and compensating balance benefits to the non-clearing commodity broker or its affiliates exceed the interest the non-clearing commodity broker is obligated to credit to the partnerships, they will not be shared with the partnerships.

                              THE SPECTRUM SERIES

GENERAL

    The Spectrum Series presently consists of five limited partnerships each formed under the laws of Delaware: Spectrum Select, Spectrum Technical, Spectrum Strategic, Spectrum Global Balanced and Spectrum Currency.

                                              DATE PARTNERSHIP    DATE PARTNERSHIP
                                                 WAS FORMED       BEGAN OPERATIONS
                                              ----------------   ------------------
Spectrum Select.............................    March 21, 1991       August 1, 1991

Spectrum Technical..........................    April 29, 1994     November 2, 1994

Spectrum Strategic..........................    April 29, 1994     November 2, 1994

Spectrum Global Balanced....................    April 29, 1994     November 2, 1994

Spectrum Currency...........................  October 20, 1999         July 3, 2000

    Each partnership calculates its net asset value per unit independently of the other partnerships. Each partnership's performance depends solely on the performance of its trading advisor(s).

    Each partnership is continuously offering its units for sale at monthly closings held as of the last day of each month. The purchase price per unit is equal to 100% of the net asset value of a unit as of the date of the monthly closing at which the general partner accepts a subscription.

    Following is a summary of information relating to the sale of units of each partnership through January 31, 2003:

                                                                                                   NUMBER       NET
                                                                      TOTAL          GENERAL         OF        ASSET
                                    UNITS        UNITS AVAILABLE     PROCEEDS        PARTNER       LIMITED     VALUE
                                     SOLD           FOR SALE         RECEIVED     CONTRIBUTIONS   PARTNERS    PER UNIT
                                --------------   ---------------   ------------   -------------   ---------   --------
                                                                        $               $                        $
Spectrum Select*..............  23,978,329.559    2,635,637.541    423,604,257      2,000,000      24,138      28.95
Spectrum Technical............  31,289,123.028    2,710,876.972    440,097,463      2,691,984      29,286      20.76
Spectrum Strategic............  13,323,950.209    5,676,049.791    147,551,246        831,000      10,333      13.13
Spectrum Global Balanced......   6,410,348.728    4,589,651.272     89,490,476        533,234       7,168      14.62
Spectrum Currency.............   8,336,236.677    4,663,763.323     99,150,505      2,331,645       9,148      14.63

---------

* The number of units sold has been adjusted to reflect a 100-for-1 unit conversion that took place on June 1, 1998, when Spectrum Select became part of the Spectrum Series of partnerships.

INVESTMENT OBJECTIVES

    The investment objective of each partnership is to achieve capital appreciation and, to a lesser extent in the case of Spectrum Global Balanced, to provide investors with the opportunity to diversify a portfolio of traditional investments consisting of stocks and bonds. While each partnership has the same overall investment objective and many of the trading advisors for the various partnerships trade in the same futures, forwards, and options contracts, each trading advisor has developed its own trading programs and trades futures, forwards, and options in a different manner. Each partnership has a different mix of trading advisors and trading programs. You should review and compare the specifics of each partnership, its terms, and its trading advisors before selecting one or more partnerships in which to invest.

    MORGAN STANLEY SPECTRUM SELECT L.P.


    Spectrum Select currently utilizes four trading advisors, each of whom employs systematic, technical trading models. EMC uses an aggressive systematic trading approach that blends several independent methodologies designed to identify emerging trends and follow existing trends. This program seeks significant trends in favorable periods, while accepting a corresponding decline in unfavorable market cycles. Northfield uses a purely technical approach, utilizing price action itself as analyzed by charts, numerical indicators, pattern recognition, or other techniques designed to provide information about market direction. Rabar uses a systematic approach with discretion, limiting the equity committed to each trade, market, and sector. Rabar's trading program uses constant research and analysis of market behavior. Sunrise's investment approach attempts to detect a trend, or lack of a trend, with respect to a particular market by analyzing price movement and volatility over time. Sunrise's trading system consists of multiple, independent and parallel systems, each designed to seek out and extract different market inefficiencies over different time horizons. For a more detailed discussion of the Spectrum Select trading advisors and their various programs see "The Trading Advisors--Morgan Stanley Spectrum Select L.P." beginning on page 70.


    MORGAN STANLEY SPECTRUM TECHNICAL L.P.


    Spectrum Technical currently utilizes three trading advisors, each of whom employs technically based trading models to achieve its objective. Campbell uses a highly disciplined, systematic approach designed to detect and react to price movements in the futures and forwards markets. Campbell's core systematic approach has been used for over 20 years. The trading methodology employed by Chesapeake is based on the analysis of interrelated mathematical and statistical formulas, including the technical analysis of historical data, used to determine optimal price support and resistance levels and market entry and exit points in various futures, forwards, and options markets. This trading system was designed in the 1980s and is continually updated based on research. JWH's trading programs use disciplined systematic quantitative methodologies to identify short- to long-term trends in both the financial and non-financial futures markets. These programs are differentiated by a distinctive style, timing and market characteristics. For a more detailed discussion of the Spectrum Technical trading advisors and their various programs see "The Trading Advisors--Morgan Stanley Spectrum Technical L.P." beginning on page 81.


    MORGAN STANLEY SPECTRUM STRATEGIC L.P.


    Spectrum Strategic currently utilizes three trading advisors, each of whom employ discretionary and systematic trading approaches that seek to profit through the analysis of fundamental and technical market information. Allied Irish employs multiple investment professionals using a discretionary approach. Several strategies are applied to investments in a broad range of financial instruments. Blenheim uses a global macro approach to investing, which utilizes fundamental, geopolitical and technical research and analysis in its evaluation of the markets. Investments are made in markets in which Blenheim has a clear understanding of fundamental factors and geopolitical forces that influence price behavior. Eclipse employs a systematic trading approach using multiple trend-following and macroeconomic driven models. A key characteristic of the Eclipse trading program is the extensive diversification achieved by applying multiple trading models to a wide variety of financial markets located throughout the world. For a more detailed discussion of the Spectrum Strategic trading advisors and their various programs see "The Trading Advisors--Morgan Stanley Spectrum Strategic L.P." beginning on page 97.

    MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.


    Spectrum Global Balanced currently utilizes one trading advisor that trades a multi-strategy portfolio of futures, forwards, and options, consisting of world equity, global bonds, currency, and commodity markets. Within the long biased global stock and global bond components of the fund, SSARIS analyzes various fundamental information. Within the long and short global currency and commodity components of the fund, SSARIS employs a technical trend-following trading system. SSARIS uses a computer-based model to reallocate assets among various market sectors within each of the independent strategies. For a more detailed discussion of SSARIS, the sole trading advisor for Spectrum Global Balanced, and its trading program, see "The Trading Advisors--Morgan Stanley Spectrum Global Balanced L.P." beginning on page 105.


    MORGAN STANLEY SPECTRUM CURRENCY L.P.


    Spectrum Currency currently utilizes two trading advisors, each of whom employs proprietary trading models that seek to identify favorable price relationships between and among various global currency markets through the disciplined analysis of technical market information. JWH employs the International Foreign Exchange Program, which seeks to identify and capitalize on intermediate-term price movements in a broad range of both major and minor currencies primarily trading on the interbank market. Positions are taken as outrights against the U.S. dollar or as non-dollar cross rates. Sunrise's Currency Program follows approximately ten different major and minor currency markets, which may include, but are not limited to, the Japanese yen, British pound, Euro, Swiss franc, Canadian dollar, Australian dollar, Swedish krona, New Zealand dollar, Singapore dollar, and South African rand. In order to achieve adequate diversification for the Currency Program, major and minor currencies are traded as crossrates selectively against each other and/or as outrights against the U.S. dollar. For a more detailed discussion of the Spectrum Currency trading advisors and their various programs see "The Trading Advisors--Morgan Stanley Spectrum Currency L.P." beginning on page 107.


TRADING POLICIES

    Material changes to the trading policies described below may be made only with the prior written approval of limited partners owning more than 50% of units of the relevant partnership then outstanding. The general partner will notify the limited partners within seven business days after any material change in the partnership's trading policies so approved by the limited partners.

    The trading advisors will manage the funds allocated to them in accordance with the following trading policies.

TRADING POLICIES FOR ALL PARTNERSHIPS:

          - The partnership will not employ the trading technique commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions in a given futures interest due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related futures interest. Taking into account the partnership's open trade equity (I.E., the profit or loss on an open futures interest position) on existing positions in determining generally whether to acquire additional futures interest positions on behalf of the partnership will not be considered to constitute "pyramiding."

          - The partnership will not under any circumstances lend money to affiliated entities or otherwise. The partnership will not utilize borrowings except if the partnership purchases or takes delivery of commodities. If the partnership borrows money from the general partner or any "affiliate" thereof (as defined in Section 14(c) of the limited partnership agreement), the lending entity in such case (the "lender") may not receive interest in excess of its interest costs, nor may the lender receive interest in excess of the amounts which would be charged the partnership (without reference to the general partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the lender or any affiliate thereof receive any points or other financing charges or fees regardless of the amount. Use of lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.

          - The partnership will not permit "churning" of the partnership's assets. Churning is the unnecessary execution of trades so as to generate increased brokerage commissions.

          - The partnership will trade currencies and other commodities in the interbank and forward contract markets only with banks, brokers, dealers, and other financial institutions which the general partner, in conjunction with the non-clearing commodity broker, has determined to be creditworthy. In determining the creditworthiness of a counterparty to a forward contract, the general partner and the non-clearing commodity broker will consult with the Corporate Credit Department of the non-clearing commodity broker.

TRADING POLICIES FOR SPECTRUM SELECT, SPECTRUM TECHNICAL, AND SPECTRUM
STRATEGIC:

          - The trading advisors will trade only in those futures interests that have been approved by the general partner. The partnership normally will not establish new positions in a futures interest for any one contract month or option if such additional positions would result in a net long or short position for that futures interest requiring as margin or premium more than 15% of the partnership's net assets. In addition, the partnership will, except under extraordinary circumstances, maintain positions in futures interests in at least two market segments (I.E., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indexes)) at any one time.

          - The partnership will not acquire additional positions in any futures interest if such additional positions would result in the aggregate net long or short positions for all futures interests requiring as margin or premium for all outstanding positions more than 66 2/3% of the partnership's net assets. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits, or both, the partnership may be required to commit as margin amounts in excess of the foregoing limit. In such event, the trading advisors will reduce their open positions to comply with the foregoing limit before initiating new positions.

          - The trading advisors will not generally take a position after the first notice day in any futures interest during the delivery month of that futures interest, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market.

TRADING POLICY FOR SPECTRUM SELECT ONLY:

          - The partnership will not purchase, sell, or trade securities (except securities approved by the CFTC for investment of customer funds).

TRADING POLICIES FOR SPECTRUM GLOBAL BALANCED ONLY:

          - The trading advisor will trade only in those futures interests that have been approved by the general partner. In addition, the partnership will, except under extraordinary circumstances, maintain positions in futures interests in at least two market segments (I.E., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indexes)) at any one time.

          - The trading advisor will not generally take a position after the first notice day in any futures interest during the delivery month of that futures interest, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market. The partnership may, with the general partner's prior approval, purchase "cash" stocks and bonds, or options on stock or bond indices, on a temporary basis under unusual circumstances in which it is not practicable or economically feasible to establish the partnership's stock index or bond portfolios in the futures markets, and may acquire "cash" instruments in its short-term interest rate futures component.

PERFORMANCE RECORDS


    A summary of performance information for each partnership from its commencement of operations through January 31, 2003 is set forth in Capsules I through V below. All performance information has been calculated on an accrual basis in accordance with accounting principles generally accepted in the United States of America and is "net" of all fees and charges. You should read the footnotes on page 36, which are an integral part of the following capsules.



    Since Spectrum Currency has a limited trading history, Capsules V-A and V-B below are presented to show the actual and pro forma annual and year-to-date performance information for Dean Witter Cornerstone Fund IV, which is another currency-only fund operated by the general partner and traded by JWH and Sunrise, the same trading advisors that trade for Spectrum Currency. JWH and Sunrise trade for Spectrum Currency using the same trading strategies that they employ for Dean Witter Cornerstone Fund IV.


    You are cautioned that the information set forth in each capsule is not indicative of, and has no bearing on, any trading results that may be attained by any partnership in the future. Past results are not a guarantee of future results. We cannot assure you that a partnership will be profitable or will avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a partnership's total income and may generate profits where there have been realized or unrealized losses from futures, forwards, and options trading.

                                                                       CAPSULE I

                         PERFORMANCE OF SPECTRUM SELECT

Type of pool:  publicly-offered fund

Inception of trading:  August 1991

Aggregate subscriptions:  $425,604,257

Current capitalization:  $316,982,266

Current net asset value per unit:  $28.95

Worst monthly % drawdown past five years:  (13.12)% (November 2001)

Worst monthly % drawdown since inception:  (13.72)% (January 1992)

Worst month-end peak-to-valley drawdown past five years: (23.63)% (22 months, October 1998-July 2000)

Worst month-end peak-to-valley drawdown since inception: (26.78)% (15 months, June 1995-August 1996)

Cumulative return since inception: 189.50%

                                                                    MONTHLY PERFORMANCE
                                  ----------------------------------------------------------------------------------------
    MONTH                         2003     2002      2001     2000      1999       1998       1997       1996       1995
    -----                         ----     ----      ----     ----      ----       ----       ----       ----       ----
                                    %       %         %         %        %          %          %          %          %
    January.....................   4.70    (1.25)     1.36     2.86    (2.90)      0.87       3.93       (0.38)     (8.13)
    February....................           (6.89)     1.93    (2.17)    5.45       2.16       4.75      (12.11)      9.61
    March.......................            3.77      7.27    (2.08)   (2.50)      0.23       0.31       (0.22)     20.58
    April.......................           (3.11)    (6.93)   (3.78)    3.70      (6.72)     (5.46)       4.07       9.06
    May.........................            3.48     (0.53)    1.58    (4.38)      1.78      (1.18)      (3.65)     11.08
    June........................           12.00     (1.78)   (4.44)    0.34       0.93       0.16        1.37      (1.70)
    July........................            4.67     (0.13)   (2.42)   (4.40)     (0.97)      9.74       (1.44)    (10.61)
    August......................            3.42      2.53     4.71    (0.44)     19.19      (6.22)      (0.46)     (4.81)
    September...................            5.18      6.70    (1.84)    1.69       6.24       0.93        3.34      (7.76)
    October.....................           (6.12)     6.01     0.44    (8.39)     (5.14)     (3.77)      13.30      (3.35)
    November....................           (4.56)   (13.12)    6.47     3.29      (4.16)      0.62        6.76       1.37
    December....................            5.57      0.25     8.52     1.62       1.19       3.35       (3.36)     11.19
    Compound Annual/
      Period Rate of Return.....   4.70    15.40      1.65     7.14    (7.56)     14.17       6.22        5.27      23.62
                                  (1 month)

                                           MONTHLY PERFORMANCE
                                  --------------------------------------
    MONTH                           1994       1993       1992     1991
    -----                           ----       ----       ----     ----
                                     %          %          %         %
    January.....................   (11.67)     0.31      (13.72)
    February....................    (6.79)    14.85       (6.09)
    March.......................    12.57     (0.60)      (3.91)
    April.......................    (0.95)    10.35       (1.86)
    May.........................     6.84      1.95       (1.42)
    June........................    10.30      0.21        7.19
    July........................    (4.91)    13.90       10.72
    August......................    (6.95)    (0.95)       6.69    (6.20)
    September...................     1.25     (4.13)      (5.24)    6.32
    October.....................    (4.78)    (4.97)      (3.17)   (2.28)
    November....................     5.68     (1.30)       1.39    (2.93)
    December....................    (2.72)     8.13       (3.58)   38.67
    Compound Annual/
      Period Rate of Return.....    (5.12)    41.62      (14.45)   31.19
                                                                   (5 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                      CAPSULE II

                       PERFORMANCE OF SPECTRUM TECHNICAL

Type of pool: publicly-offered fund
Inception of trading: November 1994
Aggregate subscriptions: $442,789,447
Current capitalization: $385,261,355
Current net asset value per unit: $20.76
Worst monthly % drawdown past five years: (15.59)% (November 2001)
Worst monthly % drawdown since inception: (15.59)% (November 2001)
Worst month-end peak-to-valley drawdown past five years: (26.56)% (13 months, April 2001-April 2002)
Worst month-end peak-to-valley drawdown since inception: (26.56)% (13 months, April 2001-April 2002)
Cumulative return since inception: 107.60%

                                                                       MONTHLY PERFORMANCE
                                     ---------------------------------------------------------------------------------------
    MONTH                             2003     2002     2001     2000     1999     1998     1997     1996     1995     1994
    -----                             ----     ----     ----     ----     ----     ----     ----     ----     ----     ----
                                       %        %        %        %        %        %        %        %        %        %
    January........................   12.76    (1.88)   (0.81)    1.21    (4.96)   (1.16)    3.67     4.78    (1.84)
    February.......................            (3.41)    1.94    (1.19)    2.48     0.41     1.13    (6.39)    5.10
    March..........................            (2.90)   11.38    (1.54)   (2.48)    1.31    (1.82)    1.24    10.21
    April..........................            (3.20)  (11.10)   (4.02)    7.18    (4.62)   (2.93)    4.82     3.60
    May............................             5.64    (0.37)   (0.43)   (5.00)    3.28    (3.75)   (3.84)    0.69
    June...........................            15.02    (3.62)   (2.78)    5.13    (1.10)    0.69     3.21    (1.12)
    July...........................             9.65    (3.36)   (3.96)   (3.90)   (0.98)    9.33    (4.80)   (2.44)
    August.........................             4.40     1.34     3.74     0.95    10.29    (5.97)   (0.35)   (0.63)
    September......................             6.43     8.19    (8.61)   (1.51)    4.35     1.85     5.50    (3.33)
    October........................            (6.75)    5.37     2.90    (9.96)   (0.73)    0.36     9.92    (0.09)
    November.......................            (4.68)  (15.59)   12.28     1.84    (6.17)    1.01     8.34     0.93    (0.90)
    December.......................             5.20     2.47    12.06     3.83     5.98     4.57    (3.88)    6.09    (1.31)
    Compound Annual/
      Period Rate of Return........   12.76    23.31    (7.15)    7.85    (7.51)   10.18     7.49    18.35    17.59    (2.20)
                                     (1 month)                                                                         (2 months)

                                                                     CAPSULE III

                       PERFORMANCE OF SPECTRUM STRATEGIC

Type of pool: publicly-offered fund
Inception of trading: November 1994
Aggregate subscriptions: $148,382,246
Current capitalization: $86,901,025
Current net asset value per unit: $13.13
Worst monthly % drawdown past five years: (18.47)% (February 2000)
Worst monthly % drawdown since inception: (18.47)% (February 2000)
Worst month-end peak-to-valley drawdown past five years: (43.28)% (10 months, January 2000-October 2000)
Worst month-end peak-to-valley drawdown since inception: (43.28)% (10 months, January 2000-October 2000)
Cumulative return since inception: 31.30%

                                                                       MONTHLY PERFORMANCE
                                     ---------------------------------------------------------------------------------------
    MONTH                             2003     2002     2001     2000     1999     1998     1997     1996     1995     1994
    -----                             ----     ----     ----     ----     ----     ----     ----     ----     ----     ----
                                       %        %        %        %        %        %        %        %        %        %
    January........................   13.78     2.09    (0.94)   (1.96)   (3.55)    5.32    (0.66)    3.71    (3.50)
    February.......................             2.51     0.48   (18.47)   11.76    (3.37)   10.09   (10.29)    1.45
    March..........................             4.62     1.04    (2.05)   (3.45)    0.37     6.77    (0.97)    7.86
    April..........................            (4.94)   (1.69)  (10.15)    2.00   (11.06)   (6.90)    6.08     0.00
    May............................             1.37    (0.10)   10.13   (13.38)   (7.40)    0.78    (3.05)   (0.66)
    June...........................             8.00    (3.34)   (7.82)   21.85    (0.89)   (1.63)   (2.86)   (6.38)
    July...........................            (0.42)   (1.38)    3.71    (1.00)   (5.26)    7.65    (4.91)   (0.81)
    August.........................             2.26    (0.60)   (8.26)    5.31    11.82    (4.93)    1.14     4.00
    September......................             3.10     3.83   (10.40)   13.27    19.03    (6.03)    5.11    (0.39)
    October........................            (7.13)    1.07    (6.84)   (9.55)    8.44    (6.24)    2.92     0.30
    November.......................            (5.97)    1.15     6.56     4.85    (7.94)   (2.22)    3.49     2.76     0.10
    December.......................             4.72     0.09    10.75     9.39     2.76     5.62    (2.65)    6.24     0.00
    Compound Annual/
      Period Rate of Return........   13.78     9.38    (0.57)  (33.06)   37.23     7.84     0.37    (3.53)   10.49     0.10
                                     (1 month)                                                                         (2 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                      CAPSULE IV

                    PERFORMANCE OF SPECTRUM GLOBAL BALANCED

Type of pool: publicly-offered fund
Inception of trading: November 1994
Aggregate subscriptions: $90,023,710
Current capitalization: $50,270,677
Current net asset value per unit: $14.62
Worst monthly % drawdown past five years: (4.99)% (May 1999)
Worst monthly % drawdown since inception: (7.92)% (February 1996)
Worst month-end peak-to-valley drawdown past five years: (12.44)% (44 months, May 1999-December 2002)
Worst month-end peak-to-valley drawdown since inception: (12.44)% (44 months, May 1999-December 2002)
Cumulative return since inception: 46.20%

                                                                             MONTHLY PERFORMANCE
                                                      ------------------------------------------------------------------
    MONTH                                             2003     2002      2001     2000      1999       1998       1997
    -----                                             ----     ----      ----     ----      ----       ----       ----
                                                        %       %         %         %        %          %          %
    January.........................................   0.34    (1.23)    0.55     (0.93)   (0.06)       2.25       3.35
    February........................................           (1.69)   (3.36)     0.94    (0.06)       1.49       3.16
    March...........................................            0.25     2.91      3.10     0.00        2.24      (2.50)
    April...........................................           (2.09)   (0.31)    (4.57)    4.13       (1.78)     (1.65)
    May.............................................           (0.19)    0.25     (1.32)   (4.99)      (0.35)      1.68
    June............................................            1.30    (3.08)    (0.26)    2.28        0.00       3.64
    July............................................           (0.83)    0.00     (2.18)   (1.67)      (1.19)     11.89
    August..........................................            0.97     0.51      3.01    (0.19)       2.55      (5.92)
    September.......................................           (4.16)   (1.20)    (3.94)   (0.50)       5.11       3.26
    October.........................................           (0.80)    2.75      2.25    (1.77)       1.18      (1.69)
    November........................................            2.08    (0.06)    (0.52)    1.93        2.66      (0.37)
    December........................................           (4.02)    0.93      5.79     1.96        1.27       3.07
    Compound Annual/
      Period Rate of Return.........................   0.34   (10.12)   (0.31)     0.87     0.75       16.36      18.23
                                                      (1 month)

                                                          MONTHLY PERFORMANCE
                                                      ---------------------------
    MONTH                                               1996       1995     1994
    -----                                               ----       ----     ----
                                                         %          %         %
    January.........................................    0.41        1.32
    February........................................   (7.92)       4.62
    March...........................................   (1.08)       2.88
    April...........................................    1.27        2.15
    May.............................................   (3.13)       4.38
    June............................................    0.46        0.79
    July............................................    0.83       (1.39)
    August..........................................   (0.82)      (1.41)
    September.......................................    2.30        1.61
    October.........................................    3.77        0.26
    November........................................    4.76        2.72    (0.50)
    December........................................   (3.88)       2.99    (1.21)
    Compound Annual/
      Period Rate of Return.........................   (3.65)      22.79    (1.70)
                                                                            (2 months)


                                                                       CAPSULE V

                        PERFORMANCE OF SPECTRUM CURRENCY

Type of pool: publicly-offered fund


Inception of trading:  July 2000


Aggregate subscriptions:  $101,482,150

Current capitalization:  $106,702,816

Current net asset value per unit:  $14.63

Worst monthly % drawdown: (5.91)% (July 2001)

Worst month-end peak-to-valley drawdown: (11.13)% (5 months, July 2002-November
2002)

Cumulative return since inception: 46.30%

                                                                       MONTHLY PERFORMANCE
                                                                  -----------------------------
    MONTH                                                         2003    2002    2001    2000
    -----                                                         ----    ----    ----    ----
                                                                    %       %       %       %
    January.....................................................   5.03   (3.46)  (1.07)
    February....................................................          (1.75)  (1.36)
    March.......................................................          (4.50)   8.44
    April.......................................................           2.40   (2.88)
    May.........................................................          10.34    1.92
    June........................................................           8.98   (1.71)
    July........................................................          (4.41)  (5.91)   0.60
    August......................................................          (4.69)   2.40    0.40
    September...................................................          (1.98)   0.90    1.39
    October.....................................................           0.57   (0.81)   7.32
    November....................................................          (1.05)  (0.36)  (1.64)
    December....................................................          13.25   12.31    3.30
    Compound Annual/
      Period Rate of Return.....................................   5.03   12.25   11.10   11.70
                                                              (1 month)                    (6 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                     CAPSULE V-A

                         PERFORMANCE OF CORNERSTONE IV

Type of pool: publicly-offered fund
Inception of trading: May 1987
Aggregate subscriptions: $168,107,082
Current capitalization: $112,576,654
Current net asset value per unit: $7,352.59
Worst monthly % drawdown past five years: (6.45)% (July 2001)
Worst monthly % drawdown since inception: (21.04)% (September 1989)
Worst month-end peak-to-valley drawdown past five years: (11.04)% (12 months, November 1998-October 1999)
Worst month-end peak-to-valley drawdown since inception: (45.21)% (3 months, July 1989-September 1989)
Cumulative return since inception: 654.11%

                                                                        MONTHLY PERFORMANCE
                                ---------------------------------------------------------------------------------------------------
MONTH                            2003     2002     2001     2000      1999       1998       1997       1996       1995       1994
-----                            ----     ----     ----     ----      ----       ----       ----       ----       ----       ----
                                  %        %        %        %         %          %          %          %          %          %
January........................   5.11    (3.06)   (0.92)    1.52     (2.37)     (1.58)      5.34       3.19      (7.65)     (1.12)
February.......................           (1.19)   (1.14)   (1.70)     0.84      (3.16)      6.55      (5.78)      6.27      (2.75)
March..........................           (4.36)    9.18    (0.55)     2.23       2.51       1.45       2.80      27.02       0.29
April..........................            2.48    (2.34)    6.91      1.19      (3.44)      1.23       2.97       2.39      (3.19)
May............................            9.40     1.62    (0.12)    (1.37)      4.89      (5.54)      1.19      (4.83)     (3.65)
June...........................            8.71    (1.68)   (4.60)    (0.67)     11.31       1.36      (0.23)     (0.62)      6.72
July...........................           (3.81)   (6.45)    0.40     (5.28)      0.37       8.45      (3.51)     (1.06)     (4.21)
August.........................           (4.10)    2.86     0.38      1.27       0.78       2.68      (2.69)      5.49      (3.57)
September......................           (2.23)    1.31     1.45      2.39      (3.11)      0.45       0.32      (0.06)      1.66
October........................            0.57    (0.58)    9.06     (3.77)      4.86       3.12       8.80       0.74       4.93
November.......................           (1.02)    0.00    (1.20)     5.29      (4.24)      4.15       4.25      (2.57)     (6.82)
December.......................           12.03    14.61     3.01     (0.42)     (1.49)      4.38       1.76      (0.52)     (2.73)
Compound Annual/Period Rate of
  Return.......................   5.11    12.30    15.92    14.74     (1.13)      6.80      38.41      12.97      22.96     (14.27)
                                      (1 month)

                                                           MONTHLY PERFORMANCE
                                 ------------------------------------------------------------------------
MONTH                              1993       1992       1991       1990       1989       1988      1987
-----                              ----       ----       ----       ----       ----       ----      ----
                                    %          %          %          %          %          %         %
January........................    (5.29)     (9.64)    (10.12)      3.15      15.72     (18.14)
February.......................    12.92      (7.40)     (6.91)      1.37     (14.64)      0.93
March..........................    (2.55)      1.60      26.00       6.09       3.44       5.06
April..........................     0.03      (6.40)      1.83       3.01       1.84       3.41
May............................     3.95       2.71       1.24      (8.53)     12.56      25.38     (9.60)
June...........................     0.92      15.10       9.45      12.26       0.01      12.95     (0.75)
July...........................     5.87       7.47      (9.47)     23.25     (14.85)      6.93     (2.23)
August.........................    (5.57)     17.26      (8.50)      8.65     (18.51)      3.96    (12.61)
September......................    (2.10)     (4.21)      6.69      (3.02)    (21.04)     (4.46)     0.00
October........................    (7.48)     (0.99)     (5.29)     11.07       4.47       1.56     13.82
November.......................    (7.50)      0.60       5.26      (1.11)     11.40       8.77     11.80
December.......................    (0.78)     (2.40)     27.40      (5.74)     14.97      (7.80)    13.39
Compound Annual/Period Rate of
  Return.......................    (9.12)     10.37      33.52      57.77     (14.12)     37.51     10.61
                                                                                               (8 months)

                                                                     CAPSULE V-B

                    PRO FORMA PERFORMANCE OF CORNERSTONE IV

Worst monthly % drawdown past five years: (6.52)% (July 2001)

Worst monthly % drawdown since inception: (20.25)% (January 1988)

Worst month-end peak-to-valley drawdown past five years: (12.60)% (12 months, November 1998-October 1999)

Worst month-end peak-to-valley drawdown since inception: (46.06)% (8 months, February 1989-September 1989)

Cumulative return since inception: 379.59%

                                                                        MONTHLY PERFORMANCE
                                ---------------------------------------------------------------------------------------------------
MONTH                            2003     2002     2001     2000      1999       1998       1997       1996       1995       1994
-----                            ----     ----     ----     ----      ----       ----       ----       ----       ----       ----
                                  %        %        %        %         %          %          %          %          %          %
January........................   4.96    (3.75)   (1.40)    1.65     (2.94)     (1.79)      5.03       3.24      (7.40)     (1.07)
February.......................           (1.62)   (1.63)   (1.83)     0.81      (4.00)      5.16      (5.75)      6.37      (2.55)
March..........................           (4.82)    9.76    (0.44)     2.62       2.82       0.05       2.76      26.63       0.54
April..........................            2.21    (3.03)    6.82      1.26      (4.19)      0.86       3.13       1.97      (3.15)
May............................           10.40     1.71    (0.28)    (1.76)      5.36      (5.52)      1.19      (4.93)     (3.64)
June...........................            9.34    (1.61)   (4.60)    (0.51)     11.07       1.40      (0.12)     (0.77)      7.06
July...........................           (4.61)   (6.52)    0.27     (5.23)      0.04       7.64      (3.47)     (1.21)     (4.18)
August.........................           (4.97)    2.77     0.30      1.21       0.34       1.37      (2.67)      5.48      (3.47)
September......................           (2.12)    1.42     1.55      2.54      (3.77)     (0.93)      0.58      (0.14)      1.78
October........................            0.53    (0.74)    9.50     (3.83)      5.17       2.48       8.95       0.54       4.99
November.......................           (0.90)   (0.01)   (1.67)     5.16      (5.22)      3.29       4.22      (2.74)     (6.67)
December.......................           13.77    13.60     3.52     (0.18)     (1.90)      2.74       1.86      (0.66)     (2.66)
Compound Annual/Period Rate of
  Return.......................   4.96    11.83    13.49    14.93     (1.33)      2.67      25.53      13.91      21.28     (13.04)
                                      (1 month)

                                                           MONTHLY PERFORMANCE
                                 ------------------------------------------------------------------------
MONTH                              1993       1992       1991       1990       1989       1988      1987
-----                              ----       ----       ----       ----       ----       ----      ----
                                    %          %          %          %          %          %         %
January........................    (6.01)    (11.18)    (10.90)      3.65      15.33     (20.25)
February.......................    14.13      (8.51)     (6.64)      1.37     (17.52)      1.06
March..........................    (3.05)      2.13      27.47       5.86       3.31       5.89
April..........................     0.11      (6.35)      1.60       2.95       1.70       3.86
May............................     3.81       3.21       0.83      (7.87)     12.46      26.84    (10.59)
June...........................     0.31      17.76       8.64      12.82      (1.97)      9.80     (0.25)
July...........................     5.57       7.82     (10.84)     21.34     (14.34)      6.55     (1.99)
August.........................    (6.60)     15.49      (8.24)      6.47     (17.71)      2.29    (12.15)
September......................    (1.91)     (7.67)      7.10      (6.30)    (19.90)     (6.28)    (0.17)
October........................    (7.18)     (1.24)     (4.95)     10.59       4.94       1.70     13.69
November.......................    (7.11)      0.63       5.45      (3.30)     11.67       8.11     10.51
December.......................    (0.49)     (2.62)     28.00      (7.17)     15.75      (9.32)    11.86
Compound Annual/Period Rate of
  Return.......................   (10.03)      5.11      32.66      43.03     (15.61)     25.71      7.74
                                                                                               (8 months)


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                      FOOTNOTES TO CAPSULES I THROUGH V-A


    "Aggregate subscriptions" represent the total amount received for all units purchased by investors since the partnership commenced operations.

    "Drawdown" is the decline in the net asset value per unit.

    "Worst month-end peak-to-valley drawdown" is the largest decline experienced by a partnership, determined in accordance with CFTC Rule 4.10(1) and represents the greatest cumulative percentage decline from any month-end net asset value per unit that occurs without such month-end net asset value per unit being equaled or exceeded by a subsequent month-end net asset value per unit. For example, if the net asset value per unit of a partnership was $15 and declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a "peak-to-valley drawdown" analysis conducted as of the end of April would consider that "drawdown" to be still continuing and to be $3 in amount because the $15 initial month-end net asset value per unit had not been equaled or exceeded by a subsequent month-end net asset value per unit, whereas if the net asset value of a unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level because the $15 initial net asset value per unit would have been equaled in March. Such "drawdowns" are measured on the basis of month-end net asset values only, and do not reflect intra-month figures.

    "Monthly Performance" is the percentage change in net asset value per unit from one month to another.

    "Compound Annual/Period Rate of Return" is calculated by multiplying, on a compound basis, each of the monthly rates of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.

             FOOTNOTES TO CAPSULE V-B PRO FORMA PERFORMANCE SUMMARY


    Capsule V-B above is a pro forma of Dean Witter Cornerstone Fund IV. These rates of return are the result of the general partner making pro forma adjustments to the actual past performance record of Dean Witter Cornerstone Fund IV, which results are set forth in Capsule V-A. The pro forma adjustments are an attempt to reflect the interest income, brokerage, management, and incentive fees that would have been paid or received by Spectrum Currency, as opposed to the actual fees and expenses applicable to Dean Witter Cornerstone Fund IV.



    The pro forma calculations are made on a month-to-month basis, I.E., the pro forma adjustment to brokerage, management, and incentive fees in one month do not affect the actual figures that are used in the following month for making the similar pro forma calculations for that period. Accordingly, the pro forma table does not reflect on a cumulative basis the effect of the differences between the fees paid by Spectrum Currency and the fees paid by Dean Witter Cornerstone Fund IV.


    Futhermore, you must be aware that pro forma rates of return have inherent limitations: (A) pro forma adjustments are only an approximate means of modifying historical records to reflect certain aspects of the economic terms of a commodity pool, constitute no more than mathematical adjustments to actual performance numbers, and give no effect whatsoever to such factors as possible changes in trading approach that might have resulted from the different fee structure, interest income, and other factors; and (B) there are different means by which the pro forma adjustments could have been made.

    While the general partner believes that the information set forth in Capsule V-B is relevant to evaluating an investment in Spectrum Currency, no representation is or could be made that the capsule presents what the performance results would have been in the past or are likely to be in the future. Past results are not a guarantee of future results.

ADDITIONAL PARTNERSHIPS

    In the future, additional partnerships may be added to the Spectrum Series of partnerships and units of limited partnership interest of such partnerships may be offered pursuant to a separate prospectus or an updated version of, or supplement to, this prospectus. Such partnerships will generally have different trading advisors and may have substantially different trading approaches or fee structures. You should carefully review any such separate prospectus, updated version of, or supplement to, this prospectus before making the decision to purchase units in any new Spectrum Series partnership.

AVAILABILITY OF EXCHANGE ACT REPORTS

    The partnerships are required to file periodic reports with the SEC, such as annual and quarterly reports and proxy statements. You may read any of these filed documents, or obtain copies by paying prescribed charges, at the SEC's public reference rooms located at 450 Fifth Street, N.W., Room 1024,
Washington, D.C. 20549; 233 Broadway, New York, New York 10279; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The partnerships' SEC filings are also available to the public from the SEC's Web site at "http://www.sec.gov." Their SEC file numbers are 0-19511 (Spectrum Select), 0-26338 (Spectrum Technical), 0-26280 (Spectrum Strategic), 0-26340 (Spectrum Global Balanced) and 0-31563 (Spectrum Currency).

                            SELECTED FINANCIAL DATA
                     AND SELECTED QUARTERLY FINANCIAL DATA

    The following are the results of operations and selected quarterly financial data for each partnership for the periods indicated. Per unit results for Spectrum Select have been adjusted to reflect a 100-for-1 unit conversion that became effective on June 1, 1998.

                                SPECTRUM SELECT

SELECTED FINANCIAL DATA

                                                                           FOR THE YEARS ENDED DECEMBER 31,
                                                       ------------------------------------------------------------------------
                                                           2002           2001           2000           1999           1998
                                                       ------------   ------------   ------------   ------------   ------------
                                                            $              $              $              $              $
REVENUES
Trading profit (loss):
  Realized                                              46,999,853     43,420,724      6,845,291     (1,351,849)    36,087,729
  Net change in unrealized                              12,501,282    (20,155,561)    18,665,233     (1,547,990)    (1,192,107)
  Proceeds from litigation settlement                    4,636,156        --             --             --             --
                                                       -----------    -----------    -----------    -----------    -----------
    Total Trading Results                               64,137,291     23,265,163     25,510,524     (2,899,839)    34,895,622
Interest income (Morgan Stanley DW)                      3,468,437      7,203,732      9,573,095      7,678,789      6,883,110
                                                       -----------    -----------    -----------    -----------    -----------
    Total                                               67,605,728     30,468,895     35,083,619      4,778,950     41,778,732
                                                       -----------    -----------    -----------    -----------    -----------
EXPENSES
Brokerage fees (Morgan Stanley DW)                      18,943,743     17,183,347     14,706,945     15,188,479     11,360,166
Management fees                                          7,838,786      7,110,346      6,085,629      6,284,885      5,202,158
Incentive fees                                             --           3,009,853        --             --           1,832,021
Transaction fees and costs                                 --             --             --             --             625,327
Administrative expenses                                    --             --             --             --              64,000
                                                       -----------    -----------    -----------    -----------    -----------
    Total                                               26,782,529     27,303,546     20,792,574     21,473,364     19,083,672
                                                       -----------    -----------    -----------    -----------    -----------
NET INCOME (LOSS)                                       40,823,199      3,165,349     14,291,045    (16,694,414)    22,695,060
                                                       ===========    ===========    ===========    ===========    ===========
NET INCOME (LOSS) ALLOCATION:
Limited Partners                                        40,391,145      3,123,455     14,165,099    (16,455,697)    22,302,202
General Partner                                            432,054         41,894        125,946       (238,717)       392,858

NET INCOME (LOSS) PER UNIT:
Limited Partners                                              3.69           0.39           1.57          (1.80)          2.95
General Partner                                               3.69           0.39           1.57          (1.80)          2.95

TOTAL ASSETS AT END OF PERIOD                          299,604,379    246,043,382    224,581,554    219,366,812    202,668,038
TOTAL NET ASSETS AT END OF PERIOD                      295,377,799    241,411,585    220,729,969    213,805,674    200,082,516
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners                                             27.65          23.96          23.57          22.00          23.80
General Partner                                              27.65          23.96          23.57          22.00          23.80

SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                                                      NET INCOME
                                                                                                      (LOSS) PER
                                                                REVENUE               NET          UNIT OF LIMITED
QUARTER ENDED                                             (NET TRADING LOSSES)   INCOME (LOSS)   PARTNERSHIP INTEREST
-------------                                             --------------------   -------------   --------------------
                                                                   $                   $                  $
2002
March 31                                                        (4,965,948)       (11,031,500)          (1.10)
June 30                                                         35,775,689         29,684,989            2.81
September 30                                                    45,366,560         38,074,946            3.56
December 31                                                     (8,570,573)       (15,905,286)          (1.58)
                                                               -----------        -----------           -----
Total                                                           67,605,728         40,823,199            3.69
                                                               ===========        ===========           =====
2001
March 31                                                        30,525,016         24,046,834            2.55
June 30                                                        (16,536,822)       (22,611,942)          (2.37)
September 30                                                    28,022,232         21,354,388            2.20
December 31                                                    (11,541,531)       (19,623,931)          (1.99)
                                                               -----------        -----------           -----
Total                                                           30,468,895          3,165,349            0.39
                                                               ===========        ===========           =====
2000
March 31                                                         2,404,979         (3,137,046)          (0.32)
June 30                                                         (8,520,028)       (13,799,338)          (1.43)
September 30                                                     5,462,810            512,200            0.06
December 31                                                     35,735,858         30,715,229            3.26
                                                               -----------        -----------           -----
Total                                                           35,083,619         14,291,045            1.57
                                                               ===========        ===========           =====

                               SPECTRUM TECHNICAL

SELECTED FINANCIAL DATA

                                                                           FOR THE YEARS ENDED DECEMBER 31,
                                                       ------------------------------------------------------------------------
                                                           2002           2001           2000           1999           1998
                                                       ------------   ------------   ------------   ------------   ------------
                                                            $              $              $              $              $
REVENUES
Trading profit (loss):
  Realized                                              76,058,451     30,115,483     12,255,064        726,179     35,224,194
  Net change in unrealized                              12,597,598    (28,536,694)    22,006,013       (872,972)     6,612,556
  Proceeds from litigation settlement                      306,400        --             --             --             --
                                                       -----------    -----------    -----------    -----------    -----------
    Total Trading Results                               88,962,449      1,578,789     34,261,077       (146,793)    41,836,750
Interest income (Morgan Stanley DW)                      3,686,460      8,288,660     11,613,896      9,593,178      8,103,423
                                                       -----------    -----------    -----------    -----------    -----------
    Total                                               92,648,909      9,867,449     45,874,973      9,446,385     49,940,173
                                                       -----------    -----------    -----------    -----------    -----------
EXPENSES
Brokerage fees (Morgan Stanley DW)                      20,470,797     19,556,056     17,835,223     19,176,380     15,543,787
Management fees                                          7,377,756      7,501,053      9,595,464     10,580,071      8,403,764
Incentive fees                                           4,024,921      2,093,709        166,085        430,097      3,191,252
                                                       -----------    -----------    -----------    -----------    -----------
    Total                                               31,873,474     29,150,818     27,596,772     30,186,548     27,138,803
                                                       -----------    -----------    -----------    -----------    -----------
NET INCOME (LOSS)                                       60,775,435    (19,283,369)    18,278,201    (20,740,163)    22,801,370
                                                       ===========    ===========    ===========    ===========    ===========
NET INCOME (LOSS) ALLOCATION:
Limited Partners                                        60,110,064    (19,062,561)    18,053,408    (20,531,494)    22,571,217
General Partner                                            665,371       (220,808)       224,793       (208,669)       230,153
NET INCOME (LOSS) PER UNIT:
Limited Partners                                              3.48          (1.15)          1.17          (1.21)          1.49
General Partner                                               3.48          (1.15)          1.17          (1.21)          1.49
TOTAL ASSETS AT END OF PERIOD                          341,596,812    262,442,204    273,695,028    274,233,195    258,673,911
TOTAL NET ASSETS AT END OF PERIOD                      335,821,626    257,974,122    268,133,092    268,755,718    255,101,434
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners                                             18.41          14.93          16.08          14.91          16.12
General Partner                                              18.41          14.93          16.08          14.91          16.12

SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                                                      NET INCOME
                                                                                                      (LOSS) PER
                                                                REVENUE               NET          UNIT OF LIMITED
QUARTER ENDED                                             (NET TRADING LOSSES)   INCOME (LOSS)   PARTNERSHIP INTEREST
-------------                                             --------------------   -------------   --------------------
                                                                   $                   $                  $
2002
March 31                                                       (14,298,661)       (20,650,030)          (1.19)
June 30                                                         48,100,199         42,172,229            2.42
September 30                                                    73,338,452         61,849,516            3.53
December 31                                                    (14,491,081)       (22,596,262)          (1.28)
                                                               -----------        -----------           -----
Total                                                           92,648,909         60,775,453            3.48
                                                               ===========        ===========           =====
2001
March 31                                                        42,238,835         33,867,655            2.03
June 30                                                        (37,165,746)       (44,181,065)          (2.65)
September 30                                                    22,112,517         15,675,530            0.92
December 31                                                    (17,318,157)       (24,645,489)          (1.45)
                                                               -----------        -----------           -----
Total                                                            9,867,449        (19,283,369)          (1.15)
                                                               ===========        ===========           =====

2000
March 31                                                         3,465,946         (4,179,439)          (0.23)
June 30                                                        (11,310,849)       (18,459,271)          (1.04)
September 30                                                   (14,646,896)       (21,268,774)          (1.22)
December 31                                                     68,366,772         62,185,685            3.66
                                                               -----------        -----------           -----
Total                                                           45,874,973         18,278,201            1.17
                                                               ===========        ===========           =====

                               SPECTRUM STRATEGIC

SELECTED FINANCIAL DATA

                                                                           FOR THE YEARS ENDED DECEMBER 31,
                                                        -----------------------------------------------------------------------
                                                            2002           2001           2000           1999          1998
                                                        ------------   ------------   ------------   ------------   -----------
                                                             $              $              $              $              $
REVENUES
Trading profit (loss):
  Realized                                               10,648,811      2,132,212    (23,193,914)    32,274,037     7,945,575
  Net change in unrealized                                2,439,378      2,505,634     (7,577,681)     4,264,478     2,771,722
  Proceeds from litigation settlement                        17,556        --             --             --             --
                                                        -----------    -----------    -----------    -----------    ----------
    Total Trading Results                                13,105,745      4,637,846    (30,771,595)    36,538,515    10,717,297
Interest income (Morgan Stanley DW)                         972,942      2,217,963      3,832,634      3,017,103     2,379,478
                                                        -----------    -----------    -----------    -----------    ----------
    Total                                                14,078,687      6,855,809    (26,938,961)    39,555,618    13,096,775
                                                        -----------    -----------    -----------    -----------    ----------
EXPENSES
Brokerage fees (Morgan Stanley DW)                        5,304,486      5,152,756      5,798,093      5,837,887     4,402,540
Management fees                                           2,194,958      2,183,596      2,880,999      3,137,509     2,342,447
Incentive fees                                              264,827        --           1,269,237      2,451,152     1,336,693
                                                        -----------    -----------    -----------    -----------    ----------
    Total                                                 7,764,271      7,336,352      9,948,329     11,426,548     8,081,680
                                                        -----------    -----------    -----------    -----------    ----------
NET INCOME (LOSS)                                         6,314,416       (480,543)   (36,887,290)    28,129,070     5,015,095
                                                        ===========    ===========    ===========    ===========    ==========
NET INCOME (LOSS) ALLOCATION:
Limited Partners                                          6,238,448       (475,383)   (36,503,461)    27,829,050     4,958,188
General Partner                                              75,968         (5,160)      (383,829)       300,020        56,907
NET INCOME (LOSS) PER UNIT:
Limited Partners                                               0.99          (0.06)         (5.24)          4.30          0.84
General Partner                                                0.99          (0.06)         (5.24)          4.30          0.84
TOTAL ASSETS AT END OF PERIOD                            77,094,809     71,489,275     76,427,098    109,444,028    71,445,333
TOTAL NET ASSETS AT END OF PERIOD                        75,369,072     68,817,386     74,234,449    107,692,521    70,421,775
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners                                              11.54          10.55          10.61          15.85         11.55
General Partner                                               11.54          10.55          10.61          15.85         11.55

SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                                                      NET INCOME
                                                                                                      (LOSS) PER
                                                                REVENUE               NET          UNIT OF LIMITED
QUARTER ENDED                                             (NET TRADING LOSSES)   INCOME (LOSS)   PARTNERSHIP INTEREST
-------------                                             --------------------   -------------   --------------------
                                                                   $                   $                  $
2002
March 31                                                         8,275,813          6,492,203            1.00
June 30                                                          4,753,904          2,944,241            0.47
September 30                                                     6,023,092          3,800,561            0.60
December 31                                                     (4,974,122)        (6,922,589)          (1.08)
                                                               -----------        -----------           -----
Total                                                           14,078,687          6,314,416            0.99
                                                               ===========        ===========           =====
2001
March 31                                                         2,340,103            404,464            0.06
June 30                                                         (1,824,625)        (3,672,569)          (0.54)
September 30                                                     2,975,539          1,217,762            0.18
December 31                                                      3,364,792          1,569,800            0.24
                                                               -----------        -----------           -----
Total                                                            6,855,809           (480,543)          (0.06)
                                                               ===========        ===========           =====

2000
March 31                                                       (20,337,419)       (23,815,606)          (3.44)
June 30                                                         (5,545,665)        (7,766,237)          (1.09)
September 30                                                    (9,946,543)       (12,125,396)          (1.67)
December 31                                                      8,890,666          6,819,949            0.96
                                                               -----------        -----------           -----
Total                                                          (26,938,961)       (36,887,290)          (5.24)
                                                               ===========        ===========           =====

                            SPECTRUM GLOBAL BALANCED

SELECTED FINANCIAL DATA

                                                                             FOR THE YEARS ENDED DECEMBER 31,
                                                            -------------------------------------------------------------------
                                                               2002          2001          2000          1999          1998
                                                            -----------   -----------   -----------   -----------   -----------
                                                                 $             $             $             $             $
REVENUES
Trading profit (loss):
  Realized                                                  (3,772,374)    3,618,628    (2,091,009)    2,425,585     5,113,920
  Net change in unrealized                                      56,725    (2,628,436)    2,507,530    (1,157,073)    1,285,628
  Proceeds from litigation settlement                          233,074        --            --            --            --
                                                            ----------    ----------    ----------    ----------    ----------
    Total Trading Results                                   (3,482,575)      990,192       416,521     1,268,512     6,399,548
Interest income (Morgan Stanley DW)                            916,179     2,160,076     3,275,958     2,385,751     1,642,542
                                                            ----------    ----------    ----------    ----------    ----------
    Total                                                   (2,566,396)    3,150,268     3,692,479     3,654,263     8,042,090
                                                            ----------    ----------    ----------    ----------    ----------
EXPENSES
Brokerage fees (Morgan Stanley DW)                           2,532,371     2,597,121     2,558,008     2,387,515     1,591,467
Management fees                                                688,151       705,746       695,117       648,787       422,960
Incentive fees                                                  --            --            --           215,651       449,775
                                                            ----------    ----------    ----------    ----------    ----------
    Total                                                    3,220,522     3,302,867     3,253,125     3,251,953     2,464,202
                                                            ----------    ----------    ----------    ----------    ----------
NET INCOME (LOSS)                                           (5,786,918)     (152,599)      439,354       402,310     5,577,888
                                                            ==========    ==========    ==========    ==========    ==========
NET INCOME (LOSS) ALLOCATION:
Limited Partners                                            (5,720,328)     (150,650)      433,786       397,258     5,518,127
General Partner                                                (66,590)       (1,949)        5,568         5,052        59,761

NET INCOME (LOSS) PER UNIT:
Limited Partners                                                 (1.64)        (0.05)         0.14          0.12          2.25
General Partner                                                  (1.64)        (0.05)         0.14          0.12          2.25

TOTAL ASSETS AT END OF PERIOD                               51,559,238    58,790,758    56,740,136    58,807,588    46,317,786
TOTAL NET ASSETS AT END OF PERIOD                           50,405,432    57,785,760    55,879,750    57,864,012    45,913,872
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners                                                 14.57         16.21         16.26         16.12         16.00
General Partner                                                  14.57         16.21         16.26         16.12         16.00

SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                                                      NET INCOME
                                                                                                      (LOSS) PER
                                                                REVENUE               NET          UNIT OF LIMITED
QUARTER ENDED                                             (NET TRADING LOSSES)   INCOME (LOSS)   PARTNERSHIP INTEREST
-------------                                             --------------------   -------------   --------------------
                                                                   $                   $                  $
2002
March 31                                                          (690,502)        (1,526,664)          (0.43)
June 30                                                            247,747           (562,004)          (0.16)
September 30                                                    (1,414,555)        (2,219,748)          (0.63)
December 31                                                       (709,086)        (1,478,502)          (0.42)
                                                               -----------        -----------           -----
Total                                                           (2,566,396)        (5,786,918)          (1.64)
                                                               ===========        ===========           =====
2001
March 31                                                           815,020                322         --
June 30                                                           (965,508)        (1,799,958)          (0.51)
September 30                                                       434,123           (386,194)          (0.11)
December 31                                                      2,866,633          2,033,231            0.57
                                                               -----------        -----------           -----
Total                                                            3,150,268           (152,599)          (0.05)
                                                               ===========        ===========           =====
2000
March 31                                                         2,648,486          1,802,642            0.50
June 30                                                         (2,737,069)        (3,565,964)          (1.01)
September 30                                                      (945,255)        (1,747,363)          (0.50)
December 31                                                      4,726,317          3,950,039            1.15
                                                               -----------        -----------           -----
Total                                                            3,692,479            439,354            0.14
                                                               ===========        ===========           =====

                               SPECTRUM CURRENCY

SELECTED FINANCIAL DATA

                                                                                          FOR THE PERIOD FROM
                                                                 FOR THE YEARS ENDED         JULY 3, 2000
                                                                    DECEMBER 31,           (COMMENCEMENT OF
                                                              -------------------------     OPERATIONS) TO
                                                                 2002          2001        DECEMBER 31, 2000
                                                              -----------   -----------   -------------------
                                                                   $             $                 $
REVENUES
Trading profit:
  Realized                                                    12,877,202     3,998,924          1,126,201
  Net change in unrealized                                     2,473,166     2,622,814            555,569
                                                              ----------    ----------         ----------
    Total Trading Results                                     15,350,368     6,621,738          1,681,770
Interest income (Morgan Stanley DW)                              833,523       731,716            236,461
                                                              ----------    ----------         ----------
    Total                                                     16,183,891     7,353,454          1,918,231
                                                              ----------    ----------         ----------
EXPENSES
Brokerage fees (Morgan Stanley DW)                             3,077,048     1,297,698            249,571
Incentive fees                                                 1,485,875     1,155,201            188,423
Management fees                                                1,337,848       564,216            171,693
                                                              ----------    ----------         ----------
    Total                                                      5,900,771     3,017,115            609,687
                                                              ----------    ----------         ----------
NET INCOME                                                    10,283,120     4,336,339          1,308,544
                                                              ==========    ==========         ==========
NET INCOME ALLOCATION:
Limited Partners                                              10,038,409     4,119,027          1,134,371
General Partner                                                  244,711       217,312            174,173

NET INCOME PER UNIT:
Limited Partners                                                    1.52          1.24               1.17
General Partner                                                     1.52          1.24               1.17

TOTAL ASSETS AT END OF PERIOD                                 98,379,320    49,112,223         18,056,724
TOTAL NET ASSETS AT END OF PERIOD                             96,159,452    47,811,741         15,707,232
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners                                                   13.93         12.41              11.17
General Partner                                                    13.93         12.41              11.17

SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                                                      NET INCOME
                                                                                                      (LOSS) PER
                                                                REVENUE               NET          UNIT OF LIMITED
QUARTER ENDED                                             (NET TRADING LOSSES)   INCOME (LOSS)   PARTNERSHIP INTEREST
-------------                                             --------------------   -------------   --------------------
                                                                   $                   $                  $
2002
March 31                                                        (4,108,907)        (4,944,552)          (1.17)
June 30                                                         15,457,288         13,231,295            2.60
September 30                                                    (7,254,255)        (8,531,364)          (1.48)
December 31                                                     12,089,765         10,527,741            1.57
                                                               -----------        -----------           -----
Total                                                           16,183,891         10,283,120            1.52
                                                               ===========        ===========           =====
2001
March 31                                                         1,783,392          1,250,137            0.65
June 30                                                           (269,233)          (687,632)          (0.32)
September 30                                                      (230,606)          (755,594)          (0.32)
December 31                                                      6,069,901          4,529,428            1.23
                                                               -----------        -----------           -----
Total                                                            7,353,454          4,336,339            1.24
                                                               ===========        ===========           =====

2000
September 30                                                       422,969            215,504            0.24
December 31                                                      1,495,262          1,093,040            0.93
                                                               -----------        -----------           -----
Total                                                            1,918,231          1,308,544            1.17
                                                               ===========        ===========           =====

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

MORGAN STANLEY SPECTRUM SELECT L.P.

    LIQUIDITY

    The partnership deposits its assets with the commodity brokers in separate futures, forwards, and options trading accounts established for each trading advisor, which assets are used as margin to engage in trading. The assets are held in either non-interest bearing bank accounts or in securities and instruments permitted by the CFTC for investment of customer segregated or secured funds. The partnership's assets held by the commodity brokers may be used as margin solely for the partnership's trading. Since the partnership's sole purpose is to trade in futures, forwards, and options, it is expected that the partnership will continue to own liquid assets for margin purposes.

    The partnership's investment in futures, forwards, and options may, from time to time, be illiquid. Most U.S. futures exchanges limit fluctuations in prices during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits." Trades may not be executed at prices beyond the daily limit. If the price for a particular futures or options contract has increased or decreased by an amount equal to the daily limit, positions in that futures or options contract can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. These market conditions could prevent the partnership from promptly liquidating its futures or options contracts and result in restrictions on redemptions.

    There is no limitation on daily price moves in trading forward contracts on foreign currency. The markets for some world currencies have low trading volume and are illiquid, which may prevent the partnership from trading in potentially profitable markets or prevent the partnership from promptly liquidating unfavorable positions in such markets, subjecting it to substantial losses. Either of these market conditions could result in restrictions on redemptions.


    The partnership has never had illiquidity affect a material portion of its assets. Furthermore, there are no material trends, demands, commitments, events, or uncertainties known at the present time that will result in or that are reasonably likely to result in the liquidity of the partnership increasing or decreasing in any material way.


    CAPITAL RESOURCES

    The partnership does not have, or expect to have, any capital assets. Redemptions, exchanges, and sales of additional units in the future will affect the amount of funds available for investments in futures, forwards, and options interests in subsequent periods. It is not possible to estimate the amount and, therefore, the impact of future redemptions of units.


    There are no known material trends, favorable or unfavorable, that would affect, and no expected material changes to, the arrangement of the partership's capital resources at present. The partnership does not have any off-balance sheet arrangements, nor does it have any contractual obligations or commercial commitments to make future payments that would affect its liquidity or capital resources. The contracts the partnership trades are accounted for on a trade-date basis and marked-to-market on a daily basis. The value of a futures contract is the settlement price on the exchange on which that futures contract is traded on a particular day. The value of a foreign currency forward contract is based on the spot rate as of the close of business, New York City time, on a given day.


    RESULTS OF OPERATIONS

    GENERAL. The partnership's results depend on its trading advisors and the ability of each trading advisor's trading program to take advantage of price movements or other profit opportunities in the futures, forwards, and options markets. The following presents a summary of the partnership's operations for the three years ended December 31, 2002 and a general discussion of its trading activities during each period. It is important to note, however, that the trading advisors trade in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the trading advisors or will be profitable in the future. Consequently, the results of operations of the partnership are difficult to discuss other than in the context of its trading advisors' trading activities on behalf of the partnership as a whole and how the partnership has performed in the past.


    The partnership's results of operations are more fully set forth in the financial statements (see the financial ("F-") pages of this prospectus) and were prepared in accordance with generally accepted accounting principles in the United States of America, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following: The contracts the partnership trades are accounted for on a trade-date basis and marked-to-market on a daily basis. The difference between their cost and market value is recorded on the Statements of Operations as "Net change in unrealized profit/loss" for open (unrealized) contracts, and recorded as "Realized profit/ loss" when open positions are closed out, and the sum of these amounts constitutes the partnership's trading revenues. Interest income revenue as well as management fees, incentive fees and brokerage fees of the partnership are recorded on an accrual basis.


    The general partner believes that, based on the nature of the operations of the partnership, no assumptions relating to the application of critical accounting policies, other than those presently used, could reasonably affect reported amounts.


    2002 RESULTS. Spectrum Select posted a net profit during 2002. The most significant gains of approximately 12.1% were recorded in the currency markets from long positions in the euro and Swiss franc versus the U.S. dollar during May, June and December, as the U.S. dollar's value weakened amid investors' fears concerning global political tensions, specifically, the threat of war between India and Pakistan, the looming threat of a military strike against Iraq, and the resumption of North Korea's nuclear program. Additional gains of approximately 9.5% were recorded from June through September, as well as in December, from long positions in European and U.S. interest rate futures as prices trended higher amid a shift of assets from stocks into bonds as investors sought the safe haven of fixed income investments. In the agricultural futures markets, gains of approximately 1.2% were recorded from long positions in soybean and wheat futures as prices rallied during the second and third quarter amid fears that hot and dry weather would adversely affect crops in the U.S. Midwest. In the energy futures markets, gains of approximately 1.0% were experienced form long positions in natural gas futures during March, August, September, and December, as prices moved higher amid supply concerns. A portion of the partnership's overall gains was offset by losses of approximately 1.8% recorded in the metals markets early in the year from long positions in copper futures as prices fell amid weak industrial demand. Additional losses were recorded in October from short positions in copper futures as prices reversed higher in response to a temporary rally in global equity prices in October.


    For the year ended December 31, 2002, Spectrum Select recorded total trading revenues, including interest income, of $67,605,728. Total expenses for the year were $26,782,529, resulting in net income of $40,823,199. The net asset value of a unit increased from $23.96 at December 31, 2001 to $27.65 at December 31, 2002.

    2001 RESULTS. Spectrum Select recorded a net profit during 2001. The most significant gains of approximately 8.2% were recorded in the global interest rate futures markets primarily during August, September, and October from previously established long positions in short and intermediate term U.S. interest rate futures as prices continued trending higher following interest rate cuts by the U.S. and European central banks and as investors sought a safe haven from the decline in stock prices. Additional gains were recorded throughout the majority of the first quarter from previously established long positions in Japanese government bond futures as prices moved higher on concerns regarding that country's economy. In the global stock index futures markets, profits of approximately 5.1% were recorded throughout a majority of the third quarter from previously established short positions in DAX, Hang Seng, Nikkei, and S&P 500 Index futures as the trend in equity prices continued sharply lower amid worries regarding global economic uncertainty. A portion of the partnership's overall gains was partially offset by losses of approximately 2.6% recorded in the energy markets throughout a majority of the fourth quarter from volatile price movement in natural gas futures as a result of a continually changing outlook for supply, production, and demand. In the currency markets, losses of approximately 0.1% were recorded throughout a majority of the fourth quarter from transactions involving the euro and Swiss franc.

    For the year ended December 31, 2001, Spectrum Select recorded total trading revenues, including interest income, of $30,468,895. Total expenses for the year were $27,303,546, resulting in net income of $3,165,349. The net asset value of a unit increased from $23.57 at December 31, 2000 to $23.96 at December 31, 2001.

    2000 RESULTS. Spectrum Select recorded a net profit during 2000. The most significant gains of approximately 9.3% were recorded in the global interest rate futures markets primarily during August, November, and December from long positions in U.S. interest rate futures as prices climbed higher amid a drop in stock prices and as fears of an economic slowdown drew investors to the perceived safety of government securities. Additional gains were recorded during December from long positions in European and Australian interest rate futures as prices in these markets rose amid the speculation that the U.S. Federal Reserve would lower interest rates in the near future following their decision to switch to an easing policy bias. In the currency markets, gains of approximately 8.2% were recorded primarily during January, March, April, and October from short positions in the euro and the Swiss franc as the value of these European currencies weakened relative to the U.S. dollar amid skepticism about Europe's economic outlook. In the energy markets, gains of approximately 4.0% were recorded primarily during May, August, September, November, and December from long positions in natural gas futures as prices trended upward, amid supply and storage concerns. A portion of the partnership's overall gains was partially offset by losses of approximately 4.9% recorded in the global stock index futures markets primarily during mid-April from long positions in U.S. stock index futures as domestic equity prices declined following the release of an unexpected jump in the Consumer Price Index. During the first half of September, additional losses were recorded from long positions in U.S. stock index futures as prices declined due to jitters in the technology sector and a worrisome spike in oil prices. In the metals markets, losses of approximately 3.5% were experienced from long positions in copper and aluminum futures as prices moved lower during February, May, October, and December, after concerns mounted that demand would weaken amid a cooling of the U.S. economy.

    For the year ended December 31, 2000, Spectrum Select recorded total trading revenues, including interest income, of $35,083,619. Total expenses for the year were $20,792,574, resulting in net income of $14,291,045. The net asset value of a unit increased from $22.00 at December 31, 1999 to $23.57 at December 31, 2000.


    To enhance the foregoing comparison of operations from year-to-year, you should examine, line by line, the partnership's Statements of Operations and Statements of Financial Condition. See "Selected Financial Data and Selected Quarterly Financial Data" and "Independent Auditors' Report" and "Financial Statements" of Morgan Stanley Spectrum Series contained in this prospectus.


    FINANCIAL INSTRUMENTS

    The partnership is a party to financial instruments with elements of off-balance sheet market and credit risk. The partnership may trade futures, forwards, and options in interest rates, stock indices, commodities, currencies, petroleum, and precious metals. In entering into these contracts, the partnership is subject to the market risk that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the positions held by the partnership at the same time, and if the trading advisors were unable to offset positions of the partnership, the partnership could lose all of its assets and investors would realize a 100% loss.


    In addition to the trading advisors' internal controls, each trading advisor must comply with the trading policies of the partnership. The trading policies include standards for liquidity and leverage with which the partnership must comply. The trading advisors and the general partner monitor the partnership's trading activities to ensure compliance with the trading policies. The general partner may require a trading advisor to modify positions of the partnership if the general partner believes they violate the partnership's trading policies.



    In addition to market risk, in entering into futures, forwards, and options contracts there is a credit risk to the partnership that the counterparty on a contract will not be able to meet its obligations to the partnership. The ultimate counterparty or guarantor of the partnership for futures contracts traded in the United States and most foreign exchanges on which the partnership trades is the clearinghouse associated with such exchange. In general, a clearinghouse is backed by the membership of the exchange and will act in the event of non-performance by one of its members or one of its member's customers, which should significantly reduce this credit risk. For example, a clearinghouse may cover a default by drawing upon a defaulting member's mandatory contributions and/or non-defaulting members' contributions to a clearinghouse guarantee fund, established lines or letters of credit with banks, and/or the clearinghouse's surplus capital and other available assets of the exchange and clearinghouse, or assessing its members. In cases where the partnership trades off-exchange forwards contracts with a counterparty, the sole recourse of the partnership will be the forward contracts counterparty. For a list of the foreign exchanges on which the partnership trades, see "Use of Proceeds" on page 26. FOR AN ADDITIONAL DISCUSSION OF THE CREDIT RISKS RELATING TO TRADING ON FOREIGN EXCHANGES SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS--TRADING ON FOREIGN EXCHANGES PRESENTS GREATER RISKS TO EACH PARTNERSHIP THAN TRADING ON U.S. EXCHANGES" ON PAGE 11.


    There is no assurance that a clearinghouse, exchange, or other exchange member will meet its obligations to the partnership, and the general partner and commodity brokers will not indemnify the partnership against a default by such parties. Further, the law is unclear as to whether a commodity broker has any obligation to protect its customers from loss in the event of an exchange or clearinghouse defaulting on trades effected for the broker's customers. Any such obligation on the part of a broker appears even less clear where the default occurs in a non-U.S. jurisdiction.

    The general partner deals with these credit risks of the partnership in several ways. First, it monitors the partnership's credit exposure to each exchange on a daily basis, calculating not only the amount of margin required for it but also the amount of its unrealized gains at each exchange, if any. The commodity brokers inform the partnership, as with all their customers, of its net margin requirements for all its existing open positions, but do not break that net figure down, exchange by exchange. The general partner, however, has installed a system which permits it to monitor the partnership's potential margin liability, exchange by exchange. As a result, the general partner is able to monitor the partnership's potential net credit exposure to each exchange by adding the unrealized trading gains on that exchange, if any, to the partnership's margin liability thereon.

    Second, the partnership's trading policies limit the amount of its net assets that can be committed at any given time to futures contracts and require, in addition, a minimum amount of diversification in the partnership's trading, usually over several different products. One of the aims of such trading policies has been to reduce the credit exposure of the partnership to a single exchange and, historically, the partnership's exposure to one exchange has typically amounted to only a small percentage of its total net assets. On those relatively few occasions where the partnership's credit exposure may climb above such level, the general partner deals with the situation on a case by case basis, carefully weighing whether the increased level of credit exposure remains appropriate. Material changes to the trading policies may be made only with the prior written approval of the limited partners owning more than 50% of units then outstanding.

    Third, with respect to forward contract trading, the partnership trades with only those counterparties which the general partner, together with Morgan Stanley DW, have determined to be creditworthy.


The partnership presently deals with Morgan Stanley & Co. as the sole counterparty on forward contracts.


Inflation has not been a major factor in the partnership's operations.

MORGAN STANLEY SPECTRUM TECHNICAL L.P.

    LIQUIDITY


    See the discussion under "--Morgan Stanley Spectrum Select L.P.--Liquidity" on page 43, which discussion is equally applicable to Spectrum Technical.


    CAPITAL RESOURCES


    See the discussion under "--Morgan Stanley Spectrum Select L.P.--Capital Resources" on page 43, which discussion is equally applicable to Spectrum Technical.

    RESULTS OF OPERATIONS

    GENERAL. The partnership's results depend on its trading advisors and the ability of each trading advisor's trading programs to take advantage of price movements or other profit opportunities in the futures, forwards, and options markets. The following presents a summary of the partnership's operations for the three years ended December 31, 2002, and a general discussion of its trading activities during each period. It is important to note, however, that the trading advisors trade in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the trading advisors or will be profitable in the future. Consequently, the results of operations of the partnership are difficult to discuss other than in the context of its trading advisors' trading activities on behalf of the partnership as a whole and how the partnership has performed in the past.


    The partnership's results of operations are more fully set forth in the financial statements (see the financial ("F-") pages of this prospectus) and were prepared in accordance with generally accepted accounting principles in the United States of America, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following: The contracts the partnership trades are accounted for on a trade-date basis and marked-to-market on a daily basis. The difference between their cost and market value is recorded on the Statements of Operations as "Net change in unrealized profit/loss" for open (unrealized) contracts, and recorded as "Realized profit/ loss" when open positions are closed out, and the sum of these amounts constitutes the partnership's trading revenues. Interest income revenue as well as management fees, incentive fees and brokerage fees of the partnership are recorded on an accrual basis.



    The general partner believes that, based on the nature of the operations of the partnership, no assumptions relating to the application of critical accounting policies, other than those presently used, could reasonably affect reported amounts.


    2002 RESULTS. Spectrum Technical posted a net profit during 2002. The most significant gains of approximately 17.1% were recorded in the global interest rate futures markets from long positions in Japanese, European, and U.S. interest rate futures as prices trended higher during the period from June through September, as well as in December, amid global economic uncertainty and falling equity prices. In the currency markets, gains of approximately 13.1% were recorded during the second quarter, as well as in December, from long positions in the euro versus the U.S. dollar as the value of the dollar weakened amid continued uncertainty regarding the U.S. economic recovery and heightened global political tensions. Additional gains of approximately 4.3% resulted from short positions in European stock index futures as prices trended lower during June, July, and September amid skepticism regarding a global economic recovery. A portion of the partnership's overall gains was offset by losses of approximately 2.3% recorded in the metals markets from long positions in copper futures as prices reversed lower during the second quarter amid growing inventory levels and weak industrial demand. Additional losses were recorded during October from short positions in copper futures as prices reversed higher amid renewed economic optimism.

    For the year ended December 31, 2002, Spectrum Technical recorded total trading revenues, including interest income, of $92,648,909. Total expenses for the year were $31,873,474, resulting in net income of $60,775,435. The net asset value of a unit increased from $14.93 at December 31, 2001 to $18.41 at December 31, 2002.


    2001 RESULTS. Spectrum Technical posted a net loss during 2001. The most significant losses of approximately 7.0% were recorded in the energy markets throughout the first nine months of the year from trading in crude oil futures and its related products as a result of volatility in oil prices due to a continually changing outlook for supply, production, and demand. In the agricultural markets, losses of approximately 1.6% were recorded primarily during July from previously established short corn futures positions as prices reversed higher on forecasts for hotter and drier weather in the U.S. midwest. A portion of the partnership's overall losses was partially offset by gains of approximately 8.7% recorded in the global interest rate futures markets primarily during August, September, and October from previously established long positions in short and intermediate term U.S. interest rate futures as prices continued trending higher following interest rate cuts by the U.S. and European central banks and as investors sought a "safe haven" from the decline in stock prices. Additional gains were recorded throughout the majority of the first quarter from previously established long positions in Japanese government bond futures as prices continued moving higher on concerns regarding that country's economy. In the global stock index futures markets, profits of approximately 3.2% were recorded throughout a majority of the third quarter from previously established short positions in DAX and Nikkei Index futures as the trend in equity prices continued sharply lower amid worries regarding global economic uncertainty.


    For the year ended December 31, 2001, Spectrum Technical recorded total trading revenues, including interest income, of $9,867,449. Total expenses for the year were $29,150,818, resulting in a net loss of $19,283,369. The net asset value of a unit decreased from $16.08 at December 31, 2000 to $14.93 at December 31, 2001.

    2000 RESULTS. Spectrum Technical recorded a net profit during 2000. The most significant gains of approximately 14.1% were recorded in the energy markets primarily during May from long positions in natural gas futures as prices trended higher, as data released by the American Gas Association further confirmed fears that inventory levels remain low. During August, September, November, and December, additional gains were recorded from long positions in natural gas futures as prices climbed to all-time highs amid supply and storage concerns. Additional gains were recorded primarily during January, February, August, October, and November from long futures positions in crude oil and its refined products as oil prices increased on concerns about future output levels from the world's leading producer countries amid dwindling stockpiles and increasing demand. In the currency markets, gains of approximately 6.1% were recorded primarily during January, April, and October from short positions in the euro and the Swiss franc as the value of these European currencies weakened relative to the U.S. dollar amid skepticism about Europe's economic outlook. Additional gains were recorded during December from long positions in the euro and Swiss franc as their respective values reversed upward versus the U.S. dollar as a result of new confidence in the European economy and an overall skepticism regarding the U.S. economy. A portion of the partnership's overall gains was partially offset by losses of approximately 5.1% recorded in the metals markets primarily from short gold futures positions as gold prices spiked sharply higher in early February. Newly established long positions in gold futures produced additional losses later in February as gold prices fell. During mid July, additional losses were recorded from long gold futures positions as gold prices fell after the Bank of England announced the results of its gold auction, which had concluded at a lower price than most dealers expected. During October, additional losses were incurred from long positions in copper and aluminum futures as prices declined after concerns mounted that demand would weaken amid a cooling of the U.S. economy.

    For the year ended December 31, 2000, Spectrum Technical recorded total trading revenues, including interest income, of $45,874,973. Total expenses for the year were $27,596,772, resulting in net income of $18,278,201. The net asset value of a unit increased from $14.91 at December 31, 1999 to $16.08 at December 31, 2000.


    To enhance the foregoing comparison of operations from year-to-year, you should examine, line by line, the partnership's Statements of Operations and Statements of Financial Condition. See "Selected Financial Data and Selected Quarterly Financial Data" and "Independent Auditors' Report" and "Financial Statements" of Morgan Stanley Spectrum Series contained in this prospectus.


    FINANCIAL INSTRUMENTS


    See the discussion under "--Morgan Stanley Spectrum Select L.P.--Financial Instruments" beginning on page 45, which discussion is equally applicable to Spectrum Technical.


MORGAN STANLEY SPECTRUM STRATEGIC L.P.

    LIQUIDITY


    See the discussion under "--Morgan Stanley Spectrum Select L.P.--Liquidity" on page 43, which discussion is equally applicable to Spectrum Strategic.


    CAPITAL RESOURCES


    See the discussion under "--Morgan Stanley Spectrum Select L.P.--Capital Resources" on page 43, which discussion is equally applicable to Spectrum Strategic.

    RESULTS OF OPERATIONS

    GENERAL. The partnership's results depend on its trading advisors and the ability of each trading advisor's trading program to take advantage of price movements or other profit opportunities in the futures, forwards, and options markets. The following presents a summary of the partnership's operations for the three years ended December 31, 2002, and a general discussion of its trading activities during each period. It is important to note, however, that the trading advisors trade in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the trading advisors or will be profitable in the future. Consequently, the results of operations of the partnership are difficult to discuss other than in the context of its trading advisors' trading activities on behalf of the partnership as a whole and how the partnership has performed in the past.


    The partnership's results of operations are more fully set forth in the financial statements (see the financial ("F-") pages of this prospectus) and were prepared in accordance with generally accepted accounting principals in the United States of America, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following: The contracts the partnership trades are accounted for on a trade-date basis and marked-to-market on a daily basis. The difference between their cost and market value is recorded on the Statements of Operations as "Net change in unrealized profit/loss" for open (unrealized) contracts, and recorded as "Realized profit/ loss" when open positions are closed out, and the sum of these amounts constitutes the partnership's trading revenues. Interest income revenue as well as management fees, incentive fees and brokerage fees of the partnership are recorded on an accrual basis.



    The general partner believes that, based on the nature of the operations of the partnership, no assumptions relating to the application of critical accounting policies, other than those presently used, could reasonably affect reported amounts.


    2002 RESULTS. Spectrum Strategic posted a net profit during 2002. The most significant gains of approximately 18.3% were recorded in the agricultural markets primarily from long futures positions in cocoa as political unrest in the Ivory Coast threatened supplies throughout much of the year. Additional gains were recorded in the agricultural markets from long futures positions in coffee as technical factors and concerns regarding supplies placed upward pressure on prices. Further gains resulted from long positions in wheat, soybean, and corn futures, as weather-related concerns threatened crops in the U.S. midwest. In the currency markets, gains of approximately 7.6% were recorded from long positions in the euro and Swiss franc versus the U.S. dollar as the dollar's value weakened amid investors' fears concerning increased global tensions and prolonged uncertainty regarding the U.S. economy. A portion of the partnership's overall gains was offset by losses of approximately 2.9% recorded in the global stock index futures markets from long positions in U.S. and European stock index futures as prices continued to weaken throughout a majority of the year amid ongoing concerns regarding the global economic recovery, corporate accounting scandals, and geopolitical concerns. Additional losses were incurred from short positions in U.S. and European stock index futures as global equity prices reversed higher during the fourth quarter amid temporary economic optimism. In the metals futures markets, losses of approximately 2.9% were experienced from long positions in copper, aluminum, and zinc futures as prices reversed lower during April and July amid growing inventory levels and weak industrial demand.

    For the year ended December 31, 2002, Spectrum Strategic recorded total trading revenues, including interest income, of $14,078,687. Total expenses for the year were $7,764,271, resulting in net income of $6,314,416. The net asset value of a unit increased from $10.55 at December 31, 2001 to $11.54 at December 31, 2002.


    2001 RESULTS. Spectrum Strategic recorded a net loss during 2001. The most significant losses of approximately 5.5% were recorded in the currency markets throughout a majority of the fourth quarter from transactions involving the euro and Swiss franc. In the global stock index futures markets, losses of approximately 2.2% were experienced throughout a majority of the first quarter from long positions in U.S. stock index futures as U.S. stock prices declined after discouraging corporate earnings warnings, inflationary news, and on worries of a U.S. economic slowdown. In the metals markets, losses of approximately 1.8% were incurred primarily during October and November from long gold futures positions as prices reversed lower on the heels of sharp gains in the U.S. stock market. A portion of the partnership's overall losses was partially offset by gains of approximately 13.1% recorded in the soft commodities markets primarily during September and November from long cocoa futures positions as prices soared higher on expectations that global demand will outpace production. Additional gains were recorded primarily during April, May, and December from long lumber futures positions as prices increased amid low inventories and on hopes of a pickup in the U.S. economy. In the global interest rate futures markets, gains of approximately 5.4% were recorded throughout a majority of the first quarter from long positions in eurodollar futures as prices rose amid a rattled stock market, shaky consumer confidence, positive inflation data, and interest rate cuts by the U.S. Federal Reserve. During September and October, profits were recorded from long positions in U.S. and European interest rate futures as prices continued trending higher amid continued concerns for the sluggish U.S. economy, interest rate cuts by the U.S. Federal Reserve, and as investors sought a "safe haven" from declining stock prices.


    For the year ended December 31, 2001, Spectrum Strategic recorded total trading revenues, including interest income, of $6,855,809. Total expenses for the year were $7,336,352, resulting in a net loss of $480,543. The net asset value of a unit decreased from $10.61 at December 31, 2000 to $10.55 at December 31, 2001.

    2000 RESULTS. Spectrum Strategic recorded a net loss during 2000. The most significant losses of approximately 16.0% were recorded in the global stock index futures markets from short positions in U.S. stock index futures as domestic equity prices moved higher in early January on fears of an interest rate hike and reports of a major corporate merger. Additional losses were recorded during February from short positions in NASDAQ 100 Index futures as the NASDAQ Index climbed higher on strength in computer-chip and biotechnology companies. During the first half of September and November, additional losses were incurred from long positions in U.S. stock index futures as prices declined due to jitters in the technology sector and a worrisome spike in oil prices. In the metals markets, losses of approximately 14.6% were incurred primarily from long positions in aluminum and copper futures as prices moved lower in February and March due primarily to technically based selling, falling prices of other base metals, and the softening of oil prices. Additional losses were recorded during April, late May, early June, and October from long positions in aluminum and copper futures as prices declined after concerns mounted that demand would weaken amid a cooling of the U.S. economy. In soft commodities, losses of approximately 11.5% were experienced primarily during June, throughout a majority of the third quarter, and December from long positions in lumber futures as prices declined amid weak demand and abundant supplies. Additional losses were experienced during January, February, and early April from long coffee futures positions as coffee prices declined in the wake of forecasts for a bumper crop in Brazil and on technically based selling. In the currency markets, losses of approximately 8.9% were recorded primarily during January, February, and July from long positions in the euro as the value of the European common currency weakened versus the U.S. dollar due to skepticism regarding Europe's economic outlook. During mid September, additional losses were experienced from short positions in the euro as its value reversed sharply and suddenly higher versus the U.S. dollar after the world's major central banks carried out coordinated intervention to buy euros. Losses were also experienced during April from long positions in the Japanese yen as the value of the yen weakened versus the U.S. dollar amid fears of additional Bank of Japan intervention. During May and June, losses were recorded from short positions in the Japanese yen as the value of the U.S. dollar weakened versus the yen due primarily to the perception that interest rates in the U.S. may have topped out. A portion of the partnership's overall losses was partially offset by gains of approximately 18.9% recorded primarily during January in the energy markets from long futures positions in crude oil and its refined products as oil prices increased on growing speculation that OPEC would extend production cuts beyond the deadline of March 2000. Additional gains were recorded during March from short positions in crude oil futures as prices declined after OPEC effectively restored production levels to their year-earlier level. Additional gains were recorded early in May from long futures positions in crude oil as oil prices increased amid concerns over tight gasoline supplies and after comments from OPEC ministers who saw no need to raise supplies further. Profits were also recorded primarily during May from long positions in natural gas futures as prices continued their upward trend, as data released by the American Gas Association further confirmed fears that inventory levels remain low. During August, November, and December, additional gains were recorded from long positions in natural gas futures as prices moved higher amid supply and storage concerns.

    For the year ended December 31, 2000, Spectrum Strategic recorded a total trading loss, net of interest income, of $26,938,961. Total expenses for the year were $9,948,329, resulting in a net loss of $36,887,290. The net asset value of a unit decreased from $15.85 at December 31, 1999 to $10.61 at December 31, 2000.

    To enhance the foregoing comparison of operations from year-to-year, you should examine, line by line, the partnership's Statements of Operations and Statements of Financial Condition. See "Selected Financial Data and Selected Quarterly Financial Data" and "Independent Auditors' Report" and "Financial Statements" of Morgan Stanley Spectrum Series contained in this prospectus.


    FINANCIAL INSTRUMENTS


    See the discussion under "--Morgan Stanley Spectrum Select L.P.--Financial Instruments" beginning on page 45, which discussion is equally applicable to Spectrum Strategic.


MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.

    LIQUIDITY


    See the discussion under "--Morgan Stanley Spectrum Select L.P.--Liquidity" on page 43, which discussion is equally applicable to Spectrum Global Balanced.


    CAPITAL RESOURCES


    See the discussion under "--Morgan Stanley Spectrum Select L.P.--Capital Resources" on page 43, which discussion is equally applicable to Spectrum Global Balanced.


    RESULTS OF OPERATIONS

    GENERAL. The partnership's results depend on its trading advisor and the ability of such trading advisor's trading program to take advantage of price movements or other profit opportunities in the futures, forwards, and options markets. The following presents a summary of the partnership's operations for the three years ended December 31, 2002, and a general discussion of its trading activities during each period. It is important to note, however, that the trading advisor trades in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the trading advisor or will be profitable in the future. Consequently, the results of operations of the partnership are difficult to discuss other than in the context of its trading advisor's trading activities on behalf of the partnership as a whole and how the partnership has performed in the past.


    The partnership's results of operations are more fully set forth in the financial statements (see the financial ("F-") pages of this prospectus) and were prepared in accordance with generally accepted accounting principals in the United States of America, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following: The contracts the partnership trades are accounted for on a trade-date basis and marked-to-market on a daily basis. The difference between their cost and market value is recorded on the Statements of Operations as "Net change in unrealized profit/loss" for open (unrealized) contracts, and recorded as "Realized profit/ loss" when open positions are closed out, and the sum of these amounts constitutes the partnership's trading revenues. Interest income revenue as well as management fees, incentive fees and brokerage fees of the parnership are recorded on an accrual basis.


    The general partner believes that, based on the nature of the operations of the partnership, no assumptions relating to the application of critical accounting policies, other than those presently used, could reasonably affect reported amounts.

    2002 RESULTS Spectrum Global Balanced posted a net loss in 2002. The most significant losses of approximately 14.2% were recorded in the global stock index futures markets from long positions in European, U.S., and Japanese stock index futures as prices continued to weaken throughout the majority of the year, particularly during July, September, and December, amid continued economic uncertainty and ongoing political concerns. A portion of the partnership's overall losses was offset by gains of approximately 7.4% recorded in the global interest rate futures markets from long positions in European, Japanese, and U.S. interest rate futures, predominantly during the third quarter, as prices trended higher amid a shift in assets from stocks into bonds as investors sought the safe haven of fixed income investments. In the currency markets, during May, June, and December, additional profits of approximately 1.3% were recorded from long positions in the euro and Swiss franc versus the U.S. dollar as the dollar's value weakened amid investors' fears concerning increased global tensions, specifically the threat of war between India and Pakistan, the looming threat of a military strike against Iraq, and the resumption of North Korea's nuclear program.

    For the year ended December 31, 2002, Spectrum Global Balanced recorded a total trading loss, net of interest income, of $2,566,396. Total expenses for the year were $3,220,522, resulting in a net loss of $5,786,918. The net asset value of a unit decreased from $16.21 at December 31, 2001 to $14.57 at December 31, 2002.


    2001 RESULTS. Spectrum Global Balanced recorded a net loss during 2001. The most significant losses of approximately 5.2% were recorded in the global stock index futures markets throughout a majority of the first three quarters from long positions in FTSE, DAX, and S&P 500 Index futures as equity prices moved lower amid worries regarding global economic uncertainty. In the energy markets, loses of approximately 1.4% were recorded throughout the year from positions in crude oil futures and its related products as a result of volatility in oil prices due to a continually changing outlook for supply, production, and demand. A portion of the partnership's overall losses was partially offset by gains of approximately 5.1% recorded in the global interest rate futures markets primarily during January from previously established long positions in eurodollar futures as prices moved higher due to a surprise interest rate cut by the U.S. Federal Reserve on January 3 and the subsequent anticipation of an additional interest rate cut by the U.S. Federal Reserve later in January. Throughout a majority of the third quarter, additional profits were recorded from previously established long positions in U.S. and European interest rate futures as prices continued trending higher amid continued concerns for the sluggish U.S. economy, interest rate cuts by the U.S. and European central banks, and as investors sought a "safe haven" from declining stock prices. In the currency markets, profits of approximately 2.0% were recorded throughout a majority of the fourth quarter from previously established short positions in the South African rand as its value trended lower relative to the U.S. dollar as investors targeted the emerging market currency while global economic jitters persisted.


    For the year ended December 31, 2001, Spectrum Global Balanced recorded total trading revenues, including interest income, of $3,150,268. Total expenses for the year were $3,302,867, resulting in a net loss of $152,599. The net asset value of a unit decreased from $16.26 at December 31, 2000 to $16.21 at December 31, 2001.

    2000 RESULTS. Spectrum Global Balanced recorded a net profit during 2000. The most significant gains of approximately 5.3% were recorded in the global interest rate futures markets primarily during March, August, November, and December from long positions in U.S. interest rate futures as prices climbed higher amid a drop in stock prices and as fears of an economic slowdown drew investors to the perceived safety of government securities. Additional gains were recorded during December from long positions in European and Australian interest rate futures as prices in these markets rose amid speculation that the U.S. Federal Reserve would lower interest rates in the near future following their decision to switch to an easing policy bias. In the energy markets, profits of approximately 2.3% were recorded primarily during May from long positions in natural gas futures as prices continued their upward trend, as data released by the American Gas Association further confirmed fears that inventory levels remain low. During December, additional gains were recorded from long positions in natural gas futures as prices moved higher amid supply and storage concerns. In the currency markets, gains of approximately 2.0% were recorded primarily during April, May, September, and October from short South African rand positions as its value weakened relative to the U.S. dollar due to instability in the Middle East and Zimbabwe and higher oil prices. A portion of the partnership's overall gains was partially offset by losses of approximately 7.6% recorded in the global stock index futures markets during April, May, late July, September, October, and December from long positions in Nikkei Index futures as Japanese equity prices declined due primarily to the weakness in global technology issues and economic uncertainty in Japan. Additional losses were recorded primarily during the second quarter, September, and November from long positions in FTSE Index futures as most European stock indices sagged after the European Central Bank's aggressive interest rate hike in early June and during September and November on concerns about costly crude oil and a weak euro.

    For the year ended December 31, 2000, Spectrum Global Balanced recorded total trading revenues, including interest income, of $3,692,479. Total expenses for the year were $3,253,125, resulting in net income of $439,354. The net asset value of a unit increased from $16.12 at December 31, 1999 to $16.26 at December 31, 2000.


    To enhance the foregoing comparison of operations from year-to-year, you should examine, line by line, the partnership's Statements of Operations and Statements of Financial Condition. See "Selected Financial Data and Selected Quarterly Financial Data" and "Independent Auditors' Report" and "Financial Statements" of Morgan Stanley Spectrum Series contained in this prospectus.


    FINANCIAL INSTRUMENTS


    See the discussion under "--Morgan Stanley Spectrum Select L.P.--Financial Instruments" beginning on page 45, which discussion is equally applicable to Spectrum Global Balanced.


MORGAN STANLEY SPECTRUM CURRENCY L.P.

    LIQUIDITY


    See the discussion under "--Morgan Stanley Spectrum Select L.P.--Liquidity" on page 43, which discussion is equally applicable to Spectrum Currency.


    CAPITAL RESOURCES


    See the discussion under "--Morgan Stanley Spectrum Select L.P.--Capital Resources" on page 43, which discussion is equally applicable to Spectrum Currency.


    RESULTS OF OPERATIONS

    GENERAL. The partnership's results depend on its trading advisors and the ability of such trading advisors' trading programs to take advantage of price movements or other profit opportunities in the futures, forwards, and options markets. The following presents a summary of the partnership's operations for the two years ended December 31, 2002 and for the period from July 3, 2000 (commencement of operations) to December 31, 2000 and a general discussion of its trading activities during each period. It is important to note, however, that the trading advisors trade in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the trading advisor or will be profitable in the future. Consequently, the results of operations of the partnership are difficult to discuss other than in the context of its trading advisors' trading activities on behalf of the partnership as a whole and how the partnership has performed in the past.


    The partnership's results of operations are more fully set forth in the financial statements (see the financial ("F-") pages of this prospectus) and were prepared in accordance with generally accepted accounting principals in the United States of America, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following: The contracts the partnership trades are accounted for on a trade-date basis and marked-to-market on a daily basis. The difference between their cost and market value is recorded on the Statements of Operations as "Net change in unrealized profit/loss" for open (unrealized) contracts, and recorded as "Realized profit/ loss" when open positions are closed out, and the sum of these amounts constitutes the partnership's trading revenues. Interest income revenue as well as management fees, incentive fees and brokerage fees of the parnership are recorded on an accrual basis.


    The general partner believes that, based on the nature of the operations of the partnership, no assumptions relating to the application of critical accounting policies, other than those presently used, could reasonably affect reported amounts.


    2002 RESULTS. Spectrum Currency posted a profit in 2002. The most significant gains of approximately 16.4% were recorded from long positions in the euro relative to the U.S. dollar as the dollar's value significantly weakened during April, May, and June amid falling equity prices and concerns regarding corporate integrity. Additional gains from long positions in the euro, Swiss franc, and Norwegian krone were experienced in December as the looming threat of a potential military conflict with Iraq and North Korea further weakened the U.S. dollar. Further gains of approximately 4.4% stemmed from long positions in the South African rand versus the U.S. dollar as its value approached a 16-month high during the second and fourth quarter amid strong demand for South African exports and high relative interest rates. Profits of approximately 7.3% were recorded from long positions in the Australian dollar and New Zealand dollar versus the U.S. dollar as the value of both currencies strengthened during April, May, and throughout the fourth quarter amid higher gold prices. A portion of the partnership's overall gains was offset by losses of approximately 9.0% recorded in the British pound from short positions versus the U.S. dollar during the summer months and into the fourth quarter as the value of the dollar weakened amid geopolitical and economic uncertainty. Additional losses of approximately 7.3% resulted from positions in the Japanese yen versus the U.S. dollar during March as the yen initially strengthened amid asset repatriation out of the U.S. into Japan, only to retreat by month-end on expectations that the repatriation flow would soon subside ahead of the Japanese fiscal year-end. Further losses in the Japanese yen were experienced in December from short positions versus the U.S. dollar as the value of the dollar weakened versus most major currencies.



    For the year ended December 31, 2002, Spectrum Currency recorded total trading revenues, including interest income, of $16,183,891. Total expenses for the year were $5,900,771, resulting in net income of $10,283,120. The net asset value of a unit increased from $12.41 at December 31, 2001 to $13.93 at December 31, 2002.


    2001 RESULTS. Spectrum Currency recorded a net profit during 2001. The most significant gains of approximately 15.6% were recorded primarily during September from previously established short positions in the South African rand as its value trended lower relative to the U.S. dollar as investors targeted the emerging market currency while global economic jitters persisted. During November and December, additional gains were recorded from previously established short positions in the South African rand as its value trended lower versus the U.S. dollar due to emerging market concerns following Argentina's debt default and political turmoil in neighboring Zimbabwe. Profits of approximately 8.3% were recorded throughout a majority of the first quarter from previously established short positions in the Japanese yen as the value of the yen weakened relative to the U.S. dollar on continuing concerns for the Japanese economy and in both anticipation and reaction to the Bank of Japan's decision to reinstate its zero interest rate policy. During December, gains were recorded from previously established short positions in the Japanese yen as the value of the yen versus the U.S. dollar continued to trend lower amid the release of weak economic data and the perception that further depreciation of the yen would not be met with government intervention in support of the currency. A portion of the partnership's overall gains was partially offset by losses of approximately 3.3% recorded primarily during May and early June from previously established long positions in the British pound as its value weakened relative to the U.S. dollar in reaction to reports that British Prime Minister Blair will push for Great Britain's entry into the European Monetary Union. During October and November, losses were recorded from previously established long positions in the British pound as the value of the pound reversed weaker versus the U.S. dollar on pessimism generated by the Bank of England that further interest rate cuts were unlikely due to inflationary pressures in Britain.

    For the year ended December 31, 2001, Spectrum Currency recorded total trading revenues, including interest income, of $7,353,454. Total expenses for the year were $3,017,115, resulting in net income of $4,336,339. The net asset value of a unit increased from $11.17 at December 31, 2000 to $12.41 at December 31, 2001.

    FOR THE PERIOD FROM JULY 3, 2000 (COMMENCEMENT OF OPERATIONS) THROUGH DECEMBER 31, 2000. Spectrum Currency recorded a net profit during the period from July 3, 2000 (commencement of operations) through December 31, 2000. The most significant gains of approximately 7.6% were recorded primarily during August and October from short positions in the euro and Swiss franc as the value of these European currencies weakened relative to the U.S. dollar amid continued skepticism regarding the European economy. Additional gains were recorded during December from long positions in the euro and Swiss franc as their respective values reversed upward versus the U.S. dollar as a result of new confidence in the European economy and an overall skepticism regarding the U.S. economy. During December, profits of approximately 3.7% were recorded from short positions in the Japanese yen as the value of the yen declined versus most major currencies on further signs of weakness in the Japanese economy. Gains of approximately 2.8% were also recorded primarily during October and November from short South African rand positions as its value weakened versus the U.S. dollar, while moving in sympathy with other emerging market currencies. A portion of the partnership's overall gains was partially offset by losses of approximately 1.2% recorded primarily during October and November from long British pound positions as its value weakened versus the U.S. dollar on disappointing economic data out of the U.K. Additional losses were recorded during December from short positions in the British pound as its value strengthened versus the U.S. dollar on fresh evidence that the U.S. economy is cooling down.

    For the period from July 3, 2000 (commencement of operations) through December 31, 2000, Spectrum Currency recorded total trading revenues, including interest income, of $1,918,231. Total expenses for the period from July 3, 2000 (commencement of operations) through December 31, 2000 were $609,687, resulting in net income of $1,308,544. The net asset value of a unit increased from $10.00 at July 3, 2000 (commencement of operations) to $11.17 at December 31, 2000.


    To enhance the foregoing comparison of operations from year-to-year, you should examine, line by line, the partnership's Statement of Operations and Statement of Financial Condition. See "Selected Financial Data and Selected Quarterly Financial Data" and "Independent Auditors' Report" and "Financial Statements" of Morgan Stanley Spectrum Series contained in this prospectus.


    FINANCIAL INSTRUMENTS


    See the discussion under "--Morgan Stanley Spectrum Select L.P.--Financial Instruments" beginning on page 45, which discussion is equally applicable to Spectrum Currency except that the partnership only trades currencies.


                    QUANTITATIVE AND QUALITATIVE DISCLOSURES
                               ABOUT MARKET RISK

INTRODUCTION

    Each partnership is a commodity pool engaged primarily in the speculative trading of futures, forwards, and options. The market sensitive instruments held by each partnership are acquired for speculative trading purposes only and, as a result, all or substantially all of each partnership's assets are at risk of trading loss. Unlike an operating company, the risk of market sensitive instruments is central, not incidental, to each partnership's main business activities.

    The futures, forwards, and options traded by each partnership involve varying degrees of related market risk. Market risk is often dependent upon changes in the level or volatility of interest rates, exchange rates, and prices of financial instruments and commodities. Fluctuations in market risk based upon these factors result in frequent changes in the fair value of each partnership's open positions, and, consequently, in its earnings and cash flow.

    Each partnership's total market risk is influenced by a wide variety of factors, including the diversification among each partnership's open positions, the volatility present within the markets, and the liquidity of the markets. At different times, each of these factors may act to increase or decrease the market risk associated with a partnership.

    Each partnership's past performance is not necessarily indicative of its future results. Any attempt to numerically quantify a partnership's market risk is limited by the uncertainty of its speculative trading. A partnership's speculative trading may cause future losses and volatility (I.E. "risk of ruin") that far exceed the partnership's experiences to date or any reasonable expectations based upon historical changes in market value.

QUANTIFYING EACH PARTNERSHIP'S TRADING VALUE AT RISK

    THE FOLLOWING QUANTITATIVE DISCLOSURES REGARDING EACH PARTNERSHIP'S MARKET RISK EXPOSURES CONTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE SAFE HARBOR FROM CIVIL LIABILITY PROVIDED FOR SUCH STATEMENTS BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (SET FORTH IN SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934). ALL QUANTITATIVE DISCLOSURES IN THIS SECTION ARE DEEMED TO BE FORWARD-LOOKING STATEMENTS FOR PURPOSES OF THE SAFE HARBOR, EXCEPT FOR STATEMENTS OF HISTORICAL FACT.

    Each partnership accounts for open positions on the basis of mark-to-market accounting principles. Any loss in the market value of a partnership's open positions is directly reflected in the partnership's earnings, whether realized or unrealized, and its cash flow. Profits and losses on open positions of exchange-traded futures, forwards, and options are settled daily through variation margin.

    Each partnership's risk exposure in the market sectors traded by the trading advisors is estimated below in terms of Value at Risk ("VaR"). The VaR model used by each partnership includes many variables that could change the market value of a partnership's trading portfolio. Each partnership estimates VaR using a model based upon historical simulation with a confidence level of 99%. Historical simulation involves constructing a distribution of hypothetical daily changes in the value of a trading portfolio. The VaR model takes into account linear exposures to price and interest rate risk. Market risks that are incorporated in the VaR model include equity and commodity prices, interest rates, foreign exchange rates and correlation among these variables. The hypothetical changes in portfolio value are based on daily percentage changes observed in key market indices or other market factors to which the portfolio is sensitive. The historical observation period of each partnership's VaR is approximately four years. The one-day 99% confidence level of each partnership's VaR corresponds to the negative change in portfolio value that, based on observed market risk factors, would have been exceeded once in 100 trading days. In other words, one-day VaR for a portfolio is a number such that losses in this portfolio are estimated to exceed the VaR only one day in 100. VaR typically does not represent the worst case outcome.

    VaR is calculated using historical simulation. The general partner uses approximately four years of daily market data (1,000 observations) and revalues its portfolio (using delta-gamma approximations) for each of the historical market moves that occurred over this time period. This generates a probability distribution of daily "simulated profit and loss" outcomes. The VaR is the appropriate percentile of this distribution. For example, the 99% one-day VaR would represent the 10th worst outcome from the general partner's simulated profit and loss series.

    The partnership's VaR computations are based on the risk representation of the underlying benchmark for each instrument or contract and does not distinguish between exchange- and non-exchange-(dealer-based) based instruments. It is also not based on exchange- and/or dealer-based (maintenance) margin requirements.

    VaR models, including the partnerships', are continually evolving as trading portfolios become more diverse and modeling techniques and systems capabilities improve. Please note that the VaR model is used to numerically quantify market risk for historic reporting purposes only and is not utilized by either the general partner or the trading advisors in their daily risk management activities. Please further note that VaR, as described above, may not be comparable to similarly titled measures used by other entities.

EACH PARTNERSHIP'S VALUE AT RISK IN DIFFERENT MARKET SECTORS

    The following tables indicate the VaR associated with each partnership's open positions, as a percentage of total net assets, by primary market risk category as of December 31, 2002 and 2001.

SPECTRUM SELECT:

    At December 31, 2002 and 2001, Spectrum Select's total capitalization was approximately $295 million and $241 million, respectively.


                                            DECEMBER 31, 2002       DECMEBER 31, 2001
MARKET CATEGORY                                    VAR                     VAR
---------------                             ------------------      ------------------
                                                    %                       %
Currency..................................        (2.17)                  (2.02)
Interest Rate.............................        (1.25)                  (0.49)
Equity....................................        (0.44)                  (0.30)
Commodity.................................        (1.22)                  (0.40)
Aggregate Value at Risk...................        (2.84)                  (2.30)

SPECTRUM TECHNICAL:

    At December 31, 2002 and 2001, Spectrum Technical's total capitalization was approximately $336 million and $258 million, respectively.


                                            DECEMBER 31, 2002       DECEMBER 31, 2001
MARKET CATEGORY                                    VAR                     VAR
---------------                             ------------------      ------------------
                                                    %                       %
Currency..................................        (2.14)                  (2.71)
Interest Rate.............................        (1.24)                  (0.70)
Equity....................................        (0.24)                  (0.26)
Commodity.................................        (1.46)                  (0.60)
Aggregate Value at Risk...................        (2.76)                  (3.16)


SPECTRUM STRATEGIC:

    At December 31, 2002 and 2001, Spectrum Strategic's total capitalization was approximately $75 million and $69 million, respectively.


                                            DECEMBER 31, 2002       DECEMBER 31, 2001
MARKET CATEGORY                                    VAR                     VAR
---------------                             ------------------      ------------------
                                                    %                       %
Currency..................................        (1.99)                  (0.82)
Interest Rate.............................        (1.39)                  (0.23)
Equity....................................        (0.46)                  (0.21)
Commodity.................................        (2.79)                  (2.01)
Aggregate Value at Risk...................        (3.93)                  (2.20)


SPECTRUM GLOBAL BALANCED:

    At December 31, 2002 and 2001, Spectrum Global Balanced's total capitalization was approximately $50 million and $58 million, respectively.


                                            DECEMBER 31, 2002       DECEMBER 31, 2001
MARKET CATEGORY                                    VAR                     VAR
---------------                             ------------------      ------------------
                                                    %                       %
Currency..................................        (0.66)                  (0.58)
Interest Rate.............................        (0.91)                  (0.22)
Equity....................................        (0.79)                  (1.28)
Commodity.................................        (0.34)                  (0.18)
Aggregate Value at Risk...................        (1.37)                  (1.39)


SPECTRUM CURRENCY:

    At December 31, 2002 and 2001, Spectrum Currency's total capitalization was approximately $96 million and $48 million, respectively.


                                            DECEMBER 31, 2002       DECEMBER 31, 2001
MARKET CATEGORY                                    VAR                     VAR
---------------                             -----------------       -----------------
                                                    %                       %
Currency..................................        (3.91)                  (2.96)


    The VaR for a market category represents the one-day downside risk for the aggregate exposures associated with this market category. The Aggregate VaR, listed above for each partnership, represents the aggregate VaR of a partnership's open positions across all the market categories, and is less than the sum of the VaRs for all such market categories due to the diversification benefit across asset classes.

    The tables above represent the VaR of each partnership's open positions at December 31, 2002 and 2001 only and are not necessarily representative of either the historic or future risk of an investment in these partnerships. Because the only business of each partnership is the speculative trading of futures, forwards, and options, the composition of a partnership's trading portfolio can change significantly over any given time period, or even within a single trading day. Any changes in open positions could positively or negatively materially impact market risk as measured by VaR.

    The tables below supplement the December 31, 2002 VaR (set forth above) by presenting each partnership's high, low, and average VaR, as a percentage of total net assets, for the four quarterly reporting periods from January 1, 2002 through December 31, 2002.

                                SPECTRUM SELECT

MARKET CATEGORY          HIGH        LOW       AVERAGE
---------------        --------    --------    --------
                          %           %           %
Currency.............   (2.17)      (0.58)      (1.61)
Interest Rate........   (1.41)      (1.03)      (1.26)
Equity...............   (0.71)      (0.38)      (0.52)
Commodity............   (1.62)      (0.78)      (1.23)
Aggregate Value at
  Risk...............   (2.85)      (2.44)      (2.67)

                               SPECTRUM TECHNICAL

MARKET CATEGORY           HIGH        LOW       AVERAGE
---------------         --------    --------    --------
                           %           %           %
Currency..............   (2.59)      (0.69)      (1.57)
Interest Rate.........   (2.59)      (1.24)      (1.81)
Equity................   (1.08)      (0.24)      (0.69)
Commodity.............   (1.71)      (0.70)      (1.26)
Aggregate Value at
  Risk................   (4.11)      (2.50)      (3.00)

                               SPECTRUM STRATEGIC

MARKET CATEGORY          HIGH        LOW       AVERAGE
---------------        --------    --------    --------
                          %           %           %
Currency.............   (1.99)      (0.38)      (1.12)
Interest Rate........   (1.39)      (0.25)      (0.80)
Equity...............   (0.64)      (0.17)      (0.37)
Commodity............   (2.79)      (1.87)      (2.25)
Aggregate Value at
  Risk...............   (3.93)      (2.47)      (2.85)

                            SPECTRUM GLOBAL BALANCED

MARKET CATEGORY           HIGH        LOW       AVERAGE
---------------         --------    --------    --------
                           %           %           %
Currency..............   (0.71)      (0.32)      (0.57)
Interest Rate.........   (1.02)      (0.57)      (0.85)
Equity................   (1.33)      (0.79)      (1.10)
Commodity.............   (0.34)      (0.27)      (0.31)
Aggregate Value at
  Risk................   (1.57)      (1.33)      (1.45)

                               SPECTRUM CURRENCY

MARKET CATEGORY                                                 HIGH        LOW       AVERAGE
---------------                                                 ----        ---       -------
                                                                 %           %           %
Currency....................................................   (3.97)      (1.35)      (3.01)

LIMITATIONS ON VALUE AT RISK AS AN ASSESSMENT OF MARKET RISK

    The face value of the market sector instruments held by each partnership is typically many times the applicable margin requirements. Margin requirements generally range between 2% and 15% of contract face value. Additionally, the use of leverage causes the face value of the market sector instruments held by each partnership to typically be many times the total capitalization of a partnership. The value of a partnership's open positions thus creates a "risk of ruin" not usually found in other investments. The relative size of the positions held may cause a partnership to incur losses greatly in excess of VaR within a short period of time, given the effects of the leverage employed and market volatility. The VaR tables above, as well as the past performance of the partnerships, give no indication of such "risk of ruin." In addition, VaR risk measures should be viewed in light of the methodology's limitations, which include the following:

      - past changes in market risk factors will not always result in accurate predictions of the distributions and correlations of future market movements;

      - changes in portfolio value caused by market movements may differ from those of the VaR model;

      - VaR results reflect past trading positions while future risk depends on future positions;

      - VaR using a one-day time horizon does not fully capture the market risk of positions that cannot be liquidated or hedged within one day; and

      - the historical market risk data used for VaR estimation may provide only limited insight into losses that could be incurred under certain unusual market movements.

    The VaR tables above present the results of each partnership's VaR for each partnership's market risk exposures and on an aggregate basis at December 31, 2002 and 2001 and for the end of the four calendar quarter periods from January 1, 2002 through December 31, 2002. Since VaR is based on historical data,

VaR should not be viewed as predictive of a partnership's future financial performance or its ability to manage or monitor risk. There can be no assurance that a partnership's actual losses on a particular day will not exceed the VaR amounts indicated above or that losses will not occur more than once in 100 trading days.

NON-TRADING RISK

    Each partnership has non-trading market risk on its foreign cash balances not needed for margin. These balances and any market risk they may represent are immaterial. Each partnership also maintains a substantial portion (approximately 86-94%) of its available assets in cash at Morgan Stanley DW. A decline in short-term interest rates will result in a decline in a partnership's cash management income. This cash flow risk is not considered to be material.

    Materiality, as used throughout this section, is based on an assessment of reasonably possible market movements and any associated potential losses, taking into account the leverage, optionality, and multiplier features of a partnership's market sensitive instruments, in relation to the partnerships' net assets.

QUALITATIVE DISCLOSURES REGARDING PRIMARY TRADING RISK EXPOSURES

    THE FOLLOWING QUALITATIVE DISCLOSURES REGARDING EACH PARTNERSHIP'S MARKET RISK EXPOSURES--EXCEPT FOR (A) THOSE DISCLOSURES THAT ARE STATEMENTS OF HISTORICAL FACT AND (B) THE DESCRIPTIONS OF HOW A PARTNERSHIP MANAGES ITS PRIMARY MARKET RISK EXPOSURES--CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE SECURITIES EXCHANGE ACT. EACH PARTNERSHIP'S PRIMARY MARKET RISK EXPOSURES AS WELL AS THE STRATEGIES USED AND TO BE USED BY THE GENERAL PARTNER AND THE TRADING ADVISORS FOR MANAGING SUCH EXPOSURES ARE SUBJECT TO NUMEROUS UNCERTAINTIES, CONTINGENCIES AND RISKS, ANY ONE OF WHICH COULD CAUSE THE ACTUAL RESULTS OF EACH PARTNERSHIP'S RISK CONTROLS TO DIFFER MATERIALLY FROM THE OBJECTIVES OF SUCH STRATEGIES. GOVERNMENT INTERVENTIONS, DEFAULTS AND EXPROPRIATIONS, ILLIQUID MARKETS, THE EMERGENCE OF DOMINANT FUNDAMENTAL FACTORS, POLITICAL UPHEAVALS, CHANGES IN HISTORICAL PRICE RELATIONSHIPS, AN INFLUX OF NEW MARKET PARTICIPANTS, INCREASED REGULATION, AND MANY OTHER FACTORS COULD RESULT IN MATERIAL LOSSES AS WELL AS IN MATERIAL CHANGES TO THE RISK EXPOSURES AND THE RISK MANAGEMENT STRATEGIES OF EACH PARTNERSHIP. INVESTORS MUST BE PREPARED TO LOSE ALL OR SUBSTANTIALLY ALL OF THEIR INVESTMENT IN A PARTNERSHIP.

    MORGAN STANLEY SPECTRUM SELECT L.P.

    The following were the primary trading risk exposures of Spectrum Select as of December 31, 2002, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.


    CURRENCY. The primary market exposure of the partnership at December 31, 2002, was to the currency sector. The partnership's currency exposure was to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates--i.e., positions between two currencies other than the U.S. dollar. At December 31, 2002, the partnership's major exposures were to Japanese yen and euro currency crosses, and outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future. The currency trading VaR figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the U.S. based partnership in expressing VaR in a functional currency other than U.S. dollars.



    INTEREST RATE. The second largest market exposure of the partnership at December 31, 2002, was to the global interest rate sector. Exposure was primarily spread across the U.S., European and Japanese interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the partnership's profitability. The partnership's primary interest rate exposure is generally to interest rate fluctuations in the U.S and the other G-7 countries. The G-7 countries consist of France, the U.S., Britain, Germany, Japan, Italy and Canada. However, the partnership also takes futures positions in the government debt of small nations--e.g. Australia. The general partner anticipates that G-7 and Australian interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium or long-term interest rates may have an effect on the partnership.



    EQUITY. The primary equity exposure at December 31, 2002, was to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At
December 31, 2002, the partnership's primary exposures were to the NASDAQ (U.S.), Hang Seng (Hong Kong) and Nikkei (Japan) stock indices. The partnership is primarily exposed to the risk of adverse price trends or static markets in the U.S., Japanese, European and Hong Kong stock indices. Static markets would not cause major market changes but would make it difficult for the partnership to avoid being "whipsawed" into numerous small losses.


    COMMODITY


    ENERGY. At December 31, 2002, the partnership's energy exposure was shared primarily by futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from political developments in the Middle East, weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and may continue in this choppy pattern.



    METALS. The partnership's metals exposure at December 31, 2002, was to fluctuations in the price of precious metals, such as gold and silver, and base metals, such as copper, aluminum and lead. Economic forces, supply and demand inequalities, geopolitical factors and market expectations influence price movements in these markets. The trading advisors, from time to time, take positions as market opportunities develop. The general partner anticipates that the partnership will continue to be exposed to the precious and base metals markets.



    SOFT COMMODITIES AND AGRICULTURALS. At December 31, 2002, the partnership had exposure to the markets that comprise these sectors. Most of the exposure was to cotton, soybeans and its related products and sugar. Supply and demand inequalities, severe weather disruption and market expectations affect price movements in these markets.


    MORGAN STANLEY SPECTRUM TECHNICAL L.P.

    The following were the primary trading risk exposures of Spectrum Technical as of December 31, 2002, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

    CURRENCY. The primary market exposure of the partnership at December 31, 2002, was to the currency sector. The partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates--i.e., positions between two currencies other than the U.S. dollar. At December 31, 2002, the partnership's major exposures were to euro, Japanese yen, Australian dollar and British pound currency crosses, and outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future. The currency trading VaR figure includes foreign margin amounts converted in U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the U.S. based partnership in expressing VaR in a functional currency other than U.S. dollars.


    INTEREST RATE. The second largest market exposure of the partnership at December 31, 2002, was to the global interest rate sector. Exposure was primarily spread across the U.S., European and Japanese interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the partnership's profitability. The partnership's primary interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. The G-7 countries consist of France, the U.S., Britain, Germany, Japan, Italy and Canada. However, the partnership also takes futures positions in the government debt of smaller nations--e.g. Australia. The general partner anticipates that G-7 and Australian interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium or long-term interest rates may have an effect on the partnership.



    EQUITY. The primary equity exposure of the partnership at December 31, 2002, was to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At December 31, 2002, the partnership's primary exposures were to the NASDAQ (U.S.), DAX (Germany) and Nikkei (Japan) stock indices. The partnership is primarily exposed to the risk of adverse price trends or static markets in the U.S., European and Japanese stock indices. Static markets would not cause major market changes but would make it difficult for the partnership to avoid being "whipsawed" into numerous small losses.


    COMMODITY


    ENERGY. At December 31, 2002, the partnership's energy exposure was shared primarily by futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from political developments in the Middle East, weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and may continue in this choppy pattern.


    SOFT COMMODITIES AND AGRICULTURALS. At December 31, 2002, the partnership had exposure to the markets that comprise these sectors. Most of the exposure was to the sugar, cotton and soybeans and its related markets. Supply and demand inequalities, severe weather disruption and market expectations affect price movements in these markets.


    METALS. The partnership's metals exposure at December 31, 2002, was to fluctuations in the price of precious metals, such as gold and silver, and base metals, such as aluminum, copper, nickel, zinc and lead. Economic forces, supply and demand inequalities, geopolitical factors and market expectations influence price movements in these markets. The trading advisors' have, from time to time, taken positions as market opportunities develop. The general partner anticipates that the partnership will continue to be exposed to the precious and base metals markets.


    MORGAN STANLEY SPECTRUM STRATEGIC L.P.

    The following were the primary trading exposures of Spectrum Strategic as of December 31, 2002, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.


    CURRENCY. The primary market exposure of the partnership at December 31, 2002, was to the currency sector. The partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. At December 31, 2002 the partnership's major exposures were to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future. The currency trading VaR figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the U.S. based partnership in expressing VaR in a functional currency other than U.S. dollars.



    INTEREST RATE. The second largest market exposure of the partnership at December 31, 2002, was to the global interest rate sector. Exposure was primarily spread across the U.S., European and Japanese interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the partnership's profitability. The partnership's primary interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. The G-7 countries consist of

France, the U.S., Britain, Germany, Japan, Italy, and Canada. However, the partnership also takes futures positions in the government debt of smaller nations--e.g. Australia. The general partner anticipates that G-7 and Australian interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium, or long-term interest rates may have an effect on the partnership.



    EQUITY. The primary equity exposure of the partnership at December 31, 2002, was to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At December 31, 2002 the partnership's primary exposure was to the DAX (Germany) and S&P 500 (U.S.) stock indices. The partnership is primarily exposed to the risk of adverse price trends or static markets in the U.S. and European stock indices. Static markets would not cause major market changes but would make it difficult for the partnership to avoid being "whipsawed" into numerous small losses.


    COMMODITY

    SOFT COMMODITIES AND AGRICULTURALS. At December 31, 2002, the partnership had exposure to the markets that comprise these sectors. Most of the exposure was to the cocoa, sugar, coffee and soybean oil markets. Supply and demand inequalities, severe weather disruption and market expectations affect price movements in these markets.


    METALS. The partnership's metals exposure at December 31, 2002, was to fluctuations in the price of precious metals, such as gold, and base metals, such as copper and tin. Economic forces, supply and demand inequalities, geopolitical factors and market expectations influence price movements in these markets. The trading advisors have, from time to time, taken positions as market opportunities develop. The general partner anticipates that the partnership will continue to be exposed to the precious and base metals markets.



    ENERGY. At December 31, 2002, the partnership's energy exposure was shared primarily by futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from political developments in the Middle East, weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and may continue in this choppy pattern.


    MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.

    The following were the primary trading risk exposures of Spectrum Global Balanced as of December 31, 2002, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

    INTEREST RATE. The largest market exposure of the partnership at December 31, 2002, was to the global interest rate sector. Exposure was primarily spread across the U.S., European, and Japanese interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the partnership's profitability. The partnership's primary interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. The G-7 countries consist of France, the U.S., Britain, Germany, Japan, Italy and Canada. However, the partnership also takes futures positions in the government debt of smaller nations--e.g. Australia. The general partner anticipates that G-7 and Australian interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium or long-term interest rates may have an effect on the partnership.


    EQUITY. The second largest market exposure of the partnership at December 31, 2002, was to the global stock index sector. The primary equity exposure was to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly based indices. At December 31, 2002, the partnership's primary exposures were to the S&P 500 (U.S.), Nikkei (Japan) and DAX (Germany) stock indices. The partnership is primarily exposed to the risk of adverse price trends or static markets in the U.S., Japanese and European indices. Static markets would not cause major market changes but would make it difficult for the partnership to avoid being "whipsawed" into numerous small losses.



    CURRENCY. The third largest market exposure of the partnership at December 31, 2002, was to the currency sector. The partnership's currency exposure was to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates--i.e., positions between two currencies other than the U.S. dollar. At December 31, 2002, the partnership's major exposures were to euro and Japanese yen currency crosses and outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future. The currency trading VaR figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the U.S. based partnership in expressing VaR in a functional currency other than U.S. dollars.


    COMMODITY


    ENERGY. At December 31, 2002, the partnership's energy exposure was shared primarily by futures contracts in crude oil and natural gas. Price movements in these markets result from political developments in the Middle East, weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and may continue in this choppy pattern.


    SOFT COMMODITIES AND AGRICULTURALS. At December 31, 2002, the partnership had exposure to the markets that comprise these sectors. Most of the exposure was to the corn, live cattle and cotton markets. Supply and demand inequalities, severe weather disruption and market expectations affect price movements in these markets.


    METALS. The partnership's metals exposure at December 31, 2002, was to fluctuations in the price of base metals, such as nickel. Economic forces, supply and demand inequalities, geopolitical factors and market expectations influence price movements in these markets. The trading advisor, from time to time, takes positions as market opportunities develop. The general partner anticipates that the partnership will continue to be exposed to the base metals markets.


    MORGAN STANLEY SPECTRUM CURRENCY L.P.

    The following was the primary trading risk exposure of Spectrum Currency as of December 31, 2002. It may be anticipated, however, that market exposure will vary materially over time.


    CURRENCY. The partnership's currency exposure at December 31, 2002, was to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. The partnership trades in a large number of currencies. At December 31, 2002, the partnership's major exposures were to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future. The currency trading VaR figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the U.S. based partnership in expressing VaR in a functional currency other than U.S. dollars.

QUALITATIVE DISCLOSURES REGARDING NON-TRADING RISK EXPOSURE

    The following was the only non-trading risk exposure of each partnership at December 31, 2002:

    FOREIGN CURRENCY BALANCES. Each partnership's primary foreign currency balances were in:

        SPECTRUM SELECT                SPECTRUM TECHNICAL               SPECTRUM STRATEGIC
-------------------------------  -------------------------------  -------------------------------
Euros                            Australian dollars               British pounds
Hong Kong dollars                Canadian dollars                 Euros
Japanese yen                     Euros                            Japanese yen
                                 Japanese yen

   SPECTRUM GLOBAL BALANCED             SPECTRUM CURRENCY
-------------------------------  -------------------------------
British pounds                   None
Euros
Japanese yen
Swiss francs

    Each partnership controls the non-trading risk of these balances by regularly converting them back into U.S. dollars upon liquidation of the respective position.

QUALITATIVE DISCLOSURES REGARDING MEANS OF MANAGING RISK EXPOSURE

    Each partnership and the trading advisors, separately, attempt to manage the risk of a partnership's open positions in essentially the same manner in all market categories traded. The general partner attempts to manage each partnership's market exposure by seeking to have each partnership diversify its assets among different trading advisors in a multi-advisor partnership, each of whose strategies focus on different market sectors and trading approaches, and monitoring the performance of the trading advisors daily. In addition, the trading advisors establish diversification guidelines, often set in terms of the maximum margin to be committed to positions in any one market sector or market sensitive instrument.

    The general partner monitors and controls the risk of each partnership's non-trading instrument, cash. Cash is the only partnership investment directed by the general partner, rather than the trading advisors.

                              THE GENERAL PARTNER

    The general partner and commodity pool operator of each partnership is Demeter Management Corporation, a Delaware corporation formed on August 18, 1977 to act as a commodity pool operator. Effective in 1977, the general partner became registered with the CFTC as a commodity pool operator and is currently a member of the National Futures Association in such capacity. The general partner's main business office is located at 825 Third Avenue, 9th Floor, New York, New York 10022, telephone (212) 310-6444. The general partner is an affiliate of Morgan Stanley DW in that they are both wholly-owned subsidiaries of Morgan Stanley, which is a publicly-owned company subject to the reporting requirements of the Securities Exchange Act of 1934. Morgan Stanley's SEC file number is 1-11758.

    The general partner is or has been the general partner and commodity pool operator for 39 commodity pools, including 7 commodity pools that are exempt from certain disclosure requirements pursuant to CFTC Rule 4.7. As of January 31, 2003, the general partner had approximately $1.9 billion in aggregate net assets under management, making it one of the largest operators of commodity pools in the U.S. As of January 31, 2003, there were approximately 62,500 investors in the commodity pools managed by Demeter.

    The general partner is required to maintain its net worth at an amount equal to at least 10% of the total contributions to each limited partnership for which it acts as a general partner. Morgan Stanley has contributed to the general partner the capital necessary to permit the general partner to meet its net worth obligations as general partner of each partnership and intends to continue to do so. The general partner's minimum net worth requirements may be modified by the general partner at its option without notice to or the consent of the limited partners, provided the modification does not adversely affect the partnership or the limited partners. The general partner and its principals are not obligated to purchase units but may do so.

    Pursuant to each limited partnership agreement, the genral partner is required to contribute to each partnership, in $1,000 increments, the greater of 1% of the aggregate capital contributions by all partners and $25,000. As of December 31, 2002, the general partner's capital account in each partnership was equal to:



                                                              CAPITAL ACCOUNT
                                                                     $
                                                              ---------------
Spectrum Select.............................................      3,151,799
Spectrum Technical..........................................      3,697,076
Spectrum Strategic..........................................        881,138
Spectrum Global Balanced....................................        591,203
Spectrum Currency...........................................      2,267,833


    The general partner does not manage the day-to-day trading of the partnerships, but rather monitors the performance of the partnerships. Based on its observations and in consultation with the trading advisors, the general partner may agree to changes, including changing the allocation of assets among the trading programs and the leverage at which a partnership's assets are traded. The general partner must approve the category of contracts that are traded by the partnerships, but not each individual trade.


    According to Morgan Stanley's Form 10-K for the year ended November 30, 2002, Morgan Stanley had total shareholders' equity of $21,885 million and total assets of $529,499 million as of November 30, 2002. Additional financial information regarding Morgan Stanley is included in the financial statements filed as part of that report and its 2002 annual report. Morgan Stanley will provide to you, upon request, copies of its most recent Forms 10-K, 10-Q and 8-K, as filed from time to time with the SEC. These reports will be available from the SEC, in the same manner described under "The Spectrum Series--Availability of Exchange Act Reports" on page 37, or will be available at no charge to you by writing to Morgan Stanley at 1585 Broadway, New York, New York 10036 (Attn: Investor Relations).



    Because of their relationship to the partnerships and each other, Morgan Stanley, Morgan Stanley DW, and the general partner may have liability as a promoter or parent of the partnerships if any violations of the federal securities laws occur in connection with the offering of units.


DIRECTORS AND OFFICERS OF THE GENERAL PARTNER

    Robert E. Murray, age 42, is the Managing Director of the Strategic Products Group at Morgan Stanley and the Chairman of the Board of Directors of Demeter Management Corporation (the general partner), a leading commodity pool operator with approximately $1.9 billion in assets across a variety of U.S. and international public and private managed futures funds. Mr. Murray began at Dean Witter in 1984 and has been closely involved in the growth of managed futures at the firm over the last 18 years. He is also the Chairman of the Board of Directors of Morgan Stanley Futures & Currency Management Inc., Morgan Stanley's internal commodity trading advisor. Mr. Murray served as the Vice Chairman and a Director of the Board of the Managed Futures Association and is currently a member of the Board of Directors of the National Futures Association.
Mr. Murray received a Bachelors Degree in Finance from Geneseo State University in 1983.


    Jeffrey A. Rothman, age 41, is the President and a Director of the general partner. Mr. Rothman is the Executive Director of Morgan Stanley Managed Futures, responsible for overseeing all aspects of Morgan Stanley's Managed Futures Department. He is also President and a Director of Morgan Stanley Futures & Currency Management Inc., Morgan Stanley's internal commodity trading advisor. Mr. Rothman has been with the Managed Futures Department for 16 years and most recently held the position of National Sales Manager, assisting Branch Managers and Financial Advisors with their managed futures education, marketing and asset retention efforts. Throughout his career, Mr. Rothman has helped with the development, marketing, and administration of approximately 35 commodity pool investments. Mr. Rothman is an active member of the Managed Funds Association and serves on its Board of Directors.


    Richard A. Beech, age 51, is a Director of the general partner. Mr. Beech has been associated with the futures industry for over 25 years. He has been at Morgan Stanley DW since August 1984, where he is presently an Executive Director and head of Branch Futures. Mr. Beech began his career at the Chicago

Mercantile Exchange, where he became the Chief Agricultural Economist doing market analysis, marketing, and compliance. Prior to joining Morgan Stanley DW, Mr. Beech also worked at two investment banking firms in operations, research, managed futures, and sales management.


    Raymond A. Harris, age 46, is a Director of the general partner and of Morgan Stanley Futures & Currency Management Inc. Mr. Harris is currently the Managing Director of Global Products & Services at Morgan Stanley. He previously served as CAO of Morgan Stanley Dean Witter Asset Management. From July 1982 to July 1994, Mr. Harris served in financial, administrative, and other assignments at Dean Witter Reynolds, Inc. and Dean Witter, Discover & Co. From August 1994 to January 1999, he worked in Discover Financial Services and the firm's Credit Service business units. Mr. Harris has been with Morgan Stanley and its affiliates since July 1982. He has a B.A. degree from Boston College and an M.B.A. in Finance from the University of Chicago.


    Frank Zafran, age 47, is a Director of the general partner and of Morgan Stanley Futures & Currency Management Inc. Mr. Zafran is an Executive Director of Morgan Stanley and, in September 2002, was named Chief Administrative Officer of Morgan Stanley's Global Products and Services Division. Mr. Zafran joined the firm in 1979 and held various positions in Corporate Accounting and the Insurance Department, including Senior Operations Officer--Insurance Division, until his appointment in 2000 as Director of 401(k) Plan Services, responsible for all aspects of 401(k) Plan Services including marketing, sales and operations. Mr. Zafran received a B.S. degree in Accounting from Brooklyn College, New York.


    Douglas A. Ketterer, age 37, was elected as a Director of the general partner, effective March 31, 2003, subject to his registration and approval as a principal by the NFA. Mr. Ketterer is a Managing Director and head of the Strategic Solutions Group at Morgan Stanley. The Strategic Solutions Group is comprised of the Global Product Development Group, Financial Planning, Mutual Fund Advisory Group, Retirement Planning, Education Strategies, Gifting Strategies, External Mutual Funds and the Global Portfolio Analysis and Research Department. Mr. Ketterer joined the firm in 1990 in the Corporate Finance division as part of the Retail Products Group. He later moved to the origination side of Investment Banking, and then, after the merger between Morgan Stanley and Dean Witter, served in the Product Development Group at Morgan Stanley Dean Witter Advisors (now known as Morgan Stanley Funds). From the summer of 2000 to the summer of 2002, Mr. Ketterer served as the Chief Administrative Officer for Morgan Stanley Investment Management where he headed the Strategic Planning & Administration Group. Mr. Ketterer received his M.B.A. from New York University's Leonard N. Stern School of Business and his B.S. in Finance from the University at Albany's School of Business.



    Jeffrey S. Swartz, age 36, was elected as a Director of the general partner, effective March 31, 2003, subject to his registration and approval as a principal by the NFA. Mr. Swartz is a Managing Director and the Chief Operating Officer of Investor Advisory Services. Mr. Swartz began with Morgan Stanley in 1990, working as a Financial Advisor in Boston. He was appointed Sales Manager of the Boston office in 1994, and served in that role for two years. In 1996, Mr. Swartz was named Branch Manager of the Cincinnati office. In 1999, he was named Associate Director of the Midwest Region, which consisted of 10 states and approximately 90 offices. Mr. Swartz served in this capacity until October 2001 when he was named Director of Investor Advisory Services Strategy and relocated to Investor Advisory Services headquarters in New York. In December of 2002,
Mr. Swartz was promoted to Managing Director and Chief Operating Officer for Investor Advisory Services. Mr. Swartz received his degree in Business Administration from the University of New Hampshire.



    Jeffrey D. Hahn, age 45, is the Chief Financial Officer of the general partner and, effective March 31, 2003, was elected as a Director of the general partner subject to the amendment and approval of his existing registration as a principal by the NFA. Mr. Hahn began his career at Morgan Stanley in 1992 and is currently an Executive Director responsible for the management and supervision of the accounting, reporting, tax and finance functions for the firm's private equity, managed futures, and certain legacy real estate investing activities. He is also the Chief Financial Officer of Morgan Stanley Futures & Currency Management Inc. From August 1984 through May 1992, Mr. Hahn held various positions as an auditor at Coopers & Lybrand, specializing in manufacturing businesses and venture capital organizations. Mr. Hahn received his B.A. in Economics from St. Lawrence University in 1979, an M.B.A. from Pace University in 1984, and is a Certified Public Accountant.

    The general partner and its officers and directors may, from time to time, trade futures, forwards, and options for their own proprietary accounts. The records of trading in such accounts will not be made available to you for inspection.


    As of the date of this prospectus, Robert E. Murray, Chairman of the Board of Directors of the general partner, owns 81.169 units of Spectrum
Select, 210.087 units of Spectrum Technical and 180.995 units of Spectrum Currency, which amounts are less than 1% of the outstanding units of each partnership. As of the date of this prospectus, Mr. Murray did not beneficially own units of any other partnership, and none of the other directors or executive officers of the general partner beneficially owned units of any partnership.


DESCRIPTION AND PERFORMANCE INFORMATION OF COMMODITY POOLS OPERATED BY THE
  GENERAL PARTNER

    The following table summarizes information relating to each of the other commodity pools operated by the general partner during the past five years, except those commodity pools exempt from disclosure under CFTC Rule 4.7.

    While each of these commodity pools has essentially the same objective--appreciation of assets through speculative trading--the structure, including fees, interest income arrangements, and trading advisors, and the performance of these pools varies widely. There are significant differences between the partnerships and the commodity pools described below. For example, some of the commodity pools have principal protection features to protect investors against the loss of their investment principal, and none of these other commodity pools has the same mix of trading advisors, trading strategies, and fee structures as those employed by the partnerships.

    All summary performance information is current as of January 31, 2003. In reviewing the following summary performance information, you should understand that performance is calculated on an accrual basis in accordance with generally accepted accounting principles and is "net" of all fees and charges, and a more complete presentation of the performance of the futures funds operated or managed by the general partner is available without charge upon request to the general partner.

    Past performance is not necessarily indicative of future results and material differences exist between the commodity pools described in the chart and the partnerships. There is no assurance that the partnerships will perform in a manner comparable to any of the commodity pools described below. You should also note that interest income may constitute a significant portion of a commodity pool's total income and may generate profits where there have been realized or unrealized losses from futures, forwards, and options trading.

                         DEMETER MANAGEMENT CORPORATION
 CAPSULE SUMMARY OF PERFORMANCE INFORMATION REGARDING COMMODITY POOLS OPERATED (EXCEPT AS OTHERWISE INDICATED, BEGINNING JANUARY 1, 1998 THROUGH JANUARY 31,
                                     2003)

                                                                                       CURRENT       CURRENT      CUMULATIVE
                                                                                        TOTAL       NET ASSET       RETURN
                                            START       CLOSE        AGGREGATE        NET ASSET     VALUE PER       SINCE
FUND TYPE/FUND(1)                          DATE(2)     DATE(3)    SUBSCRIPTIONS(4)     VALUE(5)      UNIT(6)     INCEPTION(7)
-----------------                         ---------   ---------   ----------------   ------------   ----------   ------------
                                                                         $                $             $             %
PUBLICLY-OFFERED SINGLE ADVISOR FUNDS
  WITHOUT "PRINCIPAL PROTECTION"
Columbia Futures Fund(11)                 Jul-83      Dec-02        29,276,299        8,530,860     3,870.80      294.98
DW Diversified Futures Fund L.P.          Apr-88        N/A        206,815,107       101,055,603    1,714.96      579.97
DW Multi-Market Portfolio L.P.(12)        Sep-88        N/A        252,526,000       10,764,932     2,003.27      100.33
DW Diversified Futures Fund II L.P.       Jan-89        N/A         13,210,576       10,082,941     4,437.84      343.78
DW Diversified Futures Fund III L.P.      Nov-90        N/A        126,815,755       57,801,706     2,830.06      183.01
DW Portfolio Strategy Fund L.P.(13)       Feb-91        N/A        143,522,564       101,585,612    3,636.95      263.70
Morgan Stanley Charter MSFCM L.P.(14)     Mar-94        N/A        120,173,043       102,328,856      24.62       146.20
Morgan Stanley Spectrum Commodity L.P.    Jan-98      Jan-03        47,221,948        8,770,994       6.82        (31.80  )
Morgan Stanley Charter Graham L.P.        Mar-99        N/A        110,287,359       134,853,814      20.42       104.20
Morgan Stanley Charter Millburn L.P.      Mar-99        N/A         58,544,045       47,908,060       11.70        17.00
Morgan Stanley Charter Welton L.P.        Mar-99        N/A         36,083,724        7,351,141       7.52        (24.80  )
Morgan Stanley Charter Campbell L.P.      Oct-02        N/A         25,884,078       26,767,723       10.30        3.00
PUBLICLY-OFFERED MULTI-ADVISOR FUNDS
  WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund II(15)                Jan-85        N/A         65,653,270       25,274,437     5,367.10      450.47
DW Cornerstone Fund III(15)               Jan-85        N/A        137,132,762       30,677,946     3,978.36      308.04
DW Cornerstone Fund IV(15)                May-87        N/A        168,125,690       112,576,648    7,352.59      654.11
DW Global Perspective Portfolio L.P.      Mar-92        N/A         67,424,535       10,731,224     1,178.78       17.88
DW World Currency Fund L.P.               Apr-93        N/A        114,945,830       18,003,699     1,432.72       43.27
PUBLICLY-OFFERED SINGLE ADVISOR FUNDS
  WITH "PRINCIPAL PROTECTION"
DW Principal Plus Fund L.P.(16)           Feb-90        N/A        109,013,535       33,457,442     2,030.63      103.06
PRIVATELY-OFFERED SINGLE ADVISOR FUNDS
  WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley/Chesapeake L.P.            Nov-94        N/A         41,549,530       25,544,521     2,434.15      143.42
Morgan Stanley/JWH Futures Fund L.P.      Feb-96        N/A         35,420,611       11,250,453     1,920.86       92.09
Morgan Stanley/Mark J. Walsh & Company    May-01        N/A         6,196,357         6,752,213     1,390.20       39.02
  L.P.

PRIVATELY-OFFERED MULTI-ADVISOR FUNDS
  WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley/Market Street Futures      Oct-98      Jan-02        27,198,118        8,551,809      891.64       (10.84  )
  Fund L.P.
Morgan Stanley Strategic Alternatives     May-00        N/A         74,172,446       83,647,216     1,320.75       32.08
  Fund L.L.C.
Morgan Stanley Japan Managed              Sep-02        N/A         15,000,000       15,672,216     1,038.46       5.75
  Futures L.L.C.


                                             WORST       WORST PEAK-
                                           MONTHLY %     TO-VALLEY %
FUND TYPE/FUND(1)                         DRAWDOWN(8)    DRAWDOWN(9)
-----------------                         ------------   ------------
                                               %              %
PUBLICLY-OFFERED SINGLE ADVISOR FUNDS
  WITHOUT "PRINCIPAL PROTECTION"
Columbia Futures Fund(11)                  (17.54  )       (48.63)
                                            4/86         7/83-12/86
DW Diversified Futures Fund L.P.           (12.85  )       (24.86)
                                            5/90          5/95-6/96
DW Multi-Market Portfolio L.P.(12)         (13.26  )       (29.84)
                                            2/96          5/95-6/96
DW Diversified Futures Fund II L.P.        (13.41  )       (25.62)
                                            8/89          5/95-6/96
DW Diversified Futures Fund III L.P.       (13.62  )       (27.00)
                                            1/92          5/95-6/96
DW Portfolio Strategy Fund L.P.(13)        (15.28  )       (31.83)
                                            11/01         7/99-9/00
Morgan Stanley Charter MSFCM L.P.(14)      (12.87  )       (22.84)
                                            1/95          7/94-1/95
Morgan Stanley Spectrum Commodity L.P.     (9.09)          (43.83)
                                            11/98        2/98-10/01
Morgan Stanley Charter Graham L.P.         (13.72  )       (23.83)
                                            11/01        11/01-4/02
Morgan Stanley Charter Millburn L.P.       (12.69  )       (23.46)
                                            10/99         4/01-4/02
Morgan Stanley Charter Welton L.P.         (13.40  )       (38.60)
                                            2/02          3/99-2/02
Morgan Stanley Charter Campbell L.P.       (5.60)          (7.40)
                                            11/02        10/02-11/02
PUBLICLY-OFFERED MULTI-ADVISOR FUNDS
  WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund II(15)                 (11.74  )       (32.70)
                                            9/89         7/88-10/89
DW Cornerstone Fund III(15)                (18.28  )       (32.35)
                                            2/89         2/89-10/89
DW Cornerstone Fund IV(15)                 (21.04  )       (45.21)
                                            9/89          7/89-9/89
DW Global Perspective Portfolio L.P.       (12.10  )       (40.90)
                                            10/99         8/93-1/95
DW World Currency Fund L.P.                (9.68)          (46.04)
                                            5/95          8/93-1/95
PUBLICLY-OFFERED SINGLE ADVISOR FUNDS
  WITH "PRINCIPAL PROTECTION"
DW Principal Plus Fund L.P.(16)            (7.48)          (13.08)
                                            2/96          2/96-5/96
PRIVATELY-OFFERED SINGLE ADVISOR FUNDS
  WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley/Chesapeake L.P.             (20.66  )       (38.99)
                                            11/01         4/01-4/02
Morgan Stanley/JWH Futures Fund L.P.       (18.57  )       (46.68)
                                            11/01         7/99-9/00
Morgan Stanley/Mark J. Walsh & Company     (10.25  )       (23.29)
  L.P.                                      10/02        11/01-4/02
PRIVATELY-OFFERED MULTI-ADVISOR FUNDS
  WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley/Market Street Futures       (10.76  )       (31.12)
  Fund L.P.                                 3/00          3/99-7/00
Morgan Stanley Strategic Alternatives      (6.08)          (9.05)
  Fund L.L.C.                               11/01        11/01-4/02
Morgan Stanley Japan Managed               (3.04)          (4.86)
  Futures L.L.C.                            10/02        10/02-11/02

                                                                COMPOUND ANNUAL RATES OF RETURN(10)
                                          --------------------------------------------------------------------------------

FUND TYPE/FUND(1)                            2003         2002          2001          2000          1999          1998
-----------------                         ----------   -----------   -----------   -----------   -----------   -----------
                                              %             %             %             %             %             %
PUBLICLY-OFFERED SINGLE ADVISOR FUNDS
  WITHOUT "PRINCIPAL PROTECTION"
Columbia Futures Fund(11)                                10.38         10.85          9.08         (8.54)        12.01

DW Diversified Futures Fund L.P.            12.18        28.42          1.30         22.00        (11.14)         6.22
                                          (1 month )
DW Multi-Market Portfolio L.P.(12)          12.89        30.81          1.38         21.64         (8.77)         5.63
                                          (1 month )
DW Diversified Futures Fund II L.P.         11.21        27.36          1.86         20.33         (9.50)         5.22
                                          (1 month )
DW Diversified Futures Fund III L.P.        11.87        28.64          1.07         21.99        (10.56)         5.39
                                          (1 month )
DW Portfolio Strategy Fund L.P.(13)         14.88        26.69         (6.01)         9.87         (6.85)         9.46
                                          (1 month)
Morgan Stanley Charter MSFCM L.P.(14)       12.73        29.08         (3.31)        23.77         (9.21)         5.07
                                          (1 month )
Morgan Stanley Spectrum Commodity L.P.      0.15         16.61        (25.61)         3.15         15.83        (34.30)
                                          (1 month )
Morgan Stanley Charter Graham L.P.          8.39         36.82          9.72         21.96          2.90
                                          (1 month )                                             (10 months)
Morgan Stanley Charter Millburn L.P.        4.65         21.13        (11.25)        12.07         (7.20)
                                          (1 month )                                             (10 months)
Morgan Stanley Charter Welton L.P.          0.00          5.47        (13.05)        (8.17)       (10.70)
                                          (1 month )                                             (10 months)
Morgan Stanley Charter Campbell L.P.        7.52         (4.20)
                                          (1 month )   (3 months )
PUBLICLY-OFFERED MULTI-ADVISOR FUNDS
  WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund II(15)                  8.14         13.83         (1.33)        11.46         (5.42)        12.54
                                          (1 month )
DW Cornerstone Fund III(15)                 10.75        17.94          0.27         (0.26)        (6.78)         9.13
                                          (1 month )
DW Cornerstone Fund IV(15)                  5.11         12.30         15.92         14.74         (1.13)         6.80
                                          (1 month )
DW Global Perspective Portfolio L.P.        4.98         13.32         (1.43)         3.63         (9.83)        11.25
                                          (1 month )
DW World Currency Fund L.P.                 4.32         17.30         10.78          6.36          2.65         (2.61)
                                          (1 month )
PUBLICLY-OFFERED SINGLE ADVISOR FUNDS
  WITH "PRINCIPAL PROTECTION"
DW Principal Plus Fund L.P.(16)            (0.04)         2.42          2.14          6.96         (3.82)        10.54
                                          (1 month )
PRIVATELY-OFFERED SINGLE ADVISOR FUNDS
  WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley/Chesapeake L.P.              14.47        22.88        (18.96)         7.38         (3.48)        19.93
                                          (1 month )
Morgan Stanley/JWH Futures Fund L.P.        11.33        39.71          3.60          9.78        (22.29)         4.04
                                          (1 month )
Morgan Stanley/Mark J. Walsh & Company      5.29         41.78         (6.87)
  L.P.                                    (1 month )                 (7 months )
PRIVATELY-OFFERED MULTI-ADVISOR FUNDS
  WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley/Market Street Futures                      0.98         (4.24)        (5.55)        (2.63)         0.26
  Fund L.P.                                             (1 month )                                             (3 months )
Morgan Stanley Strategic Alternatives       3.45         11.62          5.06          8.87
  Fund L.L.C.                             (1 month )                               (8 months )
Morgan Stanley Japan Managed                3.48          2.20
  Futures L.L.C.                          (1 month )   (4 months )


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      FOOTNOTES TO DEMETER MANAGEMENT CORPORATION PERFORMANCE INFORMATION

1. "Publicly-offered" funds are pools offered to the public. "Privately-offered" funds are pools offered in private placements exempt from registration. Funds with "principal protection" are pools with an investment feature that guarantees the return of the amount originally invested, generally within 5 to 7 years. Funds without "principal protection" do not guarantee the return of an investor's investment.

2.  "Start Date" is the month and year that the pool began trading.

3. "Close Date" is the month and year that the pool liquidated its assets and stopped doing business.

4. "Aggregate Subscriptions" is the aggregate of all amounts contributed to the pool, including investments that were later redeemed by investors.

5. "Current Total Net Asset Value" is the net asset value of the pool as of January 31, 2003, or, in the case of liquidated pools, the net asset value of the pool on the date of liquidation.

6. "Current Net Asset Value per Unit" is calculated by dividing the current total net asset value by the total number of units outstanding as of January 31, 2003, or, in the case of liquidated pools, the date of liquidation.

7. "Cumulative Return Since Inception" is the percentage change in the net asset value of a unit from its Start Date through January 31, 2003, or, in the case of liquidated pools, from its Start Date through the date of liquidation.


8. "Worst Monthly % Drawdown" means losses experienced in the net asset value per unit over the specified period and is calculated by dividing the net change in the net asset value per unit by the beginning net asset value per unit for the relevant period. "Drawdown" is measured on the basis of monthly returns only, and does not reflect intra-month figures. The month in which the worst monthly drawdown occurred during the history of the pool is set forth under "Worst Monthly % Drawdown."



9. "Worst Peak-to-Valley % Drawdown" is the largest percentage decline in the net asset value per unit over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive ones. The months during which the worst peak-to-valley % drawdown occurred are set forth under "Worst Peak-to-Valley % Drawdown."


10. "Compound Annual Rates of Return" are calculated annually by multiplying on a compound basis each of the monthly rates of return during the year (not shown), and not by adding or averaging such monthly rates of return. For the year in which a pool commenced operations, "Compound Annual Rates of Return" reflect the compounded monthly rates of return (not shown) from the Start Date for, or the beginning of, such partial year.

11. Columbia was a publicly-offered fund with more than one advisor from its inception in July 1983 through January 1988, at which point it became a publicly-offered fund with one advisor.

12. Multi-Market was a publicly-offered fund with more than one advisor with principal protection from its inception in September 1988 through September 30, 1993, at which point it was changed to a publicly-offered fund with one advisor without principal protection.

13. Portfolio Strategy was a publicly-offered fund with one advisor with principal protection from its inception in February 1991 through July 31, 1996, at which point it was changed to a publicly-offered fund with one advisor without principal protection.

14. Charter MSFCM's net asset value per unit was split 100-to-1 after the close of business on December 1, 2000. All investors in Charter MSFCM prior to December 1, 2000 had their units increased by a corresponding amount to reflect this revaluation and all return calculations in the table have been adjusted accordingly.

15. Subscriptions for interests in Cornerstone II, Cornerstone III, and Cornerstone IV included an up-front 7.625% of net asset value selling commission and continuing offering expense charge until sales to new investors were terminated on September 30, 1994. Because sales occurred throughout the year and, therefore, the amount of the net asset value-based charge varied among investors, it was not practicable to include the up-front charge in determining the Cornerstone Funds' annual return for 1994.

16. The performance record of Principal Plus includes the performance of Dean Witter Principal Plus Fund Management L.P., an affiliated pool.

                              THE TRADING ADVISORS

MANAGEMENT AGREEMENTS


    Each trading advisor has entered into a management agreement with a partnership and the general partner. Each management agreement for Spectrum Select will expire on May 1, 2003, except the management agreement with Northfield which will expire April 30, 2004. Each management agreement for Spectrum Technical will expire on November 30, 2003. The management agreement for Spectrum Strategic with Allied Irish, Blenheim, and Eclipse will expire on December 31, 2003, November 30, 2003, and June 30, 2003, respectively. The management agreement for Spectrum Global Balanced will expire on November 30, 2003. Each management agreement for Spectrum Currency will expire on December 31, 2003. Each of the foregoing management agreements will renew annually unless otherwise terminated by the general partner or the trading advisor. The trading advisor is responsible for directing the investment and reinvestment in futures, forwards, and options of the partnership's assets allocated to such trading advisor. Each management agreement will terminate if the partnership terminates, and may be terminated by the partnership at any month-end upon five days' prior written notice to the trading advisor. Each partnership may also terminate its management agreements immediately for events that the general partner believes would have an immediate adverse effect on the partnership, such as a violation of a partnership's trading policy. Each management agreement may also be terminated by the trading advisor for events that it deems would have a material adverse effect on its abilities to perform under the management agreement, such as the implementation of a new trading limitation not agreed to by the trading advisor.


INTRODUCTION TO TRADING ADVISOR DESCRIPTIONS

    The biographies of the principals and brief summaries of the trading program(s) of the trading advisor(s) for each partnership are set forth below. The success of each partnership is dependent upon the collective success of its trading advisor(s) in their trading for the partnership. However, in evaluating these descriptions, an investor should be aware that the trading advisors' trading methods are proprietary and confidential, the trading advisor(s) selected for a partnership may change over time, and even if the same trading advisor(s) continue(s) to trade for a partnership, they may make substantial modifications to their trading programs. Investors generally will not be made aware of when a trading advisor makes a modification to its trading program.

    The descriptions of the trading advisors, their trading programs and their principals are general and are not intended to be exhaustive. It is not possible to provide a precise description of any trading advisor's trading program. Furthermore, the trading advisors may refer to specific aspects of their trading programs, which aspects may also be applicable to other trading advisors that did not choose to make specific reference to these aspects of their own trading programs. As a consequence, contrasts in the following descriptions may not, in fact, indicate a substantive difference between the different programs involved. However, all non-proprietary information about a trading program that the trading advisor believes to be material has been included.

    A trading advisor's registration with the CFTC or its membership in the National Futures Association should not be taken as an indication that any such agency has recommended or approved the trading advisor.

    Except as noted below, the trading advisors and their principals have no affiliation with any futures commission merchant, introducing broker, or principal thereof, and do not and will not participate in brokerage commissions, directly or indirectly.

MORGAN STANLEY SPECTRUM SELECT L.P.

    1. EMC CAPITAL MANAGEMENT, INC.

    EMC is an Illinois corporation, registered with the CFTC as a commodity trading advisor and commodity pool operator. EMC was incorporated in January 1988 for the purpose of acting as a commodity trading advisor, and was registered with the CFTC as a commodity trading advisor in May of 1988 and as a commodity pool operator in February 1991. Ms. Elizabeth A. Cheval is EMC's Chairman, sole principal, sole director and beneficial owner. EMC and Ms. Cheval are also members of the National Futures Association. EMC's business address is 2201 Waukegan Road, Suite West 240, Bannockburn, Illinois 60015.

    PRINCIPAL

    Ms. Elizabeth A. Cheval is the Chairman, sole principal, and sole Director of EMC. In 1984, Ms. Cheval was selected with a select group of other individuals by Richard J. Dennis, Jr., a speculative investor in futures and options, to invest for his personal account. As his employee, Ms. Cheval received extensive training from Mr. Dennis, who personally supervised her investment activities. In 1986, she became self-employed and continued to invest for accounts of family members of Mr. Dennis until May of 1988 when Mr. Dennis elected to discontinue his trading program. Prior to working with Mr. Dennis, Ms. Cheval worked with A.G. Becker, a Chicago-based brokerage firm, on the floor of the Chicago Board of Trade. Ms. Cheval has invested in futures since 1983, when she began trading financial futures for her own account. Ms. Cheval received a B.A. in Mathematics from Lawrence University in 1978.

    At this time, neither EMC nor Ms. Cheval trades for its or her own account, but each reserves the right to do so in the future. If either EMC or Ms. Cheval engage in such trading, you will not be able to inspect such records.
Ms. Cheval is currently a limited partner in a commodity pool for which EMC is a trading advisor.

    THE EMC TRADING PROGRAMS

    EMC currently trades its Classic Program for Spectrum Select. In the near future, EMC may trade a portion of its allocated Spectrum Select assets pursuant to EMC's New Program. The exact nature of EMC's investment programs is proprietary and confidential. The following descriptions of the Classic Program and New Program are, by necessity, general and not exhaustive.

    EMC's investment strategies are technical rather than fundamental in nature. In other words, they are developed from analysis of patterns of actual monthly, weekly, and daily price movements and are not based on analysis of fundamental supply and demand factors, general economic factors, or anticipated world events. EMC relies on historical analysis of these price patterns to interpret current market behavior and to evaluate technical indicators for trade initiations and liquidations.

    EMC's investment strategies used in each program are trend-following. This means that initiation and liquidation of positions in a particular market are generally in the direction of the price trend in that market, although at times counter-trend elements also may be employed.

    In both programs EMC employs an investment strategy which utilizes a blend of systems (or, stated another way, a number of systems simultaneously). The strategies are diversified in that each program follows a number of futures interests and often invests in more than ten different interests at one time.

    The specific types of contracts to be traded through both programs will vary over time. These may include futures contracts, options on futures contracts, and cash commodities. Examples of futures, forwards, and options traded by EMC include precious and base metals, U.S. and foreign financial instruments, stock indices, foreign currencies, grains and grain products, energy products such as crude oil, and soft commodities such as cocoa, orange juice, sugar, and coffee. EMC may invest in other futures interests in the future.

    EMC also may trade in currency forward contracts on the foreign exchange markets and engage in transactions in physical commodities, commonly known as an "exchange for physical" or "EFP."

    As of January 31, 2003, EMC managed approximately $47 million of client assets pursuant to its Classic Program and approximately $64 million in all of its programs. These figures include notional funds.

    The futures interest contracts in both programs typically have been chosen for reasons which include their historical performance and for their customary liquidity. EMC may frequently invest, however, in less liquid markets. EMC generally commits approximately 10% to 30% of an account's equity as margin on open positions, although this percentage can vary.

    EMC believes that the development of a futures investment strategy is a continual process. As a result of on-going research and development, EMC has made enhancements and modifications in the specifics of its trading method. It is likely that EMC will make similar enhancements and modifications in the future. This means that the methods that EMC may use in the future might differ from those presently used. Because EMC's methods are proprietary and confidential, the general partner may not be aware of such changes in EMC's investment methods.

    EMC's risk management largely will be dictated by the amount of EMC's allocated share of Spectrum Select's net assets. However, as profits are generated or losses are incurred, the risk management techniques that EMC employs for Spectrum Select will be modified.

    If possible within existing market conditions, EMC adheres to the requirements of a money management system which determines and limits the equity committed to each position and sets optimal stop-losses for each position and each account. The level of liquidation determined by this money management system can override liquidations determined by technical indicators, especially when an account has not generated profits or is experiencing losses.

    Under EMC's investment method, profits, if any, are generated by only a small percentage of the total number of trades placed. As a result, Spectrum Select's net assets allocated to EMC will experience times of substantial drawdowns. These drawdowns may be as high as 50% or more of the amount of funds initially allocated to EMC. In addition, EMC may experience drawdowns well in excess of 50% from peak levels of account performance. Substantial drawdowns do not, however, necessarily indicate a failure in the investment strategies, but rather are to be expected under the EMC programs. Prospective investors must, therefore, be prepared to withstand these periods of unprofitable trading.

    COMPARISON OF PROGRAMS

    As noted above, the Classic Program and the New Program share some common elements. Each program utilizes a diversified technical trend-following approach and invests in a number of global markets. Each program also utilizes a blend of systems and employs proprietary money management principles designed to control risk within the portfolio.

    The programs do, however, differ from one another in a number of significant respects. First, the blend of systems utilized in the Classic Program generally invests more aggressively than the blend utilized in the New Program. Second, the New Program may make use of countertrend elements more frequently than the Classic Program. Also of significance is the fact that the degree of leverage utilized in the Classic Program is typically higher than in the New Program. Finally, the specific money management principles employed also may differ.

    The Classic Program is designed to achieve a higher potential return and is likely to experience greater drawdowns and higher volatility over the long run. The New Program is likely to have a lower return, smaller drawdowns and lower volatility over the long run. Since past performance is not necessarily indicative of future results, there can be no assurance that the programs will perform in this manner either on a relative or absolute basis.

    2. NORTHFIELD TRADING L.P.

    Northfield is a Delaware limited partnership with its principal place of business at 3609 S. Wadsworth, Suite 250, Denver, Colorado 80235-2110. Northfield began operations in August 1990. The limited partnership was formed to use emerging computer technology to develop systematic approaches to trading. Northfield became registered in March 1990 as a commodity trading advisor and in November 1990 as a commodity pool operator with the CFTC, and is a member of the National Futures Association in such capacities.

    PRINCIPALS

    Douglas Bry is the President of Northfield. Mr. Bry has an extensive history, dating from 1972, in analyzing and understanding complex databases through the use of computerized statistical approaches. In January 1987, Mr. Bry and Philip Spertus formed Technical Trading Strategies, Inc., an Illinois corporation of which Mr. Bry is the President. In conjunction with Mr. Spertus and through Technical Trading Strategies, Mr. Bry developed and marketed the "Volatility Breakout System," a trading methodology that was offered for sale to the public. Technical Trading Strategies ceased offering to sell the Volatility Breakout System in March of 1990. Technical Trading Strategies obtained registration as a CTA in June 1987 and withdrew its registration in October 1990. Technical Trading Strategies never directed or guided the trading of customer accounts.

    In December 1987, Douglas Bry and Philip Spertus formed Northfield Trading Company, an Illinois corporation of which Mr. Bry is the President. Northfield Trading Company, which became registered as a futures commission merchant with the CFTC in April 1988, withdrew its registration in October 1990. Northfield Trading Company's primary business was to provide brokerage services to customers by introducing their accounts to clearing firms on a commission basis. Northfield also provided discretionary trading advice to customers, and licensed proprietary trading software to introducing brokers and commodity trading advisors.

    Mr. Bry, an attorney, graduated from Beloit College in 1974 with a B.A. in Philosophy and Sociology and obtained his J.D. from the University of Colorado in 1978. From September 1978 until June 1982, he was a trial attorney with the Defender Association of Philadelphia, and from June 1982 through January 1987, he was a Senior Trial Deputy with the Colorado State Public Defender. Mr. Bry began trading futures for his own account in 1985 and became registered with the CFTC as a commodity trading advisor in 1986. In January, 1997, Mr. Bry was elected to the National Futures Association Board of Directors in the Commodity Trading Advisor category and currently serves on its Executive Committee. In September, 1999, Mr. Bry completed his second two-year term on the Board of Directors of the Managed Funds Association. During the four years that he was on the Managed Funds Association's Board, he was Chairperson of the Emerging Trader Council, during the last two years he served on the Executive Committee, and during the last year he was Vice Chairman of the Managed Funds Association.

    Philip Spertus is Vice President of Northfield. Mr. Spertus graduated from the Massachusetts Institute of Technology in 1956. From 1979 to 1992,
Mr. Spertus served in various senior capacities, including the positions of Chairman and President, with Intercraft Industries, Inc., a multinational manufacturer of picture frames and related products. In 1992, Intercraft Industries was sold to Newell Corporation and Mr. Spertus assumed the position of Vice President with Newell until late 1993. Mr. Spertus owned a special seat and was a registered Broker/Dealer and member of the Chicago Board Options Exchange from August 1984 through February 1986. He has traded futures for his own account since 1983.


    At this time, neither Northfield nor its principals trade for their own account, but each reserves the right to do so in the future. If either Northfield or its principals engage in such trading, you will not be able to inspect such records.


    DESCRIPTION OF TRADING PROGRAMS

    Northfield will only trade the Diversified Program for Spectrum Select. Trading for Spectrum Select will be at 1.5 times the leverage Northfield normally applies for the Diversified Program. As of January 31, 2003, Northfield was managing approximately $125 million pursuant to its Diversified Program and approximately $132 million of client assets in all of its programs.

    THE DIVERSIFIED PROGRAM

    The Diversified Program was conceived, tested, and refined by Douglas Bry and Philip Spertus. The approach is fully computerized and nondiscretionary. Money management principles are a critical element in the Diversified Program and have been carefully constructed and are rigorously applied to minimize risk exposure and to protect asset appreciation. Since the trading methods to be utilized by Northfield in the Diversified Program are proprietary and confidential, the discussion that follows is of a general nature and is not intended to be exhaustive.

    The Diversified Program embodies the following features:

    1. EXCLUSIVE EMPHASIS ON TECHNICAL ANALYSIS. Northfield's Diversified Program is purely technical. A technical approach utilizes price action itself as analyzed by charts, numerical indicators, pattern recognition, or other techniques designed to provide information about market direction. Since sustained price moves offer the greatest opportunity for profit with the least amount of risk, Northfield has focused on studying the characteristics of "random" versus "non-random" market behavior. The resulting systems used in the Diversified Program are highly sensitive to changes in price direction and volatility, and are designed to detect non-random behavior before a trend is obvious.

    2. TRADING LOGIC BASED ON EXTENSIVE MARKET SIMULATIONS. In order to validate the trading methodology, extensive testing is conducted on historical data in more than 50 markets worldwide.

    3. SIMILAR TRADING ACROSS MARKETS. Northfield is very sensitive to the risk of "curve-fitting" results to particular markets or time periods, and, as a result, utilizes a similar approach in each market or group of markets that are traded with a particular system in the Diversified Program. The decision to subject markets to similar trading rules has led to the identification of techniques that work independent of the markets to which they are applied.

    4. A COMPLETELY AUTOMATED AND NON-DISCRETIONARY APPROACH. Northfield implements its Diversified Program systems via proprietary software that generates and prints orders, monitors the markets in real time and keeps track of positions. The selection of trades is not subject to intervention by Northfield's principals. No override of the Diversified Program will take place absent extraordinary circumstances which Northfield believes threaten the customer's capital, such as an outbreak of war, a major natural disaster, or a threat to the integrity of an exchange clearing system.

    5. ONGOING RESEARCH AND DEVELOPMENT. A full-time staff of computer programmers work with the principals of Northfield to refine existing systems and develop new ones for use in the Diversified Program.

    DESCRIPTION OF COMMODITIES TRADED

    Northfield's Diversified Program trades a diverse portfolio of commodity interests across more than 50 markets. The highly diversified mix of markets includes interest rates, currencies, stock index futures, grains, meats, energy products, metals (both precious and base), and soft commodities such as coffee, cotton and cocoa. Market liquidity is a critical factor in the decision whether to participate in a new market; Northfield may enter new domestic and non-United States markets for the Diversified Program as contract liquidity develops.

    The selection of markets is totally within the discretion of Northfield which may add or delete markets as it deems appropriate. The markets traded and position sizes in each market are a function of the trading methodology developed by Northfield. Multiple time frames are tracked in each market and, at any time and depending on market factors as assessed by Northfield, an account using the Diversified Program may be holding positions in all markets traded by the Diversified Program, some markets, or be out of all markets entirely.

    MONEY MANAGEMENT PRINCIPLES

    While volatility and leverage can produce healthy gains, they can also lead to substantial losses. The development of trading methods and the selection of markets are components of a complete portfolio strategy that also includes money management. The money management principles discussed below have been designed to minimize the probability of an equity drawdown while leaving intact the profit potential associated with investing in commodity interests.

    1. VOLATILITY DETERMINED, RISK EQUATED AMONG MARKETS. Each market traded by the Diversified Program is monitored to determine its dollar volatility, that is, how many contracts can be traded in a given market without risking more than a set percentage (usually less than 1/2 of 1%) of an account's equity. In this way, the trading exposure is equalized across all markets. Therefore, risk is similar in all markets although the number of contracts traded in each market may vary considerably.

    2. USE OF STOPS. Northfield generally uses protective stops for the Diversified Program, that is, setting the point at which to enter or exit the market in order to protect gains or minimize losses. Furthermore, in an attempt to control slippage, that is, the difference between the desired entry price and the actual execution price, Northfield may impose a limit on the fill prices it is willing to accept when entering trades. As a consequence, the size of a position may be smaller than desired.

    3. THE DEGREE OF LEVERAGE USED. Managers frequently provide the margin-to-equity ratio as a measure of the risk associated with a particular trading program. For Northfield's Diversified Program, the margin-to-equity ratio, which is estimated to be usually less than 15% is far less meaningful than a measure of the funds that would be lost if all the open trades were exited at their prospective stops (the "Aggregate Risk to Stop"). While no assurance can be given that actual drawdowns will not exceed the Aggregate Risk to Stop, it provides a useful measure of exposure to loss. The Aggregate Risk to Stop percentage typically will not exceed 20% and generally ranges between 5% and 15% of an account.

    4. DIVERSIFICATION. Northfield further attempts to control risk exposure of a Diversified Program account through broad diversification. Over 50 markets worldwide are included in the portfolio research, although the number of markets traded within the portfolio at any one time may vary. While some markets and groups of markets have performance characteristics that are correlated, portfolio theory, experience and numerous simulations have established that portfolio diversification produces more consistent returns.

    5. ACCOUNT ACTIVITY. Northfield's short-term Diversified Program systems may trade as frequently as once a day or more often, while long-term systems may take positions just a few times a year.

    The trading methods, selection of markets, money management principles, and implementation techniques described herein are general factors upon which Northfield will base its investment decisions for the Diversified Program. No assurance is given that consideration of any of these factors will lessen the risk of loss or increase the potential for profit. Northfield will continue to test and refine its trading methods for the Diversified Program and, therefore, reserves the right to change any technique or strategy, including the technical trading factors used, the commodity interests traded, or the money management principles applied for the Diversified Program. Northfield does not consider changes to the markets traded or systems being traded to be material for the Diversified Program and expects to make such changes on an ongoing basis.

    3. RABAR MARKET RESEARCH, INC.

    Rabar is an Illinois corporation and is registered with the CFTC as a commodity trading advisor and a commodity pool operator. It is a member of the National Futures Association in such capacities. Rabar, originally named Rainbow Market Research, Inc. when it was incorporated in November 1986, adopted its present name in January 1989. It was registered as a commodity trading advisor and a commodity pool operator in June 1988. Rabar has managed accounts continuously since July 1988. The business address of Rabar is 10 Bank Street, Suite 830, White Plains, New York 10606-1933.

    PRINCIPALS

    Paul Rabar is the President and Founder of Rabar. Since 1988, Mr. Rabar has focused his full business time and attention on the operation of Rabar with a particular focus on trading and research. Mr. Rabar first became involved with futures when he began trading for his own account in 1980. He then worked as an account executive in the futures area at E.F. Hutton from 1981 to 1983 and later at Clayton Brokerage where he worked until 1984. In 1985 Mr. Rabar was selected among a large pool of applicants to participate in a futures trading program operated by Mr. Richard J. Dennis, Jr., a well known trader of futures and options. Mr. Rabar participated in that program in 1985 and 1986, managing a proprietary account for Mr. Dennis, and in 1987 and 1988, managing an account for another individual who was also an experienced trader in futures and options. Mr. Rabar then managed his personal account in futures in 1988 and also began the operations of, and managing client assets through, Rabar Market Research. Mr. Rabar is a graduate of the New England Conservatory of Music. He did additional work--primarily in science and mathematics--at Harvard University, and in 1979 and 1980 was an assistant instructor of physics there.

    Jeffrey Izenman is the Executive Vice President of Rabar, having joined the firm in that capacity in November 1998. He is also a Managing Member of BRI Partners LLC, a venture capital firm for emerging and developing hedge fund managers. From September 1994 through October 1998, Mr. Izenman was the President of EMC Capital Management, Inc., a commodity trading advisor, where he was responsible for business development, client relations, and various administrative and operational aspects of the firm. Mr. Izenman is also the past Chairman, and a member of the Board of Directors and Executive Committee of the Managed Funds Association. He is also a member of the Business Conduct Committee of the National Futures Association. Prior to joining Rabar, Mr. lzenman was a partner in the law firm of Katten Muchin & Zavis (now known as Katten Muchin Zavis Rosenman) from October 1988 through August 1994, and an associate with that firm from September 1982 through September 1988. There he specialized in the representation of commodity trading advisors (including Rabar) and commodity pool operators, as well as securities investment advisers and hedge fund operators. Mr. Izenman received his JD degree from the University of Michigan Law School in May 1982 and a B.S. in Accountancy from the University of Illinois in May 1979. He has also passed the Uniform Certified Public Accountants examination.

    Mr. Izenman is not responsible for the management of client accounts on behalf of Rabar and has not previously had such authority or otherwise had the authority to direct client accounts. Accordingly, no performance record is shown for Mr. Izenman.

    Rabar is the commodity pool operator of and/or serves as the manager to Rabar Futures Fund, L.P., a private commodity pool, and Rabar International Futures Fund, Ltd., a commodity pool organized in the Cayman Islands (that is not open to U.S. investors).

    It should be noted that Rabar and/or Mr. Rabar currently, and Rabar, Mr. Rabar, and/or Mr. Izenman may in the future, invest in commodity pools that are advised by Rabar. Certain of these pools may be beneficially owned solely or primarily by Mr. Rabar. Records of the trading in these pools will not be open to client inspection.


    Rabar does not currently trade an account for itself, and Mr. Izenman does not currently trade an account for himself, but either may do so in the future. Records of such trading will be made available to you. Mr. Rabar, however, currently trades a personal account. Such trading occurs only in markets which are considered too illiquid to trade on behalf of clients, although Mr. Rabar may trade in other markets in the future. Records of Mr. Rabar's personal trading will not be open to client inspection.


    RABAR'S TRADING METHODOLOGY


    The objective of Rabar's investment strategy is to generate capital appreciation over the long run by investing exclusively in futures interests, including exchange traded futures contracts, options on futures contracts, foreign currency forward contracts and, to a very limited extent, cash commodities. Rabar may also engage in exchange for physical transactions, more commonly referred to as "EFPs".


    Rabar's strategy employs a diversified, systematic, technical, trend-following approach, utilizing a blend of several separate and distinct quantitative models. Each of these elements is described more fully below.


    The approach is "diversified" in that it can be invested in more than 80 markets, covering more than 20 different exchanges in 8 different countries. The portfolio includes futures contracts on currencies, financial instruments, precious and base metals, stock indices, energies, meats, grains, and soft commodities. The specific markets have been chosen for, among other reasons, their historical performance and customary liquidity.


    The approach is "systematic" in that Rabar utilizes multiple quantitative investment models which generate signals directing Rabar to initiate or liquidate positions in each market at specific, predetermined price points. In the vast majority of circumstances, Rabar will follow the specific signals generated by the models. The approach does, however, incorporate a small discretionary element. In this regard Rabar may, from time to time, analyze certain key fundamental factors affecting supply and demand, such as a regional or global financial crisis, extreme weather conditions, or major political events. As a result of the analysis Rabar may make adjustments to the size of positions in the portfolio in an effort to control risk or to take advantage of potential profit opportunities.

    The approach is "technical," meaning that the signals generated by the models are based upon an analysis of objective technical factors rather than fundamental factors. Although the technical indicators analyzed are varied, they are all based primarily on daily, weekly, and monthly price movement.

    The approach is "trend-following" and, in some cases, trend-identifying. In this regard Rabar seeks to invest in markets exhibiting directional price movement over time. Since the portfolio will maintain both long and short positions, it is not necessarily relevant whether a particular market is rising or falling. It is merely the case that Rabar's best opportunity for profit will come from markets moving continuously in one direction while Rabar will have a difficult time profiting from, and may incur losses in, markets which are not exhibiting sustained directional movement.

    The approach incorporates a "blend" of quantitative models. Specifically, the methodology employs several totally separate and distinct investment models in its overall approach, and several additional variations of those models, all of which are blended together in Rabar's program.


    As of January 31, 2003, Rabar was managing $148 million of client assets pursuant to its trading program (notional funds included).


    RISK MANAGEMENT

    Rabar employs a number of risk management techniques in the strategy with a view toward reducing and controlling risk in the portfolio. For example, Rabar's portfolio is broadly diversified thereby spreading the risk across multiple markets. Rabar's portfolio is also diversified across multiple quantitative models limiting the risk exposure in the portfolio to any one such model. Rabar also employs predetermined stop loss levels or exit points for each position. These stop losses can have the effect of limiting the exposure to each position, system, market, and market sector, and in the portfolio as a whole. In addition, Rabar utilizes a proprietary quantitative methodology to determine the size of each position with a view toward equalizing risk in the portfolio across all markets.

    It should be noted that there is no assurance that the above described risk management techniques will have the desired effects of controlling or even reducing risk in the portfolio, as investing in futures interests involves a high degree of risk. Also, the risk assumed and, consequently, the potential for profit experienced by a particular account at different times, and by different accounts at the same time, vary significantly according to market conditions, the size of a given account, the percentage gained or lost in that account, and the perceived risk aversion of that account's owner. For these reasons, no investor should expect necessarily the same performance as that of any other account traded previously, simultaneously, or subsequently by Rabar or its principals.

    RESEARCH & DEVELOPMENT

    Rabar believes that the development of quantitative models for use in investing in futures interests is a continual process. To this end, Rabar conducts an on-going research and development effort led by Paul Rabar and including a team of professionals working full time on research related matters. The goal of the research effort is to evaluate the continued viability of the existing models, to enhance the existing models, and to develop new models. Although there can be no assurance these goals will be achieved, through its research effort, Rabar has modified its models over time and it is likely that modifications will be made in the future. Thus, the models that might be used by Rabar in the future may differ from those presently used or those used in the past. Clients will not be informed with respect to modifications.


    The exact nature of Rabar's strategy, risk management techniques, and research and development efforts are proprietary and confidential. The foregoing description is thus of necessity general and is not intended to be exhaustive. As stated, trading decisions require the exercise of judgment by Rabar. For example, the decision not to trade certain futures interests or to reduce or eliminate exposure in certain markets may result at times in missing price moves and hence profits of great magnitude, which other trading advisors who are willing to trade these futures interests or have not reduced exposure may be able to capture. For these and other reasons, there is no assurance that the performance of Rabar will result in profitable trading.


    You should anticipate substantial losses of the portion of Spectrum Select's assets allocated to Rabar over long periods of time since profits, if any, are usually generated by only a few trades. Even more substantial losses or profits may occur because all profits are subjected to ever-increasing risk by Rabar and because large portions of unrealized profits in particular are usually given back before Rabar determines that trend reversals against its positions have occurred.


    4. SUNRISE CAPITAL MANAGEMENT, INC.


    Sunrise Capital Management is a California corporation with offices at 990 Highland Drive, Suite 303, Solana Beach, California 92075-2472. Sunrise Capital Management (formerly known as Sunrise Commodities, Inc.) was organized in 1983 and continues the business of Sunrise Commodities, a California sole proprietorship organized in 1982, and its predecessor firms. Sunrise Capital Management was registered in February 1983 as a commodity trading advisor and in April 1990 as a commodity pool operator with the CFTC and is a member of the National Futures Association in such capacities. In January 1995, Sunrise and Commodity Monitors, Inc. organized Sunrise Capital Partners, LLC, a California limited liability company. Sunrise Capital Partners is wholly-owned by Sunrise Capital Management and Commodity Monitors and was registered in February 1995 as a commodity trading advisor and commodity pool operator with the CFTC and is a member of the National Futures Association in such capacities. Commodity Monitors is a California corporation organized in October 1977, and is the successor to the partnership of Harris & Slaughter. Commodity Monitors was registered in November 1977 with the CFTC as a commodity trading advisor and is a member of the National Futures Association in such capacity. Sunrise Capital Partners and CMI are also located at the address of Sunrise Capital Management set forth above. Sunrise Capital Management and Sunrise Capital Partners currently operate five commodity pools.

    PRINCIPALS

    Mr. Martin P. Klitzner is President of Sunrise Capital Management and a Managing Director of Sunrise Capital Partners. In 1967 and 1968, Mr. Klitzner received a B.A. and an M.B.A, respectively, from the University of Michigan. He did post graduate work in economics at the University of California, Los Angeles, from 1968 to 1971. Mr. Klitzner joined Sunrise Capital Management in December 1982. Prior to joining Sunrise Capital Management, Mr. Klitzner was a planner in the public sector, a private businessman, and an investor.

    Mr. Richard C. Slaughter is a Managing Director of Sunrise Capital Partners and is responsible for research and trading systems development. In 1974, he received a B.S. in finance from San Diego State University. He has pursued graduate studies in finance at the State University and in systems management at the University of Southern California. Mr. Slaughter has been a Professor of Finance, instructing M.B.A. candidates in securities analysis and portfolio management. Mr. Slaughter, a co-founder of Commodity Monitors in 1977, serves as its President. He was responsible, along with Dr. Forrest, for the development of Commodity Monitors' current trading systems. Mr. Slaughter began trading commodities on a full-time basis in 1975 for his own account and as a commodity trading advisor.

    Dr. Gary B. Davis is the Chairman of the Board of Sunrise Capital Management. In 1968 and 1970, Dr. Davis received a B.S. and Medical degree, respectively, from the University of Michigan. From 1980 to 1990, Dr. Davis served on the faculty of the University of California, San Diego as an Associate Professor of Radiology. Dr. Davis has studied and traded the commodity futures markets since 1979. Dr. Davis currently concentrates his efforts in research and trading systems development activities for Sunrise Capital Partners.

    Dr. John V. Forrest engages in research and trading systems development on behalf of Sunrise Capital Partners. In 1962, he received a B.A. from Notre Dame and in 1966 received a Medical Degree from the State University of New York--Downstate Medical Center. Dr. Forrest retired in September 1997 as a Professor of Radiology at the University of California, San Diego, where he has served on the faculty since 1976. Dr. Forrest joined Commodity Monitors in September 1991 and is a co-developer, with Mr. Slaughter, of Commodity Monitors' current trading systems. He was President and sole shareholder of Cresta Commodities, a commodity trading advisor, from September 1981 to August 1989. Dr. Forrest began trading the commodity markets in 1975.

    Mr. Martin M. Ehrlich is Vice President-Marketing of Sunrise Capital Partners. His academic background includes studies at the University of Cincinnati where he majored in business administration. Mr. Ehrlich joined Sunrise Capital Management in 1986 after having been a long-time investor with Sunrise Capital Management. Prior to assuming responsibilities for marketing and public relations for Sunrise Capital Management, Mr. Ehrlich was an independent businessman and investor.

    Ms. Marie Laufik is Vice President-Trading of Sunrise Capital Partners. Ms. Laufik is head trader and is responsible for supervising trading and back-office operations. In 1973, Ms. Laufik received a Master's degree in Economics from the University of Prague. Ms. Laufik worked for a Czechoslovakian import/ export company for nine years before immigrating to the United States. Mrs. Laufik was a commodity trader for Cresta Commodities from 1986 until she joined Sunrise Capital Management in August 1988.

    Elissa Davis is a principal of Sunrise Capital Management and Sunrise Capital Partners by virtue of her role as a Trustee of the Davis Family Trust. Mrs. Davis is not active in the management of either Sunrise Capital Management or Sunrise Capital Partners and has not been involved in any other business activities during the past five years.

    The Davis Family Trust, dated October 12, 1989, is a director and the sole shareholder of Sunrise Capital Management; Gary B. Davis and his wife, Elissa Davis, are trustees and the sole beneficiaries of this Trust.

    Sunrise Capital Management, Sunrise Capital Partners, their principals, and their affiliates intend to trade or to continue to trade commodity interests for their own accounts. You will not be permitted to inspect the personal trading records of Sunrise Capital Management, Sunrise Capital Partners, their principals, or their affiliates, or the written policies relating to such trading.

    DESCRIPTION OF TRADING PROGRAMS

    Sunrise Capital Management utilizes a long-term technical trend-following system on behalf of the partnership, trading a wide continuum of time windows. Most of these time frames are decidedly long-term by industry standards. Pro-active money management strategies are designed to protect open profits and to minimize exposure to non-directional markets.

    Sunrise Capital Management and Sunrise Capital Partners currently offer five programs for investment, all of which are traded in accordance with the trading methodologies described below.

    In providing commodity trading advice, Sunrise Capital Management trades the CIMCO Program for Spectrum Select.

    The CIMCO--Diversified Financial Program was designed by Sunrise Capital Management to participate exclusively in the highly liquid financial markets. This program trades the major currencies as outrights against the U.S. dollar and selectively against each other. Interest rate futures, both long and short term (including U.S. and foreign bonds, notes, and euro products), stock indices (including S&P 500, DAX, and Nikkei 225), precious and industrial metals (including aluminum, gold, silver, and copper), natural gas, and crude oil are also traded in this program. These commodity interests are traded on futures exchanges but may also be traded in the interbank or cash markets when appropriate.


    While Sunrise Capital Management has traded foreign currencies in the interbank forward market, it has not previously traded other commodities on a forward basis. However, it may in the future also trade precious metals, industrial metals, energies, and other commodities on a forward basis with Morgan Stanley as the counterparty (in addition to trading these commodities on futures exchanges). Any such trading would be on a limited basis and would be done at the discretion of Sunrise Capital Management. The partnership will not hold the actual physical commodities because Sunrise Capital Management does not intend to take delivery of the underlying commodities on the forward contracts. As a result of these transactions, the risk factor "RISK FACTORS--TRADING AND PERFORMANCE RISKS--THE UNREGULATED NATURE OF THE FORWARDS MARKETS CREATES COUNTERPARTY RISKS THAT DO NOT EXIST IN FUTURES TRADING ON EXCHANGES" ON
PAGE 11 should be read as applying not only to forward trades of currencies but also to forward trades of precious metals, industrial metals, energies, and other commodities. You should note that these contracts will not qualify as
Section 1256 contracts as described in "Material Federal Income Tax Considerations--Gain or Loss on Trading Activity--Mark-to-Market" on page 130.


    As of January 31, 2003 Sunrise Capital Management and Sunrise Capital Partners collectively managed approximately $132 million of client assets pursuant to the CIMCO Program and approximately $1.1 billion of client assets in all of its programs (notional funds excluded).

    OTHER TRADING PROGRAMS


    The Currency Program is discussed under "Morgan Stanley Spectrum Currency L.P. - 2. Sunrise Capital Partners, LLC" on page 113.


    The Diversified Program may follow approximately twenty-five different markets. These markets may include, but are not limited to, precious and industrial metals, grains, petroleum products, soft commodities, domestic and foreign interest rate futures, stock indices (including S&P 500) and currencies and their crossrates.

    The Expanded Diversified Program gives clients further diversification than in the standard Diversified Program. Additional commodity interests may include, but are not limited to, industrial metals, minor currency markets, foreign interest rate futures, and stock indices (DAX and Nikkei 225). Given liquidity constraints in certain of these additional commodity markets, the trading advisor may restrict money under management for this program.

    Presently the Currency Options Program only follows options on Swiss francs, British pounds, euros, and Japanese yen. Ongoing research will determine additional markets to be traded in the future as part of this program as well as a Diversified Options Program.

    TRADING METHODOLOGIES

    Relying on technical analysis, Sunrise Capital Management believes that future price movements in all markets may be more accurately anticipated by analyzing historical price movements within a quantitative framework rather than attempting to predict or forecast changes in price through fundamental economic analysis. The trading methodologies employed by Sunrise Capital Management are based on programs analyzing a large number of interrelated mathematical and statistical formulas and techniques which are quantitative, proprietary in nature, and which have been either learned or developed by Dr. Davis, Dr. Forrest, and/or Mr. Slaughter. The profitability of the trading programs traded pursuant to technical analysis emphasizing mathematical and charting approaches will depend upon the occurrence in the future, as in the past, of major trends in some markets. In the absence of these trends and relationships, the trading programs are likely to be unprofitable.

    Sunrise Capital Management's long-term, trend-following program attempts to detect a trend, or lack of a trend, with respect to a particular futures, forward, or option by analyzing price movement and volatility over time. This program consists of multiple, independent, and parallel systems, each designed and tested to seek out and extract different market inefficiencies on different time horizons. These systems will generate a signal to sell a "short" contract or purchase a "long" contract based upon their identification of a price trend in the particular futures, forward, or option. If the systems do not detect a price trend, a "neutral" trading signal will be generated. While this neutral signal is designed to filter out high-risk "whipsaw" markets, it is successful on only a limited basis. Successful speculative futures interests trading employing trend-following techniques, such as Sunrise Capital Management's system, depends to a large degree upon not trading non-directional markets. Accordingly, to the extent that this neutral trading signal is not generated during a non-trending market, trading would likely be unprofitable.

    Long-term trend-following trading systems, such as those employed by Sunrise Capital Management, will seldom effect market entry or exit at the most favorable price in the particular market trend. Rather, this type of trading system seeks to close out losing positions quickly and to hold portions of profitable positions for as long as the trading system determines that the particular market trend continues to offer reasonable profit potential. The number of losing transactions may exceed substantially the number of profitable transactions. However, if the approach is successful, these losses should be more than offset by gains. In using this trading methodology, it is anticipated that Sunrise Capital Management will commit to margin between 5%-30% of assets managed. Margin requirements may from time to time exceed this range.

    While Sunrise Capital Management relies on mechanical technical trading systems in making investment decisions, the overall strategy does include the latitude to depart from this approach if market conditions are such that, in the opinion of Sunrise Capital Management, execution of trades recommended by the mechanical systems would be difficult or unusually risky. There may occur the rare instance in which Sunrise Capital Management will override the system to decrease market exposure. Any modification of trading instructions could adversely affect the profitability of an account. Among the possible consequences of such a modification would be (1) the entrance of a trade at a price significantly worse than a system's signal price, (2) the complete negation of a signal which subsequently would have produced a profitable trade, or (3) the premature termination of an existing trade. Sunrise Capital Management is not under any obligation to notify clients, the general partner, or you of this type of deviation from its mechanical systems, since it is an integral part of its overall trading method.

    A technical trading system consists of a series of fixed rules applied systematically. However, the system still requires Sunrise Capital Management to make subjective judgments. For example, the trading advisor must select the markets it will follow and futures interests it will actively trade, along with the contract months in which it will maintain positions. Sunrise Capital Management must also subjectively determine when to liquidate positions in a contract month which is about to expire and initiate a position in a more distant contract month.

    Sunrise Capital Management engages in ongoing research that may lead to significant modifications from time to time. Sunrise Capital Management will notify the general partner if modifications to its trading systems or portfolio structure are material.

    Sunrise Capital Management believes that the development of a commodity trading strategy is a continual process. As a result of further analysis and research into the performance of Sunrise Capital Management's methods, changes have been made from time to time in the specific manner in which these trading methods evaluate price movements in various futures interests, and it is likely that similar revisions will be made in the future. As a result of such modifications, the trading methods that may be used by Sunrise Capital Management in the future might differ from those presently being used.

    Sunrise Capital Management has discretionary authority to make all trading decisions, including upgrading or downgrading the trading size of the net assets of Spectrum Select it manages to reflect additions, withdrawals, trading profits, and/or trading losses, without prior consultation or notice. In addition, Sunrise Capital Management may from time to time adjust the leverage applicable to the assets allocated to it; PROVIDED, HOWEVER, any such adjustments will be consistent with the leverage parameters described herein and in the overall investment objectives and trading policies of the account it manages for Spectrum Select. Such adjustments may be in respect of certain markets or in respect of the overall CIMCO investment portfolio. Factors which may affect the decision to adjust leverage include: inflows and outflows of capital, ongoing research, volatility of individual markets, risk considerations, and Sunrise Capital Management's subjective judgement and evaluation of general market conditions. Adjustments to leverage may result in greater profits or losses. No assurance can be given that any leverage adjustment will be to your financial advantage.

MORGAN STANLEY SPECTRUM TECHNICAL L.P.

    1. CAMPBELL & COMPANY, INC.

    Campbell is a Maryland corporation organized in April 1978 as a successor to a partnership originally organized in January 1974. Campbell has been registered with the CFTC as a commodity trading advisor since May 1978 and is a member of the National Futures Association in such capacity. Campbell's principal place of business is located at 210 W. Pennsylvania Ave., Suite 770, Towson, MD 21204.

    PRINCIPALS

    Ms. Theresa D. Becks serves as the Chief Financial Officer, Treasurer, Secretary, and a Director. Ms. Becks joined Campbell in June 1991. In addition to her role as Chief Financial Officer, Ms. Becks also oversees administration and compliance at Campbell. Ms. Becks is currently a member of the Board of Directors of the Managed Funds Association. From December 1987 to June 1991, she was employed by Bank of Maryland Corp, a publicly held company. When she left she was Vice-President and Chief Financial Officer. Prior to that time, she worked with Ernst & Young. Ms. Becks is a C.P.A. and has a B.S. in Accounting from the University of Delaware. Ms. Becks is registered as an associated person of Campbell.

    Mr. Richard M. Bell serves as a Senior Vice-President--Trading. Mr. Bell began his employment with Campbell in May 1990. His duties include managing daily trade execution of the assets under Campbell's management. From September 1986 through May 1990 Mr. Bell was the managing general partner of several partnerships registered as broker-dealers involved in market making on the floor of the Philadelphia Stock Exchange and Philadelphia Board of Trade. From July 1975 through September 1986 Mr. Bell was a stockholder and Executive Vice-President of Tague Securities, Inc., a registered broker-dealer. Mr. Bell graduated from Lehigh University with a B.S. in Finance. Mr. Bell is registered as an associated person of Campbell.

    Mr. D. Keith Campbell has served as Chairman of the Board since it began operations and was President until January 1, 1994, and Chief Executive Officer until January 1, 1998. Mr. Campbell is the majority stockholder. From 1971 through June 1978 he was a registered representative of a futures commission merchant. Mr. Campbell has acted as a commodity trading advisor since January 1972 when, as general partner of Campbell Fund, a limited partnership engaged in commodity futures trading, he assumed sole responsibility for trading decisions made on behalf of Campbell Fund. Since then he has applied various technical trading systems to numerous discretionary commodity trading accounts over which Campbell has discretionary trading authority. Mr. Campbell is registered with the CFTC as a commodity pool operator and is a member of the National Futures Association in such capacity. He is also registered as an associated person of Campbell.

    Mr. William C. Clarke, III joined Campbell in June 1977. He is an Executive Vice-President and a Director. Mr. Clarke holds a B.S. in Finance from Lehigh University where he graduated in 1973. Mr. Clarke currently oversees all aspects of research which involves the development of proprietary trading models and portfolio management methods. Mr. Clarke is registered as an associated person of Campbell.


    Bruce L. Cleland, joined Campbell in January 1993 and presently serves as President, Chief Executive Officer and a Director. Mr. Cleland has worked in the international derivatives industry since 1973, and has owned and managed firms engaged in global clearing, floor brokerage, trading, and portfolio management. Mr. Cleland previously served as a member of the Board of Directors of the Managed Funds Association and as a member of the Board of Governors of the Comex, in New York. Mr. Cleland is a graduate of Victoria University in Wellington, New Zealand where he earned a Bachelor of Commerce and Administration degree. Mr. Cleland is registered as an associated person of Campbell.


    Phil Lindner, serves as Vice President--Information Technology. Mr. Lindner has been employed by Campbell since October 1994, became the IT Director in March 1996, and Vice President in January 1998. Prior to joining Campbell,
Mr. Lindner worked as a programmer and manager for Amtote, a provider of race-track computer systems.

    Mr. James M. Little serves as Executive Vice-President/Marketing and as a Director. Mr. Little holds a B.S. in Economics and Psychology from Purdue University. Mr. Little joined Campbell in April 1990. From March 1989 through April 1990, Mr. Little was a registered representative of A.G. Edwards &
Sons, Inc. Prior to that, from January 1984 through March 1989, he was the Chief Executive Officer of James Little & Associates, Inc., a registered commodity pool operator and registered broker-dealer. Mr. Little is the co-author of THE HANDBOOK OF FINANCIAL FUTURES, and is a frequent contributor to investment industry publications. Mr. Little is registered as an associated person of Campbell.

    Mr. C. Douglas York has been employed by Campbell since November 1992. He is a Senior Vice President--Trading. His duties include managing daily trade execution of the assets under Campbell's management. From January 1991 through October 1992, Mr. York worked for Black & Decker as Global Foreign Exchange Manager. He holds a B.A. in Government from Franklin and Marshall College.
Mr. York is registered as an associated person of Campbell.

    Any principal of Campbell may trade futures interests for his or her own accounts. In addition, Campbell manages proprietary accounts for its deferred compensation plan and principals. Campbell has written procedures that govern proprietary trading by principals. Trading records for proprietary trading accounts are available for review by clients upon reasonable notice. Such trades may or may not be in accordance with the Campbell trading program described below.

    THE CAMPBELL TRADING PROGRAM

    Campbell trades the assets allocated to it by the partnership pursuant to its Financial, Metal & Energy Large Portfolio, which trades exclusively in futures, options, and forward contracts, including foreign currencies, precious and base metals, energy products, stock market indices, and interest rate futures. As of January 31, 2003, Campbell was managing approximately
$3.7 billion of client assets pursuant to the Financial, Metal & Energy Large Portfolio and approximately $4.2 billion in all of its programs.

    Campbell makes trading decisions using proprietary technical trading models, which analyze market statistics. There can be no assurance that the trading models currently being used will produce results similar to those produced in the past. Campbell's trading models are designed to detect and exploit medium-term to long-term price changes, while also applying proven risk management and portfolio management principles.

    Campbell believes that utilizing multiple trading models provides an important level of diversification, and is most beneficial when multiple contracts in each market are traded. Every trading model may not trade every market. It is possible that one trading model may signal a long position while another trading model signals a short position in the same market. It is Campbell's intention to offset those signals to reduce unnecessary trading, but if the signals are not simultaneous, both trades will be taken and since it is unlikely that both positions would prove profitable, in retrospect, one or both trades will appear to have been unnecessary. It is Campbell's policy to follow trades signaled by each trading model independently of the other models.

    Over the course of a long-term trend, there are times when the risk of the market may not appear to be justified by the potential reward. In such circumstances some of Campbell's trading models may exit a winning position prior to the end of a price trend. While there is some risk to this method (for example, being out of the market during a significant portion of a price trend), Campbell's research indicates that this is well compensated for by the decreased volatility of performance which may result.

    Campbell's trading models may include trend-following trading models, counter-trend trading models, and trading models that do not seek to identify or follow price trends at all. Campbell expects to develop additional trading models and to modify models currently in use and may or may not employ all such models for all clients' accounts. The trading models currently used by Campbell may be eliminated from use if Campbell ever believes such action is warranted.

    While Campbell normally follows a disciplined systematic approach to trading, on occasion it may override the signals generated by the trading models, such as when market conditions dictate otherwise. While such action may be taken for any reason at any time at Campbell & Company's discretion, it will normally only be taken to reduce risk in the portfolio, and may or may not enhance the results that would otherwise be achieved.

    Campbell applies risk management and portfolio management strategies to measure and manage overall portfolio risk. These strategies include portfolio structure, risk balance, capital allocation, and risk limitation. One objective of risk and portfolio management is to determine periods of relatively high and low portfolio risk, and when such points are reached, Campbell may reduce or increase position size accordingly. It is possible, however, that this reduction or increase in position size may not enhance the results achieved over time.

    From time to time, Campbell may increase or decrease the total number of contracts held based on increases or decreases in an account's assets, changes in market conditions, perceived changes in portfolio-wide risk factors, or other factors which may be deemed relevant.

    Campbell estimates that, based on the amount of margin required to maintain positions in the markets currently traded, aggregate margin for all positions held in a client's account will range between 5% and 30% of the account's net assets. From time to time, margin commitments may be above or below these ranges.

    The number of contracts that Campbell believes can be bought or sold in a particular market without unduly influencing price adversely may at times be limited. In such cases a client's portfolio would be influenced by liquidity factors because the positions in such markets might be substantially smaller than the positions that would otherwise be taken.

    2. CHESAPEAKE CAPITAL CORPORATION

    Chesapeake was incorporated under the laws of the Commonwealth of Virginia in February 1988 for the purpose of offering advisory and investment portfolio management services to both retail and institutional investors in trading commodity futures contracts, options on futures contracts and commodities, spot and forward currency contracts, and swap and other derivative contracts, traded in U.S. and non-U.S. markets. On August 19, 1991, Chesapeake was merged into Chesapeake Capital Corporation, an Illinois corporation formed on August 13, 1991. References herein to "Chesapeake" refer to the Virginia corporation prior to August 19, 1991 and the Illinois corporation on and after August 19, 1991. Chesapeake has been registered with the CFTC as a commodity trading advisor and as a commodity pool operator since June 20, 1988 and May 8, 1991, respectively, and has also been a member of the National

Futures Association since June 20, 1988. Chesapeake's principal place of business is located at 500 Forest Avenue, Richmond, Virginia 23229. All business records will be kept at Chesapeake's principal place of business.


    PRINCIPALS

    R. Jerry Parker, Jr. is the Chairman of the Board of Directors and the Chief Executive Officer of Chesapeake. Mr. Parker has overseen Chesapeake's operations and its trading since its inception. Mr. Parker received a Bachelor of Science degree in Commerce, with an emphasis in Accounting, from the University of Virginia in January 1980. Mr. Parker worked in the accounting field for four years after graduating from college and became a licensed Certified Public Accountant in Virginia in 1982. From November 1983 until January 1987,
Mr. Parker was employed as an exempt commodity trading advisor by Mr. Richard J. Dennis, a principal and shareholder of Richard J. Dennis & Company, a Chicago-based commodity trading advisor and a commodity pool operator registered with the CFTC, in his "Turtle" training program. From January 1987 until February 1988, Mr. Parker traded for Mr. Thomas Dennis as an exempt commodity trading advisor. From November 1983 through February 1988, Mr. Parker had complete discretionary trading authority over a futures portfolio of U.S.
$1 million to U.S. $1.5 million. In February 1988, Mr. Parker ceased trading for Mr. Thomas Dennis and formed Chesapeake, which, as of January 31, 2003, managed approximately U.S. $1.0 billion (notional funds excluded) of client funds.

    John M. Hoade is the President and the Secretary of Chesapeake. Mr. Hoade received a Bachelor of Science degree in Business Administration from Lynchburg College in 1978. From September 1976 through December 1990, Mr. Hoade was employed by Thurston Metals, Inc., located in Lynchburg, Virginia, in sales, marketing, and general management. Mr. Hoade joined Chesapeake in December 1990 to direct its operations and marketing efforts.

    Robert S. Parker, Jr. is the Chief Legal Counsel of Chesapeake. Mr. Parker received his Bachelor of Science degree in Commerce, with an emphasis in Accounting, from the University of Virginia in 1965. Mr. Parker worked in the accounting field for two years and became a Certified Public Accountant in Virginia. He then attended law school at the College of William and Mary where he received a Juris Doctor degree in 1970. Mr. Parker has been engaged in the practice of law since then, with an emphasis in tax and business matters, including 13 years with Hunton & Williams, where Mr. Parker was a partner.
Mr. Parker has been Chief Legal Counsel of Chesapeake since February 1996.

    Warren K. Coleman is the Chief Financial Officer and a Managing Director of Chesapeake. Mr. Coleman received a Master of Business Administration in 1981 and Bachelor of Business Administration in 1979 from James Madison University.
Mr. Coleman became a Certified Public Accountant in 1982 while working for the public accounting firm of Ernst & Young. From February 1982 until March 1998, Mr. Coleman was employed by Philip Morris U.S.A. His job duties at Philip Morris included Plant Controller, Senior Manager responsible for Capital Evaluation and Financial Analysis and Senior Manager responsible for financial software integration. Mr. Coleman joined Chesapeake in March 1998 to direct its financial operations as Chief Financial Officer.

    Chesapeake and its principals may, from time to time, trade futures, forwards, and options contracts and securities for their own proprietary accounts. Such trades may or may not be in accordance with the Chesapeake trading program described below. Records for these accounts will not be made available to Spectrum Technical.

    THE CHESAPEAKE TRADING PROGRAMS

    Prior to June 1, 1998, the assets allocated to Chesapeake by Spectrum Technical were traded pursuant to its Diversified Program and its Financial and Metals Program. Since June 1, 1998, the assets of Spectrum Technical allocated to Chesapeake have been traded pursuant to its Diversified 2XL Program. The Diversified 2XL Program emphasizes a wide range of diversification with a global portfolio of commodity futures contracts, options on futures contracts and commodities, spot and forward currency contracts, and swap and other derivative contracts, traded in U.S. and non-U.S. markets, including, but not limited to, agricultural products, precious and industrial metals, currencies, financial instruments, and stock, financial, and economic indices. Chesapeake will not trade cash commodities or swap contracts for the partnership without the general partner's consent. Chesapeake may trade on U.S. and non-U.S. exchanges and markets. The decision to add or subtract markets from this program periodically shall be at the sole discretion of Chesapeake.

    Chesapeake utilizes a variety of trading strategies and programs for its clients' private accounts and for Chesapeake-sponsored investment funds. The programs offered generally by Chesapeake to its clients to trade commodity futures contracts, options on futures contracts and commodities, spot and forward currency contracts, and swap and other derivative contracts for their private accounts (i.e., to those clients other than Chesapeake-sponsored investment funds) are the Diversified Program and the Diversified 2XL Program (the "Diversified Trading Programs"). The Diversified Program commenced trading in February 1988. The Diversified Program emphasizes a wide range of diversification by utilizing a global portfolio of commodity futures contracts, options on futures contracts and commodities, spot and forward currency contracts, and swap and other derivative contracts, traded in U.S. and non-U.S. markets, including, but not limited to, agricultural products, precious and industrial metals, currencies, financial instruments, and stock, financial, and economic indices. These futures interest contracts are traded on a highly leveraged basis. The Diversified 2XL Program, which Chesapeake trades for Spectrum Technical, began trading in April 1994. The Diversified 2XL Program employs the same trading system as the Diversified Program, except that the Diversified 2XL Program is generally traded on an increased exposure basis generally equal to approximately two times the exposure or trading level typically applied to a fully-funded Diversified Program account (although at times a different level may be used and the partnership's returns may vary significantly from a 2:1 ratio with the gross returns of private accounts trading the Diversified Program). Ultimately, the appropriate exposure or trading level to be employed by the partnership in its trading, as determined at the sole discretion of Chesapeake, will be determined by the performance factors associated with the partnership and the partnership only, regardless of the intended performance relationship of the partnership to other accounts trading in other programs that may utilize more or less exposure. Since Chesapeake's trading strategies and programs are proprietary and confidential, the discussion below is of a general nature and it is not intended to be exhaustive.

    As of January 31, 2003, Chesapeake was managing approximately $142 million of customer funds in the Diversified 2XL Program (notional funds excluded) and approximately $1.0 billion of client assets in all of its programs (notional funds excluded).

    In general, Chesapeake analyzes markets, including price action, market volatility, open interest, and volume as a means of predicting market opportunity and discovering any repeating patterns in past historical prices. Chesapeake generally employs a computerized analysis of a large number of interrelated statistical and mathematical formulas and techniques--based on an extensive proprietary and confidential database of prices, volume, open interest, and various other market statistics--to search for patterns in data and to develop, use, and monitor trading strategies. Chesapeake places primary emphasis on technical analysis in assessing market opportunities.

    Chesapeake's trading decisions are based on a combination of its systems, its market timing techniques, its trading discretion, judgment, and experience, and on market opportunities. Chesapeake's trading methodology is both systematic and strategic. Trading decisions require the exercise of strategic judgment by Chesapeake in evaluating its technical trading methods, in their possible modification from time to time, and in their implementation.

    Chesapeake is free to use its discretion whether to follow any trading signals or parameters generated by its technical trading strategies and its Diversified Trading Programs. The decision not to trade certain markets or not to make certain trades indicated by Chesapeake's systems can materially affect performance. Under no circumstances is Chesapeake compelled to follow any of the trading indications generated by the Diversified Trading Programs.

    Chesapeake has the right to employ any form or method of technical analysis that it deems appropriate in trading its Diversified Trading Programs. By way of example, the technical trading strategies and programs utilized by Chesapeake may be significantly revised from time to time by Chesapeake as a result of ongoing research and development, which seeks to devise new trading strategies and programs, as well as test its current technical strategies and programs. Chesapeake will not notify clients, such as the partnership, of such revisions or changes to its Diversified Trading Programs as they may occur.

    Exchanges on which transactions may take place will include, but are not limited to, all exchanges in the United States, as well as non-U.S. exchanges which include, but are not limited to, the Belgian Futures and Options Exchange, the London International Financial Futures and Options Exchange Ltd., the International Petroleum Exchange of London Ltd., the London Metal Exchange, the London Commodity Exchange, the Italian Derivatives Market, the Marche a Terme International de France, the Mercado Espanol de Futuros Financieros, the Eurex Deutschland, the Hong Kong Futures Exchange Ltd., the Montreal Exchange, the Tokyo Commodity Exchange, the Tokyo International Financial Futures Exchange, the Tokyo Stock Exchange, the Singapore International Monetary Exchange, the Sydney Futures Exchange Ltd., and the Winnipeg Commodity Exchange. In addition, Chesapeake continually monitors numerous markets, both U.S. and non-U.S., and initiates trades at any point it determines that a market is sufficiently liquid and tradable using the methods employed by Chesapeake.

    Chesapeake renders advice regarding transactions in physical commodities, including exchange of futures for physical transactions. An exchange of futures for physical transaction is a transaction permitted under the rules of many futures exchanges in which two parties exchange a cash market position for a futures market position (or vice versa) without making an open, competitive trade on the exchange. The prices at which such transactions are executed are negotiated between the parties.

    Chesapeake does not currently, but may in the future, utilize swaps on behalf of the partnership with the general partner's consent. A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows (and sometimes principal amounts) measured by different interest rates, exchange rates, indices, or prices, with payments generally calculated by reference to a principal amount or quantity. Chesapeake may enter into swap transactions involving or relating to interest rates, currencies, commodities, or indices. Swaps may be utilized for a number of reasons, including to achieve greater exposure to markets in which Chesapeake is constrained by speculative position limits from taking additional positions in exchange-traded contracts, to access markets not accessible through exchange-traded instruments, and to allow customization of positions. Chesapeake may also trade other types of over-the-counter derivative contracts.

    Chesapeake generally uses between 10% and 30% of the equity in a fully funded account as original margin for trading in the Diversified Program, but at times the margin-to-equity ratio can be higher. The low margin normally required in futures trading permits an extremely high degree of leverage; margin requirements for futures trading being in some cases as little as 2% of the face value (or "exposure") of the contracts traded. Therefore, the gross value of positions held in an account may be several times the value of such account. Consequently, even a slight movement in the prices of open positions in an account could result in immediate and substantial losses to the investor. The Diversified 2XL Program generally trades at approximately double the Diversified Program exposure requiring the use of double of the portion of equity Chesapeake generally uses as margin, which results in approximately double the ratio of the gross value of positions in relation to the value of an account.

    The risk assumed and, consequently, the potential for profit experienced by a particular account at different times, and by different accounts at the same time, vary significantly according to the program(s) traded, the market conditions, the percentage gained or lost in such account, the size of such account, the brokerage commissions, the management fees and the incentive fees charged to such account, the contracts, if any, excluded from such account by the client, and when such account commenced trading. Accordingly, no investor should expect to achieve the same performance as that of any other account traded previously, simultaneously, or subsequently by Chesapeake.

    Programs that exclude or emphasize certain markets often perform differently than programs utilizing different markets. On programs that differ in terms of leverage or exposure only (E.G., the Diversified Trading Programs), Chesapeake generally attempts to manage accounts in such programs such that the gross returns (before fees), positive or negative, are a multiple of each other based on the leverage differential (e.g., the Diversified 2XL Program gross returns, positive or negative, are generally intended to be approximately double those of the Diversified Program on an annual or year to date basis). However, many factors can, sometimes significantly, impact account performance and these performance relationships, including, but not limited to, differences in the timing of additions and withdrawals and the resulting adjustment trades, varying fills, changes in position size to reduce risk during losing periods by Chesapeake that impact an account in one program but not other account(s) in other programs that use proportionately higher or lower exposure, differences in brokerage commissions, and other factors. Accordingly, every program will underperform or overperform the anticipated multiple or fraction of a differently leveraged program.

    ADDITIONS AND REDEMPTIONS IN POOL ACCOUNT

    Investors in investment fund accounts generally make additions or redeem units at net asset value per unit as of the opening of business on the first business day of each month. In order to provide the appropriate market exposure commensurate with a fund's equity after giving effect to net additions/ redemptions, Chesapeake's general practice is to adjust positions as soon as possible after the close of business on the last trading date of the month. Market conditions may dictate the time period over which these trades can be effected. The performance of a fund account relative to the performance of other accounts trading in the same program or to accounts trading within programs that should perform at a level proportionately higher or lower than such account may be significantly different as a result of these adjustment trades. Furthermore, there may be changes in net asset value per unit as a result of such adjustment trades. Based on the level of net additions/redemptions and Chesapeake's determination of liquidity or other market conditions, Chesapeake may also decide to make adjusting trades before the close of business on the last business day of the month. No assurance is given that Chesapeake will be able to avoid the performance discrepancies and the changes described above in connection with pool equity level changes. The use of discretion by Chesapeake in the application of this procedure may affect performance positively or negatively. Further, effecting trades prior to the close of business on the last business day of the month may cause brokerage commissions to be incurred and allocated in the month prior to the month in which the investors making additions participate in pool profits and losses.

    3.  JOHN W. HENRY & COMPANY, INC. (JWH-REGISTERED TRADEMARK-)

    John W. Henry & Company began managing assets in 1981 as a sole proprietorship and was later incorporated in the state of California as John W. Henry & Co., Inc. to conduct business as a commodity trading advisor. In 1997, JWH reincorporated in the state of Florida. JWH's offices are at 301 Yamato Road, Suite 2200, Boca Raton, Florida. JWH's registration as a commodity trading advisor became effective in November 1980. JWH is a member of the National Futures Association in this capacity. "JWH" is the registered trademark of John W. Henry & Company, Inc. The John W. Henry Trust, dated July 27, 1990, is the sole shareholder of JWH.

    PRINCIPALS


    Mr. John W. Henry is chairman of the JWH Board of Directors and is trustee and sole beneficiary of the John W. Henry Trust dated July 27, 1990. He is also a member of the JWH Investment Policy Committee. In addition, he is a principal of Westport Capital Management Corporation, Global Capital Management Limited, and JWH Investment Management, Inc., all affiliates of JWH. Mr. Henry oversees trading program design and composition, reviews and approves research and system development proposals prior to implementation in trading, reviews and approves of decisions involving the strategic direction of the firm, and discusses trading activities with trading supervisors. JWH's corporate officers, rather than Mr. Henry, manage JWH's day-to-day operations. Mr. Henry is the exclusive owner of trading systems licensed to Elysian Licensing Corporation, a corporation wholly owned by Mr. Henry, and sublicensed by Elysian Licensing Corporation to JWH and utilized by JWH in managing investor accounts. Mr. Henry conducts his business responsibilities for JWH from Boca Raton, Florida, and Boston, Massachusetts.


    Mr. Henry has served on the Board of Directors of the Futures Industry Association, the National Association of Futures Trading Advisors, and the Managed Futures Trade Association, and has served on the Nominating Committee of the National Futures Association. He has also served on a panel created by the Chicago Mercantile Exchange and the Chicago Board of Trade to study cooperative efforts related to electronic trading, common clearing, and issues regarding a potential merger. Since the beginning of 1987, he has devoted, and will continue to devote, considerable time to activities in businesses other than JWH and its affiliates. From January 1999 until February 2002, Mr. Henry was chairman of the Florida Marlins Baseball Club LLC. Effective February 2002, Mr. Henry is Principal Owner of New England Sports Ventures LLC, which owns the Boston Red Sox baseball team, New England Sports Network, and certain real estate, including Fenway Park. He holds comparable positions with the individual business entities engaged in these activities. Mr. Henry is regularly involved in the business of New England Sports Ventures with professional management of the Red Sox (including its president and chief executive officer) and of the other entities owned by New England Sports Ventures.

    Mr. Mark H. Mitchell is vice chairman, counsel to the firm and a member of the JWH Board of Directors. His duties include the coordination and allocation of responsibilities among JWH and its affiliates. Prior to joining JWH in January 1994, he was a partner at Chapman and Cutler in Chicago, where he headed the law firm's futures law practice from 1983 to 1993. He also served as general counsel of the MFA and general counsel of the National Association of Futures Trading Advisors.



    Mr. Mitchell is currently a director of the MFA and a member of the National Futures Association Commodity Pool Operator/Commodity Trading Advisory Committee. In addition, he has served as a member of the National Futures Association Special Committee for the Review of a Multi-tiered Regulatory Approach to National Futures Association Rules, the MFA Government Relations Committee, and the Executive Committee of the Futures Industry Association Law and Compliance Division. In 1985, Mr. Mitchell received the Richard P. Donchian Award for Outstanding Contributions to the Field of Commodity Money Management. He received an A.B. with honors from Dartmouth College and a J.D. from the University of California at Los Angeles, where he was named to the Order of the Coif, the national legal honorary society.



    Dr. Mark S. Rzepczynski is the president and chief investment officer, and a member of the JWH Investment Policy Committee. He is responsible for day-to-day management of the firm. Dr. Rzepczynski is also a principal of Westport Capital Management Corporation, Global Capital Management Limited, and JWH Investment Management, Inc., all affiliates of JWH. He was Senior Vice President,
Research & Trading at JWH from May 1998 through December 2001. Prior to joining JWH in May 1998, he was vice president and director of taxable credit and quantitative research in the fixed income division of Fidelity Management and Research from May 1995 to April 1998, where he oversaw credit and quantitative research recommendations for all Fidelity taxable fixed income funds. From April 1993 to April 1995, he was a portfolio manager and director of research for CSI Asset Management, Inc., a fixed-income money management subsidiary of Prudential Insurance. Dr. Rzepczynski is a board member of the Futures Industry Association. Dr. Rzepczynski has a B.A. CUM LAUDE, Honors in Economics from Loyola University of Chicago, and an A.M. and Ph.D. in Economics from Brown University.


    Mr. Paul Braica is a senior vice president and chief financial officer. He is also a principal of Westport Capital Management Corporation, JWH Investment Management, Inc., Global Capital Management Limited and JWH Securities, Inc. Since joining JWH in April 1996, Mr. Braica has held positions of increasing responsibility in internal audit, risk management, and administration. Before joining JWH, he was employed with Ernst & Young LLP as an auditor from December 1994 to March 1996. Mr. Braica received a BA in Economics from Gettysburg College, a MBA from Rutgers University and a MS in Taxation from Seton Hall University and was certified as a CPA by the State of New York in 1989.


    Mr. Matthew J. Driscoll is a senior vice president, trading, and chief trader and a member of the JWH Investment Policy Committee. He is responsible for the supervision and administration of all aspects of order execution strategies and implementation of trading policies and procedures. Mr. Driscoll joined JWH in March 1991 as a member of the trading department. Since joining the firm, he has held positions of increasing responsibility as they relate to the development and implementation of JWH's trading strategies and procedures; he has played a major role in the development of JWH's 24-hour trading operation. He attended Pace University.


    Mr. Kevin S. Koshi is a senior vice president, proprietary trading, and a member of the JWH Investment Policy Committee. He is responsible for the implementation and oversight of the firm's proprietary strategies and investments. Mr. Koshi joined JWH in August 1988 as a professional in the finance department, and since 1990 has held positions of increasing responsibility in the trading department. He received a B.S. in Finance from California State University at Long Beach.

    Mr. David M. Kozak is a senior vice president, general counsel, and secretary to the corporation. He is also a principal of JWH Investment Management, Inc. and Westport Capital Management Corporation. Prior to joining JWH in September 1995, he had been a partner at the law firm of Chapman and Cutler, where he concentrated in commodity futures law with an emphasis on commodity money management.


    Mr. Kozak is Chairman of the MFA's Government Relations Committee. He is also a member of the NFA's Membership Committee, as well as, the NFA's Special Committee on CPO/CTA Disclosure Issues, and the Special Committee for the Review of Multi-tiered Regulatory Approach to NFA Rules. He is currently chairman of the subcommittee on commodity trading advisor and commodity pool operator issues of the Futures Regulation Committee of the Association of the Bar of the City of New York. Mr. Kozak formerly served as the secretary and a director of the MFA, as well as having been a member of the MFA's Executive Committee. He received a B.A. from Lake Forest College, an M.A. from The University of Chicago, and a J.D. from Loyola University of Chicago.



    Mr. Kenneth S. Webster, CPA is senior vice president, operations. He is also a principal of Westport Capital Management Coporation and Global Capital Management Limited. He is responsible for firm wide operations including management of the investment support and information technology departments. Since joining JWH in January 1995, Mr. Webster has held positions of increasing responsibility and has played an instrumental role in the development and implementation of support systems for JWH and its affiliates. Prior to his employment at JWH, Mr. Webster was the Controller of Chang Crowell Management, a registered CTA, from December 1991 to December 1994, where he was responsible for directing the financial and operational activities of the firm. Mr. Webster received a BBA in Accounting from Pace University.



    Mr. Julius A. Staniewicz is vice president, senior strategist and research manager, and a member of the JWH Investment Policy Committee. Since joining JWH in March of 1992, Mr. Staniewicz has held positions of increasing responsibility at the firm. These include long-term strategic planning in the areas of trading and investment strategies, and business development. Mr. Staniewicz received a B.A. in Economics from Cornell University.



    Mr. Edwin B. Twist is a member of the JWH Board of Directors. He is also a principal of JWH Investment Management, Inc. Mr. Twist joined JWH as internal projects manager in 1991 and has been a director since 1993. His responsibilities include assisting with internal projects.


    The following is a list of additional principals of JWH: Mr. Andrew D. Willard, vice president, information technology; Mr. Ted A. Parkhill, vice president, marketing; Mr. William S. Dinon, vice president of sales and manager of retail distribution; and Ms. Wendy B. Goodyear, vice president, investor services.

    THE JWH-REGISTERED TRADEMARK- INVESTMENT PROGRAMS

    JWH specializes in managing institutional and individual capital in the global futures, swaps, and forwards markets. JWH currently operates 11 investment programs.

    JWH utilizes the Original Investment Program and the Financial and Metals Portfolio for Spectrum Technical.

    THE ORIGINAL INVESTMENT PROGRAM. The Original Investment Program began trading client capital in October 1982 and was the first program offered by JWH. The Original Investment Program seeks to capitalize on long-term trends in a broad spectrum of worldwide financial and non-financial futures markets including interest rates, global stock indices, currencies, metals, energies, and agricultural markets. This program always maintains a position--long or short--in every market traded.


    In 1992, a broad research effort was initiated to enhance the risk/reward ratios of the Original Investment Program without changing its trading philosophy. Global markets were added; sector allocations were shifted, with increased weighting given to financial markets; and some contracts were removed from the program. The quantitative model underlying the program was not changed. Beginning in October 1995, the position size in relation to account equity in this program was reduced approximately 25%. Today, the Original Investment Program is one of JWH's largest and historically best-performing programs, manifesting lower volatility since the above changes were implemented in 1992.



    THE FINANCIAL AND METALS PORTFOLIO. The Financial and Metals Portfolio, which began trading client capital in October 1984, is JWH's second longest running program. The program seeks to identify and capitalize on intermediate-term price movements in four worldwide market sectors: interest rates, currencies, non-U.S. stock indices, and metals. This program takes a position when trends are identified, but may take a neutral stance or liquidate open positions in nontrending markets. Beginning in August

1992, the position size in relation to account equity in this program was reduced approximately 50%. The quantitative model underlying the program was not changed. Since the changes were implemented in 1992, the Financial and Metals Portfolio has experienced lower volatility.


    As of January 31, 2003, JWH was managing approximately $92 million of client assets pursuant to its Original Investment Program, approximately $272 million of client assets pursuant to its Financial and Metals Portfolio and approximately $1.4 billion in all of its programs.

    INVESTMENT PHILOSOPHY AND METHODOLOGY.

    INVESTMENT PHILOSOPHY. The JWH investment philosophy has been based, since the inception of the firm, on the premise that market prices, rather than market fundamentals, are the key aggregator of information necessary to make investment decisions and that market prices, which may at first seem random, are actually related through time in complex, but discernible ways. This philosophy is based on analysis of historical data that revealed that market adjustments sometimes form price trends that can be exploited for profit. JWH believes there is an inherent return opportunity in participating in price movement trends that its systematic and analytic models have identified. JWH trading programs may participate in either rising or falling trends; they do not have a directional bias nor do they try to forecast or predict market turning points. Once a program has established a position in a market that has been identified as trending, no pre-set price target for profits is established given the highly variable nature of market trends.

    JWH's understanding of the nature of markets is based on the hypothesis that investors' expectations adjust at different times and manifest themselves in long-term price trends. Markets do not adjust immediately to new information. JWH's investment decision process has been designed to analyze and exploit these trends. JWH maintains that changes in market prices initially react to new or emerging information or events, but the aggregate impact on price may be a lengthy process. While prices may at first represent an over or under reaction to new information, prices eventually will reflect all relevant information. In other words, anything that could possibly affect the market price of a commodity or financial instrument--including fundamental, political, or psychological factors--eventually will be reflected in the price of that commodity or instrument. The foundation for JWH's analysis is, therefore, a study of market price, rather than market fundamentals or the prediction of trends.

    JWH believes that the price adjustments process takes time, since reactions of market participants to changing market dynamics initially may be inefficient; that is, investors may not react immediately to information because of differing evaluation processes, differing levels of risk tolerance, or uncertainty. Gradual price adjustments manifest themselves in long-term trends, which themselves can influence the course of events and from which profit opportunities can arise. JWH believes that such market inefficiencies can be exploited through a combination of trend detection and risk management.

    TREND DETECTION. JWH's research is based on the belief that prices move in trends that are often highly complex and difficult to identify and that trends often last longer than most market participants foresee. JWH believes there is strong economic and statistical evidence to suggest that trends do exist in most markets although they may be difficult to detect. Yet these trend signals can be found through the use of systematic extraction methods. Since the firm's founding, JWH has consistently employed its analytical methods to identify short-term to long-term trends. Comprehensive research undertaken by the firm's founder, John W. Henry, led to the initial development of disciplined systematic quantitative models. JWH's computer models examine market data for systematic price behavior or price relationships that will characterize a trend. When price trends are identified, the JWH trading system generates buy and sell signals for implementing trades. The strict application of these signals is one of the most important aspects of JWH's investment process.

    JWH considers that price is the combination of the signal plus "noise," where the signal is the trend information and the "noise" is market volatility. Prices are an aggregate of market information, but "noisy" price signals have to be filtered to discover an underlying price trend. The JWH systems examine market data for relationships among movements in prices, detecting frequencies or repetitive behavior hidden within thousands of pieces of raw price data. JWH's trading models seek to identify signals by separating short-term market noise from relevant information--and locating a directional opportunity that has favorable risk characteristics. JWH systems may dictate that positions be closed with a loss in order to provide downside protection, but the systems may also provide discipline to stay in markets that are quiescent for long periods of time in order to achieve possible long-term gain for investors. In either case, JWH investment decisions reflect the JWH trading models' assessment of the market itself, not an emotional response to recent economic or political data.

    JWH models do not follow singular movements in price, characteristic of short-term volatility. Instead, the models seek to identify changes in systematic price behavior over a long period of time, which will characterize a directional opportunity. JWH trading is conducted with a money management perspective.

    RISK MANAGEMENT. Given the noisy nature of price data, all market signals may not lead to profitable trades. Hence, significant emphasis is placed on risk management techniques to minimize the losses on any particular trade on the portfolio as a whole. Stop-losses are used and managed in a proprietary manner to balance the potential loss in any trade versus the opportunity for maximum profit. Depending on the model used, risk may be managed through variable position size or risk levels for any market. Additionally, modern portfolio techniques are used to construct the overall portfolio for a given program. These techniques will account for the volatility and correlation for markets as well as behavior during specific market extremes. Portfolio adjustments will be made to account for systematic changes in the relationships across markets. Portfolios are managed to meet longer-term risk and volatility tolerances.

    POTENTIAL CAPITAL PRESERVATION. JWH's overall objective is to provide absolute returns. JWH is an absolute return manager, insofar as it does not manage against a natural benchmark. Relative return managers, such as most traditional equity or fixed income managers, are measured on how they perform relative to some pre-determined benchmark. For these managers, this is a natural course of events, as the benchmark is a readily available alternative to the active management provided. JWH has no such investment benchmark, so its aim is to achieve returns in all market conditions, and is thus considered an absolute return manager. In markets with short-term volatility or where no trends exist--conditions which can result in flat or negative performance--JWH strives to preserve capital. Some of the JWH programs may take a neutral position (exit a market) rather than risk trading capital. While there can be no guarantee against losses, the JWH trading discipline is designed to preserve capital while waiting for opportunities where programs can generate profits over longer periods of time. Risk management on a market basis accounts for volatility and the fact that markets may turn against the prevailing trend. While JWH is looking for longer-term trends, the preservation of capital is paramount. If a predetermined amount of capital is lost, positions will be closed regardless of fundamental market conditions.

    DISCIPLINED INVESTMENT PROCESS. JWH believes that an investment strategy can only be as successful as the discipline of the manager to adhere to its requirements in the face of market adversity. Unlike discretionary traders, whose decisions may be subject to behavioral biases, JWH practices a disciplined investment process. By quantifying the circumstances under which key investment decisions are made, the JWH methodology offers investors a consistent approach to markets, unswayed by judgmental bias.

    DISCIPLINED ADAPTATION TO CHANGING MARKET CONDITIONS. JWH maintains an absolute commitment to consistent portfolio construction and program integrity. JWH has not been persuaded to change the fundamental elements of the portfolios by short-term performance, although adjustments may be made over time. Nor, over the years, has JWH changed the basic methodologies that identify signals in the markets. JWH believes that its long-term track record has benefited substantially from its adherence to its models during and after periods of negative returns.

    The dynamic elements of the JWH investment process involve periodic adaptation to changing market conditions and subjective discretionary decisions on such matters as portfolio weightings, leverage, position size, effective trade execution, capacity and entry into new markets--all of which depend on professional experience and market knowledge. These changes are made as warranted by JWH's research findings and in the context of JWH's underlying principles.

    RESEARCH. Working in a collaborative effort with JWH's traders and the Investment Policy Committee, the firm's Research Department looks to improve the overall performance of investment models through analysis of the dynamic elements of the investment process. Research also refines risk management techniques and monitors capacity. It examines profit opportunities in markets not currently traded by JWH programs, and in new instruments as they become available.

    TRADE PLACEMENT. JWH's experienced traders work on a 24-hour rotation schedule, executing trades worldwide in markets that are the most liquid for the specific trade that is being made. Trades are executed by teams, with each member of the team fully responsible for the trade's fulfillment, and are recorded and reviewed for strict adherence to procedures.

    Once trade signals are received, traders focus on the manner and speed with which the trade will be executed in an effort to minimize market disturbance at the best price.


    Depending on market conditions, order size and other factors, traders will decide to execute a trade using a particular order type, which may include "market price," "market-at-discretion" or "market limit." Whether entering or exiting the markets, JWH Trading follows specific procedures designed to help minimize the impact of any immediate adverse price developments.


    INVESTMENT PROGRAMS. JWH investment programs have different combinations of style, timing, and market characteristics. Investment style differences are primarily based on the number of directional phases that investment programs use for markets--long, short or neutral--and how position sizes are determined, whether static or dynamic. Timing--whether trends are recognized over a short to very long term period--is a distinguishing characteristic of JWH investment programs. JWH investment programs can also be distinguished by the markets they trade.

    While some characteristics may overlap, each investment program has a distinctive combination of style, timing, and markets. This does not mean that one program will have higher returns than another will or that a certain set of characteristics is preferable for one type of market. At times, an investment program may, for certain markets, use a style different from its primary style.

    DURATION OF POSITIONS HELD.


    JWH's historical performance demonstrates that, because trends often last longer than most market participants expect, significant returns can be generated from positions held over a long period of time. Therefore, market exposure to profitable positions is not changed based on the time horizon of the trade; positions held for two to four months are not unusual, and positions have been held for more than one year. Losing positions are generally reversed or eliminated relatively quickly, with most closing within a few days or weeks. However, if the JWH system detects a profitable underlying trend, a position trading at a loss may be retained in order to capture the potential benefits of participating in that trend. Throughout the investment process, risk controls designed to reduce the possibility of an extraordinary loss in any one market are maintained.


    DISCRETIONARY ASPECTS.


    JWH at its sole discretion may override computer-generated signals and may at times use discretion in the application of its quantitative models, which may affect performance positively or negatively. This could occur, for example, when JWH determines that markets are illiquid or erratic, such as may occur cyclically during holiday seasons, or on the basis of irregularly occurring market events. Subjective aspects in JWH's application of its quantitative models also include the determination of position size in relation to account equity, timing of commencement of trading an account, the investment of assets associated with additions, redemptions, and reallocations, futures contracts used and contract months traded, and effective trade execution.


    PROGRAM MODIFICATIONS.


    Proprietary research is conducted on an ongoing basis to refine the JWH investment strategies. While the basic philosophy underlying the firm's investment methodology has remained intact throughout its history, the potential benefits of employing more than one investment methodology, or in varying combinations, is a subject of continual testing, review, and evaluation. Extensive research may suggest substitution of alternative investment methodologies with respect to particular contracts; this may occur, for example, when the testing of a different methodology has indicated that its use might have resulted in improved historical performance. In addition, risk management research and investment program analysis may suggest modifications regarding the relative weighting among various contracts, modifying the style and/or timing used by an investment program to trade a particular contract, the addition or deletion of a contract traded by an investment program, or a change in position size in relation to account equity. However, most investment programs maintain a consistent portfolio composition to allow opportunities in as many major market trends as possible.



    All cash in a JWH investment program is available for trading, although the amounts committed to margin will vary from time to time. As capital in each JWH investment program increases, additional emphasis and weighting may be placed on certain markets that have historically demonstrated the greatest liquidity and profitability. Furthermore, the weighting of capital committed to various markets in the investment programs is dynamic, and JWH may vary the weighting at its discretion as market conditions, liquidity, position limit considerations, and other factors warrant. Spectrum Technical and Spectrum Currency will generally not be informed of such changes.


    OVERSIGHT OF TRADING POLICIES.


    The JWH Investment Policy Committee is a senior-level advisory group, broadly responsible for evaluating and overseeing trading policies. The Investment Policy Committee provides a forum for shared responsibility, meeting periodically to discuss issues relating to implementation of JWH's investment process and its application to markets, including research on new markets and strategies in relation to JWH trading models. Typical issues analyzed by the Investment Policy Committee include liquidity, position size, capacity, performance cycles, and new product and market strategies. The Investment Policy Committee also makes the discretionary decisions concerning investment program selection, asset allocation, and position size in relation to account equity for the Strategic Allocation Program and the Currency Strategic Allocation Program. Composition of the Investment Policy Committee, and participation in its discussions and decisions by non-members, may vary over time. The Chairman participates in all Investment Policy Committee meetings and decisions. The Investment Policy Committee does not make day-to-day trading decisions.



    POSITION SIZE.



    Adjustments in position size in relation to account equity have been and continue to be an integral part of JWH's investment strategy. At its discretion, JWH may adjust the size of a position in relation to equity in the account that is taken in certain markets or entire investment programs. Such adjustments may be made at certain times for some investment programs but not for others. Factors which may affect the decision to adjust the size of a position in relation to account equity include ongoing research, program volatility, current market volatility, risk exposure, subjective judgment, and evaluation of these and other general market conditions. Such decisions to change the size of a position may positively or negatively affect performance and will alter risk exposure for an account. Adjustments in position size relative to account equity may lead to greater profits or losses, more frequent and larger margin calls, and greater brokerage expense. No assurance is or can be given that such adjustments will result in profits for client accounts. JWH reserves the right to alter, at its sole discretion and without notification to Spectrum Technical and Spectrum Currency, its policy regarding adjustments in position size relative to account equity.


    ADDITION, REDEMPTION, AND REALLOCATION OF CAPITAL FOR COMMODITY POOL OR FUND
     ACCOUNTS.


    Investors purchase or redeem units at net asset value on the close of business on the last business day of the month. In order to provide market exposure commensurate with the funds' equity on the date of these transactions, JWH may, in its sole discretion, adjust its investment of assets associated with additions and redemptions as near as possible to the close of business on the last trading date of the month. The intention is to provide for additions, redemptions, and reallocations at a net asset value that will be the same for each of these transactions, and to eliminate possible variations in net asset values that could occur as a result of inter-day price changes if, for example, additions were calculated on the first day of the subsequent month. Therefore, JWH may, at its sole discretion, adjust its investment of the assets associated with the addition, redemption, or reallocation as near as possible to the close of business on the last business day of the month to reflect the amount then available for trading. Based on JWH's determination of liquidity or other market conditions, JWH may decide to commence trading earlier in the day on, or before, the last business day of the month, or at its sole discretion, delay adjustments to trading for an account to a date or time after the close of business on the last day of the month. No assurance is given that JWH will be able to achieve the objectives described above in connection with fund equity level changes. The use of discretion by JWH in the application of this procedure may affect performance positively or negatively.


    PHYSICAL AND CASH COMMODITIES.

    JWH may trade in physical or cash commodities for immediate or deferred delivery, including specifically gold bullion, as well as futures, options, swaps, and forward contracts when it believes that cash markets offer comparable or superior market liquidity or ability to execute transactions at a single price. In addition, the CFTC does not comprehensively regulate cash transactions, which are subject to the risk of counterparty failure, inability, or refusal to perform with respect to such contracts. JWH will not trade physical or cash commodities for the Spectrum Series, other than in connection with exchange of futures for physical transactions, without the general partner's consent.

    EQUITY DRAWDOWNS.

    Historically, only thirty to forty percent of all trades made pursuant to JWH's programs have been profitable. Large profits on a few trades in positions that typically exist for several months have produced favorable results overall. The greatest cumulative percentage decline in daily net asset value that JWH has experienced since inception in any single program on a composite basis was nearly sixty percent. You should understand that similar or greater drawdowns are possible in the future.

    LEGAL CONCERNS.

    There neither now exists nor has there previously ever been any material administrative, civil, or criminal action against JWH or its principals.


    Principals of JWH serve on the boards of directors and committees of various organizations, both in and outside of the managed futures industry. In such capacities, these individuals have a fiduciary duty to the other organizations they serve, and they are required to act in the best interests of those organizations, even if those actions were to be adverse to the interests of JWH and its clients.



    Mr. Henry devotes a substantial portion of his business time to ventures unrelated to JWH and futures trading, and from time to time certain JWH staff members may provide support services for those other business ventures. Those principals and others who supervise and manage JWH staff supporting other business ventures have a conflict of interest in allocating their time, and the time of certain staff members, between their duties to JWH and duties or commitments involving such other business ventures.



    JWH and Mr. Henry may engage in discretionary trading for their own accounts, as long as such trading does not amount to a breach of fiduciary duty. Such trading will be for the purposes of testing new investment programs and concepts, as well as for proprietary profit. Proprietary trading may involve contract markets that are not traded for client accounts. The reasons for not trading a contract market for clients may include: the contract market does not trade reasonable volume and is not expected to grow such that JWH could trade significant size with appropriate liquidity; the contract markets are liquid but are highly correlated or redundant to existing markets or sectors traded for clients; or the contract markets have excessively high volatility associated with low liquidity and no historical trends. In the course of trading for their own accounts, JWH and Mr. Henry may take positions that are the same or opposite from Spectrum Technical's and Spectrum Currency's positions, due to testing a new quantitative model or investment program, an allocation system, and/or trading pursuant to individual discretionary methods. Trades for the accounts of JWH and Mr. Henry may on occasion receive better fills than Spectrum Technical's and Spectrum Currency's accounts. Records for these accounts will not be made available to you.



    Employees and principals of JWH (other than Mr. Henry) are not permitted to trade in futures, options on futures, or forward contracts. However, such principals and employees may invest in investment vehicles that trade futures, options on futures, or forward contracts, when an independent trader manages trading in that vehicle, and in the JWH Employee Fund, L.P., for which JWH is the trading advisor. Records for these accounts will not be made available to Spectrum Technical.

    OTHER INVESTMENT PROGRAMS OPERATED BY JWH.

    In addition to the Original Investment Program and the Financial and Metals Portfolio, JWH currently operates 9 other investment programs in four categories for U.S. and non-U.S. investors, none of which are used by JWH for Spectrum Technical.

    - BROADLY DIVERSIFIED programs invest in a broad spectrum of worldwide financial and nonfinancial futures and forward markets including currencies, interest rates, global stock indices, metals, energies, and agricultural commodities. Investment choices include a program that always maintains a position--long or short--in a market (two-phase investment style), a program that takes a position when trends are identified but may take a neutral stance or liquidate open positions in nontrending markets (three-phase investment style), and a program that uses a combination of the two-phase and three-phase investment styles (five-phase investment style) to invest in both long- and short-term price trends.


    - FINANCIAL programs invest in worldwide financial futures and forward markets, including currencies, interest rates, and stock indices, in addition to the metals and energies markets. The range of investment choices includes diversified financial programs, sector-focused programs. Some programs use a two-phase investment style while others use a three-phase investment style.


    - FOREIGN EXCHANGE programs invest in a wide range of world currencies primarily traded on the interbank market. Investment choices include a program that trades a range of major and minor currencies, a program focused on major currencies only, and a program that trades major currencies against the U.S. dollar. Programs use either the three-phase investment style or a slight variation called three-phase forex which incorporates specialized intra-day volatility filters.

    - MULTIPLE STYLE programs involve the selection and allocation of assets among the other types of JWH investment programs on a discretionary basis. The Strategic Allocation Program and the Currency Strategic Allocation Program are the only programs offered in this category.

    THE GLOBAL DIVERSIFIED PORTFOLIO. The Global Diversified Portfolio, which began trading client capital in June 1988, seeks to capitalize on intermediate-term price movements in a broad spectrum of worldwide financial and non-financial markets including interest rates, non-U.S. stock indices, currencies, metals, energies, and agricultural commodity markets. This program uses the three-phase investment style.


    JWH GLOBALANALYTICS-REGISTERED TRADEMARK- FAMILY OF PROGRAMS. Introduced in June 1997 as the firm's most broadly diversified investment program, JWH GlobalAnalytics-Registered Trademark- Family of Programs is the result of extensive research and testing by the firm. Unlike other JWH programs, which invest in intermediate- or long-term price movements, JWH GlobalAnalytics-Registered Trademark- invests in both long- and short-term price movements. The program invests in a broad spectrum of worldwide financial and non-financial markets, including interest rates, non-U.S. stock indices, currencies, metals, energies, and agricultural commodity markets. This program uses a five-phase investment style.



    THE GLOBAL FINANCIAL AND ENERGY PORTFOLIO. The Global Financial and Energy Portfolio, which began trading client capital in June 1994, seeks to identify and capitalize on long-term price movements in five worldwide market sectors: interest rates, global stock indices, currencies, metals, and energies. This program uses the two-phase investment style. Beginning in April 1995, the position size in relation to account equity in this program was reduced approximately 50%. Since the change was implemented, the Global Financial and Energy Portfolio has experienced lower volatility. In 1997, the sector allocation for the program was expanded to include metals. The quantitative model underlying the program was not changed. Effective April 1, 2002, the name of the program was changed to the Global Financial and Energy Portfolio from the Global Financial Portfolio to reflect more accurately its trading.


    THE INTERNATIONAL FOREIGN EXCHANGE PROGRAM. The International Foreign Exchange Program, which began trading client capital in August 1986, seeks to identify and capitalize on intermediate-term movements in a broad range of both major and minor currencies primarily trading on the interbank market. Positions are taken as outrights against the U.S. dollar, or non-dollar cross rates. This program uses the three-phase forex investment style.

    THE WORLDWIDE BOND PROGRAM. The Worldwide Bond Program, which began trading client capital in July 1996, seeks to capitalize on intermediate-term trends by investing in the long-term portion of the worldwide interest rate markets. Although the Worldwide Bond Program concentrates in one sector, diversification is achieved by trading the interest rate markets of major industrialized countries. This program uses the three-phase investment style. Due to the limited number of markets traded, the Worldwide Bond Program may be less diversified than other JWH financial programs. Beginning in March 2000, the position size in relation to account equity was increased approximately 25% and was increased an additional 20% in June 2000. These two changes represent an over all position size increase of 50% since March 2000. The quantitative model underlying the program was not changed.


    THE G-7 CURRENCY PORTFOLIO. The G-7 Currency Portfolio, which began trading client capital in February 1991, seeks to identify and capitalize on intermediate-term price movements in the highly liquid currencies of major industrialized nations. These currencies allow for trading outrights against the U.S. dollar or non-dollar cross rates. With the advent of the European Union single currency of 11 countries, the currency exposures formerly traded for Germany, France, and Italy are now executed in the euro. This program uses the three-phase forex investment style. Beginning in May 1998 the position size in relation to account equity in this program was increased approximately 50%. The quantitative model underlying the program was not changed.


    THE DOLLAR PROGRAM. The Dollar Program, which began trading client capital in July 1996, seeks to identify and capitalize on intermediate-term price movements in the currency markets, trading major currencies against the U.S. dollar. This program uses the three-phase investment style. Due to the limited number of markets traded in the Dollar Program, the program may be less diversified than other JWH foreign exchange programs. Beginning in July, 2001, the position size in relation to account equity was increased approximately 25%.

    THE STRATEGIC ALLOCATION PROGRAM. The Strategic Allocation Program is JWH's largest program. Its objective is capital appreciation with the reduction of the volatility and risk of loss that typically would be associated with an investment in any one JWH investment program. JWH currently operates 10 other investment programs; any and all of them may be included in the Strategic Allocation Program. JWH, through its Investment Policy Committee, allocates assets among different combinations of its investment programs which each have distinctive style, timing, and market characteristics. The allocation of the Strategic Allocation Program's assets among the investment programs, as well as the selection of the programs used for the Strategic Allocation Program, is dynamic, changing at the discretion of the Investment Policy Committee. While JWH's individual investment programs are technical, trend-following programs, the selection of programs as well as the allocation of assets among the programs in the Strategic Allocation Program are entirely discretionary. JWH is under no obligation to include any particular investment program in the Strategic Allocation Program. Generally, the maximum allocation to an individual program will not exceed 25% of an account's assets.


    The Investment Policy Committee also monitors and adjusts on an ongoing basis the position size in relation to account equity at which the Strategic Allocation Program trades. Factors which may affect the decision to adjust position size include: ongoing program and portfolio research, portfolio volatility, recent market volatility, perceived risk exposure, and subjective evaluation of general market conditions. Position size can range from 50% to 150% of standard trading levels.



    THE CURRENCY STRATEGIC ALLOCATION PROGRAM. The Currency Strategic Allocation Program, which began trading client capital in November 2002, accesses JWH's currency programs as well as the models for individual foreign exchange markets within JWH's non-currency programs to trade a broadly diversified portfolio of world currencies. Its objective is capital appreciation with the reduction of the volatility and risk of loss typically associated with investment in one JWH currency only investment program. JWH currently operates three currency only investment programs and trades currencies in seven other investment programs; any and all of the programs or trading models may be included in the Currency Strategic Allocation Program. Allocations among programs and the selection of models are made at the discretion of the Investment Policy Committee in a manner generally similar to that applied to the Strategic Allocation Program. However, the timing and methods used for allocations in this program may not correspond to allocation changes in the Strategic Allocation Program. Maximum exposure to any one currency market will be 30%; discretionary adjustments to position size in relation to account equity can range from 50% to 200% of standard trading levels set annually by the Investment Policy Committee.

MORGAN STANLEY SPECTRUM STRATEGIC L.P.

    1. ALLIED IRISH CAPITAL MANAGEMENT, LTD.

    Allied Irish is an Irish corporation registered with the CFTC as a commodity trading advisor since January 1994 and is a member of the National Futures Association in that capacity. Allied Irish's business office is located at 85 Pembroke Road, Ballsbridge, Dublin 4. Allied Irish's ultimate parent company is Allied Irish Banks plc, Ireland's largest banking and financial services group. Allied Irish has been authorized by the Central Bank of Ireland under the Investment Intermediaries Act, 1995.

    As a commodity trading advisor, Allied Irish specializes in trading interest rate, currency, and equity index futures contracts, as well as foreign exchange on the interbank cash market. The primary focus of Allied Irish's futures trading is on the U.S., European, and Japanese futures exchanges with some participation in other markets. Foreign exchange trading covers the major currencies.

    Allied Irish began trading for Spectrum Strategic in May 1999.

    PRINCIPALS

    Colm Doherty became a non-executive Director of Allied Irish in January 1994. He joined AIB Group in September 1989 and in January 1994 he became Head of Investment Banking in the Capital Markets Division. In August 1999, he became Group General Manager of AIB Capital Markets. He is responsible for AIB's investment banking, international treasury and corporate lending businesses. Mr. Doherty formerly worked with First Chicago, a commercial bank, from July 1984 as Vice President and General Manager and prior to that he had a career in Industrial Credit Corporation as a senior lending executive.

    Dr. Eileen Fitzpatrick became a non-executive Director of Allied Irish in August 1997. She is the Managing Director of AIB Investment Managers Limited, an investment advisor and subsidiary of AIB Group, a position she has held since April 2000. She was previously Investment Director of AIB Investment Managers Limited from September 1996. She had previously worked as Head of International Equity Sales in Goodbody Stockbrokers, a securities brokerage firm, from March 1995 to September 1996, and in the same capacity at NCB stockbrokers, a securities brokerage firm, from November 1993 to February 1995. Before that she had worked with AIB Investment Managers as Head of International Equity Management from October 1988 to October 1993.

    Gerry Grimes is Managing Director of Allied Irish, an associated person of Allied Irish and a member of the Institute of Bankers. He became registered as an associated person of Allied Irish in January 1994. For 10 years up to March 1988, Mr. Grimes was employed by the Central Bank of Ireland in the following investment management positions: Chief Dealer, Money Market Division; Chief Dealer, Management of Official External Reserves; and Chief Forex Dealer. He represented Ireland on sub-committees of the European Central Bank Governors Committee in Basle. He has experience in liquidity and interest rate management, investment of external reserves ($5 billion) and their currency allocation and the management of the Irish pound in the European Exchange Rate Mechanism.
Mr. Grimes joined Gandon Securities as a trader in March 1988 where he traded a range of interest rate contracts, and was appointed a Director in October 1990. He was an associated person with Gandon Fund Management from July 1991 to September 1993. From mid 1991, he was responsible for the development of Gandon Fund Management's activities including the marketing and development of managed futures programs. He left Gandon Securities and Gandon Fund Management in September 1993 and joined Allied Irish that month. Mr. Grimes was a founding member of Allied Irish and is responsible for the overall management, development, and control of Allied Irish's activities. Between January and September 2002, Mr. Grimes was also responsible for trading a portion of the Worldwide Financial Futures Program.

    Ian Kelly became Company Secretary of Allied Irish in August 1997. He is a member of the Institute of Chartered Accountants of Ireland. He is Chief Operating Officer of Allied Irish and is responsible for risk management, financial control, compliance, and the back-office operations of the company. He joined Allied Irish in August 1997. Prior to joining Allied Irish, he worked from July 1994 to August 1997 in Financial Control in AIB Capital Markets Plc., an investment bank, and before that he worked with Coopers & Lybrand, an accountancy firm, from 1987 to June 1994.


    John O'Donnell became a non-executive Director of Allied Irish in March 2001. He is Head of Investment Banking in the Capital Markets Division of the AIB Group, a position he was appointed to in

March 2001. Prior to this appointment he was Managing Director of AIB International Financial Services Limited, a subsidiary of the AIB Group, from January 1994 to December 1996 and was Managing Director of AIB Corporate Finance Limited, another subsidiary of the AIB Group, from December 1996 to March 2001. Mr. O'Donnell is a Fellow of both the Chartered Institute of Management Accountants and the Chartered Association of Certified Accountants.



    John Webb became a non-executive Director of Allied Irish in February 2002. Mr. Webb is a member of the Institute of Chartered Accountants of Ireland and is currently Head of Risk--Global Treasury & International at AIB Treasury, a position he has held since June 2002. Prior to this he was Controller--Finance and Operational Risk at AIB Capital Markets plc, a position he held from November 2001 to June 2002 and he worked in AIB Group Treasury from May 2000 to November 2001. From May 1996 to May 2000, he was Director of Treasury Finance and Risk Analysis at WBK, AIB's Polish subsidiary. He previously worked in the AIB Group Treasury and Financial Control sections of the Capital Markets Division. He has worked in AIB for the last 14 years.


    John Parsons became a Director of Allied Irish in January 1995. He graduated from Queen's University, Belfast with a B.Sc. in Computer Science and Statistics in 1986, and went on to obtain a Master of Business Administration degree from Cardiff University, in 1987. Before joining Allied Irish, Mr. Parsons worked for SBC Warburg in London as a proprietary trader in the Fixed Interest & Treasury Division. Prior to that, he worked with the Bank of Ireland Group from January 1989 to March 1993, initially as a Portfolio Manager with the Bank's fund management group and ultimately as Head of European Government Bonds with the Bank's Treasury operation. Mr. Parsons trades a portion of the Worldwide Financial Futures Program and he is the sole trader of the Equity Program offered by Allied Irish.


    David Thompson became a Director of Allied Irish in September 2002. He has a Certificate in Actuarial Practices and a Certificate in Investment Management from the Institute of Actuaries in London. Prior to joining Allied Irish, Mr. Thompson worked for Bank of Ireland Group as Head of Proprietary Trading (non-customer flow) between January 2001 and August 2002. Before that he was Head of their Euro Fixed Interest Trading Desk between June 1998 and
January 2001 and prior to that worked as a proprietary trader on their fixed interest trading desk in Dublin (July 1995 to June 1998) and as a bond trader in their London office (March 1994 to July 1995). From 1987 to 1994 he worked for Eagle Star Insurance, initially as an actuarial programmer and ultimately as a foreign exchange and bond trader. Mr. Thompson trades a portion of the Worldwide Financial Futures Program.


    Allied Irish and its principals may, from time to time, trade futures, forwards, and options contracts for their own proprietary accounts.

    ALLIED IRISH'S TRADING STRATEGIES

    Allied Irish offers three trading programs, but will only trade the Worldwide Financial Futures Program for Spectrum Strategic. Trading for Spectrum Strategic will be at four times the leverage Allied Irish normally applies for the Worldwide Financial Futures Program. The two other trading programs offered by Allied Irish are the Foreign Exchange Program and the Equity Index Program.

    WORLDWIDE FINANCIAL FUTURES PROGRAM

    The Worldwide Financial Futures Program is designed to provide returns using a multi-trader trading approach on a broad range of financial instruments. The capital is sub-allocated to a range of trading styles, including a portion traded by two individual traders, Mr. Parsons and Mr. Thompson. The allocation of capital to the individual traders may be altered at the discretion of Allied Irish. A portion is traded using a systematic approach. Diversification is enhanced because no overall house view is imposed on the traders in the program, and this independence of operation is viewed as a key strength.

    Mr. Thompson's trading style is based on an understanding of the medium to longer term economic, political and demographic trends in the world. An analysis of value is conducted for all major asset classes and fitted to this fundamental framework to determine the likely direction and magnitude of trends in the major financial markets. The timing and size of trades is determined through a combination of technical analysis and assessment of market psychology and positioning. The aim of Mr. Thompson's approach is to enter trends early, building up the size of the position as the trade becomes profitable. Exit of the trades occurs when market sentiment in favour of the trade reaches an extreme, but price movements cease to justify the euphoria. Profitable trades can be run for months at a time, but may be held for shorter periods, depending on the strength of the trends involved.

    Mr. Parsons' approach to trading markets is based on a fundamental analysis of economic, fiscal, and monetary developments in the world's major economies. The majority of his trading activity is European-based. Having compiled a set of expectations for the major interest rate, equity, and foreign exchange markets, Mr. Parsons then looks for significant levels of divergence relative to the market's expectations as a signal to enter a particular position. He uses technical analysis to help identify trends and trend changes as well as to seek to improve entry and exit levels. Mr. Parsons sets profit/loss parameters for each trade on entry and adopts a two week view to positioning in normal market conditions.

    A portion of the Worldwide Financial Futures Program is traded using a technical trading system. The system has been developed to be consistent with Allied Irish's investment approach to financial markets. The system differs from most trend following trading systems in that a profit objective is built into the trade from inception and this has created a historical return profile similar to Allied Irish's. The system utilizes a break-out oriented approach that attempts to initiate trading at low risk entry points where the market has a higher probability than average of participating in a medium- to long-term trend. The concept of the system is to allow for participation in a market when the volatility conditions of the market allow for the highest pre-conditional probability of trend persistence.

    The futures contracts currently traded in the Worldwide Financial Futures Program include U.S., European, and Asian interest rate, currency, and stock index contracts. For most contracts, options may also be used from time to time. Options may be either bought or sold in this program.

    It should be noted that in relation to currency futures on both the Chicago Mercantile Exchange and the financial derivatives division of the New York Cotton Exchange, Allied Irish may convert spot transactions to futures contracts using the exchange for physicals mechanism.

    As of January 31, 2003, Allied Irish was managing approximately $271 million (including notional funds) of client assets pursuant to the Worldwide
Financial Futures Program and approximately $522 million of client assets in all of its programs (including notional funds).

    FOREIGN EXCHANGE PROGRAM

    The Foreign Exchange Program specializes in trading the inter-bank foreign exchange market. A fundamental assessment of market information is the main factor underlying the trading approach. To this end an assessment of the fundamental economic policy forces at work in different countries is first made. This is related to socio-political factors in play. A judgment is then made on how much of the economic and political influences are priced in following a review of international capital flows. In this regard consultation is made with a network of experts in the world's currency markets. Finally the price levels are examined in detail to determine appropriate trade parameters. Trading decisions are made on a consensus basis by the trading team.

    EQUITY INDEX PROGRAM

    The underlying investment approach is broadly similar to that taken in Allied Irish's other two programs in that the main inputs are an analysis of macroeconomic and global political trends. For the Equity Index Program additional analysis is conducted in terms of an extended equity valuation framework. That framework involves a number of distinct steps. This program is traded by John Parsons and trades the major stock index futures.

    RISK MANAGEMENT

    The management of risk positions takes place at two levels within the programs--at the overall program level by the trading controller and at the position taking level where each trader uses his individual money management skills.

    Given that the programs involve a multi-trader approach, a program controller role is adopted. Mr. Grimes is the trading controller for all three programs. This role involves the following: assessing the performance and risk of the programs from an overall level as distinct from a trader level; monitoring the traders' adherence to the risk parameters for each program as set out below; ensuring that the programs' overall objectives and those of individual traders are compatible; controlling the operations of the order desk and ensuring the positions are agreed between traders, order desk, back office, and counterparty. Mr. Grimes is also responsible for liaising with clients and conveying their views, wishes, and concerns to the trading team.

    To control the levels of exposure a daily end-of-day position report including contract open positions, margin utilized by contract, and margin utilized by trader is produced for the Worldwide Financial Futures and Equity Index Programs. The report for the Foreign Exchange Program looks at positions in equivalent U.S. dollar amount versus underlying U.S. dollar equity invested.

    For the Worldwide Financial Futures and Equity Index Programs, margin to equity is used to control position size while in the Foreign Exchange Program a gearing of equity is used to limit position size. Given the nature of the programs offered and the experience of the trading team, a limit of 6% margin to equity (including notional funds) is normally applied for the Worldwide Financial Futures and Equity Index Programs and a gearing of 3 times equity (including notional funds) for the Foreign Exchange Program.

    2.  BLENHEIM CAPITAL MANAGEMENT, L.L.C.

    Blenheim Capital Management, L.L.C. is a Delaware limited liability company which was formed to provide commodity trading advisory services to clients. Through a corporate reorganization in July 2001, Blenheim was merged with Blenheim Investments, Inc., a New Jersey corporation. The ownership and capitalization of Blenheim are materially the same as those which existed in Blenheim Investments, Inc. Additionally, Blenheim succeeds to all the assets and obligations of its predecessor. Blenheim is registered with the Commodity Futures Trading Commission as a commodity trading advisor and commodity pool operator, effective March 2, 1989, and is a member of the National Futures Association. Blenheim's address and telephone number are: Post Office Box 7242, Two Worlds Fair Drive, Somerset, New Jersey 08875-7242; (732) 302-0238.

    PRINCIPALS

    Mr. Willem Kooyker is the Managing Member, Chairman and majority owner of Blenheim. He is registered with the CFTC as an associated person of Blenheim and a member of the National Futures Association in that capacity. He is a former member of the Board of Directors of the NY Coffee, Sugar and Cocoa Exchange, a former president of the NY Cocoa Clearing Association, and a former member of the NY Mercantile Exchange. He received a BA CUM LAUDE in Economics from Baruch College in New York and an MBA in International Finance and Economics from New York University.

    Mr. Kooyker began his trading career in the international commodities business in 1964 with Internatio-Muller in Rotterdam, The Netherlands, where eventually he became managing director of the International Trading Group. He stayed in this position until 1981, when he joined Commodities Corporation, Princeton, New Jersey, where he became President. At the time, Commodities Corporation was an active fund management company, operating predominantly in the futures markets. In October 1984, Mr. Kooyker started a new company, Tricon Holding Company, Ltd., a joint venture between Commodities Corporation and a group of Middle Eastern investors, which was a trading and consulting company in the futures as well as the physicals markets predominantly directed towards energy and industrial commodities. Tricon currently remains only active in the forest products industry, where it operates two sawmills in the western states of the United States. In January 1989, Mr. Kooyker started Blenheim, an independent fund management company and an advisor to several investment funds.

    Concurrent, but separate from Blenheim, Mr. Kooyker is the largest beneficial owner, but not an officer, of Derivatives Portfolio Management, L.L.C., a Delaware limited liability company formed in 1993 to provide administrative, risk management, and consulting services to institutions, commodity pool operators, and individual fund managers engaged in the financial instruments, securities, and futures markets as well as the cash trading business. DPM is registered with the CFTC as a commodity pool operator, effective January 26, 1994, and is a member of the National Futures Association in that capacity. DPM has a wholly-owned subsidiary named DPM Brokerage, LLC, a Delaware limited liability company formed in 1999 to provide introduction and execution services to individual clients and private investors. DPM Brokerage is registered with the CFTC as an introducing broker, effective August 16, 1999 and is a member of the National Futures Association in that capacity. In 1996, Mr. Kooyker became a 50% shareholder in The Thornton Group, L.L.C., a consulting company to entrepreneurial startup enterprises.

    Mr. Kooyker is registered with the CFTC as a principal and an associated person of Blenheim. He is also registered as a principal of DPM and DPM Brokerage.

    Guy J. Castranova, is the Secretary of Blenheim and has held this position since its inception. He is the President and Chief Operating Officer of DPM and DPM Brokerage, as well as a Vice President and Controller of Tricon.
Mr. Castranova has been with Tricon since October 1986 and is responsible for the risk management of all physicals trading as well as the administration of all general and consolidation accounting. Prior to joining Tricon, Mr. Castranova was an accountant with two energy firms.

    In 1980 Mr. Castranova graduated from Saint Joseph's University with a BS degree in Accounting. He is registered as an associated person and principal of Blenheim, DPM, and DPM Brokerage, and is a member of the National Futures Association in those capacities.


    Blenheim and its principals may, from time to time, trade futures, forwards, and options contracts for their own proprietary accounts. If either Blenheim or its principals engage in such trading, you will not be able to inspect such records. Such trades may or may not be in accordance with the Blenheim trading program described below.


    As of January 31, 2003, Blenheim was managing approximately $52 million of client assets pursuant to its trading program.

    THE BLENHEIM GLOBAL MARKETS STRATEGY

    The GLOBAL MARKETS STRATEGY--designed and developed by the management team of Blenheim. The objective of the Global Markets Strategy is to capture substantial profits through the establishment of risk-controlled, strategic investment positions in markets where Blenheim has identified an unsustainable level of market disequilibrium that has not been reflected in the current market price. The essence of Blenheim's trading approach is its ability to use discretion in formulating the most effective mix of trading methodologies, investment vehicles, and markets to maintain performance objectives. As trading opportunities are identified, Blenheim analyzes potential trading applications in order to achieve maximum capital appreciation with prudent risk management procedures.

    MARKETS TRADED

    Blenheim's portfolio is highly diversified and draws upon a potential of 35 markets, depending on the opportunities presented at any given time. The major markets traded by Blenheim include energy, industrials, precious metals, softs, grains, global fixed income, currencies and stock indices. Blenheim concentrates in those markets that, in its judgment and discretion, have a high degree of liquidity and a wide spectrum of historical price movement relative to other markets.

    INSTRUMENTS UTILIZED

    Positions established are typically in derivative instruments such as futures options and OTC transactions. Blenheim may, however, trade to a limited extent in illiquid instruments for which market quotations are not readily available. In addition, Blenheim may trade in securities that are related to the financial and commodities markets currently traded by the fund. However, Blenheim will not be trading securities for Spectrum Strategic.

    BLENHEIM'S TRADING STYLE

    Blenheim uses a global macro approach to investing, which utilizes fundamental, geopolitical and technical research and analysis in its evaluation of the markets. Fundamental analysis attempts to examine factors external to the trading market which affect the supply and demand for a particular investment instrument in order to predict future prices. The geopolitial considerations include governmental interference and potential political conflicts which may alter the normal flow of capital and goods.

    Technical factors assume that market price patterns and price momentum, rather than external influences, indicate the supply and demand factors which are indicative of future price movements. Blenheim considers technical factors such as an instrument's recent price history, current prices of such instrument relative to price of other markets and their historical price relationships. Blenheim studies price charts to assess changes in market sentiment and examines volume and open interest to evaluate market liquidity.

    The Blenheim traders regularly monitor worldwide economic and political trends in order to identify and evaluate possible market and price imbalances. Operating within a global framework, long-term macroeconomic indicators are assessed on a multinational, country-by-country and market specific basis. Factors such as fiscal/monetary policies and cross-border capital flows are evaluated for their potential impact on the equity, fixed income, currency and commodity markets. Additionally, Blenheim's trading group utilizes econometric signals, as well as numerous other market sentiment indicators, to take advantage of short-term trading opportunities.

    PORTFOLIO MANAGEMENT AND DIVERSIFICATION

    Various techniques are employed in managing the portfolio and position volatility. In its discretionary trading, Blenheim generally initiates medium-sized positions at a market entry level. This initial position, generally considered the core strategic position, is typically initiated upon Blenheim's determination of an unsustainable level of market disequilibrium that has not been reflected in the current market price. Once market action begins to conform to Blenheim's initial assessment of price behavior, Blenheim will add to the original strategic position.

    In addition to managing the individual positions, Blenheim will also evaluate the positions within the context of an account's portfolio. Separate strategic positions are evaluated for direct and indirect correlation characteristics in order to further anticipate and manage portfolio volatility. Despite these precautions, Blenheim's trading program may be volatile at times.

    Diversification in an account's portfolio is a major consideration in its trading approach. While many of its trades are made on a short-term basis, Blenheim's basic strategy is to attempt to participate in long-term, major price movements.

    EVOLUTION OF THE TRADING APPROACH

    The trading strategy of Blenheim has evolved and will continue to do so based on ongoing research, testing of data and trading experience. Prior to 1991, Blenheim traded almost exclusively in commodity markets, with a particular emphasis on energy products. Since then, Blenheim has become active in the global fixed-income, stock indices and currency markets as well. In the past, Blenheim had included non-discretionary systematic computerized analysis in its trading practices. This strategy was driven by a series of trading systems that produced a result that was an amalgam of numerous systemic processes. It was then traded in conjunction with the discretionary approach. Under separate funds, Blenheim also managed a purely financial strategy and a long-only commodity trading strategy incorporating physical commodities.

    In this regard, Blenheim reserves the right to modify its trading approach to include any one or combination of trading methodologies it finds beneficial to its overall goals. These processes may include discretionary, systematic, or arbitage trading. Blenheim may use derivative instruments including futures, options, and forwards to reach its performance objectives. On rare occasions, Blenheim may withdraw from all markets.

    Blenheim's diversified portfolio is actively traded on domestic and foreign markets. In the early 1990s, approximately thirty-five percent (35%) to forty-five percent (45%) of equity, including notional funds, was generally committed to margin on commodities positions. Recently the percentage has been between twenty-five percent (25%) and thirty-five percent (35%). In the future the percentage committed may, from time to time, be substantially higher or lower.

    VARIANCES IN LEVERAGE

    If particular opportunities present themselves based upon fundamental factors, Blenheim may increase the number of positions held. This will result in more capital needed to provide risk margin. Accordingly, within the overall parameters of Blenheim's money management rules, Blenheim employs no hard and fast formula as to the levels of capital committed to discretionary trading or any other trading strategy at any given time. The level of risk margin relative to equity committed to trading positions is expected to vary from period to period. The Blenheim traders will constantly monitor leverage in an effort to try to maximize its positive effects while trying to avoid overexposure to its potential negative characteristics.

While there is no guaranty that this approach will be successful, Blenheim has used a consistent risk monitoring system for a number of years, one of the key components thereof involves monitoring the levels of risk margin to equity.

    Blenheim may leverage the account of Spectrum Strategic differently than the standard account using the Global Market Strategy, but will not leverage the account at more than 50% above the leverage of a standard account.

    3.  ECLIPSE CAPITAL MANAGEMENT, INC.

    Eclipse is a Delaware corporation organized in July 1983. Eclipse's main business address is 7700 Bonhomme, Suite 500, St. Louis, Missouri 63105. Eclipse has been registered with the CFTC as a commodity trading advisor since August 1986 and is a member of the National Futures Association in such capacity.

    Eclipse began trading for Spectrum Strategic in June 2000.

    PRINCIPALS

    Thomas W. Moller, the sole shareholder of Eclipse, has served as its President, CEO, and sole director since founding the firm. Mr. Moller received an undergraduate degree in Business and Economics from Vanderbilt University and a graduate degree in Accounting from the University of Kentucky. He was a Certified Public Accountant and has a background in financial planning and investment management. In 1980, as chief financial officer of a privately held company, he designed and implemented one of the first variable rate loan hedge programs using interest rate futures contracts. In 1982, he formed Interest Rate Management, Inc., another commodity trading advisor which provided interest-rate-hedging advisory and management services. Since 1986, Mr. Moller has devoted his time exclusively to Eclipse and is primarily involved in the areas of trading, research, and product development.

    James R. Klingler, JD is Senior Vice President, Corporate Secretary, and General Counsel. Mr. Klingler has a BA in Economics from Vanderbilt University and a JD from Vanderbilt University School of Law. He previously worked as an associate with the St. Louis law firm of Thompson Coburn (formerly Coburn & Croft) and as a staff attorney with Mercantile Bancorporation, also in St. Louis. From January 1991 to December 1997, he was Compliance Counsel and, subsequently, Associate Vice President with A.G. Edwards & Sons, Inc.
Mr. Klingler joined Eclipse in January 1998.

    Ronald R. Breitigam is Vice President--Trading with primary responsibility for the implementation of the firm's trading strategies. After graduating from Pacific Union College in 1982, Mr. Breitigam became an independent floor trader at the Mid-America Commodity Exchange. He served as an institutional broker with Thomson McKinnon (1984-1985) and PaineWebber (1986) and, in 1986, formed his own trading company to work full time implementing various proprietary futures and options trading strategies. Mr. Breitigam joined Eclipse in May 1989.

    James W. Dille, PhD is Vice President--Research and Technology with responsibility for computer-based research, development, and operations.
Dr. Dille has undergraduate and graduate engineering degrees from the University of Virginia. He also received a master's and doctorate from Harvard University in Applied Sciences, specializing in the areas of Decision and Control Theory and Computer Science. From 1987 through 1993, he worked for the Boeing Company (formerly, McDonnell Douglas) in the Training Systems and Flight Simulation divisions, where he was responsible for research in the areas of computer architectures and networking. He is an affiliate professor at Washington University in St. Louis, teaching courses in numerical analysis and the simulation and analysis of complex systems. Dr. Dille joined Eclipse in January 1994.


    At this time, neither Eclipse nor its principals trade for their own account, but each reserves the right to do so in the future. If either Eclipse or its principals engage in such trading, you will not be able to inspect such records.


    TRADING PROGRAMS

    Eclipse currently offers one trading program, the Global Monetary Program. The program is designed primarily for institutions, commodity pools, and certain other qualified investors. The Global Monetary Program employs a systematic trading approach, using multiple trend-following and macroeconomically driven models.

    GLOBAL MONETARY PROGRAM: This "financial, metals and energy" program requires a minimum investment of $5 million and trades a global portfolio of futures and options on futures on interest rate instruments, currencies, stock indices, precious and base metals, and energy products, as well as interbank spot and forward currency markets. A key characteristic of this program is the extensive diversification achieved by applying multiple trading models to a wide variety of financial markets located throughout the world.

    As of January 31, 2003, Eclipse was managing approximately $311 million of client assets pursuant to its trading program (notional funds included).

    TRADING APPROACH

    The trading program of Eclipse is systematic and its strategies are either macroeconomic or trend-following in nature, with the objective of capitalizing on intermediate- and long-term price trends. Eclipse makes all trading decisions pursuant to its proprietary trading, capital allocation, and risk management models. The Eclipse program makes use of multiple models to accentuate overall diversification. Macro-driven models generate trading signals through the quantitative analysis of environmental, macroeconomic, and intermarket data. Trend identification models use various technical and statistical analysis techniques to identify and evaluate price trends. Capital allocation models determine the percentage of trading capital allocated to various markets and trading models.

    Eclipse's risk management models were developed with the objective of limiting losses, capturing profits, and conserving capital in choppy, sideways markets. The risk management principles which Eclipse employs include:

    - using stop orders to exit trades when markets are moving against an established position (although, depending on market circumstances, such "stop-loss" orders may be difficult or impossible to execute);

    - diversifying positions among several different markets, futures, and/or futures groups to limit exposure in any one area;

    - using multiple entry and exit points;

    - limiting the assets committed as margin, generally within a range of 5% to 20% of assets managed, at minimum exchange margin requirements, but possibly above or below that range at certain times; and

    - prohibiting the use of unrealized profits in a particular futures contract as margin for additional contracts in the same or a related futures contract.

    Decisions whether to trade a particular futures contract are based upon various factors, including liquidity, significance in terms of desired degrees of concentration, diversification, and profit potential, both historical and at a given time. These decisions are based upon output generated by a proprietary risk management program, but require the exercise of judgment by principals of Eclipse. The decision not to trade specific contracts for certain periods or to reduce the number of contracts traded may result at times in missing significant profit opportunities which otherwise would be captured by technical strategies. The specific contracts traded in each portfolio have been selected based on liquidity, historical volatility, and the degree of past directional movement. The actual number of contracts held at any particular point in time depends on a number of factors, including evaluation of market volatility and potential risk versus return. There are occasions when a trading model may indicate that no position is appropriate in a particular contract or contract group.

    In addition to technical trading in futures contracts, Eclipse may also employ trading techniques such as spreads and straddles and may buy or sell futures options. Eclipse may alter its trading programs, including, without limitation, its trading strategies, commodity interests, and markets traded and trading principles if Eclipse determines that such change is in the best interest of the accounts which it manages.

MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.

    SSARIS ADVISORS, LLC

    SSARIS, a Delaware Limited Liability Company, was organized in May 2001. SSARIS's address is Financial Centre, 695 East Main Street, Suite 102, Stamford, Connecticut 06901. SSARIS has been registered as a commodity trading advisor since August 2001 and as a commodity pool operator since August 2001, and is a member of the National Futures Association in such capacities.

    SSARIS is a joint venture between State Street Global Alliance LLC, a limited liability company which is majority owned by State Street Global Advisors, Inc., and RTH Partners LLC, a limited liability company owned by the principals of The RXR Group, Inc. State Street Global Advisors, Inc. is a wholly-owned subsidiary of State Street Corporation. SSARIS is affiliated with State Street Global Advisors, the investment management division of State Street Bank and Trust Company, a wholly owned subsidiary of State Street Corporation.

    PRINCIPALS

    Mr. Mark Rosenberg has served as the Chairman, a Director and the Chief Investment Officer of SSARIS since its formation in May 2001 and, as such, is the head of SSARIS's Investment Committee. Mr. Rosenberg is also the Chairman of SSARIS Management LLC. Mr. Rosenberg was the Chairman and Chief Investment Officer of RXR. Mr. Rosenberg has over thirty (30) years experience in the investment management industry. From August 1984 to July 1986, Mr. Rosenberg was employed by Prudential-Bache Securities, Inc., where he headed a group that specialized in institutional hedging and managed futures trading services. From December 1976 to July 1984, Mr. Rosenberg was employed by Merrill Lynch & Co. where he organized a group that was responsible for managing hedging and alternative investment strategies for Merrill's institutional clients. This entity became the Financial Futures and Options Group. Mr. Rosenberg's first job was on the floor of the New York Stock Exchange and subsequently the New York Mercantile Exchange, where he managed proprietary capital using a variety of quantitative techniques for Weis, Voisen & Cannon, a private investment boutique. Mr. Rosenberg is a fourth term Director of the Board of the Futures Industry Association, and arbiter for the NFA and is a member of the Financial Advisory Boards of both the Chicago Mercantile Exchange and the COMEX Division of NYMEX. Mr. Rosenberg is also a Director of the Foundation of Finance and Banking Research. Mr. Rosenberg also is involved in several community activities. He has donated time to Domus House, a refuge for abandoned children, and various entrepreneurial projects targeting low-income families.

    Mr. Peter A. Hinrichs has served as the Chief Financial Officer of SSARIS since its formation in May 2001 and is a member of SSARIS's Investment Committee. Mr. Hinrichs also is Chief Financial Officer of SSARIS Management LLC. Mr. Hinrichs was with RXR since its founding in 1983, where he was responsible for RXR's financial, administrative and operational functions.
Mr. Hinrichs also was a member of RXR's Investment Committee. From
September 1981 to July 1984, Mr. Hinrichs was employed by Merrill Lynch
Futures Inc. in trading and administration and held a similar position at Prudential from July 1984 to August 1986. Mr. Hinrichs graduated from Curry College in 1981 with a Bachelor of Science degree in Business Management. He is active in his community as a Board member of Fountain House Inc., a non-profit rehabilitation center for the mentally ill, where he serves as an Investment Committee member. He also is active with a number of other charitable organizations.


    Mr. James F. Tomeo has served as the Chief Operating Officer, a Senior Portfolio Manager and a Director of SSARIS since its formation in May 2001.
Mr. Tomeo also is a member of SSARIS's Investment Committee and is responsible for portfolio management, strategic planning and product development. Mr. Tomeo served as Chief Operating Officer and a Senior Portfolio Manager of RXR and was a member of the firm's Investment Committee. Before joining RXR in 1986, Mr. Tomeo worked for Donaldson, Lufkin and Jenrette as an alternative investment consultant, and the LTV Corporation in New York. Mr. Tomeo was formerly an advisor to INSTITUTIONAL INVESTOR on matters related to Japanese pension fund reform, is the former Chairman of the International Committee of the Managed Funds Association and is the US representative to the Education and Research Committee of the Alternative Investment Management Association. Mr. Tomeo graduated from Bucknell University in May 1980 with a Bachelor of Science degree in Business Administration, the University of Hartford in 1987 with an MBA degree, and the Institute of International Studies and Training (Japanese business study program) in November 1988. He studied International Finance and Capital Markets at New York University.

    Mr. John R. Snow has been a Director of SSARIS since May 2001. Mr. Snow is Chairman of Global Alliance and is Vice Chairman of the State Street Global Advisors division of State Street Bank and Trust Company. Among other duties he is responsible for establishing and managing the subsidiaries of Global Alliance. Mr. Snow serves as Chairman of European Direct Capital Management, Asian Direct Capital Management, Rexiter Capital Management, and Pallada Asset Management. He also is a member of the Executive Committee and Investment Committee of Global Advisors, and is an Executive Vice President of State Street. Prior to joining State Street Bank and Trust Company in July 1996,
Mr. Snow was President of NatWest Investment Management, Inc., Director and Executive Vice President of NatWest Markets, Inc., and Deputy Chief Executive of NatWest Asset Managers where he started in July 1994. He was a founding director and the Chief Executive Officer of PanAgora Asset Management, Inc. and PanAgora Asset Management Limited from April 1989 to July 1994. Mr. Snow began his career in banking and investments with The Boston Company, Inc. in September 1983 where he served until April 1989 in a number of management roles including Senior Vice President and Director of Strategic Planning, Managing Director of the U.K. banking subsidiary and Director of Marketing for the institutional businesses. He also worked at IBM in marketing and systems engineering. Mr. Snow received his undergraduate degree from the University of Vermont in 1974 and attended graduate courses at Princeton University. He served as a Peace Corps volunteer in Sierra Leone. Mr. Snow is a member of the Executive Operating Group at State Street.

    Ms. Suzanne Brennan has been a Director of SSARIS since May 2001.
Ms. Brennan currently is Director of Business Operations for Global Alliance, responsible for the operations of each joint venture, including initial acquisition, negotiation and due diligence, and continuing business operations. Before joining Global Alliance in June 1997, Ms. Brennan developed strategies and managed taxable U.S. Equity portfolios for the Private Asset Management division of Global Advisors. Prior to joining Global Advisors in July 1996,
Ms. Brennan worked at NatWest Investment Management from December 1994 until July 1996, where she also managed quantitative-based U.S. Equity portfolios. Previously, Ms. Brennan was with PanAgora Asset Management from June 1989 until November 1994 as Client Service Manager. Prior to PanAgora, Ms. Brennan worked for The Boston Company from February 1986 until June 1989, where she specialized in strategic planning and product development. Ms. Brennan also spent several years in London establishing the U.K. branch of Boston Safe Deposit and Trust Company. Earlier in her career, Ms. Brennan was a financial analyst for Fleet Financial Group from June 1984 until February 1986. Ms. Brennan has been working in the investment management field since 1989. Ms. Brennan received a Bachelors of Science degree in Finance and Accounting from Boston College in June 1984.

    Principals and employees of SSARIS are not permitted to trade futures, options on futures, or forward contracts for their own accounts. Principals and employees are, however, permitted to invest in funds traded by SSARIS.

    SSARIS'S INVESTMENT PHILOSOPHY

    SSARIS trades its allocation from Spectrum Global Balanced pursuant to a variation of its Balanced Portfolio known as the Global Multi-Strategy program. The development of the trading program utilized for Spectrum Global Balanced stems from RXR's work over the years with institutional clients. In 1986, RXR began managing a portfolio called the Institutional Balanced Portfolio program (now known as the Balanced Portfolio), which was composed of U.S. stock, bond and non-U.S. financial and commodity interests. Its objective was capital appreciation with controlled volatility, a concept pioneered by Professor John Lintner of Harvard University, who conducted research on the addition of managed futures to portfolios of U.S. stocks and bonds.


    The philosophy for the investment program has its roots in Modern Portfolio Theory and the design of efficiently allocated portfolios. Effective June 1, 1998, RXR broadened the hedged equity and fixed income components to include participation in the world's major developed capital markets and increased the program's leverage to 1.4 times the original Balanced Portfolio Program. The resulting program is now known as the Global Multi-Strategy.



    SSARIS's Global Multi-Strategy program allocates to hedged equity, hedged fixed income, and long/short global assets. It is diversified by both style (divergence and convergence strategies) and asset class (global stocks, bonds, currencies and real assets). The hedged equity component may be composed of positions in FTSE 100, DAX, Nikkei 225, and S&P 500 futures indices. The hedged fixed income exposure may include British Gilt, German Bund, Japanese & US Treasury futures. Real asset exposure is diversified across energy, precious metal, base metal, and agricultural markets. The investment program uses a multi-determinant model to rebalance the independent strategies. The global stock and bond exposure is managed using models which interpret macroeconomic, relative value, inflation, interest rate, and price-related data. Exposure within the long/short global asset sector is regulated by combining individual market expected return analysis with a system that asset weights each market according to relative volatility and correlation.


    In the foreign exchange and commodity components, SSARIS analyzes price data to determine profit and risk potential. A proprietary asset allocation model is used to adjust exposure among approximately 40 markets so that no one market or sector can dominate performance. The investment program was designed to provide investors with a global investment alternative. Through the controlled use of futures and forward contracts, SSARIS manages both U.S. and non-U.S. capital markets, currency and commodity exposure in a single, integrated portfolio.

    As of January 31, 2003, SSARIS was managing approximately $51 million of client assets pursuant to the program utilized for Spectrum Global Balanced and approximately $481 million in all of their programs.

    RESEARCH AND DEVELOPMENT

    Research and development calls on the talents of personnel from several areas within the company. SSARIS has developed macro-economic and technical models that can detect price movements resulting from daily market activity and major changes in global business cycles. Using this information, portfolio managers construct investment portfolios that address the specific actuarial assumptions of their clients.


    No representation is made and no guarantee is given that Spectrum Global Balanced's objective will be realized or that SSARIS will achieve any particular level of performance or amount of profits in its trading for Spectrum Global Balanced's account. Losses incurred in the global and tangible assets component could cause Spectrum Global Balanced's account to substantially underperform accounts managed by asset allocation systems that do not include a managed futures component.


    Prospective investors must recognize not only that the foregoing discussion attempts to present only the most basic framework describing the trading program employed for Spectrum Global Balanced, but also, due to the proprietary and confidential nature of all trading approaches, any description will inevitably be general in nature. Furthermore, SSARIS's trading methods are continually evolving, as are the markets themselves.

MORGAN STANLEY SPECTRUM CURRENCY L.P.

    1.  JOHN W. HENRY & COMPANY, INC. (JWH-REGISTERED TRADEMARK-)


    JWH makes trading decisions for Spectrum Currency pursuant to the International Foreign Exchange Program. The International Foreign Exchange Program, which began trading client capital in August 1986, seeks to identify and capitalize on intermediate-term movements in a broad range of both major and minor currencies primarily trading on the interbank market. Positions are taken as outrights against the U.S. dollar, or non-dollar cross rates. This program uses the three-phase forex investment style. For a detailed description of JWH, its principals, and trading systems, including the International Foreign Currency Program, see "The Trading Advisors--Morgan Stanley Spectrum Technical--3. John W. Henry & Company, Inc." beginning on page 87.


    PAST PERFORMANCE OF JWH


    The following are the capsule performance records of all accounts managed, during the period shown, by JWH and JWH Investments, Inc., an affiliate of JWH which has ceased operations. All performance information is current as of January 31, 2003. The notes on pages 111 to 113 are an integral part of these capsules.

                         JOHN W. HENRY & COMPANY, INC.
                     INTERNATIONAL FOREIGN EXCHANGE PROGRAM


       Name of commodity trading advisor: John W. Henry & Company, Inc.
       Name of program: International Foreign Exchange Program
       Inception of client account trading by commodity trading advisor: October 1982
       Inception of client account trading in program: August 1986
       Number of open accounts: 4
       Aggregate assets overall: $1.4 billion
       Aggregate assets in program: $137.2 million
       Largest monthly drawdown: (8.0)% - (September 1998)
       Worst peak-to-valley drawdown: (19.0)% - (September 1998 - October 1999) 2003 year-to-date return: 4.0% (1 month)
       2002 annual return: 18.7%
       2001 annual return: 28.8%
       2000 annual return: 16.5%
       1999 annual return: (5.1)%
       1998 annual return: 13.9%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                     JOHN W. HENRY & COMPANY, INC. PROGRAMS


                       JANUARY 1, 1998 - JANUARY 31, 2003


                JWH BEGAN TRADING CLIENT CAPITAL IN OCTOBER 1982


                                                                                                           GLOBAL
                                                               FINANCIAL AND     ORIGINAL INVESTMENT     DIVERSIFIED
                                                              METALS PORTFOLIO         PROGRAM            PORTFOLIO
NAME OF PROGRAM:                                              ----------------   -------------------   ---------------
Inception of Client Account Trading in Program:                 October 1984        October 1982          June 1988

Number of Open Accounts:                                             13                  5                    1

Assets Managed in Program:                                     $271.5 million      $91.5 million        $16.7 million

Assets Managed in JWH:                                          $1.4 billion        $1.4 billion        $1.4 billion

                                                                  (18.5)%             (15.8)%              (21.4)%
Worst Monthly Decline on an Individual Account Basis:             (11/01)              (4/01)              (11/01)

                                                                  (47.9)%             (39.7)%              (32.8)%
Worst Peak-to-Valley Decline on an Individual Account Basis:    (10/98-9/00)        (5/99-3/02)         (8/99-10/00)

                                                                     %       %          % %                   %   %
                                                              --------------------------------------------------------------------
2003 Compound Period Return (1 month):                              21.6    N/A        4.7.4                13.4 7.7

2002 Compound Annual Rate of Return:                                45.1                21.5                43.3

2001 Compound Annual Rate of Return:                                7.1                (16.8)               (7.6)

2000 Compound Annual Rate of Return:                                13.0                3.4                 16.4

1999 Compound Annual Rate of Return:                               (18.7)              (10.7)              (11.9)

1998 Compound Annual Rate of Return:                                7.2                 10.8                23.5


Inception of Client Account Trading in Program:                  June 1994        February 1991           June 1997
Number of Open Accounts:                                             2                  2                     3
Assets Managed in Program:                                     $12.2 million      $24.1 million         $60.7 million
Assets Managed in JWH:                                         $1.4 billion       $1.4 billion          $1.4 billion
                                                                  (10.8)%            (12.2)%               (10.5)%
Worst Monthly Decline on an Individual Account Basis:             (11/01)            (3/02)                (11/01)
                                                                  (26.6)%            (29.3)%               (20.5)%
Worst Peak-to-Valley Decline on an Individual Account Basis:    (7/99-9/00)        (6/01-3/02)           (4/01-4/02)
2002 Compound Annual Rate of Return:                               10.5               13.3                  26.3
2001 Compound Annual Rate of Return:                               (4.2)               0.2                  (3.5)

2000 Compound Annual Rate of Return:                               25.0                8.1                  22.7

1999 Compound Annual Rate of Return:                                1.4               20.7                   N/A

1998 Compound Annual Rate of Return:                                9.9               (4.8)                 (3.6)
                                                                                                          (5 mos.)

Inception of Client Account Trading in Program:                     March 1999
Number of Open Accounts:                                                0
Assets Managed in Program:                                          $0 million
Assets Managed in JWH:                                             $1.4 billion
                                                                      (9.6)%
Worst Monthly Decline on an Individual Account Basis:                (11/01)
                                                                     (16.3)%
Worst Peak-to-Valley Decline on an Individual Account Basis:       (7/99-4/00)
2002 Compound Annual Rate of Return:                                   24.9
2001 Compound Annual Rate of Return:                                  (2.8)
                                                                   (9/27-12/31)
2000 Compound Annual Rate of Return:                                  (2.9)
                                                                     (9 mos.)
1999 Compound Annual Rate of Return:                                  (7.5)
                                                                    (10 mos.)
1998 Compound Annual Rate of Return:                                   N/A



---------------------------

**In October 2000, the account had a large addition which increased its size to a level consistent with the trading size of the Global Analytics Family of Programs account.


The Notes to JWH's Programs on pages 111 to 113 are an integral part of this table.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                     JOHN W. HENRY & COMPANY, INC. PROGRAMS

                JWH BEGAN TRADING CLIENT CAPITAL IN OCTOBER 1982


                                                  THE WORLD FINANCIAL                     WORLDWIDE BOND
                                                      PERSPECTIVE       DOLLAR PROGRAM*      PROGRAM*           SAP
NAME OF PROGRAM:                                  -------------------   ---------------   --------------   --------------
                                                  April 1987; ceased
Inception of Client Account Trading in Program:    trading June 2002      July 1996         July 1996        July 1996

Number of Open Accounts:                                   0                  0                 0                10

Assets Managed in Program:                                $0                  $0                $0         $807.0 million

Assets Managed in JWH:                               $1.4 billion        $1.4 billion      $1.4 billion     $1.4 billion

Worst Monthly Decline on an Individual Account          (10.8)%             (3.6)%            (2.8)%          (15.5)%
  Basis:                                                (6/01)              (2/98)            (4/98)          (11/01)

Worst Peak-to-Valley Decline on an Individual           (30.7)%             (5.4)%            (4.4)%          (21.7)%
  Account Basis:                                      (5/99-7/00)        (1/98-5/98)       (2/98-5/98)      (7/99-7/00)

                                                           %%                  %   %            %                %
                                                  --------------------- --------------------------------   --------------
2003 Compound Period Return
  (1 month):                                              N/A                N/A               N/A              14.6

                                                         (5.9)
2002 Compound Annual Rate of Return:                   (6 Mos.)              N/A               N/A              30.9

2001 Compound Annual Rate of Return:                    (10.7)               N/A               N/A             (1.1)

2000 Compound Annual Rate of Return:                      4.9                N/A               N/A              20.3

1999 Compound Annual Rate of Return:                     (1.6)               N/A               N/A             (1.5)

1998 Compound Annual Rate of Return:                      7.2               (4.9)             (0.4)             17.0
                                                                           (5 mos.)          (5 mos.)


Inception of Client Account Trading in Program:       January 1993           November 2002
Number of Open Accounts:                                   0                       1
Assets Managed in Program:                                 $0                $5.5 million
Assets Managed in JWH:                                $1.4 billion           $1.4 billion
Worst Monthly Decline on an Individual Account          (12.7)%                 (4.0)%
  Basis:                                                 (9/00)                 (11/02)
Worst Peak-to-Valley Decline on an Individual           (28.5)%                 (4.0)%
  Account Basis:                                      (7/99-9/00)               (11/02)
  (1 month):                                              N/A                     3.3
                                                                                  5.9
2002 Compound Annual Rate of Return:                      N/A                (11/02-12/02)
2001 Compound Annual Rate of Return:                     (1.9)                    N/A
                                                        (6 mos.)
2000 Compound Annual Rate of Return:                      5.6                     N/A
1999 Compound Annual Rate of Return:                      2.3                     N/A
1998 Compound Annual Rate of Return:                      16.1                    N/A


               ----------------------------------------------------

               *This performance data is only through May 7, 1998. The program continues to operate, but only as a portion of a special JWH multi-program trading strategy.


               ***This performance data is only through 6/30/01 since
                  the program ceased trading on that date.



               The Notes to JWH's Programs on pages 111 to 113 are an integral part of this table.


                  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF
                                   FUTURE RESULTS.

              NOTES TO JWH PROGRAMS' CAPSULE PERFORMANCE SUMMARIES
    An investor should note that the composite capsule performance presentations include individual accounts which, even though traded according to the same investment program, have materially different rates of return. The reasons for this are numerous material differences among accounts:

    - procedures governing timing for the commencement of trading and means of moving toward full portfolio commitment of new accounts;

    - the period during which accounts are active;

    - client trading restrictions, including futures vs. forward contracts and contract months;

    - trading size to equity ratio resulting from JWH procedures for the commencement of trading and full portfolio commitment for new accounts and new capital;

    - the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to an investment program;

    - the amount of interest income earned by an account, which will depend on the rates paid by a futures commission merchant on equity deposits and/or on the portion of an account invested in interest-bearing obligations such as U.S. Treasury bills;

    - the amount of management and incentive fees paid to JWH and the amount of brokerage commissions paid, which will vary and will depend on the fees negotiated by the client with the broker;

    - the timing of orders to open or close positions;

    - the market conditions, which in part determine the quality of trade executions;

    - variations in fill prices; and

    - the timing of additions and withdrawals.

    Notwithstanding these material differences among accounts, the composite remains a valid representation of the accounts included therein.

    For the purpose of determining whether material differences exist among accounts traded pursuant to the same investment program, JWH utilizes the following method. The gross trading performance of each JWH investment program and each individual JWH account within the relevant program is reviewed and the following parameters established by interpretations of the Division of Trading and Markets of the CFTC are calculated:

    - if the arithmetic average of two percentages is greater than 10 percentage points and the difference between the two is less than 10% of their average;

    - if the arithmetic average of the two percentages is greater than 5 points but less than 10 points and the difference between the two is 1.5 percentage points or less; and

    - if the arithmetic average of the two percentages is less than 5 points and the difference between the two is 1.0 percentage point or less.

    If one of the above parameters is satisfied in the review, then the results within the designated range are deemed "materially the same" or "not materially different." The above parameters determine if differences between accounts are materially different. The gross trading performance of each JWH investment program and each individual JWH account within the relevant program not satisfying the above parameters is then reviewed to determine whether any material differences detected could produce misleading composite performance results. With the exception of accounts that were established at levels below JWH's current minimum account size, JWH's policy is to provide separate performance capsules when an account is consistently performing differently on a gross trading basis from the other JWH accounts traded pursuant to the same investment program and the continued inclusion of that account in the composite would create a distortion in the composite rate of return.

    The composite rates of return indicated should not be taken as representative of any rate of return actually achieved by any single account represented in the records. You are further cautioned that the data set forth in the performance capsule records is not indicative of any results which may be attained by JWH in the future since past performance is not necessarily indicative of future results.

    During the periods covered by the preceding capsule performance records, and particularly since 1989, JWH has increased and decreased position size in relation to account equity in certain markets and entire investment programs, and also altered the composition of the markets and contracts for certain programs. In general since 1992, JWH began implementing certain position size adjustments that were of a more permanent nature. While historical returns represent actual performance achieved, you should be aware that the position size relative to account equity currently utilized may be significantly different from that used during previous time periods. You should be aware of the following position size adjustments relative to account equity:

    - Original Investment Program - reduced 25% commencing in October 1995

    - Financial and Metals Portfolio - reduced 50% commencing in August 1992

    - Global Financial Portfolio - reduced 50% commencing in April 1995

    - International Currency and Bond Portfolio - increased 20% commencing in May 1998 and, commencing in March 2000 through July 2000, additional increases totaling 30% were made. Since inception, changes in position size represented an overall position size increase of 65%

    - G-7 Currency Portfolio - increased 50% commencing in May 1998

    - Worldwide Bond Program - increased 25% commencing in March 2000 and increased an additional 20% commencing in June 2000. These changes represented an overall position size increase of 50% since March 2000.


    From the beginning of the performance records shown, JWH and JWH Investments, Inc. accrued incentive fees. Interest income, management fees, commissions, and other expenses were reflected on a cash basis (with the exception of the programs specifically noted below) until August, 1998, when the accrual method was fully adopted for all programs not already utilizing that method. The recording of specified items on a cash basis before August, 1998, should not, for most months, be materially different from presenting rates of return on an accrual basis; any differences in rates of return are immaterial to the overall performance record. JWH reflected all items of net performance on an accrual basis for the G-7 Currency Portfolio and International Currency and Bond Portfolio for the entire period shown, and for the Worldwide Bond Program, Dollar Program, and JWH Global Analytics-Registered Trademark- Family of Programs from the inception of client trading. Beginning September 1, 1998, all JWH programs utilized the full accrual basis.


    The calculation of management and incentive fees are subject to variation due to the agreed upon definitions contained in each account's advisory agreement. Management fees range historically from 0% to 6% of assets under management; incentive fees range from 0% to 25% of trading profits. From time to time, such variations in advisory fees may have a material impact on the performance of an account.

    "Number of Open Accounts" is the number of accounts directed by JWH or JWH Investments, Inc. pursuant to the investment program shown as of January 31, 2003.

    "Assets Managed in Program" is the aggregate amount of total equity, excluding "notional" equity under management of JWH or JWH Investments, Inc. in the investment program shown as of January 31, 2003.

    "Worst Monthly Decline on an Individual Account Basis" is the largest monthly loss experienced by any single account in the relevant investment program in any calendar month covered by the capsule. "Loss" for these purposes is calculated on the basis of the loss experienced by the individual account, expressed as a percentage of total equity (including "notional" equity) in the account. Worst monthly decline information includes the month and year of such decline.

    "Worst Peak-to-Valley Decline on an Individual Account Basis" is the largest percentage decline by any single account in the relevant investment program (after eliminating the effect of additions and withdrawals) during the period covered by the capsule from any month-end net asset value, without such month end net asset value being equaled or exceeded as of a subsequent month-end by the individual account, expressed as a percentage of the total equity in the account. The worst peak-to-valley decline since inception is the worst peak-to-valley decline by the program as a composite.

    "Compound Annual Rate of Return" is calculated by compounding the monthly rates of return over the number of periods in a given year. For example, each month's monthly rate of return in hundredths is added to one (1) and the result is multiplied by the previous month's compounded monthly rate of return similarly expressed. One (1) is then subtracted from the product. For periods less than one year, the results are year to date.

    Proprietary capital is included in the rates of return for the Original Investment Program, the Global Diversified Portfolio, the Global Financial Portfolio, and the G-7 Currency Portfolio pursuant to an investment in a fund. These proprietary accounts have been traded in exactly the same manner as client funds, and have been subject to all of the same fees and expenses charged to a client investment in the fund; therefore there is no material impact on the rates of return presented. The International Currency and Bond Portfolio also had proprietary capital as an investment in a fund. This proprietary account was traded in the exact same manner that client funds would be traded, and was subject to all of the same fees and expenses that would be charged to a client investment in a fund, had there been other client accounts traded; therefore there is no material impact to the rates of return presented. In addition, during the period from May 1991 through August 1995, the Financial and Metals Portfolio included two proprietary accounts which had no material impact on the rates of return.


  ADDITIONAL NOTE TO THE JWH GLOBALANALYTICS-REGISTERED TRADEMARK- 99 CAPSULE
                               PERFORMANCE RECORD


    In March 1999, an additional account began trading pursuant to the JWH GlobalAnalytics Family of Programs methodology. Due to the size of the account, it may have different results from other accounts using this methodology. As of October 2000, the account increased its size to a level sufficient to trade in JWH GlobalAnalytics. A new account was added to JWH GlobalAnalytics 99 on September 27, 2001.


ADDITIONAL NOTE TO THE CAPSULE PERFORMANCE RECORDS OF THE DISCONTINUED PROGRAMS


    Capsule performance records are included for the World Financial Perspective and the International Currency and Bond Portfolio. Both of these programs have been discontinued.


    2. SUNRISE CAPITAL PARTNERS, LLC

    The principals and senior officers of Sunrise Capital Partners are as follows:

Martin P. Klitzner                                        Principal, Managing Director
Richard C. Slaughter....................................  Principal, Managing Director
Dr. Gary B. Davis.......................................                     Principal
Dr. John V. Forrest.....................................                     Principal
Martin M. Ehrlich.......................................     Principal, Vice President
Marie Laufik............................................     Principal, Vice President
Elissa Davis............................................                     Principal


    The principals of Sunrise Capital Partners will make trading decisions for Spectrum Currency pursuant to the Currency Program. For a detailed description of Sunrise Capital Partners, its principals and trading systems, other than the Currency Program, which is discussed below, see "The Trading Advisors-- Morgan Stanley Spectrum Select-- 4. Sunrise Capital Management, Inc." beginning on page 77.


    The Currency Program follows approximately ten different major and minor currency markets, which may include, but are not limited to, the Japanese yen, British pound, euro currency, Swiss franc, Canadian dollar, Australian dollar, Swedish krona, New Zealand dollar, Singapore dollar, and South African rand. The Currency Program trades currency futures contracts on the International Monetary Market Division of the Chicago Mercantile Exchange and forward currency contracts in the interbank markets. In order to achieve adequate diversification for the Currency Program, major and minor currencies are traded as crossrates selectively against each other and/or as outrights against the U.S. dollar.

    As of January 31, 2003 Sunrise Capital Partners was managing approximately $117 million of client assets pursuant to the Currency Program and approximately $1.1 billion of client assets in all of its programs (notional funds excluded).

    SUNRISE CAPITAL PARTNERS' PERFORMANCE

    The following is the composite performance of all accounts managed by Sunrise Capital Partners. All performance information is current as of January 31, 2003. Only the Currency Program will be used by Sunrise Capital Partners in trading for Spectrum Currency.

    You are cautioned that the performance information set forth in the following capsule performance summaries are not indicative of, and may have no bearing on, any trading results which may be attained by Sunrise Capital Partners in the future, since past performance is not a guarantee of future results and another trading advisor will be investing funds of Spectrum Currency. In addition, the general partner cannot assure you that Sunrise Capital Partners or the partnership will make any profit or will be able to avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a commodity pool's total income and may generate profits where there have been realized or unrealized losses from futures interests trading.

                            SUNRISE CAPITAL PARTNERS
                                CURRENCY PROGRAM
               (Calculations based on Fully-Funded Subset Method)

       Name of commodity trading advisor: Sunrise Capital Partners
       Name of program: Sunrise Currency Program
       Inception of trading by commodity trading advisor: June 1980 Inception of trading in program: October 1985
       Number of open accounts: 4
       Aggregate assets overall: $1.1 billion
       Aggregate assets in program: $117 million
       Largest monthly drawdown: (6.7)% - (July 1999)
       Worst peak-to-valley drawdown: (18.6)% - (August 1997 - July 1999) 2003 year-to-date return: 6.7%(1 month)
       2002 annual return: 6.9%
       2001 annual return: (2.6)%
       2000 annual return: 15.5%
       1999 annual return: 6.3%
       1998 annual return: (1.9)%

                            SUNRISE CAPITAL PARTNERS
                      CIMCO~DIVERSIFIED FINANCIAL PROGRAM

       Name of commodity trading advisor: Sunrise Capital Partners
       Name of program: Sunrise CIMCO~Diversified Financial Program Inception of trading by commodity trading advisor: June 1980 Inception of trading in program: October 1990
       Number of open accounts: 2
       Aggregate assets overall: $1.1 billion
       Aggregate assets in program: $132 million
       Largest monthly drawdown: (17.2)% - (November 2001)
       Worst peak-to-valley drawdown: (25.3)% - (November 2001 - April 2002) 2003 year-to-date return: 10.1% (1 month)
       2002 annual return: 13.3%
       2001 annual return: 9.2%
       2000 annual return: 11.0%
       1999 annual return: (0.6)%
       1998 annual return: 7.7%

                            SUNRISE CAPITAL PARTNERS
                              DIVERSIFIED PROGRAM
               (Calculations based on Fully-Funded Subset Method)


       Name of commodity trading advisor: Sunrise Capital Partners
       Name of program: Sunrise Diversified Program
       Inception of trading by commodity trading advisor: June 1980 Inception of trading in program: June 1980
       Number of open accounts: 11
       Aggregate assets overall: $1.1 billion
       Aggregate assets in program: $162 million
       Largest monthly drawdown: (17.2)% - (November 2001)
       Worst peak-to-valley drawdown: (24.5)% - (November 2001 - March 2002) 2003 year-to-date return: 9.5% (1 month)
       2002 annual return: 12.5%
       2001 annual return: 11.7%
       2000 annual return: 12.6%
       1999 annual return: 5.8%
       1998 annual return: 16.9%



           PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                            SUNRISE CAPITAL PARTNERS
                          EXPANDED DIVERSIFIED PROGRAM
               (Calculations based on Fully-Funded Subset Method)

       Name of commodity trading advisor: Sunrise Capital Partners
       Name of program: Sunrise Expanded Diversified Program
       Inception of trading by commodity trading advisor: June 1980 Inception of trading in program: January 1989
       Number of open accounts: 13
       Aggregate assets overall: $1.1 billion
       Aggregate assets in program: $697 million
       Largest monthly drawdown: (12.5)% - (November 2001)
       Worst peak-to-valley drawdown: (21.2)% - (October 1998 - July 2000) 2003 year-to-date return: 9.2% (1 month)
       2002 annual return: 14.5%
       2001 annual return: 13.6%
       2000 annual return: 8.2%
       1999 annual return: 4.4%
       1998 annual return: 25.8%

                            SUNRISE CAPITAL PARTNERS
                               SHORT-TERM PROGRAM


       Name of commodity trading advisor: Sunrise Capital Partners
       Name of program: Short-Term Program
       Inception of trading by commodity trading advisor: June 1980 Inception of trading in program: September 2000
       Number of open accounts: 0
       Aggregate assets overall: $1.1 billion
       Aggregate assets in program: $0 million
       Largest monthly drawdown: (6.7)% - (January 2001)
       Worst peak-to-valley drawdown: (6.7)% - (January 2001 - May 2001) 2001 annual return: (1.8)% (5 months)
       2000 annual return: 14.4% (4 months)


                            SUNRISE CAPITAL PARTNERS
                            CURRENCY OPTIONS PROGRAM


       Name of commodity trading advisor: Sunrise Capital Partners
       Name of program: Currency Options Program
       Inception of trading by commodity trading advisor: June 1980
       Inception of trading in program: September 2000
       Number of open accounts: 4
       Aggregate assets overall: $1.1 billion
       Aggregate assets in program: $0 million (actual funds)
       Aggregate assets in program: $122 million (notional funds included) Largest monthly drawdown: (5.70)% - (September 2000)
       Worst peak-to-valley drawdown: (5.90)% - (September 2000 - November 2000) 2003 year-to-date return: 1.5% (1 month)
       2002 annual return: 12.0%
       2001 annual return: 5.5%
       2000 annual return: 2.8% (4 months)


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        NOTES TO SUNRISE CAPITAL PARTNERS' CAPSULE PERFORMANCE SUMMARIES

    In reviewing Sunrise Capital Partners' performance, prospective investors should understand that such performance is calculated on the accrual basis in accordance with generally accepted accounting principles and is "net" of all fees and charges and includes interest income applicable to the accounts comprising each composite performance record. Such a composite performance is not necessarily indicative of the performance of any individual investor account. All accounting activity and balances, for the purposes of calculating performance, are US dollar denominated.

    The following terms used in describing Sunrise Capital Partners' performance are defined as follows:

    "Drawdown" means losses experienced by an account traded pursuant to the identified trading program over a specified period. Drawdowns are measured on the basis of month-end net asset values only.


    "Worst peak-to-valley drawdown" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by an account within a trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.


    "Annual return" is the product of the monthly rates of return; i.e., (1 + the Monthly Rate of Return for the first month of the year or period) x (1 + the Monthly Rate of Return for the next succeeding month), etc.

    "Aggregate assets overall" includes all assets under management, in programs both open and closed to investment, for Sunrise Capital Management, Inc., Commodity Monitors, Inc. and Sunrise Capital Partners; these assets are estimated through the date indicated and may be subject to adjustment.

    "Aggregate assets in program" are estimated through the date indicated and may be subject to adjustment.

    The Fully-Funded Subset Summaries include notional funds in excess of the 10% disclosure threshold established by the CFTC and reflect the adoption of a method of presenting rate-of-return and performance disclosure authorized by the CFTC, referred to as the Fully-Funded Subset method. This method permits notional and fully-funded accounts to be included in a single performance summary.

                                 EXCHANGE RIGHT

    If the conditions described below are satisfied, you may redeem your units in any partnership as of the last day of any calendar month and use the proceeds to purchase units of any of the other Spectrum Series partnerships. However, a Spectrum Series exchange will only be permitted as of the sixth month-end after you first became an investor in any Spectrum Series partnership, and as of the last day of each month thereafter. Each unit you purchase in a Spectrum
Series exchange will be issued and sold at a price per unit equal to 100% of the net asset value of a unit as of the close of business on the exchange date. Any units you redeem in a Spectrum Series exchange will not be subject to a redemption charge. Units you acquire in a Spectrum Series exchange will be subject to redemption charges, but will be deemed to have the same purchase date as the units you exchanged for purposes of determining the applicability of any redemption charges. Thus, for example, if you hold units of Spectrum Strategic for 12 months, exchange those units for units of Spectrum Technical, then redeem any of those units 15 months later, you will not have to pay a redemption charge, because those units will be deemed to have been held for 27 months.

    When you request a Spectrum Series exchange, additional conditions must be satisfied. First, the partnership from which you are redeeming must have assets sufficient to discharge its liabilities and redeem units. In order to effect a Spectrum Series exchange, you must send a subscription agreement to a Morgan Stanley branch office, and that agreement must be received by the general partner at least five business days prior to the applicable exchange date. In that agreement, you must acknowledge that you are still eligible to purchase units on the exchange date. You must exchange a minimum of 50 units in a Spectrum Series exchange, unless you are liquidating your entire interest in a partnership. A form of subscription agreement is annexed to this prospectus as Exhibit B, and additional copies of the subscription agreement may be obtained by written request to the general partner or from a local Morgan Stanley branch office.

    In order to effect a Spectrum Series exchange, each partnership must have a sufficient number of units registered and qualified for sale under federal and applicable state securities laws pursuant to a current prospectus. While the general partner intends to maintain a sufficient number of registered units to effect series exchanges, it is under no obligation to do so. Therefore, the general partner cannot assure you that any units will be available for sale on an exchange date. Furthermore, states may impose significant burdens on, or alter the requirements for, qualifying units for sale. In that event, the general partner may not continue qualifying units for sale in those states, and residents of those states would not be eligible for a Spectrum Series exchange. In addition, states may impose more restrictive suitability and/ or investment requirements than those set forth in the form of subscription agreement. Any such restrictions may limit the ability of residents of those states to effect a Spectrum Series exchange. In the event that not all subscription agreements can be processed because an insufficient number of units is available for sale on an exchange date, the general partner will allocate units in the manner it determines in its sole discretion. The general partner has not yet determined how it will allocate units in the event there are an insufficient number of units available on an exchange date.

    Units of any new partnership in the Spectrum Series may be offered to investors pursuant to exercise of the Spectrum Series exchange right. Before purchasing units of a new partnership, you will be required to receive a copy of a prospectus and any supplement to this prospectus describing the new partnership and its units, and you will be required to execute a new subscription agreement to purchase units of that partnership.

    Since a Spectrum Series exchange is equivalent to a redemption and an immediate reinvestment of the proceeds of the redemption, you should carefully review the portions of this prospectus describing redemptions and the tax consequences before effecting a Spectrum Series exchange.

                                  REDEMPTIONS

    Once you are an investor in a Spectrum Series partnership for at least six months, you may redeem all or part of your units, regardless of when such units were purchased. Redemptions may only be made in whole units, with a minimum of 50 units required for each redemption, unless you are redeeming your entire interest in a partnership. The general partner will redeem your units in the order in which they were purchased.

    Redemptions will only be effective as of the last day of the month in which a request for redemption in proper form has been timely received by the general partner. A "request for redemption" is a letter in the form specified by the general partner that must be sent by you to a local Morgan Stanley branch office and received by the general partner at least 5 business days prior to the redemption date. A form of request for redemption is annexed to the limited partnership agreement, which agreement is annexed to this prospectus as Exhibit A. Additional copies of the request for redemption may be obtained by written request to the general partner or a local Morgan Stanley branch office.

    If you redeem units, you will receive 100% of the net asset value of each unit redeemed as of the redemption date, less any applicable redemption charges. Since the general partner must receive your request for redemption at least five business days prior to the redemption date, you will not know the actual amount you are to receive prior to the redemption date. The "net asset value" of a unit is an amount equal to the partnership's net assets allocated to capital accounts represented by units, divided by the number of units outstanding. "Net assets" means the total assets of a partnership, including all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open futures, forwards, and options positions and other assets of the partnership, less the total liabilities of the partnership, including, but not limited to, all brokerage, incentive and management fees, and extraordinary expenses, as determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. The market value of a futures contract traded on a U.S. exchange means the settlement price on the exchange on which that futures contract is traded on the day net assets are being determined. However, if a futures contract could not have been liquidated on that day because of the operation of daily limits or other rules of the exchange or otherwise, the settlement price on the first subsequent day on which the futures contract could be liquidated will be the market value of that futures contract for that day. The market value of a forward or futures contract traded on a foreign exchange or market means its market value as determined by the general partner on a basis consistently applied for each different variety of forward contract or futures interest.

    If you redeem units on or prior to the last day of the twelfth month from the date of their purchase, those units will be subject to a redemption charge equal to 2% of their net asset value on the redemption date. If you redeem units after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of their purchase, those units will be subject to a redemption charge equal to 1% of their net asset value on the redemption date. If you redeem units after the last day of the twenty-fourth month from the date of their purchase, those units will not be subject to a redemption charge. All redemption charges will be paid to Morgan Stanley DW and will not be shared with the financial advisor or additional selling agent who sold the units.

    Your units will be exempt from redemption charges under the following circumstances:

    - If you redeem units at the first redemption date following notice of an increase in brokerage, management, or incentive fees, those units will not be subject to redemption charges.

    - If you redeem units in a Spectrum Series exchange, the units you redeem will not be subject to redemption charges and, for purposes of determining the applicability of future redemption charges, the units you acquire will be deemed to have the same purchase date as the units you exchanged.


    - If you redeem units of any other partnership for which Demeter serves as the general partner, the units you redeem from the other limited partnership will be subject to any applicable redemption charges, but the Spectrum Series units you purchase will not be subject to redemption charges.


    - If you redeem units and have either paid a redemption charge with respect to the units or held the units for at least 24 months, you will not be subject to redemption charges with respect to any newly purchased units, provided the new units are purchased within twelve months of and in an amount no greater than the net proceeds of the prior redemption, and the units are held for at least six months from the date of purchase. In that event, you will still be subject to the minimum purchase and suitability requirements.


    The general partner will endeavor to pay redemptions within ten business days after the redemption date. A partnership may be forced to liquidate open futures, forward, and option positions to satisfy redemptions in the event it does not have sufficient cash on hand that is not required as margin on open positions, and may delay payment to limited partners requesting redemption of units of the proportionate part of the net asset value of the unit represented by the sums for which sufficient cash is not available. SEE "RISK FACTORS--PARTNERSHIP AND OFFERING RISKS--RESTRICTED INVESTMENT LIQUIDITY IN THE UNITS" ON PAGE 13. When you redeem units, payment will be made by credit to your customer account with Morgan Stanley DW, or by check mailed to you if your account is closed. Your right to redeem units is contingent upon the redeeming partnership having assets sufficient to discharge its liabilities on the redemption date, and timely receipt by the general partner of your request for redemption as described above.



    The terms and conditions applicable to redemptions in general, other than those prohibiting redemptions before the sixth month-end following the closing at which you first became an investor in a

Spectrum Series partnership, and providing that redemptions may only be made as of the end of a calendar month, will also apply to redemptions effected on "special redemption dates." See "The Limited Partnership Agreements--Books and Records; Reports to Limited Partners" on page 123.


                             THE COMMODITY BROKERS

MORGAN STANLEY DW INC., MORGAN STANLEY & CO. INCORPORATED, AND MORGAN STANLEY & CO. INTERNATIONAL LIMITED

    Morgan Stanley DW Inc., a Delaware corporation, acts as the partnerships' non-clearing commodity broker. Morgan Stanley DW, as the non-clearing commodity broker, holds each partnership's funds in customer segregated or secured accounts, and provides all required margin funds to the clearing commodity brokers. Morgan Stanley & Co. Incorporated, a Delaware corporation, acts as the partnerships' clearing commodity broker and foreign currency forward counterparty, and Morgan Stanley & Co. International Limited serves as the clearing commodity broker for trades that take place on the London Metal Exchange. Morgan Stanley DW monitors each partnership's futures positions that the clearing commodity brokers report they are carrying for any errors in trade prices or trade fill. Morgan Stanley DW also serves as the non-clearing commodity broker for all, and Morgan Stanley & Co. serves as the clearing commodity broker and foreign exchange counterparty for all but one, of the other commodity pools for which Demeter serves as general partner and commodity pool operator. Morgan Stanley International serves as the clearing commodity broker for the trades of such pools that take place on the London Metal Exchange.


    Morgan Stanley DW is a financial services company which provides to its individual, corporate, and institutional clients services as a broker in securities, futures, and options, a dealer in corporate, municipal and government securities, an investment adviser, and an agent in the sale of life insurance and various other products and services. Morgan Stanley DW has its main business office at 1585 Broadway, New York, New York 10036. Morgan Stanley DW is a member firm of the New York Stock Exchange, the American Stock Exchange, the Chicago Board Options Exchange, and other major securities exchanges. Morgan Stanley DW is registered with the CFTC as a futures commission merchant and is a member of the National Futures Association in such capacity. Morgan Stanley DW is also registered with the SEC as a broker-dealer and is a member of the NASD. Morgan Stanley DW and its affiliates currently service clients through a network of approximately 700 offices with approximately 12,000 financial advisors servicing individual and institutional client accounts.


    Morgan Stanley & Co. Incorporated is the clearing commodity broker for all trades for the partnerships, other than for those trades on the London Metal Exchange. Morgan Stanley & Co. has its main business office at 1585 Broadway, New York, New York 10036. Morgan Stanley & Co. is registered as a futures commission merchant, is a member of the National Futures Association, and is a member of most major U.S. and foreign commodity exchanges. Morgan Stanley & Co. is registered with the SEC as a broker-dealer and is a member of the NASD.


    Morgan Stanley & Co. International Limited, a United Kingdom corporation, acts as the partnerships' clearing commodity broker solely with regard to any trading on the London Metal Exchange. Morgan Stanley International has its main business office at 25 Cabot Square, Canary Wharf, London E14 4QA, England, is regulated by the United Kingdom Securities and Futures Authority as a member firm, and is a member of the London Metal Exchange and other securities and commodities exchanges worldwide.


    Morgan Stanley, the parent company of Morgan Stanley DW, Morgan Stanley & Co. and Morgan Stanley International, is a worldwide financial services firm, employing, directly and through its subsidiaries, more than 55,000 people worldwide in offices throughout the United States and 27 foreign countries. Morgan Stanley is a publicly-traded company listed on the New York Stock Exchange; its common stock had a market value of approximately $49 billion at November 30, 2002. At that date, Morgan Stanley had leading market positions in its three primary businesses (securities, asset management and credit services), and it ranked among the top asset managers globally, with over $420 billion in assets under management.

BROKERAGE ARRANGEMENTS


    The partnerships' brokerage arrangements with Morgan Stanley DW, Morgan Stanley & Co. and Morgan Stanley International are discussed in "Conflicts of Interest--The brokerage arrangements with affiliates of the general partner were not negotiated at arm's-length or reviewed by any independent party for fairness" on page 15, "--Customer agreements with the commodity brokers permit actions which could result in losses or lost profit opportunity" on page 17, and "Description of Charges--Commodity Brokers" beginning on page 23.

    The general partner will review at least annually the brokerage arrangements of each partnership to ensure that those arrangements are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration:

    - the size of the partnership;

    - the futures, forwards, and options trading activity;

    - the services provided by the commodity brokers or any affiliate thereof to the partnership;

    - the cost incurred by the commodity brokers or any affiliate thereof in organizing and operating the partnership and offering units;

    - the overall costs to the partnership;

    - any excess interest and compensating balance benefits to the commodity brokers from assets held thereby; and

    - if the general partner does not receive any direct compensation from the partnership for its services as general partner, the risks incurred by the general partner as general partner of the partnership;


    Each customer agreement sets forth a standard of liability for the commodity broker and provides for indemnities of the commodity broker. See "Fiduciary Responsibility and Liability" beginning on page 17.


                                   LITIGATION

    At any given time, the commodity brokers are involved in numerous legal actions, some of which seek significant damages.

    On October 25, 1996, the Market Surveillance Committee of the NASD filed a formal complaint against Morgan Stanley & Co. and seven current and former traders, alleging violations of certain NASD rules relating to manipulative and deceptive practices, locked and crossed markets, and failure to supervise. On April 13, 1998 the Market Surveillance Committee ruled that Morgan Stanley & Co. and the seven traders had engaged in manipulative and deceptive practices and improperly locked or crossed markets, but not that Morgan Stanley & Co. had failed to supervise its traders. The Market Surveillance Committee levied a fine of $1,000,000 on Morgan Stanley & Co., a fine of $100,000 and a 90-day suspension on one of its former traders, and fines of $25,000 and 30-day suspensions on each of the remaining current and former traders. On January 18, 2000 the National Adjudicatory Council, which heard the appeal, issued a ruling which upheld the Market Surveillance Committee's April 1998 decision, however, the National Adjudicatory Council reduced the firm's fine to $495,000, reversed all previously imposed suspensions against the traders, reduced the fine for each of six traders to $2,500 and dismissed all charges against the seventh trader.

    On January 11, 1999 the SEC brought an action against 28 NASDAQ market makers, including Morgan Stanley & Co., and 51 individuals, including one current and one former trader employed by Morgan Stanley & Co., for certain conduct during 1994. The core of the charges against Morgan Stanley & Co. concerns improper or undisclosed coordination of price quotes with other broker-dealers and related reporting, recordkeeping, and supervisory deficiencies in violation of Sections 15(b)(4)(E), 15(c)(1) and (2) and 17(a) of the Securities Exchange Act and Rules 15c1-2, 15c2-7 and 17a-3 promulgated thereunder. Without admitting or denying the charges, Morgan Stanley & Co., consented to the entry of a cease and desist order and to the payment of a civil penalty of $350,000, disgorgement of $4,170, and to submit certain of its procedures to an independent consultant for review. In addition, one current and one former trader employed by Morgan Stanley & Co. accepted suspensions of less than two months each and were fined $25,000 and $30,000, respectively.


    On April 6, 2000, Morgan Stanley & Co., along with 16 other firms, entered into an industry-wide settlement with the SEC, IRS and the Department of Justice (intervening on behalf of a QUI TAM plaintiff) to resolve litigation and investigations relating to "yield burning" allegations. At the core of the "yield burning" litigation and investigations were allegations that, from 1990 to 1994, escrow providers excessively marked up securities sold to escrow accounts in connection with advance refunding transactions on behalf of municipal bond issuers. The practice was alleged to benefit the escrow provider to the detriment of either the United States Treasury or the municipal issuer. The industry-wide settlement required 17 firms to pay a total of over $139 million (over $120 million to the United States Treasury and over $18 million directly to municipal issuers). Without admitting or denying any wrongdoing, Morgan Stanley & Co. consented to the entry of an order directing that it cease and desist from violating Sections 17(a)(2) and 17(a)(3) of the Securities Act of 1933 and requiring it to pay $2.45 million to the United States Treasury. No payment to municipal issuers was required.

    During the five years preceding the date of this prospectus, other than as described above, there have been no material criminal, civil, or administrative actions pending, on appeal, or concluded against the commodity brokers, the general partner, or any of their principals, which the general partner believes would be material to an investor's decision to invest in the partnerships.

                       THE LIMITED PARTNERSHIP AGREEMENTS

    This section of the prospectus summarizes all material provisions of the limited partnership agreement of each partnership that are not discussed elsewhere in the prospectus. A form of the limited partnership agreements is annexed to the prospectus as Exhibit A. Each limited partnership agreement is identical, except as noted otherwise below or in Exhibit A.

NATURE OF THE PARTNERSHIPS

    Spectrum Select was formed on March 21, 1991; Spectrum Technical, Spectrum Strategic, and Spectrum Global Balanced were each formed on April 29, 1994; and Spectrum Currency was formed on October 20, 1999. Each partnership was formed under Delaware law. The fiscal year of each partnership begins on January 1 of each year and ends on the following December 31.

    The units that you purchase and pay for in this offering will be fully paid and nonassessable. You may be liable to a partnership for liabilities that arose before the date of a redemption or Spectrum Series exchange. Your liability, however, will not exceed the sum of your unredeemed capital contribution, undistributed profits, if any, any distributions and amounts received upon a redemption or deemed received on a Spectrum Series exchange, together with interest on any such amount. However, a partnership will not make a claim against you for any amounts received in connection with a redemption of units or a Spectrum Series exchange unless the net assets of the partnership are insufficient to discharge the liabilities of the partnership that arose before any distributions were made to you. The general partner will be liable for all obligations of a partnership to the extent that the assets of the partnership are insufficient to pay those obligations.

MANAGEMENT OF PARTNERSHIP AFFAIRS

    You will not participate in the management or operations of a partnership. Under each limited partnership agreement, the general partner is solely responsible for managing the partnership.

    The general partner may use a partnership's funds only to operate the business of that partnership. The general partner may hire an affiliate to perform services for the partnership if the general partner determines that the affiliate is qualified to perform the services, and can perform those services under competitive terms that are fair and reasonable. Any agreement with an affiliate must be for a term not in excess of one year and be terminable by the partnership without penalty upon 60 days' prior written notice.

    Other responsibilities of the general partner include:

    - determining whether a partnership will make a distribution;

    - administering redemptions and series exchanges;

    - preparing monthly and annual reports;

    - preparing and filing tax returns for each partnership;

    - signing documents on behalf of each partnership and its limited partners pursuant to powers of attorney; and

    - supervising the liquidation of a partnership, if necessary.

SHARING OF PROFITS AND LOSSES


    You will have a capital account in each partnership in which you invest, with an initial balance equal to the amount you paid for units of the partnership. The general partner also has a capital account. Each partnership's net assets will be calculated monthly, and your capital account will be adjusted as necessary to reflect any increases or decreases that may have occurred since the preceding month. Profits and losses will be shared by the general partner and limited partners in proportion to the size of their respective capital accounts. For a description of the federal tax allocations, see "Material Federal Income Tax Considerations--Partnership Taxation--Allocation of Partnership Profits and Losses" on page 129.


RESTRICTIONS ON TRANSFERS OR ASSIGNMENTS

    While you may transfer or assign your units, the transferee or assignee may not become a limited partner without the written consent of the general partner. You may only withdraw capital or profits from a partnership by redeeming units. The general partner may withdraw any portion of its interest in a partnership that exceeds the amount required under the limited partnership agreement without prior notice to or consent of the limited partners. In addition, the general partner may withdraw or assign its entire interest in a partnership if it gives 120 days' prior written notice to the limited partners. If a majority of the limited partners elect a new general partner or partners to continue the business of the partnership, the withdrawing general partner must pay all reasonable expenses incurred by the partnership in connection with its withdrawal.

    Any transfer or assignment of units by you will take effect at the end of the month in which the transfer or assignment is made, subject to the following conditions. A partnership is not required to recognize a transfer or assignment until it has received at least 30 days' prior written notice from the limited partner. The notice must be signed by the limited partner and include the address and social security or taxpayer identification number of the transferee or assignee and the number of units transferred or assigned. A transfer or assignment of less than all units held by you cannot occur if as a result either party to the transfer or assignment would own fewer than the minimum number of units required for an investment in the partnership (subject to certain exceptions relating to gifts, death, divorce, or transfers to family members or affiliates). The general partner will not permit a transfer or assignment of units unless it is satisfied that the transfer or assignment would not be in violation of Delaware law or applicable federal, state, or foreign securities laws; and notwithstanding the transfer or assignment, the partnership will continue to be classified as a partnership rather than as an association taxable as a corporation under the Internal Revenue Code of 1986, as amended. No transfer or assignment of units will be effective or recognized by a partnership if the transfer or assignment would result in the termination of that partnership for federal income tax purposes, and any attempt to transfer or assign units in violation of the limited partnership agreement will be ineffective. The limited partner must pay all costs, including any attorneys' and accountants' fees, related to a transfer or assignment.

AMENDMENTS; MEETINGS

    Each limited partnership agreement may be amended by the general partner and by limited partners owning more than 50% of the units of that partnership. In addition, the general partner may make certain amendments to a limited partnership agreement without the consent of the limited partners, including any amendment that is not adverse to the limited partners or is required by the staff of the SEC, the CFTC, any other federal agency, any state "Blue Sky" official, or other governmental official, or to comply with applicable law. However, no amendment may be made to a limited partnership agreement without the consent of all partners affected if that amendment would reduce the capital account of any partner, modify the percentage of profits, losses, or distributions to which any partner is entitled, or change or alter the provisions of the limited partnership agreement relating to amendments requiring the consent of all partners.

    Upon written request to the general partner delivered either in person or by certified mail, you or your authorized attorney or agent may obtain a list of the names and addresses of, and units owned by, all limited partners in your partnership, provided that you pay reasonable duplicating and postage costs. Limited partners owning at least 10% of the units of a partnership may request a meeting to consider any matter upon which limited partners may vote. Upon receipt of such a request, the general partner must call a meeting of that partnership, by written notice sent by certified mail or delivered in person within 15 days of such request. The meeting must be held at least 30 but not more than 60 days after the mailing by the general partner of notice of the meeting. The notice must specify the date, a reasonable place and time, and the purpose of the meeting.

    At any meeting of the limited partners, the following actions may be taken upon the affirmative vote of limited partners owning more than 50% of the units:

       - amend the limited partnership agreement;

       - dissolve the partnership;

       - remove and replace the general partner;

       - elect a new general partner or general partners if the general partner terminates or liquidates or elects to withdraw from the partnership, or becomes insolvent, bankrupt, or is dissolved;

       - terminate any contract with the general partner or any of its affiliates on 60 days' prior written notice; and

       - approve the sale of all or substantially all of the assets of the partnership.

    Any of the foregoing actions may also be taken by limited partners without a meeting, without prior notice, and without a vote, by means of written consents signed by limited partners owning the required number of units. Notice of any actions taken by written consent must be given to non-consenting limited partners within seven business days.

BOOKS AND RECORDS; REPORTS TO LIMITED PARTNERS

    The books and records of each partnership are maintained at its principal office for at least five years. You or your authorized attorney or agent will have the right during normal business hours to inspect and copy the books and records of each partnership of which you are a limited partner. Alternatively, you may request that copies of the books and records be sent to you, provided that you pay all reasonable reproduction and distribution costs. The partnership will retain copies of subscription documentation in connection with purchases and exchanges of units for at least six years.

    Within 30 days after the close of each calendar month, the general partner will provide such financial and other information with respect to each partnership as the CFTC and National Futures Association, from time to time, may require, together with information concerning any material change in the brokerage commissions or fees payable by the partnerships to any commodity broker. You will also receive within 90 days after the close of each fiscal year an annual report containing audited financial statements for the partnerships. Annual reports will provide a detailed statement of any transactions with the general partner or its affiliates and of fees, commissions, and any compensation paid or accrued to the general partner or its affiliates. By March 15 of each year, the partnership will provide you with the tax information necessary for you to prepare your federal income tax return. The net asset value of each partnership's units, which is estimated daily by the general partner, will be promptly supplied to you upon written request.

    A written notice, including a description of limited partners' redemption and voting rights, will be mailed to the limited partners of a partnership within seven business days if any of the following events occur:

    - the net asset value of a unit decreases by at least 50% from the net asset value of that unit as of the end of the immediately preceding month;

    - the limited partnership agreement is materially amended;

    - there is any change in trading advisors or any material change in a management agreement;

    - there is any change in commodity brokers or any material change in the compensation arrangements with a commodity broker;

    - there is any change in general partners or any material change in the compensation arrangements with a general partner;

    - there is any change in the partnership's fiscal year;

    - there is any material change in the partnership's trading policies as specified in the limited partnership agreement; or

    - the partnership ceases to trade futures, forwards, and options.


    If you receive a notice as to a 50% decrease in net asset value per unit, that notice will also advise you that a "special redemption date" will take place when limited partners may redeem their units in the same manner as described under "Redemptions" beginning on page 117 for regular redemption dates. Further, following the close of business on the date of the 50% decrease giving rise to that notice, the partnership will liquidate all existing positions as promptly as reasonably practicable, and will suspend all futures, forwards, and options trading through the special redemption date. The general partner will then determine whether to reinstitute futures, forwards, and options trading or to terminate the partnership.


    In addition, subject to limits imposed under state guidelines incorporated in the limited partnership agreements, no increase in any of the management, incentive, or brokerage fees payable by the partnerships, or any of the caps on fees, may take effect until the first business day following a redemption date. In the event of such an increase:

    - notice of the increase will be mailed to limited partners at least five business days prior to the last date on which a "request for redemption" must be received by the general partner with respect to the applicable redemption date;

    - the notice will describe the redemption and voting rights of limited partners; and

    - units redeemed at the first redemption date following the notice will not be subject to any redemption charges.

    Each limited partner expressly agrees that in the event of his death, he waives on behalf of himself and his estate the furnishing of any inventory, accounting, or appraisal of the assets of the partnership and any right to an audit or examination of the books of the partnership.

                              PLAN OF DISTRIBUTION

GENERAL

    Morgan Stanley DW is offering units pursuant to a selling agreement with the partnerships and the general partner. This offering is being conducted in accordance with the provisions of Rule 2810 of the Conduct Rules of the NASD. With the approval of the general partner, Morgan Stanley DW may appoint additional selling agents to make offers and sales of the units. These additional selling agents may include any securities broker which is a member in good standing of the NASD, as well as any foreign bank, dealer, institution, or person ineligible for membership in the NASD that agrees not to make any offers or sales of units within the U.S. or its territories, possessions, or areas subject to its jurisdiction, or to U.S. citizens or residents. Any such non-NASD member must also agree to comply with applicable provisions of the Conduct
Rules of the NASD in making offers and sales of units.

    Morgan Stanley DW is offering the units on a "best efforts" basis without any agreement by Morgan Stanley DW to purchase units. The general partner may in the future register additional units of any partnership with the SEC. There is no maximum amount of funds which may be contributed to a partnership. The general partner may in the future subdivide or combine outstanding units of any partnership, in its discretion, provided that any subdivision or combination will not affect the net asset value of any limited partner's interest in the partnership.


    Each partnership has agreed to indemnify its trading advisors in connection with the offer and sale of units with respect to any misleading or untrue statement or alleged misleading or untrue statement of a material fact or material omission or alleged omission unrelated to its trading advisor(s). Each partnership has also agreed to indemnify Morgan Stanley DW, the general partner and any additional sellers in connection with the offer and sale of units. See "Fiduciary Responsibility and Liability" beginning on page 17.


CONTINUING OFFERING

    Units of each partnership are being offered for sale at monthly closings held on the last day of each month. Units will be offered and sold at the net asset value of a unit of the partnership on the date of the monthly closing. Since you must subscribe for units prior to the month end closing date, you will not know the actual per unit purchase price until after the monthly closing has occurred. The sale amount will be delivered to the partnership that sold the unit.

ESCROW ARRANGEMENTS

    During the continuing offering, if your subscription is not immediately rejected by the general partner, your subscription funds will be transferred to, and held in escrow by, JPMorgan Chase Bank, New York, New York. These subscription funds held in escrow will be invested in the escrow agent's interest-bearing money market account, and will earn the interest rate then paid by the bank on that account. If the general partner accepts your subscription, at the applicable month-end closing the escrow agent will pay your subscription funds to the appropriate partnership(s) and pay any interest earned on those funds to Morgan Stanley DW. Morgan Stanley DW in turn will credit your Morgan Stanley DW customer account with the interest. If the general partner rejects a subscription, the escrow agent will promptly pay the rejected subscription funds and any interest earned to Morgan Stanley DW, and Morgan Stanley DW will then credit your Morgan Stanley DW customer account with those amounts, and the funds will be immediately available for investment or withdrawal. If you closed your Morgan Stanley DW customer account, any subscription returned and interest earned will be paid by check. Interest will be earned on subscription funds from the day of deposit with the escrow agent to the day that funds are either paid to the appropriate partnership(s) in the case of accepted subscriptions or paid to Morgan Stanley DW in the case of rejected subscriptions. At all times during the continuing offering, and prior to each closing, subscription funds will be in the possession of the escrow agent, and at no time will the general partner hold or take possession of the funds.

COMPENSATION TO MORGAN STANLEY DW EMPLOYEES AND ADDITIONAL SELLING AGENTS

    Except as described below, qualified employees of Morgan Stanley DW will receive from Morgan Stanley DW (payable solely from its own funds) a gross sales credit equal to 3% of the net asset value per unit as of the closing for each unit sold by them and issued at the closing. In addition, Morgan Stanley DW will continue to compensate such employees who continue to render services to limited partners with a gross sales credit of up to 86% of the brokerage fees received by Morgan Stanley DW from a partnership each month that are attributable to outstanding units sold by them. This compensation will begin:

    - in the case of Spectrum Select, Spectrum Technical, and Spectrum Strategic, with the seventh month following the closing at which a unit was issued;

    - in the case of Spectrum Global Balanced and Spectrum Currency, with the tenth month following the closing at which a unit was issued;


    - the first month after a unit is issued pursuant to a non-series exchange;
      or

    - the month as of which such continuous compensation is first payable with respect to units purchased in a Spectrum Series exchange, but with the seventh or tenth month measured from the date the subscriber first became a limited partner in a Spectrum Series partnership.

    In all cases, qualified Morgan Stanley DW employees will receive continuing compensation until the applicable partnership terminates or the unit is redeemed, whichever comes first.

    No part of this compensation will be paid by the partnership and, accordingly, net assets will not be reduced as a result of such compensation.

    Each person receiving continuing compensation must be a Morgan Stanley DW employee at the time of receipt of payment and must be registered as an associated person with the CFTC and be a member of the National Futures Association in such capacity only after either having passed the Series 3 or Series 31 examination or having been "grandfathered" as an associated person qualified to do commodity brokerage under the Commodity Exchange Act and the CFTC's regulations. These employees must also perform additional services, including:

    (a) inquiring of the general partner from time to time, at the request of limited partners, as to the net asset value of each partnership's units;

    (b) inquiring of the general partner, at the request of limited partners, regarding the futures, forwards, and options markets and the activities of the partnerships;

    (c) responding to questions of limited partners with respect to the monthly account statements, annual reports, financial statements, and annual tax information furnished periodically to limited partners;

    (d) providing advice to limited partners as to when and whether to make additional investments or to redeem or exchange units;

    (e) assisting limited partners in the redemption or exchange of units; and

    (f) providing such other services as limited partners from time to time may reasonably request.

    The additional compensation paid by Morgan Stanley DW may be deemed to be underwriting compensation. In addition, certain officers and directors of the general partner may receive compensation as employees of Morgan Stanley DW based, in part, on the amount of brokerage fees paid by the partnerships to Morgan Stanley DW. The selling agreement among Morgan Stanley DW, the general partner, and the partnerships provides that this compensation may only be paid by Morgan Stanley DW as long as continuing services are provided. Any limited partner may telephone, write, or visit a financial advisor at a Morgan Stanley branch office to avail himself of such services.

    Morgan Stanley DW will not pay its employees the 3% initial gross sales credit described above with respect to units purchased pursuant to a Spectrum Series exchange or non-Spectrum Series exchange. Such employees will, however, receive continuing gross sales credits with respect to brokerage fees received by Morgan Stanley DW from a partnership at the applicable rate.

    In the case of an investor who previously redeemed units in a Spectrum Series or non-Spectrum Series partnership and paid a redemption charge or held those units for at least 24 months, and invests in the Spectrum Series within 12 months of the redemption of the old units, the Morgan Stanley DW employee will not receive the initial gross sales credit of 3% but will receive a monthly gross sales credit of up to 86% of the brokerage fees received by Morgan
Stanley DW from the partnership each month that are attributable to such units commencing the first month after the units are issued.

    Morgan Stanley DW may at any time implement cash sales incentive and/or promotional programs for its employees who sell units. These programs will provide for Morgan Stanley DW, and not any partnership or the general partner, to pay Morgan Stanley DW's employees bonus compensation based on sales of units. Any sales or promotional program will be approved by the NASD prior to its start.

    The aggregate of all compensation paid to employees of Morgan Stanley DW from the initial 3% gross sales credit, the redemption charges received by Morgan Stanley DW, and any sales incentives will not exceed 10% of the proceeds of the sale of units.

    Morgan Stanley DW may compensate any qualified additional selling agents for each unit sold by it by paying a selling commission, from Morgan Stanley DW's own funds, as determined by Morgan Stanley DW and the additional selling agents, but not to exceed 3% of the net asset value of the unit sold. Additional selling agents who are properly registered as futures commission merchants or introducing brokers with the CFTC and are members of the National Futures Association in such capacity may also receive from Morgan Stanley DW, payable from Morgan Stanley DW's own funds, continuing compensation for providing to limited partners the continuing services described above. This additional compensation paid by Morgan Stanley DW may be up to 42% of the brokerage fees generated by outstanding units sold by additional selling agents and received by Morgan Stanley DW as commodity broker for each partnership (except for employees of affiliates of Morgan Stanley DW, who will be compensated at the same rate as employees of Morgan Stanley DW). Additional selling agents may pay all or a portion of such additional compensation to their employees who have sold units and provide continuing services to limited partners if those employees are properly registered with the CFTC and are members of the National Futures Association. Additional compensation paid by Morgan Stanley DW may be deemed to be underwriting compensation.

                             SUBSCRIPTION PROCEDURE

    The minimum subscription for most subscribers is $5,000, except that the minimum subscription is:

    - $2,000 in the case of an IRA; or

    - for eligible subscribers purchasing units pursuant to a non-Spectrum Series exchange, the lesser of

       -- $5,000,

       -- the proceeds from the redemption of five units, or two units in the case of an IRA, from commodity pools other than any of the Morgan Stanley Charter Series of partnerships,

       -- the proceeds from the redemption of 500 units, or 200 units in the case of an IRA, from any Charter Series partnership, or


       -- the proceeds from the redemption of such subscriber's entire interest in any other commodity pool for which the general partner serves as general partner and commodity pool operator.


    A subscription may be for units of one partnership, or may be divided among two or more partnerships, provided that:

    - in the case of a new subscription, the minimum subscription for any one partnership is $1,000; and


    - in the case of a non-Spectrum Series exchange, the minimum subscription for any one partnership is the proceeds of the redemption of one unit of the other commodity pool, or 100 units in the case of any Morgan Stanley Charter Series partnership.


    If you already own units in a partnership and you wish to make an additional investment in the same partnership, you may subscribe for units at a monthly closing with a minimum investment in that partnership of $500.

    In order to make your first purchase of units of a partnership, other than by means of an exchange, you must complete, sign, and deliver to Morgan Stanley DW a subscription agreement which will authorize the general partner and Morgan Stanley DW to transfer the full subscription amount from your Morgan Stanley DW customer account to the partnership's Escrow Account. If your subscription agreement is received by Morgan Stanley DW and not immediately rejected, you must have the appropriate amount in your Morgan Stanley DW customer account on the first business day following the date that your subscription agreement is received by Morgan Stanley DW. Morgan Stanley DW will deduct the subscription amount from your customer account and transfer funds into escrow with the escrow agent on that date. If you do not have a Morgan Stanley DW customer account or an account with an affiliate of Morgan Stanley DW, or do not have sufficient funds in your existing Morgan Stanley DW customer account, you should make appropriate arrangements with your Morgan Stanley financial advisor, or contact your local Morgan Stanley branch office. Do not mail any payment to the general partner, as it will be returned to you for proper placement with the Morgan Stanley branch office where your account is maintained.


    In the case of a Spectrum Series exchange or a non-Spectrum
Series exchange, you must complete, sign, and deliver to your Morgan Stanley financial advisor a subscription agreement, which will authorize the general partner to redeem all or a portion of your interest in a partnership or another commodity pool for which the general partner serves as general partner and commodity pool operator, subject to terms of the applicable limited partnership agreement, and to use the proceeds, after deducting any applicable redemption charges, to purchase units in one or more of the partnerships.


    In accordance with an NASD rule, Morgan Stanley DW will not subscribe for units on your behalf if it has discretionary authority over your customer account, unless it gets prior written approval from you.

    If you subscribe by check, units will be issued subject to the collection of the funds represented by the check. If your check is returned unpaid, Morgan Stanley DW will notify the general partner, and the relevant partnership will cancel the units issued to you represented by the check. Any losses or profits sustained by the partnership allocable to the cancelled units will be allocated among the remaining partners. In the limited partnership agreements, each limited partner agrees to reimburse a partnership for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any units issued to the limited partner.

    Subscriptions for units are generally irrevocable by subscribers. However, you may revoke your subscription agreement and receive a full refund of the subscription amount and any accrued interest, or revoke the redemption of units in the other commodity pool in the case of an exchange, within five business days after execution of the subscription agreement or no later than 3:00 P.M., New York City time, on the date of the applicable monthly closing, whichever comes first, by delivering written notice to your Morgan Stanley financial advisor. There may be other rescission rights under applicable federal and state securities laws. The general partner may reject any subscription, in whole or in part, in its sole discretion.

    A sample form of the subscription agreement is annexed to this prospectus as Exhibit B. A separate copy of the subscription agreement accompanies this prospectus or you may obtain one, after delivery of this prospectus, from a local Morgan Stanley branch office. You will not receive any certificate evidencing units, but you will be sent confirmations of purchases in Morgan Stanley DW's customary form.

    Once you are an investor in a partnership, you may make additional cash purchases of units of that partnership without executing a new subscription agreement, by completing a subscription agreement update form, a sample of which is annexed to this prospectus as Exhibit C, and by contacting your Morgan Stanley financial advisor and authorizing your financial advisor to deduct the additional amount you want to invest from your Morgan Stanley DW customer account. Those amounts will be held in escrow, and applied towards the purchase of units, in the same manner as initial purchases described above. However, if a new prospectus has been issued since the date of your immediately prior subscription agreement, you will be required to complete a new subscription agreement update form. Further, your Morgan Stanley financial advisor will be required to confirm to the general partner that the information you provided, and the representations and warranties you made, in your original subscription agreement, including, in particular, that you satisfy applicable minimum financial suitability requirements, are still true and correct. You may not use the subscription procedure described in this paragraph to purchase additional units in a partnership by way of an exchange, or to purchase units of a partnership in which you are not currently an investor; in either of those cases, you must execute a new subscription agreement.

           PURCHASES BY EMPLOYEE BENEFIT PLANS--ERISA CONSIDERATIONS

    Units might or might not be a suitable investment for an employee benefit plan. If you are a person with investment discretion on behalf of an employee benefit plan, before proceeding with a purchase of units, you should determine whether the purchase of units is permitted under the governing instruments of the plan, and is appropriate for that particular plan in view of its overall investment policy, the composition and diversification of its portfolio, and the other considerations discussed below.

    As used in this section, the term "employee benefit plans" refers to plans and accounts of various types, including their related trusts, which provide for the accumulation of a portion of an individual's earnings or compensation, as well as investment income earned thereon, typically free from federal income tax until such time as funds are distributed from the plan. These plans include corporate pension and profit-sharing plans, such as so-called "401(k)" plans, "simplified employee pension plans," so-called "Keogh" plans for self-employed individuals (including partners), and, for purposes of this discussion, individual retirement accounts, as described in Section 408 of the Internal Revenue Code of 1986, as amended.

    Notwithstanding the general requirement that investors in one or more partnerships must invest a minimum of $5,000, a minimum purchase requirement of $2,000 has been set for IRAs. The minimum subscription for any one of the partnerships must be at least $1,000. Greater minimum purchases may be mandated by the securities laws and regulations of certain states, and each investor should consult the subscription agreement to determine the applicable investment requirements.

    If the assets of an investing employee benefit plan were to be treated, for purposes of the reporting and disclosure provisions and certain other of the fiduciary responsibility provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986, as including an undivided interest in each of the underlying assets of a partnership, an investment in units would in general be an inappropriate investment for the plan. A U.S. Department of Labor regulation defines "plan assets" in situations where employee benefit plans purchase equity securities in investment entities such as a partnership. The regulation provides that the assets of an entity will not be deemed to be "plan assets" of an employee benefit plan which purchases an equity security of the entity if the equity security is a "publicly-offered security." A "publicly-offered security" is one which is:

    - freely transferable;

    - held by more than 100 investors independent of the issuer and of each other; and

    - either registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, or sold to the plan as part of a public offering of such securities pursuant to an effective registration statement under the Securities Act of 1933, where the security is then timely registered under
      Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934.

    The units currently meet, and it is expected that the units will continue to meet, the criteria of the Regulation.

    The general partner believes, based upon the advice of its legal counsel, that income earned by the partnerships will not constitute "unrelated business taxable income" under Section 512 of the Internal Revenue Code of 1986 to employee benefit plans and other tax-exempt entities. Although the Internal Revenue Service has issued favorable private letter rulings to taxpayers in somewhat similar circumstances, other taxpayers may not use or cite such rulings as precedent. If you have investment discretion on behalf of an employee benefit plan, you should consult a professional tax adviser regarding the application of the foregoing matters to the purchase of units.

    Units may not be purchased with the assets of an employee benefit plan if the general partner, Morgan Stanley DW, any additional selling agents, any trading advisor, or any of their respective affiliates either:

    - has investment discretion with respect to the investment of such plan assets;

    - has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the plan assets and that such advice will be based on the particular investment needs of the plan; or

    - is an employer maintaining or contributing to such plan.

    Subscribing for units does not create an IRA or other employee benefit plan. If you are considering the purchase of units on behalf of an IRA or other employee benefit plan, you must first ensure that the plan has been properly established in accordance with the Internal Revenue Code of 1986 and ERISA and the regulations and administrative rulings thereunder, and that the plan has been adequately funded. Then, after all of the considerations discussed above have been taken into account, the trustee or custodian of a plan who decides to or who is instructed to do so may subscribe for units in one or more of the partnerships, subject to the applicable minimum subscription requirement per partnership.

    Acceptance of subscriptions on behalf of IRAs or other employee benefit plans is in no respect a representation by the general partner, Morgan Stanley DW, any additional selling agents, any partnership, or any trading advisor that the investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that the investment is appropriate for plans generally or any particular plan.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION


    The general partner has been advised by counsel, Cadwalader, Wickersham & Taft LLP, that in its opinion, the following summary correctly describes the material federal income tax consequences to a U.S. taxpayer who invests in a partnership. The opinions appearing in this section are the opinions of Cadwalader, Wickersham & Taft LLP, except as otherwise specifically noted. The following summary is based upon the Internal Revenue Code of 1986, rulings thereon, regulations promulgated thereunder, and existing interpretations thereof, any of which could be changed at any time and which changes could be retroactive. The federal income tax summary and the state and local income tax summary that follow, in general, relate only to the tax implications of an investment in the partnerships by individuals who are citizens or residents of the U.S. Except as indicated below or under "Purchases by Employee Benefit Plans-ERISA Considerations," the summaries do not address the tax implications of an investment in the partnerships by corporations, partnerships, trusts, and other non-individuals. Moreover, the summaries are not intended as a substitute for careful tax planning, particularly since certain of the tax consequences of owning an interest in the partnerships may not be the same for all taxpayers, such as non-individuals or foreign persons, or in light of an investor's personal investment circumstances. A complete discussion of all federal, state, and local tax aspects of an investment in each partnership is beyond the scope of the following summary, and prospective investors are urged to consult their own tax advisors on these matters.


PARTNERSHIP STATUS


    The general partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft LLP, that in its opinion under current federal income tax law, each partnership will be classified as a partnership and not as an association (or a publicly traded partnership) taxable as a corporation. This opinion is based upon the facts set forth in this prospectus, including that a principal activity of each partnership consists of buying and selling futures, options, and forward contracts, and at least 90% of the partnership's gross income during each year consists of gains from such trading and interest income. No ruling has been requested from the Internal Revenue Service with respect to classification of each partnership and the general partner does not intend to request such a ruling.


    If a partnership were treated as an association (or a publicly traded partnership) taxable as a corporation, income or loss of the partnership would not be passed through to its partners, and the partnership would be subject to tax on its income at the rates applicable to corporations without deduction for any distributions to its partners. In addition, all or a portion of any distributions by the partnership to its partners could be taxable to the partners as dividends or capital gains. The discussion that follows assumes that each partnership will be treated as a partnership for federal income tax purposes.

PARTNERSHIP TAXATION

    PARTNERS, RATHER THAN A PARTNERSHIP, ARE SUBJECT TO FEDERAL INCOME
TAX. None of the partnerships will pay federal income tax. Except as provided below with respect to certain nonresident aliens, each limited partner will report his distributive share of all items of partnership income, gain, loss, deduction, and credit for the partnership's taxable year ending within or with the partner's taxable year. A limited partner must report and pay tax on his share of partnership income for a particular year whether or not he has received any distributions from the partnership in that year. The characterization of an item of profit or loss will usually be determined at the partnership level.

    SYNDICATION EXPENSES. None of the partnerships nor any partner thereof will be entitled to any deduction for syndication expenses (I.E., those amounts paid or incurred in connection with issuing and marketing units). There is a risk that some of the brokerage fees paid to Morgan Stanley DW could be treated as a nondeductible payment by the partnerships of syndication expenses.

    ALLOCATION OF PARTNERSHIP PROFITS AND LOSSES. In general, each limited partnership agreement allocates items of ordinary income and expense pro rata among the partners based upon their respective capital accounts as of the end of the month in which such items are accrued. Net recognized capital gain or loss is generally allocated among all partners based upon their respective capital accounts. However, net recognized capital gain or loss is allocated first to partners who have redeemed units in the partnership during a taxable year to the extent of the difference between the amount received on the redemption and the allocation account as of the date of redemption attributable to the redeemed units. Any remaining net recognized capital gain or loss is next allocated among all those partners whose capital accounts differ from their allocation accounts based on the respective differences for each partner.

    The special allocation of each partnership's net gain or loss upon a redemption of units, which retains the same character as in the hands of the partnership, may alter the character of a redeeming limited partner's income (by reducing the amount of long-term capital gain recognized upon receipt of redemption proceeds) and may accelerate the recognition of income by the limited partner.

    These allocation provisions are designed to reconcile tax allocations to economic allocations. However, the general partner cannot assure you that the Internal Revenue Service will not challenge the allocations, including each partnership's tax allocations in respect of redeemed units.

    If the allocation provided by each limited partnership agreement is not respected by the Internal Revenue Service for federal income tax purposes, the amount of income or loss allocated to the partners for federal income tax purposes may be increased or reduced or the character of the income or loss may be modified.

CASH DISTRIBUTIONS AND REDEMPTIONS

    Because of the special allocation of partnership gain or loss upon a redemption of units, the amounts received upon the partial or complete redemption of a limited partner's units normally will not result in additional taxable income or loss to the limited partner. However, distributions by a partnership and amounts received upon the partial or complete redemption of a limited partner's units will be taxable to the limited partners to the extent cash distributions by a partnership or amounts received upon redemption by a limited partner exceed the partner's adjusted tax basis in his units. Such excess will be taxable to him as though it were a gain from a sale of the units. A loss will be recognized upon a redemption of units only if, following the redemption of all of a limited partner's units, the partner has any tax basis in his units remaining. In such case, the limited partner will recognize loss to the extent of the remaining basis. See "Redemptions." Generally, if a limited partner is not a "dealer" with respect to his interest in the partnership and he has held his interest in the partnership for more than one year, the gain or loss would be long-term capital gain or loss.

GAIN OR LOSS ON TRADING ACTIVITY

    NATURE OF PARTNERSHIP INCOME. Each partnership does not expect to hold its futures, forwards, or options for sale to customers. For federal income tax purposes substantially all of the profit and loss generated by each partnership from its trading activities is expected to be capital gain and loss, which in turn may be either short-term, long-term, or a combination thereof. Nevertheless, certain foreign currency transactions could result in ordinary gain or loss, as discussed below. Further, interest paid to a partnership will be taxable currently to the limited partners as ordinary income. Thus, during taxable years in which little or no profit is generated from trading activities, a limited partner may still have interest income.

    MARK-TO-MARKET. Section 1256 contracts held at the end of a partnership's taxable year will be treated as having been sold for the fair market value on the last day of the taxable year, and gain or loss will be taken into account for the year. Gain or loss with respect to a Section 1256 contract is generally treated as short-term capital gain or loss to the extent of 40% of the gain or loss, and long-term capital gain or loss to the extent of 60% of the gain or loss. Section 1256 contracts include regulated futures contracts which are futures contracts traded on regulated U.S. and certain foreign exchanges; foreign currency contracts that are traded in the interbank market and relate to currencies for which positions are also traded through regulated futures contracts; and U.S. and certain foreign exchange-traded options on commodities, including options on regulated futures contracts, debt securities, and stock indices. While the partnerships expect that a majority of their trading activities will be conducted in Section 1256 contracts, the partnerships also expect that a portion of their trading activities will be conducted in contracts that do not presently qualify as Section 1256 contracts, such as positions in futures contracts on most foreign exchanges and foreign currency forward contracts that do not relate to currencies for which positions are also traded through regulated futures contracts.

    SECTION 988. Currency gain or loss with respect to foreign currency forward contracts that do not relate to currencies for which positions are also traded through regulated futures contracts and futures contracts traded on most foreign exchanges may be treated as ordinary income or loss under Internal Revenue Code of 1986 Section 988. Each partnership has elected to treat these contracts as
Section 1256 contracts (I.E., marked-to-market at year end). Pursuant to this election, gain or loss with respect to these contracts is treated as entirely short-term capital gain or loss.

    Subject to certain limitations, a limited partner, other than a corporation, estate, or trust, may elect to carry back net Section 1256 contract losses to each of the three preceding years. Net Section 1256 contract losses carried back to prior years may only be used to offset net Section 1256 contract gains. Generally, such losses are carried back as 40% short-term capital losses and 60% long-term capital losses. Capital assets not marked to market under
Section 1256, such as any non-currency forward contracts, are not subject to the 60/40 tax regime for Section 1256 contracts, and gain or loss on sale generally will be long-term only if such property has been held for more than one year.

    STRADDLES. If a partnership incurs a loss upon the disposition of any position which is part of a "straddle" (I.E., two or more offsetting positions), recognition of that loss for tax purposes will be deferred until the partnership recognizes the gain in the offsetting position of the straddle (or successor position, or offsetting position to the successor position). Interest and other carrying charges allocable to positions which are part of a straddle must be capitalized, rather than deducted currently. Certain modified "short sale" rules may apply to positions held by a partnership so that what might otherwise be characterized as long-term capital gain would be characterized as short-term capital gain or potential short-term capital loss as long-term capital loss.

    For purposes of applying the above rules restricting the deductibility of losses with respect to offsetting positions, if a limited partner takes into account gain or loss with respect to a position held by the partnership, the limited partner will be treated as holding the partnership's position, except to the extent otherwise provided in regulations. Accordingly, positions held by a partnership may limit the deductibility of realized losses sustained by a limited partner with respect to positions held for his own account, and positions held by a limited partner for his own account may limit his ability to deduct realized losses sustained by a partnership. Thus, straddles may not be used to defer gain from one taxable year to the next. Reporting requirements generally require taxpayers to disclose all unrecognized gains with respect to positions held at the end of the taxable year. The above principle, whereby a limited partner may be treated as holding partnership positions, may also apply to require a limited partner to capitalize (rather than deduct) interest and carrying charges allocable to property held by him.

    Where the positions of a straddle are comprised of both Section 1256 and non-Section 1256 contracts, a partnership will be subject to the mixed straddle rules of the Internal Revenue Code of 1986 and the regulations promulgated thereunder. The appropriate tax treatment of any gains and losses from trading in mixed straddles will depend on what elections a partnership makes. Each partnership has elected to place all of its positions in a "mixed straddle" account which is marked-to-market daily. Under a special account cap, not more than 50% of net capital gain may be long-term capital gain, and not more than 40% of net capital loss may be short-term capital loss.

TAXATION OF LIMITED PARTNERS

    LIMITATIONS ON DEDUCTIBILITY OF PARTNERSHIP LOSSES. The amount of partnership loss, including capital loss, which a limited partner will be entitled to take into account for federal income tax purposes is limited to the tax basis of his units, except in the case of certain limited partners including individuals and closely-held C corporations, for which he is "at risk" with respect to the units as of the end of the partnership's taxable year in which such loss occurred.

    Generally, a limited partner's initial tax basis will be the amount paid for each unit. A limited partner's adjusted tax basis will be his initial tax basis reduced by the limited partner's share of partnership distributions, losses, and expenses and increased by his share of partnership income and gains. The amount for which a limited partner is "at risk" with respect to his units in a partnership is generally equal to his tax basis for the units, less: any amounts borrowed in connection with his acquisition of the units for which he is not personally liable and for which he has pledged no property other than his units; any amounts borrowed from persons who have a proprietary interest in the partnership; and any amounts borrowed for which the limited partner is protected against loss through guarantees or similar arrangements.

    Because of the limitations imposed upon the deductibility of capital losses referred to below, a limited partner's share of a partnership's net capital losses, if any, will not materially reduce his federal income tax on his ordinary income. In addition, certain expenses of a partnership might be deductible by a limited partner only as itemized deductions and, therefore, will not reduce the federal taxable income of a limited partner who does not itemize his deductions. Furthermore, an individual who is subject to the alternative minimum tax for a taxable year may not realize any tax benefit from such itemized deductions.

    LIMITATIONS ON DEDUCTIBILITY OF PASSIVE LOSSES. The partnerships' income will not be treated as a "passive activity" for purposes of the limitation on the deduction of passive activity losses.

    LIMITED DEDUCTION OF CERTAIN EXPENSES. Certain miscellaneous itemized deductions, such as expenses incurred to maintain property held for investment, are deductible only to the extent that they exceed 2% of the adjusted gross income of an individual, trust, or estate. The amount of certain itemized deductions allowable to individuals is further reduced by an amount equal to the lesser of (i) 3% of the individual's adjusted gross income in excess of a certain threshold amount and (ii) 80% of such itemized deductions. Moreover, such investment expenses are miscellaneous itemized deductions that are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability. Based upon the current and contemplated activities of the partnerships, the general partner has been advised by its legal counsel that, in such counsel's opinion, the expenses incurred by the partnerships in their futures, forwards, and options trading businesses should not be subject to the 2% "floor" or the 3% phaseout, except to the extent that the Internal Revenue Service promulgates regulations that so provide. However, that advice is not binding on a court or the Internal Revenue Service, and the Internal Revenue Service could assert, and a court could agree, that such expenses of the partnerships (including incentive fees) are investment expenses which are subject to these limitations.

    TAX LIABILITY WILL EXCEED DISTRIBUTIONS. Under federal tax laws, a limited partner must report and pay tax on his share of any partnership income each year, even though the general partner does not intend to make any distributions from the partnerships.

    TAX ON CAPITAL GAINS AND LOSSES. In general, for individuals, trusts, and estates, "long-term capital gains" are currently taxed at a maximum marginal tax rate of 20% and "short-term capital gains" and other income are currently taxed at a maximum marginal tax rate of 38.6%. Corporate taxpayers are currently subject to a maximum marginal tax rate of 35% on all capital gains and income.

    The excess of capital losses over capital gains is deductible by an individual against ordinary income on a one-for-one basis, subject to an annual limitation of $3,000 ($1,500 in the case of married individuals filing a separate return). Excess capital losses may be carried forward.

    Net losses from Section 1256 contracts are treated as 60% long-term capital loss and 40% short-term capital loss. Such losses may, at the individual taxpayer's election, be carried back to each of the preceding three years and applied against gains from Section 1256 contracts.

    ALTERNATIVE MINIMUM TAX. The alternative minimum tax for individuals is imposed on "alternative minimum taxable income" in excess of certain exemption amounts. Alternative minimum taxable income consists of taxable income determined with certain adjustments and increased by the amount of items of tax preference. Alternative minimum taxable income may not be offset by certain interest deductions, including (in certain circumstances) interest incurred to purchase or carry units in the partnerships. Corporations are also subject to an alternative minimum tax. The extent to which the alternative minimum tax will be imposed will depend on the overall tax situation of each limited partner at the end of such taxable year.

    LIMITATION ON DEDUCTIBILITY OF INTEREST ON INVESTMENT
INDEBTEDNESS. Interest paid or accrued on indebtedness properly allocable to property held for investment is investment interest. Such interest is generally deductible by non-corporate taxpayers only to the extent it does not exceed net investment income. A limited partner's distributive share of net partnership income and any gain from the disposition of units will be treated as investment income, except that a limited partner's net capital gain from the disposition of units is not investment income unless the limited partner waives the benefit of the preferential tax rate on the gain. It is not clear whether a limited partner's distributive share of partnership net capital gain constitutes investment income where such gain is taxed at the maximum rate for capital gains. Interest expense incurred by a limited partner to acquire his units generally will be investment interest. Any investment interest disallowed as a deduction in a taxable year solely by reason of the limitation above is treated as investment interest paid or accrued in the succeeding taxable year.

    TAXATION OF FOREIGN LIMITED PARTNERS. A nonresident alien individual, foreign corporation, or foreign partnership (a "foreign limited partner") generally should not be deemed to be engaged in a U.S. trade or business solely by virtue of an investment in the partnerships; provided that such foreign limited partner is not a "dealer" in commodities and, in the case of an individual, does not have certain present or former connections with the U.S. (e.g., is not present in the U.S. more than 182 days during his or her taxable year, or, in certain limited circumstances, a prior taxable year) and provided further, that such foreign limited partner is not engaged in a trade or business within the U.S. during the taxable year or, in certain limited circumstances, a prior taxable year to which income, gain, or loss from the partnerships is treated as "effectively connected." Capital gains earned by the partnerships and allocated to such a foreign limited partner will, as a general rule, not be subject to U.S. federal income taxation or withholding, but may be subject to taxation by the jurisdiction in which the foreign limited partner is resident, organized or operating. In the event that a partnership were found to be engaged in a U.S. trade or business, a foreign limited partner would be required to file a U.S. federal income tax return for such year and pay tax at full U.S. rates. In the case of a foreign limited partner which is a foreign corporation, an additional 30% "branch profits" tax might be imposed. Furthermore, in such event the partnerships would be required to withhold taxes from the income or gain allocable to such a foreign limited partner under Section 1446 of the Code.

    A foreign limited partner is not subject to U.S. tax on certain interest income, including income attributable to (i) original issue discount on Treasury bills that have a maturity of 183 days or less or (ii) commercial bank deposits, provided, in either case, that such foreign limited partner is not engaged in a trade or business within the U.S. during a taxable year. Additionally, a foreign limited partner not engaged in a trade or business within the U.S. is not subject to U.S. tax on interest income (other than certain so-called "contingent interest") attributable to obligations issued after July 18, 1984 that are in registered form if the foreign limited partner timely provides the relevant partnership with an IRS Form W-8BEN.

    Prospective foreign limited partners who are engaged in a U.S. trade or business or who act as dealers in commodities may be subject to U.S. income tax and should consult their tax advisors before investing in a partnership.

    The estate of a deceased foreign limited partner may be liable for U.S. estate tax and may be required to obtain an estate tax release from the Internal Revenue Service in order to transfer the units of such foreign limited partner.

FOREIGN PERSONS SHOULD CONSULT THEIR OWN TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE PARTNERSHIPS.

    TAX ELECTIONS. The Internal Revenue Code of 1986 provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner (Section 734) and transfers of units, including transfers by reason of death (Section 743), provided that a partnership election has been made pursuant to Section 754. As a result of the complexities and added expense of the tax accounting required to implement such an election, the general partner does not presently intend to make such an election for any of the partnerships. Therefore, any benefits which might be available to the partners by reason of such an election will be foreclosed.

    TAX RETURNS AND INFORMATION. The partnerships will file their information returns using the accrual method of accounting. Within 75 days after the close of each partnership's taxable year, the partnership will furnish each limited partner, and any assignee of the units of a limited partner, copies of the partnership's Schedule K-1 indicating the limited partner's distributive share of tax items and any additional information as is reasonably necessary to permit the limited partners to prepare their own federal and state tax returns.

    PARTNERSHIP'S TAXABLE YEAR. Each partnership has the calendar year as its taxable year.

    UNRELATED BUSINESS TAXABLE INCOME OF EMPLOYEE BENEFIT PLAN LIMITED PARTNERS AND OTHER TAX-EXEMPT INVESTORS. Income allocated to a limited partner which is an employee benefit plan or other tax-exempt entity should not be subject to tax under Section 511 of the Internal Revenue Code of 1986, provided that the units purchased by such plans and entities are not "debt-financed."

    However, if a partnership were to purchase physical commodities with borrowed funds (whether upon delivery under a futures or forward contract or otherwise) and to sell those commodities at a gain, the gain would likely constitute unrelated business income. The partnerships are entitled to engage in such leveraged purchases of physical commodities. Tax exempt investors should see "Purchases by Employee Benefit Plans--ERISA Considerations" above.

TAX AUDITS

    All partners are required under the Internal Revenue Code of 1986 to report all the partnership items on their own returns consistently with the treatment by the partnership, unless they file a statement with the Internal Revenue Service disclosing the inconsistencies. Adjustments in tax liability with respect to partnership items will be made at the partnership level. The general partner will represent each partnership during any audit and in any dispute with the Internal Revenue Service. Each limited partner will be informed by the general partner of the commencement of an audit of a partnership. In general, the general partner may enter into a settlement agreement with the Internal Revenue Service on behalf of, and binding upon, limited partners owning less than a 1% profits interest if the partnership has more than 100 partners. However, prior to settlement, such a limited partner may file a statement with the Internal Revenue Service stating that the general partner does not have the authority to settle on behalf of the limited partner.

    The period for assessing a deficiency against a partner in a partnership with respect to a partnership item is the later of three years after the partnership files its return or, if the name and address of the partner does not appear on the partnership return, one year after the Internal Revenue Service is furnished with the name and address of the partner. In addition, the general partner may consent on behalf of each partnership to the extension of the period for assessing a deficiency with respect to a partnership item. As a result, a limited partner's federal income tax return may be subject to examination and adjustment by the Internal Revenue Service for a partnership item more than three years after it has been filed.

                              -------------------

    All of the foregoing statements are based upon the existing provisions of the Internal Revenue Code of 1986 and the regulations promulgated thereunder and the existing administrative and judicial interpretations thereof. The general partner cannot assure you that legislative, administrative, or judicial changes will not occur which will modify such statements.

    The foregoing statements are not intended as a substitute for careful tax planning, particularly since certain of the federal income tax consequences of purchasing units may not be the same for all taxpayers. The partnerships' tax returns could be audited by the Internal Revenue Service and adjustments to the returns could be made as a result of such audits. If an audit results in adjustment, limited partners may be required to file amended returns and their returns may be audited. Accordingly, prospective purchasers of units are urged to consult their tax advisers with specific reference to their own tax situation under federal law and the provisions of applicable state, local, and foreign laws before subscribing for units.

                       STATE AND LOCAL INCOME TAX ASPECTS

    In addition to the federal income tax consequences for individuals described under "Material Federal Income Tax Considerations" above, the partnerships and their limited partners may be subject to various state and local taxes. Certain of these taxes could, if applicable, have a significant effect on the amount of tax payable in respect of an investment in the partnerships. A limited partner's distributive share of the realized profits of a partnership may be required to be included in determining his reportable income for state or local tax purposes. Furthermore, state and local tax laws may not reflect recent changes made to the federal income tax law and, therefore, may be inconsistent with the federal income treatment of gains and losses arising from the partnerships' transactions in Section 1256 contracts. Accordingly, prospective limited partners should consult with their own tax advisers concerning the applicability of state and local taxes to an investment in the partnerships.

    The general partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft LLP, that in such counsel's opinion, the partnerships should not be liable for New York City unincorporated business tax. Limited partners who are nonresidents of New York State will not be liable for New York State personal income tax on such partners' income from the partnerships, but may be liable for such tax to the extent such limited partners' allocable share of income attributable to the partnerships' transactions involves tangible personal property. Likewise, limited partners who are nonresidents of New York City will not be liable for New York City earnings tax on the partners' income from the partnerships. New York City residents may be subject to New York City personal income tax on the partners' income from the partnerships. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.

                                 LEGAL MATTERS


    Legal matters in connection with the units being offered hereby, including the discussion of the material federal income tax considerations relating to the acquisition, ownership, and disposition of units, have been passed upon for each partnership and the general partner by Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, New York 10038. Cadwalader, Wickersham & Taft LLP also has acted as counsel for Morgan Stanley DW in connection with the offering of units. Cadwalader, Wickersham & Taft LLP may advise the general partner with respect to its responsibilities as general partner of, and with respect to matters relating to, the partnerships.


                                    EXPERTS


    The statements of financial condition of Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Global Balanced L.P., and Morgan Stanley Spectrum Currency L.P., including the schedules of investments, as of December 31, 2002 and 2001, and the related statements of operations, changes in partners' capital, and cash flows for the period from July 3, 2000 (commencement of operations) to December 31, 2000 and for the years ended December 31, 2001 and 2002 for Morgan Stanley Spectrum Currency L.P. and for each of the three years in the period ended December 31, 2002 for the other above mentioned partnerships, as well as the statements of financial condition of Demeter Management Corporation as of November 30, 2002 and 2001 included in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and is included in reliance upon such report of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP also acts as independent auditors for Morgan Stanley.


                      WHERE YOU CAN FIND MORE INFORMATION

    The partnerships filed registration statements relating to the units registered with SEC. This prospectus is part of the registration statements, but the registration statements include additional information.

    You may read any of the registration statements, or obtain copies by paying prescribed charges, at the SEC's public reference rooms located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; 233 Broadway, New York, New York 10279; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. For further information on the public reference rooms, please call the SEC at 1-800-SEC-0330. The registration statements are also available to the public from the SEC's Web site at "http://www.sec.gov."

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                                    PART TWO
                      STATEMENT OF ADDITIONAL INFORMATION

    THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER AND MAY NOT BE DISTRIBUTED SEPARATELY.

                   THE FUTURES, OPTIONS, AND FORWARDS MARKETS

FUTURES CONTRACTS

    Futures contracts are standardized contracts made on a domestic or foreign exchange that call for the future delivery of specified quantities of various commodities at a specified price, time, and place. The following are some of the commodities traded on an exchange:


-  agricultural and tropical (soft) commodities             -  energy products                   -  industrial goods
-  currencies                                               -  financial instruments             -  metals

    The futures markets have undergone dramatic changes during the past three decades. According to statistics provided by the Futures Industry Association, in 1980 and 2002 activity in futures markets was divided as follows:


                                   1980                                  2002*
                                   ----                                  -----
                                    %                                      %
Agricultural Products               64      Interest Rates                 53
Metals                              16      Stock Indices                  24
Interest Rates                      14      Energy Products                 9
Currencies**                         5      Agricultural Products           6
Lumber and Energy Products           1      Metals                          6
                                            Currencies**                    2


---------

     *  Data as of December 31, 2002.


    ** Activity reported with regard to Currencies does not include trading activity which takes place on the Interbank forward currency market.


    A market participant can make a futures contract to buy or sell a commodity. The contractual obligations may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of the commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or a mutually offsetting, exchange prior to the designated date of delivery.

    For example, if we sell one contract of December 2003 wheat on a commodity exchange, we may fulfill the contract at any time prior to the December 2003 delivery date by purchasing one contract of December 2003 wheat on the same exchange.

    The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

OPTIONS ON FUTURES

    An option on a futures contract or on a physical commodity gives the buyer of the option the right to take a position of a specified amount at a specified price of a specific commodity (the "striking," "strike," or "exercise" price) in the underlying futures contract or commodity.

    The buyer of a "call" option acquires the right to take a long position (I.E., the obligation to take delivery of a specified amount at a specified price of a specific commodity) in the underlying futures contract or commodity.

    The buyer of a "put" option acquires the right to take a short position (I.E., the obligation to make delivery of a specified amount at a specified price of a specific commodity) in the underlying futures contract or commodity.

    The purchase price of an option is referred to as its "premium." The seller (or "writer") of an option is obligated to take a futures position at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to sell (take a short position in the underlying futures contract) at the striking price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to buy (take a long position in the underlying futures contract) at the striking price.

    A call option on a futures contract is said to be "in-the-money" if the striking price is below current market levels, and "out-of-the-money" if the striking price is above current market levels. Conversely, a put option on a futures contract is said to be "in-the-money" if the striking price is above current market levels, and "out-of-the-money" if the striking price is below current market levels.


    Options have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract. An option that is out-of-the-money and not offset by the time it expires becomes worthless. Options usually trade at a premium above their intrinsic value (I.E., the difference between the market price for the underlying futures contract and the striking price), because the option trader is speculating on (or hedging against) future movements in the price of the underlying contract. As an option nears its expiration date, the market and intrinsic value typically move into parity. The difference between an option's intrinsic and market values is referred to as the "time value" of the option. SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS--OPTIONS TRADING CAN BE MORE VOLATILE THAN FUTURES TRADING" BEGINNING ON PAGE 10.


FORWARD CONTRACTS


    Contracts for the future delivery of certain commodities may also be made through banks or dealers pursuant to what are commonly referred to as "forward contracts." A forward contract is a contractual right to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, it is similar to a futures contract. In forward contract trading, a bank or dealer generally acts as principal in the transaction and includes its anticipated profit (the "spread" between the "bid" and the "asked" prices), and in some instances a mark-up, in the prices it quotes for forward contracts. Unlike futures contracts, forward contracts are not standardized contracts; rather, they are the subject of individual negotiation between the parties involved. Because there is no clearinghouse system applicable to forward contracts, forward contracts are not fungible, and there is no direct means of "offsetting" a forward contract by purchase of an offsetting position on the same exchange as one can a futures contract. In recent years, the terms of forward contracts have become more standardized and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making delivery on the contract. SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS--THE UNREGULATED NATURE OF THE FORWARDS MARKETS CREATES COUNTERPARTY RISKS THAT DO NOT EXIST IN FUTURES TRADING ON EXCHANGES" ON PAGE 11.


HEDGERS AND SPECULATORS

    The two broad classes of persons who trade futures, forwards, and options contracts are "hedgers" and "speculators." Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies, and stocks, which are exposed to currency, interest rate, and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures, forwards, and options contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures, forwards, and options contracts. Since the speculator may take either a long or short position in the futures, forwards, and options markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down. The partnerships will trade for speculative rather than for hedging purposes.

 SPECULATOR OR HEDGER?
   A TALE OF TWO INVESTORS

     A kite manufacturer from Iowa received an order for 30 million kites from a distributor in Tokyo. Delivery was to be made in 18 months and the manufacturer would be paid in yen. Since he couldn't possibly know what the dollar/yen exchange rate would be in 18 months, the kite manufacturer used futures contracts to hedge his currency risk and lock in an exchange rate. In that way, he guaranteed his price. There would be no surprises upon delivery. In selling away his risk, he acted as a hedger.

     At the same time, a managed futures fund trading advisor used a highly sophisticated trading program that indicated a favorable trend for the dollar vs. the yen. The advisor purchased a futures contract. If the advisor's program were reading the market trends accurately and the trend developed, he would sell the contract and earn a profit. In buying a contract for potential profit, he acted as a speculator.

     The moral of the story? Some use the futures markets to manage business risk and others to profit. Both are vital in this dynamic marketplace.

FUTURES EXCHANGES

    Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and the New York Board of Trade.

    Each futures exchange in the United States has an associated "clearinghouse." Once trades between members of an exchange have been confirmed, the clearinghouse becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader's open position in the market. Thereafter, each party to a trade looks only to the clearinghouse for performance. The clearinghouse generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearinghouse to meet its obligations with regard to the "other side" of an insolvent clearing member's contracts. Clearinghouses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearinghouses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearinghouse.


    Foreign futures exchanges differ in certain respects from their U.S. counterparts. In contrast to United States exchanges, certain foreign exchanges are "principals' markets," where trades remain the liability of the traders involved, and the exchange does not become substituted for any party. SEE "REGULATIONS" BELOW AND "RISK FACTORS--TRADING AND PERFORMANCE RISKS--TRADING ON FOREIGN EXCHANGES PRESENTS GREATER RISKS TO EACH PARTNERSHIP THAN TRADING ON U.S. EXCHANGES" ON PAGE 11.


SPECULATIVE POSITION LIMITS


    The CFTC and U.S. futures exchanges have established limits, referred to as "speculative position limits" or "position limits," on the maximum net long or net short speculative position that any person or group of persons (other than a hedger, which the partnerships are not) may hold, own, or control in certain futures or options contracts. Among the purposes of speculative position limits is to prevent a "corner" on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities and has established position limits for all agricultural commodities. In addition, the CFTC requires each United States exchange to submit position limits for all commodities traded on such exchange for approval by the CFTC. However, position limits do not apply to many currency futures contracts. Position limits do not apply to forward contract trading or generally to trading on foreign exchanges. SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS--THE PARTNERSHIPS ARE SUBJECT TO SPECULATIVE POSITION LIMITS" ON PAGE 12.


DAILY LIMITS


    Most United States futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as "daily price fluctuation limits" or more commonly "daily limits." The daily limits establish the maximum amount that the price of a futures or options contract may vary either up or down from the previous day's settlement price. Once the daily limit has been reached in a particular futures or options market, no trades may be made at a price beyond the limit. SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS--MARKET ILLIQUIDITY MAY CAUSE LESS FAVORABLE TRADE PRICES" ON PAGE 11.


REGULATIONS

    Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges.

    The CFTC also regulates the activities of "commodity trading advisors" and "commodity pool operators" and has adopted regulations with respect to certain of such persons' activities. The CFTC requires a commodity pool operator (such as the general partner) to keep accurate, current, and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the Commodity Exchange Act or regulations thereunder and in certain other circumstances. Suspension, restriction, or termination of the general partner's registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the partnerships. The Commodity Exchange Act gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the trading advisors. If the registration of a trading advisor as a commodity trading advisor were to be terminated, restricted, or suspended, the trading advisor would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the relevant partnership. The partnerships themselves are not registered with the CFTC in any capacity.

    The Commodity Exchange Act requires all "futures commission merchants," such as Morgan Stanley DW and Morgan Stanley & Co., to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers' funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The partnerships have no present intention of using any introducing brokers in their trading.

    The Commodity Exchange Act also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

    You are afforded certain rights for reparations under the Commodity Exchange Act. You may also be able to maintain a private right of action for certain violations of the Commodity Exchange Act. The CFTC has adopted rules implementing the reparation provisions of the Commodity Exchange Act which provide that any person may file a complaint for a reparations award with the CFTC for violation of the Commodity Exchange Act against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

    Pursuant to authority in the Commodity Exchange Act, the National Futures Association has been formed and registered with the CFTC as a "registered futures association." At the present time, the National Futures Association is the only non-exchange self-regulatory organization for commodities professionals. National Futures Association members are subject to National Futures Association standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the National Futures Association promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the National Futures Association responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers, and their respective associated persons and floor brokers. Morgan Stanley DW, the general partner, Morgan Stanley & Co., and the trading advisors are all members of the National Futures Association (the partnerships themselves are not required to become members of the National Futures Association).


    The CFTC has no authority to regulate trading on foreign commodity exchanges and markets. SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS--TRADING ON FOREIGN EXCHANGES PRESENTS GREATER RISKS TO EACH PARTNERSHIP THAN TRADING ON U.S. EXCHANGES" ON PAGE 11.


MARGINS


    "Initial" or "original" margin is the minimum amount of funds that a futures trader must deposit with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. "Maintenance" margin is the amount (generally less than initial margin) to which a trader's account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader's performance of the futures contracts he purchases or sells. Futures contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded, and may be modified from time to time by the exchange during the term of the contract. SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS--THE PARTNERSHIPS' TRADING IS HIGHLY LEVERAGED" ON PAGE 10.


    Brokerage firms, such as Morgan Stanley DW, Morgan Stanley & Co., and Morgan Stanley International, carrying accounts for traders in futures contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves. The commodity brokers presently intend to require each partnership to make margin deposits equal to the exchange minimum levels for all futures contracts.

    Trading in the currency forward contract market does not require margin, but generally does require the extension of credit by a bank or dealer to those with whom the bank or dealer trades. Since each partnership's trading will be conducted through a commodity broker, each partnership will be able to take advantage of the commodity brokers' credit lines with several participants in the interbank market. The commodity brokers will require margin with respect to a partnership's trading of currency forward contracts.

    Margin requirements are computed each day by a trader's commodity broker. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the trader's position. With respect to a partnership's trading, that partnership, and not its limited partners personally or any other partnership, will be subject to margin calls.

                              POTENTIAL ADVANTAGES

    Developing a comprehensive financial plan entails evaluating options and acting upon those options. In this fast-paced and ever-changing financial environment, selecting from the broad array of investments available can be difficult and time-consuming. Astute investors often turn to professional money managers for the expertise and guidance needed to map out a successful investment strategy. Morgan Stanley, a global leader in financial management, has developed the Spectrum Series of partnerships to provide professional money management in the futures, forwards, and options markets.


    An investment in a partnership is speculative and involves a high degree of risk. The general partner and Morgan Stanley DW believe that managed futures investments (such as the partnerships) can provide you with the potential for long-term capital appreciation (with commensurate risk), but are appropriate only for the aggressive growth portion of your comprehensive financial plan. SEE "RISK FACTORS" BEGINNING ON PAGE 10. Taking the risks into consideration, this investment does offer the following potential advantages.

INVESTMENT DIVERSIFICATION


    If you are not prepared to make a significant investment or spend substantial time trading various futures, forwards, and options, you may still participate in these markets through an investment in a Spectrum Series partnership, obtaining diversification from more traditional investments in stocks, bonds, and real estate. The general partner believes, on the basis of the past experience of the partnerships, that the profit potential of a partnership does not depend upon favorable general economic conditions, and that a partnership is as likely to be profitable during periods of declining stock, bond, and real estate markets as at any other time; conversely, a partnership may be unprofitable during periods of generally favorable economic conditions.

    Managed futures investments can serve to diversify your portfolio and smooth overall portfolio volatility. Modern Portfolio Theory is the academic affirmation of the value of diversification. Modern Portfolio Theory was developed in the 1950s by Nobel Laureates William Sharpe and Harold Markowitz. These two pioneers developed a framework for efficiently diversifying assets within a portfolio. They suggested that investing in any asset class with positive returns and low correlation to other assets improves the overall risk/reward characteristics of the entire portfolio. In 1983, Dr. John H. Lintner of Harvard University focused on the concepts of Modern Portfolio Theory in a study about portfolio diversification. Specifically, Modern Portfolio Theory was utilized to evaluate the addition of a managed futures component to a diversified portfolio comprised of 60% stocks and 40% bonds. The results of Lintner's work demonstrated that by including a variety of assets, such as commodities, in a hypothetical portfolio, an investor may lower the portfolio's overall volatility or risk. Lintner's findings were further supported by the works of Dr. Thomas Schneeweis of the University of Massachusetts, Amherst, in his 1999 study, "The Benefits of Managed Futures." Dr. Schneeweis concluded that "while ... the correlation between managed futures and most traditional investments is approximately zero, when asset returns are segmented according to whether the traditional asset rose or fell, managed futures are often negatively correlated in months when traditional asset returns are negative while being positively correlated when traditional asset returns are positive."

    The partnerships' combined benefits of growth potential (with commensurate risk) and diversification can potentially reduce the overall volatility of your portfolio, while increasing profits. Whether you are able to lower the overall volatility of your portfolio with managed futures investments will depend in part on the characteristics of your portfolio. Depending on these characteristics, the addition of a managed futures investment could increase or decrease the overall volatility and risk of your portfolio. By combining asset classes, you may create a portfolio mix that provides the potential to offer the greatest possible return within acceptable levels of volatility. While past performance is no guarantee of future results, managed futures investments, such as the partnerships, may profit (with commensurate risk) from futures, forwards, and options market moves, with the potential to enhance your overall portfolio.

    The trading advisors' speculative trading techniques will be the primary factor in the partnerships' success or failure. You should note that there are always two parties to a futures, forward, or option contract; consequently, for any gain achieved by one party on a contract, a corresponding loss is suffered. Therefore, due to the nature of futures, forwards, and options trading, only 50% of contract interests held by all market participants can experience gain at any one time. Brokerage commissions and other costs of trading may reduce or eliminate any gain that would otherwise be achieved.

    Few stock and bond investors sell short, so most benefit only when prices are rising. However, managed futures investors profit when they accurately identify sustainable trends, up or down. Thus, whether the futures and forwards markets are rising or declining, managed futures may generate attractive returns. They can, in turn, lose money in either direction as well.

    The first step toward a sound financial future is to establish your investment objectives. Based on your financial goals, requirements, and investment preferences, your Morgan Stanley financial advisor can help you determine the combination of asset classes as well as the type of trading advisor(s) that most suits your investment profile.

    Asset allocation is the next critical step to help you achieve your investment objectives. Asset allocation refers to the division of investment dollars over a variety of asset classes in order to reduce overall volatility through portfolio diversification, while increasing the long-term performance potential of an investment portfolio. A fully diversified portfolio should contain cash, income, growth, and aggressive growth investments.

    Managed futures investments are designed to fit into a total financial plan as aggressive growth vehicles with the potential for long-term capital appreciation (with commensurate risk). Because their performance does not correlate directly with traditional investments, managed futures can truly enhance diversification in a well-balanced portfolio.


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

AGGRESSIVE GROWTH
GROWTH
INCOME
CASH & EQUIVALENTS
STOCKS              60%
MANAGED FUTURES     10%
CASH                 5%
BONDS               25%

    The table below is an empirical example of how different assets can react to business cycles. In each case, the asset class is represented by a recognized industry index for that asset.

               ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME

                                      U.S. TREASURY    U.S. CORPORATE
                             U.S.     BONDS (LEHMAN        BONDS          NON-U.S.                      MANAGED
                            STOCKS      BROTHERS         (CITIGROUP        STOCKS      GLOBAL STOCKS    FUTURES
                           (S&P 500     TREASURY         CORPORATE       (MSCI EAFE     (MSCI WORLD     (BARCLAY
                            INDEX)     BOND INDEX)      BOND INDEX)        INDEX)         INDEX)       CTA INDEX)
                           --------   -------------   ----------------   -----------   -------------   ----------
                              %             %                %                %              %             %
    1980                     32.5          (2.8)            (0.3)            24.4           27.7          63.7
    1981                     (4.9)          1.1              2.7             (1.0)          (3.3)         23.9
    1982                     21.5          41.1             37.2             (0.8)          11.3          16.7
    1983                     22.6           1.8              8.9             24.6           23.3          23.8
    1984                      6.3          14.7             16.1              7.9            5.8           8.7
    1985                     31.7          32.0             25.0             56.7           41.8          25.5
    1986                     18.7          24.1             17.0             69.9           42.8           3.8
    1987                      5.3          (2.7)             2.1             24.9           16.8          57.3
    1988                     16.6           9.2              9.5             28.6           23.9          21.8
    1989                     31.7          18.9             14.0             10.8           17.2           1.8
    1990                     (3.1)          4.6              7.3            (23.2)         (16.5)         21.0
    1991                     30.5          17.9             18.5             12.5           19.0           3.7
    1992                      7.6           7.8              8.9            (11.8)          (4.7)         (0.9)
    1993                     10.1          16.4             12.1             32.9           23.1          10.4
    1994                      1.3          (6.9)            (3.5)             8.1            5.6          (0.7)
    1995                     37.6          30.7             21.7             11.6           21.3          13.6
    1996                     23.0          (0.4)             3.3              6.4           14.0           9.1
    1997                     33.4          14.9             10.2              2.1           16.2          10.9
    1998                     28.6          13.5              8.6             20.3           24.8           7.0
    1999                     21.0          (8.7)            (1.6)            27.3           25.3          (1.2)
    2000                     (9.1)         20.1              9.3            (14.0)         (12.9)          7.9
    2001                    (11.9)          4.6             10.9            (21.5)         (16.5)          0.8
    2002                    (22.1)         17.2              9.4            (15.7)         (19.6)         12.3
    2003*                    (2.6)         (0.6)             0.4             (4.2)          (3.0)          3.1

                                 PUBLIC
                                 MANAGED
                              FUTURES FUNDS
                                 (CISDM
                           PUBLIC FUND INDEX)
                           -------------------
                                    %
    1980                       N/A
    1981                       N/A
    1982                       N/A
    1983                       N/A
    1984                            1.4
    1985                           21.9
    1986                          (14.4)
    1987                           43.1
    1988                            7.3
    1989                            4.7
    1990                           14.2
    1991                           10.0
    1992                           (1.4)
    1993                           10.7
    1994                           (7.7)
    1995                           13.9
    1996                            9.8
    1997                            7.6
    1998                            7.9
    1999                           (1.4)
    2000                            4.7
    2001                           (0.1)
    2002                           14.3
    2003*                           7.7


---------


*  Through January 31, 2003


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

NOTES TO "ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME" TABLE:


    For the analyses used in this table, the performance of independent indices has been used to represent seven asset classes: U.S. stocks, U.S. Treasury bonds, U.S. corporate bonds, international stocks, global stocks, managed futures, and public managed futures funds. The respective indices used are the Standard and Poor's 500 Stock Index, the Lehman Brothers Treasury Bond Index, the Citigroup Corporate Bond Index (formerly, Salomon Corporate Bond Index), the Morgan Stanley Capital International ("MSCI") EAFE Index, the MSCI World Index, the Barclay CTA Index, and the CISDM (formerly, Zurich/MAR) Public Fund Index.



    The S&P 500 Index and the Citigroup Corporate Bond Index are compiled assuming dividends and interest are re-invested.


    The S&P 500 Index is based on a portfolio of 500 stocks (consisting of 23 energy, 34 materials, 66 industrials, 89 consumer discretionary, 34 consumer staples, 48 health care, 82 financials, 75 information technology, 12 telecom services, and 37 utilities). The weights of the stocks in the portfolio at a given time reflect the stocks' total market capitalization. The S&P 500 Index accounts for approximately 80% of the market capitalization of all stocks listed on the New York Stock Exchange.

    The Lehman Brothers Treasury Bond Index consists of all existing U.S. Treasury bond issues.


    The Citigroup Corporate Bond Index is a benchmark of investment grade fixed rate corporate issues with maturities of at least one year and in minimum outstanding amounts of $100 million. The corporate issues encompass such industry sectors as Manufacturing, Service, Energy, Consumer, Transportation, Industrial-Other, Utility, and Finance.


    The MSCI EAFE Index is comprised of approximately 1,000 companies, representing a market structure of 21 European and Pacific based countries covering 59 industries. The index is used to represent international equities.

    The MSCI World Index is comprised of more than 1,500 companies, representing a market structure of 23 countries around the world. The index is used to represent global equities, including U.S. and Canadian markets.

    The Barclay CTA Index provides a benchmark of performance of commodity trading advisors. In order to qualify for inclusion in the Barclay CTA Index, a commodity trading advisor must meet the following criteria: (1) the commodity trading advisor must have four years of prior performance history; and (2) in cases where a commodity trading advisor who is in the Barclay CTA Index introduces an additional program, this additional program is added to the Index only after its second year of trading. In 2002, there were 326 commodity trading advisor programs which were included in the calculation of the Barclay CTA Index.


    The CISDM Public Fund Index averages managed futures fund performance for public funds. CISDM indices are dollar or equity weighted to reflect performance. To qualify for inclusion in CISDM's fund indices, an investment product must appear in CISDM's fund performance tables. CISDM imposes no minimum size restriction on the funds and/or pools that it tracks. As of January 31, 2003, there were 54 public funds included in the calculation of the CISDM Public Fund Index.



    The S&P 500 Index, Citigroup Corporate Bond Index, and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The MSCI World Index performance data for global stocks are provided by Morgan Stanley Capital International Inc., New York, NY. The Lehman Brothers Treasury Bond Index and the Barclay CTA Index performance data for U.S. Treasury bonds and managed futures, respectively, are provided by the Barclay Trading Group Ltd., Fairfield, IA. The CISDM Public Fund Index performance data for public managed futures funds was provided by Managed Account Reports, Inc., New York, NY. Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index's asset class.


    The performance information of the asset classes above does not reflect the effect of fees identical to those to be paid by the partnerships, including management, incentive, and brokerage fees. Past performance is no guarantee of future results. Note that while the Barclay CTA Index and the CISDM Public Fund Index reflect results net of actual fees and expenses, the Barclay CTA Index includes accounts with trading advisors and fee structures that differ from public managed futures funds (such as the partnerships), and the CISDM Public Fund Index includes funds with trading advisors and fee structures that differ from the partnerships. Also, the partnerships' trading strategies may be different from the trading strategies employed by the trading advisors included in the Barclay CTA Index and the public managed futures funds included in the CISDM Public Fund Index. Accordingly, while the Barclay CTA Index is believed to be representative of managed futures in general, and the CISDM Public Fund Index is believed to be representative of public managed futures funds in general, the performance of the partnerships may differ from the performance reflected in such indices.

CORRELATION TO TRADITIONAL INVESTMENTS


    Managed futures have historically demonstrated the ability to perform independently of traditional investments, such as stocks and bonds. This is referred to as non-correlation, or the potential for managed futures to perform when traditional markets such as stocks and bonds may experience difficulty performing. Of course, managed futures funds will not automatically be profitable during unfavorable periods for these traditional investments, and vice versa. The degree of non-correlation of any given managed futures fund will vary, particularly as a result of market conditions, and some funds will have a significantly lesser degree of non-correlation (I.E., greater correlation) with stocks and bonds than others. To the extent the performance of managed futures and the performance of traditional markets are non-correlated, managed futures may or may not perform as well when traditional markets are performing well. Spectrum Global Balanced, a fund whose trading strategy is to offer a balanced portfolio through exposure to the stock and bond markets in addition to the futures markets, should be distinguished from other managed futures funds. Since the Spectrum Global Balanced trading strategy is in part to gain exposure to the stock and bond markets, it does not result in the same degree of non-correlation to the stock and bond indices and in that way differs from the other managed futures funds that Morgan Stanley DW offers.


    The factors that influence the stock and bond markets can affect the futures markets in different ways and to varying degrees. In this connection, an article in the June 8, 1998 issue of BUSINESS WEEK, "Commodities are Cheap--Time to Leap?" discusses the risks and potential rewards of investing in managed futures funds, noting the low correlation of their performance to stocks and bonds.


    The following charts were prepared by the general partner to illustrate the correlation of the performance results of each partnership to that of the S&P 500 Index and the Citigroup Corporate Bond Index. A pro forma of the trading program for Spectrum Currency was used rather than the actual performance results of the partnership because of that partnership's limited operating history. The performance results of the pro forma used for Spectrum Currency were based on the performance results of Dean Witter Cornerstone Fund IV, which is another currency-only fund operated by the general partner and traded by JWH and Sunrise, the same trading advisors using the same trading strategies that trade for Spectrum Currency. The pro forma reflects adjustments made for the leverage employed by each trading advisor, and for the actual interest income paid to, and the brokerage, management, and incentive fees payable by, Spectrum Currency. Investors are cautioned that the performance information set forth in the following charts is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by a partnership in the future.



    Correlation measures how closely related two data series are, in this case, returns on asset classes. More specifically, the correlation coefficient measures the direction and extent of the linear relationship between two data series. Correlation coefficient values range from 1 to -1. A value greater than 0 implies a positive linear relationship (positive correlation). A value less than 0 implies an inverse linear relationship (negative correlation). A value of 0 implies no linear relationship (no correlation). The following tables and charts were prepared by the general partner to illustrate the correlation coefficient of each partnership's performance results to those of the S&P 500 Index and the Citigroup Corporate Bond Index for the periods specified. The charts also show the number of months the monthly returns of the partnerships were positive or negative with, or different from, the monthly returns of these two indices. Investors are cautioned that the performance information set forth in the following charts is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by a partnership in the future.

                                      [CHART]


         Data: 138 months of trading from August 1991 through January 2003 Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston,
         MA).


                                     [CHART]


         Data: 99 months of trading from November 1994 through January 2003 Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston,
         MA).


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                    [CHART]


         Data: 99 months of trading from November 1994 through January 2003 Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston,
         MA).


                                    [CHART]


         Data: 99 months of trading from November 1994 through January 2003 Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston,
         MA).


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                    [CHART]


         Data: 189 months of trading from May 1987 through January 2003
         Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston,
         MA).


                          ---------------------------



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

    The following chart was prepared by the general partner to illustrate the performance of managed futures against that of stocks from January 1980 through January 31, 2003, using the recognized market indices of each asset. Each bar shows index returns during successive 12-month holding periods. The Notes on the next page are an integral part of the following chart.


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                                       S&P 500 INDEX                               12-MONTH
                                                                         (STOCKS)                                  HOLDING
             SOURCE: THOMSON FINANCIAL SOFTWARE SOLUTIONS, BOSTON, MA
                                                                            ROR                   QTRLY   ANNUAL
      12/79                                                                           1,000.00
      1/80                                                                 6.20%      1,062.00
1980  2/80                                                                 0.00%      1,062.00
BARCLAY'S
CTA
IN-
DEX
(MANAGED
FU-
TURES)
SOURCE:
BARCLAY
TRADING
GROUP,
FAIRFIELD,
IA
ROR
29.26%
1.41%
1,000.00
1,292.60
1,310.83
QTRLY
AN-
NU-
AL
12-MONTH
HOLDING
PE-
RI-
ODS
       3/80                                                                   -9.70%     958.99   -4.10%
4.43%
1,368.90
36.89%
       4/80                                                                    4.60%   1,003.10
-2.13%
1,339.74
       5/80                                                                    5.10%   1,054.26
3.48%
1,386.36
       6/80                                                                    3.20%   1,087.99   13.45%
3.05%
1,428.64
4.36%
       7/80                                                                    7.00%   1,164.15
11.44%
1,592.08
       8/80                                                                    1.00%   1,175.79
0.94%
1,607.05
       9/80                                                                    2.90%   1,209.89   11.20%
0.67%
1,617.81
13.24%
      10/80                                                                    2.00%   1,234.09
1.19%
1,637.07
      11/80                                                                   10.70%   1,366.14
-0.25%
1,632.97
      12/80                                                                   -3.00%   1,325.15    9.53%   32.52%    32.52%
0.24%
1,636.89
1.18%
63.69%
63.69%
1981   1/81                                                                   -4.20%   1,269.50                      19.54%
5.25%
1,722.83
33.28%
       2/81                                                                    1.70%   1,291.08                      21.57%
0.78%
1,736.27
32.46%
       3/81                                                                    4.00%   1,342.72    1.33%             40.01%
-3.98%
1,667.16
1.85%
21.79%
       4/81                                                                   -1.90%   1,317.21                      31.31%
1.22%
1,687.50
25.96%
       5/81                                                                    0.30%   1,321.16                      25.32%
3.56%
1,747.58
26.06%
       6/81                                                                   -0.60%   1,313.24   -2.20%             20.70%
16.46%
2,035.23
22.08%
42.46%
       7/81                                                                    0.20%   1,315.86                      13.03%
-2.73%
1,979.67
24.34%
       8/81                                                                   -5.80%   1,239.54                       5.42%
3.05%
2,040.05
26.94%
       9/81                                                                   -4.90%   1,178.80  -10.24%             -2.57%
-2.57%
1,987.62
-2.34%
22.86%
      10/81                                                                    5.40%   1,242.46                       0.68%
-2.25%
1,942.90
18.68%
      11/81                                                                    4.10%   1,293.40                      -5.32%
6.71%
2,073.27
26.96%
      12/81                                                                   -2.60%   1,259.77    6.87%   -4.93%    -4.93%
-2.18%
2,028.07
2.04%
23.90%
23.90%
1982   1/82                                                                   -1.30%   1,243.40                      -2.06%
1.67%
2,061.94
19.68%
       2/82                                                                   -5.60%   1,173.76                      -9.09%
3.05%
2,124.83
22.38%
       3/82                                                                   -0.50%   1,167.90   -7.29%            -13.02%
7.34%
2,280.79
12.46%
36.81%
       4/82                                                                    4.50%   1,220.45                      -7.35%
-0.74%
2,263.91
34.16%
       5/82                                                                   -3.40%   1,178.96                     -10.76%
3.16%
2,335.45
33.64%
       6/82                                                                   -1.50%   1,161.27   -0.57%            -11.57%
6.82%
2,494.73
9.38%
22.58%
       7/82                                                                   -1.80%   1,140.37                     -13.34%
-9.12%
2,267.21
14.52%
       8/82                                                                   12.10%   1,278.35                       3.13%
4.30%
2,364.70
15.91%
       9/82                                                                    1.20%   1,293.69   11.40%              9.75%
9.39%
2,586.74
3.69%
30.14%
      10/82                                                                   11.50%   1,442.47                      16.10%
-3.09%
2,506.81
29.02%
      11/82                                                                    4.00%   1,500.17                      15.99%
-4.91%
2,383.73
14.97%
      12/82                                                                    1.90%   1,528.67   18.16%   21.34%    21.34%
-0.73%
2,366.33
-8.52%
16.68%
16.68%
1983   1/83                                                                    3.70%   1,585.23                      27.49%
18.37%
2,801.02
35.84%
       2/83                                                                    2.30%   1,621.69                      38.16%
-9.05%
2,547.53
19.89%
       3/83                                                                    3.70%   1,681.69   10.01%             43.99%
2.04%
2,599.50
9.85%
13.97%
       4/83                                                                    7.90%   1,814.55                      48.68%
-0.82%
2,578.18
13.88%
       5/83                                                                   -0.90%   1,798.22                      52.53%
9.82%
2,831.36
21.23%
       6/83                                                                    3.90%   1,868.35   11.10%             60.89%
-8.50%
2,590.70
-0.34%
3.85%
       7/83                                                                   -3.00%   1,812.30                      58.92%
3.12%
2,671.53
17.83%
       8/83                                                                    1.50%   1,839.48                      43.89%
9.06%
2,913.57
23.21%
       9/83                                                                    1.40%   1,865.23   -0.17%             44.18%
0.19%
2,919.10
12.68%
12.85%
      10/83                                                                   -1.20%   1,842.85                      27.76%
1.83%
2,972.52
18.58%
      11/83                                                                    2.10%   1,881.55                      25.42%
-4.17%
2,848.57
19.50%
      12/83                                                                   -0.50%   1,872.14    0.37%   22.47%    22.47%
2.80%
2,928.33
0.32%
23.75%
23.75%
1984   1/84                                                                   -0.60%   1,860.91                      17.39%
1.60%
2,975.18
6.22%
       2/84                                                                   -3.50%   1,795.78                      10.73%
-0.96%
2,946.62
15.67%
       3/84                                                                    1.70%   1,826.31   -2.45%              8.60%
1.97%
3,004.67
2.61%
15.59%
       4/84                                                                    0.90%   1,842.74                       1.55%
-2.53%
2,928.65
13.59%
       5/84                                                                   -5.50%   1,741.39                      -3.16%
4.12%
3,049.31
7.70%
       6/84                                                                    2.20%   1,779.70   -2.55%             -4.74%
-9.81%
2,750.17
-8.47%
6.16%
       7/84                                                                   -1.20%   1,758.35                      -2.98%
21.33%
3,336.78
24.90%
       8/84                                                                   11.00%   1,951.77                       6.10%
-8.00%
3,069.84
5.36%
       9/84                                                                    0.00%   1,951.77    9.67%              4.64%
3.98%
3,192.02
16.07%
9.35%
      10/84                                                                    0.40%   1,959.57                       6.33%
-4.20%
3,057.96
2.87%
      11/84                                                                   -1.10%   1,938.02                       3.00%
-2.98%
2,966.83
4.15%
      12/84                                                                    2.60%   1,988.41    1.88%    6.21%     6.21%
7.33%
3,184.30
-0.24%
8.74%
8.74%
1985   1/85                                                                    7.80%   2,143.50                      15.19%
2.57%
3,266.13
9.78%
       2/85                                                                    1.20%   2,169.22                      20.80%
4.67%
3,418.66
16.02%
       3/85                                                                    0.10%   2,171.39    9.20%             18.90%
-1.06%
3,382.42
6.22%
12.57%
       4/85                                                                   -0.10%   2,169.22                      17.72%
-1.98%
3,315.45
13.21%
       5/85                                                                    5.80%   2,295.04                      31.79%
1.34%
3,359.88
10.18%
       6/85                                                                    1.60%   2,331.76    7.39%             31.02%
-4.83%
3,197.60
-5.46%
16.27%
       7/85                                                                   -0.10%   2,329.42                      32.48%
13.96%
3,643.98
9.21%
       8/85                                                                   -0.90%   2,308.46                      18.28%
-1.62%
3,584.95
16.78%
       9/85                                                                   -3.10%   2,236.90   -4.07%             14.61%
-7.69%
3,309.27
3.49%
3.67%
      10/85                                                                    4.60%   2,339.79                      19.40%
6.61%
3,528.01
15.37%
      11/85                                                                    6.90%   2,501.24                      29.06%
4.69%
3,693.47
24.49%
      12/85                                                                    4.80%   2,621.30   17.18%   31.83%    31.83%
8.20%
3,996.34
20.76%
25.50%
25.50%
1986   1/86                                                                    0.60%   2,637.03                      23.02%
1.87%
4,071.07
24.64%
       2/86                                                                    7.50%   2,834.81                      30.68%
14.14%
4,646.72
35.92%
       3/86                                                                    5.60%   2,993.55   14.20%             37.86%
5.62%
4,907.86
22.81%
45.10%
       4/86                                                                   -1.10%   2,960.63                      36.48%
-6.23%
4,602.10
38.81%
       5/86                                                                    5.30%   3,117.54                      35.84%
-3.92%
4,421.70
31.60%
       6/86                                                                    1.70%   3,170.54    5.91%             35.97%
-1.46%
4,357.14
-11.22%
36.26%
       7/86                                                                   -5.60%   2,992.99                      28.49%
3.25%
4,498.75
23.46%
       8/86                                                                    7.40%   3,214.47                      39.25%
5.11%
4,728.64
31.90%
       9/86                                                                   -8.30%   2,947.67   -7.03%             31.77%
-5.56%
4,465.73
2.49%
34.95%
      10/86                                                                    5.80%   3,118.63                      33.29%
-4.40%
4,269.23
21.01%
      11/86                                                                    2.40%   3,193.48                      27.68%
-2.20%
4,175.31
13.05%
      12/86                                                                   -2.60%   3,110.45    5.52%   18.66%    18.66%
-0.63%
4,149.01
-7.09%
3.82%
3.82%
1987   1/87                                                                   13.50%   3,530.36                      33.88%
10.51%
4,585.07
12.63%
       2/87                                                                    4.00%   3,671.57                      29.52%
0.61%
4,613.04
-0.72%
       3/87                                                                    2.90%   3,778.05   21.46%             26.21%
3.37%
4,768.50
14.93%
-2.84%
       4/87                                                                   -0.90%   3,744.05                      26.46%
22.07%
5,820.90
26.48%
       5/87                                                                    0.90%   3,777.74                      21.18%
-1.81%
5,715.54
29.26%
       6/87                                                                    5.00%   3,966.63    4.99%             25.11%
-3.24%
5,530.36
15.98%
26.93%
       7/87                                                                    5.10%   4,168.93                      39.29%
4.73%
5,791.95
28.75%
       8/87                                                                    3.70%   4,323.18                      34.49%
-1.69%
5,694.06
20.42%
       9/87                                                                   -2.20%   4,228.07    6.59%             43.44%
0.72%
5,735.06
3.70%
28.42%
      10/87                                                                  -21.50%   3,319.03                       6.43%
0.33%
5,753.99
34.78%
      11/87                                                                   -8.20%   3,046.87                      -4.59%
8.60%
6,248.83
49.66%
      12/87                                                                    7.60%   3,278.43  -22.46%    5.40%     5.40%
4.42%
6,525.03
13.77%
57.27%
57.27%
1988   1/88                                                                    4.20%   3,416.13                      -3.24%
-1.88%
6,402.36
39.63%
       2/88                                                                    4.70%   3,576.69                      -2.58%
0.70%
6,447.17
39.76%
       3/88                                                                   -3.10%   3,465.81    5.72%             -8.26%
-3.43%
6,226.03
-4.58%
30.57%
       4/88                                                                    1.10%   3,503.93                      -6.41%
-3.95%
5,980.11
2.74%
       5/88                                                                    0.90%   3,535.47                      -6.41%
8.95%
6,515.33
13.99%
       6/88                                                                    4.60%   3,698.10    6.70%             -6.77%
27.40%
8,300.52
33.32%
50.09%
       7/88                                                                   -0.40%   3,683.31                     -11.65%
-8.23%
7,617.39
31.52%
       8/88                                                                   -3.40%   3,558.08                     -17.70%
0.54%
7,658.52
34.50%
       9/88                                                                    4.30%   3,711.07    0.35%            -12.23%
0.80%
7,719.79
-7.00%
34.61%
      10/88                                                                    2.80%   3,814.98                      14.94%
1.37%
7,825.55
36.00%
      11/88                                                                   -1.40%   3,761.57                      23.46%
2.62%
8,030.58
28.51%
      12/88                                                                    1.70%   3,825.52    3.08%   16.69%    16.69%
-1.07%
7,944.66
2.91%
21.76%
21.76%
1989   1/89                                                                    7.30%   4,104.78                      20.16%
1.48%
8,062.24
25.93%
       2/89                                                                   -2.50%   4,002.16                      11.90%
-3.47%
7,782.48
20.71%
       3/89                                                                    2.30%   4,094.21    7.02%             18.13%
3.65%
8,066.54
1.53%
29.56%
       4/89                                                                    5.20%   4,307.11                      22.92%
-2.50%
7,864.87
31.52%
       5/89                                                                    4.00%   4,479.40                      26.70%
11.92%
8,802.37
35.10%
       6/89                                                                   -0.60%   4,452.52    8.75%             20.40%
1.28%
8,915.04
10.52%
7.40%
       7/89                                                                    9.00%   4,853.25                      31.76%
-1.74%
8,759.92
15.00%
       8/89                                                                    2.00%   4,950.31                      39.13%
-5.83%
8,249.21
7.71%
       9/89                                                                   -0.40%   4,930.51   10.74%             32.86%
-3.04%
7,998.44
-10.28%
3.61%
      10/89                                                                   -2.30%   4,817.11                      26.27%
-5.99%
7,519.33
-3.91%
      11/89                                                                    2.00%   4,913.45                      30.62%
2.30%
7,692.28
-4.21%
      12/89                                                                    2.40%   5,031.37    2.05%   31.52%    31.52%
5.14%
8,087.66
1.12%
1.80%
1.80%
1990   1/90                                                                   -6.70%   4,694.27                      14.36%
1.54%
8,212.21
1.86%
       2/90                                                                    1.30%   4,755.30                      18.82%
0.79%
8,277.08
6.36%
       3/90                                                                    2.70%   4,883.69   -2.94%             19.28%
3.02%
8,527.05
5.43%
5.71%
       4/90                                                                   -2.50%   4,761.60                      10.55%
4.54%
8,914.18
13.34%
       5/90                                                                    9.80%   5,228.24                      16.72%
-5.49%
8,424.79
-4.29%
       6/90                                                                   -0.70%   5,191.64    6.31%             16.60%
1.23%
8,528.42
0.02%
-4.34%
       7/90                                                                   -0.30%   5,176.06                       6.65%
5.62%
9,007.71
2.83%
       8/90                                                                   -9.00%   4,710.22                      -4.85%
6.69%
9,610.33
16.50%
       9/90                                                                   -4.90%   4,479.42  -13.72%             -9.15%
2.78%
9,877.50
15.82%
23.49%
      10/90                                                                   -0.40%   4,461.50                      -7.38%
1.15%
9,991.09
32.87%
      11/90                                                                    6.50%   4,751.50                      -3.30%
-0.47%
9,944.13
29.27%
      12/90                                                                    2.80%   4,884.54    9.04%   -2.92%    -2.92%
-1.57%
9,788.01
-0.91%
21.02%
21.02%
1991   1/91                                                                    4.40%   5,099.46                       8.63%
-4.90%
9,308.40
13.35%
       2/91                                                                    7.20%   5,466.62                      14.96%
-0.83%
9,231.14
11.53%
       3/91                                                                    2.40%   5,597.82   14.60%             14.62%
4.28%
9,626.23
-1.65%
12.89%
       4/91                                                                    0.20%   5,609.01                      17.80%
-1.89%
9,444.29
5.95%
       5/91                                                                    4.30%   5,850.20                      11.90%
-1.61%
9,292.24
10.30%
       6/91                                                                   -4.60%   5,581.09   -0.30%              7.50%
2.66%
9,539.41
-0.90%
11.85%
       7/91                                                                    4.70%   5,843.40                      12.89%
-3.36%
9,218.89
2.34%
       8/91                                                                    2.40%   5,983.64                      27.04%
-1.92%
9,041.89
-5.91%
       9/91                                                                   -1.70%   5,881.92    5.39%             31.31%
2.72%
9,287.83
-2.64%
-5.97%
      10/91                                                                    1.30%   5,958.39                      33.55%
-0.91%
9,203.31
-7.88%
      11/91                                                                   -4.00%   5,720.05                      20.38%
0.26%
9,227.24
-7.21%
      12/91                                                                   11.40%   6,372.14    8.33%   30.46%    30.46%
10.03%
10,152.73
9.31%
3.73%
3.73%
1992   1/92                                                                   -1.90%   6,251.07                      22.58%
-4.53%
9,692.81
4.13%
       2/92                                                                    1.30%   6,332.33                      15.84%
-2.61%
9,439.83
2.26%
       3/92                                                                   -1.90%   6,212.02   -2.51%             10.97%
-1.81%
9,268.97
-8.70%
-3.71%
       4/92                                                                    2.90%   6,392.17                      13.96%
-0.80%
9,194.81
-2.64%
       5/92                                                                    0.50%   6,424.13                       9.81%
-0.73%
9,127.69
-1.77%
       6/92                                                                   -1.50%   6,327.76    1.86%             13.38%
4.44%
9,532.96
2.85%
-0.07%
       7/92                                                                    4.10%   6,587.20                      12.73%
4.31%
9,943.83
7.86%
       8/92                                                                   -2.00%   6,455.46                       7.89%
2.30%
10,172.54
12.50%
       9/92                                                                    1.20%   6,532.92    3.24%             11.07%
-1.61%
10,008.76
4.99%
7.76%
      10/92                                                                    0.00%   6,532.92                       9.64%
0.19%
10,027.78
8.96%
      11/92                                                                    3.80%   6,781.18                      18.55%
1.19%
10,147.11
9.97%
      12/92                                                                    1.20%   6,862.55    5.05%    7.70%     7.70%
-0.86%
10,059.84
0.51%
-0.91%
-0.91%
1993   1/93                                                                    0.80%   6,917.45                      10.66%
-1.81%
9,877.76
1.91%
       2/93                                                                    1.40%   7,014.29                      10.77%
5.47%
10,418.07
10.36%
       3/93                                                                    2.10%   7,161.59    4.36%             15.29%
-0.50%
10,365.98
3.04%
11.84%
       4/93                                                                   -2.40%   6,989.72                       9.35%
3.20%
10,697.70
16.34%
       5/93                                                                    2.70%   7,178.44                      11.74%
0.62%
10,764.02
17.93%
       6/93                                                                    0.30%   7,199.97    0.54%             13.78%
0.98%
10,869.51
4.86%
14.02%
       7/93                                                                   -0.40%   7,171.17                       8.87%
3.71%
11,272.77
13.36%
       8/93                                                                    3.80%   7,443.68                      15.31%
-3.11%
10,922.18
7.37%
       9/93                                                                   -0.80%   7,384.13    2.56%             13.03%
-0.85%
10,829.35
-0.37%
8.20%
      10/93                                                                    2.10%   7,539.20                      15.40%
-0.58%
10,766.54
7.37%
      11/93                                                                   -1.00%   7,463.80                      10.07%
0.15%
10,782.68
6.26%
      12/93                                                                    1.20%   7,553.37    2.29%   10.07%    10.07%
2.97%
11,102.93
2.53%
10.37%
10.37%
1994   1/94                                                                    3.40%   7,810.18                      12.91%
-3.30%
10,736.53
8.69%
       2/94                                                                   -2.70%   7,599.31                       8.34%
-1.44%
10,581.93
1.57%
       3/94                                                                   -4.40%   7,264.94   -3.82%              1.44%
2.03%
10,796.74
-2.76%
4.16%
       4/94                                                                    1.30%   7,359.38                       5.29%
-1.77%
10,605.64
-0.86%
       5/94                                                                    1.60%   7,477.13                       4.16%
2.78%
10,900.48
1.27%
       6/94                                                                   -2.50%   7,290.21    0.35%              1.25%
2.50%
11,172.99
3.48%
2.79%
       7/94                                                                    3.30%   7,530.78                       5.01%
-1.04%
11,056.79
-1.92%
       8/94                                                                    4.10%   7,839.54                       5.32%
-3.11%
10,712.92
-1.92%
       9/94                                                                   -2.40%   7,651.40    4.95%              3.62%
1.68%
10,892.90
-2.51%
0.59%
      10/94                                                                    2.20%   7,819.73                       3.72%
0.08%
10,901.61
1.25%
      11/94                                                                   -3.60%   7,538.22                       1.00%
1.68%
11,084.76
2.80%
      12/94                                                                    1.50%   7,651.29    0.00%    1.30%     1.30%
-0.49%
11,030.45
1.26%
-0.65%
-0.65%
1995   1/95                                                                    2.60%   7,850.22                       0.51%
-1.79%
10,833.00
0.90%
       2/95                                                                    3.90%   8,156.38                       7.33%
3.40%
11,201.32
5.85%
       3/95                                                                    3.00%   8,401.07    9.80%             15.64%
6.42%
11,920.45
8.07%
10.41%
       4/95                                                                    2.90%   8,644.70                      17.47%
1.17%
12,059.92
13.71%
       5/95                                                                    4.00%   8,990.49                      20.24%
0.51%
12,121.42
11.20%
       6/95                                                                    2.30%   9,197.27    9.48%             26.16%
-1.29%
11,965.06
0.37%
7.09%
       7/95                                                                    3.30%   9,500.78                      26.16%
-1.23%
11,817.89
6.88%
       8/95                                                                    0.30%   9,529.29                      21.55%
2.33%
12,093.24
12.88%
       9/95                                                                    4.20%   9,929.52    7.96%             29.77%
-0.14%
12,076.31
0.93%
10.86%
      10/95                                                                   -0.40%   9,889.80                      26.47%
-0.03%
12,072.69
10.74%
      11/95                                                                    4.40%  10,324.95                      36.97%
1.04%
12,198.24
10.05%
      12/95                                                                    1.90%  10,521.12    5.96%   37.51%    37.51%
2.76%
12,534.92
3.80%
13.64%
13.64%
1996   1/96                                                                    3.40%  10,878.84                      38.58%
2.64%
12,865.84
18.77%
       2/96                                                                    0.90%  10,976.75                      34.58%
-4.77%
12,252.14
9.38%
       3/96                                                                    1.00%  11,086.52    5.37%             31.97%
0.59%
12,324.43
-1.68%
3.39%
       4/96                                                                    1.50%  11,252.82                      30.17%
5.96%
13,058.96
8.28%
       5/96                                                                    2.60%  11,545.39                      28.42%
-1.96%
12,803.01
5.62%
       6/96                                                                    0.40%  11,591.57    4.56%             26.03%
-0.35%
12,758.19
3.52%
6.63%
       7/96                                                                   -4.40%  11,081.54                      16.64%
-1.64%
12,548.96
6.19%
       8/96                                                                    2.10%  11,314.25                      18.73%
-0.82%
12,446.06
2.92%
       9/96                                                                    5.60%  11,947.85    3.07%             20.33%
2.22%
12,722.36
-0.28%
5.35%
      10/96                                                                    2.80%  12,282.39                      24.19%
5.49%
13,420.82
11.17%
      11/96                                                                    7.60%  13,215.85                      28.00%
3.47%
13,886.52
13.84%
      12/96                                                                   -2.00%  12,951.54    8.40%   23.10%    23.10%
-1.50%
13,678.22
7.51%
9.12%
9.12%
1997   1/97                                                                    6.20%  13,754.53                      26.43%
3.86%
14,206.20
10.42%
       2/97                                                                    0.80%  13,864.57                      26.31%
3.49%
14,702.00
20.00%
       3/97                                                                   -4.10%  13,296.12    2.66%             19.93%
-0.59%
14,615.26
6.85%
18.59%
       4/97                                                                    6.00%  14,093.89                      25.25%
-1.38%
14,413.57
10.37%
       5/97                                                                    6.10%  14,953.62                      29.52%
0.32%
14,459.69
12.94%
       6/97                                                                    4.50%  15,626.53   17.53%             34.81%
0.08%
14,471.26
-0.99%
13.43%
       7/97                                                                    8.00%  16,876.65                      52.30%
5.69%
15,294.67
21.88%
       8/97                                                                   -5.60%  15,931.56                      40.81%
-4.00%
14,682.89
17.97%
       9/97                                                                    5.50%  16,807.79    7.56%             40.68%
1.01%
14,831.18
2.49%
16.58%
      10/97                                                                   -3.30%  16,253.14                      32.33%
-1.60%
14,593.88
8.74%
      11/97                                                                    4.60%  17,000.78                      28.64%
1.42%
14,801.12
6.59%
      12/97                                                                    1.70%  17,289.79    2.87%   33.50%    33.50%
2.48%
15,168.19
2.27%
10.89%
10.89%
1998   1/98                                                                    1.10%  17,479.98                      27.09%
0.58%
15,256.16
7.39%
       2/98                                                                    7.20%  18,738.54                      35.15%
-0.99%
15,105.12
2.74%
       3/98                                                                    5.10%  19,694.21   13.91%             48.12%
0.54%
15,186.69
0.12%
3.91%
       4/98                                                                    1.00%  19,891.15                      41.13%
-3.39%
14,671.86
1.79%
       5/98                                                                   -1.70%  19,553.00                      30.76%
0.76%
14,783.37
2.24%
       6/98                                                                    4.10%  20,354.67    3.35%             30.26%
0.36%
14,836.59
-2.31%
2.52%
       7/98                                                                   -1.10%  20,130.77                      19.28%
-0.29%
14,793.56
-3.28%
       8/98                                                                  -14.50%  17,211.81                       8.04%
5.92%
15,669.34
6.72%
       9/98                                                                    6.40%  18,313.36  -10.03%              8.96%
3.16%
16,164.49
8.95%
8.99%
      10/98                                                                    8.10%  19,796.75                      21.80%
-0.75%
16,043.26
9.93%
      11/98                                                                    6.10%  21,004.35                      23.55%
-0.93%
15,894.06
7.38%
      12/98                                                                    5.80%  22,222.60   21.35%   28.53%    28.53%
2.12%
16,231.01
0.41%
7.01%
7.01%
1999   1/99                                                                    4.20%  23,155.95                      32.47%
-1.50%
15,987.55
4.79%
       2/99                                                                   -3.10%  22,438.11                      19.74%
2.62%
16,406.42
8.61%
       3/99                                                                    4.00%  23,335.64    5.01%             18.49%
-1.22%
16,206.26
-0.15%
6.71%
       4/99                                                                    3.90%  24,245.73                      21.89%
1.81%
16,499.60
12.46%
       5/99                                                                   -2.40%  23,663.83                      21.02%
-1.43%
16,263.65
10.01%
       6/99                                                                    5.60%  24,989.01    7.09%             22.77%
1.55%
16,515.74
1.91%
11.32%
       7/99                                                                   -3.10%  24,214.35                      20.29%
-0.52%
16,429.86
11.06%
       8/99                                                                   -0.50%  24,093.28                      39.98%
-0.32%
16,377.28
4.52%
       9/99                                                                   -2.70%  23,442.76   -6.19%             28.01%
0.05%
16,385.47
-0.79%
1.37%
      10/99                                                                    6.30%  24,919.65                      25.88%
-4.21%
15,695.64
-2.17%
      11/99                                                                    2.00%  25,418.04                      21.01%
1.96%
16,003.28
0.69%
      12/99                                                                    5.90%  26,917.71   14.82%   21.13%    21.13%
0.22%
16,038.48
-2.12%
-1.19%
-1.19%
2000   1/00                                                                   -5.00%  25,571.82                      10.43%
1.41%
16,264.63
1.73%
       2/00                                                                   -1.90%  25,085.96                      11.80%
-0.44%
16,193.06
-1.30%
       3/00                                                                    9.80%  27,544.38    2.33%             18.04%
-0.83%
16,058.66
0.13%
-0.91%
       4/00                                                                   -3.00%  26,718.05                      10.20%
-1.61%
15,800.11
-4.24%
       5/00                                                                   -2.10%  26,156.97                      10.54%
0.80%
15,926.51
-2.07%
       6/00                                                                    2.50%  26,810.90   -2.66%              7.29%
-0.95%
15,775.21
-1.77%
-4.48%
       7/00                                                                   -1.60%  26,381.92                       8.95%
-1.20%
15,585.91
-5.14%
       8/00                                                                    6.20%  28,017.60                      16.29%
2.56%
15,984.91
-2.40%
       9/00                                                                   -5.30%  26,532.67   -1.04%             13.18%
-1.49%
15,746.73
-0.18%
-3.90%
      10/00                                                                   -0.40%  26,426.54                       6.05%
0.88%
15,885.31
1.21%
      11/00                                                                   -7.90%  24,338.84                      -4.25%
2.74%
16,320.56
1.98%
      12/00                                                                    0.50%  24,460.54   -7.81%   -9.13%    -9.13%
6.00%
17,299.80
9.86%
7.86%
7.86%
2001   1/01                                                                    3.50%  25,316.65                      -1.00%
-0.01%
17,298.07
6.35%
       2/01                                                                   -9.10%  23,012.84                      -8.26%
-0.62%
17,190.82
6.16%
       3/01                                                                   -6.30%  21,563.03  -11.85%            -21.72%
4.41%
17,948.93
3.75%
11.77%
       4/01                                                                    7.80%  23,244.95                     -13.00%
-3.82%
17,263.28
9.26%
       5/01                                                                    0.70%  23,407.66                     -10.51%
0.60%
17,366.86
9.04%
       6/01                                                                   -2.40%  22,845.88    5.95%            -14.79%
-1.03%
17,187.99
-4.24%
8.96%
       7/01                                                                   -1.00%  22,617.42                     -14.27%
-0.66%
17,074.55
9.55%
       8/01                                                                   -6.30%  21,192.52                     -24.36%
1.49%
17,328.96
8.41%
       9/01                                                                   -8.10%  19,475.93  -14.75%            -26.60%
1.79%
17,639.14
2.62%
12.02%
      10/01                                                                    1.90%  19,845.97                     -24.90%
2.56%
18,090.71
13.88%
      11/01                                                                    7.70%  21,374.11                     -12.18%
-4.52%
17,273.01
5.84%
      12/01                                                                    0.90%  21,566.48   10.73%  -11.83%   -11.83%
1.00%
17,445.74
-1.10%
0.84%
0.84%
2002   1/02                                                                   -1.50%  21,242.98                     -16.09%
-0.88%
17,292.21
-0.03%
       2/02                                                                   -1.90%  20,839.36                      -9.44%
-2.12%
16,925.62
-1.54%
       3/02                                                                    3.80%  21,631.26    0.30%              0.32%
0.57%
17,022.10
-2.43%
-5.16%
       4/02                                                                   -6.10%  20,311.75                     -12.62%
-0.91%
16,867.19
-2.29%
       5/02                                                                   -0.70%  20,169.57                     -13.83%
2.59%
17,304.05
-0.36%
       6/02                                                                   -7.10%  18,737.53  -13.38%            -17.98%
6.45%
18,420.17
8.21%
7.17%
       7/02                                                                   -7.80%  17,276.00                     -23.62%
2.91%
18,956.19
11.02%
       8/02                                                                    0.70%  17,396.93                     -17.91%
1.30%
19,202.62
10.81%
       9/02                                                                  -10.90%  15,500.67  -17.27%            -20.41%
2.44%
19,671.17
6.79%
11.52%
      10/02                                                                    8.80%  16,864.73                     -15.02%
-3.36%
19,010.22
5.08%
      11/02                                                                    5.90%  17,859.75                     -16.44%
-1.43%
18,738.37
8.48%
      12/02                                                                   -5.90%  16,806.02    8.42%  -22.07%   -22.07%
4.59%
19,598.46
-0.37%
12.34%
12.34%
2003  01/03                                                                   -2.60%  16,369.06                     -22.94%
3.07%
20,200.13
16.82%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

NOTES TO "MANAGED FUTURES VS. STOCKS" TABLE:

    Stocks are represented by the S&P 500 Index, provided by Thomson Financial Software Solutions, Boston, MA; managed futures are represented by the Barclay CTA Index, provided by Barclay Trading Group Ltd., Fairfield, IA. Each bar represents the asset class performance derived from successive 12-month hypothetical holding periods or windows. (A 12-month holding period is defined as a period of 12 consecutive months, E.G., from January 1989 to December 1989; the next would be from February 1989 to January 1990, etc.) Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index's asset class.

    By overlaying returns, investors can see the potential benefits of a diversified portfolio that includes both traditional and alternative investments. There are many times when both the managed futures and stock indices showed positive performance. Obviously, though, there is no investment that only appreciates. There are 35 periods when managed futures showed negative returns, while stocks experienced 54 periods of negative returns during the studied time frame. While not a guarantee of future results, this chart provides a clear indication of the non-correlated aspect of managed futures. This non-correlation enables investors with managed futures to potentially lower the overall volatility of their portfolios.

    The performance information of the asset classes above does not reflect the effect of fees identical to those to be paid by the partnerships, including management, incentive, and brokerage fees. Past performance is no guarantee of future results. Note that while the Barclay CTA Index reflects results net of actual fees and expenses, it includes accounts with trading advisors and fee structures that differ from public managed futures funds (such as the partnerships). Also, the partnerships' trading strategies may be different from the trading strategies employed by the trading advisors included in the Barclay CTA Index. Accordingly, while the Barclay CTA Index is believed to be representative of managed futures in general, the performance of public managed futures funds as a subclass, or individually (in particular, the partnerships), may differ.

    The diversification story supporting managed futures is compelling, as the chart below shows. Since 1980, in every instance where stocks or bonds have declined more than 10%, the managed futures index has risen.



                           MANAGED FUTURES VS. STOCKS



EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


                 BARCLAY CTA INDEX  S & P 500 INDEX
Dec80-Jul-82                38.80%          -16.50%
Sep 87- Nov 87               9.70%          -29.50%
Jun90 - Oct 90              18.60%          -14.70%
Jul 98 - Aug 98              5.60%          -15.40%
Sep 00 - Sep 01             22.50%          -44.70%


All instances since 1980
where the S&P 500 Index declined more than 10%



                           MANAGED FUTURES VS. BONDS



EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


                      BARCLAY CTA INDEX  CITIGROUP CORPORATE BOND INDEX
Jan 80 - Mar 80 36.9               36.9                           -11.3
Jul 80 - Sep 81                    39.1                           -14.7


All instances since 1980
where the Citigroup Corporate Bond Index declined more than 10%


Data: January 1980 - January 2003. Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index provided by Thomson Financial Software Solutions (Boston, MA) and monthly returns for the Barclay CTA Index provided by Barclay Trading Group Ltd. (Fairfield, IA). Managed futures investments do not replace equities or bonds but rather act as a complement to help smooth overall portfolio returns. Managed Futures data reflects the fee structure of commodity trading advisors managing individual accounts and does not reflect fee structures of commodity pools, which are typically higher.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

    The following chart was prepared by the general partner to illustrate the risk/return characteristics of a portfolio consisting of different combinations of domestic stocks, corporate bonds, international equities, and/ or managed futures, based on the performance of recognized market indices of each asset over the period January 1980--January 2003. The Notes on the next page are an integral part of the following chart.

                         IMPROVED PORTFOLIO EFFICIENCY
                       JANUARY 1980 THROUGH JANUARY 2003
            U.S. STOCKS/BONDS/INTERNATIONAL EQUITIES/MANAGED FUTURES

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                      STANDARD DEVIATION  AVERAGE MONTHLY ROR
100% Stocks (S&P 500 Index)                                        4.55%                1.12%
100% Bonds (Citigroup Corporate Bond Index)                        2.12%                0.85%
100% International Equities (MSCI EAFE Index)                      5.06%                0.91%
100% Managed Futures (Barclay CTA Index)                           4.97%                1.21%
50% Stocks/50% Bonds                                               2.77%                0.99%
50% Stocks/30% Bonds/10% Int'l Eqs./10% Mgd. Futures               2.88%                1.03%
50% Stocks/40% Bonds/10% Mgd. Futures                              2.69%                1.02%
60% Stocks/40% Bonds                                               3.08%                1.01%
60% Stocks/30% Bonds/10% Mgd. Futures                              3.01%                1.05%
70% Stocks/30% Bonds                                               3.42%                1.04%
70% Stocks/20% Bonds/10% Mgd. Futures                              3.37%                1.07%

NOTES TO "IMPROVED PORTFOLIO EFFICIENCY" TABLE ON PRIOR PAGE:


    Stocks are represented by the S&P 500 Index, corporate bonds are represented by the Citigroup Corporate Bond Index, and international equities are represented by the MSCI EAFE Index, each provided by Thomson Financial Software Solutions, Boston, MA; managed futures are represented by the Barclay CTA Index, provided by the Barclay Trading Group Ltd., Fairfield, IA. Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index's asset class.


    The performance information of the asset classes above does not reflect the effect of fees identical to those to be paid by the partnerships, including management, incentive, and brokerage fees. Past performance is no guarantee of future results. Note that while the Barclay CTA Index reflects results net of actual fees and expenses, it includes accounts with trading advisors and fee structures that differ from public managed futures funds (such as the partnerships). Also, the partnerships' trading strategies may be different from the trading strategies employed by the trading advisors included in the Barclay CTA Index. Accordingly, while the Barclay CTA Index is believed to be representative of managed futures in general, the performance of public managed futures funds as a subclass, or individually (in particular, the partnerships), may differ.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PROFESSIONAL MANAGEMENT


    Professional money management is one of the most significant benefits a managed futures investment can offer. A professional trading advisor has several advantages over an individual investor.


    - CAPITALIZATION --The trading advisors and funds are well capitalized, enabling the advisors to effectively manage assets in the face of market volatility.



    - DISCIPLINED TRADING STRATEGY --Each advisor has its own researched trading strategy, with strict money management policies


    - PLANNED STRATEGY --Trading advisors research and design trading strategies that seek to provide long-term profit potential.


    - RISK CONTROL --Trading advisors apply risk management strategies based on years of research and experience.



    - RESEARCH AND DEVELOPMENT --The advisors are committed to ongoing research and development, in an effort to continuously improve upon existing systems and technology in order to keep pace with industry developments and potentially capitalize on market opportunities as they occur.


    In considering the advantages of utilizing a professional trading advisor, you also should consider the fees a trading advisor will be paid to manage a partnership's account. Depending on the partnership, the annual management fees range from 1.25% to 3.0% of the average month-end net assets of a partnership managed by the trading advisor, and incentive fees range from 15.0% to 20.0% of trading profits.

THE TRADING ADVISOR SELECTION PROCESS


    The general partner has carefully selected the advisors responsible for managing the Spectrum Series utilizing a quantitative and qualitative due diligence process. In addition, the general partner examines trading activity and performance reports daily and conducts on-site due diligence visits and ongoing research and development.


    Each of the trading advisors for the partnerships was chosen by the general partner based upon a strict selection process, including such criteria as performance history, experience, personnel, and due diligence. The performance history and trading experience of the trading advisors chosen for the partnerships span a range of 10 to 25 years, and each trading advisor employs experienced personnel. Additionally, the general partner monitors daily each trading advisor's activities on behalf of a partnership and periodically conducts on-site due diligence visits to remain abreast of each trading advisor's continuing efforts toward research and development. This selection process is described below.

    In order for a trading advisor to be selected by the general partner, a qualitative and quantitative due diligence process is undertaken, considering the factors described below. The general partner's primary objective in the selection process is to allocate assets to trading advisors with well-established performance histories and whom it believes have the potential to continue to be successful in the future.

    Monitoring is an important second phase in the due diligence process. The general partner has invested significant resources into its proprietary Fund Management System, a comprehensive computerized management system. This sophisticated system produces daily control reports generated from actual trading data and enables the general partner to closely monitor the activity and performance of trading advisors relative to their historical profile.

    Monitoring also occurs on a periodic basis by discussing with the trading advisors their performance relative to profile and peer trading advisors, recent market conditions, and trading opportunities. Ongoing research and development and continued on-site due diligence visits are conducted. While the due diligence process cannot guarantee future success, the general partner believes the process can provide the basis for sound decision-making and can increase the potential for future success.

                    TRADING ADVISOR EVALUATION AND SELECTION

Screening               Trading advisors are screened from a pool of approximately
                        400.
Evaluation              Trading advisors are categorized and evaluated based on
                        quantitative and qualitative factors.
Selection               Trading advisors are selected based on quantitative and
                        qualitative analysis.
Monitoring              Daily and periodic monitoring and reporting takes place on an ongoing basis.

    Trading advisors are analyzed by a combination of quantitative measures and qualitative factors, including:

    QUANTITATIVE MEASURES

    - Review of historic performance returns

    - Review of performance versus managed futures industry

    - Review of risk, including standard deviation of monthly returns and worst decline periods

    - Scrutiny of performance in key periods

    - Leverage policies of trading advisors

    - Correlation analysis of trading advisor returns versus managed futures industry indices and other asset class indices

    QUALITATIVE FACTORS

    - Experience of staff responsible for development and management of trading approach

    - Development of trading advisor's profile

    - Consistency of trading approach

    - On-site office visit to trading advisor headquarters
    - Ongoing commitment to research and development

    - Flexibility to expand in order to meet demands of growth in assets

FUTURES, FORWARDS, AND OPTIONS TRADED
    Adding managed futures investments to a traditional portfolio of stocks and bonds can provide qualified investors with access to major world economic markets. At any given time, managed futures investments can participate in a broad array of markets, selected from among approximately 75 global futures and forward markets on approximately 20 exchanges worldwide.


PARTICIPATION IN APPROXIMATELY 75 MARKETS WORLDWIDE
PLUS ENERGIES, AGRICULTURALS, AND METALS
UNITED STATES           UNITED KINGDOM     FRANCE               GERMANY
---------------------   --------------     ------               -------
Bonds, Bills, & Notes   FTSE 100           CAC 40               Bund
Dollar                  Long Gilt          Notional Bond        DAX
S&P 500                 Pound              Pibor
                        Short Sterling


RUSSIA                  CHINA              JAPAN                AUSTRALIA
------                  -----              -----                ---------
Ruble                   Hang Seng Index    Government Bonds     3-year & 10-year bonds
                                           Nikkei 225           All Ordinaries Index
                                           Yen                  Dollar

MAJOR FUTURES MARKETS TRADED
    Managed futures give investors access to a wide range of complex and sophisticated investments from around the world. Markets traded may include, but are not limited to, the following:



    AGRICULTURALS                    FOREIGN EXCHANGE                 STOCK INDICES
    -------------                    ----------------                 -------------
    Cocoa                            Australian dollar                All Ordinaries
    Coffee                           British pound                    CAC 40
    Corn                             Canadian dollar                  DAX
    Cotton                           Czech koruna                     Dow Jones
    Feeder cattle                    Danish kronor                    Industrial
    Lean hogs                        Euro                             FTSE 100
    Live cattle                      Hong Kong dollar                 Hang Seng
    Lumber                           Japanese yen                     IBEX-35 Plus
    Oats                             Korean won                       MIB 30
    Orange juice                     Mexican peso                     NASDAQ 100
    Pork bellies                     New Zealand dollar               Nikkei 225
    Rubber                           Norwegian krone                  NYSE Composite
    Soybean meal                     Philippine peso                  Russell 2000
    Soybean oil                      Singapore dollar                 S&P Canada 60
    Soybeans                         South African rand               S&P 500
    Sugar                            Swedish krona                    Taiwan Stock Index
    Wheat                            Swiss franc                      Topix Stock Index
                                     U.S. dollar

    INTEREST RATES                   METALS                           ENERGIES
    Australian Bank Bill             Aluminum                         Brent crude oil
    Australian T-Bond                Copper                           Crude oil
    British Long Gilt                Gold                             Gas oil
    British Short Sterling           Lead                             Heating oil
    Canadian Bankers Acceptances     Nickel                           Natural gas
    Canadian Government Bond         Palladium                        Unleaded gas
    Euro Bond                        Platinum
    Eurodollar                       Silver
    Euribor                          Tin
    Euroyen                          Zinc
    Japanese Government Bond
    Muni Bond Index
    New Zealand Bill
    Spanish Government Bond
    Swiss Government Bond
    U.S. T-Bond
    U.S. T-Note


    Each partnership normally trades a portfolio of diverse futures, forwards, and options, but may trade a greater or lesser number of futures, forwards, and options from time to time. Each limited partner will obtain greater diversification in futures, forwards, and options traded than would be possible trading individually, unless substantially more than the minimum investment described herein were committed to the futures, forwards, and options markets.

EXCHANGE RIGHT

    At the sixth month-end after a person first becomes a limited partner in any of the Spectrum Series partnerships, and each calendar month thereafter, a limited partner may shift his investment among the partnerships. This permits a limited partner to select one or more partnerships which best suit his investment needs and objectives, which may change from time to time. A limited partner is not required to pay any redemption charges in connection with a Spectrum Series exchange.

DIVERSIFIED PROFESSIONAL TRADING MANAGEMENT


    Trading decisions for each partnership will be made by trading advisors retained by the general partner. The trading approaches employed on behalf of each partnership by its trading advisors are not available for investments as small as the required minimum investment in each partnership. A limited partner's investment in each partnership is allocated among the trading advisors for such partnership. This permits a limited partner to receive the benefits from different trading systems being employed by such partnership. A limited partner can further diversify his professional trading management by dividing his investment among one or more of the partnerships. For example, an investor owning units of all five partnerships in the Spectrum Series would have the benefit of having his investment managed by eleven trading advisors.


LIMITED LIABILITY

    Unlike an individual who invests directly in futures, forwards, and options, an investor in a partnership cannot be individually subject to margin calls and cannot lose more than the amount of his/ her unredeemed capital contribution, his/her share of undistributed profits, if any, and, under certain circumstances, any distributions and amounts received upon redemption, or deemed received on an exchange of units, and interest thereon.

INTEREST INCOME

    Many commodity brokers permit accounts above a certain size to deposit margin for futures, forwards, and options in the form of interest-bearing obligations, such as U.S. Treasury bills, rather than cash, thus enabling the account to earn interest on funds being used for futures trading, or such brokers pay interest at U.S. Treasury bill rates on a portion of the cash deposited in the account. Each partnership deposits its assets in separate commodity trading accounts with the commodity brokers. Morgan Stanley DW credits each partnership at each month-end with interest income as if 80% (100%, in the case of Spectrum Global Balanced) of each partnership's average daily net assets for the month were invested at a prevailing rate on U.S. Treasury bills. Generally, an individual trader would not receive any interest on the funds in his commodity account unless he committed substantially more than the minimum investment required for the partnerships. While the partnerships are credited with interest by Morgan Stanley DW on the respective percentage of their assets deposited as margin as described above, the form of margin posted, whether cash or interest-bearing obligations (such as U.S. Treasury bills), does not reduce the risks inherent in the trading of futures, forwards, and options.

ADMINISTRATIVE CONVENIENCE

    The partnerships are structured so as to provide limited partners with numerous services designed to alleviate the administrative details involved in engaging directly in futures, forwards, and options trading, including monthly and annual financial reports (showing, among other things, the net asset value of a unit, trading profits or losses, and expenses), and all tax information relating to the partnerships necessary for limited partners to complete their federal income tax returns.

                      SUPPLEMENTAL PERFORMANCE INFORMATION

    The tables on the following pages contain summary performance information and certain other data for each partnership, supplementing the information in
Part I of this prospectus.

 MORGAN STANLEY SPECTRUM SELECT L.P.

--------------------------------------------------------------------------------

All of the performance data below is through January 31, 2003.

                           SPECTRUM SELECT STATISTICS
------------------------------------------------


Trading Advisors:              EMC Capital Management, Inc.
                                    Northfield Trading L.P.
                                Rabar Market Research, Inc.
                           Sunrise Capital Management, Inc.
Began Trading:                               August 1, 1991
Total Assets in Fund:                        $317.0 Million
Minimum Investment:                     $5,000 ($2,000/IRA)
Monthly Management Fee:    1/12 of 3.00% of Beg. Net Assets
Monthly Brokerage Fee:     1/12 of 7.25% of Beg. Net Assets
Monthly Incentive Fee:    15.00% of Monthly Trading Profits
Investment Style:                                 Technical


                                 RISK ANALYSIS
------------------------------------------------

Compounded Annual Rate of Return:                   9.68%
Standard Deviation of Monthly Returns:              6.98%
Annualized Standard Deviation:                     24.16%
Sharpe Ratio:                                        0.19
Sortino Ratio:                                       0.42
Largest Decline Period (6/95 - 8/96):             -26.78%
Average Recovery (No. of months):                    7.75
Average Monthly Loss:                              -4.20%
Standard Deviation of Monthly Loss:                 3.18%
% of Losing Months:                                47.83%
Average Monthly Gain:                               5.76%
Standard Deviation of Monthly Gain:                 6.04%
% of Winning Months:                               52.17%

                          AVERAGE SECTOR PARTICIPATION
------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Foreign Exchange  32%
Interest Rates    23%
Stock Indices     17%
Agriculturals      6%
Energies          14%
Metals             8%

                                TRADING STRATEGY
------------------------------------------------


Spectrum Select uses the technically-based, aggressive, trend-following trading systems of EMC Capital Management, Inc., Northfield Trading L.P., Rabar Market Research, Inc., and Sunrise Capital Management, Inc. to participate in a diversified portfolio of futures and currency markets.


EMC uses an aggressive systematic trading approach that blends several independent methodologies designed to identify emerging trends and follow existing trends. This program seeks significant returns in favorable market periods, while accepting a commensurate decline in unfavorable market cycles.

Northfield uses a purely technical approach utilizing price action itself as analyzed by clients, numerical indicators, pattern recognition, or other techniques designed to provide information about market direction.

Rabar uses a systematic approach with discretion, limiting the equity committed to each trade, market and sector. Rabar's trading program uses constant research and analysis of market behavior.

Sunrise's investment approach attempts to detect a trend, or lack of a trend, with respect to a particular market by analyzing price movement and volatility over time. Sunrise's trading system consists of multiple, independent and parallel systems, each designed to seek out and extract different market inefficiencies over different time horizons.

                             FUTURES MARKETS TRADED
------------------------------------------------

Markets traded may include, but are not limited to, the following:


AGRICULTURALS           FOREIGN               ENERGIES
Corn                    EXCHANGE              Crude oil
Lean hogs               Australian dollar     Heating oil
Soybeans                British pound         Natural gas
Soybean meal            Canadian dollar       Unleaded gas
Soybean oil             Euro                  INTEREST
Wheat                   Hong Kong dollar      RATES
STOCK                   Japanese yen          Australian bonds
INDICES                 Mexican peso          British bonds
ASE All Ordinaries      New Zealand           Canadian bonds
CAC 40 Index            dollar                Eurodollar
DAX Index               South African         German bonds
Dow Jones               rand                  Italian bonds
 Industrial Index       Singapore dollar      Japanese bonds
FTSE Index              Swedish krona         Spanish bonds
Hang Seng Index         Swiss franc           U.S. Treasury
IBEX 35 Index           U.S. Dollar Index     bonds
NASDAQ 100              METALS                U.S. Treasury notes
 Index                  Aluminum              SOFTS
Nikkei Index            Copper                Cocoa
S&P 500 Index           Gold                  Coffee
                        Lead                  Cotton
                        Nickel                Orange Juice
                        Platinum              Sugar
                        Silver
                        Tin
                        Zinc


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                          SPECTRUM SELECT PERFORMANCE
--------------------------------------------------------------------------------

   1991         1992      1993     1994     1995      1996      1997      1998      1999      2000      2001      2002      2003
 31.19%       -14.45%    41.62%   -5.12%    23.62%     5.27%     6.22%    14.17%    -7.56%     7.14%     1.65%    15.40%    4.70%
(5 MONTHS)                                                                                                                 (1 MONTH)

            ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX
--------------------------------------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          SPECTRUM SELECT  CISDM PUBLIC FUND INDEX
7/31/92       17.29%               10.82%
8/31/92            33.40%                   20.71%
9/30/92            18.89%                   13.91%
10/31/92           17.81%                   14.62%
11/30/92           23.04%                   15.01%
12/31/92          -14.45%                   -1.40%
1/31/93            -0.54%                    5.66%
2/28/93            21.64%                   15.85%
3/31/93            25.83%                   15.98%
4/30/93            41.48%                   22.42%
5/31/93            46.32%                   22.74%
6/30/93            36.79%                   17.48%
7/31/93            40.71%                   14.79%
8/31/93            30.64%                    8.84%
9/30/93            32.17%                    9.38%
10/31/93           29.72%                    8.75%
11/30/93           26.28%                    6.98%
12/31/93           41.62%                   10.74%
1/31/94            24.70%                    7.66%
2/28/94             1.21%                   -1.18%
3/31/94            14.61%                    1.65%
4/30/94             2.88%                   -3.13%
5/31/94             7.81%                   -1.70%
6/30/94            18.66%                    0.13%
7/31/94            -0.93%                   -6.92%
8/31/94            -6.93%                   -8.75%
9/30/94            -1.70%                   -6.98%
10/31/94           -1.50%                   -5.24%
11/30/94            5.47%                   -3.91%
12/31/94           -5.12%                   -7.72%
1/31/95            -1.32%                   -8.09%
2/28/95            16.04%                   -0.20%
3/31/95            24.30%                    7.71%
4/30/95            36.86%                   13.02%
5/31/95            42.28%                   13.48%
6/30/95            26.81%                    8.31%
7/31/95            19.20%                    7.93%
8/31/95            21.93%                   12.11%
9/30/95            11.08%                    8.67%
10/31/95           12.75%                    7.38%
11/30/95            8.15%                    7.98%
12/31/95           23.62%                   13.89%
1/31/96            34.05%                   22.29%
2/29/96             7.49%                    7.63%
3/31/96           -11.05%                   -2.00%
4/30/96           -15.11%                   -0.53%
5/31/96           -26.37%                   -5.68%
6/30/96           -24.07%                   -3.39%
7/31/96           -16.27%                   -1.85%
8/31/96           -12.44%                   -2.71%
9/30/96            -1.90%                    3.01%
10/31/96           15.00%                   11.68%
11/30/96           21.11%                   17.01%
12/31/96            5.27%                    9.76%
1/31/97             9.82%                   10.59%
2/28/97            30.88%                   22.30%
3/31/97            31.58%                   20.87%
4/30/97            19.53%                   13.80%
5/31/97            22.60%                   15.63%
6/30/97            21.13%                   15.44%
7/31/97            34.86%                   24.78%
8/31/97            27.06%                   20.31%
9/30/97            24.09%                   17.36%
10/31/97            5.40%                    7.78%
11/30/97           -0.66%                    3.00%
12/31/97            6.22%                    7.62%
1/31/98             3.10%                    4.09%
2/28/98             0.55%                    0.69%
3/31/98             0.46%                    1.49%
4/30/98            -0.88%                   -0.72%
5/31/98             2.08%                    4.29%
6/30/98             2.87%                    3.85%
7/31/98            -7.17%                   -3.46%
8/31/98            17.98%                    8.24%
9/30/98            24.19%                   11.53%
10/31/98           22.42%                   12.61%
11/30/98           16.61%                    8.10%
12/31/98           14.17%                    7.92%
1/31/99             9.91%                    5.55%
2/28/99            13.45%                    8.33%
3/31/99            10.36%                    7.04%
4/30/99            22.70%                   16.27%
5/31/99            15.26%                    8.96%
6/30/99            14.59%                   11.26%
7/31/99            10.62%                    9.55%
8/31/99            -7.60%                    2.28%
9/30/99           -11.56%                   -1.35%
10/31/99          -14.59%                   -5.74%
11/30/99           -7.95%                   -0.98%
12/31/99           -7.56%                   -1.41%
1/31/00            -2.08%                    1.29%
2/29/00            -9.15%                   -2.68%
3/31/00            -8.75%                   -2.54%
4/30/00           -15.34%                   -8.08%
5/31/00           -10.06%                   -5.03%
6/30/00           -14.34%                   -9.29%
7/31/00           -12.57%                   -9.40%
8/31/00            -8.04%                   -8.21%
9/30/00           -11.23%                  -12.41%
10/31/00           -2.67%                   -6.38%
11/30/00            0.32%                   -2.37%
12/31/00            7.14%                    4.67%
1/31/01             5.57%                    3.69%
2/28/01             9.98%                    5.05%
3/31/01            20.48%                   13.04%
4/30/01            16.54%                    7.82%
5/31/01            14.11%                    8.62%
6/30/01            17.28%                    8.44%
7/31/01            20.04%                   10.07%
8/31/01            17.54%                   10.43%
9/30/01            27.77%                   19.90%
10/31/01           34.85%                   23.94%
11/30/01           10.04%                    5.52%
12/31/01            1.65%                   -0.11%
1/31/02            -0.96%                   -0.82%
2/28/02            -9.53%                   -2.67%
3/31/02           -12.48%                   -9.55%
4/30/02            -8.89%                   -6.07%
5/31/02            -5.21%                   -3.61%
6/30/02             8.08%                    7.63%
7/31/02            13.28%                   15.10%
8/31/02            14.27%                   16.10%
9/30/02            12.64%                   16.41%
10/31/02           -0.25%                    5.22%
11/30/02            9.58%                   12.26%
12/31/02           15.40%                   14.28%
1/31/03            22.36%                   24.25%

               HISTORICAL PERFORMANCE COMPARISON (7/31/91 = $10)
--------------------------------------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          DWSF   CISDM PUB  S&P 500   CITI     EAFE
7/31/91    10       10        10       10       10
8/31/91   9.38     9.565     10.24    10.22     9.8
9/30/91    9.97     9.9926  10.0659  10.4346  10.3586
10/31/91   9.75     9.8097  10.1968  10.5285  10.5036
11/30/91   9.46     9.8293   9.7889  10.6443  10.0204
12/31/91  13.12    11.3745  10.9048  10.9743  10.5415
1/31/92   11.32    10.4987  10.6976  10.8755  10.3201
2/29/92   10.63    10.1123  10.8367  10.9734   9.9486
3/31/92   10.21    10.0456  10.6308  10.9295    9.292
4/30/92   10.02     9.7704  10.9391   11.006   9.3385
5/31/92    9.88     9.7684  10.9938  11.2261   9.9642
6/30/92   10.59    10.3486  10.8289  11.4057   9.4959
7/31/92   11.73    11.0823  11.2729  11.6794   9.2585
8/31/92   12.51    11.5455  11.0474  11.7962   9.8418
9/30/92   11.86    11.3827    11.18  11.9378   9.6548
10/31/92  11.48    11.2438    11.18  11.7468   9.1528
11/30/92  11.64    11.3045  11.6048  11.7585   9.2443
12/31/92  11.22    11.2152  11.7441  11.9584   9.2905
1/31/93   11.26     11.093  11.8381  12.2454   9.2905
2/28/93   12.93    11.7153  12.0038  12.5148   9.5785
3/31/93   12.85    11.6509  12.2559  12.5649  10.4118
4/30/93   14.18    11.9608  11.9618  12.6654  11.4009
5/31/93   14.46    11.9895  12.2848  12.6781  11.6403
6/30/93   14.49    12.1574  12.3217  12.9697  11.4657
7/31/93    16.5    12.7215  12.2724  13.0605   11.867
8/31/93   16.35    12.5663  12.7388  13.3609  12.5078
9/30/93   15.67    12.4507  12.6369  13.4143  12.2326
10/31/93  14.89    12.2278  12.9023   13.468  12.6118
11/30/93   14.7    12.0933  12.7733  13.3199  11.5146
12/31/93   15.9    12.4198  12.9266  13.3998  12.3437
1/31/94   14.04    11.9429  13.3661   13.641  13.3929
2/28/94   13.09    11.5774  13.0052  13.3545  13.3527
3/31/94   14.73    11.8437   12.433  12.9672  12.7785
4/30/94   14.59    11.5867  12.5946  12.8505   13.328
5/31/94   15.59     11.786  12.7961  12.8119   13.248
6/30/94   17.19    12.1738  12.4762  12.7863  13.4335
7/31/94   16.35    11.8415  12.8879  13.0676  13.5678
8/31/94   15.22    11.4673  13.4163  13.0937  13.8934
9/30/94   15.41     11.582  13.0943  12.8711  13.4627
10/31/94  14.67    11.5866  13.3824  12.8454  13.9204
11/30/94   15.5    11.6202  12.9006  12.8197  13.2522
12/31/94  15.08     11.461  13.0941  12.9351  13.3317
1/31/95   13.85    10.9762  13.4345  13.2067  12.8251
2/28/95   15.19    11.5546  13.9584  13.5633  12.7866
3/31/95   18.31    12.7574  14.3772  13.6718  13.5922
4/30/95   19.97    13.0955  14.7941  13.8905  14.1087
5/31/95   22.18    13.3744  15.3859  14.5434  13.9394
6/30/95    21.8    13.1858  15.7398  14.6597  13.7024
7/31/95   19.49     12.781  16.2592  14.6011  14.5657
8/31/95   18.55    12.8564   16.308  14.8201  14.0122
9/30/95   17.11    12.5864  16.9929  14.9831  14.2924
10/31/95  16.54    12.4417  16.9249  15.1779  13.9065
11/30/95  16.77    12.5475  17.6696  15.4815  14.2959
12/31/95  18.64    13.0532  18.0053  15.7292   14.882
1/31/96   18.57    13.4226  18.6175  15.8393  14.9415
2/29/96   16.32     12.436  18.7851  15.4908  15.0013
3/31/96   16.29    12.5019   18.973  15.3514  15.3163
4/30/96   16.95    13.0257  19.2576  15.1979  15.7605
5/31/96   16.33    12.6154  19.7583  15.1979  15.4768
6/30/96   16.56     12.739  19.8373  15.4107  15.5697
7/31/96   16.32    12.5441  18.9645  15.4415  15.1182
8/31/96   16.24    12.5077  19.3628  15.4106  15.1484
9/30/96   16.79    12.9655  20.4471  15.7188  15.5574
10/31/96  19.02    13.8951  21.0196  16.1432  15.4018
11/30/96  20.31    14.6816  22.6171  16.4661  16.0179
12/31/96  19.62    14.3278  22.1648  16.2685  15.8097
1/31/97    20.4    14.8436   23.539  16.3173  15.2564
2/28/97   21.36    15.2088  23.7273  16.3499  15.5158
3/31/97   21.43    15.1115  22.7545   16.121  15.5779
4/30/97   20.26    14.8229  24.1198  16.3467  15.6714
5/31/97   20.02    14.5872  25.5911  16.5265    16.69
6/30/97   20.05    14.7054  26.7427  16.7579   17.608
7/31/97   22.01    15.6524  28.8821  17.3612  17.8897
8/31/97   20.64    15.0482  27.2647  17.1181  16.5659
9/30/97   20.83    15.2167  28.7643  17.4091  17.4936
10/31/97  20.05    14.9763  27.8151   17.618  16.1466
11/30/97  20.17    15.1216  29.0946  17.7061  15.9851
12/31/97  20.85    15.4195  29.5892  17.9009   16.129
1/31/98   21.03    15.4503  29.9147  18.1157  16.8709
2/28/98   21.48    15.3143  32.0686  18.1157  17.9506
3/31/98   21.53    15.3373  33.7041  18.2063  18.5071
4/30/98   20.08    14.7161  34.0411  18.3155  18.6552
5/31/98   20.44    15.2135  33.4624   18.517  18.5619
6/30/98   20.63    15.2713  34.8344  18.6466  18.7104
7/31/98   20.43     15.111  34.4512  18.6466  18.8975
8/31/98   24.35    16.2881  29.4558  18.6839  16.5542
9/30/98   25.87    16.9706   31.341  19.2818  16.0576
10/31/98  24.54    16.8654  33.8796  19.0504  17.7436
11/30/98  23.52    16.3459  35.9463  19.3743  18.6485
12/31/98   23.8    16.6401  38.0312  19.4324  19.3944
1/31/99   23.11    16.3073  39.6285  19.6462  19.3362
2/28/99   24.37    16.5894     38.4  19.1943  18.8721
3/31/99   23.76    16.4169   39.936  19.3479  19.6647
4/30/99   24.64    17.1097  41.4935  19.4059   20.471
5/31/99   23.56    16.5759  40.4977  19.1536   19.427
6/30/99   23.64    16.9903  42.7656  19.0387  20.1847
7/31/99    22.6    16.5536  41.4399  18.9435  20.7902
8/31/99    22.5    16.6595  41.2327  18.9246  20.8734
9/30/99   22.88    16.7411  40.1194  19.1138  21.0821
10/31/99  20.96    15.8973  42.6469  19.1903  21.8832
11/30/99  21.65     16.185  43.4998  19.2287  22.6491
12/31/99     22    16.4051  46.0663  19.1518  24.6875
1/31/00   22.63    16.5183   43.763  19.0943  23.1322
2/29/00   22.14     16.145  42.9315   19.228  23.7568
3/31/00   21.68    15.9997  47.1388  19.3049  24.6833
4/30/00   20.86    15.7277  45.7246  19.2277  23.3998
5/31/00   21.19    15.7419  44.7644  19.1123  22.8382
6/30/00   20.25    15.4113  45.8835  19.5901  23.7289
7/31/00   19.76    14.9983  45.1494  19.8252  22.7323
8/31/00   20.69    15.2923  47.9487  20.0829  22.9369
9/30/00   20.31    14.6638  45.4074  20.2235  21.8359
10/31/00   20.4    14.8823  45.2258  20.2235  21.3337
11/30/00  21.72     15.802   41.653  20.4864  20.5444
12/31/00  23.57    17.1705  41.8613  20.9166   21.284
1/31/01   23.89    17.1276  43.3264  21.5023  21.3053
2/28/01   24.35    16.9597  39.3837  21.6958  19.7074
3/31/01   26.12    18.0858  36.9025   21.826  18.3673
4/30/01   24.31    16.9572  39.7809  21.7387  19.6346
5/31/01   24.18    17.0996  40.0594  21.9778  18.9081
6/30/01   23.75    16.7114   39.098  22.0657  18.1329
7/31/01   23.72    16.5092   38.707  22.7056  17.8065
8/31/01   24.32    16.8873  36.2685  22.9781  17.3613
9/30/01   25.95    17.5814  33.3308  22.9781  15.6078
10/31/01  27.51    18.4446  33.9641  23.4606  16.0136
11/30/01   23.9    16.6739  36.5793  23.2964  16.6061
12/31/01  23.96    17.1508  36.9085  23.1566  16.7057
1/31/02   23.66    16.9879  36.3549  23.3187  15.8203
2/28/02   22.03    16.5071  35.6642  23.4819   15.931
3/31/02   22.86    16.3585  37.0194  23.0592  16.8072
4/30/02   22.15    15.9283  34.7612  23.3359  16.9249
5/31/02   22.92    16.4826  34.5179  23.6626  17.1618
6/30/02   25.67    17.9858  32.0671  23.5679  16.4925
7/31/02   26.87     19.002  29.5659  23.4736  14.8597
8/31/02   27.79    19.6063  29.7729  24.1309    14.83
9/30/02   29.23     20.467  26.5277  24.5411  13.2432
10/31/02  27.44    19.4068  28.8621  24.2221  13.9583
11/30/02  26.19    18.7179   30.565  24.6097  14.6004
12/31/02  27.65    19.5995  28.7617  25.3726   14.104
1/31/03   28.95    21.1067  28.0139  25.4741  13.5116

                       CORRELATION ANALYSIS (8/91 - 1/03)
--------------------------------------------------------------------------------

Note: The closer the value to zero, the lower the correlation to the indexes compared.


                                                              Spectrum
                                                               Select    CISDM        S&P        CITI   EAFE
-------------------------------------------------------------------------------------------------------------
Spectrum Select                                                 1.00     0.90            -0.09   0.28   -0.03
CISDM Public Fund Index                                                  1.00            -0.12   0.32   -0.07
S & P 500 Index                                                                           1.00   0.22    0.67
Citigroup Corporate Bond Index                                                                   1.00    0.10
MSCI EAFE Index                                                                                          1.00



The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The CISDM Public Fund Index performance data for managed futures is provided by Managed Account Reports LLC, New York, N.Y.


Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Spectrum Series prospectus carefully for complete information, including charges, expenses, and risks. Financial Advisors should also read the prospectus before discussing managed futures with clients.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

 MORGAN STANLEY SPECTRUM TECHNICAL L.P.

--------------------------------------------------------------------------------

All of the performance data below is through January 31, 2003.

                         SPECTRUM TECHNICAL STATISTICS
------------------------------------------------


Trading Advisors:                      Campbell & Company, Inc.
                                 Chesapeake Capital Corporation
                                  John W. Henry & Company, Inc.
Began Trading:                                 November 1, 1994
Total Assets in Fund:                            $385.3 Million
Minimum Investment:                         $5,000 ($2,000/IRA)
Monthly Management Fee:     1/12 of 2.00% of Beg. Net Assets to
                                 JWH, 1/12 of 3.00% of Beg. Net
                                                      Assets to
                                        Campbell and Chesapeake
Monthly Brokerage Fee:         1/12 of 7.25% of Beg. Net Assets
Monthly Incentive Fee:        20.00% of Monthly Trading Profits
                                                             to
                                    Campbell and JWH, 19.00% to
                                                     Chesapeake
Investment Style:                                     Technical


                                 RISK ANALYSIS
------------------------------------------------

Compounded Annual Rate of Return:                   9.26%
Standard Deviation of Monthly Returns:              5.48%
Annualized Standard Deviation:                     19.00%
Sharpe Ratio:                                        0.22
Sortino Ratio:                                       0.40
Largest Decline Period (4/01 - 4/02):             -26.56%
Average Recovery (No. of months):                    3.08
Average Monthly Loss:                              -3.50%
Standard Deviation of Monthly Loss:                 3.05%
% of Losing Months:                                48.48%
Average Monthly Gain:                               5.02%
Standard Deviation of Monthly Gain:                 3.78%
% of Winning Months:                               51.52%

                          AVERAGE SECTOR PARTICIPATION
------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Foreign Exchange  34%
Interest Rates    24%
Stock Indices     14%
Agriculturals      8%
Energies          12%
Metals             8%

                                TRADING STRATEGY
------------------------------------------------

Spectrum Technical is managed by Campbell & Company, Inc., Chesapeake Capital Corporation and John W. Henry & Company, Inc. These three Trading Advisors employ a combination of investment approaches.

Campbell uses a highly disciplined systematic investment approach designed to detect and react to price movements in the futures and forward markets. Campbell's core systematic approach has been used successfully for over twenty years.

The trading methodology employed by Chesapeake is based on the analysis of interrelated mathematical and statistical formulas, including the technical analysis of historical data, used to determine optimal price support and resistance levels and market entry and exit points. This trading system was designed in the 1980s and is continually updated based on research.

JWH's trading programs use historical data and proprietary systems to detect emerging price trends. Positions are established under strict guidelines and are retained in markets where price movements have exceeded the expectations of most fundamental investors.

                             FUTURES MARKETS TRADED
------------------------------------------------

Markets traded may include, but are not limited to, the following:

AGRICULTURALS           FOREIGN               STOCK
Corn                    EXCHANGE              INDICES
Feeder cattle           Australian dollar     ASE All Ordinaries
Lean hogs               British pound         CAC 40 Index
Live cattle             Canadian dollar       DAX Index
Pork bellies            Euro                  Dow Jones
Soybeans                Hong Kong dollar      Industrial Index
Soybean meal            Indonesian rupiah     FTSE Index
Soybean oil             Japanese yen          Hang Seng Index
Wheat                   Mexican peso          IBEX 35 Index
SOFTS                   New Zealand           NASDAQ 100
Cocoa                   dollar                Index
Coffee                  Norwegian krone       Nikkei Index
Cotton                  Singapore dollar      S&P 500 Index
Orange juice            South African rand    Swedish Index
Sugar                   Swedish krona         Taiwan Index
ENERGIES                Swiss franc           Toronto Index
Crude oil               METALS                INTEREST
Gas oil                 Aluminum              RATES
Heating oil             Copper                Australian bonds
Natural gas             Gold                  British bonds
Unleaded gas            Lead                  Canadian bonds
                        Nickel                Euro bonds
                        Platinum              Eurodollar
                        Silver                German bonds
                        Tin                   Japanese bonds
                        Zinc                  Spanish bonds
                                              Swiss bonds
                                              U.S. Treasury
                                              bonds
                                              U.S. Treasury notes

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                         SPECTRUM TECHNICAL PERFORMANCE
--------------------------------------------------------------------------------

     1994         1995     1996     1997     1998         1999             2000             2001         2002      2003
   -2.20%        17.59%   18.35%    7.49%   10.18%           -7.51%            7.85%           -7.15%   23.31%      12.76%
 (2 MONTHS)                                                                                                      (1 MONTH)

            ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX
--------------------------------------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          SPECTRUM TECHNICAL  CISDM PUBLIC FUND INDEX
10/31/95               7.40%                    7.38%
11/30/95               9.38%                    7.98%
12/31/95              17.59%                   13.89%
1/31/96               25.52%                   22.29%
2/29/96               11.79%                    7.63%
3/31/96                2.70%                   -2.00%
4/30/96                3.91%                   -0.53%
5/31/96               -0.78%                   -5.68%
6/30/96                3.57%                   -3.39%
7/31/96                1.07%                   -1.85%
8/31/96                1.35%                   -2.71%
9/30/96               10.60%                    3.01%
10/31/96              21.69%                   11.68%
11/30/96              30.63%                   17.01%
12/31/96              18.35%                    9.77%
1/31/97               17.10%                   10.59%
2/28/97               26.51%                   22.30%
3/31/97               22.68%                   20.87%
4/30/97               13.62%                   13.80%
5/31/97               13.73%                   15.63%
6/30/97               10.94%                   15.44%
7/31/97               27.41%                   24.78%
8/31/97               20.23%                   20.31%
9/30/97               16.06%                   17.36%
10/31/97               5.97%                    7.78%
11/30/97              -1.20%                    3.00%
12/31/97               7.49%                    7.62%
1/31/98                2.48%                    4.09%
2/28/98                1.75%                    0.69%
3/31/98                5.00%                    1.50%
4/30/98                3.16%                   -0.72%
5/31/98               10.70%                    4.29%
6/30/98                8.73%                    3.85%
7/31/98               -1.53%                   -3.46%
8/31/98               15.50%                    8.24%
9/30/98               18.33%                   11.53%
10/31/98              17.04%                   12.61%
11/30/98               8.72%                    8.10%
12/31/98              10.18%                    7.92%
1/31/99                5.95%                    5.55%
2/28/99                8.13%                    8.33%
3/31/99                4.08%                    7.04%
4/30/99               16.96%                   16.27%
5/31/99                7.59%                    8.96%
6/30/99               14.38%                   11.26%
7/31/99               10.99%                    9.55%
8/31/99                1.60%                    2.28%
9/30/99               -4.10%                   -1.35%
10/31/99             -13.02%                   -5.74%
11/30/99              -5.59%                   -0.98%
12/31/99              -7.51%                   -1.41%
1/31/00               -1.50%                    1.30%
2/29/00               -5.03%                   -2.68%
3/31/00               -4.11%                   -2.54%
4/30/00              -14.14%                   -8.08%
5/31/00              -10.01%                   -5.03%
6/30/00              -16.78%                   -9.29%
7/31/00              -16.83%                   -9.40%
8/31/00              -14.53%                   -8.21%
9/30/00              -20.69%                  -12.41%
10/31/00              -9.36%                   -6.39%
11/30/00              -0.07%                   -2.37%
12/31/00               7.85%                    4.66%
1/31/01                5.70%                    3.69%
2/28/01                9.05%                    5.04%
3/31/01               23.37%                   13.04%
4/30/01               14.27%                    7.82%
5/31/01               14.33%                    8.62%
6/30/01               13.34%                    8.44%
7/31/01               14.05%                   10.07%
8/31/01               11.41%                   10.43%
9/30/01               31.88%                   19.90%
10/31/01              35.05%                   23.94%
11/30/01               1.53%                    5.52%
12/31/01              -7.15%                   -0.11%
1/31/02               -8.15%                   -0.82%
2/28/02              -12.98%                   -2.67%
3/31/02              -24.13%                   -9.55%
4/30/02              -17.39%                   -6.07%
5/31/02              -12.41%                   -3.61%
6/30/02                4.53%                    7.63%
7/31/02               18.61%                   15.10%
8/31/02               22.19%                   16.10%
9/30/02               20.21%                   16.41%
10/31/02               6.37%                    5.22%
11/30/02              20.11%                   12.26%
12/31/02              23.31%                   14.28%
1/31/03               41.71%                   24.25%

               HISTORICAL PERFORMANCE COMPARISON (10/31/94 = $10)
--------------------------------------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          SPECTRUM TECHNICAL  CISDM PUBLIC FUND INDEX  S&P 500 INDEX  CITIGROUP CORP. BOND INDEX  MSCI EAFE INDEX
11/30/94          10                    10                  10                    10                    10
12/31/94         9.91                 10.029               9.64                  9.98                  9.52
1/31/95                 9.78                   9.8916         9.7846                     10.0698           9.5771
2/28/95                  9.6                   9.4732         10.039                     10.2813           9.2132
3/31/95                10.09                   9.9724        10.4305                     10.5589           9.1856
4/30/95                11.12                  11.0105        10.7434                     10.6434           9.7643
5/31/95                11.52                  11.3023         11.055                     10.8137          10.1353
6/30/95                 11.6                   11.543        11.4972                     11.3219          10.0137
7/31/95                11.47                  11.3802        11.7616                     11.4125           9.8435
8/31/95                11.19                  11.0308        12.1497                     11.3669          10.4636
9/30/95                11.12                  11.0959        12.1861                     11.5374           10.066
10/31/95               10.75                  10.8629        12.6979                     11.6643          10.2673
11/30/95               10.74                   10.738        12.6471                     11.8159           9.9901
12/31/95               10.84                  10.8293        13.2036                     12.0522          10.2698
1/31/96                 11.5                  11.2657        13.4545                      12.245          10.6909
2/29/96                12.05                  11.5845         13.912                     12.3307          10.7337
3/31/96                11.28                   10.733        14.0372                     12.0594          10.7766
4/30/96                11.42                  10.7899        14.1776                     11.9509          11.0029
5/31/96                11.97                   11.242        14.3903                     11.8314           11.322
6/30/96                11.51                  10.8879        14.7644                     11.8314          11.1182
7/31/96                11.88                  10.9946        14.8235                      11.997          11.1849
8/31/96                11.31                  10.8264        14.1713                      12.021          10.8605
9/30/96                11.27                   10.795        14.4689                      11.997          10.8822
10/31/96               11.89                  11.1901        15.2792                     12.2369           11.176
11/30/96               13.07                  11.9924         15.707                     12.5673          11.0642
12/31/96               14.16                  12.6712        16.9007                     12.8186          11.5068
1/31/97                13.61                  12.3658        16.5627                     12.6648          11.3572
2/28/97                14.11                   12.811        17.5896                     12.7028          10.9597
3/31/97                14.27                  13.1262        17.7303                     12.7282           11.146
4/30/97                14.01                  13.0422        17.0034                       12.55          11.1906
5/31/97                 13.6                  12.7931        18.0236                     12.7257          11.2577
6/30/97                13.09                  12.5897         19.123                     12.8657          11.9895
7/31/97                13.18                  12.6917        19.9835                     13.0458          12.6489
8/31/97                14.41                   13.509        21.5822                     13.5154          12.8513
9/30/97                13.55                  12.9876        20.3736                     13.3262          11.9003
10/31/97                13.8                  13.1331        21.4941                     13.5527          12.5667
11/30/97               13.85                  12.9256        20.7848                     13.7153          11.5991
12/31/97               13.99                   13.051        21.7409                     13.7839          11.4831
1/31/98                14.63                  13.3081        22.1105                     13.9355          11.5864
2/28/98                14.46                  13.3347        22.3537                     14.1027          12.1194
3/31/98                14.52                  13.2174        23.9632                     14.1027           12.895
4/30/98                14.71                  13.2372        25.1853                     14.1732          13.2947
5/31/98                14.03                  12.7011        25.4372                     14.2582          13.4011
6/30/98                14.49                  13.1304        25.0048                      14.415          13.3341
7/31/98                14.33                  13.1803          26.03                     14.5159          13.4408
8/31/98                14.19                  13.0419        25.7437                     14.5159          13.5752
9/30/98                15.65                  14.0579        22.0109                     14.5449          11.8919
10/31/98               16.33                  14.6469        23.4196                     15.0103          11.5351
11/30/98               16.21                  14.5561        25.3166                     14.8302          12.7463
12/31/98               15.21                  14.1078        26.8609                     15.0823          13.3964
1/31/99                16.12                  14.3617        28.4188                     15.1275          13.9323
2/28/99                15.32                  14.0745        29.6124                     15.2939          13.8905
3/31/99                 15.7                   14.318        28.6944                     14.9421          13.5571
4/30/99                15.31                  14.1691        29.8422                     15.0616          14.1265
5/31/99                16.41                   14.767         31.006                     15.1068          14.7057
6/30/99                15.59                  14.3063        30.2619                     14.9104          13.9557
7/31/99                16.39                   14.664        31.9566                     14.8209             14.5
8/31/99                15.75                  14.2871        30.9659                     14.7468           14.935
9/30/99                 15.9                  14.3785        30.8111                     14.7321          14.9947
10/31/99               15.66                   14.449        29.9792                     14.8794          15.1446
11/30/99                14.1                  13.7208        31.8679                     14.9389          15.7201
12/31/99               14.36                  13.9691        32.5053                     14.9688          16.2703
1/31/00                14.91                  14.1591        34.4231                     14.9089          17.7346
2/29/00                15.09                  14.2568        32.7019                     14.8642          16.6173
3/31/00                14.91                  13.9346        32.0806                     14.9682           17.066
4/30/00                14.68                  13.8092        35.2245                     15.0281          17.7316
5/31/00                14.09                  13.5744        34.1678                      14.968          16.8096
6/30/00                14.03                  13.5866        33.4503                     14.8782          16.4062
7/31/00                13.64                  13.3013        34.2866                     15.2502           17.046
8/31/00                 13.1                  12.9448         33.738                     15.4332          16.3301
9/30/00                13.59                  13.1985        35.8298                     15.6338          16.4771
10/31/00               12.42                   12.656        33.9308                     15.7432          15.6862
11/30/00               12.78                  12.8446        33.7951                     15.7432          15.3254
12/31/00               14.35                  13.6384        31.1253                     15.9479          14.7584
1/31/01                16.08                  14.8195        31.2809                     16.2828          15.2897
2/28/01                15.95                  14.7825        32.3757                     16.7387           15.305
3/31/01                16.26                  14.6376        29.4295                     16.8893          14.1571
4/30/01                18.11                  15.6095        27.5754                     16.9906          13.1944
5/31/01                 16.1                  14.6355        29.7263                     16.9226          14.1048
6/30/01                16.04                  14.7584        29.9344                     17.1087          13.5829
7/31/01                15.46                  14.4234         29.216                     17.1771           13.026
8/31/01                14.94                  14.2489        28.9238                     17.6752          12.7915
9/30/01                15.14                  14.5752        27.1016                     17.8873          12.4717
10/31/01               16.38                  15.1742        24.9064                     17.8873          11.2121
11/30/01               17.26                  15.9193        25.3796                     18.2629          11.5036
12/31/01               14.57                   14.391        27.3338                     18.1351          11.9292
1/31/02                14.93                  14.8026        27.5798                     18.0263          12.0008
2/28/02                14.65                   14.662        27.1661                     18.1525          11.3648
3/31/02                14.15                  14.2471        26.6499                     18.2796          11.4444
4/30/02                13.74                  14.1189        27.6626                     17.9506          12.0738
5/31/02                 13.3                  13.7476        25.9752                      18.166          12.1583
6/30/02                14.05                   14.226        25.7934                     18.4203          12.3285
7/31/02                16.16                  15.5234        23.9621                     18.3466          11.8477
8/31/02                17.72                  16.4005        22.0931                     18.2732          10.6748
9/30/02                 18.5                   16.922        22.2478                     18.7848          10.6535
10/31/02               19.69                  17.6649        19.8228                     19.1041           9.5136
11/30/02               18.36                  16.7499        21.5672                     18.8557          10.0273
12/31/02                17.5                  16.1553        22.8397                     19.1574          10.4886
1/31/03                18.41                  16.9162        21.4922                     19.7513           10.132

                      CORRELATION ANALYSIS (11/94 - 1/03)
--------------------------------------------------------------------------------
Note: The closer the value to zero, the lower the correlation to the indexes compared.


                                                              Spectrum
                                                              Technical   CISDM        S&P        CITI       EAFE
----------------------------------------------------------------------------------------------------------------------
Spectrum Technical                                              1.00      0.96            -0.24   0.26           -0.20
CISDM Public Fund Index                                                   1.00            -0.21   0.31           -0.18
S & P 500 Index                                                                            1.00   0.15            0.77
Citigroup Corporate Bond Index                                                                    1.00           -0.01
MSCI EAFE Index                                                                                                   1.00



The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The CISDM Public Fund Index performance data for managed futures is provided by Managed Account Reports LLC, New York, N.Y.


Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Spectrum Series prospectus carefully for complete information, including charges, expenses, and risks. Financial Advisors should also read the prospectus before discussing managed futures with clients.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

 MORGAN STANLEY SPECTRUM STRATEGIC L.P.

--------------------------------------------------------------------------------
All of the performance data below is through January 31, 2003.

                         SPECTRUM STRATEGIC STATISTICS
------------------------------------------------

Trading Advisors:       Allied Irish Capital Management, Ltd.
                          Blenheim Capital Management, L.L.C.
                             Eclispe Capital Management, Inc.
Began Trading:                               November 1, 1994
Total Assets in Fund:                          $ 86.9 Million
Minimum Investment:                       $5,000 ($2,000/IRA)
Monthly Management Fee:      1/12 of 3.00% of Beg. Net Assets
Monthly Brokerage Fee:       1/12 of 7.25% of Beg. Net Assets
Monthly Incentive Fee:      15.00% of Monthly Trading Profits
Investment Style:                                 Fundamental

                                 RISK ANALYSIS
------------------------------------------------

Compounded Annual Rate of Return:                   3.36%
Standard Deviation of Monthly Returns:              6.71%
Annualized Standard Deviation:                     23.23%
Sharpe Ratio:                                       -0.07
Sortino Ratio:                                      -0.12
Largest Decline Period (1/00 - 10/00):            -43.28%
Average Recovery (No. of months):                    4.67
Average Monthly Loss:                              -4.77%
Standard Deviation of Monthly Loss:                 3.99%
% of Losing Months:                                47.47%
Average Monthly Gain:                               5.26%
Standard Deviation of Monthly Gain:                 4.83%
% of Winning Months:                               52.53%

                          AVERAGE SECTOR PARTICIPATION
------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Foreign Exchange   9%
Interest Rates    12%
Stock Indices      9%
Agriculturals     47%
Energies           8%
Metals            15%

                                TRADING STRATEGY
------------------------------------------------

Spectrum Strategic is managed by Allied Irish Capital Management, Ltd., Blenheim Capital Management, L.L.C., and Eclipse Capital Management, Inc. All three trading advisors employ a fundamental investment approach that evaluates key economic indicators such as supply and demand levels and geopolitical conditions, as well as certain technical factors.

Allied Irish employs multiple investment professionals using a discretionary trading approach. Several strategies are applied to investments in a broad range of financial instruments.

Blenheim's program has a strong global concentration using a discretionary trading approach. Investments are made in markets in which the trading advisor has a clear understanding of fundamental factors and geopolitical forces that influence price behavior.

Eclipse employs a systematic trading approach using multiple trend-following and macroeconomic-driven models. A key characteristic of the Eclipse trading program is the extensive diversification achieved by applying multiple trading models to a wide variety of financial markets located throughout the world.

                             FUTURES MARKETS TRADED
------------------------------------------------

Markets traded may include, but are not limited to, the following:

AGRICULTURALS            METALS             STOCK
Corn                     Aluminum           INDICES
Cotton                   Copper             CAC 40 Index
Lean hogs                Gold               DAX Index
Live cattle              Nickel             FTSE Index
Rough rice               Silver             NASDAQ 100 Index
Soybeans                 Tin                Nikkei Index
Soybean meal             Zinc               S&P 500 Index
Soybean oil              ENERGIES           INTEREST
Wheat                    Crude oil          RATES
SOFTS                    Gas oil            British bonds
Cocoa                    Heating oil        Euro bonds
Coffee                   Natural gas        Eurodollar
Lumber                   Unleaded gas       French bonds
Orange Juice                                German bonds
Sugar                                       Italian bonds
FOREIGN                                     Japanese bonds
EXCHANGE                                    U.S. Treasury bonds
Australian dollar                           U.S. Treasury notes
British pound
Canadian dollar
Euro
Japanese yen
New Zealand dollar
Swiss franc

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                         SPECTRUM STRATEGIC PERFORMANCE
--------------------------------------------------------------------------------

   1994       1995         1996        1997    1998     1999         2000              2001              2002          2003
  0.10%      10.49%       -3.53%       0.37%   7.84%   37.23%       -33.06%           -0.57%            9.38%         13.78%
(2 MONTHS)                                                                                                           (1 MONTH)

            ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX
--------------------------------------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          SPECTRUM STRATEGIC  CISDM PUBLIC FUND INDEX
10/31/95               1.30%                    7.38%
11/30/95               4.00%                    7.98%
12/31/95              10.49%                   13.89%
1/31/96               18.74%                   22.29%
2/29/96                5.00%                    7.63%
3/31/96               -3.60%                   -2.00%
4/30/96                2.27%                   -0.53%
5/31/96               -0.19%                   -5.68%
6/30/96                3.56%                   -3.39%
7/31/96               -0.72%                   -1.85%
8/31/96               -3.45%                   -2.71%
9/30/96                1.88%                    3.01%
10/31/96               4.54%                   11.68%
11/30/96               5.28%                   17.01%
12/31/96              -3.53%                    9.77%
1/31/97               -7.59%                   10.59%
2/28/97               13.41%                   22.30%
3/31/97               22.28%                   20.87%
4/30/97                7.31%                   13.80%
5/31/97               11.55%                   15.63%
6/30/97               12.97%                   15.44%
7/31/97               27.89%                   24.78%
8/31/97               20.22%                   20.31%
9/30/97                7.48%                   17.36%
10/31/97              -2.08%                    7.78%
11/30/97              -7.48%                    3.00%
12/31/97               0.37%                    7.62%
1/31/98                6.42%                    4.09%
2/28/98               -6.60%                    0.69%
3/31/98              -12.20%                    1.50%
4/30/98              -16.12%                   -0.72%
5/31/98              -22.93%                    4.29%
6/30/98              -22.35%                    3.85%
7/31/98              -31.66%                   -3.46%
8/31/98              -19.63%                    8.24%
9/30/98                1.81%                   11.53%
10/31/98              17.74%                   12.61%
11/30/98              10.85%                    8.10%
12/31/98               7.84%                    7.92%
1/31/99               -1.24%                    5.55%
2/28/99               14.22%                    8.33%
3/31/99                9.87%                    7.04%
4/30/99               26.00%                   16.27%
5/31/99               17.87%                    8.96%
6/30/99               44.90%                   11.26%
7/31/99               51.42%                    9.55%
8/31/99               42.60%                    2.28%
9/30/99               35.70%                   -1.35%
10/31/99              13.19%                   -5.74%
11/30/99              28.91%                   -0.98%
12/31/99              37.23%                   -1.41%
1/31/00               39.50%                    1.30%
2/29/00                1.77%                   -2.68%
3/31/00                3.24%                   -2.54%
4/30/00               -9.05%                   -8.08%
5/31/00               15.63%                   -5.03%
6/30/00              -12.52%                   -9.29%
7/31/00               -8.35%                   -9.40%
8/31/00              -20.16%                   -8.21%
9/30/00              -36.85%                  -12.41%
10/31/00             -34.95%                   -6.39%
11/30/00             -33.89%                   -2.37%
12/31/00             -33.06%                    4.66%
1/31/01              -32.37%                    3.69%
2/28/01              -16.65%                    5.04%
3/31/01              -14.02%                   13.04%
4/30/01               -5.92%                    7.82%
5/31/01              -14.66%                    8.62%
6/30/01              -10.51%                    8.44%
7/31/01              -14.91%                   10.07%
8/31/01               -7.80%                   10.43%
9/30/01                6.84%                   19.90%
10/31/01              15.91%                   23.94%
11/30/01              10.02%                    5.52%
12/31/01              -0.57%                   -0.11%
1/31/02                2.47%                   -0.82%
2/28/02                4.55%                   -2.67%
3/31/02                8.25%                   -9.55%
4/30/02                4.67%                   -6.07%
5/31/02                6.20%                   -3.61%
6/30/02               18.66%                    7.63%
7/31/02               19.82%                   15.10%
8/31/02               23.26%                   16.10%
9/30/02               22.41%                   16.41%
10/31/02              12.48%                    5.22%
11/30/02               4.55%                   12.26%
12/31/02               9.38%                   14.28%
1/31/03               21.91%                   24.25%

               HISTORICAL PERFORMANCE COMPARISON (10/31/94 = $10)
--------------------------------------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          DWSS   CISDM PUB  S&P 500   CITI     EAFE
11/1/94    10       10        10       10       10
11/30/94  10.01     10.029     9.64     9.98     9.52
12/31/94  10.01     9.8916   9.7846  10.0698   9.5771
1/31/95    9.66     9.4732   10.039  10.2813   9.2132
2/28/95     9.8     9.9724  10.4305  10.5589   9.1856
3/31/95   10.57    11.0105  10.7434  10.6434   9.7643
4/30/95   10.57    11.3023   11.055  10.8137  10.1353
5/31/95    10.5     11.543  11.4972  11.3219  10.0137
6/30/95    9.83    11.3802  11.7616  11.4125   9.8435
7/31/95    9.75    11.0308  12.1497  11.3669  10.4636
8/31/95   10.14    11.0959  12.1861  11.5374   10.066
9/30/95    10.1    10.8629  12.6979  11.6643  10.2673
10/31/95  10.13     10.738  12.6471  11.8159   9.9901
11/30/95  10.41    10.8293  13.2036  12.0522  10.2698
12/31/95  11.06    11.2657  13.4545   12.245  10.6909
1/31/96   11.47    11.5845   13.912  12.3307  10.7337
2/29/96   10.29     10.733  14.0372  12.0594  10.7766
3/31/96   10.19    10.7899  14.1776  11.9509  11.0029
4/30/96   10.81     11.242  14.3903  11.8314   11.322
5/31/96   10.48    10.8879  14.7644  11.8314  11.1182
6/30/96   10.18    10.9946  14.8235   11.997  11.1849
7/31/96    9.68    10.8264  14.1713   12.021  10.8605
8/31/96    9.79     10.795  14.4689   11.997  10.8822
9/30/96   10.29    11.1901  15.2792  12.2369   11.176
10/31/96  10.59    11.9924   15.707  12.5673  11.0642
11/30/96  10.96    12.6712  16.9007  12.8186  11.5068
12/31/96  10.67    12.3658  16.5627  12.6648  11.3572
1/31/97    10.6     12.811  17.5896  12.7028  10.9597
2/28/97   11.67    13.1262  17.7303  12.7282   11.146
3/31/97   12.46    13.0422  17.0034    12.55  11.1906
4/30/97    11.6    12.7931  18.0236  12.7257  11.2577
5/31/97   11.69    12.5897   19.123  12.8657  11.9895
6/30/97    11.5    12.6917  19.9835  13.0458  12.6489
7/31/97   12.38     13.509  21.5822  13.5154  12.8513
8/31/97   11.77    12.9876  20.3736  13.3262  11.9003
9/30/97   11.06    13.1331  21.4941  13.5527  12.5667
10/31/97  10.37    12.9256  20.7848  13.7153  11.5991
11/30/97  10.14     13.051  21.7409  13.7839  11.4831
12/31/97  10.71    13.3081  22.1105  13.9355  11.5864
1/31/98   11.28    13.3347  22.3537  14.1027  12.1194
2/28/98    10.9    13.2174  23.9632  14.1027   12.895
3/31/98   10.94    13.2372  25.1853  14.1732  13.2947
4/30/98    9.73    12.7011  25.4372  14.2582  13.4011
5/31/98    9.01    13.1304  25.0048   14.415  13.3341
6/30/98    8.93    13.1803    26.03  14.5159  13.4408
7/31/98    8.46    13.0419  25.7437  14.5159  13.5752
8/31/98    9.46    14.0579  22.0109  14.5449  11.8919
9/30/98   11.26    14.6469  23.4196  15.0103  11.5351
10/31/98  12.21    14.5561  25.3166  14.8302  12.7463
11/30/98  11.24    14.1078  26.8609  15.0823  13.3964
12/31/98  11.55    14.3617  28.4188  15.1275  13.9323
1/31/99   11.14    14.0745  29.6124  15.2939  13.8905
2/28/99   12.45     14.318  28.6944  14.9421  13.5571
3/31/99   12.02    14.1691  29.8422  15.0616  14.1265
4/30/99   12.26     14.767   31.006  15.1068  14.7057
5/31/99   10.62    14.3063  30.2619  14.9104  13.9557
6/30/99   12.94     14.664  31.9566  14.8209     14.5
7/31/99   12.81    14.2871  30.9659  14.7468   14.935
8/31/99   13.49    14.3785  30.8111  14.7321  14.9947
9/30/99   15.28     14.449  29.9792  14.8794  15.1446
10/31/99  13.82    13.7208  31.8679  14.9389  15.7201
11/30/99  14.49    13.9691  32.5053  14.9688  16.2703
12/31/99  15.85    14.1591  34.4231  14.9089  17.7346
1/31/00   15.54    14.2568  32.7019  14.8642  16.6173
2/29/00   12.67    13.9346  32.0806  14.9682   17.066
3/31/00   12.41    13.8092  35.2245  15.0281  17.7316
4/30/00   11.15    13.5744  34.1678   14.968  16.8096
5/31/00   12.28    13.5866  33.4503  14.8782  16.4062
6/30/00   11.32    13.3013  34.2866  15.2502   17.046
7/31/00   11.74    12.9448   33.738  15.4332  16.3301
8/31/00   10.77    13.1985  35.8298  15.6338  16.4771
9/30/00    9.65     12.656  33.9308  15.7432  15.6862
10/31/00   8.99    12.8446  33.7951  15.7432  15.3254
11/30/00   9.58    13.6384  31.1253  15.9479  14.7584
12/31/00  10.61    14.8195  31.2809  16.2828  15.2897
1/31/01   10.51    14.7825  32.3757  16.7387   15.305
2/28/01   10.56    14.6376  29.4295  16.8893  14.1571
3/31/01   10.67    15.6095  27.5754  16.9906  13.1944
4/30/01   10.49    14.6355  29.7263  16.9226  14.1048
5/31/01   10.48    14.7584  29.9344  17.1087  13.5829
6/30/01   10.13    14.4234   29.216  17.1771   13.026
7/31/01    9.99    14.2489  28.9238  17.6752  12.7915
8/31/01    9.93    14.5752  27.1016  17.8873  12.4717
9/30/01   10.31    15.1742  24.9064  17.8873  11.2121
10/31/01  10.42    15.9193  25.3796  18.2629  11.5036
11/30/01  10.54     14.391  27.3338  18.1351  11.9292
12/31/01  10.55    14.8026  27.5798  18.0263  12.0008
1/31/02   10.77     14.662  27.1661  18.1525  11.3648
2/28/02   11.04    14.2471  26.6499  18.2796  11.4444
3/31/02   11.55    14.1189  27.6626  17.9506  12.0738
4/30/02   10.98    13.7476  25.9752   18.166  12.1583
5/31/02   11.13     14.226  25.7934  18.4203  12.3285
6/30/02   12.02    15.5234  23.9621  18.3466  11.8477
7/31/02   11.97    16.4005  22.0931  18.2732  10.6748
8/31/02   12.24     16.922  22.2478  18.7848  10.6535
9/30/02   12.62    17.6649  19.8228  19.1041   9.5136
10/31/02  11.72    16.7499  21.5672  18.8557  10.0273
11/30/02  11.02    16.1553  22.8397  19.1574  10.4886
12/31/02  11.54    16.9162  21.4922  19.7513   10.132
1/31/03   13.13    18.2171  20.9334  19.8303   9.7065

                      CORRELATION ANALYSIS (11/94 - 1/03)
--------------------------------------------------------------------------------
Note: The closer the value to zero, the lower the correlation to the indexes compared.


                                                              Spectrum
                                                             Strategic     CISDM         S&P         CITI        EAFE
--------------------------------------------------------------------------------------------------------------------------
Spectrum Strategic                                              1.00        0.57            -0.05    0.04             0.02
CISDM Public Fund Index                                                     1.00            -0.21    0.31            -0.18
S & P 500 Index                                                                              1.00    0.15             0.77
Citigroup Corporate Bond Index                                                                       1.00            -0.01
MSCI EAFE Index                                                                                                       1.00



The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The CISDM Public Fund Index performance data for managed futures is provided by Managed Account Reports LLC, New York, N.Y.


Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Spectrum Series prospectus carefully for complete information, including charges, expenses, and risks. Financial Advisors should also read the prospectus before discussing managed futures with clients.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

 MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.

--------------------------------------------------------------------------------
All of the performance data below is through January 31, 2003.

                      SPECTRUM GLOBAL BALANCED STATISTICS
------------------------------------------------


Trading Advisor:                        SSARIS Advisors, LLC
Began Trading:                              November 1, 1994
Total Assets in Fund:                         $ 50.3 Million
Minimum Investment:                      $5,000 ($2,000/IRA)
Monthly Management Fee:     1/12 of 1.25% of Beg. Net Assets
Monthly Brokerage Fee:      1/12 of 4.60% of Beg. Net Assets
Monthly Incentive Fee:             15.00% of Monthly Trading
                                                     Profits
Investment Style:                                  Technical


                                 RISK ANALYSIS
------------------------------------------------

Compounded Annual Rate of Return:                   4.71%
Standard Deviation of Monthly Returns:              2.78%
Annualized Standard Deviation:                      9.62%
Sharpe Ratio:                                       -0.03
Sortino Ratio:                                      -0.05
Largest Decline Period (5/99 - 12/02):            -12.44%
Average Recovery (No. of months):                    3.57
Average Monthly Loss:                              -1.88%
Standard Deviation of Monthly Loss:                 1.75%
% of Losing Months:                                44.44%
Average Monthly Gain:                               2.26%
Standard Deviation of Monthly Gain:                 1.94%
% of Winning Months:                               55.56%

                          AVERAGE SECTOR PARTICIPATION
------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Foreign Exchange  10%
Interest Rates    18%
Stock Indices     62%
Agriculturals      4%
Energies           4%
Metals             2%

                                TRADING STRATEGY
------------------------------------------------

Spectrum Global Balanced follows the tenets of Modern Portfolio Theory and offers a balanced portfolio that participates in global stocks, global bonds, and alternative investments within managed futures. Since the Spectrum Global Balanced trading strategy is in part to gain exposure to the stock and bond markets, it does not result in the same degree of non-correlation to the stock and bond indices and in that way differs from the other managed futures funds that Morgan Stanley offers.

Within global stock and global bond components of the fund, SSARIS Advisors, LLC analyzes various fundamental information, such as growth data, labor wage rates, central bank interest rate policies and inflation, to determine its approaches to these markets.

Within the global currency and commodity components of the Fund, SSARIS employs a technical trend-following trading system to analyze price data, determine profit and risk potential and initiate trades overall.

SSARIS uses a computer-based model to reallocate assets among various market sectors within each of the independent strategies.

The returns achieved by Spectrum Global Balanced will tend to be more highly correlated to the performance of global stock and global bond markets than will be the returns derived within other funds in the Spectrum Series.

                             FUTURES MARKETS TRADED
------------------------------------------------


Markets traded may include, but are not limited to, the following:

AGRICULTURALS           STOCK                INTEREST
Corn                    INDICES              RATES
Lean hogs               DAX Index            Australian bonds
Live cattle             FTSE 100 Index       British bonds
Soybean oil             Nikkei 225 Index     Canadian bonds
Wheat                   S&P 500 Index        Euro bonds
SOFTS                   FOREIGN              Eurodollar
Cotton                  EXCHANGE             French bonds
Sugar                   Australian dollar    German bonds
ENERGIES                British pound        Italian bonds
Crude oil               Canadian dollar      Japanese bonds
Gas oil                 Euro                 Spanish bonds
Natural gas             Japanese yen         U.S. Treasury bonds
METALS                  Mexican peso         U.S. Treasury notes
Copper                  New Zealand dollar
Nickel                  Singapore dollar
Zinc                    Swiss franc


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                      SPECTRUM GLOBAL BALANCED PERFORMANCE
--------------------------------------------------------------------------------

   1994       1995         1996         1997     1998     1999     2000         2001              2002           2003
-1.70%       22.79%           -3.65%   18.23%   16.36%    0.75%    0.87%            -0.31%           -10.12%       0.34%
(2 MONTHS)                                                                                                     (1 MONTH)

            ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX
--------------------------------------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          SPECTRUM GLOBAL BALANCED  CISDM PUBLIC FUND INDEX
10/31/95           14.10%                    7.38%
11/30/95                    17.79%                    7.98%
12/31/95                    22.79%                   13.89%
1/31/96                     21.69%                   22.29%
2/29/96                      7.10%                    7.63%
3/31/96                      2.99%                   -2.00%
4/30/96                      2.10%                   -0.53%
5/31/96                     -5.25%                   -5.68%
6/30/96                     -5.56%                   -3.39%
7/31/96                     -3.43%                   -1.85%
8/31/96                     -2.86%                   -2.71%
9/30/96                     -2.20%                    3.01%
10/31/96                     1.23%                   11.68%
11/30/96                     3.24%                   17.01%
12/31/96                    -3.65%                    9.77%
1/31/97                     -0.83%                   10.59%
2/28/97                     11.11%                   22.30%
3/31/97                      9.51%                   20.87%
4/30/97                      6.35%                   13.80%
5/31/97                     11.63%                   15.63%
6/30/97                     15.17%                   15.44%
7/31/97                     27.80%                   24.78%
8/31/97                     21.23%                   20.31%
9/30/97                     22.37%                   17.36%
10/31/97                    15.93%                    7.78%
11/30/97                    10.25%                    3.00%
12/31/97                    18.23%                    7.62%
1/31/98                     16.97%                    4.09%
2/28/98                     15.08%                    0.69%
3/31/98                     20.68%                    1.50%
4/30/98                     20.52%                   -0.72%
5/31/98                     18.11%                    4.29%
6/30/98                     13.97%                    3.85%
7/31/98                      0.64%                   -3.46%
8/31/98                      9.70%                    8.24%
9/30/98                     11.67%                   11.53%
10/31/98                    14.94%                   12.61%
11/30/98                    18.44%                    8.10%
12/31/98                    16.36%                    7.92%
1/31/99                     13.73%                    5.55%
2/28/99                     11.98%                    8.33%
3/31/99                      9.53%                    7.04%
4/30/99                     16.12%                   16.27%
5/31/99                     10.71%                    8.96%
6/30/99                     13.24%                   11.26%
7/31/99                     12.69%                    9.55%
8/31/99                      9.68%                    2.28%
9/30/99                      3.81%                   -1.35%
10/31/99                     0.78%                   -5.74%
11/30/99                     0.06%                   -0.98%
12/31/99                     0.75%                   -1.41%
1/31/00                     -0.13%                    1.30%
2/29/00                      0.88%                   -2.68%
3/31/00                      4.01%                   -2.54%
4/30/00                     -4.69%                   -8.08%
5/31/00                     -1.01%                   -5.03%
6/30/00                     -3.46%                   -9.29%
7/31/00                     -3.96%                   -9.40%
8/31/00                     -0.88%                   -8.21%
9/30/00                     -4.31%                  -12.41%
10/31/00                    -0.39%                   -6.39%
11/30/00                    -2.78%                   -2.37%
12/31/00                     0.87%                    4.66%
1/31/01                      2.38%                    3.69%
2/28/01                     -1.99%                    5.04%
3/31/01                     -2.17%                   13.04%
4/30/01                      2.21%                    7.82%
5/31/01                      3.83%                    8.62%
6/30/01                      0.90%                    8.44%
7/31/01                      3.14%                   10.07%
8/31/01                      0.64%                   10.43%
9/30/01                      3.51%                   19.90%
10/31/01                     4.01%                   23.94%
11/30/01                     4.49%                    5.52%
12/31/01                    -0.31%                   -0.11%
1/31/02                     -2.08%                   -0.82%
2/28/02                     -0.38%                   -2.67%
3/31/02                     -2.95%                   -9.55%
4/30/02                     -4.69%                   -6.07%
5/31/02                     -5.11%                   -3.61%
6/30/02                     -0.83%                    7.63%
7/31/02                     -1.65%                   15.10%
8/31/02                     -1.20%                   16.10%
9/30/02                     -4.16%                   16.41%
10/31/02                    -7.47%                    5.22%
11/30/02                    -5.48%                   12.26%
12/31/02                   -10.12%                   14.28%
1/31/03                     -8.68%                   24.25%

               HISTORICAL PERFORMANCE COMPARISON (10/31/94 = $10)
--------------------------------------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          SPECTRUM GLOBAL BALANCED  CISDM PUBLIC FUND INDEX  S&P 500 INDEX  CITIGROUP CORP. BOND INDEX  MSCI EAFE INDEX
11/30/94            9.95                    10.029               9.64                  9.98                  9.52
12/31/94                      9.83                   9.8916         9.7846                     10.0698           9.5771
1/31/95                       9.96                   9.4732         10.039                     10.2813           9.2132
2/28/95                      10.42                   9.9724        10.4305                     10.5589           9.1856
3/31/95                      10.72                  11.0105        10.7434                     10.6434           9.7643
4/30/95                      10.95                  11.3023         11.055                     10.8137          10.1353
5/31/95                      11.43                   11.543        11.4972                     11.3219          10.0137
6/30/95                      11.52                  11.3802        11.7616                     11.4125           9.8435
7/31/95                      11.36                  11.0308        12.1497                     11.3669          10.4636
8/31/95                       11.2                  11.0959        12.1861                     11.5374           10.066
9/30/95                      11.38                  10.8629        12.6979                     11.6643          10.2673
10/31/95                     11.41                   10.738        12.6471                     11.8159           9.9901
11/30/95                     11.72                  10.8293        13.2036                     12.0522          10.2698
12/31/95                     12.07                  11.2657        13.4545                      12.245          10.6909
1/31/96                      12.12                  11.5845         13.912                     12.3307          10.7337
2/29/96                      11.16                   10.733        14.0372                     12.0594          10.7766
3/31/96                      11.04                  10.7899        14.1776                     11.9509          11.0029
4/30/96                      11.18                   11.242        14.3903                     11.8314           11.322
5/31/96                      10.83                  10.8879        14.7644                     11.8314          11.1182
6/30/96                      10.88                  10.9946        14.8235                      11.997          11.1849
7/31/96                      10.97                  10.8264        14.1713                      12.021          10.8605
8/31/96                      10.88                   10.795        14.4689                      11.997          10.8822
9/30/96                      11.13                  11.1901        15.2792                     12.2369           11.176
10/31/96                     11.55                  11.9924         15.707                     12.5673          11.0642
11/30/96                      12.1                  12.6712        16.9007                     12.8186          11.5068
12/31/96                     11.63                  12.3658        16.5627                     12.6648          11.3572
1/31/97                      12.02                   12.811        17.5896                     12.7028          10.9597
2/28/97                       12.4                  13.1262        17.7303                     12.7282           11.146
3/31/97                      12.09                  13.0422        17.0034                       12.55          11.1906
4/30/97                      11.89                  12.7931        18.0236                     12.7257          11.2577
5/31/97                      12.09                  12.5897         19.123                     12.8657          11.9895
6/30/97                      12.53                  12.6917        19.9835                     13.0458          12.6489
7/31/97                      14.02                   13.509        21.5822                     13.5154          12.8513
8/31/97                      13.19                  12.9876        20.3736                     13.3262          11.9003
9/30/97                      13.62                  13.1331        21.4941                     13.5527          12.5667
10/31/97                     13.39                  12.9256        20.7848                     13.7153          11.5991
11/30/97                     13.34                   13.051        21.7409                     13.7839          11.4831
12/31/97                     13.75                  13.3081        22.1105                     13.9355          11.5864
1/31/98                      14.06                  13.3347        22.3537                     14.1027          12.1194
2/28/98                      14.27                  13.2174        23.9632                     14.1027           12.895
3/31/98                      14.59                  13.2372        25.1853                     14.1732          13.2947
4/30/98                      14.33                  12.7011        25.4372                     14.2582          13.4011
5/31/98                      14.28                  13.1304        25.0048                      14.415          13.3341
6/30/98                      14.28                  13.1803          26.03                     14.5159          13.4408
7/31/98                      14.11                  13.0419        25.7437                     14.5159          13.5752
8/31/98                      14.47                  14.0579        22.0109                     14.5449          11.8919
9/30/98                      15.21                  14.6469        23.4196                     15.0103          11.5351
10/31/98                     15.39                  14.5561        25.3166                     14.8302          12.7463
11/30/98                      15.8                  14.1078        26.8609                     15.0823          13.3964
12/31/98                        16                  14.3617        28.4188                     15.1275          13.9323
1/31/99                      15.99                  14.0745        29.6124                     15.2939          13.8905
2/28/99                      15.98                   14.318        28.6944                     14.9421          13.5571
3/31/99                      15.98                  14.1691        29.8422                     15.0616          14.1265
4/30/99                      16.64                   14.767         31.006                     15.1068          14.7057
5/31/99                      15.81                  14.3063        30.2619                     14.9104          13.9557
6/30/99                      16.17                   14.664        31.9566                     14.8209             14.5
7/31/99                       15.9                  14.2871        30.9659                     14.7468           14.935
8/31/99                      15.87                  14.3785        30.8111                     14.7321          14.9947
9/30/99                      15.79                   14.449        29.9792                     14.8794          15.1446
10/31/99                     15.51                  13.7208        31.8679                     14.9389          15.7201
11/30/99                     15.81                  13.9691        32.5053                     14.9688          16.2703
12/31/99                     16.12                  14.1591        34.4231                     14.9089          17.7346
1/31/00                      15.97                  14.2568        32.7019                     14.8642          16.6173
2/29/00                      16.12                  13.9346        32.0806                     14.9682           17.066
3/31/00                      16.62                  13.8092        35.2245                     15.0281          17.7316
4/30/00                      15.86                  13.5744        34.1678                      14.968          16.8096
5/31/00                      15.65                  13.5866        33.4503                     14.8782          16.4062
6/30/00                      15.61                  13.3013        34.2866                     15.2502           17.046
7/31/00                      15.27                  12.9448         33.738                     15.4332          16.3301
8/31/00                      15.73                  13.1985        35.8298                     15.6338          16.4771
9/30/00                      15.11                   12.656        33.9308                     15.7432          15.6862
10/31/00                     15.45                  12.8446        33.7951                     15.7432          15.3254
11/30/00                     15.37                  13.6384        31.1253                     15.9479          14.7584
12/31/00                     16.26                  14.8195        31.2809                     16.2828          15.2897
1/31/01                      16.35                  14.7825        32.3757                     16.7387           15.305
2/28/01                       15.8                  14.6376        29.4295                     16.8893          14.1571
3/31/01                      16.26                  15.6095        27.5754                     16.9906          13.1944
4/30/01                      16.21                  14.6355        29.7263                     16.9226          14.1048
5/31/01                      16.25                  14.7584        29.9344                     17.1087          13.5829
6/30/01                      15.75                  14.4234         29.216                     17.1771           13.026
7/31/01                      15.75                  14.2489        28.9238                     17.6752          12.7915
8/31/01                      15.83                  14.5752        27.1016                     17.8873          12.4717
9/30/01                      15.64                  15.1742        24.9064                     17.8873          11.2121
10/31/01                     16.07                  15.9193        25.3796                     18.2629          11.5036
11/30/01                     16.06                   14.391        27.3338                     18.1351          11.9292
12/31/01                     16.21                  14.8026        27.5798                     18.0263          12.0008
1/31/02                      16.01                   14.662        27.1661                     18.1525          11.3648
2/28/02                      15.74                  14.2471        26.6499                     18.2796          11.4444
3/31/02                      15.78                  14.1189        27.6626                     17.9506          12.0738
4/30/02                      15.45                  13.7476        25.9752                      18.166          12.1583
5/31/02                      15.42                   14.226        25.7934                     18.4203          12.3285
6/30/02                      15.62                  15.5234        23.9621                     18.3466          11.8477
7/31/02                      15.49                  16.4005        22.0931                     18.2732          10.6748
8/31/02                      15.64                   16.922        22.2478                     18.7848          10.6535
9/30/02                      14.99                  17.6649        19.8228                     19.1041           9.5136
10/31/02                     14.87                  16.7499        21.5672                     18.8557          10.0273
11/30/02                     15.18                  16.1553        22.8397                     19.1574          10.4886
12/31/02                     14.57                  16.9162        21.4922                     19.7513           10.132
1/31/03                      14.62                  18.2171        20.9334                     19.8303           9.7065

                      CORRELATION ANALYSIS (11/94 - 1/03)
--------------------------------------------------------------------------------
Note: The closer the value to zero, the lower the correlation to the indexes compared.


                                                              Spectrum
                                                               Global
                                                              Balanced     CISDM         S&P         CITI        EAFE
--------------------------------------------------------------------------------------------------------------------------
Spectrum Global Balanced                                        1.00        0.54             0.47    0.48             0.37
CISDM Public Fund Index                                                     1.00            -0.21    0.31            -0.18
S & P 500 Index                                                                              1.00    0.15             0.77
Citigroup Corporate Bond Index                                                                       1.00            -0.01
MSCI EAFE Index                                                                                                       1.00



The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The CISDM Public Fund Index performance data for managed futures is provided by Managed Account Reports LLC, New York, N.Y.


Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Spectrum Series prospectus carefully for complete information, including charges, expenses, and risks. Financial Advisors should also read the prospectus before discussing managed futures with clients.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

 MORGAN STANLEY SPECTRUM CURRENCY L.P.

--------------------------------------------------------------------------------

All of the performance data below is a pro forma of Dean Witter Cornerstone Fund IV based on the Spectrum Currency fee structure and is through January 31, 2003.


                          SPECTRUM CURRENCY STATISTICS
------------------------------------------------

Trading Advisors:                  John W. Henry & Company, Inc.
                                   Sunrise Capital Partners, LLC
Began Trading:                                      July 3, 2000
Total Assets in Fund:                            $ 106.7 Million
Minimum Investment:                          $5,000 ($2,000/IRA)
Monthly Management Fee:         1/12 of 2.00% of Beg. Net Assets
Monthly Brokerage Fee:          1/12 of 4.60% of Beg. Net Assets
Monthly Incentive Fee:         20.00% of Monthly Trading Profits
Investment Style:                                      Technical

                                 RISK ANALYSIS
------------------------------------------------

Compounded Annual Rate of Return:                  10.46%
Standard Deviation of Monthly Returns:              7.75%
Annualized Standard Deviation:                     26.84%
Sharpe Ratio:                                        0.20
Sortino Ratio:                                       0.36
Largest Decline Period (2/89 - 9/89):             -46.06%
Average Recovery (No. of months):                    4.33
Average Monthly Loss:                              -4.76%
Standard Deviation of Monthly Loss:                 4.43%
% of Losing Months:                                46.03%
Average Monthly Gain:                               6.14%
Standard Deviation of Monthly Gain:                 6.31%
% of Winning Months:                               53.97%

                          AVERAGE SECTOR PARTICIPATION
------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Foreign Exchange  100%

                                TRADING STRATEGY
------------------------------------------------

Spectrum Currency, managed by John W. Henry & Company, Inc. and Sunrise Capital Partners, LLC, is structured to exclusively trade a portfolio of diverse world currencies. Each trading advisor implements a technical, trend-following program to participate in international currencies, primarily in the forward dealer markets, futures contracts, and may also trade in spot (cash) currency markets.

JWH employs the International Foreign Exchange Program, which seeks to identify and capitalize on intermediate-term price movements in a broad range of both major and minor currencies primarily trading on the interbank market. Positions are taken as outrights against the U.S. dollar, or non-dollar cross rates.

Sunrise's Currency Program follows approximately ten different major and minor currency markets, which may include, but are not limited to, the Japanese yen, British pound, Euro, Swiss franc, Canadian dollar, Australian dollar, Swedish krona, New Zealand dollar, Singapore dollar, and South African rand. In order to achieve adequate diversification for the Currency Program, major and minor currencies are traded as cross-rates selectively against each other and/or as outrights against the U.S. dollar.

                             FUTURES MARKETS TRADED
------------------------------------------------

Markets traded may include, but are not limited to, the following:

FOREIGN EXCHANGE
Australian dollar
British pound
Canadian dollar
Czech koruna
Danish kronor
Euro
Greek drachma
Hong Kong dollar
Japanese yen
Mexican peso
New Zealand dollar
Norwegian krone
Singapore dollar
South African rand
Swedish krona
Swiss franc
Thai baht

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                  PRO FORMA FOR SPECTRUM CURRENCY PERFORMANCE
--------------------------------------------------------------------------------

   1987          1988             1989             1990             1991             1992             1993             1994
  7.74%         25.71%           -15.61%          43.03%           32.66%            5.11%           -10.03%          -13.04%
(8 MONTHS)
   1995          192003           1997             1998             1999             2000             2001             2002
  21.28%        134.96%          25.53%            2.67%           -1.33%           14.93%           13.49%           11.83%

  7.74%
(8 MONTHS)
                (1 MONTH)

            ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX
--------------------------------------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          PRO FORMA FOR SPECTRUM CURRENCY  CISDM PUBLIC FUND INDEX
4/30/88               -4.51%                       -1.22%
5/31/88               35.47%                        7.84%
6/30/88                            49.12%                   26.45%
7/31/88                            62.12%                   15.67%
8/31/88                            88.76%                   21.13%
9/30/88                            77.21%                   23.80%
10/31/88                           58.52%                   25.14%
11/30/88                           55.08%                   17.59%
12/31/88                           25.71%                    7.26%
1/31/89                            81.80%                   19.88%
2/28/89                            48.38%                   11.23%
3/31/89                            44.76%                   16.74%
4/30/89                            41.75%                   17.87%
5/31/89                            25.68%                   22.71%
6/30/89                            12.21%                    6.35%
7/31/89                            -9.79%                   13.47%
8/31/89                           -27.43%                    6.40%
9/30/89                           -37.97%                    3.32%
10/31/89                          -36.00%                   -3.07%
11/30/89                          -33.89%                   -2.00%
12/31/89                          -15.61%                    4.68%
1/31/90                           -24.16%                    0.71%
2/28/90                            -6.79%                    7.36%
3/31/90                            -4.49%                    7.69%
4/30/90                            -3.32%                   12.99%
5/31/90                           -20.80%                   -3.66%
6/30/90                            -8.85%                   -2.20%
7/31/90                            29.12%                    1.07%
8/31/90                            67.06%                   11.28%
9/30/90                            95.43%                   16.17%
10/31/90                          105.95%                   22.75%
11/30/90                           78.34%                   20.62%
12/31/90                           43.03%                   14.23%
1/31/91                            22.95%                    7.28%
2/28/91                            13.24%                    6.80%
3/31/91                            36.35%                    9.85%
4/30/91                            34.56%                    5.39%
5/31/91                            47.27%                   10.61%
6/30/91                            41.81%                    9.53%
7/31/91                             4.20%                    2.06%
8/31/91                           -10.19%                   -6.24%
9/30/91                             2.65%                   -3.79%
10/31/91                          -11.77%                   -6.22%
11/30/91                           -3.79%                   -6.50%
12/31/91                           32.66%                   10.01%
1/31/92                            32.24%                    6.45%
2/29/92                            29.60%                    2.77%
3/31/92                             3.83%                   -3.03%
4/30/92                            -4.29%                   -5.17%
5/31/92                            -2.03%                   -4.35%
6/30/92                             6.19%                    0.74%
7/31/92                            28.42%                   10.82%
8/31/92                            61.63%                   20.71%
9/30/92                            39.34%                   13.91%
10/31/92                           44.77%                   14.62%
11/30/92                           38.16%                   15.01%
12/31/92                            5.11%                   -1.40%
1/31/93                            11.22%                    5.66%
2/28/93                            38.75%                   15.85%
3/31/93                            31.71%                   15.98%
4/30/93                            40.80%                   22.42%
5/31/93                            41.61%                   22.74%
6/30/93                            20.63%                   17.48%
7/31/93                            18.11%                   14.79%
8/31/93                            -4.48%                    8.84%
9/30/93                             1.48%                    9.38%
10/31/93                           -4.62%                    8.75%
11/30/93                          -11.96%                    6.98%
12/31/93                          -10.03%                   10.74%
1/31/94                            -5.31%                    7.66%
2/28/94                           -19.14%                   -1.18%
3/31/94                           -16.15%                    1.65%
4/30/94                           -18.88%                   -3.13%
5/31/94                           -24.70%                   -1.70%
6/30/94                           -19.64%                    0.14%
7/31/94                           -27.06%                   -6.92%
8/31/94                           -24.61%                   -8.75%
9/30/94                           -21.78%                   -6.98%
10/31/94                          -11.52%                   -5.24%
11/30/94                          -11.10%                   -3.91%
12/31/94                          -13.04%                   -7.72%
1/31/95                           -18.60%                   -8.09%
2/28/95                           -11.15%                   -0.20%
3/31/95                            11.90%                    7.72%
4/30/95                            17.82%                   13.02%
5/31/95                            16.24%                   13.48%
6/30/95                             7.74%                    8.31%
7/31/95                            11.08%                    7.93%
8/31/95                            21.38%                   12.11%
9/30/95                            19.09%                    8.67%
10/31/95                           14.04%                    7.38%
11/30/95                           18.84%                    7.98%
12/31/95                           21.28%                   13.89%
1/31/96                            35.22%                   22.29%
2/29/96                            19.81%                    7.63%
3/31/96                            -2.77%                   -2.00%
4/30/96                            -1.67%                   -0.53%
5/31/96                             4.66%                   -5.67%
6/30/96                             5.35%                   -3.39%
7/31/96                             2.94%                   -1.85%
8/31/96                            -5.02%                   -2.71%
9/30/96                            -4.33%                    3.01%
10/31/96                            3.67%                   11.68%
11/30/96                           11.09%                   17.01%
12/31/96                           13.91%                    9.77%
1/31/97                            15.88%                   10.59%
2/28/97                            29.30%                   22.30%
3/31/97                            25.89%                   20.87%
4/30/97                            23.12%                   13.80%
5/31/97                            14.95%                   15.63%
6/30/97                            16.70%                   15.43%
7/31/97                            30.13%                   24.78%
8/31/97                            35.54%                   20.31%
9/30/97                            33.50%                   17.36%
10/31/97                           25.57%                    7.78%
11/30/97                           24.45%                    3.00%
12/31/97                           25.53%                    7.62%
1/31/98                            17.38%                    4.09%
2/28/98                             7.15%                    0.69%
3/31/98                            10.12%                    1.49%
4/30/98                             4.61%                   -0.72%
5/31/98                            16.65%                    4.29%
6/30/98                            27.78%                    3.85%
7/31/98                            18.75%                   -3.46%
8/31/98                            17.55%                    8.24%
9/30/98                            14.18%                   11.53%
10/31/98                           17.18%                   12.61%
11/30/98                            7.52%                    8.10%
12/31/98                            2.67%                    7.92%
1/31/99                             1.46%                    5.55%
2/28/99                             6.55%                    8.33%
3/31/99                             6.34%                    7.04%
4/30/99                            12.39%                   16.26%
5/31/99                             4.79%                    8.95%
6/30/99                            -6.13%                   11.26%
7/31/99                           -11.08%                    9.55%
8/31/99                           -10.31%                    2.28%
9/30/99                            -4.42%                   -1.35%
10/31/99                          -12.60%                   -5.74%
11/30/99                           -3.03%                   -0.98%
12/31/99                           -1.33%                   -1.41%
1/31/00                             3.33%                    1.29%
2/29/00                             0.63%                   -2.68%
3/31/00                            -2.37%                   -2.54%
4/30/00                             2.99%                   -8.08%
5/31/00                             4.54%                   -5.03%
6/30/00                             0.24%                   -9.29%
7/31/00                             6.06%                   -9.39%
8/31/00                             5.11%                   -8.21%
9/30/00                             4.09%                  -12.41%
10/31/00                           18.52%                   -6.38%
11/30/00                           10.82%                   -2.37%
12/31/00                           14.93%                    4.66%
1/31/01                            11.48%                    3.69%
2/28/01                            11.71%                    5.05%
3/31/01                            23.15%                   13.04%
4/30/01                            11.80%                    7.82%
5/31/01                            14.03%                    8.62%
6/30/01                            17.60%                    8.44%
7/31/01                             9.64%                   10.07%
8/31/01                            12.34%                   10.43%
9/30/01                            12.19%                   19.90%
10/31/01                            1.70%                   23.94%
11/30/01                            3.42%                    5.52%
12/31/01                           13.49%                   -0.11%
1/31/02                            10.78%                   -0.81%
2/28/02                            10.80%                   -2.67%
3/31/02                            -3.92%                   -9.55%
4/30/02                             1.27%                   -6.07%
5/31/02                             9.92%                   -3.61%
6/30/02                            22.16%                    7.63%
7/31/02                            24.65%                   15.10%
8/31/02                            15.26%                   16.10%
9/30/02                            11.24%                   16.41%
10/31/02                           12.66%                    5.22%
11/30/02                           11.66%                   12.26%
12/31/02                           11.83%                   14.28%
1/31/03                            21.95%                   24.25%

          HISTORICAL PRO FORMA PERFORMANCE COMPARISON (4/30/87 = $10)
--------------------------------------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           DWSX    CISDM PUB  S&P 500   CITI     EAFE
 5/1/87     10        10        10       10       10
5/31/87    8.941     9.746     10.09    9.96      10
6/30/87    8.9186     9.5959  10.5945  10.0895     9.68
7/31/87    8.7411     9.9404  11.1348  10.0391   9.6606
8/31/87    7.6791     9.5706  11.5468   9.9989  10.3851
9/30/87     7.666      9.406  11.2928   9.6989  10.2189
10/31/87   8.7155      9.454   8.8648  10.0675   8.7883
11/30/87   9.6315    10.1763   8.1379  10.1782   8.8762
12/31/87  10.7738     10.849   8.7564  10.3411   9.1425
1/31/88    8.5921    10.2469   9.1242  10.7754   9.3071
2/29/88    8.6832    10.3811    9.553  10.9047   9.9307
3/31/88    9.1946    10.0946   9.2569  10.7847  10.5464
4/30/88    9.5495     9.8776   9.3587  10.6984  10.7046
5/31/88   12.1126    10.5098   9.4429  10.6663  10.3621
6/30/88   13.2996    12.1336   9.8773   10.965  10.0927
7/31/88   14.1707    11.4978   9.8378  10.8992  10.4157
8/31/88   14.4952    11.5932   9.5033  10.9537   9.7387
9/30/88   13.5849    11.6442   9.9119  11.2275  10.1672
10/31/88  13.8158    11.8305  10.1894  11.4408  11.0416
11/30/88  14.9363    11.9666  10.0467   11.315  11.7041
12/31/88  13.5442    11.6363  10.2175  11.3263  11.7743
1/31/89   15.6205    12.2844  10.9634  11.5075  11.9862
2/28/89   12.8838    11.5473  10.6893  11.4269  12.0461
3/31/89   13.3103     11.784  10.9352   11.484  11.8172
4/30/89   13.5366    11.6426  11.5038  11.6907  11.9236
5/31/89   15.2233    12.8965   11.964  12.0414  11.2797
6/30/89   14.9234    12.9042  11.8922  12.4026  11.0879
7/31/89   12.7834    13.0461  12.9625  12.6382   12.485
8/31/89   10.5195    12.3351  13.2218  12.4613  11.9232
9/30/89    8.4261    12.0304  13.1689  12.5236  12.4717
10/31/89   8.8423    11.4674   12.866  12.8116  11.9728
11/30/89   9.8742    11.7277  13.1233  12.9141  12.5834
12/31/89  11.4294    12.1804  13.4383   12.927   13.049
1/31/90   11.8466    12.3716  12.5379  12.7977  12.5662
2/28/90   12.0089    12.3976  12.7009  12.8105  11.6866
3/31/90   12.7126    12.6902  13.0438  12.8361  10.4712
4/30/90   13.0876    13.1547  12.7177  12.7206  10.3874
5/31/90   12.0576    12.4246   13.964  13.1022  11.5716
6/30/90   13.6034    12.6197  13.8663  13.3249  11.4675
7/31/90   16.5064    13.1851  13.8247  13.4981   11.628
8/31/90   17.5744     13.727  12.5805  13.2821  10.5001
9/30/90   16.4672    13.9755  11.9641  13.3352   9.0406
10/31/90  18.2111    14.0761  11.9162  13.3885  10.4509
11/30/90  17.6101    14.1465  12.6908  13.6563   9.8343
12/31/90  16.3475    13.9131  13.0461  13.8611  10.0015
1/31/91   14.5656    13.2717  13.6201  14.0413  10.3315
2/28/91   13.5984    13.2412  14.6007  14.2379   11.437
3/31/91   17.3339    13.9403  14.9511  14.4372  10.7508
4/30/91   17.6112    13.8636   14.981  14.6538  10.8583
5/31/91   17.7574     13.743  15.6252  14.7564  10.9777
6/30/91   19.2916    13.8227  14.9064  14.7712  10.1763
7/31/91   17.2004    13.4564   15.607   14.978  10.6749
8/31/91   15.7831     12.871  15.9816  15.3075  10.4614
9/30/91   16.9037    13.4463  15.7099   15.629  11.0577
10/31/91   16.067    13.2002  15.9141  15.7697  11.2125
11/30/91  16.9427    13.2266  15.2775  15.9432  10.6967
12/31/91  21.6867    15.3058  17.0191  16.4374  11.2529
1/31/92   19.2621    14.1273  16.6957  16.2895  11.0166
2/29/92   17.6229    13.6074  16.9127  16.4361    10.62
3/31/92   17.9983    13.5176  16.5914  16.3704   9.9191
4/30/92   16.8554    13.1472  17.0726   16.485   9.9687
5/31/92   17.3965    13.1446   17.158  16.8147  10.6366
6/30/92   20.4861    13.9254  16.9006  17.0837  10.1367
7/31/92   22.0881    14.9127  17.5935  17.4937   9.8833
8/31/92   25.5095    15.5361  17.2416  17.6686  10.5059
9/30/92   23.5529     15.317  17.4485  17.8806  10.3063
10/31/92  23.2608    15.1301  17.4485  17.5945   9.7704
11/30/92  23.4073    15.2118  18.1115  17.6121   9.8681
12/31/92   22.794    15.0916  18.3288  17.9115   9.9174
1/31/93   21.4241    14.9271  18.4754  18.3414   9.9174
2/28/93   24.4513    15.7645  18.7341  18.7449  10.2248
3/31/93   23.7055    15.6778  19.1275  18.8199  11.1144
4/30/93   23.7316    16.0948  18.6684  18.9705  12.1703
5/31/93   24.6358    16.1334  19.1724  18.9895  12.4259
6/30/93   24.7122    16.3593  19.2299  19.4263  12.2395
7/31/93   26.0887    17.1184   19.153  19.5623  12.6679
8/31/93   24.3668    16.9096  19.8808  20.0122   13.352
9/30/93   23.9014     16.754  19.7218  20.0922  13.0583
10/31/93  22.1853    16.4541   20.136  20.1726  13.4631
11/30/93  20.6079    16.2731  19.9346  19.9507  12.2918
12/31/93  20.5069    16.7125  20.1738  20.0704  13.1768
1/31/94   20.2875    16.0707  20.8597  20.4317  14.2968
2/28/94   19.7702    15.5789  20.2965  20.0026  14.2539
3/31/94    19.877    15.9372  19.4035  19.4225   13.641
4/30/94   19.2509    15.5914  19.6557  19.2477  14.2276
5/31/94   18.5502    15.8596  19.9702    19.19  14.1422
6/30/94   19.8598    16.3814  19.4709  19.1516  14.3402
7/31/94   19.0297    15.9342  20.1134  19.5729  14.4836
8/31/94   18.3694    15.4307   20.938   19.612  14.8312
9/30/94   18.6964     15.585  20.4355  19.2786  14.3714
10/31/94  19.6294    15.5912  20.8851    19.24    14.86
11/30/94  18.3201    15.6364  20.1332  19.2015  14.1467
12/31/94  17.8328    15.4222  20.4352  19.3743  14.2316
1/31/95   16.5132    14.7698  20.9665  19.7812  13.6908
2/28/95   17.5651    15.5482  21.7842  20.3153  13.6497
3/31/95   22.2427    17.1668  22.4377  20.4778  14.5096
4/30/95   22.6809    17.6217  23.0884  20.8054   15.061
5/31/95   21.5627     17.997  24.0119  21.7833  14.8803
6/30/95   21.3967    17.7432  24.5642  21.9576  14.6273
7/31/95   21.1378    17.1985  25.3748  21.8698  15.5488
8/31/95   22.2962       17.3  25.4509  22.1978  14.9579
9/30/95    22.265    16.9367  26.5198   22.442  15.2571
10/31/95  22.3852    16.7419  26.4137  22.7337  14.8452
11/30/95  21.7718    16.8842  27.5759  23.1884  15.2609
12/31/95  21.6281    17.5646  28.0998  23.5594  15.8866
1/31/96   22.3289    18.0617  29.0552  23.7243  15.9501
2/29/96    21.045    16.7342  29.3167  23.2024  16.0139
3/31/96   21.6258    16.8229  29.6099  22.9936  16.3502
4/30/96   22.3027    17.5278   30.054  22.7637  16.8244
5/31/96   22.5681    16.9757  30.8354  22.7637  16.5216
6/30/96    22.541    17.1421  30.9587  23.0824  16.6207
7/31/96   21.7588    16.8798  29.5965  23.1286  16.1387
8/31/96   21.1778    16.8308   30.218  23.0823   16.171
9/30/96   21.3006    17.4468  31.9102  23.5439  16.6076
10/31/96   23.207    18.6977  32.8037  24.1796  16.4415
11/30/96  24.1863     19.756  35.2968  24.6632  17.0992
12/31/96  24.6362    19.2799  34.5909  24.3672  16.8769
1/31/97   25.8754     19.974  36.7355  24.4403  16.2862
2/28/97   27.2106    20.4654  37.0294  24.4892  16.5631
3/31/97   27.2242    20.3344  35.5112  24.1464  16.6294
4/30/97   27.4583     19.946  37.6419  24.4844  16.7292
5/31/97   25.9426    19.6289  39.9381  24.7537  17.8166
6/30/97   26.3058    19.7879  41.7353  25.1003  18.7965
7/31/97   28.3156    21.0622  45.0741  26.0039  19.0972
8/31/97   28.7035    20.2492    42.55  25.6398   17.684
9/30/97   28.4366     20.476  44.8903  26.0757  18.6743
10/31/97  29.1418    20.1525  43.4089  26.3886  17.2364
11/30/97  30.1006     20.348  45.4057  26.5205   17.064
12/31/97  30.9254    20.7489  46.1776  26.8122  17.2176
1/31/98   30.3718    20.7904  46.6856  27.1339  18.0096
2/28/98   29.1569    20.6074   50.047  27.1339  19.1622
3/31/98   29.9791    20.6383  52.5994  27.2696  19.7562
4/30/98    28.723    19.8024  53.1254  27.4332  19.9142
5/31/98   30.2626    20.4717  52.2223   27.735  19.8146
6/30/98   33.6127    20.5495  54.3634  27.9291  19.9731
7/31/98   33.6261    20.3337  53.7654  27.9291  20.1728
8/31/98   33.7404    21.9177  45.9694   27.985  17.6714
9/30/98   32.4684    22.8361  48.9114  28.8805  17.1413
10/31/98   34.147    22.6945  52.8732  28.5339  18.9411
11/30/98  32.3645    21.9955  56.0985   29.019  19.9071
12/31/98  31.7496    22.3914  59.3522  29.1061  20.7034
1/31/99   30.8162    21.9436   61.845  29.4263  20.6413
2/28/99   31.0658    22.3232  59.9278  28.7495  20.1459
3/31/99   31.8797     22.091  62.3249  28.9795   20.992
4/30/99   32.2814    23.0232  64.7556  29.0664  21.8527
5/31/99   31.7132    22.3049  63.2015  28.6885  20.7382
6/30/99   31.5515    22.8625  66.7408  28.5164   21.547
7/31/99   29.9014    22.2749  64.6718  28.3738  22.1934
8/31/99   30.2632    22.4175  64.3484  28.3454  22.2822
9/30/99   31.0319    22.5273   62.611  28.6289   22.505
10/31/99  29.8434    21.3919  66.5555  28.7434  23.3602
11/30/99  31.3833    21.7791  67.8866  28.8009  24.1778
12/31/99  31.3268    22.0753  71.8919  28.6857  26.3538
1/31/00   31.8437    22.2276  68.2973  28.5996  24.6935
2/29/00    31.261    21.7253  66.9997  28.7998  25.3602
3/31/00   31.1235    21.5298  73.5657   28.915  26.3492
4/30/00   33.2461    21.1638  71.3587  28.7993   24.979
5/31/00    33.153    21.1828  69.8602  28.6265  24.3795
6/30/00    31.628     20.738  71.6067  29.3422  25.3303
7/31/00   31.7134    20.1822   70.461  29.6943  24.2664
8/31/00   31.8085    20.5778  74.8296  30.0803  24.4848
9/30/00   32.3015    19.7321  70.8636  30.2909  23.3095
10/31/00  35.3701    20.0261  70.5801  30.2909  22.7734
11/30/00  34.7794    21.2637  65.0043  30.6847  21.9308
12/31/00  36.0036    23.1051  65.3293  31.3291  22.7203
1/31/01   35.4995    23.0473  67.6158  32.2063   22.743
2/28/01   34.9209    22.8214  61.4628  32.4962  21.0373
3/31/01   38.3292    24.3367  57.5906  32.6912  19.6068
4/30/01   37.1678    22.8181  62.0827  32.5604  20.9597
5/31/01   37.8034    23.0098  62.5173  32.9186  20.1842
6/30/01   37.1948    22.4875  61.0169  33.0503  19.3566
7/31/01   34.7697    22.2154  60.4067  34.0088  19.0082
8/31/01   35.7328    22.7241  56.6011  34.4169   18.533
9/30/01   36.2402    23.6581  52.0164  34.4169  16.6612
10/31/01   35.972    24.8197  53.0047  35.1397  17.0944
11/30/01  35.9684     22.437  57.0861  34.8937  17.7269
12/31/01  40.8601    23.0787  57.5999  34.6843  17.8333
1/31/02   39.3278    22.8595  56.7359  34.9271  16.8881
2/28/02   38.6907    22.2126  55.6579  35.1716  17.0063
3/31/02   36.8258    22.0127  57.7729  34.5385  17.9416
4/30/02   37.6397    21.4338  54.2488   34.953  18.0672
5/31/02   41.5542    22.1797  53.8691  35.4423  18.3201
6/30/02   45.4354    24.2025  50.0444  35.3005  17.6056
7/31/02   43.3408    25.5699  46.1409  35.1593  15.8626
8/31/02   41.1868     26.383  46.4639  36.1438  15.8309
9/30/02   40.3136    27.5412  41.3993  36.7582   14.137
10/31/02  40.5273    26.1146  45.0424  36.2803  14.9004
11/30/02  40.1626    25.1875  47.6999  36.8608  15.5858
12/31/02   45.693    26.3738  44.8856  38.0035  15.0559
1/31/03   47.9594    28.4019  43.7186  38.1555  14.4236

                       CORRELATION ANALYSIS (5/87 - 1/03)
--------------------------------------------------------------------------------
Note: The closer the value to zero, the lower the correlation to the indexes compared.


                                                             Pro Forma
                                                              Spectrum
                                                              Currency     CISDM         S&P         CITI        EAFE
--------------------------------------------------------------------------------------------------------------------------
Pro Forma Spectrum Currency                                     1.00        0.64            -0.11    0.07            -0.08
CISDM Public Fund Index                                                     1.00            -0.08    0.27            -0.13
S & P 500 Index                                                                              1.00    0.22             0.61
Citigroup Corporate Bond Index                                                                       1.00             0.08
MSCI EAFE Index                                                                                                       1.00



The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The CISDM Public Fund Index performance data for managed futures is provided by Managed Account Reports LLC, New York, N.Y.


Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Spectrum Series prospectus carefully for complete information, including charges, expenses, and risks. Financial Advisors should also read the prospectus before discussing managed futures with clients.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

    The following charts were prepared by the general partner to illustrate the change in fund assets from the inception of trading in each partnership through January 31, 2003, to reflect each partnership's performance and net additions of capital.

                                SPECTRUM SELECT
                               FUND ASSET HISTORY

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           SPECTRUM SELECT
 AUG-91         $52.0
Dec-91*              $80.7
Dec-92               $60.9
Dec-93**            $199.2
Dec-94              $168.2
Dec-95              $176.4
Dec-96**            $163.8
Dec-97              $166.8
Dec-98***           $200.1
Dec-99              $213.8
Dec-00              $220.7
Dec-01             $241.40
Dec-02             $295.40
Jan-03             $317.00

Net Asset Value (in millions)
  * Spectrum Select had multiple closings during initial offering
 ** Re-opening of fund in September 1993 and November 1996
*** Effective May 1998, Spectrum Select became part of the Spectrum Series.

                               SPECTRUM TECHNICAL
                               FUND ASSET HISTORY

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        SPECTRUM TECHNICAL
NOV-94         $8.0
Dec-94               $14.9
Dec-95               $59.3
Dec-96              $113.0
Dec-97              $182.0
Dec-98              $255.1
Dec-99              $268.8
Dec-00              $268.1
Dec-01              $258.0
Dec-02              $335.8
Jan-03              $385.3

Net Asset Value (in millions)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                               SPECTRUM STRATEGIC
                               FUND ASSET HISTORY

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        SPECTRUM STRATEGIC
NOV-94         $6.7
Dec-94               $11.9
Dec-95               $32.5
Dec-96               $45.1
Dec-97               $59.1
Dec-98               $70.4
Dec-99              $107.7
Dec-00               $74.2
Dec-01               $68.8
Dec-02               $75.4
Jan-03               $86.9

Net Asset Value (in millions)

                            SPECTRUM GLOBAL BALANCED
                               FUND ASSET HISTORY

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        SPECTRUM GLOBAL BALANCED
NOV-94            $2.5
DEC-94            $3.8
Dec-95                     $14.8
Dec-96                     $18.7
Dec-97                     $25.7
Dec-98                     $45.9
Dec-99                     $57.9
Dec-00                     $55.9
Dec-01                     $57.8
Dec-02                     $50.4
Jan-03                     $50.3

Net Asset Value (in millions)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                               SPECTRUM CURRENCY
                               FUND ASSET HISTORY

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           SPECTRUM SELECT
 AUG-91         $52.0
Dec-91*              $80.7
Dec-92               $60.9
Dec-93**            $199.2
Dec-94              $168.2
Dec-95              $176.4
Dec-96**            $163.8
Dec-97              $166.8
Dec-98***           $200.1
Dec-99              $213.8
Dec-00              $220.7
Dec-01             $241.40
Dec-02             $295.40
Jan-03             $317.00

Net Asset Value (in millions)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

    The following charts were prepared by the general partner to illustrate the monthly performance, on a net asset value basis, of each partnership versus that of the CISDM (formerly, Zurich/MAR) Public Fund Index, from the inception of trading through January 31, 2003. The CISDM Public Fund Index represents the dollar-weighted average performance of public managed futures funds. To qualify for inclusion in the CISDM Public Fund Index, an investment product must appear in CISDM's fund performance tables. CISDM imposes no minimum size restrictions on the public managed futures funds that it tracks. As of January 31, 2003, there were 54 public managed futures funds included in the calculation of the CISDM Public Fund Index.

                  SPECTRUM SELECT VS. CISDM PUBLIC FUND INDEX
                       HISTORICAL PERFORMANCE COMPARISON

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

 DATE    NAV     NAV
AUG-91  $10.00  $10.00
AUG-91  $9.57   $9.38
Sep-91   $9.99   $9.97
Oct-91   $9.81   $9.75
Nov-91   $9.83   $9.46
Dec-91  $11.37  $13.12
Jan-92  $10.50  $11.32
Feb-92  $10.11  $10.63
Mar-92  $10.05  $10.21
Apr-92   $9.77  $10.02
May-92   $9.77   $9.88
Jun-92  $10.35  $10.59
Jul-92  $11.08  $11.73
Aug-92  $11.55  $12.51
Sep-92  $11.38  $11.86
Oct-92  $11.24  $11.48
Nov-92  $11.30  $11.64
Dec-92  $11.22  $11.22
Jan-93  $11.09  $11.26
Feb-93  $11.72  $12.93
Mar-93  $11.65  $12.85
Apr-93  $11.96  $14.18
May-93  $11.99  $14.46
Jun-93  $12.16  $14.49
Jul-93  $12.72  $16.50
Aug-93  $12.57  $16.35
Sep-93  $12.45  $15.67
Oct-93  $12.23  $14.89
Nov-93  $12.09  $14.70
Dec-93  $12.42  $15.90
Jan-94  $11.94  $14.04
Feb-94  $11.58  $13.09
Mar-94  $11.84  $14.73
Apr-94  $11.59  $14.59
May-94  $11.79  $15.59
Jun-94  $12.17  $17.19
Jul-94  $11.84  $16.35
Aug-94  $11.47  $15.22
Sep-94  $11.58  $15.41
Oct-94  $11.59  $14.67
Nov-94  $11.62  $15.50
Dec-94  $11.46  $15.08
Jan-95  $10.98  $13.85
Feb-95  $11.55  $15.19
Mar-95  $12.76  $18.31
Apr-95  $13.10  $19.97
May-95  $13.37  $22.18
Jun-95  $13.19  $21.80
Jul-95  $12.78  $19.49
Aug-95  $12.86  $18.55
Sep-95  $12.59  $17.11
Oct-95  $12.44  $16.54
Nov-95  $12.55  $16.77
Dec-95  $13.05  $18.64
Jan-96  $13.42  $18.57
Feb-96  $12.44  $16.32
Mar-96  $12.50  $16.29
Apr-96  $13.03  $16.95
May-96  $12.62  $16.33
Jun-96  $12.74  $16.56
Jul-96  $12.54  $16.32
Aug-96  $12.51  $16.24
Sep-96  $12.97  $16.79
Oct-96  $13.90  $19.02
Nov-96  $14.68  $20.31
Dec-96  $14.33  $19.62
Jan-97  $14.84  $20.40
Feb-97  $15.21  $21.36
Mar-97  $15.11  $21.43
Apr-97  $14.82  $20.26
May-97  $14.59  $20.02
Jun-97  $14.71  $20.05
Jul-97  $15.65  $22.01
Aug-97  $15.05  $20.64
Sep-97  $15.22  $20.83
Oct-97  $14.98  $20.05
Nov-97  $15.12  $20.17
Dec-97  $15.42  $20.85
Jan-98  $15.45  $21.03
Feb-98  $15.31  $21.48
Mar-98  $15.34  $21.53
Apr-98  $14.72  $20.08
May-98  $15.21  $20.44
Jun-98  $15.27  $20.63
Jul-98  $15.11  $20.43
Aug-98  $16.29  $24.35
Sep-98  $16.97  $25.87
Oct-98  $16.87  $24.54
Nov-98  $16.35  $23.52
Dec-98  $16.64  $23.80
Jan-99  $16.31  $23.11
Feb-99  $16.59  $24.37
Mar-99  $16.42  $23.76
Apr-99  $17.11  $24.64
May-99  $16.58  $23.56
Jun-99  $16.99  $23.64
Jul-99  $16.55  $22.60
Aug-99  $16.66  $22.50
Sep-99  $16.74  $22.88
Oct-99  $15.90  $20.96
Nov-99  $16.19  $21.65
Dec-99  $16.41  $22.00
Jan-00  $16.52  $22.63
Feb-00  $16.15  $22.14
Mar-00  $16.00  $21.68
Apr-00  $15.73  $20.86
May-00  $15.74  $21.19
Jun-00  $15.41  $20.25
Jul-00  $15.00  $19.76
Aug-00  $15.29  $20.69
Sep-00  $14.66  $20.31
Oct-00  $14.88  $20.40
Nov-00  $15.80  $21.72
Dec-00  $17.17  $23.57
1-Jan   $17.13  $23.89
1-Feb   $16.96  $24.35
1-Mar   $18.09  $26.12
1-Apr   $16.96  $24.31            -5.99%
1-May   $17.10  $24.18
1-Jun   $16.71  $23.75
1-Jul   $16.51  $23.72             4.66%
1-Aug   $16.89  $24.32
1-Sep   $17.58  $25.95
1-Oct   $18.44  $27.51           -18.69%
1-Nov   $16.67  $23.90
1-Dec   $17.15  $23.96  -20.00%
2-Jan   $16.99  $23.66             6.50%
2-Feb   $16.51  $22.03
2-Mar   $16.36  $22.86
2-Apr   $15.93  $22.15             2.75%
2-May   $16.48  $22.92
2-Jun   $17.99  $25.67
2-Jul   $19.00  $26.87             2.70%
2-Aug   $19.61  $27.79
2-Sep   $20.47  $29.23
2-Oct   $19.41  $27.44             1.16%
2-Nov   $18.72  $26.19            -5.45%
2-Dec   $19.60  $27.65   13.69%
3-Jan   $21.11  $28.95   -5.93%

Data: August 1991 through January 2003
                 SPECTRUM TECHNICAL VS. CISDM PUBLIC FUND INDEX
                       HISTORICAL PERFORMANCE COMPARISON

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        CISDM PUBLIC FUND INDEX  SPECTRUM TECHNICAL
NOV-94          $10.00                 $10.00
NOV-94          $10.03                 $9.91
Dec-94                    $9.89               $9.78
Jan-95                    $9.47               $9.60
Feb-95                    $9.97              $10.09
Mar-95                   $11.01              $11.12
Apr-95                   $11.30              $11.52
May-95                   $11.54              $11.60
Jun-95                   $11.38              $11.47
Jul-95                   $11.03              $11.19
Aug-95                   $11.10              $11.12
Sep-95                   $10.86              $10.75
Oct-95                   $10.74              $10.74
Nov-95                   $10.83              $10.84
Dec-95                   $11.27              $11.50
Jan-96                   $11.58              $12.05
Feb-96                   $10.73              $11.28
Mar-96                   $10.79              $11.42
Apr-96                   $11.24              $11.97
May-96                   $10.89              $11.51
Jun-96                   $10.99              $11.88
Jul-96                   $10.83              $11.31
Aug-96                   $10.80              $11.27
Sep-96                   $11.19              $11.89
Oct-96                   $11.99              $13.07
Nov-96                   $12.67              $14.16
Dec-96                   $12.37              $13.61
Jan-97                   $12.81              $14.11
Feb-97                   $13.13              $14.27
Mar-97                   $13.04              $14.01
Apr-97                   $12.79              $13.60
May-97                   $12.59              $13.09
Jun-97                   $12.69              $13.18
Jul-97                   $13.51              $14.41
Aug-97                   $12.99              $13.55
Sep-97                   $13.13              $13.80
Oct-97                   $12.93              $13.85
Nov-97                   $13.05              $13.99
Dec-97                   $13.31              $14.63
Jan-98                   $13.33              $14.46
Feb-98                   $13.22              $14.52
Mar-98                   $13.24              $14.71
Apr-98                   $12.70              $14.03
May-98                   $13.13              $14.49
Jun-98                   $13.18              $14.33
Jul-98                   $13.04              $14.19
Aug-98                   $14.06              $15.65
Sep-98                   $14.65              $16.33
Oct-98                   $14.56              $16.21
Nov-98                   $14.11              $15.21
Dec-98                   $14.36              $16.12
Jan-99                   $14.07              $15.32
Feb-99                   $14.32              $15.70
Mar-99                   $14.17              $15.31
Apr-99                   $14.77              $16.41
May-99                   $14.31              $15.59
Jun-99                   $14.66              $16.39
Jul-99                   $14.29              $15.75
Aug-99                   $14.38              $15.90
Sep-99                   $14.45              $15.66
Oct-99                   $13.72              $14.10
Nov-99                   $13.97              $14.36
Dec-99                   $14.16              $14.91
Jan-00                   $14.26              $15.09
Feb-00                   $13.93              $14.91
Mar-00                   $13.81              $14.68
Apr-00                   $13.57              $14.09
May-00                   $13.59              $14.03
Jun-00                   $13.30              $13.64
Jul-00                   $12.94              $13.10
Aug-00                   $13.20              $13.59
Sep-00                   $12.66              $12.42
Oct-00                   $12.84              $12.78
Nov-00                   $13.64              $14.35
Dec-00                   $14.82              $16.08
Jan-01                   $14.78              $15.95
Feb-01                   $14.64              $16.26
Mar-01                   $15.61              $18.11
Apr-01                   $14.64              $16.10
May-01                   $14.76              $16.04
Jun-01                   $14.42              $15.46
Jul-01                   $14.25              $14.94
Aug-01                   $14.58              $15.14
Sep-01                   $15.17              $16.38
Oct-01                   $15.92              $17.26
Nov-01                   $14.39              $14.57
Dec-01                   $14.80              $14.93
Jan-02                   $14.66              $14.65
Feb-02                   $14.25              $14.15
Mar-02                   $14.12              $13.74
Apr-02                   $13.75              $13.30
May-02                   $14.23              $14.05
Jun-02                   $15.52              $16.16
Jul-02                   $16.40              $17.72
Aug-02                   $16.92              $18.50
Sep-02                   $17.66              $19.69
Oct-02                   $16.75              $18.36
Nov-02                   $16.16              $17.50
Dec-02                   $16.92              $18.41
Jan-03                   $18.22              $20.76

Data: November 1994 through January 2003

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                 SPECTRUM STRATEGIC VS. CISDM PUBLIC FUND INDEX
                       HISTORICAL PERFORMANCE COMPARISON

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        CISDM PUBLIC FUND INDEX  SPECTRUM STRATEGIC
NOV-94          $10.00                 $10.00
Nov-94                   $10.03              $10.01
Dec-94                    $9.89              $10.01
Jan-95                    $9.47               $9.66
Feb-95                    $9.97               $9.80
Mar-95                   $11.01              $10.57
Apr-95                   $11.30              $10.57
May-95                   $11.54              $10.50
Jun-95                   $11.38               $9.83
Jul-95                   $11.03               $9.75
Aug-95                   $11.10              $10.14
Sep-95                   $10.86              $10.10
Oct-95                   $10.74              $10.13
Nov-95                   $10.83              $10.41
Dec-95                   $11.27              $11.06
Jan-96                   $11.58              $11.47
Feb-96                   $10.73              $10.29
Mar-96                   $10.79              $10.19
Apr-96                   $11.24              $10.81
May-96                   $10.89              $10.48
Jun-96                   $10.99              $10.18
Jul-96                   $10.83               $9.68
Aug-96                   $10.80               $9.79
Sep-96                   $11.19              $10.29
Oct-96                   $11.99              $10.59
Nov-96                   $12.67              $10.96
Dec-96                   $12.37              $10.67
Jan-97                   $12.81              $10.60
Feb-97                   $13.13              $11.67
Mar-97                   $13.04              $12.46
Apr-97                   $12.79              $11.60
May-97                   $12.59              $11.69
Jun-97                   $12.69              $11.50
Jul-97                   $13.51              $12.38
Aug-97                   $12.99              $11.77
Sep-97                   $13.13              $11.06
Oct-97                   $12.93              $10.37
Nov-97                   $13.05              $10.14
Dec-97                   $13.31              $10.71
Jan-98                   $13.33              $11.28
Feb-98                   $13.22              $10.90
Mar-98                   $13.24              $10.94
Apr-98                   $12.70               $9.73
May-98                   $13.13               $9.01
Jun-98                   $13.18               $8.93
Jul-98                   $13.04               $8.46
Aug-98                   $14.06               $9.46
Sep-98                   $14.65              $11.26
Oct-98                   $14.56              $12.21
Nov-98                   $14.11              $11.24
Dec-98                   $14.36              $11.55
Jan-99                   $14.07              $11.14
Feb-99                   $14.32              $12.45
Mar-99                   $14.17              $12.02
Apr-99                   $14.77              $12.26
May-99                   $14.31              $10.62
Jun-99                   $14.66              $12.94
Jul-99                   $14.29              $12.81
Aug-99                   $14.38              $13.49
Sep-99                   $14.45              $15.28
Oct-99                   $13.72              $13.82
Nov-99                   $13.97              $14.49
Dec-99                   $14.16              $15.85
Jan-00                   $14.26              $15.54
Feb-00                   $13.93              $12.67
Mar-00                   $13.81              $12.41
Apr-00                   $13.57              $11.15
May-00                   $13.59              $12.28
Jun-00                   $13.30              $11.32
Jul-00                   $12.94              $11.74
Aug-00                   $13.20              $10.77
Sep-00                   $12.66               $9.65
Oct-00                   $12.84               $8.99
Nov-00                   $13.64               $9.58
Dec-00                   $14.82              $10.61
Jan-01                   $14.78              $10.51
Feb-01                   $14.64              $10.56
Mar-01                   $15.61              $10.67
Apr-01                   $14.64              $10.49
May-01                   $14.76              $10.48
Jun-01                   $14.42              $10.13
Jul-01                   $14.25               $9.99
Aug-01                   $14.58               $9.93
Sep-01                   $15.17              $10.31
Oct-01                   $15.92              $10.42
Nov-01                   $14.39              $10.54
Dec-01                   $14.80              $10.55
Jan-02                   $14.66              $10.77
Feb-02                   $14.25              $11.04
Mar-02                   $14.12              $11.55
Apr-02                   $13.75              $10.98
May-02                   $14.23              $11.13
Jun-02                   $15.52              $12.02
Jul-02                   $16.40              $11.97
Aug-02                   $16.92              $12.24
Sep-02                   $17.66              $12.62
Oct-02                   $16.75              $11.72
Nov-02                   $16.16              $11.02
Dec-02                   $16.92              $11.54
3-Jan                    $18.22              $13.13

Data: November 1994 through January 2003

              SPECTRUM GLOBAL BALANCED VS. CISDM PUBLIC FUND INDEX
                       HISTORICAL PERFORMANCE COMPARISON

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

NOV-94  $10.00  $10.00
NOV-94  $10.03  $9.95
DEC-94  $9.89   $9.83
Jan-95   $9.47   $9.96
Feb-95   $9.97  $10.42
Mar-95  $11.01  $10.72
Apr-95  $11.30  $10.95
May-95  $11.54  $11.43
Jun-95  $11.38  $11.52
Jul-95  $11.03  $11.36
Aug-95  $11.10  $11.20
Sep-95  $10.86  $11.38
Oct-95  $10.74  $11.41
Nov-95  $10.83  $11.72
Dec-95  $11.27  $12.07
Jan-96  $11.58  $12.12
Feb-96  $10.73  $11.16
Mar-96  $10.79  $11.04
Apr-96  $11.24  $11.18
May-96  $10.89  $10.83
Jun-96  $10.99  $10.88
Jul-96  $10.83  $10.97
Aug-96  $10.80  $10.88
Sep-96  $11.19  $11.13
Oct-96  $11.99  $11.55
Nov-96  $12.67  $12.10
Dec-96  $12.37  $11.63
Jan-97  $12.81  $12.02
Feb-97  $13.13  $12.40
Mar-97  $13.04  $12.09
Apr-97  $12.79  $11.89
May-97  $12.59  $12.09
Jun-97  $12.69  $12.53
Jul-97  $13.51  $14.02
Aug-97  $12.99  $13.19
Sep-97  $13.13  $13.62
Oct-97  $12.93  $13.39
Nov-97  $13.05  $13.34
Dec-97  $13.31  $13.75
Jan-98  $13.33  $14.06
Feb-98  $13.22  $14.27
Mar-98  $13.24  $14.59
Apr-98  $12.70  $14.33
May-98  $13.13  $14.28
Jun-98  $13.18  $14.28
Jul-98  $13.04  $14.11
Aug-98  $14.06  $14.47
Sep-98  $14.65  $15.21
Oct-98  $14.56  $15.39
Nov-98  $14.11  $15.80
Dec-98  $14.36  $16.00
Jan-99  $14.07  $15.99
Feb-99  $14.32  $15.98
Mar-99  $14.17  $15.98
Apr-99  $14.77  $16.64
May-99  $14.31  $15.81
Jun-99  $14.66  $16.17
Jul-99  $14.29  $15.90
Aug-99  $14.38  $15.87
Sep-99  $14.45  $15.79
Oct-99  $13.72  $15.51
Nov-99  $13.97  $15.81
Dec-99  $14.16  $16.12
Jan-00  $14.26  $15.97
Feb-00  $13.93  $16.12
Mar-00  $13.81  $16.62
Apr-00  $13.57  $15.86
May-00  $13.59  $15.65
Jun-00  $13.30  $15.61
Jul-00  $12.94  $15.27
Aug-00  $13.20  $15.73
Sep-00  $12.66  $15.11
Oct-00  $12.84  $15.45
Nov-00  $13.64  $15.37
Dec-00  $14.82  $16.26
Jan-01  $14.78  $16.35
Feb-01  $14.64  $15.80
Mar-01  $15.61  $16.26
Apr-01  $14.64  $16.21
May-01  $14.76  $16.25
Jun-01  $14.42  $15.75
Jul-01  $14.25  $15.75
Aug-01  $14.58  $15.83
Sep-01  $15.17  $15.64
Oct-01  $15.92  $16.07
Nov-01  $14.39  $16.06
Dec-01  $14.80  $16.21
Jan-02  $14.66  $16.01
Feb-02  $14.25  $15.74
Mar-02  $14.12  $15.78
Apr-02  $13.75  $15.45
May-02  $14.23  $15.42
Jun-02  $15.52  $15.62
Jul-02  $16.40  $15.49
Aug-02  $16.92  $15.64
Sep-02  $17.66  $14.99
Oct-02  $16.75  $14.87
Nov-02  $16.16  $15.18
Dec-02  $16.92  $14.57
Jan-03  $18.22  $14.62

Data: November 1994 through January 2003

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                 SPECTRUM CURRENCY VS. CISDM PUBLIC FUND INDEX
                       HISTORICAL PERFORMANCE COMPARISON

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        SPECTRUM CURRENCY  CISDM PUBLIC FUND INDEX
Jul-00             $10.00                       10
Jul-00             $10.06                     9.73
Aug-00             $10.10                     9.92
Sep-00             $10.24                     9.51
Oct-00             $10.99                     9.66
Nov-00             $10.81                    10.25
Dec-00             $11.17                    11.14
Jan-01             $11.05                    11.11
Feb-01             $10.90                       11
Mar-01             $11.82                    11.74
Apr-01             $11.48                       11
May-01             $11.70                     11.1
Jun-01             $11.50                    10.84
Jul-01             $10.82                    10.71
Aug-01             $11.08                    10.96
Sep-01             $11.18                    11.41
Oct-01             $11.09                    11.97
Nov-01             $11.05                    10.82
Dec-01             $12.41                    11.13
Jan-02             $11.98                    11.02
Feb-02             $11.77                    10.71
Mar-02             $11.24                    10.61
Apr-02             $11.51                    10.34
May-02             $12.70                     10.7
Jun-02             $13.84                    11.67
Jul-02             $13.23                    12.33
Aug-02             $12.61                    12.72
Sep-02             $12.36                    13.28
Oct-02             $12.43                    12.59
Nov-02             $12.30                    12.15
Dec-02             $13.93                    12.72
Jan-03             $14.63                     13.7

Data: July 2000 through January 2003

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                              -------------------
    The following charts were prepared by the general partner to illustrate the performance, on a rate of return basis, of each partnership versus that of the CISDM Public Fund Index, from the inception of trading through January 31, 2003.

                  SPECTRUM SELECT VS. CISDM PUBLIC FUND INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

         SPECTRUM SELECT  CISDM PUBLIC FUND INDEX
ITD                9.68%                    6.70%
10 Year            9.90%                    6.64%
5 Year             6.60%                    6.44%
3 Year             8.56%                    8.51%
1 Year            22.36%                   24.25%
YTD                4.70%                    7.69%
QTD                4.70%                    7.69%

Data: August 1991 through January 2003
All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.
                 SPECTRUM TECHNICAL VS. CISDM PUBLIC FUND INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        SPECTRUM TECHNICAL  CISDM PUBLIC FUND INDEX
ITD                  9.26%                    7.54%
5 Year               7.50%                    6.44%
3 Year              11.22%                    8.51%
1 Year              41.71%                   24.25%
YTD                 12.76%                    7.69%
QTD                 12.76%                    7.69%

Data: November 1994 through January 2003
All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                 SPECTRUM STRATEGIC VS. CISDM PUBLIC FUND INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        SPECTRUM BALANCED  CISDM PUBLIC FUND INDEX
ITD                 3.36%                    7.54%
5 Year              3.05%                    6.44%
3 Year             -5.46%                    8.51%
1 Year             21.91%                   24.25%
YTD                13.78%                    7.69%
QTD                13.78%                    7.69%

Data: November 1994 through January 2003
All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

              SPECTRUM GLOBAL BALANCED VS. CISDM PUBLIC FUND INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        SPECTRUM GLOBAL BALANCED  CISDM PUBLIC FUND INDEX
 ITD             4.71%                     7.54%
5 Year                     0.78%                    6.44%
3 Year                    -2.90%                    8.51%
1 Year                    -8.68%                   24.25%
YTD                        0.34%                    7.69%
QTD                        0.34%                    7.69%

Data: November 1994 through January 2003
All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                 SPECTRUM CURRENCY VS. CISDM PUBLIC FUND INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        SPECTRUM CURRENCY  CISDM PUBLIC FUND INDEX
ITD                15.84%                   12.92%
1 Year             22.12%                   24.25%
YTD                 5.03%                    7.69%
QTD                 5.03%                    7.69%

Data: July 2000 through January 2003
All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

    The following charts were prepared by the general partner to illustrate certain period performance and statistical information relating to the partnerships, from their inception of trading through January 2003.


                                         SPECTRUM SELECT
                                      HISTORICAL PERFORMANCE
--------------------------------------------------------------------------------------------------
                                                                                12 MO.     24 MO.
                                   MONTHLY      NAV/      QRTLY      ANNUAL    HOLDING    HOLDING
                   MONTH            RETURN      UNIT      RETURN     RETURN     PERIOD     PERIOD
                   -----           --------   --------   --------   --------   --------   --------
                                      %          $          %          %          %          %
           Beginning NAV
                Per Unit
                                              10.00
                  Aug-91           (6.20)      9.38
                  Sep-91            6.32       9.97
                  Oct-91           (2.28)      9.75
                  Nov-91           (2.93)      9.46
                  Dec-91            38.67     13.12       31.54      31.19
                  Jan-92           (13.72)    11.32
                  Feb-92           (6.09)     10.63
                  Mar-92           (3.91)     10.21      (22.14)
                  Apr-92           (1.86)     10.02
                  May-92           (1.42)      9.88
                  Jun-92            7.19      10.59       3.71
                  Jul-92            10.72     11.73                             17.29
                  Aug-92            6.69      12.51                             33.40
                  Sep-92           (5.24)     11.86       11.94                 18.89
                  Oct-92           (3.17)     11.48                             17.81
                  Nov-92            1.39      11.64                             23.04
                  Dec-92           (3.58)     11.22      (5.34)     (14.45)    (14.45)
                  Jan-93            0.31      11.26                            (0.54)
                  Feb-93            14.85     12.93                             21.64
                  Mar-93           (0.60)     12.85       14.52                 25.83
                  Apr-93            10.35     14.18                             41.48
                  May-93            1.95      14.46                             46.32
                  Jun-93            0.21      14.49       12.74                 36.79
                  Jul-93            13.90     16.50                             40.71      65.04
                  Aug-93           (0.95)     16.35                             30.64      74.28
                  Sep-93           (4.13)     15.67       8.16                  32.17      57.15
                  Oct-93           (4.97)     14.89                             29.72      52.81
                  Nov-93           (1.30)     14.70                             26.28      55.37
                  Dec-93            8.13      15.90       1.42       41.62      41.62      21.16
                  Jan-94           (11.67)    14.04                             24.70      24.03
                  Feb-94           (6.79)     13.09                             1.21       23.11
                  Mar-94            12.57     14.73      (7.33)                 14.61      44.21
                  Apr-94           (0.95)     14.59                             2.88       45.55
                  May-94            6.84      15.59                             7.81       57.75
                  Jun-94            10.30     17.19       16.73                 18.66      62.32
                  Jul-94           (4.91)     16.35                            (0.93)      39.41
                  Aug-94           (6.95)     15.22                            (6.93)      21.59
                  Sep-94            1.25      15.41      (10.41)               (1.70)      29.92
                  Oct-94           (4.78)     14.67                            (1.50)      27.77
                  Nov-94            5.68      15.50                             5.47       33.18
                  Dec-94           (2.72)     15.08      (2.11)     (5.12)     (5.12)      34.36
                  Jan-95           (8.13)     13.85                            (1.32)      23.05
                  Feb-95            9.61      15.19                             16.04      17.44
                  Mar-95            20.58     18.31       21.42                 24.30      42.46
                  Apr-95            9.06      19.97                             36.86      40.79
                  May-95            11.08     22.18                             42.28      53.40
                  Jun-95           (1.70)     21.80       19.08                 26.81      50.47
                  Jul-95           (10.61)    19.49                             19.20      18.09
                  Aug-95           (4.81)     18.55                             21.93      13.48
                  Sep-95           (7.76)     17.11      (21.52)                11.08      9.19
                  Oct-95           (3.35)     16.54                             12.75      11.05
                  Nov-95            1.37      16.77                             8.15       14.06
                  Dec-95            11.19     18.64       8.94       23.62      23.62      17.28
                  Jan-96           (0.38)     18.57                             34.05      32.28
                  Feb-96           (12.11)    16.32                             7.49       24.73
                  Mar-96           (0.22)     16.29      (12.63)               (11.05)     10.57
                  Apr-96            4.07      16.95                            (15.11)     16.17
                  May-96           (3.65)     16.33                            (26.37)     4.76
                  Jun-96            1.37      16.56       1.65                 (24.07)    (3.71)
                  Jul-96           (1.44)     16.32                            (16.27)    (0.20)
                  Aug-96           (0.46)     16.24                            (12.44)     6.76
                  Sep-96            3.34      16.79       1.39                 (1.90)      8.97
                  Oct-96            13.30     19.02                             15.00      29.65
                  Nov-96            6.76      20.31                             21.11      30.98
                  Dec-96           (3.36)     19.62       16.90      5.27       5.27       30.13


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                         SPECTRUM SELECT
                                      HISTORICAL PERFORMANCE
--------------------------------------------------------------------------------------------------
                                                                                12 MO.     24 MO.
                                   MONTHLY      NAV/      QRTLY      ANNUAL    HOLDING    HOLDING
                   MONTH            RETURN      UNIT      RETURN     RETURN     PERIOD     PERIOD
                   -----           --------   --------   --------   --------   --------   --------
                                      %          $          %          %          %          %
                  Jan-97              3.93     20.40                              9.82      47.21
                  Feb-97              4.75     21.36                             30.88      40.68
                  Mar-97              0.31     21.43        9.21                 31.58      17.04
                  Apr-97            (5.46)     20.26                             19.53       1.46
                  May-97            (1.18)     20.02                             22.60     (9.73)
                  Jun-97              0.16     20.05      (6.42)                 21.13     (8.02)
                  Jul-97              9.74     22.01                             34.86      12.92
                  Aug-97            (6.22)     20.64                             27.06      11.25
                  Sep-97              0.93     20.83        3.87                 24.09      21.73
                  Oct-97            (3.77)     20.05                              5.40      21.20
                  Nov-97              0.62     20.17                            (0.66)      20.31
                  Dec-97              3.35     20.85        0.07       6.22       6.22      11.82
                  Jan-98              0.87     21.03                              3.10      13.22
                  Feb-98              2.16     21.48                              0.55      31.60
                  Mar-98              0.23     21.53        3.28                  0.46      32.19
                  Apr-98            (6.72)     20.08                            (0.88)      18.47
                  May-98              1.78     20.44                              2.08      25.15
                  Jun-98              0.93     20.63      (4.18)                  2.87      24.60
                  Jul-98            (0.97)     20.43                            (7.17)      25.19
                  Aug-98             19.19     24.35                             17.98      49.90
                  Sep-98              6.24     25.87       25.40                 24.19      54.11
                  Oct-98            (5.14)     24.54                             22.42      29.03
                  Nov-98            (4.16)     23.52                             16.61      15.83
                  Dec-98              1.19     23.80      (8.00)      14.17      14.17      21.28
                  Jan-99            (2.90)     23.11                              9.91      13.31
                  Feb-99              5.45     24.37                             13.45      14.07
                  Mar-99            (2.50)     23.76      (0.17)                 10.36      10.87
                  Apr-99              3.70     24.64                             22.70      21.61
                  May-99            (4.38)     23.56                             15.26      17.67
                  Jun-99              0.34     23.64      (0.51)                 14.59      17.88
                  Jul-99            (4.40)     22.60                             10.62       2.69
                  Aug-99            (0.44)     22.50                            (7.60)       9.02
                  Sep-99              1.69     22.88      (3.21)               (11.56)       9.83
                  Oct-99            (8.39)     20.96                           (14.59)       4.56
                  Nov-99              3.29     21.65                            (7.95)       7.34
                  Dec-99              1.62     22.00      (3.85)     (7.56)     (7.56)       5.54
                  Jan-00              2.86     22.63                            (2.08)       7.62
                  Feb-00            (2.17)     22.14                            (9.15)       3.07
                  Mar-00            (2.08)     21.68      (1.45)                (8.75)       0.70
                  Apr-00            (3.78)     20.86                           (15.34)       3.87
                  May-00              1.58     21.19                           (10.06)       3.67
                  Jun-00            (4.44)     20.25      (6.60)               (14.34)     (1.84)
                  Jul-00            (2.42)     19.76                           (12.57)     (3.28)
                  Aug-00              4.71     20.69                            (8.04)    (15.03)
                  Sep-00            (1.84)     20.31        0.30               (11.23)    (21.49)
                  Oct-00              0.44     20.40                            (2.67)    (16.87)
                  Nov-00              6.47     21.72                              0.32     (7.65)
                  Dec-00              8.52     23.57       16.05       7.14       7.14     (0.97)
                  Jan-01              1.36     23.89                              5.57       3.38
                  Feb-01              1.93     24.35                              9.98     (0.08)
                  Mar-01              7.27     26.12       10.82                 20.48       9.93
                  Apr-01            (6.93)     24.31                             16.54     (1.34)
                  May-01            (0.53)     24.18                             14.11       2.63
                  Jun-01            (1.78)     23.75      (9.07)                 17.28       0.47
                  Jul-01            (0.13)     23.72                             20.04       4.96
                  Aug-01              2.53     24.32                             17.54       8.09
                  Sep-01              6.70     25.95        9.26                 27.77      13.42
                  Oct-01              6.01     27.51                             34.85      31.25
                  Nov-01           (13.12)     23.90                             10.04      10.39
                  Dec-01              0.25     23.96      (7.67)       1.65       1.65       8.91
                  Jan-02            (1.25)     23.66                            (0.96)       4.55
                  Feb-02            (6.89)     22.03                            (9.53)     (0.50)
                  Mar-02              3.77     22.86      (4.59)               (12.48)       5.44
                  Apr-02            (3.11)     22.15                            (8.89)       6.18
                  May-02              3.48     22.92                            (5.21)       8.16

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                         SPECTRUM SELECT
                                      HISTORICAL PERFORMANCE
--------------------------------------------------------------------------------------------------
                                                                                12 MO.     24 MO.
                                   MONTHLY      NAV/      QRTLY      ANNUAL    HOLDING    HOLDING
                   MONTH            RETURN      UNIT      RETURN     RETURN     PERIOD     PERIOD
                   -----           --------   --------   --------   --------   --------   --------
                                      %          $          %          %          %          %
                  Jun-02             12.00     25.67       12.29                  8.08      26.77
                  Jul-02              4.67     26.87                             13.28      35.98
                  Aug-02              3.42     27.79                             14.27      34.32
                  Sep-02              5.18     29.23       13.87                 12.64      43.92
                  Oct-02            (6.12)     27.44                            (0.25)      34.51
                  Nov-02            (4.56)     26.19                              9.58      20.58
                  Dec-02              5.57     27.65      (5.41)      15.40      15.40      17.31
                  Jan-03              4.70     28.95                   4.70      22.36      21.18
Compounded annual ROR:                                                 9.68
Standard deviation of monthly returns:                                 6.98

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                        SPECTRUM TECHNICAL
                                      HISTORICAL PERFORMANCE
--------------------------------------------------------------------------------------------------
                                                                                12 MO.     24 MO.
                                   MONTHLY      NAV/      QRTLY      ANNUAL    HOLDING    HOLDING
                   MONTH            RETURN      UNIT      RETURN     RETURN     PERIOD     PERIOD
                   -----           --------   --------   --------   --------   --------   --------
                                      %          $          %          %          %          %
           Beginning NAV
                per unit
                                               10.00
                  Nov-94             (0.90)     9.91
                  Dec-94             (1.31)     9.78       (2.20)     (2.20)
                  Jan-95             (1.84)     9.60
                  Feb-95              5.10     10.09
                  Mar-95             10.21     11.12       13.70
                  Apr-95              3.60     11.52
                  May-95              0.69     11.60
                  Jun-95             (1.12)    11.47        3.15
                  Jul-95             (2.44)    11.19
                  Aug-95             (0.63)    11.12
                  Sep-95             (3.33)    10.75       (6.28)
                  Oct-95             (0.09)    10.74                              7.40
                  Nov-95              0.93     10.84                              9.38
                  Dec-95              6.09     11.50        6.98      17.59      17.59
                  Jan-96              4.78     12.05                             25.52
                  Feb-96             (6.39)    11.28                             11.79
                  Mar-96              1.24     11.42       (0.70)                 2.70
                  Apr-96              4.82     11.97                              3.91
                  May-96             (3.84)    11.51                             (0.78)
                  Jun-96              3.21     11.88        4.03                  3.57
                  Jul-96             (4.80)    11.31                              1.07
                  Aug-96             (0.35)    11.27                              1.35
                  Sep-96              5.50     11.89        0.08                 10.60
                  Oct-96              9.92     13.07                             21.69      30.70
                  Nov-96              8.34     14.16                             30.63      42.89
                  Dec-96             (3.88)    13.61       14.47      18.35      18.35      39.16
                  Jan-97              3.67     14.11                             17.10      46.98
                  Feb-97              1.13     14.27                             26.51      41.43
                  Mar-97             (1.82)    14.01        2.94                 22.68      25.99
                  Apr-97             (2.93)    13.60                             13.62      18.06
                  May-97             (3.75)    13.09                             13.73      12.84
                  Jun-97              0.69     13.18       (5.92)                10.94      14.91
                  Jul-97              9.33     14.41                             27.41      28.78
                  Aug-97             (5.97)    13.55                             20.23      21.85
                  Sep-97              1.85     13.80        4.70                 16.06      28.37
                  Oct-97              0.36     13.85                              5.97      28.96
                  Nov-97              1.01     13.99                             (1.20)     29.06
                  Dec-97              4.57     14.63        6.01       7.49       7.49      27.22
                  Jan-98             (1.16)    14.46                              2.48      20.00
                  Feb-98              0.41     14.52                              1.75      28.72
                  Mar-98              1.31     14.71        0.55                  5.00      28.81
                  Apr-98             (4.62)    14.03                              3.16      17.21
                  May-98              3.28     14.49                             10.70      25.89
                  Jun-98             (1.10)    14.33       (2.58)                 8.73      20.62
                  Jul-98             (0.98)    14.19                             (1.53)     25.46
                  Aug-98             10.29     15.65                             15.50      38.86
                  Sep-98              4.35     16.33       13.96                 18.33      37.34
                  Oct-98             (0.73)    16.21                             17.04      24.02
                  Nov-98             (6.17)    15.21                              8.72       7.42

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                        SPECTRUM TECHNICAL
                                      HISTORICAL PERFORMANCE
--------------------------------------------------------------------------------------------------
                                                                                12 MO.     24 MO.
                                   MONTHLY      NAV/      QRTLY      ANNUAL    HOLDING    HOLDING
                   MONTH            RETURN      UNIT      RETURN     RETURN     PERIOD     PERIOD
                   -----           --------   --------   --------   --------   --------   --------
                                      %          $          %          %          %          %
                  Dec-98              5.98     16.12       (1.29)     10.18      10.18      18.44
                  Jan-99             (4.96)    15.32                              5.95       8.58
                  Feb-99              2.48     15.70                              8.13      10.02
                  Mar-99             (2.48)    15.31       (5.02)                 4.08       9.28
                  Apr-99              7.18     16.41                             16.96      20.66
                  May-99             (5.00)    15.59                              7.59      19.10
                  Jun-99              5.13     16.39        7.05                 14.38      24.36
                  Jul-99             (3.90)    15.75                             10.99       9.30
                  Aug-99              0.95     15.90                              1.60      17.34
                  Sep-99             (1.51)    15.66       (4.45)                (4.10)     13.48
                  Oct-99             (9.96)    14.10                            (13.02)      1.81
                  Nov-99              1.84     14.36                             (5.59)      2.64
                  Dec-99              3.83     14.91       (4.79)     (7.51)     (7.51)      1.91
                  Jan-00              1.21     15.09                             (1.50)      4.36
                  Feb-00             (1.19)    14.91                             (5.03)      2.69
                  Mar-00             (1.54)    14.68       (1.54)                (4.11)     (0.20)
                  Apr-00             (4.02)    14.09                            (14.14)      0.43
                  May-00             (0.43)    14.03                            (10.01)     (3.17)
                  Jun-00             (2.78)    13.64       (7.08)               (16.78)     (4.82)
                  Jul-00             (3.96)    13.10                            (16.83)     (7.68)
                  Aug-00              3.74     13.59                            (14.53)    (13.16)
                  Sep-00             (8.61)    12.42       (8.94)               (20.69)    (23.94)
                  Oct-00              2.90     12.78                             (9.36)    (21.16)
                  Nov-00             12.28     14.35                             (0.07)     (5.65)
                  Dec-00             12.06     16.08       29.47       7.85       7.85      (0.25)
                  Jan-01             (0.81)    15.95                              5.70       4.11
                  Feb-01              1.94     16.26                              9.05       3.57
                  Mar-01             11.38     18.11       12.62                 23.37      18.29
                  Apr-01            (11.10)    16.10                             14.27      (1.89)
                  May-01             (0.37)    16.04                             14.33       2.89
                  Jun-01             (3.62)    15.46      (14.63)                13.34      (5.67)
                  Jul-01             (3.36)    14.94                             14.05      (5.14)
                  Aug-01              1.34     15.14                             11.41      (4.78)
                  Sep-01              8.19     16.38        5.95                 31.88       4.60
                  Oct-01              5.37     17.26                             35.05      22.41
                  Nov-01            (15.59)    14.57                              1.53       1.46
                  Dec-01              2.47     14.93       (8.85)     (7.15)     (7.15)      0.13
                  Jan-02             (1.88)    14.65                             (8.15)     (2.92)
                  Feb-02             (3.41)    14.15                            (12.98)     (5.10)
                  Mar-02             (2.90)    13.74       (7.97)               (24.13)     (6.40)
                  Apr-02             (3.20)    13.30                            (17.39)     (5.61)
                  May-02              5.64     14.05                            (12.41)      0.14
                  Jun-02             15.02     16.16       17.61                  4.53      18.48
                  Jul-02              9.65     17.72                             18.61      35.27
                  Aug-02              4.40     18.50                             22.19      36.13
                  Sep-02              6.43     19.69       21.84                 20.21      58.53
                  Oct-02             (6.75)    18.36                              6.37      43.66
                  Nov-02             (4.68)    17.50                             20.11      21.95
                  Dec-02              5.20     18.41       (6.50)     23.31      23.31      14.49
                  Jan-03             12.76     20.76                  12.76      41.71      30.16

Compounded annual ROR:                                                 9.26

Standard deviation of monthly returns:                                 5.48

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                        SPECTRUM STRATEGIC
                                      HISTORICAL PERFORMANCE
--------------------------------------------------------------------------------------------------
                                                                                12 MO.     24 MO.
                                   MONTHLY      NAV/      QRTLY      ANNUAL    HOLDING    HOLDING
                   MONTH            RETURN      UNIT      RETURN     RETURN     PERIOD     PERIOD
                   -----           --------   --------   --------   --------   --------   --------
                                      %          $          %          %          %          %
           Beginning NAV
                per unit                       10.00
                  Nov-94              0.10     10.01
                  Dec-94              0.00     10.01        0.10       0.10
                  Jan-95             (3.50)     9.66
                  Feb-95              1.45      9.80
                  Mar-95              7.86     10.57        5.59
                  Apr-95              0.00     10.57
                  May-95             (0.66)    10.50
                  Jun-95             (6.38)     9.83       (7.00)
                  Jul-95             (0.81)     9.75
                  Aug-95              4.00     10.14
                  Sep-95             (0.39)    10.10        2.75
                  Oct-95              0.30     10.13                              1.30
                  Nov-95              2.76     10.41                              4.00
                  Dec-95              6.24     11.06        9.50      10.49      10.49
                  Jan-96              3.71     11.47                             18.74
                  Feb-96            (10.29)    10.29                              5.00
                  Mar-96             (0.97)    10.19       (7.87)                (3.60)
                  Apr-96              6.08     10.81                              2.27
                  May-96             (3.05)    10.48                             (0.19)
                  Jun-96             (2.86)    10.18       (0.10)                 3.56
                  Jul-96             (4.91)     9.68                             (0.72)
                  Aug-96              1.14      9.79                             (3.45)
                  Sep-96              5.11     10.29        1.08                  1.88
                  Oct-96              2.92     10.59                              4.54       5.90
                  Nov-96              3.49     10.96                              5.28       9.49
                  Dec-96             (2.65)    10.67        3.69      (3.53)     (3.53)      6.59
                  Jan-97             (0.66)    10.60                             (7.59)      9.73
                  Feb-97             10.09     11.67                             13.41      19.08
                  Mar-97              6.77     12.46       16.78                 22.28      17.88
                  Apr-97             (6.90)    11.60                              7.31       9.74
                  May-97              0.78     11.69                             11.55      11.33
                  Jun-97             (1.63)    11.50       (7.70)                12.97      16.99
                  Jul-97              7.65     12.38                             27.89      26.97
                  Aug-97             (4.93)    11.77                             20.22      16.07
                  Sep-97             (6.03)    11.06       (3.83)                 7.48       9.50
                  Oct-97             (6.24)    10.37                             (2.08)      2.37
                  Nov-97             (2.22)    10.14                             (7.48)     (2.59)
                  Dec-97              5.62     10.71       (3.16)      0.37       0.37      (3.16)
                  Jan-98              5.32     11.28                              6.42      (1.66)
                  Feb-98             (3.37)    10.90                             (6.60)      5.93
                  Mar-98              0.37     10.94        2.15                (12.20)      7.36
                  Apr-98            (11.06)     9.73                            (16.12)     (9.99)
                  May-98             (7.40)     9.01                            (22.93)    (14.03)
                  Jun-98             (0.89)     8.93      (18.37)               (22.35)    (12.28)
                  Jul-98             (5.26)     8.46                            (31.66)    (12.60)
                  Aug-98             11.82      9.46                            (19.63)     (3.37)
                  Sep-98             19.03     11.26       26.09                  1.81       9.43
                  Oct-98              8.44     12.21                             17.74      15.30

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                        SPECTRUM STRATEGIC
                                      HISTORICAL PERFORMANCE
--------------------------------------------------------------------------------------------------
                                                                                12 MO.     24 MO.
                                   MONTHLY      NAV/      QRTLY      ANNUAL    HOLDING    HOLDING
                   MONTH            RETURN      UNIT      RETURN     RETURN     PERIOD     PERIOD
                   -----           --------   --------   --------   --------   --------   --------
                                      %          $          %          %          %          %
                  Nov-98           (7.94)     11.24                             10.85      2.55
                  Dec-98            2.76      11.55       2.58       7.84       7.84       8.25
                  Jan-99           (3.55)     11.14                            (1.24)      5.09
                  Feb-99            11.76     12.45                             14.22      6.68
                  Mar-99           (3.45)     12.02       4.07                  9.87      (3.53)
                  Apr-99            2.00      12.26                             26.00      5.69
                  May-99           (13.38)    10.62                             17.87     (9.15)
                  Jun-99            21.85     12.94       7.65                  44.90      12.52
                  Jul-99           (1.00)     12.81                             51.42      3.47
                  Aug-99            5.31      13.49                             42.60      14.61
                  Sep-99            13.27     15.28       18.08                 35.70      38.16
                  Oct-99           (9.55)     13.82                             13.19      33.27
                  Nov-99            4.85      14.49                             28.91      42.90
                  Dec-99            9.39      15.85       3.73       37.23      37.23      47.99
                  Jan-00           (1.96)     15.54                             39.50      37.77
                  Feb-00           (18.47)    12.67                             1.77       16.24
                  Mar-00           (2.05)     12.41      (21.70)                3.24       13.44
                  Apr-00           (10.15)    11.15                            (9.05)      14.59
                  May-00            10.13     12.28                             15.63      36.29
                  Jun-00           (7.82)     11.32      (8.78)                (12.52)     26.76
                  Jul-00            3.71      11.74                            (8.35)      38.77
                  Aug-00           (8.26)     10.77                            (20.16)     13.85
                  Sep-00           (10.40)     9.65      (14.75)               (36.85)    (14.30)
                  Oct-00           (6.84)      8.99                            (34.95)    (26.37)
                  Nov-00            6.56       9.58                            (33.89)    (14.77)
                  Dec-00            10.75     10.61       9.95      (33.06)    (33.06)    (8.14)
                  Jan-01           (0.94)     10.51                            (32.37)    (5.66)
                  Feb-01            0.48      10.56                            (16.65)    (15.18)
                  Mar-01            1.04      10.67       0.57                 (14.02)    (11.23)
                  Apr-01           (1.69)     10.49                            (5.92)     (14.44)
                  May-01           (0.10)     10.48                            (14.66)    (1.32)
                  Jun-01           (3.34)     10.13      (5.06)                (10.51)    (21.72)
                  Jul-01           (1.38)      9.99                            (14.91)    (22.01)
                  Aug-01           (0.60)      9.93                            (7.80)     (26.39)
                  Sep-01            3.83      10.31       1.78                  6.84      (32.53)
                  Oct-01            1.07      10.42                             15.91     (24.60)
                  Nov-01            1.15      10.54                             10.02     (27.26)
                  Dec-01            0.09      10.55       2.33      (0.57)     (0.57)     (33.44)
                  Jan-02            2.09      10.77                             2.47      (30.69)
                  Feb-02            2.51      11.04                             4.55      (12.87)
                  Mar-02            4.62      11.55       9.48                  8.25      (6.93)
                  Apr-02           (4.94)     10.98                             4.67      (1.52)
                  May-02            1.37      11.13                             6.20      (9.36)
                  Jun-02            8.00      12.02       4.07                  18.66      6.18
                  Jul-02           (0.42)     11.97                             19.82      1.96
                  Aug-02            2.26      12.24                             23.26      13.65
                  Sep-02            3.10      12.62       4.99                  22.41      30.78
                  Oct-02           (7.13)     11.72                             12.48      30.37
                  Nov-02           (5.97)     11.02                             4.55       15.03
                  Dec-02            4.72      11.54      (8.56)      9.38       9.38       8.77
                  Jan-03            13.78     13.13                  13.78      21.91      24.93

Compounded annual ROR:                                               3.36

Standard deviation of monthly returns:                               6.71


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                     SPECTRUM GLOBAL BALANCED
                                      HISTORICAL PERFORMANCE
--------------------------------------------------------------------------------------------------
                                                                                12 MO.     24 MO.
                                   MONTHLY      NAV/      QRTLY      ANNUAL    HOLDING    HOLDING
                   MONTH            RETURN      UNIT      RETURN     RETURN     PERIOD     PERIOD
                   -----           --------   --------   --------   --------   --------   --------
                                      %          $          %          %          %          %
           Beginning NAV
                per unit
                                               10.00
                  Nov-94             (0.50)     9.95
                  Dec-94             (1.21)     9.83       (1.70)     (1.70)
                  Jan-95              1.32      9.96
                  Feb-95              4.62     10.42
                  Mar-95              2.88     10.72        9.05
                  Apr-95              2.15     10.95
                  May-95              4.38     11.43
                  Jun-95              0.79     11.52        7.46
                  Jul-95             (1.39)    11.36
                  Aug-95             (1.41)    11.20
                  Sep-95              1.61     11.38       (1.22)
                  Oct-95              0.26     11.41                             14.10
                  Nov-95              2.72     11.72                             17.79
                  Dec-95              2.99     12.07        6.06      22.79      22.79
                  Jan-96              0.41     12.12                             21.69
                  Feb-96             (7.92)    11.16                              7.10
                  Mar-96             (1.08)    11.04       (8.53)                 2.99
                  Apr-96              1.27     11.18                              2.10
                  May-96             (3.13)    10.83                             (5.25)
                  Jun-96              0.46     10.88       (1.45)                (5.56)
                  Jul-96              0.83     10.97                             (3.43)
                  Aug-96             (0.82)    10.88                             (2.86)
                  Sep-96              2.30     11.13        2.30                 (2.20)
                  Oct-96              3.77     11.55                              1.23      15.50
                  Nov-96              4.76     12.10                              3.24      21.61
                  Dec-96             (3.88)    11.63        4.49      (3.65)     (3.65)     18.31
                  Jan-97              3.35     12.02                             (0.83)     20.68
                  Feb-97              3.16     12.40                             11.11      19.00
                  Mar-97             (2.50)    12.09        3.96                  9.51      12.78
                  Apr-97             (1.65)    11.89                              6.35       8.58
                  May-97              1.68     12.09                             11.63       5.77
                  Jun-97              3.64     12.53        3.64                 15.17       8.77
                  Jul-97             11.89     14.02                             27.80      23.42
                  Aug-97             (5.92)    13.19                             21.23      17.77
                  Sep-97              3.26     13.62        8.70                 22.37      19.68
                  Oct-97             (1.69)    13.39                             15.93      17.35
                  Nov-97             (0.37)    13.34                             10.25      13.82
                  Dec-97              3.07     13.75        0.95      18.23      18.23      13.92
                  Jan-98              2.25     14.06                             16.97      16.01
                  Feb-98              1.49     14.27                             15.08      27.87
                  Mar-98              2.24     14.59        6.11                 20.68      32.16
                  Apr-98             (1.78)    14.33                             20.52      28.18
                  May-98             (0.35)    14.28                             18.11      31.86
                  Jun-98              0.00     14.28       (2.12)                13.97      31.25
                  Jul-98             (1.19)    14.11                              0.64      28.62
                  Aug-98              2.55     14.47                              9.70      33.00
                  Sep-98              5.11     15.21        6.51                 11.67      36.66
                  Oct-98              1.18     15.39                             14.94      33.25

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                     SPECTRUM GLOBAL BALANCED
                                      HISTORICAL PERFORMANCE
--------------------------------------------------------------------------------------------------
                                                                                12 MO.     24 MO.
                                   MONTHLY      NAV/      QRTLY      ANNUAL    HOLDING    HOLDING
                   MONTH            RETURN      UNIT      RETURN     RETURN     PERIOD     PERIOD
                   -----           --------   --------   --------   --------   --------   --------
                                      %          $          %          %          %          %
                  Nov-98              2.66     15.80                             18.44      30.58
                  Dec-98              1.27     16.00        5.19      16.36      16.36      37.58
                  Jan-99             (0.06)    15.99                             13.73      33.03
                  Feb-99             (0.06)    15.98                             11.98      28.87
                  Mar-99              0.00     15.98       (0.12)                 9.53      32.18
                  Apr-99              4.13     16.64                             16.12      39.95
                  May-99             (4.99)    15.81                             10.71      30.77
                  Jun-99              2.28     16.17        1.19                 13.24      29.05
                  Jul-99             (1.67)    15.90                             12.69      13.41
                  Aug-99             (0.19)    15.87                              9.68      20.32
                  Sep-99             (0.50)    15.79       (2.35)                 3.81      15.93
                  Oct-99             (1.77)    15.51                              0.78      15.83
                  Nov-99              1.93     15.81                              0.06      18.52
                  Dec-99              1.96     16.12        2.09       0.75       0.75      17.24
                  Jan-00             (0.93)    15.97                             (0.13)     13.58
                  Feb-00              0.94     16.12                              0.88      12.96
                  Mar-00              3.10     16.62        3.10                  4.01      13.91
                  Apr-00             (4.57)    15.86                             (4.69)     10.68
                  May-00             (1.32)    15.65                             (1.01)      9.59
                  Jun-00             (0.26)    15.61       (6.08)                (3.46)      9.31
                  Jul-00             (2.18)    15.27                             (3.96)      8.22
                  Aug-00              3.01     15.73                             (0.88)      8.71
                  Sep-00             (3.94)    15.11       (3.20)                (4.31)     (0.66)
                  Oct-00              2.25     15.45                             (0.39)      0.39
                  Nov-00             (0.52)    15.37                             (2.78)     (2.72)
                  Dec-00              5.79     16.26        7.61       0.87       0.87       1.63
                  Jan-01              0.55     16.35                              2.38       2.25
                  Feb-01             (3.36)    15.80                             (1.99)     (1.13)
                  Mar-01              2.91     16.26        0.00                 (2.17)      1.75
                  Apr-01             (0.31)    16.21                              2.21      (2.58)
                  May-01              0.25     16.25                              3.83       2.78
                  Jun-01             (3.08)    15.75       (3.14)                 0.90      (2.60)
                  Jul-01              0.00     15.75                              3.14      (0.94)
                  Aug-01              0.51     15.83                              0.64      (0.25)
                  Sep-01             (1.20)    15.64       (0.70)                 3.51      (0.95)
                  Oct-01              2.75     16.07                              4.01       3.61
                  Nov-01             (0.06)    16.06                              4.49       1.58
                  Dec-01              0.93     16.21        3.64      (0.31)     (0.31)      0.56
                  Jan-02             (1.23)    16.01                             (2.08)      0.25
                  Feb-02             (1.69)    15.74                             (0.38)     (2.36)
                  Mar-02              0.25     15.78       (2.65)                (2.95)     (5.05)
                  Apr-02             (2.09)    15.45                             (4.69)     (2.59)
                  May-02             (0.19)    15.42                             (5.11)     (1.47)
                  Jun-02              1.30     15.62       (1.01)                (0.83)      0.06
                  Jul-02             (0.83)    15.49                             (1.65)      1.44
                  Aug-02              0.97     15.64                             (1.20)     (0.57)
                  Sep-02             (4.16)    14.99       (4.03)                (4.16)     (0.79)
                  Oct-02             (0.80)    14.87                             (7.47)     (3.75)
                  Nov-02              2.08     15.18                             (5.48)     (1.24)
                  Dec-02             (4.02)    14.57       (2.80)    (10.12)    (10.12)    (10.39)
                  Jan-03              0.34     14.62                   0.34      (8.68)    (10.58)

Compounded annual ROR:                                                 4.71

Standard deviation of monthly returns:                                 2.78

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                           SPECTRUM CURRENCY
                                         HISTORICAL PERFORMANCE
--------------------------------------------------------------------------------------------------------
                                                                                      12 MO.     24 MO.
                                         MONTHLY      NAV/      QRTLY      ANNUAL    HOLDING    HOLDING
                   MONTH                  RETURN      UNIT      RETURN     RETURN     PERIOD     PERIOD
                   -----                 --------   --------   --------   --------   --------   --------
                                            %          $          %          %          %          %
           Beginning NAV
per unit................                             10.00
Jul-00..................                   0.60      10.06
Aug-00..................                   0.40      10.10
Sep-00..................                   1.39      10.24        2.40
Oct-00..................                   7.32      10.99
Nov-00..................                  (1.64)     10.81
Dec-00..................                   3.33      11.17        9.08      11.70
                  Jan-01                  (1.07)     11.05
                  Feb-01                  (1.36)     10.90
                  Mar-01                   8.44      11.82        5.82
                  Apr-01                  (2.88)     11.48
                  May-01                   1.92      11.70
                  Jun-01                  (1.71)     11.50       (2.71)                15.00
                  Jul-01                  (5.91)     10.82                              7.55
                  Aug-01                   2.40      11.08                              9.70
                  Sep-01                   0.90      11.18       (2.78)                 9.18
                  Oct-01                  (0.81)     11.09                              0.91
                  Nov-01                  (0.36)     11.05                              2.22
                  Dec-01                  12.31      12.41       11.00      11.10      11.10
                  Jan-02                  (3.46)     11.98                              8.42
                  Feb-02                  (1.75)     11.77                              7.98
                  Mar-02                  (4.50)     11.24       (9.43)                (4.91)
                  Apr-02                   2.40      11.51                              0.26
                  May-02                  10.34      12.70                              8.55
                  Jun-02                   8.98      13.84       23.13                 20.35      38.40
                  Jul-02                  (4.41)     13.23                             22.27      31.51
                  Aug-02                  (4.69)     12.61                             13.81      24.85
                  Sep-02                  (1.98)     12.36      (10.69)                10.55      20.70
                  Oct-02                   0.57      12.43                             12.08      13.10
                  Nov-02                  (1.05)     12.30                             11.31      13.78
                  Dec-02                  13.25      13.93       12.70      12.25      12.25      24.71
                  Jan-03                   5.03      14.63                   5.03      22.12      32.40

Compounded annual ROR:                                                      15.84

Standard deviation of monthly returns:                                       5.07


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                               GLOSSARY OF TERMS


    The following glossary may assist prospective investors in understanding certain terms used in this prospectus:

    CLEARING BROKER. The entity responsible for assuring that futures and options trades are properly processed and recorded or "cleared" by the clearinghouse affiliated with the exchange on which the trades took place.

    COMMODITY BROKER. The entity responsible for holding the client's funds deposited with it as margin for trades and, if the commodity broker is also a clearing commodity broker, for assuring that futures and options trades for a client are properly processed and recorded or "cleared" by the clearinghouse affiliated with the exchange on which the trade took place. In the U.S., commodity brokers are registered under the Commodity Exchange Act as futures commission merchants.

    COMMODITY POOL. A partnership, trust or similar form of collective investment vehicle which consolidates funds from investors for the purpose of trading in commodity futures, forward, and options contracts.

    COMMODITY POOL OPERATOR. Any person or entity that solicits funds in connection with the sale of interests in a commodity pool or that manages the operations of a commodity pool. A commodity pool operator must register under the Commodity Exchange Act.

    COUNTER-TREND LIQUIDATIONS. Closing out a position after a significant price move on the assumption that the market is due for a correction.

    CROSS RATE. The trading of one foreign currency against another foreign currency.

    DAILY PRICE FLUCTUATION LIMIT. The maximum permitted fluctuation imposed by commodity exchanges in the price of a commodity futures contract for a given commodity that can occur on an exchange on a given day in relation to the previous day's settlement price, which maximum permitted fluctuation is subject to change from time to time by the exchange. These limits generally are not imposed on option contracts or outside the U.S.

    DELIVERY. The process of satisfying a futures contract or a forward contract by transferring ownership of a specified quantity and grade of a commodity, product or instrument to the purchaser of the contract.

    EXCHANGE FOR PHYSICAL. A transaction permitted under the rules of futures exchanges in which two parties exchange a cash market (physical) commodity position for a futures contract (or vice versa) without making a trade on the exchange. The prices at which such transactions are executed are negotiated between the parties.

    FORWARD CONTRACT. A cash market transaction in which the buyer and seller agree to the purchase and sale of a specific quantity of a commodity, product, instrument or currency for delivery at some future time under such terms and conditions as the two may agree upon.

    FUNDAMENTAL ANALYSIS. The analysis of fundamental market information such as supply and demand levels, weather, economic indicators, and geopolitical events.

    FUTURES CONTRACT. A contract providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity, product, instrument, or index at a specified price and delivery point, or for cash settlement. A market participant can make a futures contract to buy or sell the underlying commodity, product, instrument or index. The contractual obligations may be satisfied either by taking or making, as the case may be, physical delivery of the commodity, product, instrument, or index or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or a mutually offsetting, exchange prior to the designated date of delivery.

    LONG CONTRACT OR LONG POSITION. A contract to accept delivery (I.E., to buy) a specified amount of a commodity, product, instrument, or index at a future date at a specified price.

    MARGIN. A good faith deposit with a broker to assure fulfillment of a purchase or sale of a futures, forward or options contract. Margins on these contracts do not usually involve the payment of interest.

    MARGIN CALL. A demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

    NON-SPECTRUM SERIES EXCHANGE. The use of proceeds from the redemption of interests from another commodity pool for which Demeter acts as general partner and commodity pool operator to acquire units in one or more of the Spectrum Series partnerships.

    NOTIONAL FUNDS. The amount by which the nominal account size exceeds the amount of actual funds in the account.

    OPEN POSITION. A contractual commitment arising under a long contract or a short contract that has not been extinguished by an offsetting trade or by delivery.

    OPTION ON A FUTURES CONTRACT. A contract that gives the purchaser of the option, in exchange for a one-time payment known as premium, the right, but not the obligation, to buy or sell a futures contract at a specified price within a specified period of time. The seller of an option on a futures contract receives the premium payment and has the obligation to buy or sell the futures contract, if the option is exercised, at the specified price within the specified period of time.

    OUTRIGHTS. The trading of one foreign currency against the U.S. dollar as compared to a cross rate trade between two non-U.S. currencies.

    PARAMETERS. A value that can be freely assigned in a trading system in order to vary the timing of signals.

    PATTERN RECOGNITION. The ability to identify patterns that appeared to act as precursors of price advances or declines in the past.

    RESISTANCE. A previous high. A price level above the market where selling pressure overcomes buying pressure and a price advance is turned back.

    SECULAR TREND. Intermediate upswings and downswings in price that over a long period of time constitutes a big move.

    SHORT CONTRACT OR SHORT POSITION. A contract to make delivery of (sell) a specified amount of a commodity, product, instrument, or index at a future date at a specified price.

    SPECTRUM SERIES EXCHANGE. A redemption of units in a Spectrum Series Partnership with the proceeds used to purchase units of one or more of the other partnerships in the Spectrum Series.

    SPECULATIVE POSITION LIMIT. The maximum number of speculative futures or option contracts in any one commodity (on one exchange), imposed by the CFTC or a U.S. commodity exchange, that can be held or controlled at one time by one person or a group of persons acting together. These limits generally are not imposed for trading on markets or exchanges outside the U.S.

    STOP-LOSS ORDER. An order to buy or sell at the market when a definite price is reached, either above or below the price of the instrument that prevailed when the order was given.

    SUPPORT. A previous low. A price level below the market where buying interest is sufficiently strong to overcome selling pressure.

    SYSTEMATIC TECHNICAL CHARTING SYSTEMS. A system that is technical in nature and based on chart patterns as opposed to pure mathematical calculations.

    TECHNICAL ANALYSIS. The analysis of technical market information by a trading advisor, such as analyzing actual daily, weekly, and monthly price fluctuations, trading volume variations, and changes in numbers of open positions in various futures and options contracts.

    TRADING ADVISOR. Any person or entity that provides advice as to the purchase or sale of futures, forwards, or options contracts. A commodity trading advisor must register under the Commodity Exchange Act.

                              FINANCIAL STATEMENTS
                                     INDEX


                                                                PAGE
                                                                ----

MORGAN STANLEY SPECTRUM SERIES

Independent Auditors' Report................................     F-2

Statements of Financial Condition as of December 31, 2002
  and 2001..................................................     F-3

Statements of Operations for the years ended December 31,
  2002, 2001 and 2000 (for Morgan Stanley Spectrum Currency
  L.P., for the years ended December 31, 2002 and 2001 and
  for the period from July 3, 2000 (commencement of
  operations) to December 31, 2000).........................     F-8

Statements of Changes in Partners' Capital for the years
  ended December 31, 2002, 2001 and 2000 (for Morgan Stanley
  Spectrum Currency L.P., for the years ended December 31,
  2002 and 2001 and for the period from July 3, 2000
  (commencement of operations) to December 31, 2000)........    F-13

Statements of Cash Flows for the years ended December 31,
  2002, 2001 and 2000 (for Morgan Stanley Spectrum Currency
  L.P., for the years ended December 31, 2002 and 2001 and
  for the period from July 3, 2000 (commencement of
  operations) to December 31, 2000).........................    F-16

Schedules of Investments as of December 31, 2002 and 2001...    F-21

Notes to Financial Statements...............................    F-26

DEMETER MANAGEMENT CORPORATION

Independent Auditors' Report................................    F-34

Statements of Financial Condition as of November 30, 2002
  and 2001..................................................    F-35

Notes to Statements of Financial Condition..................    F-36

                          INDEPENDENT AUDITORS' REPORT

To the Limited Partners and the General Partner of
    Morgan Stanley Spectrum Select L.P.
    Morgan Stanley Spectrum Technical L.P.

    Morgan Stanley Spectrum Strategic L.P.
    Morgan Stanley Spectrum Global Balanced L.P.
    Morgan Stanley Spectrum Currency L.P.:

We have audited the accompanying statements of financial condition of Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Global Balanced L.P., and Morgan Stanley Spectrum Currency L.P. ("Spectrum Currency") (collectively, the "Partnerships"), including the schedules of investments, as of December 31, 2002 and 2001, and the related statements of operations, changes in partners' capital, and cash flows for the period from July 3, 2000 (commencement of operations) to December 31, 2000 and the years ended December 31, 2002 and 2001 for Spectrum Currency, and for each of the three years in the period ended December 31, 2002 for the other above mentioned Partnerships. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Global Balanced L.P., and Morgan Stanley Spectrum Currency L.P., as of December 31, 2002 and 2001, and the results of their operations and their cash flows for the period from July 3, 2000 (commencement of operations) to December 31, 2000 and the years ended December 31, 2002 and 2001 for Spectrum Currency, and for each of the three years in the period ended December 31, 2002 for the other above mentioned Partnerships in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche

New York, New York
February 14, 2003

                      MORGAN STANLEY SPECTRUM SELECT L.P.

                       STATEMENTS OF FINANCIAL CONDITION

                                                                     DECEMBER 31,
                                                              ---------------------------
                                                                  2002           2001
                                                              ------------   ------------
                                                                   $              $
ASSETS
Equity in futures interests trading accounts:
  Cash                                                         274,780,334    235,183,061

  Net unrealized gain on open contracts (Morgan Stanley &
    Co.)                                                        20,865,525      7,164,265
  Net unrealized loss on open contracts (Morgan Stanley
    International)                                              (2,967,507)    (1,767,529)
                                                              ------------   ------------
  Total net unrealized gain on open contracts                   17,898,018      5,396,736
  Net option premiums                                              --             167,063
                                                              ------------   ------------
    Total Trading Equity                                       292,678,352    240,746,860
Subscriptions receivable                                         6,690,744      4,991,166
Interest receivable (Morgan Stanley DW)                            235,283        305,356
                                                              ------------   ------------
    Total Assets                                               299,604,379    246,043,382
                                                              ============   ============

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                                              1,876,403      2,595,426
Accrued brokerage fees (Morgan Stanley DW)                       1,662,321      1,440,360
Accrued management fees                                            687,856        596,011
                                                              ------------   ------------
    Total Liabilities                                            4,226,580      4,631,797
                                                              ------------   ------------
PARTNERS' CAPITAL
Limited Partners (10,567,690.403 and 9,966,639.126 Units,
  respectively)                                                292,226,000    238,821,840
General Partner (113,977.644 and 108,076.600 Units,
  respectively)                                                  3,151,799      2,589,745
                                                              ------------   ------------
    Total Partners' Capital                                    295,377,799    241,411,585
                                                              ------------   ------------
    Total Liabilities and Partners' Capital                    299,604,379    246,043,382
                                                              ============   ============
NET ASSET VALUE PER UNIT                                             27.65          23.96
                                                              ============   ============

   The accompanying notes are an integral part of these financial statements.

                     MORGAN STANLEY SPECTRUM TECHNICAL L.P.

                       STATEMENTS OF FINANCIAL CONDITION

                                                                     DECEMBER 31,
                                                              ---------------------------
                                                                  2002           2001
                                                              ------------   ------------
                                                                   $              $
ASSETS
Equity in futures interests trading accounts:
  Cash                                                        310,115,973    246,172,354

  Net unrealized gain on open contracts (Morgan Stanley &
    Co.)                                                       27,172,226     14,299,794
  Net unrealized loss on open contracts (Morgan Stanley
    International)                                             (3,069,013)    (2,794,179)
                                                              -----------    -----------
  Total net unrealized gain on open contracts                  24,103,213     11,505,615
                                                              -----------    -----------
    Total Trading Equity                                      334,219,186    257,677,969
Subscriptions receivable                                        7,108,790      4,445,562
Interest receivable (Morgan Stanley DW)                           268,836        318,673
                                                              -----------    -----------
    Total Assets                                              341,596,812    262,442,204
                                                              ===========    ===========
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                                             3,195,919      2,377,346
Accrued brokerage fees (Morgan Stanley DW)                      1,906,305      1,509,205
Accrued management fees                                           672,962        581,531
                                                              -----------    -----------
    Total Liabilities                                           5,775,186      4,468,082
                                                              -----------    -----------
PARTNERS' CAPITAL
Limited Partners (18,038,726.045 and 17,089,473.684 Units,
  respectively)                                               332,124,550    255,122,417
General Partner (200,799.812 and 191,022.517 Units,
  respectively)                                                 3,697,076      2,851,705
                                                              -----------    -----------
    Total Partners' Capital                                   335,821,626    257,974,122
                                                              -----------    -----------
    Total Liabilities and Partners' Capital                   341,596,812    262,442,204
                                                              ===========    ===========
NET ASSET VALUE PER UNIT                                            18.41          14.93
                                                              ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                     MORGAN STANLEY SPECTRUM STRATEGIC L.P.

                       STATEMENTS OF FINANCIAL CONDITION

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 2002          2001
                                                              -----------   -----------
                                                                   $             $
ASSETS
Equity in futures interests trading accounts:
  Cash                                                        68,224,648    65,967,662

  Net unrealized gain on open contracts (Morgan Stanley &
    Co.)                                                       7,430,755     4,515,344
  Net unrealized loss on open contracts (Morgan Stanley
    International)                                              (499,611)      (23,578)
                                                              ----------    ----------
  Total net unrealized gain on open contracts                  6,931,144     4,491,766
  Net option premiums                                            222,768       288,552
                                                              ----------    ----------
    Total Trading Equity                                      75,378,560    70,747,980
Subscriptions receivable                                       1,654,471       651,936
Interest receivable (Morgan Stanley DW)                           61,778        89,359
                                                              ----------    ----------
    Total Assets                                              77,094,809    71,489,275
                                                              ==========    ==========

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                                            1,115,549     2,072,098
Accrued brokerage fees (Morgan Stanley DW)                       431,596       424,242
Accrued management fees                                          178,592       175,549
                                                              ----------    ----------
    Total Liabilities                                          1,725,737     2,671,889
                                                              ----------    ----------
PARTNERS' CAPITAL
Limited Partners (6,454,424.204 and 6,449,326.013 Units,
  respectively)                                               74,487,934    68,012,216
General Partner (76,351.101 Units)                               881,138       805,170
                                                              ----------    ----------
    Total Partners' Capital                                   75,369,072    68,817,386
                                                              ----------    ----------
    Total Liabilities and Partners' Capital                   77,094,809    71,489,275
                                                              ==========    ==========
NET ASSET VALUE PER UNIT                                           11.54         10.55
                                                              ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                  MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.
                       STATEMENTS OF FINANCIAL CONDITION

                                                                     DECEMBER 31,
                                                              ---------------------------
                                                                  2002           2001
                                                              ------------   ------------
                                                                   $              $
ASSETS
Equity in futures interests trading accounts:
  Cash                                                          49,330,482     57,396,091

  Net unrealized gain on open contracts (Morgan Stanley &
    Co.)                                                           758,782        839,855
  Net unrealized loss on open contracts (Morgan Stanley
    International)                                                 (12,849)      (150,647)
                                                              ------------   ------------
  Total net unrealized gain on open contracts                      745,933        689,208
  Net option premiums                                              712,573        --
                                                              ------------   ------------
    Total Trading Equity                                        50,788,988     58,085,299
Subscriptions receivable                                           716,792        611,641
Interest receivable (Morgan Stanley DW)                             53,458         93,818
                                                              ------------   ------------
    Total Assets                                                51,559,238     58,790,758
                                                              ============   ============
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                                                896,775        725,284
Accrued brokerage fees (Morgan Stanley DW)                         202,109        219,946
Accrued management fees                                             54,922         59,768
                                                              ------------   ------------
    Total Liabilities                                            1,153,806      1,004,998
                                                              ------------   ------------
PARTNERS' CAPITAL
Limited Partners (3,419,596.378 and 3,524,663.525 Units,
  respectively)                                                 49,814,229     57,127,967
General Partner (40,584.304 Units)                                 591,203        657,793
                                                              ------------   ------------
    Total Partners' Capital                                     50,405,432     57,785,760
                                                              ------------   ------------
    Total Liabilities and Partners' Capital                     51,559,238     58,790,758
                                                              ============   ============
NET ASSET VALUE PER UNIT                                             14.57          16.21
                                                              ============   ============

   The accompanying notes are an integral part of these financial statements.

                     MORGAN STANLEY SPECTRUM CURRENCY L.P.
                       STATEMENTS OF FINANCIAL CONDITION

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 2002          2001
                                                              -----------   -----------
                                                                   $             $
ASSETS
Equity in futures interests trading accounts:
  Cash                                                        88,478,803    43,241,135

  Net unrealized gain on open contracts (Morgan Stanley &
  Co.)                                                         5,651,549     3,178,383
                                                              ----------    ----------
    Total Trading Equity                                      94,130,352    46,419,518
Subscriptions receivable                                       4,178,758     2,642,117
Interest receivable (Morgan Stanley DW)                           70,210        50,588
                                                              ----------    ----------
    Total Assets                                              98,379,320    49,112,223
                                                              ==========    ==========
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Accrued incentive fees                                           239,482       913,255
Redemptions payable                                            1,526,335       165,224
Accrued brokerage fees (Morgan Stanley DW)                       316,460       154,729
Accrued management fees                                          137,591        67,274
                                                              ----------    ----------
    Total Liabilities                                          2,219,868     1,300,482
                                                              ----------    ----------
PARTNERS' CAPITAL
Limited Partners (6,739,826.121 and 3,674,315.446 Units,
  respectively)                                               93,891,619    45,598,611
General Partner (162,791.986 and 178,332.987 Units,
  respectively)                                                2,267,833     2,213,130
                                                              ----------    ----------
    Total Partners' Capital                                   96,159,452    47,811,741
                                                              ----------    ----------
    Total Liabilities and Partners' Capital                   98,379,320    49,112,223
                                                              ==========    ==========
NET ASSET VALUE PER UNIT                                           13.93         12.41
                                                              ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                      MORGAN STANLEY SPECTRUM SELECT L.P.
                            STATEMENTS OF OPERATIONS

                                                                        FOR THE YEARS ENDED
                                                                           DECEMBER 31,
                                                              ---------------------------------------
                                                                 2002          2001          2000
                                                              -----------   -----------   -----------
                                                                   $             $             $
REVENUES
Trading profit:
  Realized                                                    46,999,853     43,420,724    6,845,291
  Net change in unrealized                                    12,501,282    (20,155,561)  18,665,233
  Proceeds from litigation settlement                          4,636,156        --            --
                                                              ----------    -----------   ----------
    Total Trading Results                                     64,137,291     23,265,163   25,510,524
Interest income (Morgan Stanley DW)                            3,468,437      7,203,732    9,573,095
                                                              ----------    -----------   ----------
    Total                                                     67,605,728     30,468,895   35,083,619
                                                              ----------    -----------   ----------
EXPENSES
Brokerage fees (Morgan Stanley DW)                            18,943,743     17,183,347   14,706,945
Management fees                                                7,838,786      7,110,346    6,085,629
Incentive fee                                                     --          3,009,853       --
                                                              ----------    -----------   ----------
    Total                                                     26,782,529     27,303,546   20,792,574
                                                              ----------    -----------   ----------
NET INCOME                                                    40,823,199      3,165,349   14,291,045
                                                              ==========    ===========   ==========
Net Income Allocation:
  Limited Partners                                            40,391,145      3,123,455   14,165,099
  General Partner                                                432,054         41,894      125,946

Net Income per Unit:
  Limited Partners                                                  3.69           0.39         1.57
  General Partner                                                   3.69           0.39         1.57

   The accompanying notes are an integral part of these financial statements.

                     MORGAN STANLEY SPECTRUM TECHNICAL L.P.
                            STATEMENTS OF OPERATIONS

                                                                        FOR THE YEARS ENDED
                                                                           DECEMBER 31,
                                                              ---------------------------------------
                                                                 2002          2001          2000
                                                              -----------   -----------   -----------
                                                                   $             $             $
REVENUES
Trading profit:
  Realized                                                     76,058,451    30,115,483    12,255,064
  Net change in unrealized                                     12,597,598   (28,536,694)   22,006,013
  Proceeds from litigation settlement                             306,400       --            --
                                                              -----------   -----------   -----------
    Total Trading Results                                      88,962,449     1,578,789    34,261,077
Interest income (Morgan Stanley DW)                             3,686,460     8,288,660    11,613,896
                                                              -----------   -----------   -----------
    Total                                                      92,648,909     9,867,449    45,874,973
                                                              -----------   -----------   -----------
EXPENSES
Brokerage fees (Morgan Stanley DW)                             20,470,797    19,556,056    17,835,223
Management fees                                                 7,377,756     7,501,053     9,595,464
Incentive fees                                                  4,024,921     2,093,709       166,085
                                                              -----------   -----------   -----------
    Total                                                      31,873,474    29,150,818    27,596,772
                                                              -----------   -----------   -----------
NET INCOME (LOSS)                                              60,775,435   (19,283,369)   18,278,201
                                                              ===========   ===========   ===========
Net Income (Loss) Allocation:
  Limited Partners                                             60,110,064   (19,062,561)   18,053,408
  General Partner                                                 665,371      (220,808)      224,793

Net Income (Loss) per Unit:
  Limited Partners                                                   3.48         (1.15)         1.17
  General Partner                                                    3.48         (1.15)         1.17

   The accompanying notes are an integral part of these financial statements.

                     MORGAN STANLEY SPECTRUM STRATEGIC L.P.
                            STATEMENTS OF OPERATIONS

                                                                       FOR THE YEARS ENDED
                                                                          DECEMBER 31,
                                                              -------------------------------------
                                                                 2002         2001         2000
                                                              -----------   ---------   -----------
                                                                   $            $            $
REVENUES
Trading profit (loss):
  Realized                                                    10,648,811    2,132,212   (23,193,914)
  Net change in unrealized                                     2,439,378    2,505,634    (7,577,681)
  Proceeds from litigation settlement                             17,556       --           --
                                                              ----------    ---------   -----------
    Total Trading Results                                     13,105,745    4,637,846   (30,771,595)
Interest income (Morgan Stanley DW)                              972,942    2,217,963     3,832,634
                                                              ----------    ---------   -----------
    Total                                                     14,078,687    6,855,809   (26,938,961)
                                                              ----------    ---------   -----------
EXPENSES
Brokerage fees (Morgan Stanley DW)                             5,304,486    5,152,756     5,798,093
Management fees                                                2,194,958    2,183,596     2,880,999
Incentive fees                                                   264,827       --         1,269,237
                                                              ----------    ---------   -----------
    Total                                                      7,764,271    7,336,352     9,948,329
                                                              ----------    ---------   -----------
NET INCOME (LOSS)                                              6,314,416     (480,543)  (36,887,290)
                                                              ==========    =========   ===========
Net Income (Loss) Allocation:
  Limited Partners                                             6,238,448     (475,383)  (36,503,461)
  General Partner                                                 75,968       (5,160)     (383,829)

Net Income (Loss) per Unit:
  Limited Partners                                                  0.99        (0.06)        (5.24)
  General Partner                                                   0.99        (0.06)        (5.24)

   The accompanying notes are an integral part of these financial statements.

                  MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.
                            STATEMENTS OF OPERATIONS

                                                                      FOR THE YEARS ENDED
                                                                          DECEMBER 31,
                                                              ------------------------------------
                                                                 2002         2001         2000
                                                              ----------   ----------   ----------
                                                                  $            $            $
REVENUES
Trading profit (loss):
  Realized                                                    (3,772,374)   3,618,628   (2,091,009)
  Net change in unrealized                                        56,725   (2,628,436)   2,507,530
  Proceeds from litigation settlement                            233,074       --           --
                                                              ----------   ----------   ----------
    Total Trading Results                                     (3,482,575)     990,192      416,521
Interest income (Morgan Stanley DW)                              916,179    2,160,076    3,275,958
                                                              ----------   ----------   ----------
    Total                                                     (2,566,396)   3,150,268    3,692,479
                                                              ----------   ----------   ----------
EXPENSES
Brokerage fees (Morgan Stanley DW)                             2,532,371    2,597,121    2,558,008
Management fees                                                  688,151      705,746      695,117
                                                              ----------   ----------   ----------
    Total                                                      3,220,522    3,302,867    3,253,125
                                                              ----------   ----------   ----------
NET INCOME (LOSS)                                             (5,786,918)    (152,599)     439,354
                                                              ==========   ==========   ==========
Net Income (Loss) Allocation:
  Limited Partners                                            (5,720,328)    (150,650)     433,786
  General Partner                                                (66,590)      (1,949)       5,568

Net Income (Loss) per Unit:
  Limited Partners                                                 (1.64)       (0.05)        0.14
  General Partner                                                  (1.64)       (0.05)        0.14

   The accompanying notes are an integral part of these financial statements.

                     MORGAN STANLEY SPECTRUM CURRENCY L.P.
                            STATEMENTS OF OPERATIONS

                                                                                             FOR THE PERIOD FROM
                                                               FOR THE YEARS ENDED              JULY 3, 2000
                                                                  DECEMBER 31,                (COMMENCEMENT OF
                                                           ---------------------------         OPERATIONS) TO
                                                              2002             2001           DECEMBER 31, 2000
                                                           -----------       ---------       -------------------
                                                                $                $                    $
REVENUES
Trading profit:
  Realized                                                 12,877,202        3,998,924            1,126,201
  Net change in unrealized                                  2,473,166        2,622,814              555,569
                                                           ----------        ---------            ---------
    Total Trading Results                                  15,350,368        6,621,738            1,681,770
Interest income (Morgan Stanley DW)                           833,523          731,716              236,461
                                                           ----------        ---------            ---------
    Total                                                  16,183,891        7,353,454            1,918,231
                                                           ----------        ---------            ---------
EXPENSES
Brokerage fees (Morgan Stanley DW)                          3,077,048        1,297,698              249,571
Incentive fees                                              1,485,875        1,155,201              188,423
Management fees                                             1,337,848          564,216              171,693
                                                           ----------        ---------            ---------
    Total                                                   5,900,771        3,017,115              609,687
                                                           ----------        ---------            ---------
NET INCOME                                                 10,283,120        4,336,339            1,308,544
                                                           ==========        =========            =========
Net Income Allocation:
  Limited Partners                                         10,038,409        4,119,027            1,134,371
  General Partner                                             244,711          217,312              174,173

Net Income Per Unit:
  Limited Partners                                               1.52             1.24                 1.17
  General Partner                                                1.52             1.24                 1.17

   The accompanying notes are an integral part of these financial statements.

                         MORGAN STANLEY SPECTRUM SERIES

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

              FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

                                                   UNITS OF
                                                 PARTNERSHIP       LIMITED       GENERAL
                                                   INTEREST        PARTNERS      PARTNER       TOTAL
                                                --------------   ------------   ---------   ------------
                                                                      $             $            $
MORGAN STANLEY SPECTRUM SELECT L.P.
Partners' Capital, December 31, 1999             9,716,887.432   210,877,519    2,928,155   213,805,674
Offering of Units                                1,339,972.159    28,581,403       --        28,581,403
Net income                                            --          14,165,099      125,946    14,291,045
Redemptions                                     (1,693,772.364)  (35,441,903)    (506,250)  (35,948,153)
                                                --------------   -----------    ---------   -----------
Partners' Capital, December 31, 2000             9,363,087.227   218,182,118    2,547,851   220,729,969
Offering of Units                                1,676,778.529    41,261,535       --        41,261,535
Net income                                            --           3,123,455       41,894     3,165,349
Redemptions                                       (965,150.030)  (23,745,268)      --       (23,745,268)
                                                --------------   -----------    ---------   -----------
Partners' Capital, December 31, 2001            10,074,715.726   238,821,840    2,589,745   241,411,585
Offering of Units                                2,459,750.992    62,682,840      130,000    62,812,840
Net income                                            --          40,391,145      432,054    40,823,199
Redemptions                                     (1,852,798.671)  (49,669,825)      --       (49,669,825)
                                                --------------   -----------    ---------   -----------
Partners' Capital, December 31, 2002            10,681,668.047   292,226,000    3,151,799   295,377,799
                                                ==============   ===========    =========   ===========
                                                   UNITS OF
                                                 PARTNERSHIP       LIMITED       GENERAL
                                                   INTEREST        PARTNERS      PARTNER       TOTAL
                                                --------------   ------------   ---------   ------------
                                                                      $             $            $
MORGAN STANLEY SPECTRUM TECHNICAL L.P.
Partners' Capital, December 31, 1999            18,027,896.093   265,907,998    2,847,720   268,755,718
Offering of Units                                2,110,290.038    29,668,693       --        29,668,693
Net income                                            --          18,053,408      224,793    18,278,201
Redemptions                                     (3,467,967.635)  (48,569,520)      --       (48,569,520)
                                                --------------   -----------    ---------   -----------
Partners' Capital, December 31, 2000            16,670,218.496   265,060,579    3,072,513   268,133,092
Offering of Units                                2,591,525.213    40,832,142       --        40,832,142
Net loss                                              --         (19,062,561)    (220,808)  (19,283,369)
Redemptions                                     (1,981,247.508)  (31,707,743)      --       (31,707,743)
                                                --------------   -----------    ---------   -----------
Partners' Capital, December 31, 2001            17,280,496.201   255,122,417    2,851,705   257,974,122
Offering of Units                                3,538,032.569    58,538,660      180,000    58,718,660
Net income                                            --          60,110,064      665,371    60,775,435
Redemptions                                     (2,579,002.913)  (41,646,591)      --       (41,646,591)
                                                --------------   -----------    ---------   -----------
Partners' Capital, December 31, 2002            18,239,525.857   332,124,550    3,697,076   335,821,626
                                                ==============   ===========    =========   ===========

   The accompanying notes are an integral part of these financial statements.

                         MORGAN STANLEY SPECTRUM SERIES
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

                                                   UNITS OF
                                                 PARTNERSHIP       LIMITED       GENERAL
                                                   INTEREST        PARTNERS      PARTNER       TOTAL
                                                --------------   ------------   ---------   ------------
                                                                      $             $            $
MORGAN STANLEY SPECTRUM STRATEGIC L.P.
Partners' Capital, December 31, 1999             6,795,971.519   106,542,362    1,150,159   107,692,521
Offering of Units                                1,467,043.314    17,566,488       35,000    17,601,488
Net loss                                              --         (36,503,461)    (383,829)  (36,887,290)
Redemptions                                     (1,268,061.404)  (14,172,270)      --       (14,172,270)
                                                --------------   -----------    ---------   -----------
Partners' Capital, December 31, 2000             6,994,953.429    73,433,119      801,330    74,234,449
Offering Units                                     892,802.518     9,240,482        9,000     9,249,482
Net loss                                              --            (475,383)      (5,160)     (480,543)
Redemptions                                     (1,362,078.833)  (14,186,002)      --       (14,186,002)
                                                --------------   -----------    ---------   -----------
Partners' Capital, December 31, 2001             6,525,677.114    68,012,216      805,170    68,817,386
Offering of Units                                1,160,993.682    13,475,899       --        13,475,899
Net income                                            --           6,238,448       75,968     6,314,416
Redemptions                                     (1,155,895.491)  (13,238,629)      --       (13,238,629)
                                                --------------   -----------    ---------   -----------
Partners' Capital, December 31, 2002             6,530,775.305    74,487,934      881,138    75,369,072
                                                ==============   ===========    =========   ===========
                                                   UNITS OF
                                                 PARTNERSHIP       LIMITED       GENERAL
                                                   INTEREST        PARTNERS      PARTNER       TOTAL
                                                --------------   ------------   ---------   ------------
                                                                      $             $            $
MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.
Partners' Capital, December 31, 1999             3,589,823.691    57,209,838      654,174    57,864,012
Offering of Units                                  568,088.752     8,983,545       --         8,983,545
Net income                                            --             433,786        5,568       439,354
Redemptions                                       (720,447.437)  (11,407,161)      --       (11,407,161)
                                                --------------   -----------    ---------   -----------
Partners' Capital, December 31, 2000             3,437,465.006    55,220,008      659,742    55,879,750
Offering of Units                                  640,074.598    10,254,342       --        10,254,342
Net loss                                              --            (150,650)      (1,949)     (152,599)
Redemptions                                       (512,291.775)   (8,195,733)      --        (8,195,733)
                                                --------------   -----------    ---------   -----------
Partners' Capital, December 31, 2001             3,565,247.829    57,127,967      657,793    57,785,760
Offering of Units                                  572,583.510     8,829,394       --         8,829,394
Net loss                                              --          (5,720,328)     (66,590)   (5,786,918)
Redemptions                                       (677,650.657)  (10,422,804)      --       (10,422,804)
                                                --------------   -----------    ---------   -----------
Partners' Capital, December 31, 2002             3,460,180.682    49,814,229      591,203    50,405,432
                                                ==============   ===========    =========   ===========

   The accompanying notes are an integral part of these financial statements.

                         MORGAN STANLEY SPECTRUM SERIES

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

                FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND
 FOR THE PERIOD FROM JULY 3, 2000 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31,
                                      2000

                                                    UNITS OF
                                                   PARTNERSHIP      LIMITED      GENERAL
                                                    INTEREST       PARTNERS      PARTNER       TOTAL
                                                  -------------   -----------   ---------   -----------
                                                                       $            $            $
MORGAN STANLEY SPECTRUM CURRENCY L.P.
Partners' Capital, July 3, 2000 (commencement of
  operations)                                             2.000            10          10            20
Initial Offering                                    633,152.332     4,886,888   1,444,635     6,331,523
Offering of Units                                   980,783.417    10,281,803     100,000    10,381,803
Net income                                             --           1,134,371     174,173     1,308,544
Redemptions                                        (207,486.516)   (2,314,658)     --        (2,314,658)
                                                  -------------   -----------   ---------   -----------
Partners' Capital, December 31, 2000              1,406,451.233    13,988,414   1,718,818    15,707,232
Offering of Units                                 2,572,156.095    28,921,302     277,000    29,198,302
Net income                                             --           4,119,027     217,312     4,336,339
Redemptions                                        (125,958.895)   (1,430,132)     --        (1,430,132)
                                                  -------------   -----------   ---------   -----------
Partners' Capital, December 31, 2001              3,852,648.433    45,598,611   2,213,130    47,811,741
Offering of Units                                 3,918,276.910    48,564,478     420,000    48,984,478
Net income                                             --          10,038,409     244,711    10,283,120
Redemptions                                        (868,307.236)  (10,309,879)   (610,008)  (10,919,887)
                                                  -------------   -----------   ---------   -----------
Partners' Capital, December 31, 2002              6,902,618.107    93,891,619   2,267,833    96,159,452
                                                  =============   ===========   =========   ===========

   The accompanying notes are an integral part of these financial statements.

                      MORGAN STANLEY SPECTRUM SELECT L.P.
                            STATEMENTS OF CASH FLOWS

                                                                         FOR THE YEARS ENDED
                                                                             DECEMBER 31,
                                                              ------------------------------------------
                                                                  2002           2001           2000
                                                              ------------   ------------   ------------
                                                                   $              $              $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                     40,823,199      3,165,349     14,291,045
Noncash item included in net income:
  Net change in unrealized                                    (12,501,282)    20,155,561    (18,665,233)
(Increase) decrease in operating assets:
  Net option premiums                                             167,063       (167,063)       776,380
  Interest receivable (Morgan Stanley DW)                          70,073        584,598       (167,649)
Increase (decrease) in operating liabilities:
  Accrued brokerage fees (Morgan Stanley DW)                      221,961        208,881        (39,496)
  Accrued management fees                                          91,845         86,434        (16,344)
                                                              -----------    -----------    -----------
Net cash provided by (used for) operating activities           28,872,859     24,033,760     (3,821,297)
                                                              -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Offering of Units                                              62,812,840     41,261,535     28,581,403
(Increase) decrease in subscriptions receivable                (1,699,578)    (3,407,225)     2,146,110
Increase (decrease) in redemptions payable                       (719,023)       484,897     (1,653,713)
Redemptions of Units                                          (49,669,825)   (23,745,268)   (35,948,153)
                                                              -----------    -----------    -----------
Net cash provided by (used for) financing activities           10,724,414     14,593,939     (6,874,353)
                                                              -----------    -----------    -----------
Net increase (decrease) in cash                                39,597,273     38,627,699    (10,695,650)
Balance at beginning of period                                235,183,061    196,555,362    207,251,012
                                                              -----------    -----------    -----------
Balance at end of period                                      274,780,334    235,183,061    196,555,362
                                                              ===========    ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                     MORGAN STANLEY SPECTRUM TECHNICAL L.P.
                            STATEMENTS OF CASH FLOWS

                                                                         FOR THE YEARS ENDED
                                                                             DECEMBER 31,
                                                              ------------------------------------------
                                                                  2002           2001           2000
                                                              ------------   ------------   ------------
                                                                   $              $              $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                              60,775,435    (19,283,369)    18,278,201
Noncash item included in net income (loss):
  Net change in unrealized                                    (12,597,598)    28,536,694    (22,006,013)
(Increase) decrease in operating assets:
  Net option premiums                                             --             --             (74,725)
  Interest receivable (Morgan Stanley DW)                          49,837        744,371       (162,089)
Increase (decrease) in operating liabilities:
  Accrued brokerage fees (Morgan Stanley DW)                      397,100         51,079       (101,355)
  Accrued management fees                                          91,431         21,704       (300,576)
  Accrued incentive fees                                          --            (111,599)       111,599
                                                              -----------    -----------    -----------
Net cash provided by (used for) operating activities           48,716,205      9,958,880     (4,254,958)
                                                              -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Offering of Units                                              58,718,660     40,832,142     29,668,693
(Increase) decrease in subscriptions receivable                (2,663,228)    (3,357,977)     2,839,329
Increase (decrease) in redemptions payable                        818,573     (1,055,038)       374,791
Redemptions of Units                                          (41,646,591)   (31,707,743)   (48,569,520)
                                                              -----------    -----------    -----------
Net cash provided by (used for) financing activities           15,227,414      4,711,384    (15,686,707)
                                                              -----------    -----------    -----------

Net increase (decrease) in cash                                63,943,619     14,670,264    (19,941,665)
Balance at beginning of period                                246,172,354    231,502,090    251,443,755
                                                              -----------    -----------    -----------
Balance at end of period                                      310,115,973    246,172,354    231,502,090
                                                              ===========    ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                     MORGAN STANLEY SPECTRUM STRATEGIC L.P.
                            STATEMENTS OF CASH FLOWS

                                                                        FOR THE YEARS ENDED
                                                                           DECEMBER 31,
                                                              ---------------------------------------
                                                                 2002          2001          2000
                                                              -----------   -----------   -----------
                                                                   $             $             $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                               6,314,416      (480,543)  (36,887,290)
Noncash item included in net income (loss):
  Net change in unrealized                                     (2,439,378)   (2,505,634)    7,577,681
(Increase) decrease in operating assets:
  Net option premiums                                              65,784       (62,352)     (237,853)
  Interest receivable (Morgan Stanley DW)                          27,581       217,520        32,703
Increase (decrease) in operating liabilities:
  Accrued brokerage fees (Morgan Stanley DW)                        7,354        14,950      (180,709)
  Accrued management fees                                           3,043       (11,028)     (127,069)
  Accrued incentive fees                                          --           (289,687)      289,687
                                                              -----------   -----------   -----------
Net cash provided by (used for) operating activities            3,978,800    (3,116,774)  (29,532,850)
                                                              -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Offering of Units                                              13,475,899     9,249,482    17,601,488
(Increase) decrease in subscriptions receivable                (1,002,535)     (189,876)    1,281,898
Increase (decrease) in redemptions payable                       (956,549)      765,005       459,233
Redemptions of Units                                          (13,238,629)  (14,186,002)  (14,172,270)
                                                              -----------   -----------   -----------
Net cash provided by (used for) financing activities           (1,721,814)   (4,361,391)    5,170,349
                                                              -----------   -----------   -----------
Net increase (decrease) in cash                                 2,256,986    (7,478,165)  (24,362,501)
Balance at beginning of period                                 65,967,662    73,445,827    97,808,328
                                                              -----------   -----------   -----------
Balance at end of period                                       68,224,648    65,967,662    73,445,827
                                                              ===========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                  MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.

                            STATEMENTS OF CASH FLOWS

                                                                        FOR THE YEARS ENDED
                                                                           DECEMBER 31,
                                                              ---------------------------------------
                                                                 2002          2001          2000
                                                              -----------   -----------   -----------
                                                                   $             $             $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                              (5,786,918)    (152,599)       439,354
Noncash item included in net income (loss):
  Net change in unrealized                                        (56,725)   2,628,436     (2,507,530)
(Increase) decrease in operating assets:
  Net option premiums                                            (712,573)     192,500       (192,500)
  Interest receivable (Morgan Stanley DW)                          40,360      191,236        (40,455)
Increase (decrease) in operating liabilities:
  Accrued brokerage fees (Morgan Stanley DW)                      (17,837)      17,157        (14,106)
  Accrued management fees                                          (4,846)       4,661         (3,833)
                                                              -----------   ----------    -----------
Net cash provided by (used for) operating activities           (6,538,539)   2,881,391     (2,319,070)
                                                              -----------   ----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Offering of Units                                               8,829,394   10,254,342      8,983,545
(Increase) decrease in subscriptions receivable                  (105,151)     (81,007)       317,320
Increase (decrease) in redemptions payable                        171,491      122,794        (65,251)
Redemptions of Units                                          (10,422,804)  (8,195,733)   (11,407,161)
                                                              -----------   ----------    -----------
Net cash provided by (used for) financing activities           (1,527,070)   2,100,396     (2,171,547)
                                                              -----------   ----------    -----------
Net increase (decrease) in cash                                (8,065,609)   4,981,787     (4,490,617)
Balance at beginning of period                                 57,396,091   52,414,304     56,904,921
                                                              -----------   ----------    -----------
Balance at end of period                                       49,330,482   57,396,091     52,414,304
                                                              ===========   ==========    ===========

   The accompanying notes are an integral part of these financial statements.

                     MORGAN STANLEY SPECTRUM CURRENCY L.P.
                            STATEMENTS OF CASH FLOWS

                                                                                        FOR THE PERIOD FROM
                                                               FOR THE YEARS ENDED         JULY 3, 2000
                                                                  DECEMBER 31,           (COMMENCEMENT OF
                                                            -------------------------     OPERATIONS) TO
                                                               2002          2001        DECEMBER 31, 2000
                                                            -----------   -----------   -------------------
                                                                 $             $                 $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                   10,283,120    4,336,339         1,308,544
Noncash item included in net income:
  Net change in unrealized                                   (2,473,166)  (2,622,814)         (555,569)
(Increase) decrease in operating assets:
  Interest receivable (Morgan Stanley DW)                       (19,622)       4,876           (55,464)
Increase (decrease) in operating liabilities:
  Accrued incentive fees                                       (673,773)     880,379            32,876
  Accrued brokerage fees (Morgan Stanley DW)                    161,731       99,484            55,245
  Accrued management fees                                        70,317       43,254            24,020
                                                            -----------   ----------        ----------
Net cash provided by operating activities                     7,348,607    2,741,518           809,652
                                                            -----------   ----------        ----------

CASH FLOWS FROM FINANCING ACTIVITIES
Initial offering                                                --            --             6,331,543
Offering of Units                                            48,984,478   29,198,302        10,381,803
(Increase) decrease in subscriptions receivable              (1,536,641)     412,033        (3,054,150)
Increase (decrease) in redemptions payable                    1,361,111   (2,072,127)        2,237,351
Redemptions of Units                                        (10,919,887)  (1,430,132)       (2,314,658)
                                                            -----------   ----------        ----------
Net cash provided by financing activities                    37,889,061   26,108,076        13,581,889
                                                            -----------   ----------        ----------

Net increase in cash                                         45,237,668   28,849,594        14,391,541
Balance at beginning of period                               43,241,135   14,391,541          --
                                                            -----------   ----------        ----------
Balance at end of period                                     88,478,803   43,241,135        14,391,541
                                                            ===========   ==========        ==========

   The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SELECT L.P.
SCHEDULES OF INVESTMENTS

PARTNERSHIP NET ASSETS AT DECEMBER 31, 2002: $295,377,799

                                                                                                           NUMBER OF
                                      LONG          SHORT               NET             PERCENTAGE OF      CONTRACTS/
FUTURES AND FORWARD CONTRACTS:     GAIN/(LOSS)   GAIN/(LOSS)   UNREALIZED GAIN/(LOSS)    NET ASSETS     NOTIONAL AMOUNTS
------------------------------     -----------   -----------   ----------------------   -------------   ----------------
                                        $             $                  $                    %
Foreign currency                   16,008,784    (5,655,235)         10,353,549              3.51        11,828,382,656
Interest rate                       9,770,731       (48,039)          9,722,692              3.29                14,820
Commodity                          (1,443,818)      371,055          (1,072,763)            (0.36)                5,211
Equity                               (194,728)      829,442             634,714              0.21                 1,202
                                   ----------    ----------          ----------             -----
    Grand Total:                   24,140,969    (4,502,777)         19,638,192              6.65
                                   ==========    ==========                                 =====
    Unrealized Currency Loss                                         (1,740,174)
                                                                     ----------
    Total Net Unrealized Gain per
      Statement of Financial
      Condition                                                      17,898,018
                                                                     ==========

PARTNERSHIP NET ASSETS AT DECEMBER 31, 2001: $241,411,585

                                                                                                           NUMBER OF
                                      LONG          SHORT               NET             PERCENTAGE OF      CONTRACTS/
FUTURES AND FORWARD CONTRACTS:     GAIN/(LOSS)   GAIN/(LOSS)   UNREALIZED GAIN/(LOSS)    NET ASSETS     NOTIONAL AMOUNTS
------------------------------     -----------   -----------   ----------------------   -------------   ----------------
                                        $             $                  $                    %
Foreign currency                    3,340,060     5,340,666           8,680,726              3.60        19,685,077,273
Interest rate                        (590,545)    1,010,165             419,620              0.17                 6,472
Commodity                          (1,867,521)     (573,394)         (2,440,915)            (1.01)                2,686
Equity                                142,296       (57,555)             84,741              0.03                   722
                                   ----------     ---------          ----------             -----
    Grand Total:                    1,024,290     5,719,882           6,744,172              2.79
                                   ==========     =========                                 =====
    Unrealized Currency Loss                                         (1,347,436)
                                                                     ----------
    Total Net Unrealized Gain per
      Statement of Financial
      Condition                                                       5,396,736
                                                                     ==========

   The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM TECHNICAL L.P.
SCHEDULES OF INVESTMENTS
PARTNERSHIP NET ASSETS AT DECEMBER 31, 2002: $335,821,626

                                                                                                          NUMBER OF
                                     LONG          SHORT               NET             PERCENTAGE OF      CONTRACTS/
FUTURES AND FORWARD CONTRACTS:    GAIN/(LOSS)   GAIN/(LOSS)   UNREALIZED GAIN/(LOSS)    NET ASSETS     NOTIONAL AMOUNTS
------------------------------    -----------   -----------   ----------------------   -------------   ----------------
                                       $             $                  $                    %
Foreign currency                  10,097,643       967,843          11,065,486              3.30         3,317,707,667
Commodity                          2,703,202     1,100,261           3,803,463              1.13                11,280
Interest rate                      9,047,725      (683,890)          8,363,835              2.49                10,261
Equity                              (486,130)      449,469             (36,661)            (0.01)                  881
                                  ----------    ----------          ----------             -----
    Grand Total:                  21,362,440     1,833,683          23,196,123              6.91
                                  ==========    ==========                                 =====
    Unrealized Currency Gain                                           907,090
                                                                    ----------
    Total Net Unrealized Gain
      per Statement of Financial
      Condition                                                     24,103,213
                                                                    ==========

PARTNERSHIP NET ASSETS AT DECEMBER 31, 2001: $257,974,122

                                                                                                           NUMBER OF
                                      LONG          SHORT               NET             PERCENTAGE OF      CONTRACTS/
FUTURES AND FORWARD CONTRACTS:     GAIN/(LOSS)   GAIN/(LOSS)   UNREALIZED GAIN/(LOSS)    NET ASSETS     NOTIONAL AMOUNTS
------------------------------     -----------   -----------   ----------------------   -------------   ----------------
                                        $             $                  $                    %
Foreign currency                    2,247,864    10,754,547          13,002,411              5.04*       29,705,176,931
Interest rate                        (323,455)    1,378,568           1,055,113              0.41                 8,984
Commodity                          (2,009,527)   (1,765,451)         (3,774,978)            (1.46)                5,538
Equity                                195,865       (31,771)            164,094              0.06                   584
                                   ----------    ----------          ----------             -----
    Grand Total:                      110,747    10,335,893          10,446,640              4.05
                                   ==========    ==========                                 =====
    Unrealized Currency Gain                                          1,058,975
                                                                     ----------
    Total Net Unrealized Gain per
      Statement of Financial
      Condition                                                      11,505,615
                                                                     ==========

----------

*  No single contract's value exceeds 5% of Net Assets.

   The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM STRATEGIC L.P.
SCHEDULES OF INVESTMENTS
PARTNERSHIP NET ASSETS AT DECEMBER 31, 2002: $75,369,072

                                                                                                            NUMBER OF
                                       LONG          SHORT               NET             PERCENTAGE OF      CONTRACTS/
FUTURES AND FORWARD CONTRACTS:      GAIN/(LOSS)   GAIN/(LOSS)   UNREALIZED GAIN/(LOSS)    NET ASSETS     NOTIONAL AMOUNTS
------------------------------      -----------   -----------   ----------------------   -------------   ----------------
                                         $             $                  $                    %
Foreign currency                     2,362,577        3,680            2,366,257             3.14         1,471,600,565
Commodity                            3,548,205        4,379            3,552,584             4.72                12,920
Interest rate                        1,057,473       --                1,057,473             1.40                 3,130
Equity                                  --          131,610              131,610             0.17                   172
                                     ---------      -------            ---------             ----
    Grand Total:                     6,968,255      139,669            7,107,924             9.43
                                     =========      =======                                  ====
    Unrealized Currency Loss                                            (176,780)
                                                                       ---------
    Total Net Unrealized Gain per
      Statement of Financial
      Condition                                                        6,931,144
                                                                       =========

PARTNERSHIP NET ASSETS AT DECEMBER 31, 2001: $68,817,386

                                                                                                            NUMBER OF
                                       LONG          SHORT               NET             PERCENTAGE OF      CONTRACTS/
FUTURES AND FORWARD CONTRACTS:      GAIN/(LOSS)   GAIN/(LOSS)   UNREALIZED GAIN/(LOSS)    NET ASSETS     NOTIONAL AMOUNTS
------------------------------      -----------   -----------   ----------------------   -------------   ----------------
                                         $             $                  $                    %
Foreign currency                      (163,374)    1,006,617             843,243             1.23           13,274,657
Commodity                            2,761,214       632,208           3,393,422             4.93                4,965
Interest rate                          160,801        --                 160,801             0.23                  599
Equity                                 137,400         2,400             139,800             0.20                   35
                                     ---------     ---------           ---------             ----
    Grand Total:                     2,896,041     1,641,225           4,537,266             6.59
                                     =========     =========                                 ====
    Unrealized Currency Loss                                             (45,500)
                                                                       ---------
    Total Net Unrealized Gain per
      Statement of Financial
      Condition                                                        4,491,766
                                                                       =========

   The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.
SCHEDULES OF INVESTMENTS
PARTNERSHIP NET ASSETS AT DECEMBER 31, 2002: $50,405,432

                                                                                                             NUMBER OF
                                       LONG          SHORT                NET             PERCENTAGE OF      CONTRACTS/
FUTURES AND FORWARD CONTRACTS:      GAIN/(LOSS)   GAIN/(LOSS)   UNREALIZED GAIN/(LOSS)     NET ASSETS     NOTIONAL AMOUNTS
------------------------------      -----------   -----------   -----------------------   -------------   ----------------
                                         $             $                   $                    %
Foreign currency                      641,746       137,676             779,422                1.55          6,800,258
Interest Rate                         806,083        (1,737)            804,346                1.60              1,479
Equity                               (812,665)       --                (812,665)              (1.61)               477
Commodity                             120,736        26,606             147,342                0.29                425
                                     --------       -------            --------               -----
    Grand Total:                      755,900       162,545             918,445                1.83
                                     ========       =======                                   =====
    Unrealized Currency Loss                                           (172,512)
                                                                       --------
    Total Net Unrealized Gain per
      Statement of Financial
      Condition                                                         745,933
                                                                       ========

PARTNERSHIP NET ASSETS AT DECEMBER 31, 2001: $57,785,760

                                                                                                             NUMBER OF
                                       LONG          SHORT                NET             PERCENTAGE OF      CONTRACTS/
FUTURES AND FORWARD CONTRACTS:      GAIN/(LOSS)   GAIN/(LOSS)   UNREALIZED GAIN/(LOSS)     NET ASSETS     NOTIONAL AMOUNTS
------------------------------      -----------   -----------   -----------------------   -------------   ----------------
                                         $             $                   $                    %
Foreign currency                      545,662       121,385             667,047                1.15          6,800,319
Interest Rate                         (30,784)      207,014             176,230                0.30              1,132
Commodity                            (166,876)       43,389            (123,487)              (0.21)               437
Equity                                 57,696        --                  57,696                0.10                209
                                     --------       -------            --------               -----
    Grand Total:                      405,698       371,788             777,486                1.34
                                     ========       =======                                   =====
    Unrealized Currency Loss                                            (88,278)
                                                                       --------
    Total Net Unrealized Gain per
      Statement of Financial
      Condition                                                         689,208
                                                                       ========

   The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM CURRENCY L.P.
SCHEDULES OF INVESTMENTS
PARTNERSHIP NET ASSETS AT DECEMBER 31, 2002: $96,159,452


                                         LONG          SHORT                NET             PERCENTAGE OF     NOTIONAL
FUTURES AND FORWARD CONTRACTS:        GAIN/(LOSS)   GAIN/(LOSS)   UNREALIZED GAIN/(LOSS)     NET ASSETS        AMOUNTS
------------------------------        -----------   -----------   -----------------------   -------------   -------------
                                           $             $                   $                    %
Foreign currency
    Other                              4,758,215    (4,013,755)            744,460               0.77       9,742,575,176
    Euro/US dollar Mar. 03             4,860,786        --               4,860,786               5.05*        143,425,000
                                       ---------    ----------           ---------              -----
    Grand Total:                       9,619,001    (4,013,755)          5,605,246               5.82
                                       =========    ==========                                  =====
    Unrealized Currency Gain                                                46,303
                                                                         ---------
    Total Net Unrealized Gain per
      Statement of Financial
      Condition                                                          5,651,549
                                                                         =========


PARTNERSHIP NET ASSETS AT DECEMBER 31, 2001: $47,811,741

                                         LONG          SHORT                NET             PERCENTAGE OF     NOTIONAL
FUTURES AND FORWARD CONTRACTS:        GAIN/(LOSS)   GAIN/(LOSS)   UNREALIZED GAIN/(LOSS)     NET ASSETS        AMOUNTS
------------------------------        -----------   -----------   -----------------------   -------------   -------------
                                           $             $                   $                    %
Foreign currency                         503,253     2,675,130           3,178,383               6.65*      7,044,346,181
                                                                         ---------
    Total Net Unrealized Gain per
      Statement of Financial
      Condition                                                          3,178,383
                                                                         =========

----------

*  No single contract's value exceeds 5% of Net Assets.

   The accompanying notes are an integral part of these financial statements.

                         MORGAN STANLEY SPECTRUM SERIES
                         NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION--Morgan Stanley Spectrum Currency L.P. ("Spectrum Currency"), Morgan Stanley Spectrum Global Balanced L.P. ("Spectrum Global Balanced"), Morgan Stanley Spectrum Select L.P. ("Spectrum Select"), Morgan Stanley Spectrum Strategic L.P. ("Spectrum Strategic") and Morgan Stanley Spectrum Technical L.P. ("Spectrum Technical") (individually, a "Partnership," or collectively, the "Partnerships"), are limited partnerships organized to engage in the speculative trading of futures contracts, options on futures contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy and agricultural products (collectively, "futures interests").


The Partnerships' general partner is Demeter Management Corporation ("Demeter"). The non-clearing commodity broker is Morgan Stanley DW Inc. ("Morgan Stanley DW"). The clearing commodity brokers are Morgan Stanley & Co. Incorporated ("MS&Co.") and Morgan Stanley & Co. International Limited ("MSIL"). Prior to October 2000, Carr Futures Inc. ("Carr") provided clearing and execution services to Spectrum Global Balanced, Spectrum Select, Spectrum Strategic and Spectrum Technical. Demeter, Morgan Stanley DW, MS&Co and MSIL are wholly-owned subsidiaries of Morgan Stanley.


Spectrum Currency commenced trading July 3, 2000.

On April 2, 2001, Dean Witter Reynolds Inc. changed its name to Morgan Stanley DW Inc.

On September 28, 2001, Morgan Stanley Dean Witter Commodities Management Inc. changed its name to Morgan Stanley Commodities Management Inc.

On November 1, 2001, the Partnerships were renamed Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan
Stanley Spectrum Select L.P., Morgan Stanley Spectrum Strategic L.P. and Morgan Stanley Spectrum Technical L.P., respectively.

On June 20, 2002, Morgan Stanley Dean Witter & Co. changed its name to Morgan Stanley.

Spectrum Commodity terminated trading on December 31, 2002, and will be liquidated.

Demeter is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by Demeter and the Limited Partners based upon their proportional ownership interests.

USE OF ESTIMATES--The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates.

REVENUE RECOGNITION--Futures interests are open commitments until settlement date. They are valued at market on a daily basis and the resulting net change in unrealized gains and losses is reflected in the change in unrealized profits (losses) on open contracts from one period to the next in the statements of operations. Monthly, Morgan Stanley DW pays each Partnership interest income based upon 80% of the month's average daily "Net Assets" (as defined in the limited partnership agreements) for the month in the case of Spectrum Currency, Spectrum Select, Spectrum Strategic and Spectrum Technical, and on 100% in the case of Spectrum Global Balanced. The interest rate is equal to a prevailing rate on U.S. Treasury bills. For purposes of such interest payments, Net Assets do not include monies owed to the Partnerships on futures interests.

NET INCOME (LOSS) PER UNIT--Net income (loss) per unit of limited partnership interest ("Unit(s)") is computed using the weighted average number of Units outstanding during the period.

CONDENSED SCHEDULES OF INVESTMENTS--In March 2001, the American Institute of Certified Public Accountants' Accounting Standards Executive Committee issued Statement of Position ("SOP") 01-1, "Amendment to the Scope of Statement of Position 95-2, Financial Reporting by Nonpublic Investment Partnerships, to Include Commodity Pools" effective for fiscal years ending after December 15, 2001. Accordingly, commodity pools are required to include a condensed schedule of investments identifying those investments which constitute more than 5% of Net Assets, taking long and short positions into account separately.

EQUITY IN FUTURES INTERESTS TRADING ACCOUNTS--The Partnerships' asset "Equity in futures interests trading accounts," reflected in the statements of financial condition consists of (A) cash on deposit with Morgan Stanley DW, MS&Co. and MSIL to be used as margin for trading; (B) net unrealized gains or losses on open contracts, which are valued at market and calculated as the difference between original contract value and market value, and (C) net option premiums, which represent the net of all monies paid and/or received for such option premiums.

The Partnerships, in their normal course of business, enter into various contracts with MS&Co. and MSIL acting as their commodity brokers. Pursuant to brokerage agreements with MS&Co. and MSIL, to the extent that such trading results in unrealized gains or losses, these amounts are offset and reported on a net basis on the Partnerships' statements of financial condition.

The Partnerships have offset the fair value amounts recognized for forward contracts executed with the same counterparty as allowable under terms of master netting agreements with MS&Co., the sole counterparty on such contracts. The Partnerships have consistently applied their right to offset.

BROKERAGE AND RELATED TRANSACTION FEES AND COSTS--The brokerage fees for Spectrum Currency and Spectrum Global Balanced are accrued at a flat monthly rate of 1/12 of 4.6% (a 4.6% annual rate) of Net Assets as of the first day of each month.

Brokerage fees for Spectrum Select, Spectrum Strategic and Spectrum Technical are accrued at a flat monthly rate of 1/12 of 7.25% (a 7.25% annual rate) of Net Assets as of the first day of each month.

Such brokerage fees currently cover all brokerage commissions, transaction fees and costs and ordinary administrative and continuing offering expenses.

OPERATING EXPENSES--The Partnerships incur monthly management fees and may incur incentive fees. All common administrative and continuing offering expenses including legal, auditing, accounting, filing fees and other related expenses are borne by Morgan Stanley DW through the brokerage fees paid by the Partnerships.

INCOME TAXES--No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes.

DISTRIBUTIONS--Distributions, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date.

CONTINUING OFFERING--Units of each Partnership are offered at a price equal to 100% of the Net Asset Value per Unit as of the close of business on the last day of the month. No selling commissions or charges related to the continuing offering of Units will be paid by the Limited Partners or the Partnership. Morgan Stanley DW will pay all such costs.

REDEMPTIONS--Limited Partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit as of the end of the last day of any month that is at least six months after the closing at which a person becomes a Limited Partner, upon five business days advance notice by redemption form to Demeter. Thereafter, Units redeemed on or prior to the last day of the twelfth month after such Units were purchased will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month after which such Units were purchased will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twenty-fourth month after which such Units were purchased will not be subject to a redemption charge. The foregoing redemption charges are paid to Morgan Stanley DW. Redemptions must be made in whole Units, in a minimum amount of 50 Units, unless a Limited Partner is redeeming his entire interest in a Partnership.

EXCHANGES--On the last day of the first month which occurs more than six months after a person first becomes a Limited Partner in any of the Partnerships, and at the end of each month thereafter, Limited Partners may exchange their investment among the Partnerships (subject to certain restrictions outlined in the Limited Partnership Agreements) without paying additional charges.

DISSOLUTION OF THE PARTNERSHIPS--Spectrum Currency, Spectrum Global Balanced, Spectrum Strategic and Spectrum Technical will terminate on December 31, 2035 and Spectrum Select will terminate on December 31, 2025 regardless of financial condition at such time, or at an earlier date if certain conditions occur as defined in each Partnership's Limited Partnership Agreement.

LITIGATION SETTLEMENT--On August 30, 2003 Spectrum Global Balanced, Spectrum Select, Spectrum Strategic and Spectrum Technical received payments they were entitled to under the Sumitomo Copper Litigation Settlement in the amounts of $233,074, $4,636,156, $17,556 and $306,400, respectively.

2.  RELATED PARTY TRANSACTIONS

The Partnerships pay brokerage fees to Morgan Stanley DW as described in Note 1. Each Partnership's cash is on deposit with Morgan Stanley DW, MS&Co. and MSIL in futures interests trading accounts to meet margin requirements as needed. Morgan Stanley DW pays interest on these funds as described in Note 1.

3.  TRADING ADVISORS

Demeter, on behalf of each Partnership, retains certain commodity trading advisors to make all trading decisions for the Partnerships. The trading advisors for each Partnership at December 31, 2002 were as follows:


Morgan Stanley Spectrum Select L.P.
  EMC Capital Management, Inc.
  Rabar Market Research, Inc.
  Sunrise Capital Management, Inc.
  Northfield Trading L.P.


Effective May 1, 2001, Spectrum Select entered into a management agreement with Northfield Trading L.P. ("Northfield"), adding Northfield as its fourth trading advisor to the Partnership.

Morgan Stanley Spectrum Technical L.P.
  Campbell & Company, Inc. ("Campbell")
  Chesapeake Capital Corporation ("Chesapeake")
  John W. Henry & Company, Inc. ("JWH")

Morgan Stanley Spectrum Strategic L.P.
  Allied Irish Capital Management, Ltd. ("AICM")
  Blenheim Capital Management, L.L.C. ("Blenheim")
  Eclipse Capital Management, Inc. ("Eclipse")


Effective April 14, 2000, Willowbridge Associates Inc. ("Willowbridge") was terminated as an advisor to Spectrum Strategic. The assets of the partnership previously allocated to Willowbridge were allocated to Eclipse, effective June 26, 2000.


Effective August 31, 2001, Blenheim Investments, Inc. changed its name to Blenheim Capital Management, L.L.C.

Morgan Stanley Spectrum Global Balanced L.P.
  SSARIS Advisors, LLC ("SSARIS")


Morgan Stanley Spectrum Currency L.P.
  John W. Henry & Company, Inc.
  Sunrise Capital Partners, LLC ("Sunrise")


Effective December 6, 2002 SSARIS assumed all of RXR Inc.'s responsibilities with respect to acting as the trading adviser to the partnership.

Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

MANAGEMENT FEE--The management fee for Spectrum Currency is accrued at the rate of 1/12 of 2% of Net Assets on the first day of each month (a 2% annual rate). Prior to December 1, 2000, the management fee was accrued at the rate of 1/3 of 1% of Net Assets allocated to JWH on the first day of each month and 1/4 of 1% of Net Assets allocated to Sunrise on the first day of each month (annual rates of 4% and 3%, respectively).

The management fee for Spectrum Global Balanced is accrued at the rate of 5/48 of 1% per month of Net Assets on the first day of each month (a 1.25% annual rate).

The management fee for Spectrum Select is accrued at the rate of 1/4 of 1% per month of Net Assets allocated to each trading advisor on the first day of each month (a 3% annual rate).

The management fee for Spectrum Strategic is accrued at the rate of 1/12 of 3% of Net Assets allocated to each trading advisor on the first day of each month (a 3% annual rate). Prior to March 23, 2001 the management fee allocated to Blenheim was accrued at the rate of 1/12 of 4% per month of Net Assets as of the first day of each month (a 4% annual rate).

The management fee for Spectrum Technical is accrued at the rate of 1/12 of 2% of Net Assets allocated to JWH on the first day of each month, 1/12 of 3% of Net Assets allocated to Campbell and Chesapeake on the first day of each month (annual rates of 2%, 3% and 3%, respectively). Prior to May 1, 2002, the management fee for Chesapeake was accrued at a rate of 1/12 of 4% of Net Assets on the first day of each month (a 4% annual rate). Prior to December 1, 2000, the management fee was accrued to each trading advisor at the rate of 1/3 of 1% of Net Assets on the first day of each month (a 4% annual rate).

INCENTIVE FEE--Spectrum Currency pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to each trading advisor's allocated Net Assets as of the end of each calendar month. Prior to December 1, 2000, Spectrum Currency paid a monthly incentive fee equal to 15% of the trading profits.

Spectrum Global Balanced, Spectrum Select and Spectrum Strategic each pay a monthly incentive fee equal to 15% of the trading profits experienced with respect to each trading advisor's allocated Net Assets as of the end of each calendar month.

Spectrum Technical pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to the Net Assets allocated to Campbell and JWH as of the end of each calendar month and 19% of the trading profits experienced with respect to the Net Assets allocated to Chesapeake as of the end of each calendar month. Prior to December 1, 2000, Spectrum Technical paid an incentive fee equal to 15% of trading profits to Campbell and JWH.

Trading profits represent the amount by which profits from futures, forwards and options trading exceed losses after brokerage and management fees are deducted.

For all Partnerships with trading losses, no incentive fee is paid in subsequent months until all such losses are recovered. Cumulative trading losses are adjusted on a pro-rata basis for the net amount of each month's subscriptions and redemptions.

4.  FINANCIAL INSTRUMENTS

The Partnerships trade futures contracts, options on futures contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy and agricultural products. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility.

The market value of contracts is based on closing prices quoted by the exchange, bank or clearing firm through which the contracts are traded.

The Partnerships' contracts are accounted for on a trade-date basis and marked-to-market on a daily basis. The Partnerships account for derivative investments in accordance with the provisions of Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 defines a derivative as a financial instrument or other contract that has all three of the following characteristics:

(1) One or more underlying notional amounts or payment provisions;

(2) Requires no initial net investment or a smaller initial net investment than would be required relative to changes in market factors;

(3) Terms require or permit net settlement.

Generally derivatives include futures, forward, swaps or options contracts, and other financial instruments with similar characteristics such as caps, floors and collars.

The net unrealized gains (losses) on open contracts at December 31, reported as a component of "Equity in futures interests trading accounts" on the statements of financial condition, and their longest contract maturities were as follows:

SPECTRUM SELECT

                      NET UNREALIZED GAINS
                        ON OPEN CONTRACTS                 LONGEST MATURITIES
              -------------------------------------   --------------------------
                              OFF-                                      OFF-
               EXCHANGE-    EXCHANGE-                  EXCHANGE-     EXCHANGE-
    YEAR        TRADED       TRADED        TOTAL        TRADED         TRADED
------------  -----------   ---------   -----------   -----------   ------------
                   $            $            $
    2002      12,359,670    5,538,348   17,898,018     Dec. 2003     March 2003
    2001       1,010,544    4,386,192    5,396,736     Dec. 2002     March 2002

SPECTRUM TECHNICAL

                       NET UNREALIZED GAINS
                         ON OPEN CONTRACTS                  LONGEST MATURITIES
              ---------------------------------------   --------------------------
                               OFF-                                       OFF-
               EXCHANGE-     EXCHANGE-                   EXCHANGE-     EXCHANGE-
    YEAR        TRADED        TRADED         TOTAL        TRADED         TRADED
------------  -----------   -----------   -----------   -----------   ------------
                   $             $             $
    2002      16,269,250     7,833,963    24,103,213     Dec. 2003     March 2003
    2001         828,853    10,676,762    11,505,615     Dec. 2002     March 2002

SPECTRUM STRATEGIC

                      NET UNREALIZED GAINS
                        ON OPEN CONTRACTS                 LONGEST MATURITIES
              -------------------------------------   ---------------------------
                              OFF-                                       OFF-
               EXCHANGE-    EXCHANGE-                  EXCHANGE-      EXCHANGE-
    YEAR        TRADED       TRADED        TOTAL         TRADED         TRADED
------------  -----------   ---------   -----------   ------------   ------------
                   $            $            $
    2002       6,387,996      543,148    6,931,144      July 2004     March 2003
    2001       4,491,712           54    4,491,766      Dec. 2002      Jan. 2002

SPECTRUM GLOBAL BALANCED

                       NET UNREALIZED GAINS
                         ON OPEN CONTRACTS                  LONGEST MATURITIES
              ---------------------------------------   ---------------------------
                               OFF-                                        OFF-
               EXCHANGE-     EXCHANGE-                   EXCHANGE-      EXCHANGE-
    YEAR        TRADED        TRADED         TOTAL         TRADED         TRADED
------------  -----------   -----------   -----------   ------------   ------------
                   $             $             $
    2002         717,293        28,640       745,933     March 2003     March 2003
    2001         646,308        42,900       689,208     March 2002     March 2002

SPECTRUM CURRENCY

                    NET UNREALIZED GAINS
                      ON OPEN CONTRACTS               LONGEST MATURITIES
              ---------------------------------   --------------------------
                            OFF-                                    OFF-
              EXCHANGE-   EXCHANGE-                EXCHANGE-     EXCHANGE-
    YEAR       TRADED      TRADED       TOTAL       TRADED         TRADED
------------  ---------   ---------   ---------   -----------   ------------
                  $           $           $
    2002         --       5,651,549   5,651,549       --         March 2003
    2001         --       3,178,383   3,178,383       --         March 2002

The Partnerships have credit risk associated with counterparty nonperformance. The credit risk associated with the instruments in which the Partnerships are involved is limited to the amounts reflected in the Partnerships' statements of financial condition.

The Partnerships also have credit risk because Morgan Stanley DW, MS&Co. and MSIL act as the futures commission merchants or the counterparties, with respect to most of the Partnerships' assets. Exchange-traded futures and futures-styled options contracts are marked-to-market on a daily basis, with variations in value settled on a daily basis. Each of Morgan Stanley DW, MS&Co. and MSIL, as a futures commission merchant for each Partnership's exchange-traded futures and futures-styled options contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures and futures-styled options contracts, including an amount equal to the net unrealized gains (losses) on all open futures and futures-styled options contracts, which funds, in the aggregate, totaled at December 31, 2002 and 2001, respectively, $287,140,004 and $236,193,605 for Spectrum Select, $326,385,223 and $247,001,207 for Spectrum
Technical, $74,612,644 and $70,459,374 for Spectrum Strategic and $50,047,775 and $58,042,399 for Spectrum Global Balanced. With respect to the Partnerships' off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gains (losses) on open forward contracts be segregated. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of MS&Co., the sole counterparty on all of such contracts, to perform. Each Partnership has a netting agreement with MS&Co. These agreements, which seek to reduce both the Partnerships' and MS&Co.'s exposure on off-exchange-traded forward currency contracts, should materially decrease the Partnerships' credit risk in the event of MS&Co.'s bankruptcy or insolvency.

5.  FINANCIAL HIGHLIGHTS

SPECTRUM SELECT

                                                              PER UNIT:
                                                              ---------
NET ASSET VALUE, JANUARY 1, 2002:                              $ 23.96
                                                               -------
NET OPERATING RESULTS:
  Realized Profit                                                 4.28
  Unrealized Profit                                               1.20
  Proceeds from Litigation Settlement                             0.44
  Interest Income                                                 0.33
  Expenses                                                       (2.56)
                                                               -------
  Net Income                                                      3.69
                                                               -------
NET ASSET VALUE, DECEMBER 31, 2002:                            $ 27.65
                                                               =======
  Expense Ratio                                                   10.1 %
  Net Income Ratio                                                15.3 %
TOTAL RETURN                                                      15.4 %

SPECTRUM TECHNICAL


                                                              PER UNIT:
                                                              ---------
NET ASSET VALUE, JANUARY 1, 2002:                              $ 14.93
                                                               -------
NET OPERATING RESULTS:
  Realized Profit                                                 4.34
  Unrealized Profit                                               0.72
  Proceeds from Litigation Settlement                             0.02
  Interest Income                                                 0.21
  Expenses                                                       (1.81)
                                                               -------
  Net Income                                                      3.48
                                                               -------
NET ASSET VALUE, DECEMBER 31, 2002:                            $ 18.41
                                                               =======
  Expense Ratio                                                   11.0 %
  Net Income Ratio                                                21.0 %

TOTAL RETURN                                                      23.3 %


SPECTRUM STRATEGIC


                                                              PER UNIT:
                                                              ---------
NET ASSET VALUE, JANUARY 1, 2002:                              $ 10.55
                                                               -------
NET OPERATING RESULTS:
  Realized Profit                                                 1.67
  Unrealized Profit                                               0.38
  Interest Income                                                 0.15
  Expenses                                                       (1.21)
                                                               -------
  Net Income                                                      0.99
                                                               -------
NET ASSET VALUE, DECEMBER 31, 2002:                            $ 11.54
                                                               =======
  Expense Ratio                                                   10.5 %
  Net Income Ratio                                                 8.6 %
TOTAL RETURN                                                       9.4 %

SPECTRUM GLOBAL BALANCED

                                                              PER UNIT:
                                                              ---------
NET ASSET VALUE, JANUARY 1, 2002:                              $ 16.21
                                                               -------
NET OPERATING RESULTS:
  Realized lost                                                  (1.08)
  Unrealized Profit                                               0.02
  Proceeds from Litigation Settlement                             0.07
  Interest Income                                                 0.26
  Expenses                                                       (0.91)
                                                               -------
  Net Loss                                                       (1.64)
                                                               -------
NET ASSET VALUE, DECEMBER 31, 2002:                            $ 14.57
                                                               =======
  Expense Ratio                                                    5.9 %
  Net Loss Ratio                                                 (10.6)%
TOTAL RETURN                                                     (10.1)%

SPECTRUM CURRENCY

                                                              PER UNIT:
                                                              ---------
NET ASSET VALUE, JANUARY 1, 2002:                              $ 12.41
                                                               -------
NET OPERATING RESULTS:
  Realized Profit                                                 1.99
  Unrealized Profit                                               0.45
  Interest Income                                                 0.15
  Expenses                                                       (1.07)
                                                               -------
  Net Income                                                      1.52
                                                               -------
NET ASSET VALUE, DECEMBER 31, 2002:                            $ 13.93
                                                               =======
  Expense Ratio                                                    8.3 %
  Net Income Ratio                                                14.5 %
TOTAL RETURN                                                      12.2 %

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
  Demeter Management Corporation

We have audited the accompanying statements of financial condition of Demeter Management Corporation (the "Company"), a wholly-owned subsidiary of Morgan Stanley, as of November 30, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements of financial condition based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of financial condition are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of Demeter Management Corporation at November 30, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

New York, New York
January 10, 2003

                         DEMETER MANAGEMENT CORPORATION
                  (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY)
              PURCHASERS OF UNITS IN A SPECTRUM SERIES PARTNERSHIP
                 WILL NOT RECEIVE ANY INTEREST IN THIS COMPANY.
                       STATEMENTS OF FINANCIAL CONDITION
                           NOVEMBER 30, 2002 AND 2001

                                                                     NOVEMBER 30,
                                                              ---------------------------
                                                                  2002           2001
                                                              ------------   ------------
                                                                   $              $
ASSETS
Investments in affiliated partnerships                          27,173,907     23,969,483
Income taxes receivable                                          1,689,480        603,715
Receivable from affiliated partnerships                                575            680
                                                              ------------   ------------
Total Assets                                                    28,863,962     24,573,878
                                                              ============   ============

LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES:
Payable to Parent                                               20,444,379     17,968,119
Accrued expenses                                                    18,000         21,600
                                                              ------------   ------------
  Total Liabilities                                             20,462,379     17,989,719
                                                              ------------   ------------

STOCKHOLDER'S EQUITY:
Common stock, no par value:
  Authorized 1,000 shares; outstanding 100 shares at stated
    value of $500 per share                                         50,000         50,000
Additional paid-in capital                                     123,170,000    123,170,000
Retained earnings                                                8,251,583      6,434,159
                                                              ------------   ------------
                                                               131,471,583    129,654,159
  Less: Notes receivable from Parent                          (123,070,000)  (123,070,000)
                                                              ------------   ------------
    Total Stockholder's Equity                                   8,401,583      6,584,159
                                                              ------------   ------------
    Total Liabilities and Stockholder's Equity                  28,863,962     24,573,878
                                                              ============   ============

  The accompanying notes are an integral part of these statements of financial condition.

                         DEMETER MANAGEMENT CORPORATION
                  (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY)


   PURCHASERS OF UNITS IN A SPECTRUM SERIES PARTNERSHIP WILL NOT RECEIVE ANY
                           INTEREST IN THIS COMPANY.

                   NOTES TO STATEMENTS OF FINANCIAL CONDITION

                           NOVEMBER 30, 2002 AND 2001

1.  INTRODUCTION AND BASIS OF PRESENTATION

Demeter Management Corporation ("Demeter") is a wholly-owned subsidiary of Morgan Stanley ("Parent")

Effective June 20, 2002, Morgan Stanley Dean Witter & Co. changed its name to Morgan Stanley.


Demeter manages the following commodity pools as sole general partner: Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, Dean Witter Cornerstone Fund IV, Columbia Futures Fund, Dean Witter Diversified Futures Fund Limited Partnership, Dean Witter Diversified Futures Fund II L.P., Dean Witter Diversified Futures Fund III L.P., Dean Witter Multi-Market Portfolio L.P., Dean Witter Principal Plus Fund L.P., Dean Witter Principal Plus Fund
Management L.P., Dean Witter Portfolio Strategy Fund L.P., Dean Witter Global Perspective Portfolio L.P., Dean Witter World Currency Fund L.P., Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Commodity L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Select L.P., Morgan Stanley/Chesapeake L.P., Morgan Stanley/JWH Futures Fund L.P., Morgan Stanley/Market Street Futures Fund L.P. ("Market Street"), Morgan Stanley Charter MSFCM L.P., Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P., Morgan Stanley Charter Welton L.P., Morgan Stanley Charter Campbell L.P. ("Charter Campbell"), Morgan Stanley Strategic Alternatives
Fund L.P. and Morgan Stanley/Mark J. Walsh & Company L.P.


Each of the commodity pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies and other commodity interests.

The statements of financial condition are prepared in conformity with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from these estimates.

On May 1, 2001, Morgan Stanley Dean Witter/Mark J. Walsh & Company, L.P. commenced trading. On January 28, 2002, Morgan Stanley Dean Witter/Mark J.
Walsh & Company, L.P. changed its name to Morgan Stanley/Mark J. Walsh & Company L.P.


On August 23, 2001, Morgan Stanley Dean Witter Strategic Alternatives Fund L.P. changed its name to Morgan Stanley Strategic Alternatives Fund L.P.


On November 1, 2001, the Morgan Stanley Dean Witter Spectrum Series and the Morgan Stanley Dean Witter Charter Series of funds dropped "Dean Witter" from their names.

On November 28, 2001, Morgan Stanley Dean Witter/Market Street Futures Fund L.P. changed its name to Morgan Stanley/Market Street Futures Fund L.P. On
January 31, 2002, Market Street terminated trading.

On January 22, 2002, Morgan Stanley Dean Witter/Chesapeake L.P. changed its name to Morgan
Stanley/Chesapeake L.P.

On February 6, 2002, Morgan Stanley Dean Witter/JWH Futures Fund L.P. changed its name to Morgan Stanley/JWH Futures Fund L.P.


On June 5, 2002, Morgan Stanley Dean Witter Strategic Alternatives L.L.C. changed its name to Morgan Stanley Strategic Alternatives L.L.C.


On July 29, 2002, Demeter entered into a limited partnership agreement as general partner in Morgan Stanley Charter Campbell L.P. and registered 3,000,000 Units to be offered to investors in a continuing public offering. Charter Campbell became the fifth fund in the Morgan Stanley Charter Series and commenced trading on October 1, 2002.

                         DEMETER MANAGEMENT CORPORATION
                  (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY)


   PURCHASERS OF UNITS IN A SPECTRUM SERIES PARTNERSHIP WILL NOT RECEIVE ANY
                           INTEREST IN THIS COMPANY.

             NOTES TO STATEMENTS OF FINANCIAL CONDITION (CONTINUED)

                           NOVEMBER 30, 2002 AND 2001

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INCOME TAXES The results of operations of Demeter are included in the consolidated federal income tax return of Parent. Income taxes are computed on a separate company basis and are due to Parent.

3.  INVESTMENTS IN AFFILIATED PARTNERSHIPS

The limited partnership agreement of each commodity pool requires Demeter to maintain a general partnership interest in each partnership, generally in an amount equal to, but not less than 1 percent of the aggregate capital contributed to the partnership by all partners.

The total assets, liabilities and partners' capital of all the funds managed by Demeter at November 30, 2002 and 2001 were as follows:

                                                                      NOVEMBER 30,
                                                              -----------------------------
                                                                  2002            2001
                                                              -------------   -------------
                                                                    $               $
Total assets................................................  1,645,639,679   1,345,947,554
Total liabilities...........................................     28,967,603      21,606,995
                                                              -------------   -------------
Total partners' capital.....................................  1,616,672,076   1,324,340,559
                                                              =============   =============

Demeter's investments in such limited partnerships are carried at market value.

4.  PAYABLE TO PARENT

The Payable to Parent is primarily for amounts due for the purchase of partnership investments, income tax payments made by Parent on behalf of Demeter and the cumulative results of operations.

5.  NET WORTH REQUIREMENT


At November 30, 2002 and 2001, Demeter held non-interest bearing notes from Parent that were payable on demand. These notes were received in connection with additional capital contributions aggregating $123,070,000 at November 30, 2002 and 2001.


The limited partnership agreement of each commodity pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in each pool in which Demeter is the general partner (15% if the capital contributions to any partnership are less than $2,500,000, or $250,000, whichever is less).

In calculating this requirement, Demeter's interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from Parent are included in net worth for purposes of this calculation. It is the Parent's intent to ensure that Demeter maintains the required net worth.

At December 31, 2002, Demeter received a non-interest bearing promissory note from its Parent in the amount of $140,000,000 that is payable on demand. This note dated December 31, 2002, supersedes all previously issued notes aggregating $123,070,000.

On December 31, 2002, Morgan Stanley Spectrum Commodity L.P. and Morgan Stanley Charter Welton L.P. each terminated trading and will commence dissolution in accordance with their limited partnership agreements.


On December 31, 2002, Columbia Futures Fund terminated in accordance with its limited partnership agreement.

                                                                       EXHIBIT A

               TABLE OF CONTENTS TO FORM OF AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENTS


                                                                           PAGE
                                                                         --------
 1.  Formation; Name...................................................     A-2
 2.  Office............................................................     A-3
 3.  Business..........................................................     A-3
 4.  Term; Dissolution; Fiscal Year....................................     A-3
     Spectrum Select only:.............................................     A-3
     (a)   Term........................................................     A-3
     Spectrum Technical, Spectrum Strategic, and Spectrum Global
     Balanced only:....................................................     A-3
     (a)   Term........................................................     A-3
     Spectrum Currency only:...........................................     A-4
     (a)   Term........................................................     A-4
     (b)   Dissolution.................................................     A-4
     (c)   Fiscal Year.................................................     A-4
 5.  Net Worth of General Partner......................................     A-4
 6.  Capital Contributions and Offering of Units of Limited Partnership
     Interest..........................................................     A-5
 7.  Allocation of Profits and Losses; Accounting; Other Matters.......     A-6
     (a)   Capital Accounts............................................     A-6
     (b)   Monthly Allocations.........................................     A-7
     (c)   Allocation of Profit and Loss for Federal Income Tax
            Purposes...................................................     A-7
     (d)   Definitions; Accounting.....................................     A-8
     (e)   Expenses and Limitations Thereof............................     A-9
     (f)   Limited Liability of Limited Partners.......................     A-9
     (g)   Return of Limited Partner's Capital Contribution............    A-10
     (h)   Distributions...............................................    A-10
     (i)   Interest on Assets..........................................    A-10
 8.  Management and Trading Policies...................................    A-10
     (a)   Management of the Partnership...............................    A-10
     (b)   The General Partner.........................................    A-10
     (c)   General Trading Policies....................................    A-11
     Trading Policies for All Partnerships:............................    A-11
     Trading Policy for All Partnerships, Except Spectrum Global
     Balanced and Spectrum Currency....................................    A-12
     Trading Policies for Spectrum Select, Spectrum Technical, and
     Spectrum Strategic only:..........................................    A-12
     Trading Policy for Spectrum Select only:..........................    A-12
     Trading Policies for Spectrum Global Balanced only:...............    A-12
     (d)   Changes to Trading Policies.................................    A-13
     (e)   Miscellaneous...............................................    A-13
 9.  Audits; Reports to Limited Partners...............................    A-14
10.  Transfer; Redemption of Units; Exchange Privilege.................    A-15
     (a)   Transfer....................................................    A-15
     (b)   Redemption..................................................    A-16
     (c)   Exchange Privilege..........................................    A-17
11.  Special Power of Attorney.........................................    A-18
12.  Withdrawal of Partners............................................    A-18
13.  No Personal Liability for Return of Capital.......................    A-19
14.  Standard of Liability; Indemnification............................    A-19
     (a)   Standard of Liability.......................................    A-19
     (b)   Indemnification by the Partnership..........................    A-19
     (c)   Affiliate...................................................    A-19
     (d)   Indemnification by Partners.................................    A-20
15.  Amendments; Meetings..............................................    A-20
     (a)   Amendments with Consent of the General Partner..............    A-20
     (b)   Meetings....................................................    A-20
     (c)   Amendments and Actions without Consent of the General
            Partner....................................................    A-21
     (d)   Action Without Meeting......................................    A-21
     (e)   Amendments to Certificate of Limited Partnership............    A-21
16.  Index of Defined Terms............................................    A-21
17.  Governing Law.....................................................    A-22
18.  Miscellaneous.....................................................    A-22
     (a)   Priority among Limited Partners.............................    A-22
     (b)   Notices.....................................................    A-22
     (c)   Binding Effect..............................................    A-22
     (d)   Captions....................................................    A-22
Annex A--Request for Redemption........................................    A-24

FORM OF AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT FOR EACH OF THE MORGAN STANLEY SPECTRUM SELECT L.P., MORGAN STANLEY SPECTRUM TECHNICAL L.P., MORGAN STANLEY SPECTRUM STRATEGIC L.P., MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P. AND MORGAN STANLEY SPECTRUM CURRENCY L.P.

        BOLDFACED CAPTIONS AND BRACKETED TEXT REFLECT DIFFERENCES IN LIMITED
                            PARTNERSHIP AGREEMENTS.

SPECTRUM SELECT ONLY:

    This Agreement of Limited Partnership, made as of March 21, 1991, as amended and restated as of August 31, 1993, as further amended and restated as of October 17, 1996, as further amended and restated as of May 31, 1998, and as further amended and restated as of February 28, 2000, by and among Demeter Management Corporation, a Delaware corporation (the "General Partner"), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively "Limited Partners"; the General Partner and Limited Partners may be collectively referred to herein as "Partners"). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in Section 16.

SPECTRUM TECHNICAL, SPECTRUM STRATEGIC, AND SPECTRUM GLOBAL BALANCED ONLY:

    This Agreement of Limited Partnership, made as of May 27, 1994, as amended and restated as of May 31, 1998, and as further amended and restated as of February 28, 2000, by and between Demeter Management Corporation, a Delaware corporation (the "General Partner"), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively "Limited Partners"; the General Partner and Limited Partners may be collectively referred to herein as "Partners"). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in Section 16.

SPECTRUM CURRENCY ONLY:

    This Agreement of Limited Partnership, made as of March 6, 2000 (this "Agreement"), by and among Demeter Management Corporation, a Delaware corporation (the "General Partner"), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively, "Limited Partners"; the General Partner and Limited Partners may be collectively referred to herein as "Partners"). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in Section 16.

                                  WITNESSETH:

    WHEREAS, the parties hereto desire to form a limited partnership for the purpose of engaging in the speculative trading of future interests.

    NOW, THEREFORE, the parties hereto hereby agree as follows:

1.  FORMATION; NAME.

    The parties hereto do hereby form a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on the date hereof (the "Act"). The name of the limited partnership is Morgan Stanley Spectrum [SELECT][TECHNICAL][STRATEGIC][GLOBAL BALANCED][CURRENCY] L.P. (the "Partnership"). The General Partner shall execute and file a Certificate of Limited Partnership of the Partnership (the "Certificate of Limited Partnership") in accordance with the Act, and shall execute, file, record, and publish as appropriate such amendments, assumed name certificates, and other documents as are or become necessary or advisable in connection with the operation of the Partnership, as determined by the General Partner, and shall take all steps which the General Partner may deem necessary or advisable to allow the Partnership to conduct business as a limited partnership where the Partnership conducts business in any jurisdiction, and to otherwise provide that Limited Partners will have limited liability with respect to the activities of the Partnership in all such jurisdictions, and to comply with the law of any jurisdiction. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney and such additional information as the General Partner may request to complete such documents and to execute and cooperate in the filing, recording, or publishing of such documents as the General Partner determines appropriate.

2.  OFFICE.

    The principal office of the Partnership shall be 825 Third Avenue, 9th Floor, New York, New York 10022, or such other place as the General Partner may designate from time to time.

    The address of the principal office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center,
1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or such other agent as the General Partner shall designate from time to time.

3.  BUSINESS.

    The Partnership's business and general purpose is to trade, buy, sell, spread, or otherwise acquire, hold, or dispose of commodities (including, but not limited to, foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, and any rights pertaining thereto (hereinafter referred to collectively as "Futures Interests") and securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission (the "CFTC") for investment of customer funds and other securities on a limited basis, and to engage in all activities incident thereto. The objective of the Partnership's business is appreciation of its assets through speculative trading. The Partnership may pursue this objective in any lawful manner consistent with the Partnership's trading policies. The Partnership may engage in the foregoing activities either directly or through any lawful transaction or any lawful activity into which a limited partnership may enter or in which a limited partnership may engage under the laws of the State of Delaware; provided that such transactions or activities do not subject the Limited Partners to any liability in excess of the limited liability provided for herein and contemplated by the Act.

4.  TERM; DISSOLUTION; FISCAL YEAR.

SPECTRUM SELECT ONLY:

    (a) TERM. The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall end upon the first to occur of the following:
(i) December 31, 2025; (ii) withdrawal, insolvency, bankruptcy, dissolution, liquidation, or termination of the General Partner, unless the business of the Partnership shall be continued by any remaining or successor general partner(s) in accordance with the provisions hereof; (iii) receipt by the General Partner of a notice setting forth an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the outstanding Units (as defined in Section 6), which notice shall be sent by registered mail to the General Partner not less than 90 days prior to the effective date of such termination and dissolution; (iv) a decline in the Net Asset Value (as defined in Section 7(d)(2)) of a Unit as of the close of business (as determined by the General Partner) on any day to less than $2.50; (v) a decline in the Partnership's Net Assets (as defined in Section 7(d)(1)) as of the close of business (as determined by the General Partner) on any day to or less than $250,000; (vi) a determination by the General Partner that the Partnership's Net Assets in relation to the operating expenses of the Partnership make it unreasonable or imprudent to continue the business of the Partnership;
(vii) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued; or (viii) a determination by the General Partner to terminate the Partnership following a Special Redemption Date as described in Section 9.

SPECTRUM TECHNICAL, SPECTRUM STRATEGIC, AND SPECTRUM GLOBAL BALANCED ONLY:

    (a) TERM. The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall end upon the first to occur of the following:
(i) December 31, 2035; (ii) receipt by the General Partner of a notice setting forth an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the outstanding Units (as defined in Section 6 below), which notice shall be sent by registered mail to the General Partner not less than 90 days prior to the effective date of such termination and dissolution; (iii) the withdrawal, insolvency, bankruptcy, dissolution, liquidation or termination of the General Partner, unless the business of the Partnership shall be continued by any remaining or successor general partner(s) in accordance with the provisions hereof; (iv) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued;
(v) a decline in the Net Asset Value (as defined in Section 7(d)(2)) of a Unit as of the close of business (as determined by the General Partner) on any day to less than $2.50; (vi) a decline in the Partnership's Net Assets (as defined in Section 7(d)(1)) as of the close of business (as determined by the General Partner) on any day to or below $250,000; (vii) a determination by the General Partner upon 60 days notice to the Limited Partners to terminate the Partnership; or (viii) a determination by the General Partner to terminate the Partnership following a Special Redemption Date as described in Section 9.

SPECTRUM CURRENCY ONLY:

    (a) TERM. The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall end upon the first to occur of the following:
(i) December 31, 2035; (ii) receipt by the General Partner of a notice setting forth an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the outstanding Units (as defined in Section 6 below), which notice shall be sent by registered mail to the General Partner not less than 90 days prior to the effective date of such termination and dissolution; (iii) the withdrawal, insolvency, bankruptcy, dissolution, liquidation or termination of the General Partner, unless the business of the Partnership shall be continued by any remaining or successor general partner(s) in accordance with the provisions hereof; (iv) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued;
(v) a decline in the Net Asset Value (as defined in Section 7(d)(2)) of a Unit as of the close of business (as determined by the General Partner) on any day to less than $2.50; (vi) a decline in the Partnership's Net Assets (as defined in Section 7(d)(1)) as of the close of business (as determined by the General Partner) on any day to or below $250,000; (vii) a determination by the General Partner upon 60 days notice to the Limited Partners to terminate the Partnership; or (viii) a determination by the General Partner to terminate the Partnership following a Special Redemption Date as described in Section 9.

    (b) DISSOLUTION. Upon the occurrence of an event causing the termination of the Partnership, the Partnership shall terminate and be dissolved. Dissolution, payment of creditors, and distribution of the Partnership's Net Assets shall be effected as soon as practicable in accordance with the Act, except that the General Partner and each Limited Partner (and any assignee) shall share in the Net Assets of the Partnership pro rata in accordance with such Partner's respective capital account, less any amount owing by such Partner (or assignee) to the Partnership. The General Partner shall, at its option, be entitled to supervise the liquidation of the Partnership.

    Nothing contained in this Agreement shall impair, restrict, or limit the rights and powers of the Partners under the law of the State of Delaware and any other jurisdiction in which the Partnership shall be conducting business to reform and reconstitute themselves as a limited partnership following dissolution of the Partnership, either under provisions identical to those set forth herein or any others which they shall deem appropriate.

    (c) FISCAL YEAR. The fiscal year of the Partnership shall begin on January 1 of each year and end on the following December 31.

5.  NET WORTH OF GENERAL PARTNER.

    The General Partner agrees that at all times, as long as it remains General Partner of the Partnership, it shall maintain its net worth at an amount not less than 10% of the total contributions to the Partnership by all Partners and to any other limited partnership for which it acts as a general partner by all partners; PROVIDED, HOWEVER, that if the total contributions to the Partnership by all such partnership's partners, or to any limited partnership for which it acts as a general partner by all partners, are less than $2,500,000, then with respect to the Partnership and any such limited partnership, the General Partner shall maintain its net worth at an amount of at least 15% of the total contributions to the Partnership by all Partners and of the total contributions to any such limited partnership for which it acts as a general partner by all such partnership's partners or $250,000, whichever is the lesser; and, PROVIDED, FURTHER, that in no event shall the General Partner's net worth be less than $50,000. For the purposes of this Section 5, "net worth" shall be calculated in accordance with generally accepted accounting principles, except as otherwise specified in this Section 5, with all current assets based on their then current market values. The interests owned by the General Partner in the Partnership and any other partnerships for which it acts as a general partner and any notes and accounts receivable from and payable to any limited partnership in which it has an interest shall not be included as an asset in calculating its net worth, but any notes receivable from an affiliate (as such term is defined in Regulation S-X of the rules and regulations of the Securities and Exchange Commission (the "SEC")) of the General Partner or letters of credit may be included.

    The General Partner agrees that it shall not be a general partner of any limited partnership other than the Partnership unless, at all times when it is a general partner of any such additional limited partnership, its net worth is at least equal to the net worth required by the preceding paragraph of this
Section 5.

    The requirements of the preceding two paragraphs of this Section 5 may be modified by the General Partner at its option, without notice to or the consent of the Limited Partners, PROVIDED THAT: (a) such modification does not adversely affect the interests of the Limited Partners, and (b) the General Partner obtains a written opinion of counsel for the Partnership that such proposed modification: (i) will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, (ii) will not adversely affect the status of the Limited Partners as limited partners under the Act, and (iii) will not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder; PROVIDED, HOWEVER, that the General Partner's net worth may not be reduced below the lesser of (A) the net worth required by
Section II.B of the Guidelines for Registration of Commodity Pool Programs, as adopted in revised form by the North American Securities Administrators Association, Inc. in September, 1993 (the "NASAA Guidelines"), and (B) the net worth required by such Guidelines as in effect on the date of such proposed modification.

6.  CAPITAL CONTRIBUTIONS AND OFFERING OF UNITS OF LIMITED PARTNERSHIP INTEREST.

    The General Partner shall contribute to the Partnership, in $1,000 increments, such amount in cash as is necessary to make the General Partner's capital contribution at least equal to the greater of: (a) 1% of aggregate capital contributions to the Partnership by all Partners (including the General Partner's contribution) and (b) $25,000. Such contribution by the General Partner need not exceed the amount described above and shall be evidenced by Units of General Partnership Interest ("Unit(s) of General Partnership Interest"). The General Partner shall maintain its interest in the capital of the Partnership at no less than the amount stated above. The General Partner, without notice to or consent of the Limited Partners, may withdraw any portion of its interest in the Partnership that is in excess of its required interest described above. Interests in the Partnership, other than the General Partnership Interest of the General Partner, shall be Units of Limited Partnership Interest ("Units" or, individually, a "Unit"). The net asset value of a Unit of General Partnership Interest shall at all times be equivalent to the Net Asset Value of a Unit of Limited Partnership Interest.

    The General Partner, for and on behalf of the Partnership, shall issue and sell Units to persons desiring to become Limited Partners, PROVIDED that such persons shall be determined by the General Partner to be qualified investors and their subscriptions for Units shall be accepted by the General Partner, which acceptance the General Partner may withhold in whole or in part in its sole discretion. The minimum subscription for Units per subscriber shall be such amount as the General Partner shall determine from time to time in its sole discretion.


    The Partnership, directly and/or through Morgan Stanley DW Inc. ("Morgan Stanley DW"), Morgan Stanley & Co. Incorporated ("MS&Co.") or such other selling agent or agents (each, a "Selling Agent") as may be approved by the General Partner, may at any time and from time to time in the sole discretion of the General Partner offer for sale Units and fractions of Units (to the third decimal place) in public and/or private offerings, at prices per Unit, in such minimum amounts, for such periods of time, and on such terms and conditions as the General Partner shall determine in its sole discretion. Units offered during any offering shall be issued and sold by the Partnership as of the close of business (as determined by the General Partner) on the last business day of a fiscal quarter or month and a closing for subscriptions received during such offering shall be held as of such date; PROVIDED, HOWEVER, that the General Partner may hold closings at such other times and for such other periods as it shall determine in its sole discretion to effectuate such offerings. At each such closing, the Partnership shall issue and sell Units to each subscriber whose subscription shall be accepted by the General Partner at a price per Unit to be determined by the General Partner in its sole discretion; PROVIDED, HOWEVER, that the offering price per Unit during any offering of Units shall not at any time be less than the Net Asset Value of a Unit as of the close of business on the date of the applicable closing at which such Unit shall be issued and sold, unless the newly offered Units' participation in the Partnership's profits and losses is proportionately reduced. During any offering, Units may be subscribed for by the General Partner, Morgan Stanley DW, MS&Co., any trading advisor to the Partnership (each, a "Trading Advisor"), any commodity broker for the Partnership (each, a "Commodity Broker"), and such persons' respective shareholders, directors, officers, partners, employees, principals, and Affiliates. Subscriptions for Units by such persons shall not preclude them from receiving compensation from the Partnership for services rendered by them in their respective capacities as other than Limited Partners. No subscriber for Units during any offering of Units shall become a Limited partner until the General Partner shall: (a) accept such subscriber's subscription at a closing relating to such offering; (b) execute this Agreement on behalf of such subscriber pursuant to the power of attorney in the subscription agreement executed by the subscriber in connection with such offering; and (c) make an entry on the books and records of the Partnership reflecting that such subscriber has been admitted as a Limited Partner. Accepted subscribers shall be deemed Limited Partners at such time as their admission shall be reflected on the books and records of the Partnership. The aggregate of all capital contributions to the Partnership shall be available to the Partnership to carry on its business and no interest shall be paid by the Partnership on any such contribution.



    In connection with any offering of Units by the Partnership, the General Partner, on behalf of the Partnership, shall: (a) cause to be filed one or more Disclosure Documents and such amendments and supplements thereto as the General Partner shall deem advisable or as may be required by applicable law with the CFTC and the National Futures Association ("NFA"), Forms D or other applications, notices or forms with the SEC and state securities and Blue Sky administrators, and Registration Statements, Prospectuses (as used hereinafter, the term "Prospectus" shall mean the most recent version of the Prospectus issued by the Partnership, or the most recent version of the Disclosure Document or other offering memorandum prepared, in connection with the particular offering of Units), and such amendments and supplements thereto as the General Partner shall deem advisable or as may be required by applicable law, with the CFTC, the NFA, the SEC, and the National Association of Securities Dealers, Inc.; (b) qualify by registration or exemption from registration the Units for sale under the Blue Sky and securities laws of such states of the United States and such other jurisdictions as the General Partner in its sole discretion shall deem advisable or as may be required by applicable law; (c) make such arrangements for the sale of Units as it shall deem advisable, including engaging Morgan Stanley DW or any other firm as Selling Agent and entering into a selling agreement with Morgan Stanley DW or such other Selling Agent; and
(d) take such action with respect to and in order to effectuate the matters described in clauses (a) through (c) as it shall deem advisable or necessary.


    The Partnership shall not pay the costs of any offering or any selling commissions relating thereto. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, except as described in the applicable Prospectus. No Limited Partner shall have the right to consent to the admission of any additional Limited Partner. There is no maximum aggregate amount of contributions which may be received by the Partnership.


    All Units subscribed for shall be issued subject to the collection of good funds. If, at any time, good funds representing payment for Units are not made available to the Partnership because a subscriber has provided bad funds in the form of a bad check or draft or otherwise to Morgan Stanley DW or another Selling Agent which, in turn, has deposited the subscription amount with the escrow agent, the Partnership shall cancel the Units issued to such subscriber represented by such bad funds, and the subscriber's name shall be removed as a Limited Partner from the books and records of the Partnership. Any losses or profits sustained by the Partnership as a result thereof in connection with its Futures Interests trading allocable to such cancelled Units shall be deemed a decrease or increase in Net Assets and allocated among the remaining Partners as described in Section 7. Each Limited Partner agrees to reimburse the Partnership for any expense or loss incurred in connection with the issuance and cancellation of any such Units issued to such Limited Partner.


7.  ALLOCATION OF PROFITS AND LOSSES; ACCOUNTING; OTHER MATTERS.

    (a) CAPITAL ACCOUNTS. A capital account shall be established for each Partner. The initial balance of each Partner's capital account shall be the amount of a Partner's initial capital contribution to the Partnership.

    (b) MONTHLY ALLOCATIONS. As of the close of business (as determined by the General Partner) on the last day of each calendar month ("Determination Date") during each fiscal year of the Partnership, the following determinations and allocations shall be made:

        (1) The Net Assets of the Partnership (as defined in Section 7(d)(1)), before accrual of the monthly management fees and incentive fees payable to any Trading Advisor, shall be determined.

        (2) The accrued monthly management fees shall then be charged against Net Assets.

        (3) The accrued monthly incentive fees, if any, shall then be charged against Net Assets.

        (4) Any increase or decrease in Net Assets (after the adjustments in subparagraphs (2) and (3) above), over those of the immediately preceding Determination Date (or, in the case of the first Determination Date, the first closing of the sale of Units to the public), shall then be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

        (5) The amount of any distribution to a Partner, any amount paid to a Partner on redemption of Units, any amount deemed received by a Partner on a Series Exchange of Units pursuant to Section 10(c) hereof, and any amount paid to the General Partner upon withdrawal of its interest in the Partnership shall be charged to that Partner's capital account.

    (c) ALLOCATION OF PROFIT AND LOSS FOR FEDERAL INCOME TAX PURPOSES. As of the end of each fiscal year of the Partnership, the Partnership's realized profit or loss shall be allocated among the Partners pursuant to the following subparagraphs for federal income tax purposes. Such allocations of profit and loss will be pro rata from net capital gain or loss and net operating income or loss realized by the Partnership. For United States federal income tax purposes, a distinction will be made between net short-term gain or loss and net long-term gain or loss.

        (1) Items of ordinary income (such as interest or credits in lieu of interest) and expense (such as the management fees, incentive fees, brokerage fees and extraordinary expenses) shall be allocated pro rata among the Partners based on their respective capital accounts (exclusive of these items of ordinary income or expense) as of the end of each month in which the items of ordinary income or expense accrued.

        (2) Net realized capital gain or loss from the Partnership's trading activities shall be allocated as follows:

           (aa) For the purpose of allocating the Partnership's net realized capital gain or loss among the Partners, there shall be established an allocation account with respect to each outstanding Unit. The initial balance of each allocation account shall be the amount paid by the Partner to the Partnership for the Unit. Allocation accounts shall be adjusted as of the end of each fiscal year and as of the date a Partner completely redeems his Units as follows:

              (i) Each allocation account shall be increased by the amount of income allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph (c)(2)(cc) below.

              (ii) Each allocation account shall be decreased by the amount of expense or loss allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph (c)(2)(ee) below and by the amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of the Unit).

              (iii) When a Unit is redeemed or exchanged in a Series Exchange, the allocation account with respect to such Unit shall be eliminated.

           (bb) Net realized capital gain shall be allocated first to each Partner who has partially redeemed his Units or exchanged less than all his Units in a Series Exchange during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units or the amount deemed received on the Series Exchange of the Units over the allocation account attributable to the redeemed Units or the Units exchanged in the Series Exchange.

           (cc) Net realized capital gain remaining after the allocation thereof pursuant to subparagraph (c)(2)(bb) above shall be allocated next among all Partners whose capital accounts are in excess of their Units' allocation accounts (after the adjustments in subparagraph (c)(2)(bb) above) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that gain to be allocated pursuant to this subparagraph (c)(2)(cc) is greater than the excess of all such Partners' capital accounts over all such allocation accounts, the excess will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

           (dd) Net realized capital loss shall be allocated first to each Partner who has partially redeemed his Units or exchanged less than all his Units in a Series Exchange during the fiscal year up to the excess, if any, of the allocation account attributable to the redeemed Units or the Units exchanged in the Series Exchange over the amount received upon redemption of the Units or the amount deemed received on the Series Exchange of the Units.

           (ee) Net realized capital loss remaining after the allocation thereof pursuant to subparagraph (c)(2)(dd) above shall be allocated next among all Partners whose Units' allocation accounts are in excess of their capital accounts (after the adjustments in subparagraph (c)(2)(dd) above) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that loss to be allocated pursuant to this subparagraph (c)(2)(ee) is greater than the excess of all such allocation accounts over all such Partners' capital accounts, the excess loss will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

        (3) The tax allocations prescribed by this Section 7(c) shall be made to each holder of a Unit whether or not the holder is a substituted Limited Partner. In the event that a Unit has been transferred or assigned pursuant to Section 10(a), the allocations prescribed by this Section 7(c) shall be made with respect to such Unit without regard to the transfer or assignment, except that in the year of transfer or assignment the allocations prescribed by this Section 7(c) shall be divided between the transferor or assignor and the transferee or assignee based on the number of months each held the transferred or assigned Unit. For purposes of this Section 7(c), tax allocations shall be made to the General Partner's Units of General Partnership Interest on a Unit-equivalent basis.

        (4) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profits and loss among Partners generally in the ratio and to the extent that net profit and net loss are allocated to such Partners under Section 7(b) hereof so as to eliminate, to the extent possible, any disparity between a Partner's capital account and his allocation account with respect to each Unit then outstanding, consistent with the principles set forth in
    Section 704(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code").

    (d)  DEFINITIONS; ACCOUNTING.

        (1) NET ASSETS. The Partnership's "Net Assets" shall mean the total assets of the Partnership (including, but not limited to, all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open Futures Interests positions and other assets of the Partnership) less the total liabilities of the Partnership (including, but not limited to, all brokerage, management and incentive fees, and extraordinary expenses) determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a Futures Interest traded on a United States exchange shall mean the settlement price on the exchange on which the particular Futures Interest was traded by the Partnership on the day with respect to which Net Assets are being determined; PROVIDED, HOWEVER, that if a Futures Interest could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange upon which that Futures Interest shall be traded or otherwise, the settlement price on the first subsequent day on which the Futures Interest could be liquidated shall be the market value of such Futures Interest for such day. The market value of a forward contract or a Futures Interest traded on a foreign exchange or market shall mean its market value as determined by the General Partner on a basis consistently applied for each different variety of forward contract or Futures Interest.

        (2) NET ASSET VALUE. The "Net Asset Value" of a Unit shall mean the Net Assets allocated to capital accounts represented by Units of Limited Partnership Interest divided by the aggregate number of Units of Limited Partnership Interest.

    (e) EXPENSES AND LIMITATIONS THEREOF. Morgan Stanley DW shall pay all of the organizational, initial and continuing offering expenses of the Partnership (including, but not limited to, legal, accounting, and auditing fees, printing costs, filing fees, escrow fees, marketing costs and expenses, and other related expenses), and shall not be reimbursed therefor.



    Subject to the limits set forth below, and except to the extent that Morgan Stanley DW or an affiliate has agreed to pay any such fees, costs or expenses as provided in the Prospectus, the Partnership shall pay its operational expenses. The General Partner shall not be reimbursed by the Partnership for any costs incurred by it relating to office space, equipment, and staff necessary for Partnership operations and administration of redemptions and Series Exchanges of Units. The Partnership will be obligated to pay any extraordinary expenses (determined in accordance with generally accepted accounting principles) it may incur.


    The Partnership's assets held by any Commodity Broker, as provided in
Section 7(i), may be used as margin solely for the Partnership's trading. The Partnership shall bear all commodity brokerage fees and commissions and, except as otherwise set forth herein or described in the Prospectus, shall be obligated to pay all liabilities incurred by it, including, without limitation, all fees and expenses incurred in connection with its trading activities (including, but not limited to, floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, "give up" or transfer fees, costs associated with the taking of delivery of Futures Interests, fees for the execution of forward contract transactions, fees for the execution of cash transactions relating to the exchange of futures for physical transactions, and the use of any Commodity Broker's institutional and overnight execution facilities (collectively, "Transaction Fees and Costs")), and management and incentive fees payable to any Trading Advisor. Appropriate reserves may be created, accrued, and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner. Such reserves shall reduce the Net Asset Value of interests in the Partnership for all purposes, including redemptions and Series Exchanges.

    The following special limits shall apply to the Partnership's fees and expenses, in accordance with Section IV.C of the NASAA Guidelines: (a) the aggregate of (i) the management fees payable by the Partnership to the Trading Advisor(s), and (ii) the Partnership's customary and routine administrative expenses (other than commodity brokerage commissions or fees, Transaction Fees and Costs, incentive fees, legal and auditing fees and expenses, and extraordinary expenses), shall not exceed 1/2 of 1% of the Partnership's Net Assets per month, or 6% of the Partnership's Net Assets annually; (b) the monthly incentive fees payable by the Partnership shall not exceed 15% of the Partnership's "Trading Profits" (as defined in the Prospectus) attributable to such Trading Advisor for the applicable calculation period, PROVIDED that such incentive fees may be increased by 2% for each 1% by which the aggregate fees and expenses described in clause (a) of this sentence are below the 6% of Net Assets annual limit thereon (I.E., if such fees and expenses are 4% of Net Assets, the maximum incentive fee payable may be increased to 19%); (c) any "roundturn" brokerage commissions (excluding Transaction Fees and Costs) payable by the Partnership to any Commodity Broker shall not exceed 80% of such Commodity Broker's published non-member rates for speculative accounts; and
(d) the aggregate of (i) the brokerage commissions or fees payable by the Partnership to any Commodity Broker, (ii) any Transaction Fees and Costs separately payable by the Partnership, and (iii) any net excess interest and compensating balance benefits to any Commodity Broker (after crediting the Partnership with interest), shall not exceed 14% annually of the Partnership's average monthly Net Assets as at the last day of each month during each calendar year. The General Partner or an Affiliate thereof shall pay and shall not be reimbursed for any fees and expenses in excess of any such limits.

    (f) LIMITED LIABILITY OF LIMITED PARTNERS. Each Unit, when purchased by a Limited Partner in accordance with the terms of this Agreement, shall be fully paid and nonassessable. No Limited Partner shall be liable for the Partnership's obligations in excess of such Partner's unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units or deemed received on a Series Exchange of Units, together with interest thereon. The Partnership shall not make a claim against a Limited Partner with respect to amounts distributed to such Partner or amounts received by such Partner upon redemption of Units or deemed received upon a Series Exchange of Units unless the Net Assets of the Partnership (which shall not include any right of contribution from the General Partner except to the extent previously made by it pursuant to this Agreement) shall be insufficient to discharge the liabilities of the Partnership which shall have arisen prior to the payment of such amounts.

    (g) RETURN OF LIMITED PARTNER'S CAPITAL CONTRIBUTION. Except to the extent that a Limited Partner shall have the right to withdraw capital through redemption or Series Exchange of Units in accordance with Section 10(b) or (c), no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon termination and dissolution of the Partnership. In no event shall a Limited Partner be entitled to demand or receive from the Partnership property other than cash.


    (h) DISTRIBUTIONS. The General Partner shall have sole discretion in determining what distributions (other than on redemption or Series Exchange of Units), if any, the Partnership shall make to its Partners. If made, all distributions shall be pro rata in accordance with the respective capital accounts of the Partners and may be made by credit to a Limited Partner's account with Morgan Stanley DW or by check if such account is closed.


    (i) INTEREST ON ASSETS. The Partnership shall deposit all of its assets with such Commodity Broker(s) as the Partnership shall utilize from time to time, and such assets shall be used by the Partnership to engage in Futures Interests trading. Unless provided otherwise in the Prospectus, such assets will be invested in securities approved by the CFTC for investment of customer funds or held in non-interest-bearing accounts, and such Commodity Broker(s) will credit the Partnership at month-end with interest income as set forth in the Prospectus or as otherwise set forth in a notice to Limited Partners.

8.  MANAGEMENT AND TRADING POLICIES.

    (a) MANAGEMENT OF THE PARTNERSHIP. Except as may be otherwise specifically provided herein, the General Partner, to the exclusion of all Limited Partners, shall conduct and manage the business of the Partnership, including, without limitation, the investment of the funds of the Partnership. No Limited Partner shall have the power to represent, act for, sign for, or bind the General Partner or the Partnership. Except as provided herein, no Partner shall be entitled to any salary, draw, or other compensation from the Partnership. Each Limited Partner hereby undertakes to furnish to the General Partner such additional information as may be determined by the General Partner to be required or appropriate for the Partnership to open and maintain an account or accounts with the Partnership's Commodity Broker(s) for the purpose of trading in Futures Interests.

    The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership. The Limited Partners will under no circumstances be permitted to contract away, or be deemed to have contracted away, the fiduciary obligations owed them by the General Partner under statutory or common law. The General Partner shall have fiduciary responsibility for the safekeeping of all of the funds and assets of the Partnership, whether or not in its immediate possession or control, and the General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the benefit of the Partnership.

    (b) THE GENERAL PARTNER. The General Partner, on behalf of the Partnership, shall retain one or more Trading Advisors to make all trading decisions for the Partnership, and shall delegate complete trading discretion to such Trading Advisors; PROVIDED, HOWEVER, that the General Partner may override any trading instructions: (i) which the General Partner, in its sole discretion, determines to be in violation of any trading policy of the Partnership, as set forth in subsection (c) below; (ii) to the extent the General Partner believes doing so is necessary for the protection of the Partnership; (iii) to terminate the Futures Interests trading of the Partnership; (iv) to comply with applicable laws or regulations; or (v) as and to the extent necessary, upon the failure of a Trading Advisor to comply with a request to make the necessary amount of funds available to the Partnership, to fund distributions, redemptions, or reapportionments among Trading Advisors or to pay the expenses of the Partnership; and PROVIDED, FURTHER, that the General Partner may make trading decisions at any time at which a Trading Advisor shall become incapacitated or some other emergency shall arise as a result of which such Trading Advisor shall be unable or unwilling to act and a successor Trading Advisor has not yet been retained.


    The Partnership shall not enter into any agreement with the General Partner, Morgan Stanley, or their respective Affiliates (other than a selling agreement as contemplated by Section 6) which has a term of more than one year and which does not provide that it shall be terminable by the Partnership without penalty upon 60 days' prior written notice by the General Partner; PROVIDED, HOWEVER, that any such agreement may provide for automatic renewal for additional one-year terms unless either the Partnership or the other party to such agreement, upon written notice given not less than 60 days prior to the original termination date or any extended termination date, notifies the other party of its intention not to renew.


    Subject to the foregoing paragraph, the General Partner is hereby authorized, on behalf of the Partnership, to enter into the form of management agreement described in the Prospectus (each, a "Management Agreement") with each Trading Advisor described in the Prospectus, and to cause the Partnership to pay to each such Trading Advisor the management and incentive fees provided for in the applicable Management Agreement, as described in the Prospectus.

    The General Partner is further authorized: (a) to modify (including changing the form and amount of compensation and other arrangements and terms) or terminate any Management Agreement in its sole discretion in accordance with the terms of such Management Agreement and to employ from time to time other Trading Advisors pursuant to management agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interests of the Partnership, which terms may include provision for the payment of an incentive fee to a new or replacement Trading Advisor or Advisors which shall be based on any trading profits which shall be earned by such Trading Advisor(s), irrespective of whether such profits shall exceed trading losses incurred by any previous or existing Trading Advisor or Advisors or by the Partnership as a whole; (b) to enter into the Customer Agreements described in the Prospectus (each, a "Customer Agreement") with the Commodity Brokers described in the Prospectus, and to cause the Partnership to pay to such Commodity Brokers brokerage fees or commissions and Transaction Fees and Costs at the rates provided for in the Customer Agreements and as described in the Prospectus; and (c) to modify (including changing the form and amount of compensation and other arrangements and terms) and terminate the Customer Agreements in its sole discretion in accordance with the terms of such Agreements and to employ from time to time other Commodity Brokers pursuant to customer agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interests of the Partnership, PROVIDED, HOWEVER, that the General Partner shall review at least annually the brokerage arrangements with the Partnership to ensure that the brokerage fees or commissions paid to any Commodity Broker are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration: (i) the size of the Partnership; (ii) the Futures Interests trading activity; (iii) the services provided by the Commodity Broker, the General Partner or any Affiliate thereof to the Partnership; (iv) the cost incurred by the Commodity Broker, the General Partner or any Affiliate thereof in organizing and operating the Partnership and offering Units; (v) the overall costs to the Partnership; (vi) any excess interest and compensating balance benefits to the Commodity Broker from assets held thereby; and (vii) if the General Partner does not receive any direct compensation from the Partnership for its services as General Partner, the risks incurred by the General Partner as such.

    The General Partner may subdivide or combine Units in its discretion, provided that no such subdivision or combination shall affect the Net Asset Value of any Limited Partner's interest in the Partnership.

    (c) GENERAL TRADING POLICIES. The General Partner shall require any Trading Advisor retained by the Partnership to follow the trading policies set forth below. The following trading policies are applicable to the Partnership as a whole and do not apply to the trading of any individual Trading Advisor.

TRADING POLICIES FOR ALL PARTNERSHIPS:

          - The Partnership will not employ the trading technique commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions in a given Futures Interest due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related Futures Interest. Taking into account the Partnership's open trade equity on existing positions in determining generally whether to acquire additional Futures Interest positions on behalf of the Partnership will not be considered to constitute "pyramiding."

          - The Partnership will not under any circumstances lend money to affiliated entities or otherwise. The Partnership will not utilize borrowings except if the Partnership purchases or takes delivery of commodities. If the Partnership borrows money from the General Partner or any Affiliate thereof, the lending entity in such case (the "Lender") may not receive interest in excess of its interest costs, nor may the Lender receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the Lender or any Affiliate thereof receive any points or other financing charges or fees regardless of the amount. Use of lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.

          - The Partnership will not permit "churning" of the Partnership's assets.

TRADING POLICY FOR ALL PARTNERSHIPS, EXCEPT SPECTRUM GLOBAL BALANCED AND SPECTRUM CURRENCY:

          - The Partnership will not purchase, sell, or trade securities (except securities approved by the CFTC for investment of customer funds).

TRADING POLICIES FOR SPECTRUM SELECT, SPECTRUM TECHNICAL, AND SPECTRUM STRATEGIC
  ONLY:

          - The Trading Advisors will trade only in those Futures Interests that have been approved by the General Partner. The Partnership normally will not establish new positions in a Futures Interest for any one contract month or option if such additional positions would result in a net long or short position for that Futures Interest requiring as margin or premium more than 15% of the Partnership's Net Assets. In addition, the Partnership will, except under extraordinary circumstances, maintain positions in Futures Interests in at least two market segments (I.E., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indexes)) at any one time.

          - The Partnership will not acquire additional positions in any Futures Interest if such additional positions would result in the aggregate net long or short positions for all Futures Interests requiring as margin or premium for all outstanding positions more than 66 2/3% of the Partnership's Net Assets. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits, or both, the Partnership may be required to commit as margin amounts in excess of the foregoing limit. In such event, the Trading Advisors will reduce their open positions to comply with the foregoing limit before initiating new positions.

          - The Trading Advisors will not generally take a position after the first notice day in any Futures Interest during the delivery month of that Futures Interest, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market.

TRADING POLICY FOR SPECTRUM SELECT ONLY:

          - The Partnership will not purchase, sell, or trade securities (except securities approved by the CFTC for investment of customer funds).

TRADING POLICIES FOR SPECTRUM GLOBAL BALANCED ONLY:

          - The Trading Advisor will trade only in those Futures Interests that have been approved by the General Partner. In addition, the Partnership will, except under extraordinary circumstances, maintain positions in Futures Interests in at least two market segments (I.E., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indexes)) at any one time.

          - The Trading Advisors will not generally take a position after the first notice day in any Futures Interest during the delivery month of that Futures Interest, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market. The Partnership may, with the General Partner's prior approval, purchase "cash" stocks and bonds, or options on stock or bond indices, on a temporary basis under unusual circumstances in which it is not practicable or economically feasible to establish the Partnership's stock index or bond portfolios in the futures markets, and may acquire "cash" instruments in its short-term interest rate futures component.

    (d) CHANGES TO TRADING POLICIES. The General Partner shall not make any material change in the trading policies in Section 8(c) without obtaining the prior written approval of Limited Partners owning more than 50% of the Units then outstanding. The General Partner will notify the Limited Partners within seven business days after any material change in the Partnership's Trading Policies so approved by the Limited Partners.

    (e) MISCELLANEOUS. The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership, including, but not limited to, the following: opening bank accounts and paying or authorizing the payment of distributions to the Partners and the expenses of the Partnership, such as brokerage fees and commissions, management and incentive fees, ordinary and extraordinary expenses, and Transaction Fees and Costs.

    The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state, or local tax returns which shall be required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership; PROVIDED, HOWEVER, that the General Partner shall not be required to cause the Partnership to pay any tax so long as the General Partner or the Partnership shall be in good faith and by appropriate legal proceedings contesting the validity, applicability, or amount thereof and such contest shall not materially endanger any right or interest of the Partnership.

    The General Partner shall be authorized to perform all duties imposed by Sections 6221 through 6233 of the Code on the General Partner as "tax matters partner" of the Partnership, including, but not limited to, the following: (a) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (b) the power to extend the statute of limitations for all Limited Partners with respect to Partnership tax items;
(c) the power to file a petition with an appropriate federal court for review of a final Partnership administrative adjustment; and (d) the power to enter into a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners having less than a 1% interest in the Partnership, unless a Limited Partner shall have notified the Internal Revenue Service and the General Partner that the General Partner may not act on such Partner's behalf.

    If the Partnership is required to withhold United States taxes on income with respect to Units held by Limited Partners who are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts, or foreign estates, the General Partner may pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution or redemption with respect to such Units.

    The General Partner shall keep at the principal office of the Partnership such books and records relating to the business of the Partnership as it deems necessary or advisable, as are required by the Commodity Exchange Act, as amended (the "CEAct"), and the CFTC's rules and regulations thereunder, or as shall be required by other regulatory bodies, exchanges, boards, and authorities having jurisdiction. Such books and records shall be retained by the Partnership for not less than five years.

    The Partnership's books and records shall be available to Limited Partners or their authorized attorneys or agents for inspection and copying during normal business hours of the Partnership and, upon request, the General Partner shall send copies of same to any Limited Partner upon payment by him of reasonable reproduction and distribution costs. Any subscription documentation executed by a Limited Partner in connection with his purchase of Units, Series Exchange or Non-Series Exchange, as applicable, shall be retained by the Partnership for not less than six years.

    Except as described herein or in the Prospectus, no person may receive, directly or indirectly, any advisory, management, or incentive fee for investment advice who shares or participates in per trade commodity brokerage commissions paid by the Partnership. No Commodity Broker for the Partnership may pay, directly or indirectly, rebates or "give-ups" to the General Partner or any Trading Advisor, and such prohibitions may not be circumvented by any reciprocal business arrangements. Assets of the Partnership shall not be commingled with assets of any other person. Margin deposits and deposits of assets with a Commodity Broker shall not constitute commingling.

    The General Partner shall devote such time and resources to the Partnership's business and affairs as it, in its sole discretion, shall deem necessary or advisable to effectively manage the Partnership. Subject to
Section 5, the General Partner may engage in other business activities and shall not be required to refrain from any other activity or disgorge any profits from any such activity, whether as general partner of additional partnerships formed for investment in Futures Interests or otherwise. The General Partner may engage and compensate, on behalf and from funds of the Partnership, such persons, firms, or corporations, including any Affiliate of the General Partner, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership; PROVIDED, HOWEVER, that, except as described herein and in the Prospectus, the General Partner shall not engage any such Affiliate to perform services for the Partnership without having made a good faith determination that: (i) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (ii) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Partnership are no less favorable to the Partnership than could be obtained from equally-qualified unaffiliated third parties, or are otherwise determined by the General Partner to be fair and reasonable to the Partnership and the Limited Partners; and
(iii) the maximum period covered by the agreement pursuant to which such Affiliate is to perform services for the Partnership shall not exceed one year, and such agreement shall be terminable without penalty upon 60 days' prior written notice by the Partnership. Nothing contained in the preceding sentence shall prohibit the General Partner from receiving reimbursement from the Partnership for expenses advanced on behalf of the Partnership (other than organizational and offering expenses).

    No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership or to determine any fact or circumstance bearing upon the existence of its authority.

9.  AUDITS; REPORTS TO LIMITED PARTNERS.

    The Partnership's books shall be audited annually by an independent certified public accounting firm selected by the General Partner in its sole discretion. The Partnership shall use its best efforts to cause each Partner to receive: (a) within 90 days after the close of each fiscal year an annual report containing audited financial statements (including a statement of income and a statement of financial condition) of the Partnership for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and accompanied by a report of the accounting firm which audited such statements, and such other information as the CFTC and NFA may from time to time require (such annual reports will provide a detailed statement of any transactions with the General Partner or its Affiliates and of fees, commissions and any compensation paid or accrued to the General Partner or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed); (b) within 75 days after the close of each fiscal year (but in no event later than March 15 of each year) such tax information relating to the Partnership as is necessary for such Partner to complete his federal income tax return; (c) within 30 days after the close of each calendar month, such financial and other information with respect to the Partnership as the CFTC and NFA from time to time shall require in monthly reports, together with information concerning any material change in the brokerage commissions and fees payable by the Partnership to any Commodity Broker; and (d) at such times as shall be necessary or advisable in the General Partner's sole discretion, such other information as the CFTC and NFA from time to time shall require under the CEAct to be given to participants in commodity pools.

    In addition, if any of the following events occurs, notice of such event, including a description of the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15, shall be mailed to each Limited Partner within seven business days after the occurrence of such event: (a) a decrease in the Net Asset Value of a Unit as of the close of business on any business day to 50% or less of the Net Asset Value for such Unit as of the end of the immediately preceding month; (b) any material amendment to this Agreement;
(c) any change in Trading Advisors or any material change in the Management Agreement with a Trading Advisor; (d) any change in Commodity Brokers or any material change in the compensation arrangements with a Commodity Broker;
(e) any change in general partners or any material change in the compensation arrangements with a general partner; (f) any change in the Partnership's fiscal year; (g) any material change in the Partnership's trading policies; or
(h) cessation of Futures Interests trading by the Partnership. In the case of a notice given in accordance with clause (a) of the immediately preceding sentence: (i) such notice shall also advise Limited Partners that a "Special Redemption Date," on a date specified in such notice (but in no event earlier than 15, nor later than 45, days after the mailing of such notice), will take place as of which Limited Partners may redeem their Units in the same manner as provided in Section 10(b) for regular Redemption Dates (a Special Redemption Date may take place on a regular Redemption Date); and (ii) following the close of business on the date of the 50% decrease giving rise to such notice, the Partnership shall liquidate all existing positions as promptly as reasonably practicable and shall suspend all Futures Interests trading through the Special Redemption Date. Thereafter, the General Partner shall determine whether to reinstitute Futures Interests trading or to terminate the Partnership. As used herein, "material change in the Partnership's trading policies" shall mean any material change in those trading policies specified in Section 8(c).

    The Net Asset Value of a Unit shall be determined daily by the General Partner, and the most recent Net Asset Value calculation shall be promptly supplied by the General Partner in writing to any Limited Partner after the General Partner shall have received a written request from such Partner.

    In addition, no increase (subject to the limits in the fourth paragraph of Section 7(e)) in any of the management, incentive, or brokerage fees payable by the Partnership, or any caps (other than those described in the fourth paragraph of Section 7(e)) on management fees, incentive fees, brokerage commissions or fees, Transaction Fees and Costs, ordinary administrative expenses, or net excess interest or compensating balance benefits, all as described in the Prospectus, may take effect until the first business day following a Redemption Date, PROVIDED that: (i) notice of such increase is mailed to each Limited Partner at least five business days prior to the last date on which a Request for Redemption must be received by the General Partner with respect to the applicable Redemption Date; (ii) such notice shall describe the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15; and
(iii) Limited Partners redeeming Units at the first Redemption Date following such notice shall not be subject to the redemption charges described in
Section 10(b).

10.  TRANSFER; REDEMPTION OF UNITS; EXCHANGE PRIVILEGE.

    (a) TRANSFER. A Limited Partner may transfer or assign his Units only as provided in this Section 10(a). No transferee or assignee shall become a substituted Limited Partner unless the General Partner first consents to such transfer or assignment in writing, which consent may be withheld in its sole discretion. Any transfer or assignment of Units which is permitted hereunder shall be effective as of the end of the month in which such transfer or assignment is made; PROVIDED, HOWEVER, that the Partnership need not recognize any transfer or assignment until it has received at least 30 days' prior written notice thereof from the Limited Partner, which notice shall set forth the address and social security or taxpayer identification number of the transferee or assignee and the number of Units to be transferred or assigned, and which notice shall be signed by the Limited Partner. No transfer or assignment of Units will be effective or recognized by the Partnership if the transferee or assignee, or the transferor or assignor (if fewer than all Units held by the transferor or assignor are being transferred or assigned), would, by reason of such transfer or assignment, acquire Units which do not meet the minimum initial subscription requirements, as described in the Prospectus; PROVIDED, HOWEVER, that the foregoing restriction shall not apply to transfers or assignment of Units (i) by the way of gift or inheritance, (ii) to any members of the Limited Partner's family, (iii) resulting from divorce, annulment, separation or similar proceedings, or (iv) to any person who would be deemed an Affiliate of the Limited Partner (for purposes of this clause (iv), the term "Affiliate" also includes any partnership, corporation, association, or other legal entity for which such Limited Partner acts as an officer, director or partner). No transfer or assignment shall be permitted unless the General Partner is satisfied that
(i) such transfer or assignment would not be in violation of the Act or applicable federal, state, or foreign securities laws, and (ii) notwithstanding such transfer or assignment, the Partnership shall continue to be classified as a partnership rather than as an association taxable as a corporation under the Code. No transfer or assignment of Units shall be effective or recognized by the Partnership if such transfer or assignment would result in the termination of the Partnership for federal income tax purposes, and any attempted transfer or assignment in violation hereof shall be ineffective to transfer or assign any such Units. Any transferee or assignee of Units who has not been admitted to the Partnership as a substituted Limited Partner shall not have any of the rights of a Limited Partner, except that such person shall receive that share of capital and profits and shall have that right of redemption to which his transferor or assignor would otherwise have been entitled and shall remain subject to the other terms of this Agreement binding upon Limited Partners. No Limited Partner shall have any right to approve of any person becoming a substituted Limited Partner. The Limited Partner shall bear all costs (including any attorneys' and accountants' fees) related to such transfer or assignment of his Units.

    In the event that the General Partner consents to the admission of a substituted Limited Partner pursuant to this Section 10(a), the General Partner is hereby authorized to take such actions as may be necessary to reflect such substitution of a Limited Partner.

    (b) REDEMPTION. Except as set forth below and in accordance with the terms hereof, a Limited Partner (or any assignee thereof) may withdraw all or part of his unredeemed capital contribution and undistributed profits, if any, by requiring the Partnership to redeem all or part of his Units at the Net Asset Value thereof, reduced as hereinafter described (any such withdrawal being herein referred to as a "Redemption"). The minimum amount of any redemption is 50 Units, unless a Limited Partner is redeeming his entire interest in the Partnership.


    Units may be redeemed at the option of a Limited Partner as of, but not before, the sixth month-end following the closing at which the Limited Partner first becomes a Limited Partner of the Partnership or a limited partner of any other partnership offering Units pursuant to the Prospectus (all such partnerships shall be defined collectively as the "Spectrum Series Partnerships" or individually as a "Spectrum Series Partnership"). Thereafter, Units may be redeemed as of the end of any month. However, any Unit redeemed at or prior to the end of the twelfth or twenty-fourth full month following the closing at which such Unit was issued will be assessed a redemption charge equal to 2% or 1%, respectively, of the Net Asset Value of a Unit on the date of such redemption. The foregoing charges will be paid to Morgan Stanley DW. A Limited Partner who purchased Units pursuant to a Non-Series Exchange (as defined in the Prospectus) will not be subject to the foregoing redemption charges with respect to such Units. The number of Units (determined on a per closing basis), expressed as a percentage of Units purchased, which is not subject to a redemption charge is determined by dividing (a) the dollar amount used in a Non-Series Exchange to purchase Units by (b) the total investment in the Partnership. Limited Partners who redeem units of limited partnership interest in a Spectrum Series Partnership and have either paid a redemption charge with respect to such units of limited partnership, or have held such units of limited partnership for at least two years and subsequently purchase Units, will not be subject to redemption charges on the new Units under the following conditions:
(a) the subscriber must subscribe for new Units prior to the one-year anniversary of the effective date of the redemption of the units of limited partnership, (b) the subscriber will not be subject to redemption charges with respect to the amount of the subscription for the new Units up to the amount of the proceeds of the redemption (net of any redemption charges), and (c) the subscriber must hold the newly acquired Units for six months from the date of purchase before such Units may be redeemed or exchanged pursuant to a Series Exchange. Such subscribers remain subject to the minimum purchase and suitability requirements. In addition, redemption charges may not be imposed for certain large purchasers of units of limited partnership interest in the Spectrum Series Partnerships, as provided in the Prospectus. A Limited Partner who redeems Units pursuant to a Series Exchange will not be subject to redemption charges with respect to the redeemed Units. Units acquired pursuant to a Series Exchange will be deemed as having the same purchase date as the Units exchanged for purposes of determining the applicability of any redemption charges. Furthermore, a Limited Partner redeeming Units at the first Redemption Date following notice of an increase in certain fees in accordance with the fourth paragraph of Section 9 will not be subject to the foregoing redemption charges. Redemptions of Units will be deemed to be in the order in which they are purchased (assuming purchases at more than one closing), with the Units not subject to a redemption charge being deemed to be the first Units purchased at a closing.


    Redemption of a Limited Partner's Units shall be effective as of the last day of the first month ending after an irrevocable Request for Redemption in proper form shall have been received by the General Partner ("Redemption Date"); PROVIDED, that all liabilities, contingent or otherwise, of the Partnership (except any liability to Partners on account of their capital contributions) shall have been paid or there shall remain property of the Partnership sufficient to pay them. As used herein, "Request for Redemption" shall mean a letter in the form specified by the General Partner and received by the General Partner by 5:00 p.m. (New York City time) at least five business days prior to the date on which such Redemption is to be effective. A form of Request for Redemption is annexed to this Agreement. Additional forms of Request for Redemption may be obtained by written request to the General Partner.


    Upon Redemption, a Limited Partner (or any assignee thereof) shall receive from the Partnership for each Unit redeemed an amount equal to the Net Asset Value thereof as of the Redemption Date, less any redemption charges and any amount owing by such Partner (and his assignee, if any) to the Partnership pursuant to Section 14(d). If a Redemption is requested by an assignee, all amounts owed to the Partnership under Section 14(d) by the Partner to whom such Unit was sold, as well as all amounts owed by all assignees of such Unit, shall be deducted from the Net Asset Value of such Unit upon Redemption. The General Partner shall endeavor to pay Redemptions within 10 business days after the Redemption

Date, except that under special circumstances (including, but not limited to, the inability on the part of the Partnership to liquidate Futures Interests positions or the default or delay in payments which shall be due the Partnership from commodity brokers, banks, or other persons), the Partnership may delay payment to Partners requesting Redemption of Units of the proportionate part of the Net Asset Value of the Units represented by the sums which are the subject of such default or delay. Redemptions will be made by credit to the Limited Partner's customer account with Morgan Stanley or by check mailed to the Limited Partner if such account is closed. The General Partner may, in its absolute discretion, waive any restrictions or charges applicable to redemptions.


    The foregoing terms and conditions in this Section 10(b), other than those in the second paragraph hereof prohibiting redemptions before the sixth month-end following the closing at which a person first becomes a Limited Partner, shall also apply to redemptions effected on "Special Redemption Dates" held in accordance with Section 9.

    The General Partner shall be authorized to execute, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to this Agreement and such other documents as shall be necessary or desirable to reflect any Redemption pursuant to this Section 10(b).

    (c) EXCHANGE PRIVILEGE. Except as set forth below, a Limited Partner (or any assignee thereof) may redeem his Units effective as of the last business day of any month and authorize the General Partner to use the net proceeds of such redemption to purchase units of limited partnership interest of another Spectrum Series Partnership (such a transfer between Spectrum Series Partnerships being herein referred to as a "Series Exchange"). Series Exchanges shall only be permitted by a Limited Partner as of, but not before the sixth month-end following the closing at which a Limited Partner first became a limited partner of a Spectrum Series Partnership. The minimum amount of any Series Exchange is 50 Units, unless a Limited Partner is liquidating his entire interest in the Partnership.


    A Series Exchange shall be effective as of the last business day of the month ending after an Exchange Agreement and Power of Attorney in proper form has been received by the General Partner ("Exchange Date"), provided, that the Partnership has assets sufficient to discharge its liabilities and to redeem Units on the Exchange Date. As used herein, "Exchange Agreement and Power of Attorney" shall mean the form annexed to the Prospectus as Exhibit B, sent by a Limited Partner (or any assignee thereof) to a Morgan Stanley branch office and received by the General Partner at least 5 business days prior to the Exchange Date. Additional forms of the Exchange Agreement and Power of Attorney may be obtained by written request to the General Partner or from a local Morgan Stanley branch office. Upon requesting a Series Exchange, a Limited Partner shall have authorized the General Partner to redeem the number of Units specified therein and to utilize the net proceeds of such redemption to purchase an amount of units of limited partnership interest of one or more other Spectrum Series Partnerships as specified in the Exchange Agreement and Power of Attorney. The General Partner shall cause the net proceeds of the redemption to be delivered to the Spectrum Series Partnership(s) issuing and selling units of limited partnership interest to the redeeming Limited Partner, and shall cause to be mailed to such Limited Partner, within 20 business days after such Exchange Date, a written confirmation thereof.


    At the next closing on the sale of Units following each Exchange Date, the Partnership shall issue and sell Units with a total Net Asset Value equal to the net proceeds of redemptions from limited partners of other Spectrum Series Partnerships requesting Units on a Series Exchange, PROVIDED, that the General Partner, in its capacity as the general partner of each of the Spectrum Series Partnerships, has (i) timely received a properly executed Exchange Agreement and Power of Attorney verifying that such units of limited partnership interest subject to such Series Exchange are owned by the person requesting such Series Exchange and acknowledging that the limited partner remains eligible to purchase Units, and (ii) caused the net proceeds from units of limited partnership interest being redeemed to be transferred to the Partnership in payment of such Units. Each Unit to be purchased with the net proceeds of a redemption of Units of limited partnership interest from a Spectrum Series Partnership shall be issued and sold by the Partnership at a price per Unit equal to 100% of the Net Asset Value of a Unit as of the close of business on the relevant Exchange Date.

    Each Limited Partner understands that its ability to effect a Series Exchange is conditioned upon units of limited partnership interest of Spectrum Series Partnerships being registered and qualified for sale pursuant to a current Prospectus immediately prior to each Exchange Date. The General Partner shall not have any obligation to have units of limited partnership interest registered. There can be no assurance that any or a sufficient number of units of limited partnership interest will be available for sale on the Exchange Date. If units of limited partnership interest are not registered or qualified for sale under either federal or applicable state securities laws, the General Partner will not be able to effect a Series Exchange for the Limited Partner. Furthermore, certain states may impose significant burdens on, or alter the requirements for, qualifying units of limited partnership interest for sale and in such cases, the General Partner may elect not to continue to qualify units of limited partnership interest for sale in such state or states, and a resident thereof would not be eligible for a Series Exchange. In the event that not all Exchange Agreements and Powers of Attorney can be processed because an insufficient number of units of limited partnership interest are available for sale on an Exchange Date, the General Partner is hereby authorized to allocate units of limited partnership interest in any manner which it deems is reasonable under the circumstances and may allocate a substantial portion of such units of limited partnership interest to new subscribers for Units.

    The General Partner, on behalf of the Partnership and each Partner, is authorized to execute, file, record, and publish such amendments to this Agreement and such other documents as shall be necessary to reflect any Series Exchange pursuant to this Section 10(c).

11.  SPECIAL POWER OF ATTORNEY.

    Each Limited Partner, by the execution of this Agreement, does irrevocably constitute and appoint the General Partner, with full power of substitution, as his true and lawful agent and attorney-in-fact, in his name, place, and stead,
(a) to execute, acknowledge, swear to, deliver, file, and record in his behalf in the appropriate public offices and publish: (i) this Agreement and the Certificate of Limited Partnership and amendments thereto; (ii) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of this Agreement or the Certificate of Limited Partnership made in accordance with the terms of this Agreement;
(iii) certificates of assumed name; and (iv) all instruments that the General Partner deems necessary or appropriate to qualify or maintain the qualification of the Partnership to do business as a foreign limited partnership in other jurisdictions; and (b) to admit additional Limited Partners and, to the extent that it is necessary under the laws of any jurisdiction, to execute, deliver, and file amended certificates or agreements of limited partnership or other instruments to reflect such admission. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive the incapacity, death, dissolution, liquidation, or termination of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto acting in good faith pursuant to such Power of Attorney. Each Limited Partner agrees to execute a special Power of Attorney on a document separate from this Agreement. In the event of any conflict between this Agreement and any instruments filed by such attorney-in-fact pursuant to the Power of Attorney granted in this Section 11, this Agreement shall control.

12.  WITHDRAWAL OF PARTNERS.

    The Partnership shall terminate and be dissolved upon the withdrawal, insolvency, bankruptcy, dissolution, liquidation, or termination of the General Partner (unless a new general partner(s) is elected pursuant to Section 15(c) and such remaining general partner(s) shall have elected to continue the business of the Partnership, which any remaining general partner(s) shall have the right to do). The General Partner shall not withdraw or assign all of its interest at any time without giving the Limited Partners 120 days' prior written notice of its intention to withdraw or assign, and, if the Limited Partners thereupon elect a new general partner or partners pursuant to
Section 15(c) which elect to continue the business of the Partnership, the withdrawing General Partner shall pay all reasonable expenses incurred by the Partnership in connection with such withdrawal. The General Partner shall be paid the Net Asset Value of its interests in the Partnership as of the date of such withdrawal.

    The death, incompetency, withdrawal, insolvency, bankruptcy, termination, liquidation, or dissolution of a Limited Partner shall not terminate or dissolve the Partnership, and such Limited Partner, his estate, custodian, or personal representative shall have no right to withdraw or value such Limited Partner's interest in the Partnership except as provided in Section 10. Each Limited Partner (and any assignee of such Partner's interest) expressly agrees that in the event of his death, he waives on behalf of himself and his estate and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership (except to the extent permissible under the sixth paragraph of Section 8(e)).

13.  NO PERSONAL LIABILITY FOR RETURN OF CAPITAL.


    Subject to Section 14, neither the General Partner, Morgan Stanley, nor any Affiliate thereof shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.


14.  STANDARD OF LIABILITY; INDEMNIFICATION.

    (a) STANDARD OF LIABILITY. The General Partner and its Affiliates shall not be liable to the Partnership, the Limited Partners, or its or their successors or assigns, for any act, omission, conduct or activity undertaken by or on behalf of the Partnership which the General Partner determines, in good faith, to be in the best interests of the Partnership, unless such act, omission, conduct, or activity constituted misconduct or negligence.

    (b) INDEMNIFICATION BY THE PARTNERSHIP. The Partnership shall indemnify, defend, and hold harmless the General Partner and its Affiliates from and against any loss, liability, damage, cost, or expense (including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims, or lawsuits) actually and reasonably incurred arising from any act, omission, activity, or conduct undertaken by or on behalf of the Partnership, including, without limitation, any demands, claims, or lawsuits initiated by a Limited Partner (or assignee thereof), PROVIDED that (1) the General Partner has determined, in good faith, that the act, omission, activity, or conduct giving rise to the claim for indemnification was in the best interests of the Partnership, and (2) the act, omission, activity, or conduct that was the basis for such loss, liability, damage, cost, or expense was not the result of misconduct or negligence. Notwithstanding anything to the contrary contained in the foregoing, neither the General Partner nor any of its Affiliates nor any person acting as a broker-dealer shall be indemnified by the Partnership for any losses, liabilities, or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, PROVIDED, with regard to such court approval, the indemnitee must apprise the court of the position of the SEC, and the positions of the respective securities administrators of Massachusetts, Missouri, Tennessee, and/or those other states and jurisdictions in which the plaintiffs claim that they were offered or sold Units, with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, in any action or proceeding brought by a Limited Partner in the right of the Partnership to which the General Partner or any Affiliate thereof is a party defendant, any such person shall be indemnified only to the extent and subject to the conditions specified in the Act and this Section 14(b). The Partnership shall make advances to the General Partner or its Affiliates hereunder only if: (1) the demand, claim, lawsuit, or legal action relates to the performance of duties or services by such persons to the Partnership; (2) such demand, claim, lawsuit, or legal action is not initiated by a Limited Partner; and (3) such advances are repaid, with interest at the legal rate under Delaware law, if the person receiving such advance is ultimately found not to be entitled to indemnification hereunder.

    Nothing contained in this Section 14(b) shall increase the liability of any Limited Partner to the Partnership beyond the amount of his unredeemed capital contribution, undistributed profits, if any, and any amounts received on distributions and redemptions and deemed received on Series Exchanges, together with interest thereon. All rights to indemnification and payment of attorneys' and accountants' fees and expenses shall not be affected by the termination of the Partnership or the withdrawal, insolvency, or dissolution of the General Partner.

    The Partnership shall not incur the cost of that portion of liability insurance which insures the General Partner and its Affiliates for any liability as to which the General Partner and its Affiliates are prohibited from being indemnified.

    (c) AFFILIATE. As used in this Agreement, the term "Affiliate" of a person shall mean: (i) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such person;
(ii) any partnership, corporation, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by such person; (iii) any natural person, partnership, corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with, such person; or
(iv) any officer, director or partner of such person. Notwithstanding the foregoing, solely for purposes of determining eligibility for indemnification under Section 14(b), the term "Affiliate" shall include only those persons performing services for the Partnership.

    (d) INDEMNIFICATION BY PARTNERS. In the event that the Partnership is made a party to any claim, demand, dispute, or litigation or otherwise incurs any loss, liability, damage, cost, or expense as a result of, or in connection with, any Partner's (or assignee's) obligations or liabilities unrelated to the Partnership's business, such Partner (or assignees cumulatively) shall indemnify, defend, hold harmless and reimburse the Partnership for such loss, liability, damage, cost and expense to which the Partnership shall become subject (including attorneys' and accountants' fees and expenses).

15.  AMENDMENTS; MEETINGS.

    (a) AMENDMENTS WITH CONSENT OF THE GENERAL PARTNER. If, at any time during the term of the Partnership, the General Partner shall deem it necessary or desirable to amend this Agreement, such amendment shall be effective only if embodied in an instrument approved by the General Partner and by Limited Partners owning more than 50% of the Units then outstanding, and if made in accordance with, and to the extent permissible under, the Act. Any amendment to this Agreement or actions taken pursuant to this Section 15 that shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners. Notwithstanding the foregoing, the General Partner shall be authorized to amend this Agreement without the consent of any Limited Partner in order to: (i) change the name of the Partnership or cause the Partnership to transact business under another name;
(ii) clarify any inaccuracy or any ambiguity, or reconcile any inconsistent provisions herein; (iii) make any amendment to this Agreement that is not adverse to the Limited Partners; (iv) effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations; (v) attempt to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income tax purposes; (vi) qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction;
(vii) delete or add any provision of or to this Agreement required to be deleted or added by the staff of the SEC, the CFTC, any other federal agency, any state "Blue Sky" official, or other governmental official, or in order to opt to be governed by any amendment or successor to the Act, or to comply with applicable law; (viii) make any modification to this Agreement to reflect the admission of additional or substitute general partners and to reflect any modification to the Net Worth requirements applicable to the General Partner and any other general partner, as contemplated by Section 5 hereof; (ix) make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Partnership or the General Partner or its directors, officers or controlling persons from in any manner being subject to the provisions of the Investment Company Act of 1940 (the "1940 Act"), the Investment Advisers Act of 1940, as amended (the "Advisers Act"), or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended; and (x) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to qualify the Partnership under the 1940 Act, and any persons under the 1940 Act and the Advisers Act, if the General Partner reasonably believes that doing so is necessary. Any such supplemental or amendatory agreement shall be adhered to and have the same force and effect from and after its effective date as if the same had originally been embodied in, and formed a part of, this Agreement; PROVIDED, HOWEVER, that no such supplemental or amendatory agreement shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses or distributions to which any Partner is entitled.

    (b) MEETINGS. Any Limited Partner or his authorized attorney or agent, upon written request to the General Partner, delivered either in person or by certified mail, and upon payment of reasonable duplicating and postage costs, shall be entitled to obtain from the General Partner by mail a list of the names and addresses of record of all Limited Partners and the number of Units owned by each.

    Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter upon which all Limited Partners may vote pursuant to this Agreement, the General Partner, by written notice to each Limited Partner of record sent by certified mail or delivered in person within 15 days after such receipt, shall call a meeting of the Partnership. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

    (c) AMENDMENTS AND ACTIONS WITHOUT CONSENT OF THE GENERAL PARTNER. At any meeting of the Limited Partners, upon the affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the Units then owned by Limited Partners, the following actions may be taken without the consent of the General Partner: (i) this Agreement may be amended in accordance with, and only to the extent permissible under, the Act; PROVIDED, HOWEVER, that no such amendment shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner is entitled; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner terminates or liquidates or elects to withdraw from the Partnership pursuant to Section 12, or becomes insolvent, bankrupt, or is dissolved; (v) any contracts with the General Partner or any of its Affiliates may be terminated without penalty on not less than 60 days' prior written notice; and (vi) the sale of all or substantially all of the assets of the Partnership may be approved; PROVIDED, HOWEVER, that no such action shall adversely affect the status of the Limited Partners as limited partners under the Act or the classification of the Partnership as a partnership under the federal income tax laws; and PROVIDED FURTHER, that Units owned by the General Partner and any Affiliate thereof shall not be voted on the matters described in clauses (iii) and (v) above. Any action which shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners.

    (d)  ACTION WITHOUT MEETING.  Notwithstanding contrary provisions of this
Section 15 covering notices to, meetings of, and voting by Limited Partners, any action required or permitted to be taken by Limited Partners at a meeting or otherwise may be taken by Limited Partners without a meeting, without prior notice, and without a vote if a consent in writing setting forth the action so taken shall be signed by Limited Partners owning Units having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting of Limited Partners at which all outstanding Units shall have been present and voted. Notice of the taking of action by Limited Partners without a meeting by less than unanimous written consent of the Limited Partners shall be given to those Limited Partners who shall not have consented in writing within seven business days after the occurrence thereof.

    (e) AMENDMENTS TO CERTIFICATE OF LIMITED PARTNERSHIP. If an amendment to this Agreement shall be made pursuant to this Section 15, the General Partner shall be authorized to execute, acknowledge, swear to, deliver, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to the Certificate of Limited Partnership as shall be necessary or desirable to reflect such amendment.

16.  INDEX OF DEFINED TERMS.


DEFINED TERM                                                   SECTION
------------                                                  ---------
1940 Act....................................................  15(a)
Act.........................................................  1
Advisers Act................................................  15(a)
Affiliate...................................................  14(c)
Agreement...................................................  Preamble
CEAct.......................................................  8(e)
Certificate of Limited Partnership..........................  1
CFTC........................................................  3
Code........................................................  7(c)(4)
Commodity Broker............................................  6
Customer Agreement..........................................  8(b)
Determination Date..........................................  7(b)
Exchange Agreement and Power of Attorney....................  10(c)
Exchange Date...............................................  10(c)
Futures Interests...........................................  3
General Partner.............................................  Preamble
Limited Partners............................................  Preamble
Management Agreement........................................  8(b)
Morgan Stanley DW...........................................  6
MS & Co.....................................................  6
NASAA Guidelines............................................  5
Net Asset Value.............................................  7(d)(2)

DEFINED TERM                                                   SECTION
------------                                                  ---------
Net Assets..................................................  7(d)(1)
NFA.........................................................  6
Non-Series Exchange.........................................  10(b)
Partners....................................................  Preamble
Partnership.................................................  1
Prospectus..................................................  6
Pyramiding..................................................  8(c)(5)
Redemption..................................................  10(b)
Redemption Date.............................................  10(b)
Request for Redemption......................................  10(b)
SEC.........................................................  5
Selling Agent...............................................  6
Series Exchange.............................................  10(c)
Special Redemption Date.....................................  9
Spectrum Series Partnership(s)..............................  10(b)
Trading Advisor.............................................  6
Trading Profits.............................................  7(e)
Transaction Fees and Costs..................................  7(e)
Unit(s) of General Partnership Interest.....................  6
Unit(s).....................................................  6

17.  GOVERNING LAW.

    THE VALIDITY AND CONSTRUCTION OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE, INCLUDING, SPECIFICALLY, THE ACT (WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES); PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 17.

18.  MISCELLANEOUS.

    (a) PRIORITY AMONG LIMITED PARTNERS. Except as otherwise specifically set forth in this Agreement, no Limited Partner shall be entitled to any priority or preference over any other Limited Partner in regard to the affairs of the Partnership.

    (b) NOTICES. All notices and requests to the General Partner under this Agreement (other than Subscriptions, Requests for Redemption, and notices of assignment or transfer, of Units) shall be in writing and shall be effective upon personal delivery or, if sent by registered or certified mail, postage prepaid, addressed to the General Partner at 825 Third Avenue, 9th Floor, New York, New York 10022 (or such other address as the General Partner shall have notified the Limited Partners), upon the deposit of such notice in the United States mail. Requests for Redemption, and notices of assignment or transfer of Units shall be effective upon timely receipt by the General Partner. Except as otherwise provided herein, all reports and notices hereunder shall be in writing and shall be sent by first-class mail to the last known address of the Limited Partner.

    (c) BINDING EFFECT. This Agreement shall inure to the benefit of, and be binding upon, all of the parties, their successors, assigns as permitted herein, custodians, estates, heirs, and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership's records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and that they shall be bound thereby, including all rights which they may have under Section 15.

    (d) CAPTIONS. Captions in no way define, limit, extend, or describe the scope of this Agreement nor the effect of any of its provisions.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Additional Limited Partners:                           General Partner:

By:  Demeter Management                                Demeter Management Corporation
     Corporation, General
     Partner, as Authorized
     Agent and Attorney-in-Fact

By: ----------------------------------------           By: ----------------------------------------
     Name:                                             Name:
     Title:                                            Title:

                                        ANNEX A TO LIMITED PARTNERSHIP AGREEMENT

          REQUEST FOR REDEMPTION: MORGAN STANLEY MANAGED FUTURES FUNDS


THIS IRREVOCABLE REQUEST FOR REDEMPTION SHOULD BE DELIVERED TO A LIMITED PARTNER'S LOCAL MORGAN STANLEY BRANCH OFFICE AND MUST BE RECEIVED BY MORGAN STANLEY DW, AS SELLING AGENT, (ATTN: MANAGED FUTURES, HARBORSIDE FINANCIAL CENTER, PLAZA II, 1ST FLOOR, JERSEY CITY, NEW JERSEY 07311) AT LEAST 5 BUSINESS DAYS PRIOR TO THE LAST DAY OF THE MONTH IN WHICH THE REDEMPTION IS TO BE EFFECTIVE. THIS FORM CANNOT BE FAXED.



________________________, 20____                / // // /-/ // // // // // /

        [DATE]                  [PRINT OR TYPE MORGAN STANLEY DW ACCOUNT NUMBER]

    I hereby request redemption (effective as of the next applicable date as of which redemption is permitted as set forth in the Limited Partnership Agreement of the Partnership for which redemption is requested, subject to all terms and conditions set forth therein) of my capital account in an amount equal to the respective Net Asset Value, as defined in the Limited Partnership Agreement, of the following Unit(s) of Limited Partnership Interest ("Units"), less any amounts specified in the Limited Partnership Agreement.

             COMPLETE ONLY ONE SECTION -- A, B, C, OR D -- PER FORM

                                   SECTION A

SPECTRUM SERIES SHALL ONLY REDEEM UNITS IN A MINIMUM AMOUNT OF 50 UNITS, UNLESS
      A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH
                                  PARTNERSHIP.

[DWSB] Spectrum Global Balanced                  / /        Entire Interest  Units
[DWSF] Spectrum Select                           / /        Entire Interest  Units
[DWSS] Spectrum Strategic                        / /        Entire Interest  Units
[DWST] Spectrum Technical                        / /        Entire Interest  Units
[DWSX] Spectrum Currency                         / /        Entire Interest  Units

                                   SECTION B

  CORNERSTONE FUNDS SHALL ONLY REDEEM $1,000 INCREMENTS OR WHOLE UNITS UNLESS
      A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH
                                  PARTNERSHIP.

[CFCFB] Cornerstone Fund II                  / /        Entire Interest             Units                  $                    ,000
[CFCFC] Cornerstone Fund III                 / /        Entire Interest             Units                  $                    ,000
[CFCFD] Cornerstone Fund IV                  / /        Entire Interest             Units                  $                    ,000

                                   SECTION C

CHARTER SERIES SHALL ONLY REDEEM UNITS IN A MINIMUM AMOUNT OF 100 UNITS, UNLESS
                              A LIMITED PARTNER IS
          REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH PARTNERSHIP.

[MSCC] Charter Campbell                          / /        Entire Interest  Units
[MSCD] Charter MSFCM                             / /        Entire Interest  Units
[MSCG] Charter Graham                            / /        Entire Interest  Units
[MSCM] Charter Millburn                          / /        Entire Interest  Units


                                   SECTION D


 OTHER MANAGED FUTURES FUNDS SHALL ONLY REDEEM $1,000 INCREMENTS OR WHOLE UNITS
  UNLESS A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH
                                  PARTNERSHIP.
MARK ONE FUND ONLY (USE ONE FORM PER FUND):

                                                                                                                          / /
/ /        [DFF] Diversified Futures Fund                       / /        [PGF] Multi-Market Portfolio
/ /        [DFF2] Diversified Futures Fund II                   / /        [PPF] Principal Plus Fund                      Units
/ /        [DFF3] Diversified Futures Fund III                  / /        [PSF] Portfolio Strategy Fund
/ /        [GPP] Global Perspective Portfolio                   / /        [WCF] World Currency Fund                      / /

                Entire Interest
/ /
/ /
/ /
/ /        $                            ,000

                       ACCOUNT INFORMATION AND SIGNATURES

I understand that I may only redeem Units at such times as are specified in the Limited Partnership Agreement and that, under certain circumstances described therein, I may be subject to a redemption charge.

I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful and beneficial owner of Units (or fractions thereof) to which this Request for Redemption relates, with full power and authority to request redemption. The Units (or fractions thereof) which are the subject of this request are not subject to any pledge or otherwise encumbered in any fashion. My signature has been represented by a member of a registered national securities exchange.

     SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED
                      TYPE OR PRINT ALL INFORMATION BELOW

--------------------------------------------------------------------------------

1. ACCOUNT INFORMATION
--------------------------------------------------------------------------------

 .....................................      ....................................

     (Name of Limited Partner)            (Morgan Stanley DW Account Number)

Address: .......................................................................

                                    (Street)

 ...............................................................................

           (City)           (State Province)           (Zip Code or Postal Code)

--------------------------------------------------------------------------------

2.a. SIGNATURE(S) OF INDIVIDUAL PARTNER(S) OR ASSIGNEE(S) INCLUDING IRAS
--------------------------------------------------------------------------------

X ....................................      ....................................

               (Signature)                                  (Date)
X ....................................      ....................................

               (Signature)                                  (Date)

--------------------------------------------------------------------------------

2.b. SIGNATURE OF ENTITY PARTNER OR ASSIGNEE
--------------------------------------------------------------------------------

 ..................................     By: X ..................................

        (Name of Entity)               (Authorized officer, partner, trustee, or
                                                custodian. If a corporation,
                                                  include certified copy of
                                                   authorized resolution.)

--------------------------------------------------------------------------------

3. BRANCH MANAGER AND FINANCIAL ADVISOR USE ONLY
--------------------------------------------------------------------------------

We, the undersigned Financial Advisor and Branch Manager, represent that the above signature(s) is/are true and correct.

X ....................................     X ...................................

       (Financial Advisor MUST sign)            (Branch Manager MUST sign)

  .....................................

      (Branch Telephone Number)    Please enter a SELL order upon receipt of a

                                          completed Request for Redemption.

                                                                       EXHIBIT B

           SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY
                         MORGAN STANLEY SPECTRUM SERIES
  UNITS OF LIMITED PARTNERSHIP INTEREST SUBSCRIPTION AND EXCHANGE INSTRUCTIONS

    If you wish to purchase units of one or more of the Morgan Stanley Spectrum Series partnerships, please follow the instructions below. Instructions relating to "Cash Subscribers" should be followed only if you are purchasing units for cash. Instructions relating to "Exchange Subscribers" should be followed only if you are redeeming units in another commodity pool which Demeter Management Corporation serves as the general partner and commodity pool operator in a Non-Spectrum Series Exchange, or if you are redeeming units in a Morgan Stanley Spectrum Series partnership pursuant to a Spectrum Series Exchange.

                           SUBSCRIPTION INSTRUCTIONS


    YOU SHOULD CAREFULLY READ AND REVIEW THE MORGAN STANLEY SPECTRUM SERIES PROSPECTUS, DATED APRIL 28, 2003 (THE "PROSPECTUS"), AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY. IN READING THE PROSPECTUS, PAY PARTICULAR ATTENTION TO THE MATTERS DISCUSSED UNDER "RISK FACTORS," "CONFLICTS OF INTEREST" AND "DESCRIPTION OF CHARGES." BY SIGNING THE AGREEMENT, YOU WILL BE DEEMED TO MAKE EACH APPLICABLE REPRESENTATION AND WARRANTY, AND SATISFY ANY APPLICABLE SPECIAL STATE SUITABILITY REQUIREMENT, SET FORTH IN THIS AGREEMENT ON PAGES B-2-B-4, SO PLEASE MAKE SURE THAT YOU SATISFY ALL APPLICABLE PROVISIONS IN THOSE SECTIONS BEFORE SIGNING THIS AGREEMENT.


    CASH SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES B-7 AND B-8, AND EXCHANGE SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES B-9 AND B-10, USING INK, AS FOLLOWS:

Item 1 FOR CASH SUBSCRIBERS                 --Enter your Morgan Stanley DW Inc. Account Number.
      (pages B-7-B-8) and Exchange
      Subscribers (pages B-9-B-10)

                                            --Enter your Social Security Number or Taxpayer ID Number.
                                                If the units are to be owned by joint tenants, either
                                                person's Social Security Number may be used.

                                            --Check box if you are a non-resident alien that is a dealer in commodities or otherwise engaged in a trade or
                                                business within the U.S.

Item 1 FOR CASH SUBSCRIBERS (PAGE B-7)      --Enter the dollar amount of the subscription for each
                                                partnership whose units you wish to purchase.

Item 1 FOR EXCHANGE                         --Enter the symbol(s) of the limited partnership(s) from
      SUBSCRIBERS (PAGE B-9)                    which you are redeeming units; specify the quantity to
                                                be redeemed (entire interest or number of whole units).
Item 2 FOR CASH SUBSCRIBERS (PAGE B-8)      --Enter the exact name in which your units are to be held
      AND EXCHANGE SUBSCRIBERS                  based on ownership type.
      (PAGE B-10)

                                            --You and any co-subscriber must execute the Signature Page of this Agreement on page B-8 (for Cash Subscribers) or
                                                page B-10 (for Exchange Subscribers).

Item 3 FOR CASH SUBSCRIBERS (PAGE B-8)      --A Morgan Stanley Financial Advisor and Branch Manager must
      AND EXCHANGE SUBSCRIBERS                  complete the required information.
      (PAGE B-10) AND UPDATE SUBSCRIBERS
      (PAGE C-1)

    MORGAN STANLEY FINANCIAL ADVISOR: This Agreement must be mailed to Morgan Stanley DW, as selling agent, Attn: Managed Futures, at Harborside Financial Center, Plaza II, 1st Floor, Jersey City, New Jersey 07311. This form cannot be faxed.

                         MORGAN STANLEY SPECTRUM SERIES

                             ---------------------

           SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY

    If you are subscribing for units of limited partnership interest in the Morgan Stanley Spectrum Series, consisting of five commodity pool limited partnerships, Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Global Balanced L.P. and Morgan Stanley Spectrum Currency L.P., you should carefully read and review the Prospectus.

    FOR CASH SUBSCRIBERS: By executing the Cash Subscription Signature Page of this Subscription and Exchange Agreement and Power of Attorney, you will irrevocably subscribe for units of one or more of the partnerships at the price per unit described in the Prospectus.

    FOR EXCHANGE SUBSCRIBERS: By executing the Exchange Subscription Signature Page of this Agreement, you will irrevocably redeem the units of limited partnership interest of each limited partnership indicated on the signature page of this Agreement and, with the proceeds of that redemption, irrevocably subscribe for units of one or more of the partnerships at the price per unit described in the Prospectus.
    NOTWITHSTANDING THE FOREGOING, YOU MAY REVOKE THIS AGREEMENT, AND RECEIVE A FULL REFUND OF THE SUBSCRIPTION AMOUNT YOU PAID, PLUS ANY ACCRUED INTEREST THEREON (OR REVOKE THE REDEMPTION OF UNITS IN THE OTHER LIMITED PARTNERSHIP IN THE CASE OF AN EXCHANGE), WITHIN FIVE BUSINESS DAYS AFTER EXECUTION OF THIS AGREEMENT OR NO LATER THAN 3:00 P.M., NEW YORK CITY TIME, ON THE DATE OF THE APPLICABLE MONTHLY CLOSING, WHICHEVER COMES FIRST, BY DELIVERING WRITTEN NOTICE TO YOUR MORGAN STANLEY FINANCIAL ADVISOR. If this Agreement is accepted, you agree to: (i) contribute your subscription to each partnership designated on the Signature Page of this Agreement; and (ii) be bound by the terms of each such partnership's Amended and Restated Limited Partnership Agreement, included as Exhibit A to the Prospectus (the "Limited Partnership Agreement"). BY EXECUTING THE SIGNATURE PAGE OF THIS AGREEMENT, YOU SHALL BE DEEMED TO HAVE EXECUTED THIS AGREEMENT AND THE LIMITED PARTNERSHIP AGREEMENT (INCLUDING THE POWERS OF ATTORNEY IN BOTH AGREEMENTS).

--------------------------------------------------------------------------------

PAYMENT INSTRUCTIONS
--------------------------------------------------------------------------------

    FOR CASH SUBSCRIBERS: You must pay your subscription amount by charging your customer account with Morgan Stanley DW (the "Customer Account"). In the event that you do not have a Customer Account or do not have sufficient funds in your existing Customer Account, you must make appropriate arrangements with your Morgan Stanley financial advisor. If you don't have a financial advisor, contact your local Morgan Stanley branch office. Payment must NOT be mailed to the general partner at its offices in New York City. Any such payment will not be accepted by the general partner and will be returned to you for proper placement with the Morgan Stanley branch office where your Customer Account is maintained. By executing the Signature Page of this Agreement, you authorize and direct the general partner and Morgan Stanley DW to transfer the appropriate amount from your Customer Account to the escrow account.

    FOR EXCHANGE SUBSCRIBERS: You must pay your subscription amount by applying the proceeds from the redemption of your limited partnership units in one of the partnerships or another commodity pool which Demeter Management Corporation serves as the general partner and commodity pool operator. You may only redeem units at such times as are specified in the limited partnership agreement for that commodity pool, and under certain circumstances described in that agreement you may be subject to a redemption charge.

--------------------------------------------------------------------------------

REPRESENTATIONS AND WARRANTIES
--------------------------------------------------------------------------------

    By executing the Signature Page of this Agreement, you (for yourself and any co-subscriber, and, if you are signing on behalf of an entity, on behalf of and with respect to that entity and its shareholders, partners, beneficiaries or members), represent and warrant to the general partner and each partnership whose units you are purchasing, as follows (AS USED BELOW, THE TERMS "YOU" AND "YOUR" REFER TO YOU AND YOUR CO-SUBSCRIBER, IF ANY, OR IF YOU ARE SIGNING ON BEHALF OF AN ENTITY, THAT ENTITY):

        (1) You have received a copy of the Prospectus, including each Limited Partnership Agreement.

        (2) You are of legal age to execute this Agreement and are legally competent to do so.

        (3) You satisfy the applicable financial suitability and minimum investment requirements, as set forth below under the caption "State Suitability Requirements" (or in a special Supplement to the Prospectus) for residents of the state in which you reside. You agree to provide any additional documentation requested by the general partner, as may be required by the securities administrators of certain states, to confirm that you meet the applicable minimum financial suitability standards to invest in the partnerships.

        (4) All the information that you have provided on the Signature Page is correct and complete as of the date of this Agreement, and, if there should be any material change in such information prior to your admission as a limited partner, you will immediately furnish such revised or corrected information to the general partner.

        (5) If you are representing an employee benefit plan, to the best of your knowledge, neither the general partner, Morgan Stanley DW, any additional selling agent, any trading advisor, nor any of their respective affiliates: (a) has investment discretion with respect to the investment of your plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such plan assets and (ii) will be based on the particular investment needs of the plan; or
    (c) is an employer maintaining or contributing to that plan. For purposes of this representation (5), an "employee benefit plan" includes plans and accounts of various types (including their related trusts) which provide for the accumulation of a portion of an individual's earnings or compensation, as well as investment income earned thereon, free from federal income tax until such time as funds are distributed from the plan, and include corporate "pension" and profit-sharing plans, "simplified employee pension plans," "Keogh" plans for self-employed individuals, and individual retirement accounts ("IRAs").

        (6) Unless representation (7) or (8) below is applicable, your subscription is made with your funds for your own account and not as trustee, custodian or nominee for another.

        (7) If you are subscribing as custodian for a minor, either (a) the subscription is a gift you have made to that minor and is not made with that minor's funds, in which case the representations as to net worth and annual income below apply only to you, as the custodian; or (b) if the subscription is not a gift, the representations as to net worth and annual income below apply only to that minor.

        (8) If you are subscribing as a trustee or custodian of an employee benefit plan or of an IRA at the direction of the beneficiary of that plan or IRA, the representations herein apply only to the beneficiary of that plan or IRA.

        (9) If you are subscribing in a representative capacity, you have full power and authority to purchase units and enter into and be bound by this Agreement on behalf of the entity for which you are purchasing the units, and that entity has full right and power to purchase the units and enter into and be bound by this Agreement and become a Limited Partner pursuant to each applicable Limited Partnership Agreement.

        (10) You either: (a) are not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA"); or (b), if so required, you are duly registered with the CFTC and are a member in good standing of the NFA. It is an NFA requirement that the general partner attempt to verify that any person or entity that seeks to purchase units be duly registered with the CFTC and a member of the NFA, if required. You agree to supply the general partner with such information as the general partner may reasonably request in order to attempt such verification. Certain entities that acquire units may, as a result, themselves become "commodity pools" within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, may be required to register as "commodity pool operators."

        ADDITIONAL REPRESENTATION AND WARRANTY FOR EXCHANGE SUBSCRIBERS:

        (11) You are the true, lawful, and beneficial owner of the units of limited partnership interest (or fractions thereof) to be redeemed pursuant to this Agreement, with full power and authority to request redemption and a subsequent purchase of units. The units of limited partnership interest (or fractions thereof) which you are redeeming are not subject to any pledge nor otherwise encumbered in any fashion.


    By making the representations and warranties set forth above, you should be aware that you have not waived any rights of action which you may have under applicable federal or state securities laws. Federal and state securities laws provide that any such waiver would be unenforceable. You should be aware, however, that the representations and warranties set forth above may be asserted in the defense of a partnership, the general partner, Morgan Stanley DW Inc., Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, any additional selling agent, any trading advisor, or others in any subsequent litigation or other proceeding.

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STATE SUITABILITY REQUIREMENTS
--------------------------------------------------------------------------------


    Except as indicated below, you must have a net worth (exclusive of home, furnishings, and automobiles) of at least $75,000 or, failing that standard, have both a net worth (same exclusions) of at least $30,000 and an annual gross income of at least $30,000. If you are subscribing with your spouse as joint owners, you may count your joint net worth and joint income in satisfying these requirements, as well as the special requirements described below. You must also make a minimum aggregate investment of $5,000 or $2,000 in the case of IRAs or, in the case of a non-Spectrum Series Exchange, the lesser of (i) $5,000 ($2,000 in the case of an IRA); (ii) the proceeds from the redemption of five units (two units in the case of an IRA) from commodity pools other than any of the Morgan Stanley Charter Series of partnerships; (iii) the proceeds from the redemption of 500 units (200 units in the case of an IRA) from any Morgan Stanley Charter Series partnership; or (iv) the proceeds from the redemption of your entire interest in any other commodity pool which Demeter Management Corporation serves as general partner and commodity pool operator. However, the states listed below (or, in certain cases, in special Supplements to the Prospectus attached thereto) have more restrictive suitability or minimum investment requirements for their residents. Please read the following list to make sure that you meet the minimum suitability and/or investment requirements for the state in which you reside. (As used below, "NW" means net worth exclusive of home, furnishings, and automobiles; "AI" means annual gross income; and "TI" means annual taxable income for federal income tax purposes.)



ALABAMA:               (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
ALASKA:                (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
ARIZONA:               (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
ARKANSAS:              (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
CALIFORNIA:            $100,000 NW and $50,000 AI.
INDIANA:               (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
IOWA:                  (1) The minimum initial investment for IRAs is $3,000; and
                       (2) you have at least (a) $225,000 NW, or (b) $60,000 NW and
                       $60,000 TI.
KANSAS:                (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
KENTUCKY:              (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
MAINE:                 (a) $200,000 NW, or (b) $50,000 NW and $50,000 AI.
MASSACHUSETTS:         (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
MICHIGAN:              (a) $225,000 NW and investment may not exceed 10% of your
                       NW, or (b) $60,000 NW and $60,000 AI and investment may not exceed 10% of your NW.
MISSISSIPPI:           (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
MISSOURI:              (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
NEBRASKA:              (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
NEW HAMPSHIRE:         (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
NEW MEXICO:            (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
NORTH CAROLINA:        (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
OHIO:                  (1) (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI; and
                       (2) if you are purchasing Units of Spectrum Currency, the
                       investment may not exceed 10% of your NW.
OKLAHOMA:              (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
OREGON:                (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
PENNSYLVANIA:          (1) (a) $175,000 NW, or (b) $100,000 NW and $50,000 TI; and
                       (2) if you have less than $1,000,000 NW, the investment may not exceed 10% of your NW.
SOUTH DAKOTA:          (a) $150,000 NW, or (b) $45,000 NW and  $45,000 AI.
TENNESSEE:             (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
TEXAS:                 (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.
VERMONT:               (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
WASHINGTON:            (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

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ACCEPTANCE OF THE LIMITED PARTNERSHIP AGREEMENTS
--------------------------------------------------------------------------------

    You agree that as of the date that your name is entered on the books of a partnership, you shall become a limited partner of that partnership. You also agree to each and every term of the Limited Partnership Agreement of that partnership as if you signed that agreement. You further agree that you will not be issued a certificate evidencing the units that you are purchasing, but that you will receive a confirmation of purchase in Morgan Stanley DW's customary form.

--------------------------------------------------------------------------------

POWER OF ATTORNEY AND GOVERNING LAW
--------------------------------------------------------------------------------

    You hereby irrevocably constitute and appoint Demeter Management Corporation, the general partner of each partnership, as your true and lawful Attorney-in-Fact, with full power of substitution, in your name, place, and stead: (1) to do all things necessary to admit you as a limited partner of each Partnership requested below, and such other partnership(s) of the Morgan Stanley Spectrum Series as you may request from time to time; (2) to admit others as additional or substituted limited partners to such partnership(s) so long as such admission is in accordance with the terms of the applicable Limited Partnership Agreement or any amendment thereto; (3) to file, prosecute, defend, settle, or compromise any and all actions at law or suits in equity for or on behalf of each partnership in connection with any claim, demand, or liability asserted or threatened by or against any partnership; and (4) to execute, acknowledge, swear to, deliver, file, and record on your behalf and as necessary in the appropriate public offices, and publish: (a) each Limited Partnership Agreement and each Certificate of Limited Partnership and all amendments thereto permitted by the terms thereof; (b) all instruments that the general partner deems necessary or appropriate to reflect any amendment, change, or modification of any Limited Partnership Agreement or any Certificate of Limited Partnership made in accordance with the terms of such Limited Partnership Agreement;
(c) certificates of assumed name; and (d) all instruments that the general partner deems necessary or appropriate to qualify or maintain the qualification of each partnership to do business as a foreign limited partnership in other jurisdictions. You agree to be bound by any representation made by the general partner or any successor thereto acting in good faith pursuant to this Power of Attorney.

    The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive your death, incapacity, dissolution, liquidation, or termination.

    THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT BE DEEMED A WAIVER OF ANY RIGHTS OF ACTION YOU MAY HAVE UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAW.

--------------------------------------------------------------------------------

RECEIPT OF DOCUMENTATION
--------------------------------------------------------------------------------
    The regulations of the CFTC require that you be given a copy of the Prospectus (which includes the most current annual report for each Partnership), as well as certain additional documentation consisting of: (a) a supplement to the Prospectus, which must be given to you if the Prospectus is dated more than nine months prior to the date that you first received the Prospectus, and
(b) the most current monthly account statement (report) for the partnerships. You hereby acknowledge receipt of the Prospectus and the additional documentation referred to above, if any.

                 (This page has been left blank intentionally.)

                         MORGAN STANLEY SPECTRUM SERIES
                     UNITS OF LIMITED PARTNERSHIP INTEREST
                        CASH SUBSCRIPTION SIGNATURE PAGE

                                 APRIL 28, 2003

                      ____________________________________
A

            PLEASE PRINT OR TYPE (EXCEPT SIGNATURES). USE INK ONLY.

    PAGES B-7 AND B-8, THE CASH SUBSCRIPTION SIGNATURE PAGES, SHOULD BE DELIVERED TO YOUR LOCAL MORGAN STANLEY BRANCH OFFICE AND MUST BE RECEIVED BY MORGAN STANLEY DW, AS SELLING AGENT, ATTN: MANAGED FUTURES, AT HARBORSIDE FINANCIAL CENTER, PLAZA II, 1ST FLOOR, JERSEY CITY, NEW JERSEY 07311, AT LEAST FIVE BUSINESS DAYS PRIOR TO THE APPLICABLE CLOSING. THIS FORM CANNOT BE FAXED.

    By execution and delivery of this Cash Subscription Signature Page and by payment of the purchase price for units of limited partnership interest of one or more partnerships in the Morgan Stanley Spectrum Series you hereby subscribe for units in the partnership(s) specified below at a price equal to 100% of the net asset value per unit of the applicable partnership(s) as of the close of business on the date of the applicable monthly closing.


    BY SUCH EXECUTION AND PAYMENT, YOU ACKNOWLEDGE RECEIPT OF THE MORGAN STANLEY SPECTRUM SERIES PROSPECTUS DATED APRIL 28, 2003, INCLUDING THE LIMITED PARTNERSHIP AGREEMENTS AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR BY YOU, AND THE CURRENT MONTHLY REPORT FOR THE PARTNERSHIPS.



CASH SUBSCRIPTION SIGNATURE PAGE                  BUY

----------------------------------------------------------------------------------------------------------------------------------
ITEM 1 -- SUBSCRIBER
----------------------------------------------------------------------------------------------------------------------------------
                                                SPECTRUM FUND SYMBOL                                       AMOUNT OF SUBSCRIPTION
/ // // /-/ // // // // // /                            D W S B           MORGAN STANLEY SPECTRUM          $
    MORGAN STANLEY DW ACCOUNT NO.                                         GLOBAL BALANCED L.P.
                                                        D W S F           MORGAN STANLEY SPECTRUM          $
                                                                          SELECT L.P.
                                                        D W S S           MORGAN STANLEY SPECTRUM          $
                                                                          STRATEGIC L.P.
                                                        D W S T           MORGAN STANLEY SPECTRUM          $
                                                                          TECHNICAL L.P.
                                                        D W S X           MORGAN STANLEY SPECTRUM          $
                                                                          CURRENCY L.P.


You hereby represent and agree that the name, address, and ownership capacity on the Morgan Stanley DW account referenced on this Subscription Agreement are your true and correct name, address, and ownership capacity, that the name, address, and ownership capacity on the partnership's books and records shall be the same as your name, address, and ownership capacity on such Morgan Stanley DW account, and that you will promptly notify Morgan Stanley DW of any change in your address, which change shall also be effective for all partnership purposes.

/ / Check here if you are a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate that is a dealer in commodities or otherwise engaged in a trade or business within the U.S.A. to which income, gain or loss from a partnership would be treated as effectively connected.

                         MORGAN STANLEY SPECTRUM SERIES
                                 APRIL 28, 2003

-----------------------------------------------------------------
ITEM 2 -- SIGNATURES -- YOU MUST SIGN BELOW
--------------------------------------------------------------------------------
 INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION

If you are subscribing for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.
* If the units will be owned by joint owners, tenants in common, or as community property, signatures of all owners are required.
* In the case of a participant-directed employee benefit plan or IRA, the beneficiary must sign immediately below and the trustee or custodian must sign below under "Entity Subscription."

Full Name of Account  ...............................................................................................
                      Your Full Name or Name of Trust or Custodial Account--do not use initials

X ________________________________     _____________       X ________________________________          _____________
  Signature of Subscriber              Date                Signature of Co-Subscriber                    Date

 ......................................................... ..........................................................
Print Full Name of Subscriber                              Print Full Name of Co-Subscriber

 ENTITY SUBSCRIPTION

ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF EMPLOYEE BENEFIT PLANS (INCLUDING IRAS) IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR MORGAN STANLEY DW THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.
The undersigned officer, partner, trustee, manager or other representative hereby certifies and warrants that: (a) s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries, or members to (i) complete, execute, and deliver this Subscription and Exchange Agreement and Power of Attorney on their behalf and
(ii) to make the statements, representations, and warranties made herein on their behalf; and (b) the investment in each partnership specified is authorized under applicable law and the governing documents of the entity, has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.


 ..........................................................  X ___________________________________          __________
Print Full Name of Entity                                      Signature of Person Signing for Entity           Date
 ..........................................................  Title .....................................................
Print Full Name of Person Signing for Entity


--------------------------------------------------------------------------------
ITEM 3 -- BRANCH MANAGER AND FINANCIAL ADVISOR USE ONLY (COMPLETE IN FULL AND IN
INK)
--------------------------------------------------------------------------------

THE UNDERSIGNED FINANCIAL ADVISOR HEREBY CERTIFIES THAT:
(1) the above signature(s) is/are true and correct;

(2) s/he has informed the Subscriber about the liquidity and marketability of the units as set forth in the Prospectus.

(3) based on information obtained from the Subscriber concerning the Subscriber's investment objectives, other investments, financial situation, needs and any other relevant information, that s/he reasonably believes that:

    (a) such Subscriber is or will be in a financial position appropriate to enable such Subscriber to realize the benefits of each partnership specified, as described in the Prospectus;

    (b) such Subscriber has a net worth sufficient to sustain the risk inherent in each partnership specified (including loss of investment and lack of liquidity); and

    (c) each partnership specified is otherwise a suitable investment for such Subscriber; and

(4) the Subscriber received the Prospectus at least five business days prior to the applicable monthly closing.

THE FINANCIAL ADVISOR MUST SIGN BELOW IN ORDER TO SUBSTANTIATE COMPLIANCE WITH NASD CONDUCT RULE 2810.

X _ ____________________________________________________________________________
    Signature of Financial Advisor

 ...............................................................................
Print Full Name of Financial Advisor

Telephone Number ( .  .  .  . )  ...............................................

THE UNDERSIGNED BRANCH MANAGER HEREBY CERTIFIES THAT:

(1) the above signature(s) is/are true and correct.

(2) the above client(s) is/are suitable.


(3) if the Subscriber's account is a participant-directed employee benefit plan or IRA for which Morgan Stanley DW is custodian, then the representations set forth above under the heading "Entity Subscription" are incorporated into and made part of this certification.


X ______________________________________________________________________________
  Signature of Branch Manager

 ...............................................................................
Print Full Name of Branch Manager

Please enter a BUY order upon receipt of a completed Subscription Agreement.

                         MORGAN STANLEY SPECTRUM SERIES
                     UNITS OF LIMITED PARTNERSHIP INTEREST
                      EXCHANGE SUBSCRIPTION SIGNATURE PAGE

                                 APRIL 28, 2003

                      ____________________________________
B

            PLEASE PRINT OR TYPE (EXCEPT SIGNATURES). USE INK ONLY.

    PAGES B-9 AND B-10, THE EXCHANGE SUBSCRIPTION SIGNATURE PAGES, SHOULD BE DELIVERED TO YOUR LOCAL MORGAN STANLEY BRANCH OFFICE AND MUST BE RECEIVED BY MORGAN STANLEY DW, AS SELLING AGENT, ATTN: MANAGED FUTURES, AT HARBORSIDE FINANCIAL CENTER, PLAZA II, 1ST FLOOR, JERSEY CITY, NEW JERSEY 07311, AT LEAST FIVE BUSINESS DAYS PRIOR TO THE APPLICABLE CLOSING. THIS FORM CANNOT BE FAXED.
    By execution and delivery of this Exchange Subscription Signature Page, you hereby redeem the units of limited partnership interest of the limited partnership(s) named in Item 1 below and, by application of the proceeds of such redemption to the payment of the purchase price for units of limited partnership interest in one or more partnerships in the Morgan Stanley Spectrum Series you hereby subscribe for units in the partnership(s) specified below at a price equal to 100% of the net asset value per unit of the applicable partnership(s) as of the close of business on the date of the applicable monthly closing. Redemption of units of any partnership for an exchange must be in whole units, unless you are redeeming your entire interest in such partnership.

    BY SUCH EXECUTION AND PAYMENT, YOU ACKNOWLEDGE RECEIPT OF THE MORGAN STANLEY SPECTRUM SERIES PROSPECTUS, DATED APRIL 28, 2003, INCLUDING THE LIMITED PARTNERSHIP AGREEMENTS AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR BY YOU, AND THE CURRENT MONTHLY REPORT FOR THE PARTNERSHIPS.



-----------------------------------------------------------------------------------------------------------------------
ITEM 1 -- SUBSCRIBER
-----------------------------------------------------------------------------------------------------------------------
/ // // /-/ // // // // // /
MORGAN STANLEY DW ACCOUNT NO.
SYMBOL(S) FOR FUND(S) FROM
WHICH UNITS ARE TO BE RE-     SPECIFY QUANTITY OF UNITS TO BE REDEEMED                                SPECTRUM SERIES
DEEMED                        (CHECK BOX IF ENTIRE INTEREST; INSERT NUMBER IF WHOLE UNITS)            FUND SYMBOL
/ // // // // /               / /        Entire Interest   OR                       Whole Units  TO   /D/ /W/ /S/ / /
/ // // // // /               / /        Entire Interest   OR                       Whole Units  TO   /D/ /W/ /S/ / /
/ // // // // /               / /        Entire Interest   OR                       Whole Units  TO   /D/ /W/ /S/ / /
/ // // // // /               / /        Entire Interest   OR                       Whole Units  TO   /D/ /W/ /S/ / /
/ // // // // /               / /        Entire Interest   OR                       Whole Units  TO   /D/ /W/ /S/ / /
You hereby authorize Demeter Management Corporation to redeem the quantity of units of limited partnership interest set forth opposite the symbol for each partnership identified on the left above at the "Net Asset Value" thereof, as defined in the limited partnership agreement of each such partnership, less any redemption charges, and to utilize the net proceeds of
that redemption to purchase units in the applicable Morgan Stanley Spectrum Series partnership as indicated on the right above. Redemptions for an exchange must meet the applicable minimum investment requirements described under
"Subscription Procedure" in the prospectus.


You hereby represent and agree that the name, address, and ownership capacity on the Morgan Stanley DW account referenced on this Subscription Agreement are your true and correct name, address, and ownership capacity, that the name, address, and ownership capacity on the partnership's books and records shall be the same as your name, address, and ownership capacity on such Morgan Stanley DW account, and that you will promptly notify Morgan Stanley DW of any change in your address, which change shall also be effective for all partnership purposes.
/ / Check here if you are a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate that is a dealer in commodities or otherwise engaged in a trade or business within the U.S.A. to which income, gain or loss from a partnership would be treated as effectively connected.
EXCHANGE SUBSCRIPTION SIGNATURE PAGE                  EXG

                         MORGAN STANLEY SPECTRUM SERIES
                                 APRIL 28, 2003

-----------------------------------------------------------------

ITEM 2 -- SIGNATURES -- YOU MUST SIGN BELOW
--------------------------------------------------------------------------------

 INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION

If you are subscribing for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

* If the units will be owned by joint owners, tenants in common, or as community property, signatures of all owners are required.

* In the case of a participant-directed employee benefit plan or IRA, the beneficiary must sign immediately below and the trustee or custodian must sign below under "Entity Subscription."

Full Name of Account:  ..............................................................................................
                     Your Full Name or Full Name of Trust or Custodial Account--do not use initials
________________________________      _____________        X ________________________________          _____________
  Signature of Subscriber              Date                Signature of Co-Subscriber              Date

 ......................................................... ..........................................................
Print Full Name of Subscriber                              Print Full Name of Co-Subscriber

 ENTITY SUBSCRIPTION

ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF EMPLOYEE BENEFIT PLANS (INCLUDING IRAS) IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR MORGAN STANLEY DW THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The undersigned officer, partner, trustee, manager, or other representative hereby certifies and warrants that: (a) s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries, or members to (i) complete, execute, and deliver this Subscription Agreement and Power of Attorney on their behalf; and (ii) to make the statements, representations, and warranties made herein on their behalf; and
(b) the investment in each Partnership specified is authorized under applicable law and the governing documents of the entity, and has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.


 ..........................................................  X ___________________________________       __________
Print Full Name of Entity                                    Signature of Person Signing for Entity          Date
 ..........................................................
Print Full Name of Person Signing for Entity                 Title ..................................................


--------------------------------------------------------------------------------
ITEM 3 -- FINANCIAL ADVISOR AND BRANCH MANAGER USE ONLY (COMPLETE IN FULL AND IN
INK)
--------------------------------------------------------------------------------

THE UNDERSIGNED FINANCIAL ADVISOR HEREBY CERTIFIES THAT:

(1) the above signature(s) is/are true and correct.

(2) s/he has informed the Subscriber about the liquidity and marketability of the units as set forth in the Prospectus.

(3) based on information obtained from the Subscriber concerning the Subscriber's investment objectives, other investments, financial situation, needs and any other relevant information, that s/he reasonably believes that:

    (a) such Subscriber is or will be in a financial position appropriate to enable such Subscriber to realize the benefits of each partnership specified, as described in the Prospectus;

    (b) such Subscriber has a net worth sufficient to sustain the risk inherent in each partnership specified (including loss of investment and lack of liquidity); and

    (c) each partnership specified is otherwise a suitable investment for such Subscriber; and

(4) the Subscriber received the Prospectus at least five business days prior to the applicable monthly closing.

THE FINANCIAL ADVISOR MUST SIGN BELOW IN ORDER TO SUBSTANTIATE COMPLIANCE WITH NASD CONDUCT RULE 2810.

X ______________________________________________________________________________

  Signature of Financial Advisor

 ...............................................................................

Print Full Name of Financial Advisor

Telephone Number ( .  .  .  . )  ...............................................

THE UNDERSIGNED BRANCH MANAGER HEREBY CERTIFIES THAT:

(1) the above signature(s) is/are the true and correct.

(2) the above client(s) is/are suitable.


(3) if the Subscriber's account is a participant-directed employee benefit plan or IRA for which Morgan Stanley DW is custodian, then the representations set forth above under the heading "Entity Subscription" are incorporated into and made part of this certification.


X ______________________________________________________________________________


  Signature of Branch Manager


 ...............................................................................

Print Full Name of Branch Manager

Please enter an EXCHANGE order upon receipt of a completed Exchange Agreement.

                                                                       EXHIBIT C
                         MORGAN STANLEY SPECTRUM SERIES
                     UNITS OF LIMITED PARTNERSHIP INTEREST
                       SUBSCRIPTION AGREEMENT UPDATE FORM

                                 APRIL 28, 2003

                      ____________________________________
C


            PLEASE PRINT OR TYPE (EXCEPT SIGNATURES). USE INK ONLY.


Morgan Stanley DW Account No.   / / / / / / - / / / / / / / / / / / /

    I am an investor in one or more of the Morgan Stanley Spectrum Series partnership(s)


    I acknowledge receipt of the Morgan Stanley Spectrum Series Prospectus dated April 28, 2003 (the "Prospectus"). I have signed this form, which updates each Subscription and Exchange Agreement and Power of Attorney I signed when I purchased units in one or more of the Morgan Stanley Spectrum Series partnership(s), so that I may purchase additional units of such partnership(s) without the need to execute a new Subscription Agreement. I understand that if I wish to purchase additional units by way of an exchange, or if I wish to purchase units of any Morgan Stanley Spectrum Series partnership in which I am not currently an investor, I must first execute a new Subscription Agreement in the form annexed to the applicable Prospectus as Exhibit B.


    I hereby confirm that the representations, warranties and other information regarding the Subscriber in the Subscription Agreement(s) I previously executed are still accurate, and that any purchase of additional Units following the date of this Subscription Agreement Update Form shall be deemed confirmation that such representations, warranties and other information are still accurate at the time of that additional purchase. I will notify my Morgan Stanley Financial Advisor prior to the purchase of additional Units if there is any material change in the Subscriber's representations, warranties, or other information contained in the previously executed Subscription Agreement(s).

    I understand that I will need to execute a new Subscription Agreement Update Form when a new Prospectus or Prospectus Supplement is issued.


INDIVIDUAL SUBSCRIBERS                                 IF SUBSCRIBER IS AN ENTITY

X                                                      .....................................................
Signature of Subscriber                                Print Full Name of Entity

 ....................................................  X
Print Full Name of Subscriber                          Signature of Person Signing for Entity

                                                       By:
X                                                      .....................................................
Signature of Co-Subscriber                             Print Full Name of Person Signing for Entity

 ....................................................  .....................................................
Print Full Name of Co-Subscriber                       Title

 ....................................................  .....................................................
Date:                                                  Date:


--------------------------------------------------------------------------------
BRANCH MANAGER AND FINANCIAL ADVISOR USE ONLY
--------------------------------------------------------------------------------


We, the undersigned Financial Advisor and Branch Manager, certify that the above signature(s) is/are true and correct. If the Subscriber's account is a participant-directed employee benefit plan or IRA for which Morgan Stanley DW is custodian, the Branch Manager then certifies that the representations set forth under the heading "Entity Subscription" of the Subscription Agreement(s) the Subscriber previously executed are still accurate.


X ....................................     X ...................................
       (Financial Advisor MUST sign)            (Branch Manager MUST sign)

 ........................................
        (Branch Telephone Number)

    MORGAN STANLEY FINANCIAL ADVISOR: Please enter a BUY order upon making additions to an existing position during the life of the current prospectus, then this Agreement must be forwarded to Morgan Stanley DW, as selling agent,
Attn: Managed Futures, at Harborside Financial Center, Plaza II, 1st Floor, Jersey City, New Jersey 07311. This form cannot be faxed.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE MATTERS DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY ANY PERSON WITHIN ANY JURISDICTION IN WHICH SUCH OFFER IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF ITS ISSUE.


UNTIL 90 DAYS FROM THE DATE OF THIS PROSPECTUS, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.